FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION FILE NO.: 333-199921-01

Prospectus Supplement supplementing the Prospectus dated March 3, 2015

$1,054,241,000 (Approximate)
CSAIL 2015-C1
Commercial Mortgage Trust
as Issuing Entity
Credit Suisse First Boston Mortgage Securities Corp.
as Depositor
Column Financial, Inc.
MC-Five Mile Commercial Mortgage Finance LLC
The Bancorp Bank
BSPCC Lender L.L.C.
as Sponsors and Mortgage Loan Sellers
Commercial Mortgage Pass-Through Certificates, Series 2015-C1

The Commercial Mortgage Pass-Through Certificates, Series 2015-C1 will consist of nineteen classes of certificates, ten of which Credit Suisse First Boston Mortgage Securities Corp. is offering pursuant to this prospectus supplement.  The Series 2015-C1 certificates will represent the beneficial ownership interests in the issuing entity, which will be CSAIL  2015-C1 Commercial Mortgage Trust.  The issuing entity’s main assets will be a pool of eighty-two (82) fixed rate mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties.

Class of Offered Certificates	Initial Certificate Principal Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate(2)	Pass-Through Rate Description	Rated Final Distribution Date
Class A-1	$43,251,000		1.6840%	Fixed	April 2050
Class A-2	$56,329,000		2.9699%	Fixed	April 2050
Class A-3	$270,000,000		3.2361%	Fixed	April 2050
Class A-4	$405,275,000		3.5050%	Fixed	April 2050
Class A-SB	$74,606,000		3.3512%	Fixed	April 2050
Class X-A	$934,407,000	(5)	1.1208%	Variable IO(6)	April 2050
Class X-B	$66,743,000	(5)	0.4016%	Variable IO(6)	April 2050
Class A-S	$84,946,000		3.7910%	Fixed(7)	April 2050
Class B	$66,743,000		4.0437%	Fixed(7)	April 2050
Class C	$53,091,000		4.4453%	Variable(8)	April 2050

(Footnotes to table begin on page S-13)

You should carefully consider the risk factors beginning on page S-63 of this prospectus supplement and page 5 of the prospectus.

Neither the Series 2015-C1 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2015-C1 certificates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

Distributions to holders of the certificates of amounts to which they are entitled will be made monthly, commencing in April 2015.  Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Offered Certificates—Subordination” in this prospectus supplement.

The offered certificates will be offered by Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part.  The underwriters will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest, determined at the time of sale.  The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System in Europe against payment in New York, New York on or about March 20, 2015. Credit Suisse First Boston Mortgage Securities Corp. expects to receive from this offering approximately 108.589% of the aggregate principal balance of the offered certificates, plus accrued interest from March 1, 2015, before deducting expenses payable by the depositor.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in this prospectus supplement).  See also “Legal Investment” in this prospectus supplement.

Lead Manager and Sole Bookrunner

Wells Fargo Securities
Co-Manager

March 10, 2015

CSAIL 2015-C1 Commercial Mortgage Trust

Commercial Mortgage Pass-Through Certificates, Series 2015-C1

Nebraska
1 property
$6,366,171
0.5% of total
Missouri
2 properties
$38,000,000
3.1% of total
Illinois
2 properties
$3,308,000
0.3% of total
Indiana
3 properties
$16,720,000
1.4% of total
Michigan
3 properties
$27,012,178
2.2% of total
Ohio
1 property
$13,349,850
1.1% of total
Maryland
2 properties
$48,584,386
4.0% of total
New York
4 properties
$296,000,000
24.4% of total
Connecticut
1 property
$77,179,054
6.4% of total
New Jersey
1 property
$13,698,402
1.1% of total
Delaware
1 property
$20,940,058
1.7% of total
Virginia
5 properties
$22,021,636
1.8% of total
North Carolina
13 properties
$81,076,591
6.7% of total
South Carolina
1 property
$6,250,000
0.5% of total
Georgia
6 properties
$35,211,161
2.9% of total
Florida
18 properties
$97,190,326
8.0% of total
Kentucky
1 property
$8,210,000
0.7% of total
Tennessee
1 property
$5,265,890
0.4% of total
Louisiana
3 properties
$32,151,658
2.6% of total
Texas
17 properties
$158,551,748
13.1% of total
Arizona
1 property
$2,476,311
0.2% of total
Nevada
1 property
$2,496,272
0.2% of total
California
23 properties
$182,245,705
15.0% of total
Oregon
2 properties
$11,253,104
0.9% of total
Washington
1 property
$7,957,714
0.7% of total
Percentage of Initial Pool Balance
0.2%-2.0%
2.1%-13.0%
13.1%-24.4%

CERTIFICATE SUMMARY	S-13	Risks Relating to Affiliation with a
SUMMARY OF PROSPECTUS		Franchise or Hotel Management
SUPPLEMENT	S-15	Company	S-80
RISK FACTORS	S-63	Multifamily Properties Have Special
The Offered Certificates May Not Be a		Risks	S-81
Suitable Investment for You	S-63	Office Properties Have Special Risks	S-83
The Offered Certificates Are Limited		Manufactured Housing Community
Obligations	S-63	Properties Have Special Risks	S-84
The Volatile Economy, Credit Crisis		Self Storage Properties Have Special
and Downturn in the Real Estate		Risks	S-85
Market Have Adversely Affected		Industrial Properties Have Special
and May Continue To Adversely		Risks	S-86
Affect the Value of CMBS	S-63	Condominium Properties Have
External Factors May Adversely Affect		Special Risks	S-87
the Value and Liquidity of Your		Competition May Adversely Affect the
Investment	S-64	Performance of the Mortgaged
The Certificates May Have Limited		Property	S-88
Liquidity and the Market Value of		Static Pool Data Would Not Be
the Certificates May Decline	S-65	Indicative of the Performance of
Subordination of Subordinate Offered		this Pool	S-88
Certificates	S-66	Appraisals May Not Reflect Current or
Limited Information Causes		Future Market Value of Each
Uncertainty	S-66	Property	S-88
Legal and Regulatory Provisions		Performance of the Certificates Will
Affecting Investors Could		Be Highly Dependent on the
Adversely Affect the Liquidity of		Performance of Tenants and
the Offered Certificates	S-67	Tenant Leases	S-89
Your Yield May Be Affected by		Concentrations Based on Property
Defaults, Prepayments and Other		Type, Geography, Related
Factors	S-69	Borrowers and Other Factors May
Nationally Recognized Statistical		Disproportionately Increase
Rating Organizations May Assign		Losses	S-92
Different Ratings to the		Increases in Real Estate Taxes May
Certificates; Ratings of the		Reduce Available Funds	S-93
Certificates Reflect Only the		Risks Relating to Enforceability of
Views of the Applicable Rating		Cross-Collateralization	S-93
Agencies as of the Dates Such		The Performance of a Mortgage Loan
Ratings Were Issued; Ratings		and Its Related Mortgaged
May Affect ERISA Eligibility;		Property Depends in Part on Who
Ratings May Be Downgraded	S-72	Controls the Borrower and
Commercial, Multifamily and		Mortgaged Property	S-94
Manufactured Housing		The Borrower’s Form of Entity May
Community Lending Is Dependent		Cause Special Risks	S-94
on Net Operating Income	S-74	Tenancies-in-Common, Delaware
Underwritten Net Cash Flow Could Be		Statutory Trusts and Indemnity
Based On Incorrect or Failed		Deeds of Trust May Hinder
Assumptions	S-75	Recovery	S-95
The Mortgage Loans Have Not Been		A Bankruptcy Proceeding May Result
Reunderwritten by Us; Some		in Losses and Delays in Realizing
Mortgage Loans May Not Have		on the Mortgage Loans	S-96
Complied With Another		Mortgage Loans Are Non-recourse
Originator’s Underwriting Criteria	S-76	and Are Not Insured or
Retail Properties Have Special Risks	S-76	Guaranteed	S-97
Hospitality Properties Have Special		Adverse Environmental Conditions at
Risks	S-79	or Near Mortgaged Properties
		May Result in Losses	S-97

Risks Related to Redevelopment,		Westfield Wheaton Companion
Expansion and Renovation at		Loan Holder and the Controlling
Mortgaged Properties	S-97	Class Representatives Related to
Risks Relating to Costs of Compliance		the Non-Serviced Whole Loans	S-114
with Applicable Laws and		Potential Conflicts of Interest in the
Regulations	S-98	Selection of the Underlying
Risks Related to Litigation and		Mortgage Loans	S-117
Condemnation	S-98	Conflicts of Interest May Occur as a
Other Financings or Ability To Incur		Result of the Rights of the
Other Financings Entails Risk	S-99	Controlling Class Representative,
Borrower May Be Unable To Repay		the Soho-Tribeca Grand Hotel
Remaining Principal Balance on		Portfolio Whole Loan Directing
Maturity Date; Longer		Holder, the Controlling Westfield
Amortization Schedules and		Wheaton Companion Loan Holder
Interest-Only Provisions Increase		or the Controlling Class
Risk	S-100	Representative under any Non-
Some Mortgaged Properties May Not		Serviced Pooling and Servicing
Be Readily Convertible to		Agreement To Terminate the
Alternative Uses	S-102	Special Servicer of the Related
Risks Related to Zoning Non-		Whole Loans	S-118
Compliance and Use Restrictions	S-103	The Servicing of the Westfield
Risks Relating to Inspections of		Wheaton Whole Loan Will Shift to
Properties	S-103	Others	S-118
Insurance May Not Be Available or		Other Potential Conflicts of Interest
Adequate	S-104	May Affect Your Investment	S-118
Terrorism Insurance May Not Be		Special Servicer May Be Directed To
Available for All Mortgaged		Take Actions By An Entity That
Properties	S-106	Has No Duty or Liability to Other
Risks Associated with Blanket		Certificateholders	S-119
Insurance Policies or Self-		Your Lack of Control Over the Issuing
Insurance	S-107	Entity and Servicing of the
State and Local Mortgage Recording		Mortgage Loans Can Create
Taxes May Apply Upon a		Risks	S-120
Foreclosure or Deed in Lieu of		Rights of the Controlling Class
Foreclosure and Reduce Net		Representatives Under any Non-
Proceeds	S-108	Serviced Pooling and Servicing
The Sponsors, the Depositor and the		Agreement Could Adversely
Trust Are Subject to Bankruptcy		Affect Your Investment	S-122
or Insolvency Laws That May		You Will Not Have any Control Over
Affect the Trust Fund’s Ownership		the Servicing of The Non-
of the Mortgage Loans	S-108	Serviced Mortgage Loans	S-122
Interests and Incentives of the		The Requirement of the Special
Originators, the Sponsors and		Servicer to Obtain FIRREA-
Their Affiliates May Not Be		Compliant Appraisals May Result
Aligned With Your Interests	S-109	in an Increased Cost to the
Interests and Incentives of the		Issuing Entity	S-123
Underwriter Entities May Not Be		Rights of the Operating Advisor and
Aligned With Your Interests	S-110	the Controlling Class
Potential Conflicts of Interest of the		Representative Could Adversely
Master Servicer and the Special		Affect Your Investment	S-123
Servicer	S-112	The Whole Loans Pose Special Risks	S-124
Potential Conflicts of Interest of the		Sponsors May Not Be Able To Make
Operating Advisor	S-113	Required Repurchases or
Potential Conflicts of Interest of the		Substitutions of Defective
Controlling Class Representative,		Mortgage Loans	S-125
the Serviced Companion Loan		Risks Relating to Interest on
Holders, the Soho-Tribeca Grand		Advances and Special Servicing
Hotel Portfolio Whole Loan		Compensation	S-126
Directing Holder, the Controlling

Book-Entry Registration Will Mean		Servicing Compensation, Operating
You Will Not Be Recognized as a		Advisor Compensation and
Holder of Record	S-126	Payment of Expenses	S-266
Tax Matters and Changes in Tax Law		Affiliations and Certain Relationships	S-277
May Adversely Impact the		DESCRIPTION OF THE OFFERED
Mortgage Loans or Your		CERTIFICATES	S-278
Investment	S-126	General	S-278
Combination or “Layering” of Multiple		Distributions	S-280
Risks May Significantly Increase		Subordination	S-294
Risk of Loss	S-128	Appraisal Reductions	S-295
DESCRIPTION OF THE MORTGAGE		Voting Rights	S-299
POOL	S-129	Delivery, Form, Transfer and
General	S-129	Denomination	S-301
Certain Calculations and Definitions	S-130	Certificateholder Communication	S-304
Statistical Characteristics of the		YIELD, PREPAYMENT AND MATURITY
Mortgage Loans	S-137	CONSIDERATIONS	S-304
Multi-Property Mortgage Loans and		Yield	S-304
Mortgage Loans with Affiliated		Yield on the Class X-A and Class X-B
Borrowers	S-144	Certificates	S-307
Mortgaged Properties With Limited		Weighted Average Life of the Offered
Prior Operating History	S-145	Certificates	S-308
Environmental Considerations	S-145	Price/Yield Tables	S-312
Tenancies-in-Common	S-148	THE POOLING AND SERVICING
Condominium Interests	S-148	AGREEMENT	S-316
Leasehold Interests	S-149	General	S-316
Additional Indebtedness	S-149	Servicing of the Whole Loans	S-316
Litigation Considerations	S-152	Assignment of the Mortgage Loans	S-317
Redevelopment, Expansion and		Servicing of the Mortgage Loans	S-318
Renovation	S-153	Advances	S-323
Default History, Bankruptcy Issues		Accounts	S-327
and Other Proceedings	S-154	Application of Penalty Charges and
Tenant Issues	S-155	Modification Fees	S-329
Insurance Considerations	S-165	Withdrawals from the Collection
Use Restrictions	S-166	Account	S-329
Appraised Value	S-167	Enforcement of “Due-On-Sale” and
Non-recourse Carveout Limitations	S-167	“Due-On-Encumbrance” Clauses	S-331
Additional Considerations	S-168	Inspections	S-332
Certain Terms of the Mortgage Loans	S-168	Evidence as to Compliance	S-332
The Whole Loans	S-178	Certain Matters Regarding the
Representations and Warranties	S-209	Depositor, the Master Servicer,
Sale of Mortgage Loans; Mortgage		the Special Servicer and the
File Delivery	S-209	Operating Advisor	S-334
Cures, Repurchases and		Servicer Termination Events	S-336
Substitutions	S-211	Rights Upon Servicer Termination
Additional Information	S-213	Event	S-338
TRANSACTION PARTIES	S-214	Waivers of Servicer Termination
The Sponsors	S-214	Events	S-339
The Depositor	S-245	Termination of the Special Servicer	S-340
The Originators	S-246	Amendment	S-342
The Issuing Entity	S-247	Realization Upon Mortgage Loans	S-345
The Trustee and Certificate		Modifications, Waivers and
Administrator	S-248	Amendments	S-350
Trustee and Certificate Administrator		Controlling Class Representative	S-353
Fee	S-251	Operating Advisor	S-361
The Operating Advisor	S-252	Asset Status Reports	S-368
Servicers	S-253	Rating Agency Confirmations	S-370
Primary Servicer	S-260	Termination; Retirement of
		Certificates	S-372

Optional Termination; Optional		PLAN OF DISTRIBUTION
Mortgage Loan Purchase	S-372	(UNDERWRITER CONFLICTS OF
Reports to Certificateholders;		INTEREST)	S-393
Available Information	S-373	INDEX OF SIGNIFICANT DEFINITIONS	S-395
Servicing of the 500 Fifth Avenue
Mortgage Loan and the St. Louis		ANNEX A – STATISTICAL
Premium Outlets Mortgage Loan	S-379	CHARACTERISTICS OF THE
Servicing of the Westfield Wheaton		MORTGAGE LOANS	A-1
Mortgage Loan	S-382	ANNEX B – STRUCTURAL AND
USE OF PROCEEDS	S-383	COLLATERAL TERM SHEET	B-1
MATERIAL FEDERAL INCOME TAX		ANNEX C – MORTGAGE POOL
CONSEQUENCES	S-383	INFORMATION	C-1
General	S-383	ANNEX D – FORM OF DISTRIBUTION
Tax Status of Offered Certificates	S-384	DATE STATEMENT	D-1
Taxation of Offered Certificates	S-384	ANNEX E-1 – SPONSOR
Further Information	S-386	REPRESENTATIONS AND
STATE AND LOCAL TAX		WARRANTIES	E-1-1
CONSIDERATIONS	S-386	ANNEX E-2 – EXCEPTIONS TO
ERISA CONSIDERATIONS	S-386	SPONSOR REPRESENTATIONS
LEGAL INVESTMENT	S-389	AND WARRANTIES	E-2-1
LEGAL MATTERS	S-389	ANNEX F – CLASS A-SB SCHEDULED
CERTAIN LEGAL ASPECTS OF THE		PRINCIPAL BALANCE SCHEDULE	F-1
MORTGAGE LOANS	S-389
RATINGS	S-391

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. The terms of the offered certificates contained in this prospectus supplement, including the annexes to this prospectus supplement, are intended to supplement the terms contained in the accompanying prospectus. References in the accompanying prospectus to “prospectus supplement” should, in general, be treated as references to this prospectus supplement, insofar as they relate to the certificates offered by this prospectus supplement.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement does not contain all of the information contained in our registration statement, nor does it contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. For further information regarding the documents referred to in this prospectus supplement, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the Securities and Exchange Commission’s internet website (http://www.sec.gov).

You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement begins with two introductory sections describing the Series 2015-C1 certificates and the issuing entity in abbreviated form:

The “Certificate Summary”, commencing on page S-13 of this prospectus supplement, which sets forth important statistical information relating to the Series 2015-C1 certificates; and

The “Summary of Prospectus Supplement”, commencing on page S-15 of this prospectus supplement, which gives a brief introduction to the key features of the Series 2015-C1 certificates and a description of the underlying mortgage loans.

Additionally, “Risk Factors”, commencing on page S-63 of this prospectus supplement, describes the material risks that apply to the Series 2015-C1 certificates which are in addition to those described in the prospectus with respect to the securities issued by the issuing entity generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Significant Definitions” commencing on page S-395 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 115 of the prospectus.

In this prospectus supplement:

●	the terms “depositor”, “we”, “us” and “our” refer to Credit Suisse First Boston Mortgage Securities Corp.

●
references to “lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the trust as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this prospectus supplement.

The Annexes attached to this prospectus supplement are incorporated into and made a part of this prospectus supplement.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES, BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS SUPPLEMENT.

THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE CONTROLLING CLASS REPRESENTATIVE, THE COMPANION LOAN HOLDERS, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

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“YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS—YIELD ON THE CLASS X-A AND CLASS X-B CERTIFICATES” IN THIS PROSPECTUS SUPPLEMENT.

THE YIELD TO MATURITY ON THE CLASS X-B CERTIFICATES WILL BE ESPECIALLY SENSITIVE TO THE RATE AND TIMING OF REDUCTIONS MADE TO THE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B CERTIFICATES, INCLUDING BY REASON OF DELINQUENCIES AND

LOSSES ON THE MORTGAGE LOANS DUE TO LIQUIDATIONS, PRINCIPAL PAYMENTS (INCLUDING BOTH VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DELINQUENCIES, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND PAYMENTS WITH RESPECT TO PURCHASES AND REPURCHASES THEREOF, WHICH MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. A RATE OF PRINCIPAL PAYMENTS AND LIQUIDATIONS ON THE MORTGAGE LOANS THAT IS MORE RAPID THAN EXPECTED BY INVESTORS MAY HAVE A MATERIAL ADVERSE EFFECT ON THE YIELD TO MATURITY OF THE CLASS X-B CERTIFICATES AND MAY RESULT IN HOLDERS NOT FULLY RECOUPING THEIR INITIAL INVESTMENTS. THE YIELD TO MATURITY OF THE CLASS X-B CERTIFICATES MAY BE ADVERSELY AFFECTED BY THE PREPAYMENT OF MORTGAGE LOANS WITH HIGHER NET MORTGAGE LOAN RATES. SEE “YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS—YIELD ON THE CLASS X-A AND CLASS X-B CERTIFICATES” IN THIS PROSPECTUS SUPPLEMENT.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)  IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(B)  IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED OR OTHERWISE APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES

EXEMPTIONS ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS SUPPLEMENT.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

EUROPEAN ECONOMIC AREA

THIS PROSPECTUS SUPPLEMENT HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF OFFERED CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS SUPPLEMENT TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)  TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)  TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C)  IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS SUPPLEMENT TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

HONG KONG

NO PERSON HAS ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, OR WILL ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG AND ANY RULES MADE UNDER THAT ORDINANCE.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE UNDER THAT ORDINANCE, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32, LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THAT ORDINANCE. FURTHER, THE CONTENTS OF THIS PROSPECTUS SUPPLEMENT HAVE NOT BEEN REVIEWED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS SUPPLEMENT, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

THIS PROSPECTUS SUPPLEMENT HAS NOT BEEN AND WILL NOT BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, THIS PROSPECTUS SUPPLEMENT AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED

CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 UNDER THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS SUPPLEMENT MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

CERTIFICATE SUMMARY
Classes of Certificates	Initial Certificate Principal Balance or Notional Amount(1)		Approximate Credit Support	Approximate Initial Pass-Through Rate(2)	Pass-Through Rate Description	Weighted Average Life (yrs.)(3)	Assumed Principal Window(3)	Assumed Final Distribution Date(3)

Offered Certificates
A-1	$43,251,000		30.000%(4)	1.6840%	Fixed	2.77	04/15-10/19	October 2019
A-2	$56,329,000		30.000%(4)	2.9699%	Fixed	4.75	10/19-02/20	February 2020
A-3	$270,000,000		30.000%(4)	3.2361%	Fixed	9.51	07/24-10/24	October 2024
A-4	$405,275,000		30.000%(4)	3.5050%	Fixed	9.68	10/24-01/25	January 2025
A-SB	$74,606,000		30.000%(4)	3.3512%	Fixed	7.22	02/20-07/24	July 2024
X-A	$934,407,000	(5)	N/A	1.1208%	Variable IO(6)	N/A	N/A	January 2025
X-B	$66,743,000	(5)	N/A	0.4016%	Variable IO(6)	N/A	N/A	February 2025
A-S	$84,946,000		23.000%	3.7910%	Fixed(7)	9.82	01/25-01/25	January 2025
B	$66,743,000		17.500%	4.0437%	Fixed(7)	9.85	01/25-02/25	February 2025
C	$53,091,000		13.125%	4.4453%	Variable(8)	9.90	02/25-02/25	February 2025

Non-Offered Certificates
X-D	$62,192,000	(5)	N/A	0.5000%	Fixed IO	N/A	N/A	March 2025
X-E	$24,270,000	(5)	N/A	0.4453%	Variable IO(6)	N/A	N/A	March 2025
X-F	$15,168,000	(5)	N/A	0.4453%	Variable IO(6)	N/A	N/A	March 2025
X-NR	$57,645,215	(5)	N/A	0.4453%	Variable IO(6)	N/A	N/A	March 2025
D	$62,192,000		8.000%	3.9453%	Variable(9)	9.95	02/25-03/25	March 2025
E	$24,270,000		6.000%	4.0000%	Fixed(7)	9.99	03/25-03/25	March 2025
F	$15,168,000		4.750%	4.0000%	Fixed(7)	9.99	03/25-03/25	March 2025
NR	$57,645,215		0.000%	4.0000%	Fixed(7)	9.99	03/25-03/25	March 2025
R(10)	N/A		N/A	N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)	Assuming no prepayments and according to the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

(4)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates are represented in the aggregate.

(5)
The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR certificates will not have certificate principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates. The notional amount of the Class X-B certificates will be equal to the certificate principal balance of the Class B certificates. The notional amount of the Class X-D certificates will be equal to the certificate principal balance of the Class D certificates. The notional amount of the Class X-E certificates will be equal to the certificate principal balance of the Class E certificates. The notional amount of the Class X-F certificates will be equal to the certificate principal balance of the Class F certificates. The notional amount of the Class X-NR certificates will be equal to the certificate principal balance of the Class NR certificates.

(6)
The pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates as described in this prospectus supplement. The pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class B certificates, as described in this prospectus supplement. The pass-through rate of the Class X-E certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class E certificates, as described in this prospectus supplement. The pass-through rate of the Class X-F certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class F certificates, as described in this prospectus supplement. The pass-through rate of the Class X-NR certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class NR certificates, as described in this prospectus supplement.

(7)
For any distribution date, the pass-through rate of each class of the Class A-S, Class B, Class E, Class F and Class NR certificates will be a per annum rate equal to the lesser of (i) the initial pass-through rate for such class specified in the table and (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(8)
For any distribution date, the pass-through rate of the Class C certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(9)
For any distribution date, the pass-through rate of the Class D certificates will be a per annum rate equal to (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, minus (ii) 0.500%.

(10)
The Class R certificates will not have a certificate principal balance, notional amount, pass-through rate, assumed final distribution date, rating or rated final distribution date. The Class R certificates will represent the residual interests in each Trust REMIC, as further described in this prospectus supplement. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-E, Class X-F, Class X-NR, Class D, Class E, Class F, Class NR and Class R certificates are not offered by this prospectus supplement.

SUMMARY OF PROSPECTUS SUPPLEMENT

The following is only a summary. Detailed information appears elsewhere in this prospectus supplement and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See “Index of Significant Definitions” in this prospectus supplement and “Index of Defined Terms” in the prospectus for definitions of capitalized terms.

Title, Registration and Denomination of Certificates

The certificates to be issued are known as the CSAIL 2015-C1 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2015-C1. The offered certificates will be issued in book-entry form through The Depository Trust Company, or DTC, and its participants. You may hold the offered certificates through: (i) DTC in the United States; or (ii) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System in Europe. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System will be made in accordance with the usual rules and operating procedures of those systems. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination” in this prospectus supplement and “Description of the Certificates—General” in the prospectus. All the offered certificates will be issued in registered form without coupons. The offered certificates (other than the Class X-A and Class X-B certificates) that are initially offered and sold will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued in minimum denominations of authorized initial notional amount of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Transaction Parties and Significant Dates, Events and Periods

Issuing Entity
CSAIL 2015-C1 Commercial Mortgage Trust, a New York common law trust, to be established on the closing date of the securitization pursuant to the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity” in this prospectus supplement.

Depositor
Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation. As depositor, Credit Suisse First Boston Mortgage Securities Corp. will create the issuing entity, acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s principal executive office is located at Eleven Madison Avenue, New York, New York 10010 and its telephone number is (212) 325-2000. The depositor is an affiliate of a sponsor, an originator, a mortgage loan seller and one of the underwriters. See “Transaction Parties—The Depositor” in this prospectus supplement and “The Depositor” in the accompanying prospectus.

Sponsors	The mortgage loans will be sold to the depositor by the following sponsors, which have organized and initiated the transaction in which the certificates will be issued:

	●	Column Financial, Inc., a Delaware corporation (76.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	MC-Five Mile Commercial Mortgage Finance LLC, a Delaware limited liability company (9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	The Bancorp Bank, a Delaware state-chartered bank (8.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date); and

	●	BSPCC Lender L.L.C., a Delaware limited liability company (5.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

See “Transaction Parties—The Sponsors” in this prospectus supplement.

Originators	The mortgage loans were originated by the entities set forth in the following chart:

Originator	Sponsor	Number of Mortgage Loans	% of Initial Pool Balance
Column Financial, Inc.	Column Financial, Inc.	47	70.8%
The Bancorp Bank	The Bancorp Bank	13	8.3
MC-Five Mile Commercial Mortgage Finance LLC	MC-Five Mile Commercial Mortgage Finance LLC	5	7.6
MC-Five Mile Commercial Mortgage Finance LLC(1)	Column Financial, Inc.(1)	5	5.6
BSPCC Lender L.L.C.	BSPCC Lender L.L.C.	10	5.6
Five Mile Capital Partners LLC	MC-Five Mile Commercial Mortgage Finance LLC	2	2.0
		82	100.0%

(1)
Column Financial, Inc. is the sponsor with respect to five (5) mortgage loans identified on Annex A to this prospectus supplement as University Plaza, Franklin Management Portfolio, Best Self Storage Portfolio, Captain’s Cove, and Best Self Storage-Texas City, representing approximately 5.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which were originated by MC-Five Mile Commercial Mortgage Finance, LLC and sold to Column Financial, Inc. Column Financial, Inc. has re-underwritten such mortgage loans in accordance with the procedures described under “Transaction Parties—The Sponsors—Column Financial, Inc.” in this prospectus supplement.

Trustee
Wells Fargo Bank, National Association, a national banking association. The corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, and its telephone number is 410-884-2000. Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan (other than the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as 500 Fifth Avenue and St. Louis Premium Outlets) transferred to the issuing entity. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee and Certificate Administrator” in this prospectus supplement.

The 500 Fifth Avenue mortgage loan and the St. Louis Premium Outlets mortgage loan are each part of a separate split loan structure involving one or more related companion loans. Each such mortgage loan and its related companion loan(s) together constitute a whole loan. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement. The 500 Fifth Avenue companion loan, as well as the St. Louis Premium Outlets companion loan evidenced by the related note A-1 (referred to herein as the “controlling St. Louis Premium Outlets companion loan”) were each securitized as part of the JPMBB 2014-C26 commercial mortgage securitization transaction, and the trustee for that securitization transaction is the mortgagee of record for each of the 500 Fifth Avenue whole loan and the St. Louis Premium Outlets whole loan. The trustee under the JPMBB 2014-C26 pooling and servicing agreement is Wells Fargo Bank, National Association (and is referred to in this prospectus supplement as the “JPMBB 2014-C26 trustee”).

In the case of the Westfield Wheaton mortgage loan, after the securitization of the Westfield Wheaton companion loan evidenced collectively by the related note A-1 and note B-1 (referred to herein as the “controlling Westfield Wheaton companion loan”), the mortgagee of record with respect to the Westfield Wheaton mortgage loan and the Westfield Wheaton companion loans will be the trustee under the related pooling and servicing agreement entered into in connection with such securitization and the trustee in this transaction will no longer be the mortgagee of record for such loans. See “Description of the Mortgage Pool—The Whole Loans—The Westfield Wheaton Whole Loan” in this prospectus supplement.

Certificate Administrator
Wells Fargo Bank, National Association, a national banking association, will initially act as certificate administrator, custodian, paying agent, certificate registrar and authenticating agent. The corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, and its office for certificate transfer services is located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113. See “Transaction Parties—The Trustee and Certificate Administrator” in this prospectus supplement.

The custodian related to the 500 Fifth Avenue whole loan and the St. Louis Premium Outlets whole loan under the JPMBB 2014-C26 pooling and servicing agreement is Wells Fargo Bank, National Association.

In the case of the Westfield Wheaton mortgage loan, after the securitization of the controlling Westfield Wheaton companion loan, the custodian with respect to the Westfield Wheaton mortgage loan and the Westfield Wheaton companion loans will be the trustee or another party acting as custodian on its behalf under the related pooling and servicing agreement entered into in connection with such securitization and the certificate administrator in this transaction will no longer be the custodian for the Westfield Wheaton mortgage loan (other than as to the original related promissory note). See “Description of the Mortgage Pool—The Whole Loans—The Westfield Wheaton Whole Loan” in this prospectus supplement.

Operating Advisor
Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly-owned subsidiary of Park Bridge Financial LLC, will act as the initial operating advisor under the pooling and servicing agreement with respect to all of the mortgage loans (other than the non-serviced mortgage loans). At any time that (i) none of the classes of Class E, Class F and Class NR certificates has an aggregate certificate principal balance (as notionally reduced by appraisal reductions allocable to such class) that is at least equal to 25% of the initial certificate principal balance of that class of certificates or (ii) a control termination event is deemed to occur as described under “The Pooling and Servicing Agreement—Controlling Class Representative—General” in this prospectus supplement (each referred to herein as a “Control Termination Event”), the operating advisor will generally review the special servicer’s operational practices in respect of specially serviced loans to formulate an opinion as to whether or not those operational practices generally satisfy the servicing standard with respect to the resolution and/or liquidation of the specially serviced loans, each in accordance with the operating advisor standard. In addition, after the occurrence and during the continuance of a Control Termination Event, the operating advisor will consult on a non-binding basis with the special servicer with regard to certain major decisions with respect to the servicing of specially serviced loans to the extent described in this prospectus supplement and provided for in the pooling and servicing agreement, except that such consultation is not permitted in connection with the Soho-Tribeca Grand Hotel Portfolio whole loan at any time when the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan is the whole loan directing holder for such whole loan. See “—Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder” below for more information regarding that subordinate companion loan.

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of certain information described in this prospectus supplement, the operating advisor will (if any mortgage loans were specially serviced loans during the prior calendar year) prepare an annual report to be provided to the depositor, the rule 17g-5 information provider (which is required to promptly post such annual report to the rule 17g-5 website), the trustee and the certificate administrator (and be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced loans. Notwithstanding the foregoing, no operating advisor annual report will be required from the operating advisor with respect to the special servicer if during the prior calendar year no asset status report was prepared by the special servicer in connection with a specially serviced loan or REO property.

At any time that (i) none of the classes of Class E, Class F or Class NR certificates has an aggregate certificate principal balance (without regard to the application of any appraisal reductions) at least equal to 25% of the initial certificate principal balance of such class of certificates or (ii) a consultation termination event is deemed to occur as described under “The Pooling and Servicing Agreement—Controlling Class Representative—General” in this prospectus supplement (each referred to as a “Consultation Termination Event”), the operating advisor may recommend the replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement. Notwithstanding any recommendation of the operating advisor as described in the prior sentence, the special servicer will not be terminated without cause with respect to the Soho-Tribeca Grand Hotel Portfolio whole loan unless the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan consents, for so long as such holder is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder, and prior to the securitization of the controlling Westfield Wheaton companion loan the special servicer will not be terminated without cause with respect to the Westfield Wheaton whole loan unless the holder of such companion loan consents.

If none of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C or Class D certificates are outstanding, then the controlling class representative may terminate all of the rights and obligations of the operating advisor under the pooling and servicing agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) without the payment of any termination fee; provided, however, that the operating advisor will continue to receive the operating advisor fee until the termination of the issuing entity.

In addition to the foregoing, the operating advisor may resign from its obligations and duties under the pooling and servicing agreement, without payment of any penalty, at any time when (a) the aggregate certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, or (b) the aggregate stated principal balance of the mortgage loans in the issuing entity is equal to or less than 1% of the initial pool balance. No successor operating advisor will be required to be appointed in connection with, or as a condition to, such resignation.

Additionally, if the holders of at least 15% of the voting rights of the certificates other than the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-NR and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal balance, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal balance of such class, as reduced by payments of principal) request a vote to terminate and replace the operating advisor, then the operating advisor may be replaced by the holders of more than 50% of the voting rights of the certificates other than the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-NR and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal balance, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal balance of such class, as reduced by payments of principal) that exercise their right to vote; provided that holders of at least 50% of the voting rights of such certificates exercise their right to vote. See “The Pooling and Servicing Agreement—Operating Advisor—Termination of the Operating Advisor Without Cause” in this prospectus supplement.

Notwithstanding the foregoing, the operating advisor will have limited consultation rights under the pooling and servicing agreement for this transaction with respect to the 500 Fifth Avenue mortgage loan, the Westfield Wheaton mortgage Loan and the St. Louis Premium Outlets mortgage loan.

Pentalpha Surveillance LLC is the senior trust advisor under the JPMBB 2014-C26 pooling and servicing agreement, and, in such capacity, will have certain obligations and consultation rights with respect to the 500 Fifth Avenue whole loan and the St. Louis Premium Outlets whole loan that are substantially similar to those of the operating advisor under the pooling and servicing agreement for this transaction.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—Operating Advisor” and “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

Master Servicer
KeyBank National Association, a national banking association. The master servicer will initially service (i) all of the mortgage loans (other than the 500 Fifth Avenue mortgage loan, the Westfield Wheaton mortgage loan (after the securitization of the controlling Westfield Wheaton companion loan) and the St. Louis Premium Outlets mortgage loan) and (ii) each of the Soho-Tribeca Grand Hotel Portfolio companion loans, the Westfield Trumbull companion loans, the Westfield Wheaton companion loans (prior to the securitization of the controlling Westfield Wheaton companion loan), and the Bayshore Mall companion loan (collectively referred to in this prospectus supplement as the “serviced companion loans”), either directly or through a sub-servicer pursuant to the pooling and servicing agreement. The principal servicing office of KeyBank National Association is located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211.

The Soho-Tribeca Grand Hotel Portfolio whole loan, the Westfield Trumbull whole loan, the Westfield Wheaton whole loan (prior to the securitization of the controlling Westfield Wheaton companion loan), and the Bayshore Mall whole loan are also referred to in this prospectus supplement as “serviced whole loans”.

The 500 Fifth Avenue whole loan, the Westfield Wheaton whole loan (following the securitization of the controlling Westfield Wheaton companion loan) and the St. Louis Premium Outlets whole loan are each also referred to in this prospectus supplement as “non-serviced whole loans”. The 500 Fifth Avenue whole loan and the St. Louis Premium Outlets whole loan are each serviced by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (referred to in this prospectus supplement as the “JPMBB 2014-C26 master servicer”) under the pooling and servicing agreement entered into in connection with the issuance of the JPMBB Commercial Mortgage Securities Trust 2014-C26, Series 2014-C26 certificates, also referred to as the “JPMBB 2014-C26 pooling and servicing agreement” or a “non-serviced pooling and servicing agreement” in this prospectus supplement. See “Description of the Mortgage Pool—The Whole Loans—The 500 Fifth Avenue Whole Loan and the St. Louis Premium Outlets Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” and “—Servicing of the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan” in this prospectus supplement.

The Westfield Wheaton whole loan will initially be serviced by the master servicer under the pooling and servicing agreement for this transaction. After the securitization of the controlling Westfield Wheaton companion loan, the Westfield Wheaton whole loan will become a “non-serviced whole loan”, and will be serviced under, and by the master servicer designated in, the pooling and servicing agreement entered into in connection with that securitization. Any pooling and servicing agreement entered into in connection with the securitization of such Westfield Wheaton pari passu companion loan along with the JPMBB 2014-C26 pooling and servicing agreement described above, is referred to in this prospectus supplement as a “non-serviced pooling and servicing agreement”. See “Description of the Mortgage Pool—The Whole Loans—The Westfield Wheaton Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” and “—Servicing of the Westfield Wheaton Mortgage Loan” in this prospectus supplement.

See “Transaction Parties—Servicers—The Master Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

Primary Servicer
Berkadia Commercial Mortgage LLC, a Delaware limited liability company, will act as primary servicer with respect to seventy-eight (78) of the mortgage loans, representing approximately 86.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See “Transaction Parties—Primary Servicer” in this prospectus supplement. The master servicer will pay the fees of its related primary servicer or servicers. The principal servicing office of Berkadia Commercial Mortgage LLC is located at 323 Norristown Road, Ambler, Pennsylvania 19002.

Special Servicer
C-III Asset Management LLC, a Delaware limited liability company. The special servicer will initially service all of the mortgage loans (other than the 500 Fifth Avenue mortgage loan, the Westfield Wheaton mortgage loan (after the securitization of the controlling Westfield Wheaton companion loan) and the St. Louis Premium Outlets mortgage loan) and the serviced companion loans pursuant to the pooling and servicing agreement.

C-III Asset Management LLC is expected to be appointed to be the special servicer at the request of the initial controlling class representative, which is expected to be Raith Capital Partners, LLC or its affiliate. Entities affiliated with Raith Capital Partners, LLC and AllianceBernstein L.P. are expected to purchase the Class E, Class F and Class NR certificates. The primary servicing office of C-III Asset Management LLC is located at 5221 N. O’Connor Blvd., Suite 600, Irving, Texas 75039.

See “Transaction Parties—Servicers—The Special Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

The 500 Fifth Avenue whole loan and the St. Louis Premium Outlets whole loan will each be specially serviced by Midland Loan Services, a Division of PNC Bank, National Association, as special servicer under the JPMBB 2014-C26 pooling and servicing agreement (referred to in this prospectus supplement as the “JPMBB 2014-C26 special servicer”).

The Westfield Wheaton whole loan will initially be specially serviced by the special servicer under the pooling and servicing agreement for this transaction. After the securitization of the controlling Westfield Wheaton companion loan, the Westfield Wheaton whole loan will be serviced under, and by the special servicer designated in, the pooling and servicing agreement entered into in connection with that securitization. See “Description of the Mortgage Pool—The Whole Loans—The Westfield Wheaton Whole Loan” in this prospectus supplement.

The special servicer may be removed, with or without cause, and a successor special servicer appointed, at any time, as follows:

●
prior to the occurrence and continuance of a Control Termination Event, subject to the discussion in the second and third following bullets, the special servicer may be replaced at the direction of the controlling class representative;

●
after the occurrence and during the continuance of a Control Termination Event, subject to the discussion in the following two bullets, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may, subject to the next succeeding bullet point, request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of the special servicer if within 180 days of the initial request for that vote the holders of (a) at least 75% of a quorum of certificateholders, which is the holders of certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate principal balances of the certificates) of the certificates (other than Class R certificates) or (b) more than 50% of the voting rights of each class of certificates other than any Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-NR and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal balance, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal balance of such class of certificates, as reduced by payments of principal on such class), vote affirmatively to so replace;

●
solely with respect to the Soho-Tribeca Grand Hotel Portfolio whole loan, the special servicer may be replaced by the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan, or its designee, with or without cause, for so long as the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder. In addition, for so long as the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder, the special servicer may not otherwise be terminated with respect to the Soho-Tribeca Grand Hotel Portfolio whole loan without cause unless the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder, or its designee, consents; and

●
solely with respect to the Westfield Wheaton whole loan, prior to the securitization of the controlling Westfield Wheaton companion loan, the special servicer may be replaced by the holder of such companion loan, or its designee, with or without cause, and may not otherwise be terminated with respect to the Westfield Wheaton whole loan without cause unless the holder of such companion loan so consents.

Additionally, at any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer (but in the case of the Soho-Tribeca Grand Hotel

Portfolio whole loan, for so long as the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder, subject to the consent of that subordinate companion loan holder or its designee, and in the case of the Westfield Wheaton whole loan, prior to the securitization of the controlling Westfield Wheaton companion loan, subject to the consent of the holder of the controlling Westfield Wheaton companion loan). In connection with such a recommendation, the special servicer would be replaced if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates other than any Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-NR and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal balance, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal balance of such class, as reduced by payments of principal), vote affirmatively to so replace.

Further, in the case of each mortgage loan that is part of a serviced whole loan structure as described in this prospectus supplement, if a servicer termination event on the part of the special servicer affects a related serviced companion loan that is part of such serviced whole loan, the holder of such serviced companion loan or the rating on a class of securities backed by such serviced companion loan, then, at the direction of the holder of such serviced companion loan, the trustee will be required to terminate the special servicer solely with respect to the related serviced whole loan, as further described under “The Pooling and Servicing Agreement—Servicer Termination Events” and “—Rights Upon Servicer Termination Event” in this prospectus supplement.

Each non-serviced pooling and servicing agreement provides (or is expected to provide) for the potential replacement of the related special servicer under certain circumstances by parties related to the applicable other securitization and over which the holders of the offered certificates have no control. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement for a discussion of the serviced whole loans and the non-serviced whole loans.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Controlling Class Representative
The controlling class representative will be the controlling class certificateholder or representative selected by more than 50% of the controlling class certificateholders (by certificate principal balance).

The controlling class is the most subordinate class of the Class E, Class F and Class NR certificates that has an outstanding certificate principal balance, as notionally reduced by any appraisal reductions allocable to such class, that is equal to or greater than 25% of the initial certificate principal balance of that class of certificates, or if none of the Class E, Class F or

Class NR certificates meets the preceding requirements, the Class E certificates. See “Description of the Offered Certificates—Voting Rights” in this prospectus supplement. No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

So long as a Control Termination Event does not exist, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters, except with respect to (a) the Soho-Tribeca Grand Hotel Portfolio whole loan so long as the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder and (b) the Westfield Wheaton whole loan (prior to the securitization of the controlling Westfield Wheaton companion loan).

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the controlling class representative will terminate, and the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters, except with respect to (a) the Soho-Tribeca Grand Hotel Portfolio whole loan so long as the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder and (b) the Westfield Wheaton whole loan (prior to the securitization of the controlling Westfield Wheaton companion loan).

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the controlling class representative will terminate. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.

The controlling class representative will also have limited consulting rights with respect to each non-serviced mortgage loan prior to a control termination event. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.

It is anticipated that entities affiliated with Raith Capital Partners, LLC and AllianceBernstein L.P., will purchase the Class E, Class F and Class NR certificates and will appoint Raith Capital Partners, LLC or an affiliate to be the initial controlling class representative.

So long as a Control Termination Event does not exist, (i) the special servicer may, at the direction of the controlling class representative, take actions with respect to the servicing of the mortgage loans (other than with respect to (a) the Soho-Tribeca Grand Hotel Portfolio whole loan so long as the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder and (b) the Westfield Wheaton whole loan (prior to the securitization of the controlling Westfield Wheaton companion loan)) that could adversely affect the holders of some or all of the classes of certificates and (ii) the special servicer may be removed without cause by the controlling class representative (other than (a) with respect to the Soho-Tribeca Grand Hotel Portfolio whole loan so long as the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder or (b) with respect to the Westfield Wheaton whole loan (prior to the securitization of the controlling Westfield Wheaton companion loan)). Furthermore, the controlling class representative and the holders of the companion loans may have interests in conflict with those of the holders of the offered certificates as described above under “—Special Servicer”. See “Risk Factors—Potential Conflicts of Interest of the Controlling Class Representative, the Serviced Companion Loan Holders, the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, the Controlling Westfield Wheaton Companion Loan Holder and the Controlling Class Representative Related to any Non-Serviced Whole Loans” in this prospectus supplement.

Prior to a Control Termination Event, the controlling class representative will have limited consultation rights with respect to the related special servicer in respect of any non-serviced whole loan under the related non-serviced pooling and servicing agreement, as provided for in the related co-lender agreement and as described under “Description of the Mortgage Pool—The Whole Loans—The 500 Fifth Avenue Whole Loan and the St. Louis Premium Outlets Whole Loan” and “—The Westfield Wheaton Whole Loan” and “The Pooling and Servicing Agreement—Servicing of The 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan” and “—Servicing of The Westfield Wheaton Mortgage Loan” in this prospectus supplement.

Notwithstanding anything to the contrary described in this prospectus supplement, at any time when the Class E certificates are the controlling class certificates, the holder of more than 50% of the controlling class certificates (by certificate principal balance) may waive its right to act as or appoint a controlling class representative and to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative set forth in the pooling and servicing agreement, by irrevocable written notice delivered to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor. Any such waiver will remain effective, and a Control Termination Event and a Consultation Termination Event will be deemed to exist, with respect to such holder and the Class E certificates until such time as that certificateholder has (i) sold a majority of the Class E certificates (by outstanding certificate principal balance) to an unaffiliated third party and (ii) certified to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class E certificates. Following any such transfer, the successor holder of more than 50% of the Class E certificates (by outstanding certificate principal balance), if the Class E certificates are the controlling class certificates will again have the rights of the controlling class representative as provided in the pooling and servicing agreement (including the rights to appoint a controlling class representative or cause the exercise of the rights of the controlling class representative) without regard to any prior waiver by the predecessor certificateholder. Such successor certificateholder will also have the right to irrevocably waive its right to act as or appoint a controlling class representative and to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative. No such successor certificateholder described above will have any consent rights with respect to any mortgage loan that became a specially serviced loan prior to its acquisition of a majority of the Class E certificates that had not also become a corrected loan prior to such acquisition until such mortgage loan becomes a corrected loan.

Whenever such an “opt-out” by a controlling class certificateholder is in effect:

	●	a Control Termination Event and a Consultation Termination Event will both be deemed to have occurred and continue; and

●
(i) the rights of the holder of more than 50% of the Class E certificates (by outstanding certificate principal balance), if they are the controlling class certificates, to act as or appoint a controlling class representative and (ii) the rights of the controlling class representative, will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

Companion Loan Holders
The mortgage loans secured by the mortgaged property or portfolio of mortgaged properties identified on Annex A to this prospectus supplement as Soho-Tribeca Grand Hotel Portfolio, 500 Fifth Avenue, Westfield Trumbull, Westfield Wheaton, St. Louis Premium Outlets and Bayshore Mall, representing approximately 9.1%, 8.2%, 6.4%, 3.5%, 2.1% and 1.9%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a split loan structure comprised of two or more mortgage loans secured by the same mortgage(s) on the same mortgaged property or portfolio of mortgaged properties: (i) the mortgage loan included in the issuing entity, (ii) one or more “pari passu companion loans” that are held outside the issuing entity and that are pari passu in right of payment to the related mortgage loan included in the issuing entity and (iii) with respect to the Soho-Tribeca Grand Hotel Portfolio mortgage loan, a “subordinate companion loan” that is held outside the issuing entity and is generally subordinate in right of payment to the related mortgage loan included in the issuing entity and the pari passu companion loans that are held outside the issuing entity. Each group of related companion loans together with the related mortgage loan included in the issuing entity, is referred to as a “whole loan”.

The mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Soho-Tribeca Grand Hotel Portfolio, Westfield Trumbull, Westfield Wheaton (prior to securitization of the related controlling Westfield Wheaton companion loan) and Bayshore Mall, each of which is referred to in this prospectus supplement as a “serviced mortgage loan”, and the related companion loans (each of which is referred to in this prospectus supplement as a “serviced companion loan”) will be serviced under the pooling and servicing agreement. Each serviced mortgage loan and its related serviced companion loan(s) are collectively referred to as a “serviced whole loan”. The mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as 500 Fifth Avenue, Westfield Wheaton (following the securitization of the related controlling Westfield Wheaton companion loan) and St. Louis Premium Outlets, each of which is referred to in this prospectus supplement as a “non-serviced mortgage loan”, and the related companion loans (each of which is referred to in this prospectus supplement as a “non-serviced companion loan”) will each be serviced under the related non-serviced pooling and servicing agreement. Each non-serviced mortgage loan and its related non-serviced companion loan(s) are collectively referred to as a “non-serviced whole loan”.

In connection with each whole loan, one or more co-lender agreements were executed between the holder of the related mortgage loan and each holder of each related companion loan that governs the relative rights and obligations of such holders. Each co-lender agreement provides, among other things, that one of the holders will be the “directing holder” entitled to (i) approve or direct material servicing decisions involving the related whole loan and (ii) replace the special servicer with respect to such whole loan with or without cause. The directing holder for each whole loan under the related co-lender agreement is: (i) in the case of each serviced whole loan (other than the Soho-Tribeca Grand Hotel Portfolio whole loan and the Westfield Wheaton whole loan), the trustee as holder of the related mortgage loan, whose rights will, in accordance with the pooling and servicing agreement, be exercised by the controlling class representative unless a Control Termination Event has occurred and is continuing (and, in the case of the Westfield Wheaton whole loan, prior to the securitization of the controlling Westfield Wheaton companion loan, the holder of that companion loan); (ii) in the case of each non-serviced whole loan, the trustee under the related non-serviced pooling and servicing agreement, as holder of the related companion loan (whose rights are expected to be exercised by the related controlling class representative or similar party under the related non-serviced pooling and servicing agreement, unless a control termination event or similar event under such non-serviced pooling and servicing agreement has occurred and is continuing); and (iii) in the case of the Soho-Tribeca Grand Hotel Portfolio whole loan, as discussed under “—Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder” below.

In addition, in the case of each serviced whole loan (other than the Soho-Tribeca Grand Hotel Portfolio whole loan prior to the occurrence of a “control appraisal event” under the Soho-Tribeca Grand Hotel Portfolio co-lender agreement), the related co-lender agreement provides, among other things, that the special servicer will be required (i) to provide each related companion loan holder (or its representative) copies of all information that it is required to provide to the controlling class representative pursuant to the pooling and servicing agreement with respect to certain major decisions or the implementation of any recommended actions outlined in an asset status report relating to the related whole loan (within the same time frames such information would be provided to the controlling class representative and without regard to the occurrence of a Control Termination Event or Consultation Termination Event), and (ii) upon request, to consult with the related companion loan holder (or its representative) on a strictly non-binding basis and for a limited period of time and to consider alternative actions recommended by each related companion loan holder (or its representative), as further described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

In the case of the Soho-Tribeca Grand Hotel Portfolio whole loan, the co-lender agreement provides, among other things, that (i) if the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan holder is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder, the special servicer will be required to seek the written consent of such subordinate companion loan holder (or its representative) prior to taking certain actions, as further described under “Description of the Mortgage Pool—The Whole Loans—The Soho-Tribeca Grand Hotel Portfolio Whole Loan—Control and Consultation”, and (ii) if the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan holder is not the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder, the special servicer will be required (a) to provide each related pari passu companion loan holder (or its representative) copies of all information that it is required to provide to the controlling class representative pursuant to the pooling and servicing agreement with respect to certain major decisions or the implementation of any recommended actions outlined in an asset status report relating to such whole loan (within the same time frames such information would be provided to the controlling class representative and without regard to the occurrence of a Control Termination Event or Consultation Termination Event) and (b) upon request, to consult with each related pari passu companion loan holder (or its representative) on a strictly non-binding basis and for a limited period of time and to consider alternative actions recommended by each related pari passu companion loan holder (or its representative), as further described under “Description of the Mortgage Pool—The Whole Loans—The Soho-Tribeca Grand Hotel Portfolio

Whole Loan—Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder” in this prospectus supplement.

The controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates.  See “Risk Factors—Potential Conflicts of Interest of the Controlling Class Representative, the Serviced Companion Loan Holders, the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, the Controlling Westfield Wheaton Companion Loan Holder and the Controlling Class Representative Related to any Non-Serviced Whole Loans” in this prospectus supplement.

The serviced companion loans will be serviced under the pooling and servicing agreement for this securitization by the master servicer and the special servicer (subject to replacement as described above).  Neither the serviced companion loan holders nor such companion loan holders’ representatives will be a party to the pooling and servicing agreement, but their rights may affect the servicing of the related serviced mortgage loans.  See “Risk Factors—The Whole Loans Pose Special Risks” and “—Potential Conflicts of Interest of the Controlling Class Representative, the Serviced Companion Loan Holders, the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, the Controlling Westfield Wheaton Companion Loan Holder and the Controlling Class Representative Related to any Non-Serviced Whole Loans” and “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.

Soho-Tribeca Grand Hotel
Portfolio Whole
Loan Directing Holder
The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Soho-Tribeca Grand Hotel Portfolio, representing approximately 9.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, comprises a portion of a whole loan as to which two pari passu companion loans and one subordinate companion loan are outstanding. The holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan will be the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder and, directly or through a designee, will have certain servicing approval rights and, with certain limitations, the right to replace the special servicer, in any event solely with respect to the related whole loan, for as long as: (A) (x) the original principal balance of such subordinate companion loan, net of (i) any payments of principal received on such subordinate companion loan, (ii) any appraisal reductions allocated to such subordinate companion loan and (iii) any realized losses allocated to such subordinate companion loan, is not less than (y) 25% of an amount equal to its original principal balance net of any payments of principal received on such subordinate companion loan, and (B) the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan or any interest therein is not held by (a) the related borrower, or (b) an affiliate of the related borrower), as contemplated by the related co-lender agreement, and otherwise, the trustee as holder of the related mortgage loan (acting through the controlling class representative unless a Control Termination Event exists) will have the rights of the whole loan directing holder under the Soho-Tribeca Grand Hotel Portfolio whole loan.  For purposes of the calculation in clause (A) of the prior sentence, the holder of a subordinate companion loan is entitled to post cash collateral or a letter of credit pursuant to the related co-lender agreement to offset any appraisal reduction with respect to the related whole loan or order a new appraisal to recalculate any appraisal reductions.

In addition, such subordinate companion loan holder will be entitled to cure defaults that affect the related mortgage loan and purchase the related mortgage loan and the related pari passu companion loans in whole, but not in part, following a material loan default.

The controlling class representative and the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan may have interests in conflict with those of the holders of the offered certificates.  See “Risk Factors—Potential Conflicts of Interest of the Controlling Class Representative, the Serviced Companion Loan Holders, the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, the Controlling Westfield Wheaton Companion Loan Holder and the Controlling Class Representative Related to any Non-Serviced Whole Loans” in this prospectus supplement.

See “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

The Soho-Tribeca Grand Hotel Portfolio whole loan directing holder will not be a party to the pooling and servicing agreement, but its rights may affect the servicing of the related mortgage loans.  See “Risk Factors—The Whole Loans Pose Special Risks” and “—Potential Conflicts of Interest of the Controlling Class Representative, the Serviced Companion Loan Holders, the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, the Controlling Westfield Wheaton Companion Loan Holder and the Controlling Class Representative Related to any Non-Serviced Whole Loans” and “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.

The holder of the Soho Tribeca Grand Hotel Portfolio subordinate companion loan is SM Core Credit Finance LLC, an unaffiliated third party, which will be the initial Soho Tribeca Grand Hotel Portfolio whole loan directing holder.

Significant Affiliations
and Relationships
Certain parties to this securitization transaction, as described under “Transaction Parties—Affiliations and Certain Relationships—Transaction Party and Related Party Affiliations” in this prospectus supplement, may:

	●	serve in multiple capacities with respect to this securitization transaction;

	●	be affiliated with other parties to this securitization transaction, a controlling class certificateholder and/or the controlling class representative; or

	●	be affiliated with borrowers and/or guarantors under certain of the mortgage loans being included in this securitization transaction.

In addition, certain parties to this securitization transaction or their respective affiliates may otherwise have financial relationships with other parties to this securitization transaction. Such relationships may include, without limitation:

●
serving as warehouse lender to one or more of the sponsors of this securitization transaction through a repurchase facility or otherwise (including with respect to certain mortgage loans to be contributed to this securitization transaction), where the proceeds received by such sponsor(s) in connection with the contribution of mortgage loans to this securitization transaction will be applied to, among other things, reacquire the financed mortgage loans from the repurchase counterparty or other warehouse provider (see “Transaction Parties—Affiliations and Certain Relationships—Warehouse Financing Arrangements” in this prospectus supplement);

●
serving as interim servicer for one or more of the sponsors of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) to this securitization transaction) (see “Transaction Parties—Affiliations and Certain Relationships—Interim Servicing Arrangements” in this prospectus supplement);

●
serving as interim custodian for one or more of the sponsors of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) to this securitization transaction) (see “Transaction Parties—Affiliations and Certain Relationships” in this prospectus supplement); and/or

●
performing due diligence services prior to the securitization closing date for one or more sponsors, a controlling class certificateholder or the controlling class representative with respect to certain of the mortgage loans to be contributed to this securitization transaction (see “Transaction Parties—Affiliations and Certain Relationships—Other Arrangements” in this prospectus supplement).

In addition, certain of the sponsors to this securitization transaction or their affiliates may hold mezzanine debt, a companion loan or other additional debt related to one or more of the mortgage loans to be included by such sponsor in this securitization transaction, and as such may have certain rights relating to the related mortgage loan(s) and/or whole loan(s), as described under “Transaction Parties—Affiliations and Certain Relationships” in this prospectus supplement.

Each of the foregoing relationships, to the extent applicable, is described under “Transaction Parties—Affiliations and Certain Relationships” in this prospectus supplement.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Cut-off Date
With respect to each mortgage loan, the due date in March 2015 for that mortgage loan (or, in the case of any mortgage loan that has its first due date in April 2015, the date that would have been its due date in March 2015 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Closing Date	On or about March 20, 2015.

Distribution Date
The certificate administrator will make distributions on the certificates, to the extent of available funds, on the 4th business day following the related determination date of each month, beginning in April 2015, to the holders of record at the end of the previous month.  The first distribution date will be April 17, 2015.

Determination Date	The 11th day of the calendar month of the related distribution date or, if the 11th day is not a business day, the next business day, commencing in April 2015.

Assumed Final Distribution Date	Class A-1	October 2019
	Class A-2	February 2020
	Class A-3	October 2024
	Class A-4	January 2025
	Class A-SB	July 2024
	Class X-A	January 2025
	Class X-B	February 2025
	Class A-S	January 2025
	Class B	February 2025
	Class C	February 2025

The assumed final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of either class of the Class X-A and Class X-B certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, and no repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates, and otherwise based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in April 2050.

Collection Period
For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for that mortgage loan in the month preceding the month in which such distribution date occurs (or, in the case of the distribution date occurring in April 2015, beginning on the day after the cut-off date) and ending on and including the due date (without regard to grace periods) for that mortgage loan in the month in which such distribution date occurs.

Transaction Overview
On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date.  That common law trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of March 1, 2015, among the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator and the trustee.  The master servicer will service the mortgage loans and the serviced companion loans (other than the specially serviced loans and the non-serviced mortgage loans) in accordance with the pooling and servicing agreement and provide information to the certificate administrator as necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

The Mortgage Loans

The Mortgage Pool
The issuing entity’s primary assets will be eighty-two (82) fixed rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of $1,213,516,216.  The mortgage loans are secured by first liens on one hundred fourteen (114) commercial, multifamily and manufactured housing community properties located in twenty-five (25) states.  See “Risk Factors—Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income” in this prospectus supplement.

Fee Simple / Leasehold
One hundred twelve (112) mortgaged properties, securing approximately 91.0% of the aggregate principal balance of the pool of mortgage loans (by allocated loan amount) as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entirety of those mortgaged properties.  For purposes of this prospectus supplement, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property unless otherwise covered by clause (ii) below), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.  Two (2) mortgaged properties, securing approximately 9.0% of the aggregate principal balance of the pool of mortgage loans (by allocated loan amount) as of the cut-off date, is subject to a security instrument that creates a first mortgage lien on the borrower’s (i) leasehold interest in one portion of that mortgaged property and (ii) fee interest in the remainder of the mortgaged property.

The Whole Loans
As described under “—Transaction Parties and Significant Dates, Events and Periods—Companion Loan Holders” above, the mortgage loans secured by the mortgaged property or portfolio of mortgaged properties identified on Annex A to this prospectus supplement as Soho-Tribeca Grand Hotel Portfolio, 500 Fifth Avenue, Westfield Trumbull, Westfield Wheaton, St. Louis Premium Outlets and Bayshore Mall, representing approximately 9.1%, 8.2%, 6.4%, 3.5%, 2.1% and 1.9%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a split loan structure comprised of a mortgage loan and one or more related companion loans, each of which are secured by the same mortgage(s) on the same mortgaged property or portfolio of mortgaged properties. Each such mortgage loan, together with the related companion loan(s) is referred to in this prospectus supplement as a “whole loan” and each related companion loan is referred to in this prospectus supplement as a “companion loan”. With respect to each of the 500 Fifth Avenue whole loan, the Westfield Trumbull whole loan, the Westfield Wheaton whole loan, the St. Louis Premium Outlets whole loan and the Bayshore Mall whole loan, the related mortgage loan and companion loan comprising each such whole loan are pari passu in right of payment with each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement. The Soho-Tribeca Grand Hotel Portfolio whole loan is comprised of (i) one mortgage loan that is included in the issuing entity, (ii) two companion loans that are pari passu in right of payment with the mortgage loan, and (iii) a companion loan that is subordinate in right of payment to the mortgage loan and the companion loan(s) referred to in clause (ii) above, to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

Certain information regarding the whole loans described above is identified in the following table:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as a % of Initial Pool Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance
Soho-Tribeca Grand Hotel Portfolio	$110,000,000	9.1%	$115,000,000	$25,000,000	$250,000,000
500 Fifth Avenue	$100,000,000	8.2%	$100,000,000	N/A	$200,000,000
Westfield Trumbull	$77,179,054	6.4%	$75,120,946	N/A	$152,300,000
Westfield Wheaton	$42,617,526	3.5%	$192,000,000	N/A	$234,617,526
St. Louis Premium Outlets	$26,000,000	2.1%	$69,000,000	N/A	$95,000,000
Bayshore Mall	$23,500,000	1.9%	$23,000,000	N/A	$46,500,000

The mortgage loans (each of which is referred to in this prospectus supplement as a “serviced mortgage loan”) and related companion loans (each of which is referred to in this prospectus supplement as a “serviced companion loan”) secured by the mortgaged property or portfolio or mortgaged properties identified on Annex A to this prospectus supplement as Soho-Tribeca Grand Hotel Portfolio, Westfield Trumbull, Westfield Wheaton (prior to the securitization of the related controlling Westfield Wheaton companion loan) and Bayshore Mall will be serviced under the pooling and servicing agreement.  However, on and after the date of securitization of the controlling Westfield Wheaton companion loan, the Westfield Wheaton whole loan will be serviced pursuant to the pooling and servicing agreement for such securitization by the master servicer and special servicer for that securitization.

Each of the  500 Fifth Avenue mortgage loan,  the Westfield Wheaton mortgage loan (after the securitization of the controlling Westfield Wheaton companion loan) and the St. Louis Premium Outlets mortgage loan (each such mortgage loan referred to in this prospectus supplement as a “non-serviced mortgage loan”) will be serviced pursuant to the pooling and servicing agreement relating to the related companion loan (referred to in this prospectus supplement as a “non-serviced companion loan”).  The rights of the issuing entity or its representative with respect to servicing matters relating to the non-serviced mortgage loans will be generally limited to non-binding consultation.

The 500 Fifth Avenue companion loan and the controlling St. Louis Premium Outlets companion loan are each assets in the JPMBB 2014-C26 transaction.  Each such mortgage loan and the related companion loan is serviced by the JPMBB 2014-C26 master servicer and the JPMBB 2014-C26 special servicer pursuant to the terms of the JPMBB 2014-C26 pooling and servicing agreement.  Wells Fargo Bank, National Association, as trustee, or a custodian on its behalf, will hold the mortgage file for each whole loan pursuant to the JPMBB 2014-C26 pooling and servicing agreement.

After the securitization of the controlling Westfield Wheaton companion loan, the mortgage file for such whole loan will be held by the trustee, or a custodian on its behalf, designated in connection with that securitization.

	For more information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

Due Dates / Grace Periods	Subject in some cases to a next business day convention, monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

	Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
	6	0	67	81.8%
	1	5	2	9.9
	5	0	13	8.3
	Total		82	100.0%

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each mortgage loan.  See Annex A to this prospectus supplement for information on the number of days before late payment charges are due under each mortgage loan. The information on Annex A to this prospectus supplement regarding the number of days before a late payment charge is due is based on the express terms of the mortgage loans.  Some jurisdictions may impose a statutorily longer period.

Interest-Only Mortgage Loans /
Amortizing Mortgage Loans
Five (5) mortgage loans, representing approximately 27.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of interest only until the related stated maturity date.  The remaining seventy-seven (77) mortgage loans, representing approximately 72.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of principal and interest based on an amortization schedule that is significantly longer than the remaining term of the mortgage loan.  Forty (40) of these seventy-seven (77) mortgage loans, representing approximately 47.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an initial interest-only period ranging from 12 months to 60 months following the related origination date.

Balloon Loans	All of the mortgage loans will have substantial principal payments due on their maturity dates, unless prepaid earlier, subject to the terms and conditions of the prepayment provisions of each mortgage loan.

Additional Characteristics
of the Mortgage Loans	General characteristics of the mortgage loans as of the cut-off date:

		All Mortgage Loans
	Initial Pool Balance(1)	$1,213,516,216
	Number of Mortgage Loans	82
	Number of Mortgaged Properties	114
	Range of Cut-off Date Mortgage Loan Balances	$1,267,805 - $110,000,000
	Average Cut-off Date Mortgage Loan Balance	$14,798,978
	Range of Mortgage Loan Rates(2)	3.5800% - 5.6000%
	Weighted Average Mortgage Loan Rate(2)	4.3142%
	Range of original terms to maturity	60 months to 120 months
	Weighted average original term to maturity	117 months
	Range of Cut-off Date Remaining Terms to Maturity (months)	55 months to 120 months
	Weighted Average Cut-off Date Remaining Term to Maturity (months)	114 months
	Range of original amortization term(3)	300 months to 360 months
	Weighted average original amortization term(3)	353 months
	Range of remaining amortization terms(3)	297 months to 360 months
	Weighted average remaining amortization term(3)	352 months
	Range of Cut-off Date Loan-to-Value Ratios(2)(4)	32.9% - 80.0%
	Weighted Average Cut-off Date Loan-to-Value Ratio(2)(4)	63.4%
	Range of Maturity Date Loan-to-Value Ratio(2)(4)	23.8%– 74.4%
	Weighted Average Maturity Date Loan-to-Value Ratio(2)(4)	56.1%
	Range of Cut-off Date DSCRs(2)(5)	1.20x -3.37x
	Weighted Average Cut-off Date DSCR(2)(5)	1.85x
	Percentage of Initial Pool Balance consisting of:
	Interest Only-Balloon	47.4%
	Interest Only	27.6%
	Balloon	25.0%

	(1)	Subject to a permitted variance of plus or minus 5%.

	(2)
With respect to each mortgage loan that is part of a whole loan, each related pari passu companion loan is included for purposes of calculating the Mortgage Loan Rate, Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR.  With respect to the Soho-Tribeca Grand Hotel Portfolio mortgage loan that also has a related subordinate companion loan, the Mortgage Loan Rate, Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR presented with respect to the Soho-Tribeca Grand Hotel Portfolio mortgage loan is calculated without regard to the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan, unless otherwise indicated. Other than as specifically noted, the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio, Cut-off Date DSCR and Mortgage Loan Rate information for each mortgage loan is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(3)
Excludes five (5) mortgage loans secured by the mortgaged property or portfolio of mortgaged properties identified on Annex A to this prospectus supplement as Soho-Tribeca Grand Hotel Portfolio, 500 Fifth Avenue,  Westfield Trumbull, Westfield Wheaton and Heritage at Canyon Pointe, representing approximately 27.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are interest-only for the entire term.

(4)
In certain cases the Cut-off Date Loan-to-Value Ratio and the Maturity Date Loan-to-Value Ratio were calculated using an “as-stabilized” appraised value instead of the related “as-is” appraised value. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement.

(5)
For each partial interest-only loan, the debt service coverage ratio was calculated based on the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. With respect to six (6) mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as 500 Fifth Avenue, Westfield Trumbull, Westfield Wheaton, Aspen San Marcos, St. Louis Premium Outlets and Bayshore Mall, representing approximately 25.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain assumptions and/or adjustments were made to the occupancy, underwritten net cash flow and underwritten net cash flow debt service coverage ratios reflected in the table above. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Certain Terms of the Mortgage Loans—Additional Mortgage Loan Information” in this prospectus supplement. See also Annex A and Annex C to this prospectus supplement.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

Modified and Refinanced Loans
Two (2) of the mortgage loans, collectively representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount were refinancings in whole or in part of loans in default at the time of refinancing or otherwise involved discounted pay-offs or provided acquisition financing for the related borrower’s purchase of the related mortgaged property at a foreclosure sale or after becoming REO as described below:

●
With respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Sunrise Bluffs Apartments and Riverside Apartments, representing approximately 1.5% and 0.1%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgage loan refinanced a pay-off in full of certain previously matured mortgage debt secured by the related mortgaged property.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Interest Accrual Basis	All of the mortgage loans accrue interest on the basis of the actual number of days in each applicable one-month accrual period, assuming a 360-day year.

Prepayment / Defeasance /
Property Release Provisions	The terms of each mortgage loan (or whole loan, if applicable) restrict the ability of the related borrower to prepay the mortgage loan as follows:

●
Seventy-four (74) mortgage loans, representing approximately 86.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a lockout period of at least 2 years following the closing date (or, (a) in the case of the Soho-Tribeca Grand Hotel Portfolio whole loan, the earlier of (i) the second anniversary of the securitization of the entire whole loan and (ii) December 6, 2017, (b) in the case of the Westfield Trumbull whole loan (subject to the bullet point below regarding the Westfield Trumbull mortgage loan), the earlier of (i) the second anniversary of the securitization of the entire whole loan and (ii) April 1, 2018, (c) in the case of the Westfield Wheaton whole loan (subject to the bullet point below regarding the Westfield Wheaton mortgage loan), the earlier of (i) the second anniversary of the securitization of the entire whole loan and (ii) April 1, 2018 and (d) in the case of the Bayshore Mall whole loan, the earlier of (i) the second anniversary of the securitization of the entire whole loan and (ii) October 15, 2017) and prior to an open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property (or, if applicable, one of the related mortgaged properties), but the borrower may not prepay the mortgage loan prior to the related prepayment open period.

●
Two (2) mortgage loans, representing approximately 9.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a lockout period to either (a) prepay the mortgage loan with the greater of a yield maintenance charge or a prepayment premium or (b) substitute U.S. government securities as collateral and obtain a release the mortgaged property.

●
Six (6) mortgage loans, representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the borrower after a lockout period to prepay with the payment of the greater of a yield maintenance charge or a prepayment premium of 1%.

●
The Westfield Trumbull and Westfield Wheaton mortgage loans, representing approximately 9.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower to prepay of a portion of the related mortgage loan during the related lockout period to avoid triggering the cash trap provisions in the related loan documents that would otherwise result if the debt yield on such mortgage loan falls below 7.50%, up to an amount necessary to achieve a debt yield equal to 7.50%; provided that any such prepayment must be accompanied by a prepayment premium equal to the greater of 1.0% and a yield maintenance charge. In each case, if the related borrower prepays any portion of the related mortgage loan during the related lockout period, such borrower will thereafter no longer be permitted to defease all or any portion of the related mortgage loan, however, in each case after such lockout period, each such borrower will be permitted to prepay the related mortgage loan if accompanied by a prepayment premium equal to the greater of 1.0% and a yield maintenance charge.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases and Substitution”, “—Voluntary Prepayments” and “—‘Due-on-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this prospectus supplement.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	2	0.8%
4	65	62.6
5	3	10.3
7(1)	11	19.2
10	1	7.1
Total	82	100.0%

(1)
With respect to two (2) mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Westfield Trumbull and Westfield Wheaton, representing approximately 6.4% and 3.5%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each related mortgage loan permits a prepayment to occur prior to the end of the lockout period in connection with maintaining a debt yield threshold set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this prospectus supplement.

Property Types	The following table lists the various property types of the mortgaged properties:

	Property Types of the Mortgaged Properties(1)

	Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
	Retail	20	$ 310,316,221	25.6%
	Hotel	14	289,795,469	23.9
	Multifamily	31	279,785,076	23.1
	Office	8	148,333,256	12.2
	Manufactured Housing	23	88,769,765	7.3
	Mixed Use(2)	4	38,308,268	3.2
	Self Storage	9	32,159,760	2.7
	Industrial	5	26,048,402	2.1
	Total	114	$ 1,213,516,216	100.0%

	(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A to this prospectus supplement.

	(2)		The mixed use properties include retail, office and residential.

Property Locations
The mortgaged properties are located in twenty-five (25) states. The following table lists the states that have concentrations of mortgaged properties that secure 5.0% or more of the aggregate principal balance of the pool of mortgage loans by allocated loan amount as of the cut-off date:

	Geographic Distribution(1)

	State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
	New York	4	$296,000,000	24.4%
	California	23	$182,245,705	15.0%
	Texas	17	$158,551,748	13.1%
	Florida	18	$97,190,326	8.0%
	North Carolina	13	$81,076,591	6.7%
	Connecticut	1	$77,179,054	6.4%

	(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A to this prospectus supplement.

Certain Calculations and Definitions
The descriptions in this prospectus supplement of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made and (ii) there are no defaults, delinquencies or prepayments on any mortgage loan or companion loan on or prior to the cut-off date.  The sum of the numerical data in any column in a table may not equal the indicated total due to rounding.  Unless otherwise indicated, all figures presented in this “Summary of Prospectus Supplement” are calculated as described under “Description of the Mortgage Pool” in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the entire pool of mortgage loans as of the cut-off date.

	When information presented in this prospectus supplement with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one mortgaged property, the percentages are based on an allocated loan amount that has been assigned to those related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex A to this prospectus supplement.

With respect to each of the mortgage loans that is part of a whole loan, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot, pad, room or unit, as applicable, in this prospectus supplement in a manner that takes account of that mortgage loan and its related pari passu companion loan(s).  Unless otherwise specifically indicated, the loan-to-value ratio, debt service coverage ratio and debt yield information presented in this prospectus supplement with respect to the Soho-Tribeca Grand Hotel Portfolio mortgage loan is calculated without regard to the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan.  Other than as specifically noted, the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

None of the mortgage loans in the trust fund will be cross-collateralized with any mortgage loan that is not in the trust fund, except as described in this prospectus supplement with respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Soho-Tribeca Grand Hotel Portfolio, 500 Fifth Avenue, Westfield Trumbull, Westfield Wheaton, St. Louis Premium Outlets and Bayshore Mall, each of which also secures a companion loan not included in the trust fund.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement.

Certain Variances from
Underwriting Standards
The mortgage loans were originated in accordance with the underwriting guidelines described under “Transaction Parties—The Sponsors” in this prospectus supplement except as described under “Transaction Parties—The Sponsors—Column Financial, Inc.—Exceptions to Underwriting Criteria” in this prospectus supplement.

Mortgaged Properties with
Limited or No Operating History
Five (5) of the mortgaged properties, representing approximately 9.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, were constructed or substantially renovated or in a lease-up period within the 12-month period preceding the cut-off date and have no or limited prior operating history and/or lack historical financial figures and information. See “Description of the Mortgage Pool—General” in this prospectus supplement.

Additionally, six (6) of the mortgaged properties, representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, were acquired within the 12-month period preceding the origination of the mortgage loan and underwriting was based on a limited prior operating history and limited historical financial figures and information. See “Description of the Mortgage Pool—General” in this prospectus supplement.

Certain Mortgage Loans with
Material Lease Termination
Options
Certain mortgage loans have material lease early termination options.  See Annex B to this prospectus supplement for information regarding material lease termination options for the largest 15 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date.

In addition, certain leases, in particular at retail properties, may contain provisions allowing for the tenant to cease operations at the property upon the occurrence of certain events.  See “Risk Factors—Retail Properties Have Special Risks”.

Removal of Mortgage Loans
From the Mortgage Pool
Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this prospectus supplement, (b) the exercise of a purchase option by a mezzanine lender, if any, or the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan holder, as applicable, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property.  See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors—The Timing of Prepayments and Repurchases May Change Your Anticipated Yield”, and “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

The Securities

The Offered Certificates	We are offering the following classes of Commercial Mortgage Pass-Through Certificates from the Series 2015-C1:

	●	Class A-1

	●	Class A-2

	●	Class A-3

	●	Class A-4

	●	Class A-SB

	●	Class X-A

	●	Class X-B

	●	Class A-S

	●	Class B

	●	Class C

The Series 2015-C1 certificates will consist of the above classes, together with the following classes that are not being offered through this prospectus supplement and the prospectus:  Class X-D, Class X-E, Class X-F, Class X-NR, Class D, Class E, Class F, Class NR and Class R certificates.

Certificate Principal Balances
or Notional Amounts
The offered certificates will have the approximate aggregate initial certificate principal balance (or notional amount, in the case of the Class X-A and Class X-B certificates) set forth below, subject to a variance of plus or minus 5%:

	Class A-1	$43,251,000
	Class A-2	$56,329,000
	Class A-3	$270,000,000
	Class A-4	$405,275,000
	Class A-SB	$74,606,000
	Class X-A	$934,407,000	(1)
	Class X-B	$66,743,000	(1)
	Class A-S	$84,946,000
	Class B	$66,743,000
	Class C	$53,091,000

	(1)	Notional Amount.

	See “Description of the Offered Certificates—General” in this prospectus supplement.

Pass-Through Rates

A. Offered Certificates
Each class of offered certificates will accrue interest at a per annum rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months.  The approximate initial pass-through rate for each class of offered certificates is set forth below.

	Class A-1	1.6840%(1)
	Class A-2	2.9699%(1)
	Class A-3	3.2361%(1)
	Class A-4	3.5050%(1)
	Class A-SB	3.3512%(1)
	Class X-A	1.1208%(2)
	Class X-B	0.4016%(2)
	Class A-S	3.7910%(3)
	Class B	4.0437%(3)
	Class C	4.4453%(4)

	(1)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates is fixed at the related initial pass-through rate specified in the table.

(2)
The pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates as described in this prospectus supplement.  The pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30 day months), over (ii) the pass-through rate of the Class B certificates as described in this prospectus supplement.

(3)
The pass-through rate of each class of the Class A-S and Class B certificates will be a per annum rate equal to the lesser of (i) the initial pass-through rate for such class specified in the table and (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(4)
The pass-through rate of the Class C certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

B.	Interest Rate Calculation
Convention
Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360” basis.  For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to, or based on, the weighted average net mortgage interest rate (which calculation does not include any companion loan rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

In addition, with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus supplement.

See “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

Distributions

A.	Amount and Order of
Distributions
On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity and (ii) any yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority:

First: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: To the extent of funds allocable to principal received or advanced on the mortgage loans:

(A)
to principal on the Class A-SB certificates until their certificate principal balance has been reduced to the A-SB scheduled principal balance set forth on Annex F to this prospectus supplement for the relevant distribution date;

		(B)	to principal on the Class A-1 certificates until their certificate principal balance has been reduced to zero;

		(C)	to principal on the Class A-2 certificates until their certificate principal balance has been reduced to zero;

		(D)	to principal on the Class A-3 certificates until their certificate principal balance has been reduced to zero;

		(E)	to principal on the Class A-4 certificates until their certificate principal balance has been reduced to zero; and

		(F)	to principal on the Class A-SB certificates until their certificate principal balance has been reduced to zero.

However, if the certificate principal balances of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third:  To reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on the unreimbursed amount.

Fourth:  To pay amounts on the Class A-S certificates as follows:  (a) to interest on the Class A-S certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate principal balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest on the unreimbursed amount.

Fifth:  To pay amounts on the Class B certificates as follows:  (a) to interest on the Class B certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates), to principal on the Class B certificates until their certificate principal balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest on the unreimbursed amount.

Sixth:  To pay amounts on the Class C certificates as follows:  (a) to interest on the Class C certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate principal balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest on the unreimbursed amount.

Seventh:  Non-offered certificates (other than the Class X-D, Class X-E, Class X-F, Class X-NR and Class R certificates):  In the amounts and order of priority described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

For more information, see “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

B.	Interest and Principal
Entitlements
A description of each class’s interest entitlement can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement.  As described in that section, there are circumstances in which the interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on the certificate’s principal balance or notional amount.

A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement.

C.	Servicing and
Administrative Fees
The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or serviced whole loans, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer.  The master servicing fee for each distribution date is calculated based on (i) the outstanding principal balance of each mortgage loan in the issuing entity and each serviced companion loan and (ii) the master servicing fee rate which includes any sub-servicing fee and primary servicing fee and ranges from 0.005% to 0.075% per annum (although with respect to the serviced companion loans, the master servicing fee may be lower than the indicated rate).  The master servicing fee rate includes the servicing fee that is or will be payable to the master servicer under the applicable non-serviced pooling and servicing agreement with respect to each related non-serviced mortgage loan. The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan (other than the non-serviced mortgage loans) and each serviced whole loan, if applicable that is a specially serviced loan or REO loan and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month.  The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this prospectus supplement and the pooling and servicing agreement.  In addition, the special servicer is entitled to (a) liquidation fees from the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted pay-off of a specially serviced loan or specially serviced whole loan and (b) workout fees from collections on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan in connection with the workout of a specially serviced loan, in each case net of certain amounts and calculated as further described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.  The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and the operating advisor fee rate of 0.0017% per annum.

In addition, the master servicer will pay to the Commercial Real Estate Finance Council (CREFC®) an intellectual property royalty license fee in connection with the use of CREFC® names and trademarks from general collections on the mortgage loans for each distribution date, calculated based on the stated principal balance of each mortgage loan in the issuing entity at the intellectual royalty license fee rate of 0.0005% per annum.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans for each distribution date, calculated on the outstanding principal balance of the pool of mortgage loans in the issuing entity and the trustee/certificate administrator fee rate of 0.0038% per annum.  Each of the master servicing fee, the special servicing fee, the operating advisor fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or serviced whole loan, if applicable) and prorated for any partial period.  See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

The administrative fee rate will be the sum of the CREFC® intellectual property royalty license fee rate, the master servicing fee rate (which includes any primary servicing fee rate), the operating advisor fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this prospectus supplement for each mortgage loan.  The CREFC® intellectual property royalty license fee rate, the master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees and, the trustee/certificate administrator fees will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Offered Certificates—Distributions—Method, Timing and Amount” in this prospectus supplement.

With respect to each non-serviced mortgage loan, the master servicer, special servicer and operating advisor under the related non-serviced pooling and servicing agreement will generally be entitled to fees that are similar but not identical to those fees described above, payable with respect to each related non-serviced mortgage loan in accordance with the terms of the related non-serviced pooling and servicing agreement.  See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses”, “The Pooling

and Servicing Agreement—Servicing of the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan” and “—Servicing of the Westfield Wheaton Mortgage Loan” in this prospectus supplement.

D.	Prepayment Premiums
The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the Class X-A and/or Class X-B certificates, on the one hand, and certain of the classes of certificates entitled to principal, on the other hand, is described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this prospectus supplement.

Advances

A.	Principal and Interest Advances
The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan (including the non-serviced mortgage loans but not the non-serviced companion loans, as described below under “Advances on the Non-Serviced Mortgage Loans”) if it determines that the advance will be recoverable from collections on that mortgage loan.  The master servicer will not be required or permitted to advance (a) balloon payments due at maturity, (b) interest in excess of a mortgage loan’s regular interest rate (without considering any default rate) or (c) delinquent monthly debt service payments on any companion loan.  The master servicer also is not required to advance amounts deemed non-recoverable from related loan collections, prepayment premiums or yield maintenance charges.  In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections.  See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.  If an advance is made, the master servicer will not advance its servicing fee, but will advance the certificate administrator’s fee, the trustee’s fee, the operating advisor’s fee and the CREFC® intellectual property royalty license fee.  The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections.  This may result in losses on the certificates. With respect to the non-serviced mortgage loans, the master servicer and trustee relating to related the companion loan securitization, as applicable, will also be entitled to reimbursement from general collections on the mortgage loans for the pro rata share of any non-recoverable property protection advance made by it on the related non-serviced whole loan. This may result in losses on your certificates.

Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any debt service advance that it or the related special servicer determines will not be recoverable (together with interest on the advance) from proceeds of the related mortgage loan, provided that such determination was made using its good faith business judgment

(with respect to the trustee) or was made in accordance with the servicing standard (with respect to the master servicer and the special servicer).  The master servicer and the trustee are required to conclusively rely on such nonrecoverability determination; provided that in no event may a determination by the special servicer that a previously made or proposed debt service advance would be recoverable be binding on the master servicer or trustee.

B.	Property Protection Advances
The master servicer also is required to make advances to pay delinquent real estate taxes, and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to the mortgage loans (other than any non-serviced mortgage loan) and the serviced whole loans.  In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections.  The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections.  See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.  The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on the certificates.

C.	Interest on Advances	The master servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this prospectus supplement.

Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.  No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to that mortgage loan has expired.

The master servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually.  If the interest on an advance is not recovered from default interest or late payments on the mortgage loan, a shortfall will result which will have the same effect as a realized loss.

See “Description of the Offered Certificates—Distributions—Realized Losses” and “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

D.	Advances on the
Non-Serviced Mortgage Loans
The master servicer under each non-serviced pooling and servicing agreement is required to make property protection advances with respect to each mortgaged property related to the related non-serviced whole loan, unless such master servicer determines that those advances would not be recoverable from collections on the related non-serviced mortgage loan. If that master servicer is required to but fails to make a required property protection advance, then the trustee under the related non-serviced pooling and servicing agreement will be required to make that property protection advance.

However, the master servicer under the pooling and servicing agreement is the sole party required to advance delinquent monthly mortgage loan payments with respect to any non-serviced mortgage loan, unless such master servicer determines that those advances would not be recoverable from collections on the related whole loan.

Priority of Payments

A.	Subordination/Allocation
	of Losses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates.  The chart shows entitlement to receive principal and interest on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR certificates).  Among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR certificates, payment rights of certain classes will be as more particularly described in “Description of the Offered Certificates—Distributions” in this prospectus supplement.  It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with certain Series 2015-C1 certificates that are not being offered by this prospectus supplement).  Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate principal balance of that class of certificates.  No such losses will be allocated to the Class R, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F or Class X-NR certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB or Class A-S certificates), the Class X-B certificates (to the extent such losses are allocated to the Class B certificates), the Class X-D certificates (to the extent such losses are allocated to the Class D certificates), the Class X-E certificates (to the extent such losses are allocated to the Class E certificates), the Class X-F certificates (to the extent such losses are allocated to the Class F certificates) and the Class X-NR certificates (to the extent such losses are allocated to the Class NR certificates), therefore, the amount of interest they accrue.

* Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR certificates are interest only.

** Other than the Class R, Class X-D, Class X-E, Class X-F and Class X-NR certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Subordination” in this prospectus supplement.

To the extent funds are available on a subsequent distribution date for distribution on the certificates, you will be reimbursed for any losses allocated to your certificates.

B.	Shortfall in Available
Funds
In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or other amounts collected from borrowers that are not paid to the master servicer or the special servicer as compensation, to the extent described in this prospectus supplement), the special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated trust expenses of the issuing entity.  These shortfalls, if they occur, would reduce distributions to the classes of certificates with the lowest payment priorities.  In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the interest bearing certificates, on a pro rata basis, to reduce the amount of interest payment on such classes of certificates.

Additional Aspects of the Certificates

A.	Information Available to
	Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the issuing entity. See “The

Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.

B.	Optional Termination
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans  (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement.  Exercise of this option will terminate the issuing entity and retire the then-outstanding certificates.

If the aggregate certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates and the notional amounts of the Class X-A and Class X-B have been reduced to zero and the master servicer is paid a fee specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (other than the Class R certificates) for the mortgage loans and each REO property remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

C.	Required Repurchase or
Substitution of Mortgage Loans
Under the circumstances described in this prospectus supplement, the applicable sponsor will be required to repurchase or substitute for any mortgage loan for which it cannot remedy a breach of a representation and warranty or a document defect, that, in each case, materially and adversely affects (or is deemed to materially and adversely affect) the value of that mortgage loan (or related REO Property) or the interests of the certificateholders in that mortgage loan.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

D.	Sale of Defaulted
Mortgage Loans
and REO Properties
Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans (excluding the non-serviced mortgage loans) (or, in the case of  the serviced whole loans, the defaulted whole loans, or, in the case of the Soho-Tribeca Grand Hotel Portfolio mortgage loan, such mortgage loan and the related pari passu companion loan) and REO properties and must accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for such defaulted mortgage loan (and defaulted serviced pari passu companion loan, if applicable) or REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders, any related serviced pari passu companion loan holder and, in the case of a sale of an REO property with respect to the Soho-Tribeca Grand Hotel Portfolio whole loan, the subordinate companion loan holder (as a collective whole as if such certificateholders and the related companion loan holder(s) constituted a single lender and, with respect to the Soho-Tribeca Grand Hotel Portfolio whole loan, if applicable, taking into account the subordinate nature of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan). In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

If a mortgage loan that is part of a non-serviced whole loan becomes a defaulted mortgage loan, pursuant to the related non-serviced pooling and servicing agreement, the related special servicer may offer to sell to any person (or may offer to purchase) for cash such non-serviced whole loan during such time as such whole loan constitutes a defaulted mortgage loan and, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and related pari passu companion loan in any such whole loan as a single whole loan.

The issuing entity and its representatives, including the controlling class representative and the operating advisor, will generally have limited consultation rights with respect to the sale of non-serviced whole loans.

Pursuant to the co-lender agreement with respect to the Soho-Tribeca Grand Hotel Portfolio whole loan, the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan holder has a right to purchase the related defaulted mortgage loan as described in “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” and “—Additional Indebtedness” in this prospectus supplement.  Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” and “—Additional Indebtedness” in this prospectus supplement, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

Other Investment Considerations

Potential Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest.  These conflicts of interests may arise from, among other things, the following relationships and activities:

	●	the ownership of any certificates by the depositor, sponsors, underwriters, master servicer, special servicer, operating advisor or any of their affiliates;

●
the ownership of, or of interests in, any pari passu companion loans (or interests in a pari passu companion loan or securities backed by a pari passu companion loan), subordinate companion loans or mezzanine debt, if any, by the sponsors, underwriters, master servicer, special servicer, operating advisor or any of their affiliates;

●
the relationships, including financial dealings, of the sponsors, master servicer, special servicer, operating advisor or any of their affiliates with any borrower, any non-recourse carveout guarantor or any of their respective affiliates;

	●	the relationships, including financial dealings, of the sponsors, underwriters and their respective affiliates with each other;

●
the decision or obligation of the special servicer to take actions at the direction or recommendation of the controlling class representative or holder or at the direction or recommendation of a serviced companion loan holder;

	●	fee-sharing arrangements between one or more certificate holders or their respective representative and the special servicer;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class E, Class F and Class NR certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or to receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool;

	●	the activities of the master servicer, special servicer, operating advisor, sponsors or any of their affiliates in connection with any other transaction; and

●
in the case of any non-serviced mortgage loan, the activities of the master servicer, special servicer, operating advisor, trustee or certificate administrator under the related non-serviced pooling and servicing agreement, or any of their respective affiliates, in connection with any other transaction, the ownership by any such party of companion loan-backed securities and relationships, including financial dealings, of any such party with any borrower or non-recourse carveout guarantor under a non-serviced whole loan or any affiliate thereof.

See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Operating Advisor”, “—Potential Conflicts of Interest of the Controlling Class Representative, the Serviced Companion Loan Holders, the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, the Controlling Westfield Wheaton Companion Loan Holder and the Controlling Class Representative Related to any Non-Serviced Whole Loans”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans”, “—Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Federal Income Tax Consequences	Two (2) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to the assets of the issuing entity (for the avoidance of doubt, other than any outside reserve fund). The designations for each REMIC created under the pooling and servicing agreement (each, a “Trust REMIC”) are as follows:

●
The lower-tier REMIC (the “Lower-Tier REMIC”) will hold the mortgage loans (excluding amounts allocable to the companion loans and any interest or other income earned on such amounts) and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to a second REMIC (the “Upper-Tier REMIC”).

	●	The Upper-Tier REMIC will hold the Lower-Tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-NR, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates, as classes of regular interests in the Upper-Tier REMIC.

Pertinent federal income tax consequences of an investment in the offered certificates include:

	●	Each class of offered certificates will constitute REMIC “regular interests” and will be treated as newly originated debt instruments for federal income tax purposes.

	●	You will be required to report income on the certificates in accordance with the accrual method of accounting.

It is anticipated that for federal income tax purposes the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B and Class C certificates will be issued at a premium and the Class X-A and Class X-B certificates will be issued with original issue discount.

For information regarding the federal income tax consequences of investing in the offered certificates, see “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the prospectus.

Yield Considerations
You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement, which may significantly affect the yields on your investment.

ERISA Considerations
Fiduciaries of any employee benefit plan that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or which is a governmental plan (as defined in Section 3(32) of ERISA) or other plan, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code should carefully review with its legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction prohibited or is not otherwise permissible under ERISA, the Code or similar law.

The U.S. Department of Labor has granted an administrative exemption to Credit Suisse Securities (USA) LLC, Prohibited Transaction Exemption 89-90, 54 Fed. Reg. 42597 (October 17, 1989) as most recently amended by PTE 2013-08, 78 Fed. Reg. 41090 (July 9, 2013), which may exempt from the application of certain of the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Code Sections 4975(a) and (b), transactions relating to the purchase, sale and holding of pass-through certificates underwritten by Credit Suisse Securities (USA) LLC, and the servicing and operation of related mortgage pools, provided that certain conditions are met.  See “ERISA Considerations” in this prospectus supplement.

Ratings
It is a condition to the issuance of each class of offered certificates that they will receive investment grade credit ratings from at least three of the four nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of the interest-only certificates, the ultimate payment in full of the certificate principal balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. Any rating of the offered certificates should be evaluated independently from similar ratings on other types of securities. A securities rating on mortgage pass-through certificates does not address the tax attributes of the certificates in question or the receipt of any default interest or prepayment premium or constitute an assessment of the likelihood, timing or frequency of prepayments on the related mortgage loans. A securities rating on mortgage pass-through certificates does not address the frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which the prepayments might differ from those originally anticipated, the yield to maturity that purchasers may experience as a result of the rate of principal prepayments, the likelihood of collection of default interest, late payment charges, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates in question.

A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning rating agency.

Nationally recognized statistical rating organizations that the depositor has not engaged to rate any class of offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates and any one or more of the nationally recognized statistical rating organizations engaged by the depositor may issue unsolicited credit ratings on one or more classes of certificates that it was not engaged to rate upon initial issuance, in each case, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor to rate certain classes of certificates on the closing date. The issuance of any such unsolicited ratings that are lower than the ratings assigned by the rating agencies engaged by the depositor on the closing date may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those rating agencies at that time, the depositor selected four (4) of them to rate the offered certificates and certain classes of non-offered certificates (although one of the nationally recognized statistical rating organizations engaged by the depositor may not ultimately issue ratings on all classes of rated certificates).  The decision not to engage certain rating agencies to rate any of the certificates was due, in part, to those agencies’ initial subordination levels for the various classes of rated certificates and the decision to engage one of the nationally recognized statistical rating organizations engaged by the depositor to only rate certain classes of rated certificates, but not others, was also due, in part, to those engaged rating agencies’ initial subordination levels for such classes of certificates.  Accordingly, if the depositor selected such other rating agencies to rate the offered certificates or had it engaged such nationally recognized statistical rating organization to rate those other classes of certificates, their ratings of the offered certificates or of those other classes of certificates, as applicable, may have been different, and potentially lower, than those ratings ultimately assigned to the subject classes of certificates by the selected rating agencies. Although unsolicited ratings may be issued by any rating agency, a rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. In addition, the decision to engage one of the nationally recognized statistical rating organizations engaged by the depositor to rate only certain classes of rated certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of rated certificates that were not rated by such nationally recognized statistical rating organization.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement.  In no event will rating agency confirmations from any nationally recognized statistical rating organization (other than the rating agencies engaged by the depositor to rate the offered certificates, or except in so far as the matter involves a mortgage loan with a split loan structure and such other rating organization is hired to rate securities backed by the related companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement. Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A and/or Class X-B certificates might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments), or the application of any realized losses.  As described in this prospectus supplement, the amounts payable with respect to the Class X-A and Class X-B certificates consist only of interest.

The Class X-A and Class X-B certificates will not be entitled to receive principal distributions and generally will only be entitled to interest distributions. In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts

“due” to such holders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-A and Class X-B certificates. The notional amounts of the Class X-A and/or Class X-B certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings of the Class X-A and Class X-B certificates do not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on such notional amount as so reduced from time to time. Therefore, the ratings of the Class X-A and Class X-B certificates should be evaluated independently from similar ratings on other types of securities.

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates, Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Description of the Certificates” and “Yield Considerations” in the prospectus.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.  See “Legal Investment” in this prospectus supplement and in the prospectus.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in this prospectus supplement).

RISK FACTORS

You should carefully consider the following risks and the risks described in “Risk Factors” in the prospectus before making an investment decision. In particular, distributions on the certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

 The Offered Certificates Are Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled. See “Description of the Certificates—General” in the prospectus.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products. The United States economic recovery has been weak and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans. In addition, the downturn in the general economy affected the financial strength of many commercial and multifamily real estate tenants and resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate. Any further economic downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on the value and/or liquidity of CMBS that are backed by loans secured by such commercial and multifamily real estate.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages. A very substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years. These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults. In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS. Even if the real estate market does recover, the mortgaged properties and therefore, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on the mortgage loans. In the event of default by a borrower under a mortgage loan, the certificateholders would likely suffer a loss on their investment.

As a result of all of these factors, we cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

External Factors May Adversely Affect the Value and Liquidity of Your Investment

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global, National and Local Economic Factors

The global financial markets have experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may spread to other countries at any time. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors. For instance, the City of Detroit filed a petition for relief under Chapter 9 of the Bankruptcy Code on July 18, 2013, and an amended plan of adjustment was approved by the federal bankruptcy court on November 7, 2014. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Risks to the Financial Markets Relating to Terrorist Attacks

Future terrorist activities may occur in the United States or abroad. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Other Events May Affect Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●
Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or the certificates;

●
Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including the certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
The market value of the certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS”, the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

The certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for the certificates. Lack of liquidity could result in a substantial decrease in the market value of the certificates.

The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

●
increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell the offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates. You may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F or Class X-NR certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the certificates with a higher distribution priority. Because their notional amount is based upon the certificate principal balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates, the Class X-A certificates will be adversely affected by losses allocated to such classes of certificates. In addition, because their notional amount is based upon the certificate principal balance of the Class B certificates, the Class X-B certificates will be adversely affected by losses allocated to such class of certificates. See “Description of the Offered Certificates—Subordination” in this prospectus supplement.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed. The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels. However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●
Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, may not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis.

National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm.

If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm, then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.

●
Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities.

●
None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates are not a suitable investment for EEA credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

●
New capital regulations were issued by the banking regulators in July 2013 and began phasing in on January 1, 2014; these regulations implement the increased capital requirements established under the Basel Accord. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as commercial mortgage-backed securities. As a result of these regulations, investments in commercial mortgage-backed securities like the certificates by institutions subject to the risk based capital regulations may result in greater capital charges to these financial institutions, and these new regulations may otherwise adversely affect the treatment of commercial mortgage-backed securities for their regulatory capital purposes.

●
The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with certain funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (subject to the possibility of up to two one-year extensions that may be granted by the Federal Reserve based on certain factors, including whether the grant of such an extension would be in the public interest). During any such conformance period, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment” in this prospectus supplement and in the prospectus.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●
the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of the certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of the certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on the certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine loan lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●
the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this prospectus supplement for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

With respect to two (2) mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Westfield Trumbull and Westfield Wheaton, representing approximately 6.4% and 3.5%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each related mortgage loan permits a prepayment to occur prior to the end of the lockout period in connection with maintaining a debt yield threshold set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this prospectus supplement.

In addition, if a sponsor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable. Additionally, mezzanine loan lenders (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. As a result of such a repurchase or purchase, investors in the Class X-A and/or Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on the certificates. In this respect, see “Description of the Mortgage Pool—

Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement.

The Class X-A and Class X-B certificates will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the Class X-A certificates is based upon the outstanding certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates, the yield to maturity on the Class X-A certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates. Because the notional amount of the Class X-B certificates is based upon the outstanding certificate principal balance of the Class B certificates, the yield to maturity on the Class X-B certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the Class B certificates.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A and/or Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates” in this prospectus supplement.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate principal balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate principal balance of that class). Even if losses on the mortgage loans are not borne by the certificates, those losses may affect the weighted average life and yield to maturity of the certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on the certificates. In addition, if the master servicer or the trustee reimburses itself, or, with respect to any non-serviced mortgage loan, the master servicer, the trustee or another party under the related non-serviced pooling and servicing agreement, out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal balance (or notional amount) of a class of certificates. See “Description of the Offered Certificates—Distributions” in this prospectus supplement. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the Class X-A and Class X-B certificates) and extending the weighted average lives of the offered certificates with principal balances. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

In addition, to the extent losses are realized on the mortgage loans, first the Class NR certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, based on their respective certificate principal balances, will bear such losses up to an amount equal to the respective outstanding certificate principal balance thereof. A reduction in the certificate principal balance of any class of the Class A-1,

Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate principal balance of the Class B certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

Pass-Through Rates

The pass-through rates on certain of the certificates may be variable and may be equal to or limited by the weighted average of the net interest rates on the mortgage loans from time to time. The weighted average of the net interest rates on the mortgage loans may decline if the rate of principal payments on the underlying mortgage loans with higher net interest rates were faster than the rate of principal payments on the underlying mortgage loans with lower net interest rates. Accordingly, the yields on any such classes of offered certificates would be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The weighted average of the net interest rates on the mortgage loans will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●
may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal balance of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “ERISA Considerations” and “Legal Investment” in this prospectus supplement.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to five (5) nationally recognized statistical rating organizations. Based on preliminary feedback from those rating agencies at that time, the depositor selected four (4) of them to rate the offered certificates and certain classes of non-offered certificates (although one of the nationally recognized statistical rating organizations engaged by the depositor may not ultimately issue ratings on all classes of rated certificates). The decision not to engage certain rating agencies to rate any of the certificates was due, in part, to those agencies’ initial subordination levels for the various classes of rated certificates and the decision to engage such nationally recognized statistical rating organization to only rate certain classes of rated certificates, but not others, was also due, in part, to those engaged rating agencies’ initial subordination levels for such classes of certificates. Accordingly, if the depositor selected such other rating agencies to rate the offered certificates or had it engaged such nationally recognized statistical rating organization to rate those other classes of certificates, their ratings of the offered certificates or of those other classes of certificates, as applicable, may have been different, and potentially lower, than those ratings ultimately assigned to the subject classes of certificates by the selected rating agencies. Although unsolicited ratings may be issued by any rating agency, a rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. In addition, the decision to engage one of the nationally recognized statistical rating organizations engaged by the depositor to rate only certain classes of rated certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of rated certificates that were not rated by such nationally recognized statistical rating organization.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates. Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” in this prospectus supplement for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income

The mortgage loans are secured by various income producing commercial, multifamily and manufactured housing community properties. The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this prospectus supplement. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases (or, in some cases, based on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent) and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additional Mortgage Loan Information” in this prospectus supplement and “Risk Factors—Risks of Commercial and Multifamily Lending Generally” in the prospectus for a discussion of factors that could adversely affect the net operating income and property value of commercial properties.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenant, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan);

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●
the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of such assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additional Mortgage Loan Information” in this prospectus supplement) to vary substantially from the actual net operating income of a mortgaged property. See “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See also “Risk Factors—Risks of Commercial and Multifamily Lending Generally” in the prospectus for a discussion of factors that could adversely affect the net operating income and property value of commercial properties.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement and Annex A to this prospectus supplement, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the sponsors. No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the trust, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are not paying rent due to ongoing disputes with the related borrower, (iv) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (v) are “dark” tenants but paying rent, or (vi) are affiliates of the related borrower and are leasing space pursuant to a master lease or space lease. Similarly, with respect to certain mortgage loans included in the trust, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, are “dark” tenants but are paying rent or are affiliates of the related borrower and are leasing space pursuant to a master lease or space lease, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. Each investor should review these and other similar assumptions and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus supplement, and this would change other numerical information presented in this prospectus supplement based on or derived from the underwritten net cash flow, such as the debt service coverage ratios presented in this prospectus supplement.

In addition, the debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—

Certain Calculations and Definitions” in this prospectus supplement for additional information on certain of the mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reunderwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

We have not reunderwritten the mortgage loans or the related whole loans. Instead, we have relied on the representations and warranties made by the related sponsor, and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

If we had reunderwritten the mortgage loans or the related whole loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” below, “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage pool.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements known as “REAs” between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. We cannot assure you that the reciprocal easement or operating agreements, as applicable, will not expire prior to the maturity date of the related mortgage loan. Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant decides to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

●
the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers to have co tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor stores of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and tenant estoppels obtained in connection with the origination of the mortgage loans (or related whole loans) identified disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in the related prospectus supplement or that the net operating income contributed by the mortgaged properties will remain at the level specified in the related prospectus supplement or past levels.

Borrowers and property managers of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located. Property managers at the related mortgaged properties also may manage competing properties. None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Retail properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. See “Risk Factors—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases”. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail properties may have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer business:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	video shopping networks;

●	catalogue retailers;

●	home shopping networks;

●	direct mail;

●	internet websites; and

●	telemarketers.

Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located. Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

Hospitality Properties Have Special Risks

Various factors may adversely affect the economic performance of a hospitality property, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	the quality of hospitality property management;

●	the presence or construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	the lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of the franchise;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	popularity and profitability of certain amenities, such as spa services;

●	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow. Furthermore, the previous terrorist attacks in the United States and the potential for future terrorist attacks may have adversely affected the occupancy rates and, accordingly, the financial performance of hospitality properties.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The liquor licenses for hospitality properties are usually held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hospitality property that holds a liquor license, the trust or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full service hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises and/or hotel managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor and/or hotel managers. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis. For certain additional information regarding the 15 largest mortgage loans in the Mortgage Pool see “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement.

Multifamily Properties Have Special Risks

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

●	the quality of property management;

●	the location of the property, for example, a change in the neighborhood over time or increased crime in the neighborhood;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the presence of competing properties and residential developments in the local market;

●
the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;

●
in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●
adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties, or the mortgaged properties may benefit from government-sponsored tenant subsidy programs. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may impose, among other conditions:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

●
the initial concentration of shares relating to occupied rental units of a sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if a sponsor, owner or investor is unable to make the required maintenance payments;

●
the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

●
that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

Office Properties Have Special Risks

A large number of factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	the quality of property management;

●	an economic decline in the business operated by the tenant;

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

●
in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower or resulting in adverse economic effects.

Manufactured Housing Community Properties Have Special Risks

Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site built single family homes.

Other factors may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●  the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);

●	the ability of management to provide adequate maintenance and insurance;

●	the type of services or amenities it provides;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization.

In general, a manufactured housing property is a “single-purpose” property that could not be readily converted to general residential, retail or office use. Thus, if the operation of the manufactured housing community property becomes unprofitable due to competition, the age of the improvements or other factors such that the related borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity:

●  may be subject to rent control and other laws regulating the relationship between a property owner and its residential tenants;

●  have tenants that may not have leases or have short term or month-to-month leases and, accordingly, such tenants are not obligated to remain at such mortgaged property for any extended period;

●  are located, in whole or in part, in a flood zone that requires the related borrower to maintain flood insurance if it owns any material structures located in a flood zone; or

●  may be deemed legally nonconforming for zoning purposes as to the underlying manufactured housing community use.

Certain manufactured housing community properties securing mortgage loans in the issuing entity are, in whole or in part, age-restricted to individuals that, in general, are 55 years of age or older. Such restrictions limit the potential residents of the related mortgaged properties and may affect property performance.

In the case of manufactured housing community mortgaged properties that are not connected to public water and sewer systems, the related borrower could incur a substantial expense in connection with either the repair, maintenance or replacement of the existing system or the required connection to such public systems in the future. In addition, the use of well water and/or septic systems or private sewage treatment facilities enhances the likelihood that the related mortgaged property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity have a material number of leased homes that are currently owned by an affiliate of the related borrower and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes.

Self Storage Properties Have Special Risks

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

●	decreased demand;

●	competition;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single-family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	age of improvements; or

●	other factors,

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Industrial Properties Have Special Risks

A large number of factors may adversely affect the value of industrial properties including:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties (and certain “flex” industrial properties often include office space), although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Condominium Properties Have Special Risks

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium, although the condominium rules or by-laws may otherwise allocate the right to select board members. In certain cases, the related borrower does not have a majority of votes on the condominium board.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. The New York Condominium Act also provides that in the event 75% or more of the common areas are subject to a condemnation and 75% of the unit owners (in number and common interest) do not promptly resolve to restore, then any unit owner can bring a partition action. A partition action could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition will be sufficient to satisfy borrower’s obligations under the mortgage loan.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a mortgage loan secured by the borrower’s interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties. The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the issuing entity to greater expense and risk than servicing and realizing upon collateral for other mortgage loans that are not secured by condominium units.

Competition May Adversely Affect the Performance of the Mortgaged Property

Borrowers, affiliates of borrowers, and property managers of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located. Property managers at the related mortgaged properties also may manage competing properties, including, without limitation, properties that may be situated near or even adjacent to the mortgaged properties. None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near, the mortgaged properties.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A to this prospectus supplement for dates of the latest appraisals for the mortgaged properties.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this prospectus supplement, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the deterioration of socio-economic conditions in the related community, including increases in criminal activity;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values. However, the appraised value reflected in this prospectus supplement with respect to each mortgaged property, except as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the “as stabilized” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value” in this prospectus supplement.

We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and “as stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. If the related appraisal is not current, there is the additional risk that events or conditions subsequent to the date of the appraisal may adversely affect the market value of the mortgaged property. See “Transaction Parties—The Sponsors—Column Financial, Inc.—Column’s Underwriting Guidelines and Processes—Third Party Reports”, “—MC-Five Mile Commercial Mortgage Finance LLC—Assessments of Property Condition”, “—The Bancorp Bank—Third Party Reports” and “—BSPCC Lender L.L.C.—BSPCC’s Underwriting Guidelines and Processes—Third Party Reports” in this prospectus supplement for additional information regarding the appraisals.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●
space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●
leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease or abate its rent.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants or affiliated tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” in this prospectus supplement for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. In addition, in the case of certain manufactured housing community mortgaged properties, there may be a master lease with respect to certain pads located on such mortgaged property between the borrower, as landlord, and an affiliate of the borrower, as a tenant and owner of certain leased mobile homes occupying such pads. In other cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. We cannot assure you that any space “leased” by a borrower affiliate will eventually be occupied by third party tenants and, consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this prospectus supplement for information on properties leased in whole or in part to borrowers and their affiliates. In some cases, the owners of the related borrower may have pledged its ownership interest in the affiliated master tenant as additional collateral for the related mortgage loan. In such instances, we cannot assure you that the REMIC formed in connection with the issuing entity will be able to foreclose on any such pledge of this interest in the event the remaining collateral is foreclosed upon. See “—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this prospectus supplement.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement for information regarding bankruptcy issues with respect to certain mortgage loans.

If the leased premises are located in a “shopping center” as such term has been interpreted under section 365 of the federal bankruptcy code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in this prospectus supplement) would be considered a shopping center by a court considering the question.

Leases That are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. In addition, state statutes may grant a right of first refusal to certain designated parties. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in this prospectus supplement for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Terminations and Expirations” in this prospectus supplement for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Distribution of Remaining Term to Maturity/ARD in Months” in Annex C to this prospectus supplement for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the offered certificates is generally payable in sequential order of payment priority (subject to scheduled payments in respect of the Class A-SB certificates as set forth in Annex F), a class receives principal only after the preceding class(es) have been paid in full. Classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are secured by retail, hospitality, multifamily, office and manufactured housing community properties. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” in this prospectus supplement for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool. For a description of the risks relating to the specific property types, see “Risk Factors—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Multifamily Properties Have Special Risks” in this prospectus supplement.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Texas, Florida, North Carolina and Connecticut. See “Description of the Mortgage Pool—

Statistical Characteristics of the Mortgage Loans—Geographic Concentrations” in this prospectus supplement.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●
if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●
a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●
mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues—Avoidance Actions” in the prospectus.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although there is already existing mezzanine/subordinate debt, and mezzanine/subordinate debt is permitted in the future, in the case of certain mortgage loans. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on the certificates. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans”, “—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this prospectus supplement.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single purpose entities, however, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or related whole loan, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity. Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Certain of the mortgage loans may have been made to special purpose limited partnerships that have a general partner or general partners that are not themselves special purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

However, any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on the certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of the certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Tenancies-in-Common, Delaware Statutory Trusts and Indemnity Deeds of Trust May Hinder Recovery

Certain borrowers may own a mortgaged property as a Delaware statutory trust or as tenants in common. Delaware statutory trusts are restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. In a tenant-in-common ownership structure, each tenant-in-common owns an individual share in the property. Absent other arrangements, a tenancy-in-common entails the risk that a bankruptcy, dissolution or action for partition by one or more of the tenants-in-common will result in significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management, a substantial decrease in the amount recoverable upon the related mortgage asset and/or early repayment of the related mortgage asset. Although the conditions to a conversion to a tenancy-in-common include arrangements intended to lessen these risks, such as waivers of the right to partition, we cannot assure you that such arrangements are in all cases implemented or, if challenged, would be enforced. See “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

In addition, the borrowers under four (4) mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as 777 East 10th Street, Rancho Santa Margarita Town Center, Lowes – Timonium and Heritage at Canyon Pointe, representing approximately 5.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, own the related mortgaged property as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided interest in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. In the case of each such mortgage loan with tenant-in-common borrowers, each related tenant-in-common borrower waived its right to partition, thereby reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In some cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. The tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. There can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan. See “Risk Factors—Tenancies-in-Common May Hinder Recovery” in the prospectus.

Certain of the mortgage loans may not expressly prohibit transfers of ownership interests in the related borrower to entities structured as tenants-in-common and/or Delaware statutory trusts, however, other conditions are typically required to be satisfied in connection with any such transfer, including, but not limited to one or more of the following: (i) that the lender receive confirmation from a hired nationally recognized statistical rating organization in connection with such transfer; (ii) that the transferee be a special purpose entity; (iii) that the transferee be affiliate with the borrower; and/or (iv) that the lender or its counsel approve of the organizational documents of the transferee.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.

Additionally, in February 2012, a bill was passed by the Georgia Senate and introduced in the Georgia State House of Representatives that would limit rights of holders that acquired loans for less than par, by limiting the amount that a purchaser of debt (including the issuing entity) could collect from a guarantor of a commercial mortgage loan to the lesser of the purchase price paid for the debt or the maximum amount of the guarantee. The bill would apply both retroactively and prospectively to all types of loans made to all types of borrowers and presumably to the mortgage loans. If enacted, legislation of this type would appear to interfere with established contractual rights, and as such may be unconstitutional insofar as it would be applied to debt sold or transferred prior to the legislation’s enactment date. This type of measure could undermine the value of the mortgage loans and the special servicer’s workout efforts including, without limitation, the ability to collect on a guaranty or to use the threat of the same as a mechanism to compel a borrower to engage in a workout or provide a deed-in-lieu of foreclosure. The legislative session of the Georgia State House of Representatives ended without a vote on the bill. As a result, the bill died; however, we cannot assure you that a similar bill will not be re-introduced and passed in Georgia or in any other state in future legislative sessions.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any governmental agency or private insurer.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-recourse Carveout Limitations” in this prospectus supplement either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates. Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations” in this prospectus supplement, however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans known as “PIPs”. In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. See “Description of the Mortgage Pool—Redevelopment, Expansion and Renovation” in this prospectus supplement for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of the Mortgage Loans—Americans With Disabilities Act” in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Risks Related to Litigation and Condemnation

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation Considerations” in this prospectus supplement for information regarding litigation matters with respect to certain mortgage loans.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

Other Financings or Ability To Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

●
the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●
if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the serviced whole loans and the non-serviced whole loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such loans. As a result, the issuing entity is subject to additional risks, including:

●
the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●
the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have “preferred equity” structures, and additional mortgage loans may allow the related borrower to employ such structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the related sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

For additional information, see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” in this prospectus supplement.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Loan Rates; Calculations of Interest” in this prospectus supplement. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal balance outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “Risk Factors—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” in this prospectus supplement);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any whole loan, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and, with respect to each non-serviced mortgage loan, the related non-serviced pooling and servicing agreement permits or is expected to permit the special servicer under such pooling and servicing agreement) to extend and modify mortgage loans (other than the non-serviced mortgage loans, which will be serviced pursuant to a separate pooling and servicing agreement) in a manner consistent with the servicing standard, subject to the limitations described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” in this prospectus supplement.

Neither the master servicer nor the special servicer will have the ability to extend or modify any non-serviced mortgage loan because each such mortgage loan is being serviced by the master servicer or the special servicer under the related non-serviced pooling and servicing agreement. See “The Pooling and Servicing Agreement—Servicing of the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan” and “—Servicing of the Westfield Wheaton Mortgage Loan” in this prospectus supplement.

We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on the certificates, whether such delay is due to a borrower default or to modification of the related mortgage loan or otherwise, will likely extend the weighted average lives of the certificates.

The credit crisis and economic downturn resulted in tightened lending standards and a reduction in capital available to refinance commercial mortgage loans at maturity. These factors increased the risk that refinancing may not be available for commercial mortgage loans. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacancy with respect to self storage facilities, hospitality properties, bowling alleys, restaurants, theater space, dental or medical offices, health clubs, gas stations, data centers, parking garages and warehouses would not be easily converted to other uses due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of such voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the related mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the related condominium. The manner in which those proceeds and awards are required to be used under the governing documents may limit the amounts available for restoration of the related mortgaged property and may result in a material adverse effect on the related borrower’s ability to satisfy its obligations under the mortgage loan documents.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. See “Risk Factors—Multifamily Properties Have Special Risks” in this prospectus supplement.

Zoning or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Use Restrictions” in this prospectus supplement for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

Insurance May Not Be Available or Adequate

Certain Risks Are Not Covered under Standard Insurance Policies

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents. See “Description of the Mortgage Pool—Insurance Considerations” in this prospectus supplement. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things:

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water related causes;

●	earth movement, including earthquakes, landslides and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against

Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

There Is No Assurance That Required Insurance Will Be Maintained

There is no assurance that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard and subject to the discussion under “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Operating Advisor” in this prospectus supplement, that either (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (b) such insurance is not available at any rate. Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Twenty-six (26) of the mortgaged properties, securing approximately 16.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a seismic expected loss greater than 18%.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress created the Terrorism Insurance Program pursuant to the Terrorism Risk Insurance Act of 2002. On December 26, 2007, the Terrorism Insurance Program was extended and amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 and was reauthorized and amended on January 12, 2015 until December 31, 2020 under the Terrorism Risk Insurance Program Reauthorization Act of 2015 (as amended, “TRIPRA”). See “Certain Legal Aspects of the Mortgage Loans—Terrorism Insurance Program” in the prospectus.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration on December 21, 2020.

If TRIPRA is not extended or renewed upon its expiration:

●	premiums for terrorism insurance coverage will likely increase;

●
the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available); and

●
to the extent that nay policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA.

We cannot assure you that the Terrorism Insurance Program will create any long term changes in the availability and cost of such insurance. In addition, we cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.

Even if terrorism insurance is required by the mortgage loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance. For certain additional information regarding the 15 largest mortgage loans in the Mortgage Pool see “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement for a description of any requirements for terrorism insurance for each of the ten (10) largest mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date. For further information with respect to certain Mortgage Loans, see Sponsors Representations and Warranties No. 31 (Acts of Terrorism Exclusion) on Annex E to this prospectus supplement and any related exceptions on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on the certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations” in this prospectus supplement.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

The Sponsors, the Depositor and the Trust Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of The Bancorp Bank, it is possible the trust’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The Bancorp Bank, a sponsor and an originator, is a Delaware state-chartered bank, the deposits of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”). If The Bancorp Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if The Bancorp Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). Neither the transfer of the applicable mortgage loans by The Bancorp Bank to the depositor, nor by the other sponsors to the depositor, are expected to qualify for the FDIC Safe Harbor. In any event, even if the FDIC Safe Harbor were applicable to any of these transfers, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on behalf of each sponsor on the closing date, based on certain facts and assumptions and subject to certain qualifications to the effect that the transfer of the applicable mortgage loans by the applicable sponsor to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor.

Likewise, an opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each other sponsor to the depositor would generally be respected as a sale in the event of a bankruptcy proceeding involving that sponsor.

A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful payments on the offered certificates would be delayed while a court resolves the claim.

In addition, since the trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the trust is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority under which the Federal Deposit Insurance Corporation can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the acting general counsel of the Federal Deposit Insurance Corporation issued a letter in which he expressed his view that, under then-existing regulations, the Federal Deposit Insurance Corporation, as receiver under the orderly liquidation authority, would not, in the exercise of its orderly liquidation authority repudiation powers, recover as property of a financial company assets transferred by the financial company; provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the Federal Deposit Insurance Corporation staff may be considering recommending further regulations under orderly liquidation authority, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the Federal Deposit Insurance Corporation’s statutory power to disaffirm or repudiate contracts. If, however, the Federal Deposit Insurance Corporation were to adopt a different approach than that described in the acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Column Financial, Inc., a sponsor, and Credit Suisse Securities (USA) LLC, an underwriter) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this prospectus supplement. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. On the closing date, Column Financial, Inc., an originator and sponsor, will be the holder of each related pari passu companion loan related to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Soho-Tribeca Grand Hotel Portfolio, Westfield Trumbull, Westfield Wheaton and Bayshore Mall, representing approximately 9.1%, 6.4%, 3.5% and 1.9%, respectively, of the aggregate principal balance of the mortgage pool as of the cut-off date. In its capacity as the holder of these pari passu companion loans, Column Financial, Inc. (or its companion loan holder representatives) will generally be entitled to consult with the special servicer and make recommendations with respect to certain material servicing decisions involving the related whole loan, however, the special servicer is not required to follow the advice or recommendations of any companion loan holder or its representative. An originator and/or its affiliates may retain such companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans, as applicable. These transactions may cause the originators and their respective affiliates or their clients or counterparties who purchase the companion loans and/or future mezzanine loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement for more information about the rights of the holder of a companion loan.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Affiliations and Certain Relationships” in this prospectus supplement.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value. The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. Credit Suisse Securities (USA) LLC, one of the Underwriters, is the affiliate of Credit Suisse First Boston Mortgage Securities Corp., the depositor, and of Column Financial, Inc., a sponsor, loan seller and originator. Wells Fargo Securities, LLC, one of the Underwriters, is an affiliate of Wells Fargo Bank, National Association, the trustee and certificate administrator.

See “Summary of Prospectus Supplement—Transaction Parties and Significant Dates, Events and Periods—Significant Affiliations and Relationships”; “Transaction Parties—Affiliations and Certain Relationships” and “Plan of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement. Each non-serviced pooling and servicing agreement provides (or is expected to provide) that the related non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Servicing of the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan” and “—Servicing of the Westfield Wheaton Mortgage Loan” in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates or sub-servicers and, as it relates to servicing and administration of the non-serviced mortgage loans, the master servicer or special servicer under the related non-serviced pooling and servicing agreement or any of their respective affiliates or sub-servicers, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, the special servicer or the master servicer or special servicer under each non-serviced pooling and servicing agreement, or any of their respective affiliates or sub-servicers holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a sponsor. Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2015-C1 non-offered certificates, any companion loan holder or the holder of any companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a serviced pari passu companion loan holder, a holder of a subordinate companion loan or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related co-lender agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, an indirect wholly-owned subsidiary of Park Bridge Financial LLC, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor” in this prospectus supplement. After the occurrence and during the continuance of a Control Termination Event, the special servicer will be required to consult on a non-binding basis with the operating advisor with respect to certain actions of the special servicer, except that such consultation is not permitted in connection with (a) the Soho-Tribeca Grand Hotel Portfolio whole loan at any time when the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder for such whole loan or (b) with respect to the Westfield Wheaton whole loan prior to the securitization of the controlling Westfield Wheaton companion loan. Additionally, after the occurrence and during the continuance of a Control Termination Event, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with a major decision, to the extent not prohibited by the related mortgage loan documents. In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement.

In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the controlling class representative or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to Park Bridge Lender Services LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services LLC performs its duties under the pooling and servicing agreement.

In addition, Park Bridge Lender Services LLC and its affiliates may in the future, perform contract underwriting services and advisory services, as well as service or specially service, in the ordinary course of their business, existing and new commercial and multifamily mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services on behalf of the issuing entity with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that may compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates holds certificates issued in this offering or another offering, or acts as advisor to the owners of any such certificates, or has financial interests in or financial dealings with a borrower or a parent of a borrower. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Controlling Class Representative, the Serviced Companion Loan Holders, the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, the Controlling Westfield Wheaton Companion Loan Holder and the Controlling Class Representatives Related to the Non-Serviced Whole Loans

It is expected that Raith Capital Partners, LLC or an affiliate will be the initial controlling class representative. With respect to the Soho-Tribeca Grand Hotel Portfolio whole loan, the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan is SM Core Credit Finance LLC, an unaffiliated third party, which will be the initial Soho-Tribeca Grand Hotel Portfolio whole loan directing holder. With respect to the Westfield Wheaton whole loan, Column Financial, Inc., the holder of the controlling Westfield Wheaton companion loan, will be the initial Westfield Wheaton whole loan directing holder. The special servicer may, at the direction of the controlling class representative (for so long as a Control Termination Event does not exist), the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan (solely with respect to the Soho-Tribeca Grand Hotel Portfolio whole loan and for so long as the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder), or the holder of the controlling Westfield Wheaton companion loan (solely with respect to the Westfield Wheaton whole loan prior to securitization of such companion loan) take actions with respect to the specially serviced mortgage loans administered under the pooling and servicing agreement for this securitization that could adversely affect the holders of some or all of the classes of certificates. In connection with the Soho-Tribeca Grand Hotel Portfolio whole loan, the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan does not have any duties to the holders of any class of certificates. In connection with the Westfield Wheaton whole loan, the holder of the controlling Westfield Wheaton companion loan does not have any duties to the holders of any class of certificates. The controlling class representative will be controlled by the controlling class certificateholders. The controlling class certificateholders, the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan and the holder of the controlling Westfield Wheaton companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event does not exist), the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan (solely with respect to the Soho-Tribeca Grand Hotel Portfolio whole loan for so long as the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder), the holder of the Westfield Wheaton companion loan or the controlling class representative (or equivalent entity) under the related non-serviced pooling and servicing agreement, as applicable, or the controlling class representative (or equivalent entity) under a non-serviced pooling and servicing agreement, may direct the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. It is anticipated that there will also be a controlling class representative (or equivalent entity) under each non-serviced pooling and servicing agreement, and such controlling class representative (or equivalent entity) may be, or may be an affiliate of, the entity that will be the controlling class representative for this securitization. Set forth below is the identity of the initial controlling class representative (or equivalent entity) for each whole loan, the trust or other party holding or expected to hold the controlling note in such whole loan and the pooling and servicing agreement under which it is expected to be serviced.

Whole Loan	Servicing Pooling and Servicing Agreement	Controlling Noteholder	Initial Controlling Class Representative
Soho-Tribeca Grand Hotel Portfolio	CSAIL 2015-C1 Commercial Mortgage Trust, Series 2015-C1	The holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan(1)	Raith Capital Partners, LLC(2)
500 Fifth Avenue	JPMBB Commercial Mortgage Securities Trust 2014-C26, Series 2014-C26	JPMBB Commercial Mortgage Securities Trust 2014-C26, Series 2014-C26	BlackRock Realty Advisors, Inc.(3)
Westfield Trumbull	CSAIL 2015-C1 Commercial Mortgage Trust, Series 2015-C1	CSAIL 2015-C1 Commercial Mortgage Trust, Series 2015-C1	Raith Capital Partners, LLC
Westfield Wheaton	CSAIL 2015-C1 Commercial Mortgage Trust, Series 2015-C1(4)	Holder of the Westfield Wheaton Note Group 1	(4)
St. Louis Premium Outlets	JPMBB Commercial Mortgage Securities Trust 2014-C26, Series 2014-C26	JPMBB Commercial Mortgage Securities Trust 2014-C26, Series 2014-C26	BlackRock Realty Advisors, Inc.(3)
Bayshore Mall	CSAIL 2015-C1 Commercial Mortgage Trust, Series 2015-C1	CSAIL 2015-C1 Commercial Mortgage Trust, Series 2015-C1	Raith Capital Partners, LLC

(1)
Until such time as the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan loses its rights as the controlling noteholder as a result of an appraisal reduction or other trigger event.

(2)
The controlling class representative will not have control or consultation rights with respect to the Soho-Tribeca Grand Hotel Portfolio whole loan until such time as the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan loses its rights as the controlling noteholder as a result of an appraisal reduction or other trigger event.

(3)	On behalf of one or more managed funds or accounts.

(4)
On and after the date of securitization of the controlling Westfield Wheaton companion loan, the Westfield Wheaton whole loan will be serviced pursuant to the pooling and servicing agreement for such securitization by the master servicer and special servicer for that securitization, the controlling class representative (or an equivalent party) for such securitization is expected to exercise the rights of the holder of the controlling Westfield Wheaton companion loan (subject to the pooling and servicing agreement for such securitization), and the controlling class representative under this securitization will only have limited consultation rights with respect to various servicing matters or mortgage loan modifications affecting the Westfield Wheaton mortgage loan.

The controlling class representative, the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder, the controlling Westfield Wheaton companion loan holder, the controlling class representative (or equivalent entity) under any non-serviced pooling and servicing agreement and their respective affiliates may have interests that are in conflict with those of certain certificateholders, the controlling class representative (or equivalent entity) under any non-serviced pooling and servicing agreement or their respective affiliates, especially if the applicable controlling class representative, the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder, the controlling Westfield Wheaton companion loan holder, the controlling class representative (or equivalent entity) under each non-serviced pooling and servicing agreement or any of their respective affiliates hold certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the controlling class representative, the whole loan directing holder, or a companion loan holder or any of their respective representatives, may take actions with respect to the related whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

Column Financial, Inc. will be the initial holder of the pari passu companion loans related to each of the mortgaged properties identified on Annex A to this prospectus supplement as Soho-Tribeca Grand Hotel Portfolio, Westfield Trumbull, Westfield Wheaton and Bayshore Mall. In each such case, Column Financial, Inc. intends (but will not be required) to securitize the related pari passu companion loan(s). The special servicer, upon consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement. In connection with the serviced whole loans, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.

However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement, the special servicer may be removed without cause by the controlling class representative (for so long as a Control Termination Event does not exist and other than with respect to the Soho-Tribeca Grand Hotel Portfolio whole loan while the related subordinate companion loan holder is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder and other than with respect to the Westfield Wheaton whole loan prior to the securitization of the controlling Westfield Wheaton companion loan). Solely with respect to the Soho-Tribeca Grand Hotel Portfolio whole loan, the special servicer may be replaced by the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan holder or its designee, with or without cause, for so long as the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan holder is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder. Solely with respect to the Westfield Wheaton whole loan, prior to the securitization of the controlling Westfield Wheaton companion loan, the special servicer may be replaced by the holder of the controlling Westfield Wheaton companion loan or its designee, with or without cause.

Similarly, with respect to each non-serviced mortgage loan, the controlling class representative (or an equivalent entity) under the related non-serviced pooling and servicing agreement has or is expected to have certain consent and/or consultation rights with respect to the related non-serviced mortgage loans and has similar conflicts of interest with the holders of the certificates. See “The Pooling and Servicing Agreement—Servicing of the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan” and “—Servicing of the Westfield Wheaton Mortgage Loan” in this prospectus supplement.

Following the securitization of the controlling Westfield Wheaton companion loan, the Westfield Wheaton whole loan will be serviced under the related pooling and servicing agreement for that securitization, subject to the related co-lender agreement. The holder of such companion loan will have certain rights with respect to the Westfield Wheaton whole loan and the related mortgaged property (which, following the securitization of the controlling Westfield Wheaton companion loan, will be exercisable by the controlling class representative (or an equivalent entity) under that securitization, subject to the terms of the related pooling and servicing agreement), including the right, under certain conditions, to advise and direct the related master servicer and/or the related special servicer with respect to various servicing matters or mortgage loan modifications affecting the Westfield Wheaton mortgage loan. Following the securitization of the controlling Westfield Wheaton companion loan, the controlling class representative in this securitization will have certain consultation rights with respect to actions taken by the master servicer and/or special servicer for the securitization of the controlling Westfield Wheaton companion loan. However, the controlling class representative of the securitization of the controlling Westfield Wheaton companion loan will have no obligation to consider the interests of, or impact on, the issuing entity or the holders of the certificates.

The controlling class representative and its affiliates (and, with respect to the non-serviced whole loans, the related controlling class representative (or equivalent entity) under each non-serviced pooling and servicing agreement and its affiliates, and with respect to the Westfield Wheaton whole loan, prior to the securitization of the controlling Westfield Wheaton companion loan, the holder of such companion loan) may have interests that are in conflict with those of certain certificateholders, especially if the applicable controlling class representative or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

See “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Termination of the Special Servicer” in this prospectus supplement.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor (the “B-Piece Buyer”) in the Class E, Class F and Class NR certificates was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests. In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of the certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the Class E, Class F and Class NR certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan. The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

The B-Piece Buyer or its designee will constitute the initial controlling class representative. The controlling class representative will have certain rights to direct and consult with the special servicer. In addition, the controlling class representative will generally have certain consultation rights with regard to the non-serviced mortgage loans under the related non-serviced pooling and servicing agreement and related co-lender agreement and, with respect to the Westfield Wheaton whole loan prior to the securitization of the controlling Westfield Wheaton companion loan, under the related co-lender agreement. See “The Pooling and Servicing Agreement—Controlling Class Representative” and “Description of the Mortgage Pool—The Whole Loans—The Westfield Trumbull Whole Loan—Consultation and Control” and “—The 500 Fifth Avenue Whole Loan and the St. Louis Premium Outlets Whole Loan—Consultation and Control” in this prospectus supplement.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Controlling Class Representative, the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, the Controlling Westfield Wheaton Companion Loan Holder or the Controlling Class Representative under any Non-Serviced Pooling and Servicing Agreement To Terminate the Special Servicer of the Related Whole Loans

With respect to certain of the whole loans, the applicable controlling class representative (or equivalent entity), or with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan, the related subordinate companion loan holder for so long as it is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder, or with respect to the Westfield Wheaton whole loan prior to the securitization of the controlling Westfield Wheaton companion loan, the holder of such companion loan, will be entitled, under certain circumstances, to remove the special servicer for such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The parties with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, such parties do not have any duties to the holders of any class of certificates, may act solely in their own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against a controlling class representative (or equivalent entity) (under the pooling and servicing agreement for this securitization or any non-serviced pooling and servicing agreement), the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan holder or, with respect to the Westfield Wheaton whole loan prior to the securitization of the controlling Westfield Wheaton companion loan, the holder of such companion loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement for a description of these rights to terminate a special servicer.

The Servicing of the Westfield Wheaton Whole Loan Will Shift to Others

The servicing of the Westfield Wheaton whole loan is expected to be governed by the pooling and servicing agreement only temporarily, until such time as the controlling Westfield Wheaton companion loan is securitized in a separate securitization. At that time, the servicing and administration of the Westfield Wheaton whole loan will shift to the master servicer and special servicer under that other securitization and will be governed exclusively by the pooling and servicing agreement entered into in connection with that securitization and the related co-lender agreement. Neither the closing date of such securitization nor the identity of such other master servicer or special servicer has been determined. In addition, the provisions of the other pooling and servicing agreement have not been determined, although they will be required pursuant to the related co-lender agreement to satisfy the requirements described under “Description of the Mortgage Pool—The Whole Loans—The Westfield Wheaton Whole Loan” in this prospectus supplement. Prospective investors should be aware that they will not have any control over the identity of the other master servicer or special servicer, nor will they have any assurance as to the terms of the other pooling and servicing agreement except to the extent of compliance with the requirements referred to in the previous sentence. Moreover, once the servicing is governed by the other pooling and servicing agreement, the controlling class representative for this securitization will not have any consent or consultation rights with respect to the servicing of the Westfield Wheaton whole loan other than those limited consent and consultation rights as are provided in the related co-lender agreement, and the holders of the Westfield Wheaton pari passu companion loans or the controlling party in the related securitization of such companion loan or such other party specified in the related co-lender agreement will have rights similar to, or more expansive than, those granted to the controlling class representative in this transaction.

Other Potential Conflicts of Interest May Affect Your Investment

A special servicer (whether the initial special servicer or a successor (or a special servicer under a non-serviced pooling and servicing agreement)) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a companion loan holder, a holder of a companion loan security or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of such special servicer under the pooling and servicing agreement and the co-lender agreements and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Special Servicer May Be Directed To Take Actions By An Entity That Has No Duty or Liability to Other Certificateholders

For so long as a Control Termination Event does not exist, the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced loans (other than the Soho-Tribeca Grand Hotel Portfolio mortgage loan for so long as the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan is the whole loan directing holder and (prior to the securitization of the controlling Westfield Wheaton companion loan) other than the Westfield Wheaton whole loan) that could adversely affect the holders of some or all of the classes of offered certificates and the holder of the controlling class will have no duty or liability to any other certificateholder. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement. Similarly, the special servicer may, at the direction of the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan, while such holder is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder, take actions with respect to the Soho-Tribeca Grand Hotel Portfolio whole loan that could adversely affect the holders of some or all of the classes of offered certificates, and may, at the direction of the holder of the controlling Westfield Wheaton companion loan (prior to the securitization of the controlling Westfield Wheaton companion loan), take actions with respect to the Westfield Wheaton whole loan that could adversely affect the holders of some or all of the classes of offered certificates, in each case, to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement. The controlling class representative will be controlled by the controlling class certificateholders. Each of (i) the controlling class certificateholders, (ii) the controlling class representative, (iii) the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan and/or (iv) the holder of the controlling Westfield Wheaton companion loan may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event does not exist), the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan (solely with respect to the Soho-Tribeca Grand Hotel Portfolio whole loan for so long as the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder) or the holder of the controlling Westfield Wheaton companion loan (solely with respect to the Westfield Wheaton whole loan), as applicable, may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Similarly, with respect to the non-serviced mortgage loans, the special servicer under the related non-serviced pooling and servicing agreements may (or is expected to be authorized to), at the direction or upon the advice of the controlling class representative (or equivalent entity) of the applicable trust holding the controlling note for the related whole loan, take actions with respect to such non-serviced mortgage loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. However, the special servicer and the special servicer under a non-serviced pooling and servicing agreement will not be (or is not expected to be) permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described in this prospectus supplement, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. See “The Pooling and Servicing Agreement—General” in this prospectus supplement.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable. Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement, the special servicer may be removed without cause by the controlling class representative (except with respect to the Soho-Tribeca Grand Hotel Portfolio whole loan for so long as the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder or with respect to the Westfield Wheaton whole loan prior to the securitization of the controlling Westfield Wheaton companion loan). In addition, solely with respect to the Soho-Tribeca Grand Hotel Portfolio whole loan, the special servicer may be replaced by the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan or its designee, with or without cause, for so long as the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder. In addition, solely with respect to the Westfield Wheaton whole loan, prior to the securitization of the controlling Westfield Wheaton companion loan, the special servicer may be replaced by the holder of the controlling Westfield Wheaton companion loan or its designee, with or without cause. With respect to the non-serviced mortgage loans, the controlling class representative (or equivalent entity) under the related non-serviced pooling and servicing agreement has (or is expected to have) the right to remove the related special servicer with or without cause at any time prior to the occurrence of a control termination event under the related non-serviced pooling and servicing agreement. See “The Pooling and Servicing Agreement—Controlling Class Representative” “—Termination of the Special Servicer”, “—Servicing of the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan” and “—Servicing of the Westfield Wheaton Mortgage Loan” in this prospectus supplement.

After the occurrence and during continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer (other than with respect to the Soho-Tribeca Grand Hotel Portfolio whole loan for as long as the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder, unless such Soho-Tribeca Grand Hotel Portfolio whole loan directing holder or its designee consents or with respect to the Westfield Wheaton whole loan prior to the securitization of the controlling Westfield Wheaton companion loan). The subsequent vote may result in the termination and replacement of the special servicer if (within 180 days of the initial request for that vote) the holders of (a) at least 75% of a quorum of certificateholders, which is the holders of certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of the certificates) of the certificates (other than the Class R certificates), or (b) more than 50% of the voting rights of each class of certificates other than any Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-NR and Class R certificates (but only those classes of certificates that have, in each such case, an outstanding certificate principal balance, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal balances of such class of certificates, as reduced by payments of principal on such class), vote affirmatively to so terminate and replace. In addition, after the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may recommend the replacement of the special servicer (but in the case of the Soho-Tribeca Grand Hotel Portfolio whole loan, for as long as the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder, subject to the consent of the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder or its designee and in the case of the Westfield Wheaton whole loan, prior to the securitization of the controlling Westfield Wheaton companion loan, subject to the consent of the holder of such companion loan). That recommendation may result in the termination and replacement of the special servicer if (within 180 days of the initial request for a vote) the holders of more than 50% of the voting rights of each class of certificates other than any Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-NR and Class R certificates (but only those classes of certificates that have, in each such case, an outstanding certificate principal balance, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal balances of such class of certificates, as reduced by payments of principal on such class) vote affirmatively to so terminate and replace. Additionally, with respect to each non-serviced mortgage loan, the operating advisor in this transaction will generally not have the right to recommend the removal of the special servicer responsible for the special servicing of such non-serviced whole loans, as such authority is granted to the operating advisor (or equivalent entity) pursuant to the terms of the related non-serviced pooling and servicing agreement. See “The Pooling and Servicing Agreement—Termination of the Special Servicer and “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

In addition, the controlling class representative (and (i) with respect to the serviced whole loans, the related pari passu companion loan holder, (ii) for so long as the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder, such subordinate companion loan holder and (iii) with respect to the Westfield Wheaton whole loan, prior to the securitization of the controlling Westfield Wheaton companion loan, the holder of such companion loan) will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances, as described in this prospectus supplement; provided, however, that the controlling class representative may lose any such rights upon the occurrence of certain events. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor has no control rights over actions by the special servicer at any time, the operating advisor has no consultation rights over actions by the special servicer prior to the occurrence and continuance of a Control Termination Event (and, in the case of the Soho-Tribeca Grand Hotel Portfolio whole loan, while the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder), and, in the case of a non-serviced mortgage loan or in the case of the Westfield Wheaton whole loan, the operating advisor has no consultation rights whatsoever, and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations.  In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of certificates or any certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases voting is based on the outstanding certificate principal balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. You have no rights to vote on any servicing matters related to the non-serviced mortgage loans. See “Description of the Offered Certificates—Voting Rights” in this prospectus supplement.

Rights of the Controlling Class Representatives Under any Non-Serviced Pooling and Servicing Agreement Could Adversely Affect Your Investment

●
The controlling class representative (or equivalent entity) under any non-serviced pooling and servicing agreement may have interests in conflict with those of the holders of some or all of the classes of certificates.

●
With respect to any non-serviced mortgage loan, although the special servicer under the related non-serviced pooling and servicing agreement is not permitted (or is not expected to be permitted) to take actions which are prohibited by law or violate the servicing standard under such pooling and servicing agreement or the terms of the related mortgage loan documents, it is possible that the controlling class representative (or equivalent entity) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such non-serviced mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to each non-serviced mortgage loan, the controlling class representative (or equivalent entity) under the related non-serviced pooling and servicing agreement:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●
will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against that controlling class representative or any director, officer, employee, agent or principal of that controlling class representative for having so acted.

You Will Not Have any Control Over the Servicing of The Non-Serviced Mortgage Loans

Each non-serviced mortgage loan is secured by a property or portfolio of mortgaged properties that also secures one or more companion loans that are not assets of the trust. Each such non-serviced mortgage loan is serviced under a non-serviced pooling and servicing agreement, which is separate from the pooling and servicing agreement under which your certificates are issued, by the related master servicer and special servicer under such non-serviced pooling and servicing agreement, and according to the servicing standard provided for in such non-serviced pooling and servicing agreement. As a result, you will have less control over the servicing of the non-serviced mortgage loans than you would if the non-serviced mortgage loans were being serviced by the master servicer and the special server under the pooling and servicing agreement for your certificates.

See “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Rights of the Operating Advisor and the Controlling Class Representative Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a specially serviced loan or serviced whole loan, if applicable, for so long as a Control Termination Event does not exist, the special servicer generally will be required to obtain the consent of the controlling class representative (other than in the case of the Soho-Tribeca Grand Hotel Portfolio whole loan if the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder or in the case of the Westfield Wheaton whole loan). After the occurrence and during the continuance of a Control Termination Event, the special servicer generally will be required to consult with the controlling class representative (until the occurrence and during the continuance of a Consultation Termination Event) and the operating advisor (other than in the case of the Soho-Tribeca Grand Hotel Portfolio whole loan if the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder or in the case of the Westfield Wheaton whole loan). These actions and decisions include, among others, certain modifications to the mortgage loans or serviced whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of the mortgage loans or REO properties for less than the outstanding principal balance plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement for a list of actions and decisions requiring consultation with the operating advisor and/or consultation with, or consent of, the controlling class representative. As a result of these obligations, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the controlling class representative: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in the interests of the holders of the controlling class; (iii) does not have any duties to the holders of any class of certificates other than the controlling class; (iv) may take actions that favor the interests of the holders of the controlling class over the interests of the holders of one or more other classes of certificates; and (v) will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against the controlling class representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the controlling class representative for having so acted.

The Whole Loans Pose Special Risks

Realization on Mortgage Loans That Are Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Holder of the Related Serviced Companion Loan

If a serviced whole loan were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell any related pari passu companion loan together with such defaulted mortgage loan. Similarly, under any non-serviced pooling and servicing agreement and/or the related co-lender agreement, the applicable special servicer will be required to sell the related non-serviced mortgage loan together with all related companion loans. We cannot assure you that such a required sale of a defaulted serviced whole loan would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced whole loan. Further, given that, pursuant to the co-lender agreement for each serviced whole loan (other than the Westfield Wheaton whole loan prior to the securitization of the controlling Westfield Wheaton companion loan), the related pari passu companion loan holder is not the directing holder, and the trust as holder of the related mortgage loan (or with respect to the Soho-Tribeca Grand Hotel Portfolio whole loan, the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan holder for so long as it is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder) is the directing holder (with the right to consent to material servicing decisions and replace the special servicer), with respect to each such serviced whole loan, the related serviced pari passu companion loan(s) may not be as marketable as the related mortgage loan held by the issuing entity. Accordingly, if any such sale does occur with respect to a serviced whole loan, then the net proceeds realized by the certificateholders in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

Rights of the Serviced Companion Loan Holders Could Adversely Affect Your Investment

In connection with the servicing of a serviced whole loan (other than the Soho-Tribeca Grand Hotel Portfolio whole loan for so long as the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan holder is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder and, prior to securitization of the controlling Westfield Wheaton companion loan, other than in the case of the Westfield Wheaton whole loan), the related pari passu companion loan holder(s) or their representatives will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such serviced pari passu whole loan, and such recommended servicing actions could adversely affect the holders of some or all of the classes of certificates. In addition, in connection with the servicing of the Soho-Tribeca Grand Hotel Portfolio whole loan, (i) the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan, for so long as it is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder, will be entitled to advise, grant or withhold approvals or direct the master servicer and the special servicer with respect to material servicing actions, including the actions taken by the special servicer with respect to the related whole loan, and (ii) at any time that such subordinate companion loan holder is no longer the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder, such companion loan holder (for a limited period of time) and the related pari passu companion loan holders will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such whole loan. In addition, in connection with the servicing of the Westfield Wheaton whole loan, prior to securitization of the controlling Westfield Wheaton companion loan, the holder of such companion loan will be entitled to advise, grant or withhold approvals or direct the master servicer and the special servicer with respect to material servicing actions involving the related whole loan. Each serviced companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and it is possible that a serviced companion loan holder or its representative may direct or advise, as applicable, the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Notwithstanding the foregoing, any such consultation with a serviced pari passu companion loan holder (or the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan holder, if applicable) or their respective representatives is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such serviced companion loan holder (or its representative) with respect to the Soho-Tribeca Grand Hotel Portfolio whole loan (unless such companion loan holder is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder). With respect to any non-serviced whole loan, the controlling class representative (or equivalent entity) under the related non-serviced pooling and servicing agreement may have interests that conflict with those of the holders of some or all of the classes of certificates. In addition, although the special servicer under any non-serviced pooling and servicing agreement is not (or is not expected to be) permitted to take actions which are prohibited by law or violate the servicing standard under the related non-serviced pooling and servicing agreement or the terms of the related mortgage loan documents, it is possible that the controlling class representative (or equivalent entity) under the related non-serviced pooling and servicing agreement may direct the special servicer under such non-serviced pooling and servicing agreement to take actions with respect to such non-serviced mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●
will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

See “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

Rights of the Controlling Class Representative Under a Non-Serviced Pooling and Servicing Agreement Could Adversely Affect Your Investment

●
The controlling class representative (or equivalent entity) under a non-serviced pooling and servicing agreement may have interests in conflict with those of the holders of some or all of the classes of certificates.

●
With respect to each non-serviced mortgage loan, although the special servicer under the related non-serviced pooling and servicing agreement is not (or is not expected to be) permitted to take actions which are prohibited by law or violate the servicing standard under the related non-serviced pooling and servicing agreement or the terms of the related mortgage loan documents, it is possible that the controlling class representative (or equivalent entity) under the related non-serviced pooling and servicing agreement may direct the related special servicer to take actions with respect to such non-serviced mortgage loans that conflict with the interests of the holders of certain classes of the certificates.

Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Column Financial, Inc. in its capacity as a sponsor and solely in respect of the mortgage loans sold by it to us) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will have the financial ability to effect such repurchases or substitutions. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement for a summary of certain representations and warranties.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus supplement, the master servicer and the trustee, as applicable, will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on the certificates.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

The certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of the certificates. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration” in this prospectus supplement and “Risk Factors—Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates” in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan (other than a non-serviced mortgage loan) or serviced companion loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when defaulted or the default of the mortgage loan becomes imminent. Any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans” in this prospectus supplement. In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors in such classes must have sufficient sources of cash to pay any federal, state or local income taxes with respect to original issue discount. See “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Offered Certificates—Original Issue Discount” in the prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (the “IRS”) has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, final regulations and other guidance issued under the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code”), modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features to permit those modifications so long as the mortgage loan remains “principally secured by real property” (within the meaning of the final regulations and such guidance). The IRS has issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not principally secured by real property, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be principally secured by real property following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original mortgage loan documents that occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Code. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less. These regulations and other guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates.

If a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in the prospectus, potential purchasers should consider the state and local and any other, tax consequences of the acquisition, ownership and disposition of the offered certificates. State and local income tax laws may differ substantially from the corresponding federal tax laws, and this prospectus supplement does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus supplement are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

DESCRIPTION OF THE MORTGAGE POOL

General

The issuing entity with respect to the Certificates will be CSAIL 2015-C1 Commercial Mortgage Trust (the “Issuing Entity”). The assets of the Issuing Entity will consist of a pool of eighty-two (82) fixed rate mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans” or the “Mortgage Pool”) with an aggregate principal balance as of the due date in March 2015 for each such Mortgage Loan (or, in the case of any Mortgage Loan that has its first due date in April 2015, the date that would have been its due date in March 2015 under the terms of that Mortgage Loan if a Monthly Payment were scheduled to be due in that month) (collectively, the “Cut-off Date”), after deducting payments of principal due on such respective dates, of approximately $1,213,516,216 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”). Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and in each case secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in an office, retail, hospitality, multifamily, industrial, manufactured housing community, self storage or other commercial property (each, a “Mortgaged Property”). The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets.

Of the Mortgage Loans to be included in the Issuing Entity:

●
Forty-seven (47) Mortgage Loans, representing approximately 70.8% of the Initial Pool Balance, were originated by Column Financial, Inc., a Delaware corporation, (“Column”). Five (5) other Mortgage Loans, representing approximately 5.6% of the Initial Pool Balance, that Column will transfer to the Issuing Entity were originated by MC-Five Mile Commercial Mortgage Finance LLC and subsequently sold to Column. Collectively, such fifty-two (52) Mortgage Loans are referred to herein as the “Column Mortgage Loans”. See “Transaction Parties—The Originators” in this prospectus supplement;

●
Ten (10) Mortgage Loans, representing approximately 13.3% of the Initial Pool Balance, were originated by MC-Five Mile Commercial Mortgage Finance LLC, a Delaware limited liability company (“MC-Five Mile”). Five (5) of those Mortgage Loans were sold to Column prior to the Closing Date, and Column will be the considered the Sponsor with regard to these Mortgage Loans. The remaining five (5) Mortgage Loans, together with the Five Mile Capital Mortgage Loans are referred to herein as the “MC-Five Mile Mortgage Loans”;

●
Thirteen (13) Mortgage Loans (the “Bancorp Mortgage Loans”), representing approximately 8.3% of the Initial Pool Balance, were originated by The Bancorp Bank, a Delaware state-chartered bank (“Bancorp”);

●
Ten (10) Mortgage Loans (the “BSPCC Mortgage Loans”), representing approximately 5.6% of the Initial Pool Balance, were originated by BSPCC Lender L.L.C., a Delaware limited liability company (“BSPCC”); and

●
Two (2) Mortgage Loans (the “Five Mile Capital Mortgage Loans”), representing approximately 2.0% of the Initial Pool Balance, were originated by Five Mile Capital Partners LLC, a Delaware limited liability company (“Five Mile Capital”).

Column, MC-Five Mile, Bancorp, BSPCC and Five Mile Capital are referred to in this prospectus supplement as the “Originators”. The Five Mile Capital Mortgage Loans were originated for sale to MC-Five Mile, and MC-Five Mile acquired the Five Mile Capital Mortgage Loans prior to the Closing Date.

Credit Suisse First Boston Mortgage Securities Corp. (the “Depositor”) will acquire the Mortgage Loans from Column, MC-Five Mile, Bancorp and BSPCC (collectively, the “Sponsors”) on or about March 20, 2015 (the “Closing Date”). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to a pooling and servicing agreement, to be dated as of March 1, 2015 (the “Pooling and Servicing Agreement”) among the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee.

Certain Calculations and Definitions

This prospectus supplement sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A, Annex B and Annex C may not equal the indicated total due to rounding. The information in Annex A, Annex B and Annex C to this prospectus supplement with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there are no defaults, delinquencies or prepayments on any Mortgage Loan or Companion Loan on or prior to the Cut-off Date. When information presented in this prospectus supplement with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex A to this prospectus supplement. The statistics in Annex A, Annex B, and Annex C to this prospectus supplement were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

The loan-to-value ratio, debt service coverage ratio and debt yield information presented in this prospectus supplement with respect to each Mortgage Loan with a Pari Passu Companion Loan is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan, unless otherwise indicated. The loan-to-value ratio, debt service coverage ratio and debt yield information presented in this prospectus supplement with respect to the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan is calculated without regard to the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan, unless otherwise indicated.

With respect to each Mortgaged Property, any appraisal of such Mortgaged Property, Phase I environmental report, Phase II environmental report or seismic or property condition report obtained in connection with origination (each a “Third Party Report”) was prepared prior to the date of this prospectus supplement. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

(1)	“Actual/360” means the related Mortgage Loan accrues interest on the basis of a 360-day year and the actual number of days in the related month.

(2)	“ADR” means, for any hospitality property, average daily rate.

(3)
“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values or units, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance. Information presented in this prospectus supplement (including Annex A and Annex B) with respect to the Mortgaged

Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

(4)
“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of March 2015 (or, in the case of any Mortgage Loan or Companion Loan that has its first due date in April 2015, the anticipated annualized debt service payable on such Mortgage Loan or related Companion Loan as of March 2015); provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan or Companion Loan during the amortization period

(5)
“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards. With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus supplement and on Annex A or Annex B to this prospectus supplement is the “as-is” appraised value unless otherwise specified under “Description of the Mortgage Pool—Appraised Value” in this prospectus supplement, and is in each case as determined by an appraisal made not more than six (6) months prior to the origination date of the related Mortgage Loan as described under “Appraisal Date” on Annex A to this prospectus supplement. The appraisals for certain of the Mortgaged Properties state an “as stabilized” value as well as an “as-is” value for such Mortgaged Properties that assume that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the Mortgaged Property, and such “as stabilized” values may, to the extent indicated, be reflected elsewhere in this prospectus supplement, on Annex A to this prospectus supplement, and on Annex B to this prospectus supplement. For such Appraised Values and other values on a property-by-property basis, see, Annex A of this prospectus supplement and the related footnotes. In addition, for certain Mortgage Loans, the Cut-off Date LTV Ratio and/or LTV Ratio at Maturity was calculated based on the “as stabilized” appraised value for the related Mortgaged Property, as described under the definitions of “Cut-off Date LTV Ratio” and “LTV Ratio at Maturity”.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Best Self Storage Portfolio, representing approximately 1.5% of the Initial Pool Balance, unless otherwise indicated, the Appraised Value solely for purposes of calculating the LTV Ratio at Maturity is based on the “as stabilized” appraised value of $28,600,000.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Piccadilly Apartments, representing approximately 0.7% of the Initial Pool Balance, unless otherwise indicated, the Appraised Value is based on the “as stabilized” appraised value of $11,350,000 as the “as stabilized” date has passed and the “as stabilized” conditions have been met.

(6)
“Balloon Balance” means, with respect to any Mortgage Loan, the principal balance scheduled to be due on such Mortgage Loan at maturity assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

(7)
“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other. Each Crossed Group is identified by a separate letter on Annex A to this prospectus supplement.

(8)
“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this prospectus supplement divided by (2) the Appraised Value of the related Mortgaged Property set forth on Annex A to this prospectus supplement, except as set forth below:

●
with respect to each Mortgage Loan with a Pari Passu Companion Loan, the calculation of Cut-off Date LTV Ratio is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan;

●
with respect to the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, the calculation of the Cut-off Date LTV Ratio does not include the principal balance of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan; and

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Cut-off Date Balance of the applicable Crossed Group, divided by the aggregate Appraised Value of the related Mortgaged Properties.

(9)
“Cut-off Date Principal Balance/Unit” means the principal balance per unit of measure as of the Cut-off Date. With respect to any Whole Loan, the Cut-off Date Principal Balance/Unit reflects the aggregate indebtedness evidenced by the Mortgage Loan and the Whole Loans, if any, excluding the Companion Loans, if any.

(10)
“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●
with respect to each Mortgage Loan with a Pari Passu Companion Loan, the calculation of Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan; and

●
with respect to the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow does not include the principal balance of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan.

(11)
“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●
with respect to each Mortgage Loan with a Pari Passu Companion Loan, the calculation of Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan; and

●
with respect to the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, the calculation of the Debt Yield on Underwritten Net Operating Income does not include the principal balance of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan.

(12)
“DSCR”, “Debt Service Coverage Ratio”, “Cut-off Date DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●	with respect to each Mortgage Loan with a Pari Passu Companion Loan, the calculation of DSCR is based on the Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan; and

●
with respect to the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, the calculation of DSCR does not include the Annual Debt Service on the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan.

(13)
“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related mortgage loan documents with any excess remitted to the related borrower (unless an event of default under the mortgage loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

(14)	“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

(15)	“Largest Tenant Lease Expiration Date” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

(16)	“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

(17)
“LTV Ratio at Maturity”, “Maturity Date Loan-to-Value Ratio” or “Maturity Date LTV Ratio” with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or Mortgaged Properties shown on Annex A to this prospectus supplement, except as set forth below:

●
with respect to each Mortgage Loan with a Pari Passu Companion Loan, the calculation of LTV Ratio at Maturity is based on the aggregate Balloon Balance of such Mortgage Loan and the related Pari Passu Companion Loan;

●
with respect to the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, the calculation of the LTV Ratio at Maturity does not include the principal balance of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan;

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Balloon Balance of the applicable Crossed Group divided by the aggregate Appraised Value of the related Mortgaged Properties; and

●
with respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective LTV Ratio at Maturity was calculated using the related “as stabilized” Appraised Values, as opposed to the “as-is” Appraised Values, each as set forth below:

Mortgage Loan Name	% of Initial Pool Balance	Maturity Date LTV Ratio (“As Stabilized”)	“As-Stabilized” Appraised Value	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Best Self Storage Portfolio	1.5%	54.4%	$28,600,000	56.4%	$27,610,000
Piccadilly Apartments	0.7%	57.3%	$11,350,000	60.0%	$10,850,000

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown in Annex A to this prospectus supplement. No representation is made that any Appraised Value presented in this prospectus supplement would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

(18)
“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A to this prospectus supplement) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

(19)
“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, rental, manufactured housing community and mixed-use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial, mixed-use (to the extent the related Mortgaged Property includes retail or office space) and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See footnotes to Annex A to this prospectus supplement for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy.

(20)	“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

(21)	“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

(22)
“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

(23)
“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with Sponsors affiliated with other Sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A to this prospectus supplement.

(24)	“RevPAR” means, with respect to any hospitality property, revenues per available room.

(25)
“Springing Cash Management” means, until the occurrence of an event of default under the mortgage loan documents or one or more specified trigger events, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the mortgage loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related mortgage loan documents.

(26)
“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

(27)
“Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Originator has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. In determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related Originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus supplement. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus supplement for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flows set forth in this prospectus supplement intended to represent such future cash flows. See “Risk Factors—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in this prospectus supplement. In the case of one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 500 Fifth Avenue, representing approximately 8.2% of the Initial Pool Balance, certain tenants among the five (5) largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the Underwritten NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant build-outs at the related space. We cannot assure you that any of those tenants will occupy its respective space and/or pay rent as required under its respective lease. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement, as well as “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement, for additional information.

(28)
“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus supplement. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the

Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus supplement for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus supplement intended to represent such future cash flows.

(29)
“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related Originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In some cases the related Originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.

(30)
“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes or (d) in the case of certain Mortgaged Properties operating as student housing, the number of beds.

(31)	“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Loan Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview.

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)
All Mortgage Loans
Initial Pool Balance(1)	$1,213,516,216
Number of Mortgage Loans	82
Number of Mortgaged Properties	114
Range of Cut-off Date Mortgage Loan Balances	$1,267,805 - $110,000,000
Average Cut-off Date Mortgage Loan Balance	$14,798,978
Range of Mortgage Loan Rates(2)	3.5800% - 5.6000%
Weighted Average Mortgage Loan Rate(2)	4.3142%
Range of Original Terms to Maturity	60 months to 120 months
Weighted Average Original Term to Maturity	117 months
Range of Cut-off Date Remaining Terms to Maturity	55 months to 120 months
Weighted Average Cut-off Date Remaining Term to Maturity	114 months
Range of Original Amortization Term(3)	300 months to 360 months
Weighted Average Original Amortization Term(3)	353 months
Range of Remaining Amortization Terms(3)	297 months to 360 months
Weighted Average Remaining Amortization Term(3)	352 months
Range of Cut-off Date Loan-to-Value Ratios(2)(4)	32.9% - 80.0%
Weighted Average Cut-off Date Loan-to-Value Ratio(2)(4)	63.4%
Range of Maturity Date Loan-to-Value Ratio(2)(4)	23.8% – 74.4%
Weighted Average Maturity Date Loan-to-Value Ratio(2)(4)	56.1%
Range of Cut-off Date DSCRs(2)(5)	1.20x- 3.37x
Weighted Average Cut-off Date DSCR(2)(5)	1.85x
Percentage of Initial Pool Balance consisting of:
Interest Only-Balloon	47.4%
Interest Only	27.6%
Balloon	25.0%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
With respect to each Mortgage Loan that is part of a Whole Loan, each related Pari Passu Companion Loan is included for purposes of calculating the Mortgage Loan Rate, Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR. With respect to the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, The loan-to-value ratio, debt service coverage ratio and debt yield information presented in this prospectus supplement is calculated without regard to the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan unless otherwise indicated. Other than as specifically noted, the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio, Cut-off Date DSCR and Mortgage Loan Rate information for each Mortgage Loan is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related Mortgage Loan without combination with the other indebtedness.

(3)
Excludes five (5) Mortgage Loans secured by the Mortgaged Property or portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Soho-Tribeca Grand Hotel Portfolio, 500 Fifth Avenue, Westfield Trumbull, Westfield Wheaton and Heritage at Canyon Pointe, representing approximately 27.6% of the Initial Pool Balance, that are interest-only for the entire term.

(4)
In certain cases the Cut-off Date Loan-to-Value Ratio and the Maturity Date Loan-to-Value Ratio were calculated using an “as-stabilized” Appraised Value instead of the related “as-is” Appraised Value. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement.

(5)
For each partial interest-only Mortgage Loan, the Debt Service Coverage Ratio was calculated based on the first principal and interest payment to be made into the trust during the term of the Mortgage Loan once amortization has commenced. With respect to six (6) Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as 500 Fifth Avenue, Westfield Trumbull, Westfield Wheaton, Aspen San Marcos, St. Louis Premium Outlets and Bayshore Mall, representing approximately 25.0% of the Initial Pool Balance, certain assumptions and/or adjustments were made to the occupancy, underwritten net cash flow and Underwritten NCF DSCR reflected in the table above. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Certain Terms of the Mortgage Loans—Additional Mortgage Loan Information” in this prospectus supplement. See also Annex A and Annex C to this prospectus supplement.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

All of the Mortgage Loans (and the Whole Loans) are expected to have substantial remaining principal balances as of their respective stated maturity dates. This includes thirty-seven (37) Mortgage Loans, representing approximately 25.0% of the Initial Pool Balance, which pay principal and interest for their entire terms, and forty (40) Mortgage Loans, representing approximately 47.4% of the Initial Pool Balance, that pay interest-only for a portion of their respective terms and five (5) Mortgage Loans, representing approximately 27.6% of the Initial Pool Balance, that pay interest only for their entire term through maturity.

Property Types.

Retail Properties

Twenty (20) retail properties, representing collateral for approximately 25.6% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, twenty (20) of the Mortgage Loans.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.

Thirteen (13) of the retail Mortgaged Properties, representing collateral for approximately 22.7% of the Initial Pool Balance by allocated loan amount, consist of a shopping center or other retail property that are considered by the applicable Sponsor to have at least one “anchor tenant”. Five (5) of the retail Mortgaged Properties, representing collateral for approximately 1.7% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be “unanchored”. Two (2) of the retail Mortgaged Properties, representing collateral for approximately 1.2% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be “shadow anchored”.

Certain of the retail Mortgaged Properties may have specialty use tenants, such as university/educational institutions, theaters, conference centers, medical and dental offices, urgent care facilities, daycare centers fitness centers, health clubs, parking garages, gas stations, billboards, night clubs, comedy clubs and/or restaurants, as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

A large number of other factors may adversely affect the operation and value of retail properties; see “Risk Factors—Retail Properties Have Special Risks” in this prospectus supplement.

Hospitality Properties

Fourteen (14) hospitality properties, representing collateral for approximately 23.9% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, thirteen (13) of the Mortgage Loans. Twelve (12) of the hospitality Mortgaged Properties, representing collateral for approximately 14.8% of the Initial Pool Balance by allocated loan amount, are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise, management or operating agreement. A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation. We cannot assure you that the franchise agreement or management agreement will remain in place or that the hotel will continue to be operated under a franchised brand or under its current name. See “Risk Factors—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Hospitality Properties Have Special Risks” in this prospectus supplement.

The following table shows each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement with an expiration date that occurs, or a franchisor termination right that may be exercised, during the term of such Mortgage Loan and the expiration date of such agreement. If terminated, securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements.

Mortgage Loan Name	Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/ Termination of Related License/ Franchise/ Operating Agreement	Maturity Date
Holiday Inn – La Mirada	$18,930,312	1.6%	December 2017	January 2025
Hilton Garden Inn Lithonia	$8,336,993	0.7%	October 2023	February 2025
Candlewood Suites Louisville Airport	$8,210,000	0.7%	September 2024	October 2024
Candlewood Suites Indianapolis NE	$7,780,000	0.6%	September 2024	October 2024
Hampton Inn Lincoln South Heritage Park	$6,366,171	0.5%	March 2022	December 2024
Suburban Extended Stay Clarksville, IN(1)	$5,900,000	0.5%	September 2024	October 2024
Hampton Inn Madison	$4,291,149	0.4%	May 2017	February 2025
Suburban Extended Stay Indianapolis NE(1)	$3,040,000	0.3%	September 2024	October 2024

(1)
The related franchise agreement can be terminated by the franchisor if the borrower (a) does not (i) begin construction or renovation by September 22, 2015, (ii) submit plans to the franchisor for approval prior to beginning such construction or renovation, or (iii) once begun, continue construction or renovation without unreasonable interruptions, or (b) fails to complete required improvements and/or repair by the deadline set forth in a property improvement plan.

In each case described above, we cannot assure you the related franchise or management agreement will be renewed or will not be terminated.

Two (2) of the hospitality Mortgaged Properties identified on Annex A to this prospectus supplement as Soho-Tribeca Grand Hotel Portfolio – Soho Grand Hotel and Soho-Tribeca Grand Hotel Portfolio – Tribeca Grand Hotel, securing approximately 9.1% of the Initial Pool Balance, is not a flagged hospitality property. See “Risk Factors—Risks Relating to Affiliation with a Franchise or Hotel Management Company”.

In addition, renovations, replacements and other work is ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements. See “—Redevelopment, Expansion and Renovation” below.

Certain of the hospitality Mortgaged Properties may have a parking garage as part of the collateral or include restaurants (either as part of the hotel or as tenants). These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

A large number of factors may adversely affect the operation and value of hospitality properties; see “Risk Factors—Hospitality Properties Have Special Risks” and “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” in this prospectus supplement.

Multifamily Properties

Thirty-one (31) multifamily properties, representing collateral for approximately 23.1% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, twenty-three (23) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of multifamily properties; see “Risk Factors—Multifamily Properties Have Special Risks” in this prospectus supplement.

Certain of the multifamily properties may have specific tenant mixes or other considerations, such as:

●
The Mortgaged Properties identified on Annex A to this prospectus supplement as Cross Creek at Camelot Apartments, Briarwood, Colony House and Heritage at Canyon Pointe, representing collateral for approximately 3.0%, in the aggregate, of the Initial Pool Balance, is dependent on personnel from a local military base for a substantial number of tenants. Cutbacks at that military base could materially adversely affect property performance.

●
Seven (7) of the Mortgaged Properties identified on Annex A to this prospectus supplement as Aspen San Marcos, The Boulevard at Tallahassee, Piccadilly Apartments, Point West Apartments, Eastgate Apartments, Bainbridge Place Apartments and Abercorn Street Apartments, representing collateral for approximately 6.9%, in the aggregate, of the Initial Pool Balance by allocated loan amount, are each occupied by a substantial number of student tenants.

●
Two (2) of the Mortgaged Properties identified on Annex A to this prospectus supplement as Cranbrook Multifamily Portfolio – Monticello on Cranbrook and Cranbrook Multifamily Portfolio – Timbers of Cranbrook, representing 1.4% of the Initial Pool Balance, have legacy tenants, occupying less than 16% of the units, that are permitted to continue to use housing vouchers under the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development; however, the Mortgaged Properties no longer accept such housing vouchers from non-legacy tenants.

These and a large number of other factors may adversely affect the operation and value of multifamily properties; see “Risk Factors—Multifamily Properties Have Special Risks” in this prospectus supplement.

Office Properties

Eight (8) office properties, representing collateral for approximately 12.2% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, eight (8) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of office properties; see “Risk Factors—Office Properties Have Special Risks” in this prospectus supplement.

Certain of the office properties have specialty use tenants, such as dental or medical offices, restaurants, fitness centers, data centers, rehabilitation facilities and/or parking garages, as part of the property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

One (1) of the Mortgaged Properties identified on Annex A to this prospectus supplement as 2000 Bering, which secures a Mortgage Loan representing approximately 1.8% of the Initial Pool Balance, is occupied by 7.5% of its tenants pursuant to month-to-month leases.

Manufactured Housing Community Properties

Twenty-three (23) manufactured housing community properties, securing approximately 7.3% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, ten (10) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of manufactured housing community properties; see “Risk Factors—Manufactured Housing Community Properties Have Special Risks” in this prospectus supplement.

Certain of the manufactured housing community Mortgaged Properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Certain of the manufactured housing community properties may have specific tenant mixes or other considerations, such as:

●
The Mortgaged Properties identified on Annex A to this prospectus supplement as PFC MHC Portfolio and Lakeside Village, representing approximately 2.9%, in the aggregate, of the Initial Pool Balance by allocated loan amount, is dependent on personnel from a local military base for a substantial number of tenants. Cutbacks at that military base could materially adversely affect property performance.

●
The Mortgaged Properties identified on Annex A to this prospectus supplement as PFC MHC Portfolio – Ridgecrest, Crescent Manor MHC, Ashland & Iowa MHC Portfolio and Lucky Horseshoe MHC Portfolio – Gaslite Senior Mobile Home Court, representing in the aggregate by allocated loan amount approximately 0.7% of the Initial Pool Balance, each currently limits its occupancy to seniors.

Mixed Use Properties

Four (4) mixed use properties, securing, in whole or in part, approximately 3.2% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, three (3) of the Mortgage Loans.

Each of the mixed use Mortgaged Properties has one or more retail, multifamily or office components. To the extent a mixed use Mortgaged Property has retail, multifamily or office components, such Mortgaged Property is subject to the risks relating to the property types described in “Risk Factors—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks”, as applicable, in this prospectus supplement. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

To the extent the mixed use Mortgaged Property has tenants occupying specialty use space, such as restaurants, tanning salon and copy center, as part of the Mortgaged Property, the Mortgaged Property and the related leased space may not be readily convertible (or convertible at all) to alternative uses if this property were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Self Storage Properties

Nine (9) self storage properties, securing approximately 2.7% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, five (5) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of self storage properties; see “Risk Factors—Self Storage Properties Have Special Risks” in this prospectus supplement.

Certain of the self storage Mortgaged Properties also derive a portion of the Underwritten Revenue from one or more of (a) rent derived from storage spaces used primarily for office, mailbox, and/or warehouse use located at the related Mortgaged Property, (b) rent derived from cellular towers located at the related Mortgaged Properties, (c) rent derived from inline tenants operating space for retail uses (including restaurants), (d) retail sales, (e) rent derived from truck rentals and/or (f) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle, automobile and boat storage.

Industrial Properties

Five (5) industrial properties, securing approximately 2.1% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, two (2) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of industrial properties; see “Risk Factors—Industrial Properties Have Special Risks” in this prospectus supplement.

Certain industrial Mortgaged Properties also derive a portion of the Underwritten Revenues from revenue from (a) rent derived from the leasing of office space at the Mortgaged Property and (b) rent derived from cell tower leases.

Specialty Use Concentrations

As indicated on Annex A to this prospectus supplement, certain of the Mortgaged Properties have a restaurant as one or more of the five largest tenants (based on net rentable area) or as a single tenant operating at the related Mortgaged Property. Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail or office space and that the restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this prospectus supplement as Westfield Wheaton and Shoppes at Eagles’ Landing, securing approximately 4.5% of the Initial Pool Balance, has a movie theater as one of the 5 largest tenants at the Mortgaged Property, or, in the case of Westfield Wheaton, has a signed letter of intent for a movie theater to become a tenant at the related Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this prospectus supplement as Westfield Trumbull, Santa Clarita Industrial Portfolio and Los Posados securing approximately 7.6%, in the aggregate by allocated loan amount, of the Initial Pool Balance, have a gym, fitness center or a health club as one of the 5 largest tenants at the Mortgaged Property.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Mortgage Loan Concentrations.

The table below presents information regarding Mortgage Loans and related Mortgage Loan concentrations:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Top Mortgage Loan	$110,000,000	9.1%
Top 5 Mortgage Loans	$415,796,580	34.3%
Top 10 Mortgage Loans	$571,411,848	47.1%
Largest Related-Borrower Concentration(1)	$119,796,580	9.9%
Next Largest Related-Borrower Concentration(1)	$50,424,000	4.2%

(1) Excluding single borrower Mortgage Loans.

Other than with respect to the largest ten (10) Mortgage Loans, each of the other Mortgage Loans or groups of cross-collateralized Mortgage Loans represents no more than 2.1% of the Initial Pool Balance. See “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement for more information on the largest ten (10) Mortgage Loans.

Property Type Concentrations.

This table shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Retail	20	$310,316,221	25.6%
Hotel	14	289,795,469	23.9
Multifamily	31	279,785,076	23.1
Office	8	148,333,256	12.2
Manufactured Housing	23	88,769,765	7.3
Mixed Use (2)	4	38,308,268	3.2
Self Storage	9	32,159,760	2.7
Industrial	5	26,048,402	2.1
Total	114	$1,213,516,216	100.0%

(1)
Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A to this prospectus supplement.

(2)	The mixed use properties include retail, multifamily or office.

Geographic Concentrations.

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance by allocated loan amount:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	4	$296,000,000	24.4%
California	23	$182,245,705	15.0%
Texas	17	$158,551,748	13.1%
Florida	18	$97,190,326	8.0%
North Carolina	13	$81,076,591	6.7%
Connecticut	1	$77,179,054	6.4%

(1)
Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A to this prospectus supplement.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●
Mortgaged Properties located in Arizona, California, Nevada, Oregon and Washington are more susceptible to certain hazards (such as earthquakes and wildfires) than properties in other parts of the country.

●
Mortgaged Properties located in coastal states, which includes Mortgaged Properties located in, for example, Alabama, California, Florida, Georgia, Illinois, Louisiana, Michigan, New York, North Carolina, Pennsylvania, South Carolina and Texas, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Recent hurricanes in the Northeast and Mid-Atlantic States, Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. On October 29, 2012, Hurricane Sandy made landfall approximately five miles southwest of Atlantic City, New Jersey, causing extensive damage to coastal and inland areas in the eastern United States, including New York City, where certain of the Mortgaged Properties are located. The damage to the affected areas includes, among other things, flooding, wind and water damage, forced evacuation, and fire damage. The cost of the hurricane’s impact, due to the physical damage it caused, as well as the related economic impact, is expected to be significant for some period of time, particularly in the areas most directly damaged by the storm. The Mortgage Loans do not all require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

●
Mortgaged Properties, securing approximately 23.7% of the Initial Pool Balance by allocated loan amount, are located in, among other places, Florida, Louisiana or Texas, which may be adversely affected by events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010. These events and similar events could lead to a regional economic downturn for the gulf coast region of the United States.

●
In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers

The mortgage pool will include eleven (11) Mortgage Loans, representing approximately 22.8% of the Initial Pool Balance, that are individually secured by two (2) or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related Mortgage Loan, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan or group of cross-collateralized Mortgage Loans in the Issuing Entity.

The table below identifies each group of Mortgaged Properties that secures an individual Mortgage Loan that we intend to include in the Issuing Entity.
Property Name	Number of States Where the Properties are Located	% of Initial Pool Balance
Soho-Tribeca Grand Hotel Portfolio	1	9.1%
PFC MHC Portfolio	1	2.8%
Threshold Multifamily Portfolio – Pool 4	1	2.1%
Threshold Multifamily Portfolio – Pool 1	1	2.1%
Franklin Management Portfolio	2	1.6%
Best Self Storage Portfolio	1	1.5%
Cranbrook Multifamily Portfolio	1	1.4%
Santa Clarita Industrial Portfolio	1	1.0%
Jabara Portfolio	1	0.8%
Lucky Horseshoe MHC Portfolio	1	0.3%
Ashland & Iowa MHC Portfolio	1	0.2%

In certain circumstances the related borrower under such mortgage loans may be able to obtain the release of one or more of the underlying Mortgaged Properties in connection with a partial release or a partial defeasance of the Mortgage Loan, upon satisfaction of certain conditions set forth in the related mortgage loan documents. See “—Partial Releases and Substitutions” and “—Defeasance, Collateral Substitution” in this prospectus supplement.

The following table shows each group of Mortgage Loans that have borrowers that are related to each other, with such groups collectively representing approximately 30.4% of the Initial Pool Balance. No group of Mortgage Loans having related borrowers represents more than approximately 9.9% of the Initial Pool Balance.

Related Borrower Loans
Property/Portfolio Names	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
Westfield Trumbull and Westfield Wheaton	2	9.9%
Threshold Portfolio Pool 4 and Threshold Portfolio Pool 1	2	4.2%
PFC MHC Portfolio and Ashland & Iowa MHC Portfolio	2	2.9%
The Landing and Jabara Portfolio	2	2.5%
Sunrise Bluffs Apartments and Trails of Windfern	2	2.1%
Candlewood Suites Louisville Airport, Candlewood Suites Indianapolis NE, Suburban Extended Stay Clarksville, IN and Suburban Extended Stay Indianapolis NE	4	2.1%
Cross Creek at Camelot Apartments and Briarwood	2	2.0%
Best Self Storage Portfolio and Best Self Storage – Texas City	2	1.8%
Piccadilly Apartments and Point West Apartments	2	1.1%
8100 Jarvis and Stage Road Commons	2	0.9%
Stanton SS and USSC 605 Cerritos	2	0.7%
Ford Plaza and Abercorn Street Apartments	2	0.4%

Mortgaged Properties With Limited Prior Operating History

In the case of five (5) of the Mortgaged Properties identified on Annex A to this prospectus supplement as Aspen San Marcos, The Boulevard at Tallahassee, St. Louis Premium Outlets, Courtyard by Marriott New Albany and Walgreens – Beaverton, representing approximately 9.0% of the Initial Pool Balance, are each secured by Mortgaged Properties that were constructed or substantially renovated or in a lease-up period within the 12-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.

In the case of six (6) of the Mortgaged Properties identified on Annex A to this prospectus supplement as Waterford Wedgwood Warehouse, 300 N. Vista, 1411 Harbor Bay Parkway, Bainbridge Place Apartments, 4600 N. Ocean Blvd. and Lucky Horseshoe MHC Portfolio – Gaslite Senior Mobile Home Court, representing approximately 2.6% of the Initial Pool Balance, the Mortgaged Properties were acquired within the 12-month period preceding the origination of the Mortgage Loan and underwriting was based on a limited prior operating history and limited historical financial figures and information.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than twelve (12) months prior to the Cut-off Date. See Annex A to this prospectus supplement for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental assessment. In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to evaluate further certain environmental issues. A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

●	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;

●	for which an operations and maintenance plan or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

●
as to which the borrower or other responsible party will have obtained, or will be required to obtain post-closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or

●	for which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks, onsite dry cleaning facilities, gas stations and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of the environmental reports prepared for each Mortgaged Property and environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

With respect to certain of the Mortgaged Properties securing Mortgage Loans included in the Issuing Entity:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Westfield Trumbull, representing approximately 6.4% of the Initial Pool Balance, the related Phase I environmental site assessment (“ESA”) reported that a 1,000 gallon diesel underground storage tank (“UST”) associated with an emergency generator might be more than twenty-five years old and is not compliant with current leak prevention and monitoring requirements. The UST did pass a January 20, 2015 tightness test, but this does not rule out potential for low rate leakage. The ESA recommended that the UST be removed and/or investigated. Estimates provided by the ESA included a range of $10,000 to $15,000 to remove the existing UST and sample for leaks; $11,000 to $15,000 to sample for leaks and upgrade the existing UST; and/or $8,000 to $12,000 to install a new replacement UST. Accordingly, a covenant was added to the loan agreement requiring the borrower, no later than December 31, 2015, to (a) remove the UST and (b) either (i) replace the UST with a new UST or an above-ground storage tank, or (ii) provide an alternative fuel source for the on-site emergency generator.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Bayshore Mall, representing approximately 1.9% of the Initial Pool Balance, the related Phase I ESA noted that an adjacent third-party property contains a petroleum distribution terminal that is subject to a “Cleanup and Abatement Order”. Chevron Products Company has been identified as the responsible party and is subject to the “Cleanup and Abatement Order”. Related groundwater monitoring detected diesel fuel impacts to groundwater along the southwestern portion of the Mortgaged Property at concentrations that the ESA concluded do not pose a risk of vapor migration. Additionally, based on sampling data and flow direction, the ESA concluded that groundwater has not been impacted beneath the buildings on the Mortgaged Property. The ESA recommended no further investigation or any other action by the owner of the Mortgaged Property.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Grand River Plaza, representing approximately 0.9% of the Initial Pool Balance, the related Phase I ESA reported that prior sampling had detected solvent impacts to soil beneath the space of a prior dry cleaning tenant. Therefore, pursuant to Michigan law the environmental consultant prepared a Baseline Environmental Assessment and a related Compliance Analysis that documents due care actions warranted to prevent exacerbating the existing contamination and to mitigate any unacceptable exposure to contamination. The recommended due care actions include installing a soil vapor mitigation system at the former dry cleaner tenant space, periodic indoor air sampling, maintaining the integrity of concrete flooring, asphalt pavement, and other existing exposure barriers, and appropriate precautions in the event of any future activities that involve excavation in the impacted area. We cannot assure you that the owner of the Mortgaged Property will in fact comply with the due care recommendations or that no future circumstances will warrant any additional action.

Tenancies-in-Common

 In the case of the Mortgage Loans identified on Annex A to this prospectus supplement as 777 East 10th Street, Rancho Santa Margarita Town Center, Lowes – Timonium and Heritage at Canyon Pointe, representing approximately 5.5% of the Initial Pool Balance, the related borrowers are tenants-in-common owning 100% of the related Mortgaged Property. The related tenants-in-common have waived their respective rights to partition.

See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” and “Risk Factors—Tenancies-in-Common, Delaware Statutory Trusts and Indemnity Deeds of Trust May Hinder Recovery” in this prospectus supplement and “Risk Factors—Tenancies-in-Common May Hinder Recovery” in the prospectus.

Condominium Interests

 Four (4) of the Mortgage Loans, secured by Mortgaged Properties identified on Annex A to this prospectus supplement as Courtyard Midtown East, Santa Clarita Industrial Portfolio, Heritage at Canyon Pointe and 1411 Harbor Bay Parkway, representing approximately 7.1%, 1.0%, 0.5% and 0.4%, respectively, of the Initial Pool Balance, respectively, are secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the related borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. However:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Courtyard Midtown East, representing, approximately 7.1% of the Initial Pool Balance, the Mortgaged Property consists of a condominium interest in a building that has four (4) condominium units. The Mortgaged Property’s hotel unit has only a 47.7% ownership interest in the condominium and, therefore, does not have a controlling interest in the condominium regime. However, the related condominium documents require all major actions that affect any condominium unit to be consented to by the permitted mortgagee of the affected unit. In addition, all insurance maintained on the Mortgaged Property must cover the interest of any permitted mortgagee.

●
With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Santa Clarita Industrial Portfolio, representing approximately 1.0% of the Initial Pool Balance, the Mortgaged Property known as Sky Business Center consists of a condominium interest in two buildings that have nine (9) units each. Two of the related borrowers (Sky Business Center, LLC and Sky Business Center 2, LLC) each own nine (9) of the condominium units. The condominium board is made up of six directors, three of whom are appointed by the owners of units 1 to 9 (Sky Business Center 2, LLC) and three of whom are appointed by the owners of units 10 to 18 (Sky Business Center, LLC). Pursuant to the Mortgage Loan documents, the individual condominium units may not be sold while the Mortgaged Property is subject to the Mortgage Loan. Pursuant to the condominium documents, no common charges apply unless and until one of the condominium units has been sold to a third party.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 1411 Harbor Bay Parkway, representing approximately 0.4% of the Initial Pool Balance, the Mortgaged Property is part of a condominium regime consisting of eight units. The borrower does not have control of the related condominium board or governing body and voting is fragmented such that no party has voting rights in excess of 50% and no affiliated unit owners in the aggregate maintain a majority of the voting interest. An estoppel was received from the Empire Parkway Centre Owners Association. The Mortgaged Property is also subject to a condominium declaration relating to Harbor Bay Business Park and an estoppel was received at origination relating to such condominium declaration.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, have consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit. See “Risk Factors—Condominium Ownership May Limit Use and Improvements” in the prospectus.

Leasehold Interests

The Mortgaged Properties identified as Courtyard Midtown East and Bayshore Mall on Annex A to this prospectus supplement, representing approximately 9.0% of the Initial Pool Balance consist of (i) a leasehold interest in one portion of the Mortgaged Property and (ii) a fee interest in the remainder of the Mortgaged Property. For purposes of this prospectus supplement, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property unless otherwise covered by clause (ii) below), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property. See “Risk Factors—Risks Related to Ground Leases and Other Leasehold Interests” in the prospectus.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●
any borrower that is not required pursuant to the terms of the applicable mortgage loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●
the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●
although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgage loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●
certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

The table below provides certain information with respect to each Mortgage Loan that has at least one corresponding Companion Loan:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Whole Loan Balance	Companion Loan Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Whole Loan LTV		Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Whole Loan Underwritten NCF DSCR
Soho-Tribeca Grand Hotel Portfolio(1)	$110,000,000	$115,000,000	$25,000,000	$250,000,000	4.0211%	57.8%	57.8%	(2)	2.25x	2.25x	(2)
500 Fifth Avenue	$100,000,000	$100,000,000	N/A	$200,000,000	3.5800%	33.3%	33.3%		3.37x	3.37x
Westfield Trumbull(3)	$77,179,054	$75,120,946	N/A	$152,300,000	3.8000%	58.1%	58.1%		2.73x	2.73x
Westfield Wheaton(3)	$42,617,526	$192,000,000	N/A	$234,617,526	3.8000%	58.4%	58.4%		2.43x	2.43x
St. Louis Premium Outlets(3)	$26,000,000	$69,000,000	N/A	$95,000,000	4.0610%	71.6%	71.6%		1.41x	1.41x
Bayshore Mall	$23,500,000	$23,000,000	N/A	$46,500,000	3.9620%	67.4%	67.4%		1.62x	1.62x

(1)	There are two related Companion Loans that are pari passu in right of payment, and one related Companion Loan that is generally subordinate in right of payment.

(2)
The loan-to-value ratio and debt service coverage ratio presented in this prospectus supplement is calculated without regard to the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan unless otherwise indicated. Taking into account the Soho-Tribeca Grand Portfolio Subordinate Companion Loan the Cut-off Date Whole Loan LTV and Cut-off Date Whole Loan Underwritten NCF DSCR would be 64.3% and 1.93x, respectively.

(3)	There are two related Companion Loans that are pari passu in right of payment.

See “—The Whole Loans” below for more information regarding each Companion Loan. Also see “Structural and Collateral Term Sheet—Soho-Tribeca Grand Hotel Portfolio”, 500 Fifth Avenue”, “—Westfield Trumbull”, “—Westfield Wheaton”, “—St. Louis Premium Outlets” and “—Bayshore Mall” in Annex B to this prospectus supplement.

Mezzanine debt is debt that is incurred by the direct or indirect owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property. The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” below. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

As described in the next paragraph, certain Mortgage Loans that we intend to include in the Issuing Entity, one or more of the principals of the related borrower are permitted to incur mezzanine debt. Further, many of the Mortgage Loans included in the Issuing Entity do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. Mezzanine lenders generally have the right to cure certain defaults occurring on the related Mortgage Loan and upon a default under the mezzanine debt, the mezzanine lender may foreclose upon the ownership interests in the related borrower. Mezzanine debt is debt that is secured by the principal’s ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding real Mortgaged Property. Although the mezzanine lender has no security interest in or rights to the related Mortgaged Property, a default under the mezzanine loan could cause a change in control of the related borrower.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related mortgage loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart:
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
Rancho Santa Margarita Town Center	$23,870,000	85.0%	1.15x	N/A	Yes
The Landing	$20,800,000	85.0%	1.15x	N/A	Yes
Courtyard by Marriott New Albany	$13,349,850	75.0%	1.40x	N/A	Yes
Santa Clarita Industrial Portfolio	$12,350,000	74.4%	1.25x	N/A	Yes
Jabara Portfolio	$9,795,000	85.0%	1.15x	N/A	Yes
Candlewood Suites Louisville Airport	$8,210,000	80.0%	1.50x	N/A	Yes
Candlewood Suites Indianapolis NE	$7,780,000	80.0%	1.50x	N/A	Yes
Suburban Extended Stay Clarksville, IN	$5,900,000	80.0%	1.50x	N/A	Yes
Suburban Extended Stay Indianapolis NE	$3,040,000	80.0%	1.50x	N/A	Yes

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

In addition, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

A Mortgage Loan may permit an equity owner in the related borrower to pledge, without lender consent, any equity interest that it could otherwise transfer without lender consent or if the transfer from the enforcement of that pledge would otherwise be permitted without lender consent.

Some Mortgage Loans permit loans to be made to the related borrower to the extent that collection of such loans may not be enforced until the related Mortgage Loan is paid in full, and provided that such loans are not secured by the Mortgaged Property. For example:

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as St. Louis Premium Outlets, representing approximately 2.1% of the Initial Pool Balance, the mortgage loan documents permit the future pledge of direct or indirect equity interests in the related borrower to secure a corporate or parent level credit facility, and there are no combined maximum loan-to-value ratio or combined minimum debt service coverage ratio requirements. There is also no requirement for an intercreditor agreement for any such pledge.

In addition, borrowers under most of the Mortgage Loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related Mortgaged Properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower.

For example, with respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Lucky Horseshoe MHC Portfolio, representing approximately 0.3% of the Initial Pool Balance, the related loan agreement permits unsecured indebtedness evidenced by promissory note(s) acceptable to the lender in connection with (1) loans from Terrene MH, LLC (the “Mobile Home Affiliate”) to the borrower, or (2) from the borrower to the Mobile Home Affiliate, with each such note subject to: (i) the lender’s prior approval; (ii) execution and delivery of a subordination and standstill agreement acceptable to the lender; and (iii) the aggregate indebtedness of all such loans not exceeding at any one time 10% of the outstanding principal amount of the related Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Other Financings or Ability To Incur Other Financings Entails Risk” in this prospectus supplement.

Litigation Considerations

Certain risks relating to litigation regarding the Mortgaged Properties, the borrowers, the property sponsors and the managers of the Mortgaged Properties are described in “Risk Factors—Risks Related to Litigation and Condemnation” in this prospectus supplement. For example, among the 20 largest Mortgage Loans by aggregate Initial Pool Balance:

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Courtyard Midtown East, representing approximately 7.1% of the Initial Pool Balance, DiamondRock Hospitality Company, the owner of the related sponsor and borrower, is a named defendant in litigation involving allegations that Marriott conspired with the labor union to facilitate unionization at certain “non-preferred hotels” in New York City in exchange for the labor union’s agreement not to pursue unionization at other “preferred hotels” in New York City. The lawsuit seeks damages totaling $400 million and injunctive relief against the alleged conspiracy. Although DiamondRock Hospitality Company was not an existing entity when the co-defendants allegedly formed the conspiracy, the plaintiff alleges that DiamondRock Hospitality Company benefitted from the alleged conspiracy. In addition to its ownership of a non-union hotel in New York City, DiamondRock Hospitality Company also owns a hotel in New York city that is unionized.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Westfield Wheaton, representing approximately 3.5% of the Initial Pool Balance, the related borrower is currently involved in litigation with Giant Food, the fifth largest tenant at the Mortgaged Property, regarding alleged violations of the tenant’s exclusive right to sell groceries, which are also being sold at the Target and Costco located at the Mortgaged Property. The tenant withheld rent for 2014 and, as of December 2014, the tenant’s rent is in arrears for approximately $720,000. The related borrower recently proposed a settlement of a 15% rent reduction through 2028 and a decrease in the percentage rent breakpoint to $44.0 million in exchange for payment of all amounts in arrears. The tenant can accept the settlement offer until a motion for summary judgment is heard on March 12, 2015. See “—Tenant Issues—Lease Terminations and Expirations” below for additional information.

We cannot assure you that the above-described actions, or any other actions related to the Mortgage Loans, would not have an adverse effect on, or provide any indication of the future performance of the obligors or non-recourse carveout guarantors under, the related Mortgage Loans.

For a discussion of pending legal proceedings with respect to certain Mortgage Loans, including certain Mortgage Loans not included in the top 20 Mortgage Loans, see Sponsor Representations and Warranties No. 15 (Actions Concerning Mortgage Loan) on Annex E-1 to this prospectus supplement and any related exceptions on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to prospectus supplement).

Redevelopment, Expansion and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, PIPs required by the franchisors. Below are descriptions of certain of such Mortgaged Properties. Certain risks related to redevelopment, expansion and renovation at a Mortgaged Property are described in “Risk Factors—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties” in this prospectus supplement.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as The Boulevard at Tallahassee, representing approximately 2.5% of the Initial Pool Balance, approximately 80% of the units at the Mortgaged Property were renovated from 2013-2014 and the related borrower plans to renovate the remaining units in 2015.

With respect to four (4) Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Candlewood Suites Louisville Airport, Candlewood Suites Indianapolis NE, Suburban Extended Stay Clarksville, IN and Suburban Extended Stay Indianapolis NE, representing, in the aggregate, approximately 2.1% of the Initial Pool Balance, the Mortgaged Properties are part of a portfolio acquisition by Arbor Lodging Partners and Drake Real Estate Partners consisting of five (5) select service hotels located in Louisville, Kentucky, Clarksville, Indiana and Indianapolis, Indiana. The portfolio acquisition consists of five (5) separate mortgage loans, only four (4) of which are included in the Mortgage Pool. The related borrower at each Mortgaged Property is required to complete a property improvement plan (a “PIP”) in connection with a newly executed franchise agreement. The lender has reserved a total of $5,700,000 for the PIPs ($3,704,374 of which is allocated to the PIPs required at the four (4) Mortgaged Properties included in the Mortgage Pool), representing 100% of the allocated hard costs of the PIPs, ADA items, project management fees, and a 10% contingency.

With respect to the Mortgage Loan secured by the Mortgaged Property identified as Hampton Inn Madison, representing approximately 0.4% of the Initial Pool Balance, $1,000,000 was reserved at origination of the Mortgage Loan for planned renovation at the Mortgaged Property, which work is required to be completed in connection with the renewal of the related franchise agreement, and expected to be completed by 2016.

Other hotel properties may, and likely do, have property improvements plans in various stages of completion or planning.

We cannot assure you that these above described renovations and build outs will not temporarily interfere with the use and operation of portions of the related Mortgaged Property, that any reserves are sufficient to pay for all required work or that the renovations and build outs will be completed. See “Structural and Collateral Term Sheet” for additional information on any redevelopment, renovation and expansion at the Mortgaged Properties securing the 10 largest Mortgage Loans.

Default History, Bankruptcy Issues and Other Proceedings

Two (2) of the Mortgage Loans, representing in the aggregate approximately 1.6% of the Initial Pool Balance, by allocated loan amount, were refinancings in whole or in part of loans in default at the time of refinancing or otherwise involved discounted pay-offs or provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming an REO Property, as described below:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Sunrise Bluffs Apartments, representing approximately 1.5% of the Initial Pool Balance, the Mortgage Loan refinanced a prior loan that was in maturity default.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Riverside Apartments, representing approximately 0.1% of the Initial Pool Balance, the Mortgage Loan refinanced a prior loan that had a maturity date of December 1, 2014 but was paid off on December 31, 2014. All payments in relation to the prior loan were made, including default interest for the month of December 2014.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals are or previously have been parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts in addition to the bankruptcy related litigation issues discussed above in “—Litigation Considerations”, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Issuing Entity.

For example, with respect to twenty-five (25) Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Soho-Tribeca Grand Hotel Portfolio, Bayshore Mall, Diamond Lakes Apts, Sunrise Bluffs Apartments, Best Self Storage Portfolio, Cranbrook Multifamily Portfolio, Cross Creek at Camelot Apartments, Santa Clarita Industrial Portfolio, Briarwood, Candlewood Suites Louisville Airport, Candlewood Suites Indianapolis NE, Bedford Hills MHP, Trails of Windfern, Osprey Landings, Colony House, Captain’s Cove, Suburban Extended Stay Clarksville, IN, Heritage at Canyon Pointe, Ontario Marketplace, Point West Apartments, Best Self Storage – Texas City, Gulfstream Manor MHP, Suburban Extended Stay Indianapolis NE, Eastgate Apartments and Crescent Manor MHC, representing, in the aggregate, approximately 27.3% of the Initial Pool Balance, borrower sponsors or guarantors (or affiliates of borrower sponsors or guarantors) have previously sponsored real estate projects that became or are currently or are expected to become the subject of foreclosure proceedings, deeds-in-lieu of foreclosure, discounted payoffs, loan modifications, bankruptcy or insolvency proceedings or similar proceedings. See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Related to Litigation and Condemnations” in this prospectus supplement.

In addition, with respect to the 20 largest Mortgage Loans (and any related Mortgage Loans under common borrower sponsorship):

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Soho-Tribeca Grand Hotel Portfolio and Bayshore Mall, representing approximately 9.1% and 1.9%, respectively, of the Initial Pool Balance, the sponsor at each related Mortgaged Property has previously sponsored two other real estate projects that resulted in deeds-in-lieu of foreclosure.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as The Boulevard at Tallahassee, representing approximately 2.5% of the Initial Pool Balance, the borrower sponsor and the lender are engaged in ongoing negotiation concerning the restructuring of another loan that is not secured by the Mortgaged Property.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more

Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Tenant Issues

Tenant Concentrations. Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

On November 20, 2013, JC Penney reported a net loss of $401 million for the third fiscal quarter of 2013. In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Westfield Trumbull and Westfield Wheaton, representing approximately 6.4% and 3.5% of the Initial Pool Balance, respectively, JC Penney is one of the three largest tenants at the related Mortgaged Property. Certain of the tenant leases at the related Mortgaged Property may permit tenants to terminate their leases and/or abate or reduce rent if JC Penney terminates its lease or goes dark. We cannot assure you that JC Penney will not continue to report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business. We further cannot assure you that the closing of any other JC Penney store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

On December 4, 2014, Sears Holdings Corp. (“Sears”) announced a year to date net loss of approximately $1.523 billion and the closure of approximately 235 underperforming stores in fiscal year 2014. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Westfield Wheaton, representing approximately 3.5% of the Initial Pool Balance, Sears Outlet Stores is the twelfth largest tenant at the related Mortgaged Property. In addition, in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as University Plaza, representing approximately 1.7% of the Initial Pool Balance, Sears Outlet Stores is the third largest tenant at the related Mortgaged Property. In addition, in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Bayshore Mall, representing approximately 1.9% of the Initial Pool Balance, Sears is the largest tenant at the related Mortgaged Property. We cannot assure you that Sears will not continue to report earnings losses or otherwise exhibit signs of financial distress. We further cannot assure you that the closing of any other Sears store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

On March 6, 2014, Staples, Inc. (“Staples”) announced that its board of directors had approved the closure of up to 225 retail stores in North America as well as a cost savings plan to generate annualized pre-tax savings of approximately $500 million by the end of fiscal year 2015. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 8100 Jarvis, representing approximately 0.4% of the Initial Pool Balance, Staples is the second largest tenant at the related Mortgaged Property. Certain of the tenant leases at the related Mortgaged Property may permit tenants to terminate their leases and/or abate or reduce rent if Staples terminates its lease or goes dark. We cannot assure you that Staples will remain open for business or that the closing of any other Staples store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

On October 20, 2014, Walgreen Co. (“Walgreens”) announced it closed 67 stores during fiscal year 2014 and is pursuing a cost reduction initiative with the goal of realizing $1 billion in cost savings by fiscal year 2017. In the case of the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as Walgreens - Beaverton, representing approximately 0.5% of the Initial Pool Balance, Walgreens is the sole tenant at the Mortgaged Property. We cannot assure you that Walgreens will remain open for business or that the closing of any other Walgreens store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

On February 5, 2015, RadioShack Corporation (“RadioShack”) filed a bankruptcy petition under chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. RadioShack also announced its intention to sell between 1,500 and 2,400 stores and close the remainder of its stores as part of a restructuring process. RadioShack released a preliminary list of 1,784 stores slated for closure. In the case of the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as Los Posados, representing approximately 0.2% of the Initial Pool Balance, RadioShack is the third largest tenant at the Mortgaged Property. While such store is not on the preliminary list of stores slated for closure, we cannot assure you that RadioShack will remain open for business or that the store will not be added to the list of stores slated for closure.

See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, industrial and mixed use Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

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Five (5) of the Mortgaged Properties, securing in whole or in part five (5) Mortgage Loans, and representing in the aggregate approximately 2.7% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.

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Excluding Mortgaged Properties that are part of a portfolio of Mortgaged Properties, no Mortgaged Property leased to a single tenant secures in whole or in part a Mortgage Loan representing more than approximately 1.1% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the related Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the related Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

The Mortgaged Properties have certain tenant concentrations (among the five largest tenants (based on net rentable area)) across multiple Mortgaged Properties representing collateral for 2.0% or more of the Initial Pool Balance, as set forth below:

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Macy’s is the largest tenant (18.8% of total net rentable square feet) at the Mortgaged Property identified on Annex A to this prospectus supplement as Westfield Trumbull, representing approximately 6.4% of the Initial Pool Balance and the third largest tenant (10.6% of total net rentable square feet) at the Mortgaged Property identified on Annex A to this prospectus supplement as Westfield Wheaton, representing approximately 3.5% of the Initial Pool Balance.

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Target is the second largest tenant (17.2% of total net rentable square feet) at the Mortgaged Property identified on Annex A to this prospectus supplement as Westfield Trumbull, representing approximately 6.4% of the Initial Pool Balance and the largest tenant (13.8% of total net rentable square feet) at the Mortgaged Property identified on Annex A to this prospectus supplement as Westfield Wheaton, representing approximately 3.5% of the Initial Pool Balance.

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JC Penney is the third largest tenant (13.3% of total net rentable square feet) at the Mortgaged Property identified on Annex A to this prospectus supplement as Westfield Trumbull, representing approximately 6.4% of the Initial Pool Balance and the second largest tenant (13.3% of total net rentable square feet) at the Mortgaged Property identified on Annex A to this prospectus supplement as Westfield Wheaton, representing approximately 3.5% of the Initial Pool Balance.

In the event of a default by that tenant, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan. In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Terminations and Expirations.

Expirations. See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, industrial and mixed use Mortgaged Property. Even if none of the top five tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to, or shortly after, the maturity date of the related Mortgage Loan. For example:

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With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or in the same month of, the maturity date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity Date
Waterford Wedgwood Warehouse	1.1%	November 2023	January 2025
Lowes – Timonium	0.5%	January 2020	December 2024

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With respect to the Mortgaged Properties shown in the table below, one or more leases representing 50% or greater of the net rentable square footage at the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or the same year as, the maturity of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage at the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of Leases Expiring	Calendar Year of Expiration	Maturity Date
500 Fifth Avenue	8.2%	82.8%	2024	October 2024
Westfield Trumbull	6.4%	65.6%	2024	March 2025
Westfield Wheaton	3.5%	72.2%	2024	March 2025
777 East 10th Street	2.6%	69.8%	2015	February 2025
St. Louis Premium Outlets	2.1%	100.0%	2024	October 2024
8100 Jarvis	0.4%	88.5%	2019	November 2024
Stage Road Commons	0.4%	100.0%	2019	December 2024
Santa Monica Retail	0.3%	100.0%	2017	January 2025
4600 N. Ocean Blvd.	0.1%	80.7%	2021	September 2024

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In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage at the related Mortgaged Property that expire in a single calendar year prior to, or in the same calendar year as, the maturity of the related Mortgage Loan.

Terminations. Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the tenant is unable to exercise an expansion right, (viii) if the landlord defaults on its obligations or violates covenants under the lease, (ix) if third parties take certain actions that adversely affect a tenant’s business or operations, (x) if a landlord leases space at the Mortgaged Property or within a certain radius of the Mortgaged Property to a competitor, (xi) if the tenant fails to meet certain sales targets or other business objectives for a specified period of time, (xii) if certain anchor or significant tenants at the subject property go dark or terminate their leases, (xiii) if the landlord violates the tenant’s exclusive use rights for a specified period of time or (xiv) based upon contingencies other than those set forth in this “—Lease Terminations and Expirations” section. In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable Mortgaged Property are permitted, an unaffiliated or affiliated third party. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain other termination rights or situations in which the tenant may no longer occupy its leased space or pay full rent.

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease upon providing notice of such termination within a specified period prior to the termination date. For example, among the 5 largest tenants by net rentable square footage at the Mortgaged Properties securing the largest 20 Mortgage Loans by aggregate Initial Pool Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 500 Fifth Avenue, representing approximately 8.2% of the Initial Pool Balance, Vince LLC, the fourth largest tenant at the Mortgaged Property, has a one-time option to terminate its lease on April 10, 2022, provided that one year’s notice is given and the tenant pays a termination fee of $1,708,413.

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In the case of the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as Six Columbus Center, representing approximately 0.4% of the Initial Pool Balance, University of Phoenix (which occupies approximately 23.4% of the net rentable square footage at the related Mortgaged Property) has a one-time option to terminate the lease on May 31, 2017, provided it gives 360 days’ prior written notice. If the tenant exercises its option, all excess cash generated at the Mortgaged Property will be swept into a lender-controlled reserve, unless the related borrower deposits $150,000 with the lender. Absent the tenant’s exercise of its termination option, the lease will expire on May 31, 2019.

Certain of the tenant leases may permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 20 Mortgage Loans by aggregate Initial Pool Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the Mortgaged Property (in each case excluding government tenants, which are described further below):

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as St. Louis Premium Outlets, representing approximately 2.1% of the Initial Pool Balance, Saks Fifth Avenue Off 5th, the largest tenant at the Mortgaged Property, has a sales kick-out provision in its lease that permits the lease to be terminated at the end (August 2018) of the fifth lease year if sales for that year do not exceed $5,000,000. If the lease is so terminated, the tenant is required to pay a termination fee of $1,130,500. Saks Fifth Avenue Off 5th’s sales at the Mortgaged Property currently exceed this minimum sales level.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 20 Mortgage Loans by aggregate Initial Pool Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the Mortgaged Property:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 500 Fifth Avenue, representing approximately 8.2% of the Initial Pool Balance, Mercer, Inc., the third largest tenant at the Mortgaged Property, representing, in the aggregate, approximately 5.1% of the net rentable area at the related Mortgaged Property, currently subleases 5,143 square feet to W.W. Norton & Co., and the remainder of its space is on the market for sublease.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 20 Mortgage Loans by aggregate Initial Pool Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the Mortgaged Property:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as St. Louis Premium Outlets, representing approximately 2.1% of the Initial Pool Balance, Saks Fifth Avenue Off 5th, the largest tenant at the Mortgaged Property, is permitted to terminate its lease if one or both of the following occur: (i) less than seventy percent (70%) of the net leasable area of the Mortgaged Property is leased to tenants who are open to the public for business for at least twelve (12) consecutive months, or (ii) the shopping center is no longer operated as a fashion oriented outlet center.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Bayshore Mall, representing approximately 1.9% of the Initial Pool Balance, four of the five largest tenants at the Mortgaged Property, representing, in the aggregate, approximately 31.1% of the net rentable area at the related Mortgaged Property, have co-tenancy provisions in their leases that permit the leases to be terminated if one or more anchor tenants at the Mortgaged Property closes.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as University Plaza, representing approximately 1.7% of the Initial Pool Balance, Burlington Coat Factory Warehouse, the largest tenant at the Mortgaged Property, has an option to either terminate its lease with thirty days’ notice or discontinue monthly rent payments if either (a) 35,000 square feet in the shopping center is vacant for twelve months or (b) 33% of tenants cease doing business in the shopping center.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as The Landing, representing approximately 1.7% of the Initial Pool Balance, JPMorgan Chase, the second largest tenant, representing approximately 9.0% of the net rentable area at the related Mortgaged Property, has co-tenancy provisions in its lease that permit it to terminate the lease if the grocery store anchor tenant at the Mortgaged Property goes dark.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Market Center at Citiplace, representing approximately 0.8% of the Initial Pool Balance, if the adjacent movie theater or all of the restaurant tenants at the Mortgaged Property are dark for 12 consecutive months, then, with respect to the largest tenant at the Mortgaged Property, Barnes & Noble Superstores, Inc. (“B&N”), which occupies approximately 43.8% of the net rentable area: (i) fixed rent will be reduced or (ii) B&N may terminate its lease prior to any abatement, upon providing 60 days’ written notice.

Certain of the tenant leases may permit a tenant to go dark at any time. For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 20 Mortgage Loans by aggregate Initial Pool Balance or in cases where any Mortgaged Property is leased to a single tenant who has the option to go dark:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Westfield Trumbull, representing approximately 6.4% of the Initial Pool Balance, the second largest tenant, Target, representing approximately 17.2% of the net rentable square footage at the Mortgaged Property, is not obligated to remain open. However, if the tenant discontinues operations of the store, the landlord has the option to cancel and terminate such lease after 120 days.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Westfield Wheaton, representing approximately 3.5% of the Initial Pool Balance, Target, the largest tenant at the Mortgaged Property, can cease operations at the Mortgaged Property at any time after having reopened and operated for one day. Additionally, the fourth largest tenant at the Mortgaged Property, Costco, can go dark upon 12 months’ notice to the landlord. Upon receiving notice of Costco’s intent to cease operations at the Mortgaged Property, the landlord is permitted to terminate the lease until such time as Costco actually ceases operations.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Bayshore Mall, representing approximately 1.9% of the Initial Pool Balance, the two largest tenants at the Mortgaged Property, are permitted to cease operations at the Mortgaged Property at any time.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as University Plaza, representing approximately 1.7% of the Initial Pool Balance, four of the five largest tenants at the Mortgaged Property, are permitted to go dark at their discretion, but each such tenant will be required to continue paying rent until the expiration of its respective lease.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Lowes – Timonium and Walgreens – Beaverton, representing approximately 0.5% and 0.5%, respectively, of the Initial Pool Balance, the sole tenant has the ability to cease operations at the related Mortgaged Property but will be required to continue paying rent throughout the lease term, in compliance with its obligation under the lease.

Certain of the Mortgaged Properties as set forth in the table below, may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. For example, set forth below are certain government leases that individually represent more than 5% of the base rent at the related Mortgaged Property and have these types of risks. One or more other leases at the related Mortgaged Property representing less than 5% of the base rent could also have these types of risks.
Mortgage Loan Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of Base Rent
2000 Bering	1.8%	The United States of America (US Army Corps of Engineers)(1)	9.9%	11.1%

(1)	Lease is terminable at any time with at least 180 days’ notice.

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 20 Mortgage Loans by aggregate Initial Pool Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the Mortgaged Property:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 2000 Bering, representing approximately 1.8% of the Initial Pool Balance, Reasoning Mind, Inc., the fourth largest tenant representing approximately 10.4% of the net rentable area, is a non-profit entity that relies on contributions from individuals and government grants and other subsidies to pay rent and operating expenses.

See “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement for more information on material termination options relating to the largest 15 Mortgage Loans.

Other. Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy (as defined in “Description of the Mortgage Pool—Certain Calculations and Definitions”) may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants by net rentable square footage at a Mortgaged Property or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent as set forth below:

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Certain tenants of the Mortgaged Properties have executed leases, but have not yet taken occupancy. In the case of one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 500 Fifth Avenue, representing approximately 8.2% of the Initial Pool Balance, the occupancy reflected in this prospectus supplement includes certain tenants that are among the five (5) largest tenants at the related Mortgaged Property or which, in the aggregate, constitute a significant portion of the related Mortgaged Property, that have signed leases but are not in occupancy of their full spaces and/or are not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). The Underwritten Net Cash Flow and Underwritten NCF DSCR reflected in this prospectus supplement includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive periodic rent abatements or the lease is not yet executed. See Annex A and Annex B (including the related footnotes) to this prospectus supplement. In these cases we cannot assure you that these tenants will take occupancy of the related Mortgaged Properties.

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In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent but not executed a lease with respect to the related space. For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Westfield Wheaton, representing approximately 3.5% of the Initial Pool Balance, the borrower signed a letter of intent with American Multi-Cinema, Inc. (AMC) to lease and re-develop a portion (43,585 SF) of the formerly vacant theater space, which theater is scheduled to open by the fourth quarter of 2015. In addition, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Ontario Marketplace, representing approximately 0.4% of the Initial Pool Balance, the borrower signed a letter of intent with each of Wingstop, Chipotle and Qdoba to lease space totaling 3,600 square feet at the Mortgaged Property. See Annex A and Annex B (including the related footnotes) to this prospectus supplement. We cannot assure you that any such proposed tenant will sign a lease or take occupancy at the related Mortgaged Property.

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In addition, certain tenant leases included in the Underwritten Net Cash Flow and Underwritten NCF DSCR calculations may be underwritten at less than 100% of the gross rent under the related lease. For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Westfield Wheaton, representing approximately 3.5% of the Initial Pool Balance, one of the tenants, Giant Food, withheld its rent in 2014 because of an ongoing dispute with the related borrower over alleged violations of the tenant’s exclusive right to sell groceries. As of December 2014, the tenant’s rent is in arrears for approximately $720,000. Consequently, the Mortgage Loan was underwritten to include only 80% of the gross rent under the tenant’s lease. See “—Litigation Considerations” above for additional information.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or take occupancy at the related Mortgaged Property.

In addition, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed.

In these cases we cannot assure you that these tenants will take occupancy, begin paying rent or execute these leases. If these tenants do not take occupancy of the leased space, begin paying rent or execute these leases, it could result in a higher vacancy rate and re leasing costs that may adversely affect cash flow on the related Mortgage Loan.

In addition, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant. We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

See “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal.

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

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With respect to the Mortgage Loans secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Courtyard Midtown East, representing approximately 7.1% of the Initial Pool Balance, other unit owners in the condominium have a right of first offer in the event the related borrower decides to sell the related Mortgaged Property or a portion thereof, as applicable. The right of first offer does not apply in the case of a foreclosure or deed-in-lieu thereof.

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With respect to the Mortgage Loans secured by the Mortgaged Property identified on Annex A to this prospectus supplement as University Plaza, representing approximately 1.7% of the Initial Pool Balance, one of the tenants, GPM Investments has a right of first refusal for its parcel, which is occupied by a BP pad gas station. The tenant has signed a subordination and non-disturbance agreement which provides that the right of first refusal is not applicable in connection with (i) any foreclosure of the Mortgaged Property and (ii) any transfer of the property by a successor owner following such foreclosure.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Santa Clarita Industrial Portfolio, representing approximately 1.0% of the Initial Pool Balance, the largest tenant at the Mortgaged Properties, Warrior Fitness Camp Inc., which occupies approximately 13.3% of the total net rentable area and which is located at the Mortgaged Property known as 26306 Ferry Court, has the option to purchase 26306 Ferry Court, Unit 150 during the lease term and during any extensions thereof, in the event the related borrower elects to offer 26306 Ferry Court, Unit 150 for sale. This right of first offer has been subordinated to the mortgage and is not applicable in connection with (i) the lender’s exercise of any remedies under the Mortgage Loan (including a deed in lieu of foreclosure) and (ii) the sale of the property by the lender to a successor owner.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Walgreens - Beaverton, representing approximately 0.5% of the Initial Pool Balance, Walgreen Company, the sole tenant at such Mortgaged Property, upon notice from the landlord of such landlord’s receipt of a bona fide offer to purchase the Mortgaged Property, has the option to purchase the Mortgaged Property upon the same terms and conditions as the third-party offer upon written notice to the landlord within 15 days of receiving notice of such offer from the landlord.

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With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as Homewood Suites - Macon, GA, representing approximately 0.9% of the Initial Pool Balance, the Mortgaged Property is subject to a repurchase option contained in a Hotel Site Easement and Restrictive Covenant Agreement (“HSERCA”), dated November 13, 2014. CBNA-GA II, LLC may purchase the Mortgaged Property if the Mortgaged Property ceases to operate as a hotel for 24 consecutive months. The lender obtained an estoppel certificate at origination of the Mortgage Loan whereby the borrower certified that it was currently in full compliance with the requirements set forth in the HSERCA.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Lowes – Timonium, representing approximately 0.5% of the Initial Pool Balance, if a third party makes a bona fide offer to the borrower to purchase the Mortgaged Property, the single tenant at the related Mortgaged Property, Lowe’s, has a right of first refusal upon the same terms, covenants and conditions as those set forth in the offer, which is exercisable for thirty (30) days after its receipt of notice.

These rights may adversely affect the marketability of those Mortgaged Properties.

Affiliated Leases.

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

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With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as Franklin Management Portfolio, representing approximately 1.6% of the Initial Pool Balance, the borrower and its affiliate have entered into a market rate master lease for 71 of the 705 total pad sites at the Mortgaged Property, which pad sites are occupied by mobile homes owned by affiliates of the related borrower.

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With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Santa Clarita Industrial Portfolio, representing approximately 1.0% of the Initial Pool Balance, a top-five tenant at the Mortgaged Properties (by net rentable area), Salazar Construction, which occupies approximately 5.3% of the total net rentable area, is affiliated with the borrower sponsor.

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With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Jabara Portfolio, representing approximately 0.8% of the Initial Pool Balance, a borrower affiliate leases 100.0% of one of the Mortgaged Properties on market terms, representing approximately 28.0% of the aggregate net rentable square footage of all the related Mortgaged Properties. The lease expires two years after the maturity date of the related Mortgage Loan, and the lease is fully guaranteed by the borrower sponsor.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Northfield Estates, representing approximately 0.8% of the Initial Pool Balance, the related borrower and its affiliate have entered into a market rate master lease for 50 of the 648 pad sites at the Mortgaged Property, which pad sites are occupied by mobile homes owned by the affiliate.

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With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Lucky Horseshoe MHC Portfolio, representing approximately 0.3% of the Initial Pool Balance, the owners of the related borrowers own Terrene MH, LLC (the “Master Tenant”), which currently owns 22 homes or approximately 12.1% of the total homes at the Mortgaged Properties. The Master Tenant is permitted to own up to 30% of the homes to rent or to sell to tenants in the ordinary course of business. The Master Tenant has entered into a master lease (the “Master Lease”) with the related borrowers under which rents for the pads are paid to the borrowers while the Master Tenant retains the rents for the homes owned by it. The rent under the Master Lease is equivalent to the total of the pad rents for the homes owned by the Master Tenant and the borrower sponsors have guaranteed the payments due under the Master Lease. Pad rent for homes purchased by the Master Tenant becomes automatically added to the Master Lease, and conversely, the pad rent for any homes sold by the Master Tenant is automatically removed from the Master Lease. The owners of the related borrowers have pledged to the lender their ownership interest in the Master Tenant. In addition, the loan is recourse for any losses incurred if, among other conditions, the Master Tenant removes from the Mortgaged Properties any owned mobile or manufactured home without the lender’s prior approval other than in the ordinary course of business, or interferes with the related borrower’s or the related lender’s ability to operate the Mortgaged Properties.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Gulfstream Manor MHP, representing approximately 0.3% of the Initial Pool Balance, the related borrower and its affiliates have entered into a market rate master lease for 152 of the 225 total pad sites at the Mortgaged Property, which pad sites are occupied by mobile homes owned by affiliates of the related borrower.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Crescent Manor MHC, representing approximately 0.2% of the Initial Pool Balance, borrower and its affiliates have entered into a market rate master lease for 20 of the 141 total pad sites at the Mortgaged Property, which pad sites are occupied by mobile homes owned by affiliates of the related borrower.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

Certain of the Mortgaged Properties are leased in whole or in part by an Originator and Sponsor affiliates.

In some cases this affiliated lessee is physically occupying space related to its business or is reletting such space; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy or relet any space at the Mortgaged Property. These master leases are typically used to bring occupancy to a “stabilized” level but may not provide additional economic support for the Mortgage Loan. We cannot assure you the space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the Mortgage Loan as it can directly interrupt the cash flow from the Mortgaged Property if the borrower’s or its affiliate’s financial condition worsens.

Insurance Considerations

In the case of forty-two (42) Mortgaged Properties which secure in whole or in part twenty-eight (28) Mortgage Loans, representing approximately 26.5% of the Initial Pool Balance, by allocated loan amount, the related borrower maintains insurance under blanket policies.

In addition, certain Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager. For example, in cases where one or more tenants are responsible for insuring at least 50% of the related Mortgaged Property:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Shoppes at Eagles’ Landing, representing approximately 1.0% of the Initial Pool Balance, the following tenants each provide a portion of their own insurance for the Mortgaged Property: (i) Kohl’s (which occupies approximately 55.1% of the total net rentable area at the Mortgaged Property); (ii) CVS Pharmacy (which occupies approximately 15.0% of the total net rentable area at the Mortgaged Property); and (iii) Buffalo Wild Wings (which occupies approximately 6.5% of the total net rentable area at the Mortgaged Property).

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Lowes – Timonium, representing approximately 0.5% of the Initial Pool Balance, the related borrower may rely on the single tenant’s insurance. If the single tenant fails to provide acceptable insurance coverage as required by the loan agreement, the borrower must obtain or provide supplemental coverage that meets the requirements under the loan documents.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Walgreens – Beaverton, representing approximately 0.5% of the Initial Pool Balance, the borrower may rely on the single tenant’s insurance or self-insurance, so long as the single tenant’s lease is in effect, no default has occurred under the lease and the tenant’s insurance meets the requirements under the related loan documents. If the single tenant fails to provide acceptable insurance coverage, the borrower must obtain or provide supplemental coverage that meets the requirements under the loan documents.

Several additional Mortgage Loans provide for waivers of, or other limitations on, the requirement to maintain terrorism insurance, and/or permit a tenant to maintain the required insurance coverage with respect to the related Mortgaged Property or to self-insure or allow for a deductible for such policy, which may be substantial in certain cases. With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Courtyard Midtown East, Westfield Trumbull, Westfield Wheaton, St. Louis Premium Outlets and Bayshore Mall, representing approximately 21.0% of the Initial Pool Balance, if the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a successor statute is no longer in effect, the related mortgage loan documents place a cap on the related borrower’s out-of-pocket cost for terrorism insurance premiums at two (2) times the then-current premium for the property insurance policy (based on the cost to purchase a stand-alone policy and excluding the wind, flood and earthquake components of such policy).

In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in this prospectus supplement.

See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” and “—Insurance May Not Be Available or Adequate” in this prospectus supplement.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use. In addition, certain of the Mortgaged Properties may be subject to restrictions relating to their current use.

For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 500 Fifth Avenue, representing approximately 8.2% of the Initial Pool Balance, the Mortgaged Property has been designated as a “Landmark Site” by the New York City Landmarks Preservation Commission (“LPC”). Certain permits must be obtained from the LPC in advance of any alteration, reconstruction, demolition or new construction at the related Mortgaged Property.

In addition, with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Cranbrook Multifamily Portfolio, representing approximately 1.4% of the Initial Pool Balance, each Mortgaged Property in the portfolio is subject to a land use restriction agreement dated May 11, 2012 that requires 30% of the apartments at each related Mortgaged Property to be rented to the “underserved population” (households with income at or below 60% of the area median income for the county). The agreement has a ten (10) year term with an automatic five-year renewal upon expiration, unless the owner or its successors and assigns record a certificate of termination within sixty (60) days prior to the last day of the initial term. In connection with the origination of the Mortgage Loan, the borrower provided a certification of compliance with the terms of the land use restriction agreement.

In addition, certain of the Mortgaged Properties may in the future become subject to use restrictions. For example:

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Franklin Management Portfolio – Riverland MHC, representing approximately 0.1% of the Initial Pool Balance by allocated loan amount, the related borrower does not currently have an operator’s permit as required by the city of Salem, Virginia, to operate the Mortgaged Property. The borrower is in the process of obtaining such operator’s permit and has agreed to use commercially reasonable efforts to obtain such permit. There can be no assurance that the borrower will obtain the required operator’s permit, or that the failure to obtain such permit will not adversely affect the performance of the Mortgaged Property. Pursuant to a non-recourse carveout under the mortgage loan documents, the borrower will remain liable for any loss, damage, cost, expense, liability, claim or other obligation incurred in relation to its failure to obtain and maintain such operator’s permit.

See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions” in this prospectus supplement.

Appraised Value

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values. However, the Appraised Value reflected in this prospectus supplement with respect to each Mortgaged Property reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies, other than as follows:

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With respect to the loan-to-value ratio at maturity of two (2) Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Best Self Storage Portfolio and Piccadilly Apartments, the related LTV Ratio at Maturity is calculated using an “as-stabilized” appraised value.

See “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus supplement.

Non-recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See Annex E-2 to this prospectus supplement for additional information.

In addition, certain other Mortgage Loans have additional limitations to the non-recourse carveouts as described on Annex E-2 to this prospectus supplement. See “Risk Factors—Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed” in this prospectus supplement.

We cannot assure you that the net worth or liquidity of any non-recourse guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty. In most cases, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal balance of that Mortgage Loan. In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of any such guarantor.

With respect to two (2) Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Westfield Trumbull and Westfield Wheaton, representing approximately 9.9% of the Initial Pool Balance, the related Mortgage Loan provides for recourse to Westfield America Limited Partnership (the “Collection Guarantor”), a 52.5% beneficial owner of each of the related Mortgaged Properties, in the event the lender incurs losses with respect to the related Whole Loan in excess of $7.5 million or $3.4 million, respectively, in principal amount of the related Whole Loan (a pro rata portion of which is allocable to the related Mortgage Loan). Given the Collection Guarantor’s limited ownership of the related borrower, the fact that the lender must liquidate the collateral for the related Mortgage Loan by proceeding against the related borrower prior to proceeding against the Collection Guarantor, the lender not having requested or required such recourse and the Collection Guarantor’s providing such recourse based primarily on tax considerations, a non-consolidation opinion was delivered in connection with each of the related Mortgage Loans. Despite the delivery of that opinion, there can be no guaranty that in the event of a bankruptcy of the Collection Guarantor, the related borrowing entity may not be consolidated into the Collection Guarantor. In addition, there can be no assurance that in the event the lender incurs losses with respect to either Mortgage Loan, the lender will be able to recover losses from the Collection Guarantor based on the recourse guaranties in addition to pursuing its lien on the related Mortgaged Property. The Mortgage Loans were underwritten without regard to the recourse guaranties and you should not rely on the ability of the lender to recover under those guaranties.

With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as St. Louis Premium Outlets, representing approximately 2.1% of the Initial Pool Balance, the liability of the separate guarantor for the non-recourse carve-out liabilities is capped at $19,000,000, plus reasonable out-of-pocket costs and expenses incurred by the lender in the enforcement of the guaranty or preservation of the lender’s rights thereunder. See “Risk Factors—Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed” in this prospectus supplement.

Additionally, with respect to the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Soho-Tribeca Grand Hotel Portfolio, representing approximately 9.1% of the Initial Pool Balance, Hartz Financial Corp. and Hartz Financial II Corp., each of which is indirectly owned by Hartz Mountain Industries – NJ, L.L.C., are non-recourse carveout guarantors. If the non-recourse carveout guarantors fail to make any payment required under the guaranty, Hartz Mountain Industries – NJ, L.L.C. will be jointly and severally liable with the recourse carveout guarantors for any amounts owed to the lender, up to a maximum amount of $50,000,000 (less any amounts previously recovered by the lender from the recourse carveout guarantors).

The non-recourse carveout provisions contained in certain of the mortgage loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

Additional Considerations

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as St. Louis Premium Outlets, representing approximately 2.1% of the Initial Pool Balance as of the Cut-off Date, one of the related sponsors of the Mortgage Loan, and a 60% indirect owner of the related mortgaged property, is Simon Property Group, L.P. (“Simon”). On December 13, 2013, Simon publicly announced its plan to spin off a group of 98 properties, which included its strip center business and its smaller enclosed malls. The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as St. Louis Premium Outlets was not included in the group of properties in that transaction. The spin-off occurred on May 28, 2014. For additional information regarding the Mortgage Loan, see Annex A to this prospectus supplement.

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Loan Rates; Calculations of Interest. Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.
Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
6	0	67	81.8%
1	5	2	9.9%
5	0	13	8.3%

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A to this prospectus supplement for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A to this prospectus supplement regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”). Five (5) of the Mortgage Loans, representing approximately 27.6% of the Initial Pool Balance, provide for monthly payments of interest only until the related stated maturity date (the “Interest Only Mortgage Loans”).

All of the Mortgage Loans provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (together with the Interest Only Mortgage Loans, the “Balloon Mortgage Loans”). Forty (40) of these Balloon Mortgage Loans, representing approximately 47.4% of the Initial Pool Balance, provide for monthly payments of interest-only for a period of 12 months to 60 months following the related origination date. The Balloon Mortgage Loans will have balloon payments due at their stated maturity dates unless prepaid prior thereto.

Single Purpose Entity Covenants. The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. Such borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities”.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed. For example, there are certain Mortgage Loans, particularly most or all Mortgage Loans with principal balances less than $20,000,000, for which there is no independent director, manager or trustee in place with respect to the related borrower. Additionally, in the recent bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, the parent entity caused numerous property-level, special purpose subsidiaries to file for bankruptcy protection. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property level debtors with any other entities. The moving lenders had argued that the various property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within one to four years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization. As demonstrated in the General Growth Properties, Inc. bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrowers’ activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated or unsecured debt permitted under the mortgage loan documents. See “—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” above in this prospectus supplement. Such provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the related Mortgaged Properties and Mortgage Loans. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Prepayment Protections and Certain Involuntary Prepayments. All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 10 payments) up to and including the stated maturity date. See Annex A to this prospectus supplement for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis.

With respect to certain Mortgage Loans, certain non-default trigger events (such as those relating to maintenance of specified debt service coverage ratios and/or debt yields) may permit the lender, in its sole and absolute discretion, to apply all or any portion of the sums then on deposit in the cash collateral subaccount to the subject Mortgage Loan, in such order and in such manner as the lender may elect in its discretion. However in an instance where no event of default under the mortgage loan documents has occurred, the Master Servicer will be required under the Pooling and Servicing Agreement to hold any such cash collateral rather than apply such distribution prepayments.

In addition, with respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Westfield Trumbull and Westfield Wheaton, representing approximately 6.4% and 3.5%, respectively, of the Initial Pool Balance, in each case the related borrower is permitted to prepay a portion of the related Mortgage Loan during the related lockout period to avoid triggering the cash trap provisions in the related loan documents that would otherwise result if the debt yield on such Mortgage Loan falls below 7.50%, up to an amount necessary to achieve a debt yield equal to 7.50%; provided that any such prepayment must be accompanied by a prepayment premium equal to the greater of 1.0% and a yield maintenance charge. In each case, if the related borrower prepays any portion of the related Mortgage Loan during the related lockout period, such borrower will thereafter no longer be permitted to defease all or any portion of the related Mortgage Loan, however, in each case after such lockout period, each such borrower will be permitted to prepay the related Mortgage Loan if accompanied by a prepayment premium equal to the greater of 1.0% and a yield maintenance charge.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases and Substitution” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●
will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●
if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A to this prospectus supplement and “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement for more information on reserves relating to the largest 15 Mortgage Loans.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions. The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the mortgage loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the mortgage loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member equity interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related mortgage loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●
the assumption fee has been received (which assumption fee will be paid as described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” above.

The Pooling and Servicing Agreement will provide that (a) with respect to any Specially Serviced Loans (but not the Non-Serviced Mortgage Loans), the Special Servicer will be required to determine, in a manner consistent with the Servicing Standard, or (b) with respect to non-Specially Serviced Loans (but not the Non-Serviced Mortgage Loans), the Master Servicer (subject to the consent of the Special Servicer) will be required to process and determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval rights of the Controlling Class Representative or, in the case of the Soho-Tribeca Grand Hotel Portfolio Whole Loan, the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, or, in the case of the Westfield Wheaton Whole Loan, the Westfield Wheaton Directing Holder, and any consultation rights of any related Companion Loan Holder or its representative, as applicable, to any waiver of any such clause. See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions—Due-on-Sale Provisions” in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Loan to such easement, right of way or similar agreement.

Defeasance; Collateral Substitution. The terms of seventy-four (74) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 86.5% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. Certain of these Mortgage Loans may permit prepayments and partial releases as described under “—Voluntary Prepayments” and “—Partial Releases and Substitution” below. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date (or, (A) in the case of the Soho-Tribeca Grand Hotel Portfolio Whole Loan, the earlier of (i) the second anniversary of the securitization of the entire Whole Loan and (ii) December 6, 2017, (B) in the case of the Westfield Trumbull Whole Loan (subject to paragraph below regarding the Westfield Trumbull Mortgage Loan under “—Voluntary Prepayments”), the earlier of (i) the second anniversary of the securitization of the entire Whole Loan and (ii) April 1, 2018, (C) in the case of the Westfield Wheaton Whole Loan (subject to paragraph below regarding the Westfield Wheaton Mortgage Loan under “—Voluntary Prepayments”), the earlier of (i) the second anniversary of the securitization of the entire Whole Loan and (ii) April 1, 2018, and (D) in the case of the Bayshore Mall Whole Loan, the earlier of (i) the second anniversary of the securitization of the entire Whole Loan and (ii) October 15, 2017).

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Whole Loan, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other mortgage loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related mortgage loan documents. Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower or other designated party, but in any event will not be assets of the Issuing Entity. Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer may accept as defeasance collateral any “government security”, within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), notwithstanding any more restrictive requirements in the related mortgage loan documents; provided that the Master Servicer has received an opinion of counsel that acceptance of such defeasance collateral will not endanger the status of either Trust REMIC as a REMIC or result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code). Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Whole Loan, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Whole Loan, if applicable).

For additional information on Mortgage Loans that permit partial defeasance, as well as Mortgage Loans that permit partial substitution of real property, see “—Partial Releases and Substitution” below.

In general, if consistent with the related mortgage loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related mortgage loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Voluntary Prepayments. Six (6) of the Mortgage Loans, representing approximately 3.6% of the Initial Pool Balance, permits the related borrower after a lockout period ranging from 26 to 32 payments following the origination date to prepay the Mortgage Loan in whole with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open period.

Two (2) of the Mortgage Loans, representing approximately 9.9% of the Initial Pool Balance, permit the related borrower to prepay a portion of the related Mortgage Loan during the related lockout period to avoid triggering the cash trap provisions in the related loan documents that would otherwise result if the debt yield on such Mortgage Loan falls below 7.50%, up to an amount necessary to achieve a debt yield equal to 7.50%; provided that any such prepayment must be accompanied by a prepayment premium equal to the greater of 1.0% and a yield maintenance charge. In each case, if the related borrower prepays any portion of the related Mortgage Loan during the related lockout period, such borrower will thereafter no longer be permitted to defease all or any portion of the related Mortgage Loan, however, in each case after such lockout period, each such borrower will be permitted to prepay the related Mortgage Loan if accompanied by a prepayment premium equal to the greater of 1.0% and a yield maintenance charge.

Two (2) Mortgage Loans, representing approximately 9.9% of the Initial Pool Balance, permit the related borrower after a lockout period to either (a) prepay the Mortgage Loan with the greater of a yield maintenance charge or a prepayment premium or (b) substitute U.S. government securities as collateral, and obtain a release of the related Mortgaged Property.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	2	0.8%
4	65	62.6
5	3	10.3
7(1)	11	19.2
10	1	7.1
Total	82	100.0%

(1)
With respect to two (2) mortgage loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Westfield Trumbull and Westfield Wheaton, representing approximately 6.4% and 3.5%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each such Mortgage Loan permits a prepayment to occur prior to the end of the lockout period in connection with maintaining a debt yield threshold set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this prospectus supplement.

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Partial Releases and Substitution. The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Santa Clarita Industrial Portfolio and Market Center at Citiplace, representing approximately 1.0% and 0.8%, respectively, of the Initial Pool Balance, are each secured by more than one Mortgaged Property and permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance or in certain cases partial prepayment, pursuant to which the related borrower is generally required prior to such release to, among other things, (1) deliver defeasance eligible collateral to the lender or in certain cases partially prepay the loan (with prepayment consideration determined pursuant to the related mortgage loan documents) in an amount generally equal to between 110% and 125% of the allocated loan amount or other specified release price for the Mortgaged Property or release parcel, as applicable, with 100% (or lower specified percentage) of the net sale or refinancing proceeds, after taking into account paying defeasance costs out of sale proceeds, and/or (2) satisfy certain debt service coverage tests and/or loan-to-value ratio tests with respect to the remaining Mortgaged Properties or condominium units after the partial defeasance or partial prepayment (in some cases the partial defeasance or partial prepayment amount may be increased in order to satisfy debt service coverage and/or loan-to-value tests with respect to the remaining undefeased debt). The defeased note and the undefeased notes will remain cross-collateralized and cross-defaulted.

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment, a partial substitution, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loans, subject to the satisfaction of certain specified conditions.

With respect to the Mortgage Loans secured by the portfolios of Mortgaged Properties identified on Annex A to this prospectus supplement as Threshold Multifamily Portfolio – Pool 4 and Threshold Multifamily Portfolio – Pool 1 on Annex A-1 to this prospectus supplement, representing approximately 2.1% and 2.1%, respectively, of the Initial Pool Balance, the loan documents for each such Mortgage Loan provide that, on any business day after the related Defeasance Lock-Out Period, a related borrower may obtain the release of any related individual Mortgaged Property owned by it (for purposes of this paragraph, the “Release Property”) from the lien of the mortgage and other loan documents encumbering the Release Property upon a bona fide third-party sale of the Release Property, provided that each of the following conditions (among others) are satisfied: (a) both immediately before such sale and immediately thereafter, no event of default is continuing under the loan documents; (b) the sale of the Release Property is pursuant to an arm’s-length agreement to a third party not affiliated with any related borrower or guarantor, and in which no related borrower and no affiliate of any related borrower and/or guarantor has any beneficial interest; (c) the related borrowers defease an amount of principal of the subject mortgage loan equal to the greater of (i) 100% of the net sales proceeds with respect to the Release Property and (ii) 125% of the allocated loan amount for the Release Property; (d) after giving effect to such sale and defeasance, the debt service coverage ratio for all of the remaining encumbered Mortgaged Properties that secure the subject mortgage loan will be no less than the greater of (i) the debt service coverage ratio immediately preceding such sale and (ii) 1.20x; (e) after giving effect to such sale and defeasance, the loan-to-value ratio for all of the remaining encumbered Mortgaged Properties that secure the subject Mortgage Loan will be no more than the lesser of (i) the loan-to-value ratio immediately preceding such sale and (ii) 80%; (f) after giving effect to such transfer and defeasance, the ratio of the unpaid principal balance of the subject mortgage loan to the value of the remaining encumbered Mortgaged Properties that secure the subject mortgage loan is no more than 125%; and (g) delivery of a REMIC opinion.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Santa Clarita Industrial Portfolio, representing approximately 1.0% of the Initial Pool Balance, the related mortgage loan documents permit the related borrower, at any time after the Defeasance Lock-Out Period and prior to the maturity date of the related Mortgage Loan, and in connection with a sale of an individual property (as specified in the related mortgage loan documents) to a third party as part of a bona fide arms-length transaction, to voluntarily defease a portion of the Mortgage Loan and obtain a release, subject to the satisfaction of certain conditions, including (among others): (i) no event of default has occurred and remains uncured; (ii) the partial defeasance is permitted under REMIC requirements in effect as of the notice date of the partial defeasance and as of the date of the consummation of the partial defeasance; (iii) the loan-to-value with respect to the remaining Mortgaged Property is no greater than the lesser of (x) the loan-to-value of the Mortgaged Property as of the date of origination or (y) the loan-to-value of the Mortgaged Property immediately prior to the partial defeasance notice date or the consummation of the partial defeasance, as applicable; and (iv) as of the partial defeasance notice date and as of the date of consummation of the partial defeasance, after giving effect to the release, the debt service coverage ratio with respect to the remaining property is equal to or greater than the greater of (x) the debt service coverage ratio of the Mortgaged Property immediately prior to the partial defeasance notice date or the consummation of the partial defeasance, as applicable and (y) the debt service coverage ratio of the Mortgaged Property as of the date of origination.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Santa Clarita Industrial Portfolio, representing approximately 1.0% of the Initial Pool Balance, at any time beyond 60 days after the Closing Date, the related borrower may transfer either one (but not both) of the following: (i) the individual property located at 26320 Diamond Place; or (ii) the individual property located at 26330 Diamond Place (the “Partial Assumption Property”) (as well as the related release of such Partial Assumption Property from the lien of the security instrument) to, and the related assumption of the portion of the Mortgage Loan allocable thereto by, a transferee, provided that the following conditions, among others, are satisfied: (i) no event of default has occurred and is continuing; (ii) the related borrower pays to the lender, concurrently with the closing of such prospective transfer, a non-refundable assumption fee in an amount equal to 0.5% of the allocated loan amount for the release property (unless at the time thereof, a permitted property transfer (as specified in the related mortgage loan agreement) has occurred, in which case such assumption fee will be 1.0% of the allocated loan amount for the release property); (iii) the related transferee furnishes the related lender with a REMIC opinion with respect to the transfer and the transactions related thereto; (iv) the related lender prepares and the related borrower and transferee execute all necessary documents to split the Mortgage Loan into two separate loans, each of which are required to be evidenced by a substantially identical set of loan documentation as the mortgage loan documents delivered in connection with the origination of the Mortgage Loan; (v) the related transferee assumes and agrees to pay the allocable portion of the Mortgage Loan as and when due; (vi) after giving effect to the partial assumption event, the debt service coverage ratio with respect to the remaining property is equal to or greater than the greater of (1) the debt service coverage ratio of the Mortgaged Property immediately prior to the partial assumption event and (2) the debt service coverage ratio of the Mortgaged Property as of the origination date of the Mortgage Loan; (vii) after giving effect to the partial assumption event, the loan to value ratio with respect to the remaining property is no greater than the lesser of (1) the loan to value ratio of the Mortgaged Property as of the date of origination of the Mortgage Loan and (2) the loan to value ratio of the Mortgaged Property immediately prior to the partial assumption event; (viii) after giving effect to the partial assumption event, the loan-to-value ratio with respect to the release property is no greater than 65%; and (ix) the related borrower prepays the outstanding principal balance of the note for the remaining property in the amount equal to 20% of the allocated loan amount for the partial assumption property, and also pays to the related lender the yield maintenance premium applicable thereto.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Market Center at Citiplace, representing approximately 0.8% of the Initial Pool Balance, the related mortgage loan documents permit the related borrower, at any time after the Defeasance Lock-Out Period and at any time prior to the date that is 3 months prior to the maturity date of the related Mortgage Loan, and in connection with a sale of a release property (as specified in the related loan documents) to a third party as part of a bona fide arms-length transaction, to voluntarily defease a portion of the Mortgage Loan and obtain a release, subject to the satisfaction of certain conditions, including (among others): (i) the partial defeasance is permitted under REMIC requirements in effect as of the notice date of the partial defeasance and as of the date of the consummation of the partial defeasance; (ii) the loan-to-value with respect to the remaining Mortgaged Property is no greater than the lesser of (x) the loan-to-value of the Mortgaged Property as of the date of origination or (y) the loan-to-value of the Mortgaged Property immediately prior to the partial defeasance notice date or the consummation of the partial defeasance, as applicable; (iii) as of the partial defeasance notice date and as of the date of consummation of the partial defeasance, after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Property is greater than the greater of (x) the debt service coverage ratio of the Mortgaged Property immediately prior to the partial defeasance notice date or the consummation of the partial defeasance, as applicable and (y) the debt service coverage ratio of the Mortgaged Property as of the date of origination; and (iv) the related lender issues two substitute notes, the defeased note having a principal balance equal to $4,560,000 (the “Release Price”, such amount being equal to 120% of the portion of the original principal balance of the Mortgage Loan allocable to the release property) and the other note having a principal balance equal to (x) the excess loan existing immediately prior to the partial defeasance event over (y) the Release Price.

In addition, certain Mortgage Loans provide for the release or substitution of outparcels or other portions of the Mortgaged Property which were given no value or minimal value in the underwriting process. Additionally, certain Mortgage Loans permit the release or substitution of portions of the Mortgaged Property that were given no value or minimal value in the underwriting process, but that may be improved in the future, provided, however, that the borrower satisfies additional loan-to-value and debt service coverage ratio tests and satisfies all applicable REMIC requirements.

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Other Releases. With respect to four (4) Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Westfield Trumbull, Westfield Wheaton, St. Louis Premium Outlets and Bayshore Mall, representing approximately 14.0% of the Initial Pool Balance, subject to the satisfaction of conditions set forth in the related mortgage loan documents, the related mortgage loan documents permit, without any required partial prepayment or defeasance of the subject Mortgage Loan, a partial release of an unimproved or minimally improved portion of real property collateral (which may have landscaping, parking or other non-income generating improvements or minimal improvements such as a miniature golf course and merchant facilities), subject to the satisfaction of REMIC conditions. However, in some cases, the property to be released may have material value even though it is currently unimproved or minimally improved. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as St. Louis Premium Outlets, a request for such a release has been made with respect to a specified portion of the related Mortgaged Property.

Escrows. Seventy-three (73) of the Mortgage Loans, representing approximately 77.9% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Seventy (70) of the Mortgage Loans, representing approximately 75.5% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Sixty-six (66) of the Mortgage Loans, representing approximately 55.1% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Twenty-five (25) of the Mortgage Loans, representing approximately 49.2% of that portion of the Initial Pool Balance, secured by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Certain of the reserves described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related mortgage loan documents.

Lockbox Accounts. The Mortgage Loan documents prescribe the account in which the related borrowers are to deposit rents collected from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans included in the Issuing Entity:

Lockbox Account Types
Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Springing Lockbox	47	$555,903,182	45.8%
Hard Lockbox	20	491,228,146	40.5
Soft Lockbox	13	155,847,113	12.8
None	2	10,537,774	0.9
Total:	82	$1,213,516,216	100.0%

Except as set forth in the table above and where noted below, the borrower is entitled to receive a disbursement of all cash remaining in the lockbox account after required payment for debt service, agent fees, required reserves, and operating expenses, the agreements governing the lockbox accounts provide that the borrower has no withdrawal or transfer rights with respect to the related lockbox account. The lockbox accounts will not be assets of the trust.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account (or an operating account accessible to the borrower, operating lessee and/or property manager subject to an account control agreement in favor of the lender) even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender (or an operating account accessible to the borrower, operating lessee and/or property manager subject to an account control agreement in favor of the lender).

“Springing Lockbox” means a lockbox that is not currently in place, but the related mortgage loan documents require the imposition of a lockbox upon the occurrence of an event of default under the mortgage loan documents or one or more specified trigger events.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

Additional Mortgage Loan Information. Each of the tables presented in Annex C to this prospectus supplement sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus supplement. For a brief summary of the 15 largest Mortgage Loans in the pool of Mortgage Loans, see Annex B to this prospectus supplement.

The Whole Loans

General

Six (6) of the Mortgage Loans, representing approximately 31.3% of the Initial Pool Balance, are each part of a split loan structure where each such Mortgage Loan is represented by a note that has one or more companion notes that are either pari passu or subordinate in right of payment to the related Mortgage Loan. Each companion loan will be held outside the Issuing Entity and is also referred to in this prospectus supplement as a “Companion Loan” and, together with the related Mortgage Loan, a “Whole Loan”), and each holder of a Companion Loan is referred to as a “Companion Loan Holder”.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Soho-Tribeca Grand Hotel Portfolio, representing approximately 9.1% of the Initial Pool Balance (the “Soho-Tribeca Grand Hotel Portfolio Mortgage Loan”), the related Mortgaged Properties (the “Soho-Tribeca Grand Hotel Portfolio Mortgaged Properties”) also secure (i) two other loans that are pari passu in right of payment with the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan (each a “Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loan”) and (ii) a subordinate companion loan that is generally subordinate in right of payment to the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan (the “Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan” or the “Subordinate Companion Loan”, and, together with the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loans and the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, the “Soho-Tribeca Grand Hotel Portfolio Whole Loan”). Each holder of a Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loan is referred to as a “Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loan Holder” and is sometimes referred to as a Serviced Pari Passu Companion Loan Holder. The holder of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan is referred to as the “Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder”. Each of the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loans and the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan is referred to as a “Soho-Tribeca Grand Hotel Portfolio Companion Loan”. The Soho-Tribeca Grand Hotel Portfolio Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $110,000,000. The Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loans have principal balances as of the Cut-off Date of approximately $65,000,000 and $50,000,000, respectively, and the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan has a principal balance as of the Cut-off Date of approximately $25,000,000. Only the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan is included in the Issuing Entity. The Soho-Tribeca Grand Hotel Portfolio Companion Loans are not assets of the Issuing Entity.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 500 Fifth Avenue, representing approximately 8.2% of the Initial Pool Balance (the “500 Fifth Avenue Mortgage Loan”), the related Mortgaged Property (the “500 Fifth Avenue Mortgaged Property”) also secures another loan that is pari passu in right of payment with the 500 Fifth Avenue Mortgage Loan (the “500 Fifth Avenue Companion Loan” and, together with the 500 Fifth Avenue Mortgage Loan, the “500 Fifth Avenue Whole Loan”). The 500 Fifth Avenue Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $100,000,000. The related 500 Fifth Avenue Companion Loan has a principal balance as of the Cut-off Date of approximately $100,000,000. Only the 500 Fifth Avenue Mortgage Loan is included in the Issuing Entity. The 500 Fifth Avenue Companion Loan is not an asset of the Issuing Entity.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Westfield Trumbull, representing approximately 6.4% of the Initial Pool Balance, the Mortgage Loan (the “Westfield Trumbull Mortgage Loan”) is part of a Whole Loan structure that is evidenced by six notes (notes A-1, A-2, A-3, B-1, B-2 and B-3). Notes A-1 and B-1 (together, “Westfield Trumbull Note Group 1”) evidence the Westfield Trumbull Mortgage Loan, notes A-2 and B-2 (together, “Westfield Trumbull Note Group 2”) evidence a Companion Loan and notes A-3 and B-3 (together, “Westfield Trumbull Note Group 3”) evidence another Companion Loan. The Companion Loans are referred to as the “Westfield Trumbull Companion Loans” and, together with the Westfield Trumbull Mortgage Loan, as the “Westfield Trumbull Whole Loan”. The notes evidencing the Westfield Trumbull Mortgage Loan collectively represent the controlling interest in the Westfield Trumbull Whole Loan and have an aggregate principal balance as of the Cut-off Date, of $77,179,054 and, individually, have principal balances as of the Cut-off Date of $75,000,000 (Note A-1) and $2,179,054 (Note B-1), respectively. Only the Westfield Trumbull Mortgage Loan is included in the Issuing Entity. The Westfield Trumbull Companion Loans are not assets of the Issuing Entity, and are expected to be contributed to one or more future securitization trusts. Westfield Trumbull Note Group 1 accrues interest at the same rate as the pari passu Westfield Trumbull Note Group 2 and Westfield Trumbull Note Group 3, and is entitled to payments of interest and principal on a pro rata and pari passu basis with Westfield Trumbull Note Group 2 and Westfield Trumbull Note Group 3.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Westfield Wheaton, representing approximately 3.5% of the Initial Pool Balance, the Mortgage Loan (the “Westfield Wheaton Mortgage Loan”) is part of a Whole Loan structure that is evidenced by six notes (notes A-1, A-2, A-3, B-1, B-2 and B-3). Notes A-3 and B-3 (together, “Westfield Wheaton Note Group 3”) evidence the Westfield Wheaton Mortgage Loan, notes A-1 and B-1 (together, “Westfield Wheaton Note Group 1”) evidence a Companion Loan and notes A-2 and B-2 (together, “Westfield Wheaton Note Group 2”) evidence another Companion Loan. The Companion Loans are referred to as the “Westfield Wheaton Companion Loans” and, together with the Westfield Wheaton Mortgage Loan, as the “Westfield Wheaton Whole Loan”. The notes evidencing the Westfield Wheaton Mortgage Loan have an aggregate principal balance as of the Cut-off Date, of $42,617,526 and, individually, have principal balances as of the Cut-off Date of $41,255,175 (Note A-3) and $1,362,351 (Note B-3), respectively. Only the Westfield Wheaton Mortgage Loan is included in the Issuing Entity. The Westfield Wheaton Companion Loans are not assets of the Issuing Entity, and are expected to be contributed to one or more future securitization trusts. Westfield Wheaton Note Group 3 accrues interest at the same rate as the pari passu Westfield Wheaton Note Group 1 and Westfield Wheaton Note Group 2, and is entitled to payments of interest and principal on a pro rata and pari passu basis with Westfield Wheaton Note Group 2 and Westfield Wheaton Note Group 3.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as St. Louis Premium Outlets, representing approximately 2.1% of the Initial Pool Balance (the “St. Louis Premium Outlets Mortgage Loan”), the related Mortgaged Property (the “St. Louis Premium Outlets Mortgaged Property”) also secures two other loans that are pari passu in right of payment with the St. Louis Premium Outlets Mortgage Loan (the “St. Louis Premium Outlets Companion Loans” and, together with the St. Louis Premium Outlets Mortgage Loan, the “St. Louis Premium Outlets Whole Loan”). The St. Louis Premium Outlets Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $26,000,000. The related St. Louis Premium Outlets Companion Loans have principal balances as of the Cut-off Date of approximately $47,500,000 and $21,500,000, respectively. Only the St. Louis Premium Outlets Mortgage Loan is included in the Issuing Entity. The St. Louis Premium Outlets Companion Loans are not assets of the Issuing Entity. One of the St. Louis Premium Outlets Companion Loans has been included in the securitization governed by the JPMBB 2014-C26 Pooling and Servicing Agreement, and the St. Louis Premium Outlets Whole Loan will be serviced pursuant to the JPMBB 2014-C26 Pooling and Servicing Agreement.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Bayshore Mall, representing approximately 1.9% of the Initial Pool Balance (the “Bayshore Mall Mortgage Loan”), the related Mortgaged Property (the “Bayshore Mall Mortgaged Property”) also secures another loan that is pari passu in right of payment with the Bayshore Mall Mortgage Loan (the “Bayshore Mall Companion Loan” and, together with the Bayshore Mall Mortgage Loan, the “Bayshore Mall Whole Loan”). The Bayshore Mall Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $23,500,000. The related Bayshore Mall Companion Loan has a principal balance as of the Cut-off Date of approximately $23,000,000. Only the Bayshore Mall Mortgage Loan is included in the Issuing Entity. The Bayshore Mall Companion Loan is not an asset of the Issuing Entity.

Each of the Soho-Tribeca Grand Hotel Portfolio Whole Loan, the Westfield Trumbull Whole Loan, the Westfield Wheaton Whole Loan (prior to the Westfield Wheaton Companion Loan Securitization Date) and the Bayshore Mall Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement and, accordingly, is sometimes referred to as a “Serviced Whole Loan”. Each of the Soho-Tribeca Grand Hotel Portfolio Whole Loan, the Westfield Trumbull Whole Loan, the Westfield Wheaton Whole Loan (prior to the Westfield Wheaton Companion Loan Securitization Date) and the Bayshore Mall Whole Loan is also sometimes referred to as a “Serviced Pari Passu Whole Loan”. The Soho-Tribeca Grand Hotel Portfolio Whole Loan is also sometimes referred to as a “Serviced AB Whole Loan”. In addition, each of the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, the Westfield Trumbull Mortgage Loan, the Westfield Wheaton Mortgage Loan (prior to the Westfield Wheaton Companion Loan Securitization Date) and the Bayshore Mall Mortgage Loan is referred to as a “Serviced Mortgage Loan”, each of the Soho-Tribeca Grand Hotel Portfolio Companion Loans, the Westfield Trumbull Companion Loans, the Westfield

Wheaton Companion Loans (prior to the Westfield Wheaton Companion Loan Securitization Date) and the Bayshore Mall Companion Loan is referred to as a “Serviced Companion Loan” and each holder of a Serviced Companion Loan is referred to as a “Serviced Companion Loan Holder”. Each of the Westfield Trumbull Mortgage Loan, the Westfield Wheaton Mortgage Loan (prior to the Westfield Wheaton Companion Loan Securitization Date) and the Bayshore Mall Mortgage Loan is sometimes referred to as a “Serviced Pari Passu Mortgage Loan”, each of the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loans, the Westfield Trumbull Companion Loans, the Westfield Wheaton Companion Loans (prior to the Westfield Wheaton Companion Loan Securitization Date) and the Bayshore Mall Companion Loan is sometimes referred to as a “Serviced Pari Passu Companion Loan” and each holder of a Serviced Pari Passu Companion Loan is referred to as a “Serviced Pari Passu Companion Loan Holder”.

Each of the 500 Fifth Avenue Whole Loan, the Westfield Wheaton Whole Loan (after the Westfield Wheaton Companion Loan Securitization Date) and the St. Louis Premium Outlets Whole Loan is referred to as a “Non-Serviced Whole Loan”. In addition, each of the 500 Fifth Avenue Mortgage Loan, the Westfield Wheaton Mortgage Loan (after the Westfield Wheaton Companion Loan Securitization Date) and the St. Louis Premium Outlets Mortgage Loan is referred to as a “Non-Serviced Mortgage Loan”, each of the 500 Fifth Avenue Companion Loan, the Westfield Wheaton Companion Loans (after the Westfield Wheaton Companion Loan Securitization Date) and the St. Louis Premium Outlets Companion Loans are referred to as a “Non-Serviced Companion Loan” and each holder of a Non-Serviced Companion Loan is referred to as a “Non-Serviced Companion Loan Holder”. “Non-Serviced PSA” means (i) with respect to the 500 Fifth Avenue Whole Loan and the St. Louis Premium Outlets Whole Loan, the pooling and servicing agreement entered into in connection with the issuance of the JPMBB Commercial Mortgage Securities Trust 2014-C26, Series 2014-C26 certificates (the “JPMBB 2014-C26 Pooling and Servicing Agreement”) and (ii) with respect to the Westfield Wheaton Whole Loan, the pooling and servicing agreement entered into in connection with the securitization of the Westfield Wheaton Note Group 1 (the “Westfield Wheaton Pooling and Servicing Agreement”).

Each of the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loans, the 500 Fifth Avenue Companion Loan, the Westfield Trumbull Companion Loans, the Westfield Wheaton Companion Loans, St. Louis Premium Outlets Companion Loan and the Bayshore Mall Companion Loan is referred to as a “Pari Passu Companion Loan” and each holder of a Pari Passu Companion Loan is referred to as a “Pari Passu Companion Loan Holder”.

With respect to each Whole Loan, the related Mortgage Loan and Companion Loan(s) are cross-collateralized and cross-defaulted.

In connection with each Whole Loan, the rights between the Trustee on behalf of the Issuing Entity, as holder of the related Mortgage Loan, and the related Companion Loan Holder(s) are generally governed by one or more co-lender agreements (each, a “Co-Lender Agreement”).

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Whole Loan Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Whole Loan LTV		Cut-off Date Mortgage Loan Underwritten NCF DSCR		Cut-off Date Whole Loan Underwritten NCF DSCR
Soho-Tribeca Grand Hotel Portfolio(1)	$110,000,000	$115,000,000	$25,000,000	$250,000,000	4.0211%	57.8%	57.8	% (2)	2.25	x	2.25x	(2)
500 Fifth Avenue	$100,000,000	$100,000,000	N/A	$200,000,000	3.5800%	33.3%	33.3%		3.37	x	3.37	x
Westfield Trumbull(3)	$77,179,054	$75,120,946	N/A	$152,300,000	3.8000%	58.1%	58.1%		2.73	x	2.73	x
Westfield Wheaton(3)	$42,617,526	$192,000,000	N/A	$234,617,526	3.8000%	58.4%	58.4%		2.43	x	2.43	x
St. Louis Premium Outlets(3)	$26,000,000	$69,000,000	N/A	$95,000,000	4.0610%	71.6%	71.6%		1.41	x	1.41	x
Bayshore Mall	$23,500,000	$23,000,000	N/A	$46,500,000	3.9620%	67.4%	67.4%		1.62	x	1.62	x

(1)	There are two related Companion Loans that are pari passu in right of payment, and one related Companion Loan that is generally subordinate in right of payment.
(2)
The loan-to-value ratio and debt service coverage ratio presented in this prospectus supplement is calculated without regard to the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan unless otherwise indicated. Taking into account the Soho-Tribeca Grand Portfolio Subordinate Companion Loan the Cut-off Date Whole Loan LTV and Cut-off Date Whole Loan Underwritten NCF DSCR would be 64.3% and 1.93x, respectively.

(3)	There are two related Companion Loans that are pari passu in right of payment.

The Soho-Tribeca Grand Hotel Portfolio Whole Loan

Servicing. The Soho-Tribeca Grand Hotel Portfolio Whole Loan and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this prospectus supplement, but subject to the terms of the Soho-Tribeca Grand Hotel Portfolio Co-Lender Agreement. In servicing the Soho-Tribeca Grand Hotel Portfolio Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of the Certificateholders, the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loan Holders and the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder as a collective whole (taking into account the subordinate nature of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan).

Amounts payable to the Issuing Entity as holder of the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan pursuant to the Soho-Tribeca Grand Hotel Portfolio Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus supplement and amounts payable to each related Companion Loan Holder will be distributed to such holder, net of certain fees and expenses on the related Companion Loan as set forth in the Soho-Tribeca Grand Hotel Portfolio Co-Lender Agreement.

For so long as the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder will have the right to approve certain modifications and consent to certain actions to be taken with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan, as more fully described below. Furthermore, subject to certain conditions set forth in the Soho-Tribeca Grand Hotel Portfolio Co-Lender Agreement, the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder will have the right to cure certain defaults by the related borrower, as more fully described below.

Application of Payments. Pursuant to the Soho-Tribeca Grand Hotel Portfolio Co-Lender Agreement, prior to the occurrence and continuance of (i) an event of default with respect to an obligation to pay money due under the Soho-Tribeca Grand Hotel Portfolio Whole Loan, (ii) any other event of default for which the Soho-Tribeca Grand Hotel Portfolio Whole Loan is actually accelerated, (iii) any other event of default which causes the Soho-Tribeca Grand Hotel Portfolio Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder or the default cure period has not yet expired and the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is diligently exercising its cure rights under the Soho-Tribeca Grand Hotel Portfolio Co-Lender Agreement), after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts payable or reimbursable under the Pooling and Servicing Agreement to the Master Servicer, Special Servicer, Operating Advisor, Certificate Administrator or Trustee, payments and proceeds received with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan will generally be applied in the following order:

●
first, to the holders of the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan and the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loans, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal of their respective notes at their net interest rate;

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second, to the holders of the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan and the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis in an amount equal to their respective percentage interests in the Soho-Tribeca Grand Hotel Portfolio Whole Loan of principal payments received, if any, until their principal balances have been reduced to zero;

●
third, to the holders of the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan and the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by each such holder not previously reimbursed to such holder (or paid or advanced by the Master Servicer or Special Servicer on their behalf and not previously paid or reimbursed);

●
fourth, to the holders of the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan and the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis in an amount equal to the product of (i) their respective percentage interest in the Soho-Tribeca Grand Hotel Portfolio Whole Loan, (ii) a fraction, the numerator of which is the interest rate of such Soho-Tribeca Grand Hotel Portfolio Mortgage Loan or Soho-Grand Hotel Portfolio Pari Passu Companion Loan and the denominator of which is the interest rate of the Soho-Tribeca Grand Hotel Portfolio Whole Loan and (iii) any prepayment premium to the extent paid by the borrower;

●
fifth, to the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its note at its net interest rate;

●
sixth, to the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder in an amount equal to its percentage interest in the Soho-Tribeca Grand Hotel Portfolio Whole Loan of principal payments received, if any, until its balance has been reduced to zero;

●
seventh, to the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder in an amount equal to the product of its percentage interest in the Soho-Tribeca Grand Hotel Portfolio Whole Loan multiplied by the relative spread (as set forth in the Soho-Tribeca Grand Hotel Portfolio Co-Lender Agreement) and any prepayment premium to the extent paid by the borrower;

●
eighth, to the extent the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder has made any payments or advances in the exercise of its cure rights under the Soho-Tribeca Grand Hotel Portfolio Co-Lender Agreement, to reimburse such holder for all such cure payments;

●
ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing (first)-(eighth) and, as a result of a workout, the balance of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

●
tenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the Master Servicer or Special Servicer (in each case provided that such reimbursements or payments relate to the Soho-Tribeca Grand Hotel Portfolio Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid to the holder of the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loan Holders and the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder, pro rata, based on their respective percentage interests in the Soho-Tribeca Grand Hotel Portfolio Whole Loan; and

●
eleventh, if any excess amount, including default interest and late payment charges, is available to be distributed in respect of the Soho-Tribeca Grand Hotel Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(tenth), any remaining amount is required to be paid pro rata to the holder of the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loan Holders and the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder, based on their respective initial percentage interests in the Soho-Tribeca Grand Hotel Portfolio Whole Loan.

Following the occurrence and during the continuance of a Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the mortgage loan documents and amounts then payable or reimbursable under the Pooling and Servicing Agreement to the Master Servicer, Special Servicer, Operating Advisor, Certificate Administrator and Trustee, payments and proceeds with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●
first, to the holder of the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan and the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loan Holders pro rata in an amount equal to the accrued and unpaid interest on the outstanding principal of their respective notes at their net interest rate;

●
second, to the holder of the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan and the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loan Holders, pro rata, based on their outstanding principal balance until their principal balances have been reduced to zero;

●
third, to the holder of the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan and the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loan Holders on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by each such holder not previously reimbursed to such holder (or paid or advanced by the Master Servicer or Special Servicer on their behalf and not previously paid or reimbursed);

●
fourth, to the holder of the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan and the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loan Holders on a pro rata and pari passu basis in an amount equal to the product of (i) their respective percentage interest in the Soho-Tribeca Grand Hotel Portfolio Whole Loan, (ii) a fraction, the numerator of which is the interest rate of such Soho-Tribeca Grand Hotel Portfolio Mortgage Loan or Soho-Grand Hotel Portfolio Pari Passu Companion Loan and the denominator of which is the interest rate of the Soho-Tribeca Grand Hotel Portfolio Whole Loan and (iii) any prepayment premium to the extent paid by the borrower;

●
fifth, to the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its note at its net interest rate;

●	sixth, to the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder in an amount equal to the principal balance of such note until its principal balance has been reduced to zero;

●
seventh, to the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder in an amount equal to the product of its percentage interest in the Soho-Tribeca Grand Hotel Portfolio Whole Loan multiplied by the relative spread (as set forth in the Soho-Tribeca Grand Hotel Portfolio Co-Lender Agreement) and any prepayment premium to the extent paid by the borrower;

●
eighth, to the extent the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder has made any payments or advances in the exercise of its cure rights under the Soho-Tribeca Grand Hotel Portfolio Co-Lender Agreement, to reimburse such holder for all such cure payments;

●
ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(eighth) and, as a result of a workout, the balance of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan principal balance as a result of such workout, plus interest on such amount at the applicable interest rate;

●
tenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the Master Servicer or Special Servicer (in each case provided that such reimbursements or payments relate to the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid to the holder of the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loan Holders and the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder, pro rata, based on their respective percentage interests in the Soho-Tribeca Grand Hotel Portfolio Whole Loan; and

●
eleventh, if any excess amount, including default interest and late payment charges, is available to be distributed in respect of the Soho-Tribeca Grand Hotel Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(tenth), any remaining amount is required to be paid (subject to senior interests of the holder of the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan and the Soho-Tribeca Grand Hotel Portfolio Companion Loan Holders) pro rata to the holder of the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loan Holders and the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder, based on their respective initial percentage interests in the Soho-Tribeca Grand Hotel Portfolio Whole Loan; provided, however, if less than 100% of the default interest and late payment charges are paid with respect to the mortgage loan, the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder shall not be entitled to any default interest or late payment charges until the holder of the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan and the Soho-Tribeca Grand Hotel Portfolio Companion Loan Holders have been paid 100% of their pro rata share of any default interest or late payment charges actually received by the Master Servicer or the Special Servicer.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, out of future payments and collections on other Mortgage Loans, but not out of payments or other collections on the Soho-Tribeca Grand Hotel Portfolio Companion Loans (other than the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan) or any loans included in any future securitization trust related to such Companion Loans.

In the case of each of the Soho-Tribeca Grand Hotel Portfolio Whole Loan, certain costs and expenses (such as a pro rata share of any related Property Advances) allocable to a Soho-Tribeca Grand Hotel Portfolio Companion Loan or the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, as applicable, may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right, if any, to reimbursement from future payments and other collections on such Soho-Tribeca Grand Hotel Portfolio Companion Loan or from general collections of securitization trust holding such Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the Certificates.

Control and Consultation. For so long as the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, the Master Servicer and the Special Servicer will be required to notify the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder (or its designee) in writing and receive written approval with respect to the following actions (“Whole Loan Major Decisions”):

(i)
any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing the Soho-Tribeca Grand Hotel Portfolio Whole Loan as come into and continue in default;

(ii)
any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted pay-offs but excluding waiver of Penalty Charges) of the Soho-Tribeca Grand Hotel Portfolio Whole Loan or any extension of the maturity date of the Soho-Tribeca Grand Hotel Portfolio Whole Loan;

(iii)
any sale of the Soho-Tribeca Grand Hotel Portfolio Whole Loan if it is a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund) for less than the applicable Purchase Price (excluding the amount described in clause (f) of the definition of “Purchase Price”);

(iv)	any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

(v)
any release of collateral or any acceptance of substitute or additional collateral for the Soho-Tribeca Grand Hotel Portfolio Whole Loan, or any consent to either of the foregoing, other than if otherwise required pursuant to the specific terms of the Soho-Tribeca Grand Hotel Portfolio Whole Loan and for which there is no lender discretion;

(vi)
any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan or any consent to such waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(vii)	any property management company changes or franchise changes (in each case, to the extent the lender is required to consent or approve under the related Whole Loan documents);

(viii)
releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves other than those required pursuant to the specific terms of the Soho-Tribeca Grand Hotel Portfolio Whole Loan and for which there is no lender discretion;

(ix)
any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under the Soho-Tribeca Grand Hotel Portfolio Whole Loan other than pursuant to the specific terms of the Soho-Tribeca Grand Hotel Portfolio Whole Loan and for which there is no lender discretion;

(x)	the determination of the Special Servicer pursuant to clause (b) or clause (c) of the definition of “Specially Serviced Loan”;

(xi)
following a default or an event of default with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan, any exercise of a material remedy on a Mortgage Loan or any acceleration of the Soho-Tribeca Grand Hotel Portfolio Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the related Whole Loan documents or with respect to the related borrower or Mortgaged Property;

(xii)
any modification, waiver or amendment of any material term of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Soho-Tribeca Grand Hotel Portfolio Whole Loan, or an action to enforce rights with respect thereto;

(xiii)	any determination of an Acceptable Insurance Default;

(xiv)
any proposed modification or waiver of any material provision in the related Whole Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(xv)
any consents or approvals related to the incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the lender’s consent or approval is required under the related Whole Loan documents;

(xvi)
any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

(xvii)	the approval of any annual budget or material alteration for the Mortgaged Property (insofar as such approval is required of the lender under the Whole Loan documents); and

(xviii)	the voting of any claim or on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower.

Neither the Master Servicer nor the Special Servicer may follow any advice or consultation provided by the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loan Holders (or their representatives) or the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder (or its representative) that would require or cause the Master Servicer or the Special Servicer, as applicable, to violate any applicable law, including the REMIC Provisions, be inconsistent with the Servicing Standard, require or cause the Master Servicer or the Special Servicer, as applicable, to violate provisions of the Soho-Tribeca Grand Hotel Portfolio Co-Lender Agreement or the Pooling and Servicing Agreement, require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the Soho-Tribeca Grand Hotel Portfolio Whole Loan, or materially expand the scope of any of the Master Servicer’s or the Special Servicer’s, as applicable, responsibilities under the related Co-Lender Agreement or the Pooling and Servicing Agreement.

The Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder. Pursuant to the Soho-Tribeca Grand Hotel Portfolio Co-Lender Agreement, the directing holder (the “Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder”) with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan, as of any date of determination, will be:

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the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder, unless (i) an AB Control Appraisal Event has occurred and is continuing or (ii) the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan or any interest in the Soho-Tribeca Grand Hotel Portfolio

Subordinate Companion Loan is held by (a) the related borrower or (b) an affiliate of the related borrower;

●	the Issuing Entity or its designee if the events described in subclause (i) of the immediately preceding bullet has occurred and is continuing; and

●
the first of the following is not a related borrower or affiliate of the related borrower if the events described in subclause (ii) of the second immediately preceding bullet have occurred and is continuing: first, the holders of Note A-1, then, the holders of Note A-2, and finally, the holders of Note A-3.

An “AB Control Appraisal Event” will be deemed to have occurred with respect to the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan, if and for so long as (a)(1) the initial unpaid principal balance of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan, (y) any Appraisal Reduction for the Soho-Tribeca Grand Hotel Portfolio Whole Loan that are allocated to the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan as of the date of such determination and (z) any losses realized with respect to the Soho-Tribeca Grand Hotel Portfolio Mortgaged Property or the Soho-Tribeca Grand Hotel Portfolio Whole Loan that are allocated to the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan, plus (3) Threshold Event Collateral is less than (b) 25% of the of the remainder of the (i) initial unpaid principal balance of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder.

The Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is entitled to avoid an AB Control Appraisal Event caused by the application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, delivery of additional collateral in the amount of the Additional Collateral Amount and in the form of either (x) cash collateral acceptable to the Master Servicer and the Special Servicer or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the Soho-Tribeca Grand Hotel Portfolio Co-Lender Agreement (either (x) or (y), the “Threshold Event Collateral”). “Additional Collateral Amount” means an amount which, when added to the appraised value of the related Mortgaged Property as used to calculate any Appraisal Reduction for the Soho-Tribeca Grand Hotel Portfolio Whole Loan pursuant to the Pooling and Servicing Agreement, would (if possible) reduce such Appraisal Reduction enough to cause the applicable AB Control Appraisal Event not to occur.

If the Issuing Entity is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, then, unless a Control Termination Event exists, the Controlling Class Representative will be entitled to exercise the rights of the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan. In its capacity as representative of the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder under the Soho-Tribeca Grand Hotel Portfolio Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder under the Soho-Tribeca Grand Hotel Portfolio Co-Lender Agreement as well as the rights set forth under “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan unless a Control Termination Event exists, and the implementation of any recommended actions outlined in an asset status report with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan will require the approval of the Controlling Class Representative as and to the extent described in this prospectus supplement under “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Asset Status Reports” in this prospectus supplement. Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan as it does, and for so long as it does, with respect to the other Mortgage Loans included in the Issuing Entity that are not part of a Whole Loan.

In addition, for so long as the Issuing Entity is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder:

●
the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loan Holders (or their respective representatives which, at any time a Pari Passu Companion Loan is included in a securitization, may be the controlling class representative (or equivalent entity) for such securitization or any other party assigned the rights to exercise the rights of the holder of such Pari Passu Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have a right to receive copies of all notices, information and reports that the Master Servicer or Special Servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the Pooling and Servicing Agreement and without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Whole Loan Major Decisions to be taken with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Soho-Tribeca Grand Hotel Portfolio Whole Loan, (ii) have the right to be consulted by the Special Servicer on a strictly non-binding basis with respect to any Whole Loan Major Decisions or the implementation of any recommended action outlined in an asset status report relating to the Soho-Tribeca Grand Hotel Portfolio Whole Loan (and the Master Servicer or Special Servicer, as applicable, will be required to consider alternative actions recommended by such Pari Passu Companion Loan Holders (or their representatives)) and (iii) have the right to attend annual meetings with the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Soho-Tribeca Grand Hotel Portfolio Whole Loan and related Mortgaged Property. The consultation rights of the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loan Holders (or their representatives) will expire 10 business days following the delivery of written notice of the proposed action, together with copies of all notices, information and reports required to be provided to or requested by the Controlling Class Representative relating to the matter subject to consultation whether or not the Pari Passu Companion Loan Holders (or their representatives) have responded within such period; provided, that if the Master Servicer (or Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the related Companion Loan Holders’ (or their representatives’) consultation rights described above, the Master Servicer or Special Servicer, as applicable, is permitted to make any Whole Loan Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loans and the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan; and

●
neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holders of the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loans (or their representatives, including, if a Pari Passu Companion Loan has been contributed to a securitization, the related controlling class representative for that other securitization).

Cure Rights. In the event that the Soho-Tribeca Grand Hotel Portfolio borrower fails to make any payment of principal or interest on the Soho-Tribeca Grand Hotel Portfolio Whole Loan that results in a monetary event of default or the borrower otherwise defaults with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan, the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder will have the right to cure such event of default subject to certain limitations set forth in the Soho-Tribeca Grand Hotel Portfolio Co-Lender Agreement. The Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder will be limited to six (6) cure payments over the life of the Soho-Tribeca Grand Hotel Portfolio Whole Loan, and, with respect to monetary events of default, no more than three (3) of which may be consecutive. So long as the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is permitted to make a cure payment with respect to a non-monetary event of default, and is diligently prosecuting the cure of same, under the Soho-Tribeca Grand Hotel Portfolio Co-Lender Agreement, neither the Master Servicer nor the Special Servicer will be permitted to treat such event of default as such for purposes of transferring the Soho-Tribeca Grand Hotel Portfolio Whole Loan to special servicing or exercising remedies.

Purchase Option. If an event of default with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan has occurred and is continuing, the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder will have the option to purchase the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan and the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loans in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan and the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loans, (b) accrued and unpaid interest on the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan and the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loans through the end of the related interest accrual period, (c) any other amounts due under the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan and the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loans, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed Advances and any expenses incurred in enforcing the mortgage loan documents, including among other items, Property Advances and any accrued and unpaid Special Servicing Fees, (e) without duplication of amounts under clause (c), any accrued and unpaid interest on Advances, (f) and any Liquidation Fees or Workout Fees payable with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan, if (i) the Soho-Tribeca Grand Hotel Portfolio Whole Loan borrower or borrower related party is the purchaser or (ii) if the Soho-Tribeca Grand Hotel Portfolio Whole Loan is not purchased within 90 days after such option first becomes exercisable pursuant to the Soho-Tribeca Grand Hotel Portfolio Co-Lender Agreement, and (g) certain additional amounts to the extent provided for in the Soho-Tribeca Grand Hotel Portfolio Co-Lender Agreement. Notwithstanding the foregoing, the purchase price excludes clauses (d) through (f) above if the seller is a borrower-related party.

Sale of Defaulted Soho-Tribeca Grand Hotel Portfolio Whole Loan. Pursuant to the terms of the Soho-Tribeca Grand Hotel Portfolio Co-Lender Agreement, if the Soho-Tribeca Grand Hotel Portfolio Whole Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the Special Servicer will be required to sell the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loans (but not the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan) together with the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan as one whole loan. In connection with any such sale, the Special Servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan together with the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loans if it becomes a Defaulted Mortgage Loan without the written consent of each Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loan Holder (provided that such consent is not required if such Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loan Holder is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loan Holder: (a) at least 15 business days prior written notice of any decision to attempt to sell the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan and the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loans; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan and the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loans, and any documents in the servicing file reasonably requested by such Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loan Holder that are material to the price of the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan and the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loans; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided that a Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loan Holder

may waive solely as to itself any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the Pooling and Servicing Agreement, each holder of a Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loan (or its representative), will be permitted to submit an offer at any sale of the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan and the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loans (unless such person is the borrower or an agent or affiliate of the borrower).

Special Servicer Appointment Rights. Pursuant to the Soho-Tribeca Grand Hotel Portfolio Co-Lender Agreement, the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder (unless (i) an AB Control Appraisal Event has occurred and is continuing or (ii) the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan or any interest in the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan is held by (a) the related borrower or (b) an affiliate of the related borrower) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan and appoint a replacement special servicer in lieu of such Special Servicer. After the occurrence of an AB Control Appraisal Event, the Controlling Class Representative (unless a Control Termination Event exists), or the applicable Certificateholders with the requisite percentage of Voting Rights (if a Control Termination Event exists) will have the right, with or without cause (subject to the limitations described herein) to replace the Special Servicer then acting with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan and appoint a replacement special servicer in lieu of such Special Servicer, as described under “The Pooling and Servicing Agreement—Rights Upon Servicer Termination Event” in this prospectus supplement.

The 500 Fifth Avenue Whole Loan and the St. Louis Premium Outlets Whole Loan

Servicing. The 500 Fifth Avenue Whole Loan and the St. Louis Premium Outlets Whole Loan (in each case, including the related Mortgage Loan) and any related REO Property will each be serviced and administered by the JPMBB 2014-C26 Master Servicer and, if necessary, the JPMBB 2014-C26 Special Servicer, pursuant to the JPMBB 2014-C26 Pooling and Servicing Agreement and the servicing standard thereunder, but subject to the terms of the applicable Co-Lender Agreement. In connection with the servicing of each of the 500 Fifth Avenue Whole Loan and the St. Louis Premium Outlets Whole Loan, the servicing standard set forth in the JPMBB 2014-C26 Pooling and Servicing Agreement will require the JPMBB 2014-C26 Master Servicer and the JPMBB 2014-C26 Special Servicer to take into account the interests, as a collective whole, of both the JPMBB 2014-C26 certificateholders and the Issuing Entity as holder of the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan.

Amounts payable to the Issuing Entity as holder of each of the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan pursuant to the applicable Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus supplement, and amounts payable to the related Non-Serviced Companion Loan Holder will be distributed to such holder net of certain fees and expenses on the 500 Fifth Avenue Companion Loan or the St. Louis Premium Outlets Whole Loan, as applicable, as set forth in the applicable Co-Lender Agreement and will not be available for distributions on the Offered Certificates.

Application of Payments. The Co-Lender Agreement for each of the 500 Fifth Avenue Whole Loan and the St. Louis Premium Outlets Whole Loan sets forth the respective rights of the holders of the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan(s) with respect to distributions of funds received in respect of such Whole Loan, and provides, in general, that:

●
each of the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan and the related Non-Serviced Companion Loan(s) are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the 500 Fifth Avenue Mortgage Loan or the St. Louis Premium Outlets Mortgage Loan or the related Mortgaged Property will be applied to the related Mortgage Loan and the related Companion Loan(s) on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the JPMBB 2014-C26 Master Servicer, the JPMBB 2014-C26 Special Servicer and the senior trust advisor, the certificate administrator, the depositor and the trustee under the JPMBB 2014-C26 Pooling and Servicing Agreement) in accordance with the terms of the applicable Co-Lender Agreement and the JPMBB 2014-C26 Pooling and Servicing Agreement; and

●
costs, fees, expenses, losses and shortfalls relating to the 500 Fifth Avenue Whole Loan or the St. Louis Premium Outlets Whole Loan, as applicable, will be allocated, on a pro rata and pari passu basis, to the related Mortgage Loan and the related Companion Loan(s) in accordance with the terms of the applicable Co-Lender Agreement and the JPMBB 2014-C26 Pooling and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 500 Fifth Avenue Mortgage Loan or the St. Louis Premium Outlets Mortgage Loan, as applicable, pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the related Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, out of future payments and collections on other Mortgage Loans, but not out of payments or other collections, if any, on the 500 Fifth Avenue Companion Loan or the St. Louis Premium Outlets Companion Loans, as applicable, or any loans included in any securitization trust related to the related Companion Loan(s).

Certain costs and expenses (such as a pro rata share of any servicing advance with respect to the 500 Fifth Avenue Whole Loan or the St. Louis Premium Outlets Whole Loan made pursuant to the JPMBB 2014-C26 Pooling and Servicing Agreement) and indemnification payments allocable to the applicable Mortgage Loan in accordance with the JPMBB 2014-C26 Pooling and Servicing Agreement and the related Co-Lender Agreements may be paid or reimbursed out of payments and other collections on the Mortgage Pool.

Consultation and Control. The controlling noteholder under the Co-Lender Agreement for each of the 500 Fifth Avenue Whole Loan and the St. Louis Premium Outlets Whole Loan will be the trust formed pursuant to the JPMBB 2014-C26 Pooling and Servicing Agreement (the “JPMBB 2014-C26 Trust”) as the holder of the related controlling 500 Fifth Avenue Companion Loan or St. Louis Premium Outlets Companion Loan, as applicable, under the JPMBB 2014-C26 Pooling and Servicing Agreement; provided that, prior to the occurrence and continuance of a control event under the JPMBB 2014-C26 Pooling and Servicing Agreement, the directing certificateholder under the JPMBB 2014-C26 Pooling and Servicing Agreement (the “JPMBB 2014-C26 Directing Certificateholder”), which is currently BlackRock Realty Advisors, Inc. and has rights with respect to the JPMBB 2014-C26 Trust that are generally similar to the rights of the Controlling Class Representative with respect to the Issuing Entity, will have the right to direct, consult with and advise the master servicer under the JPMBB 2014-C26 Pooling and Servicing Agreement (in such capacity, the “JPMBB 2014-C26 Master Servicer”) and the special servicer under the JPMBB 2014-C26 Pooling and Servicing Agreement (in such capacity, the “JPMBB 2014-C26 Special Servicer”) with respect to the 500 Fifth Avenue Whole Loan and the St. Louis Premium Outlets Whole Loan, but the JPMBB 2014-C26 Master Servicer and the JPMBB 2014-C26 Special Servicer will be required to consult (on a non-binding basis) with the Controlling Class Representative (so long as no Consultation Termination Event under the Pooling and Servicing Agreement for this transaction has occurred and is continuing) and the holder of any other related Non-Serviced Companion Loan with respect to such advice, consent or action. In the event that the parties exercising the rights of the related Non-Serviced Companion Loan Holder and the holder of the related Mortgage Loan under the applicable Co-Lender Agreement disagree, the decision of the party exercising the rights of the related controlling Non-Serviced Companion Loan Holder will be binding.

The JPMBB 2014-C26 Directing Certificateholder will be entitled to exercise rights generally similar to the rights of the Controlling Class Representative as set forth under “The Pooling and Servicing Agreement—Controlling Class Representative”, with respect to major servicing decisions involving each of the 500 Fifth Avenue Whole Loan and the St. Louis Premium Outlets Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the 500 Fifth Avenue Whole Loan or the St. Louis Premium Outlets Whole Loan, as applicable, will require the JPMBB 2014-C26 Special Servicer to consult with and/or obtain the approval of the JPMBB 2014-C26 Directing Certificateholder in a manner, under circumstances and subject to limitations generally similar to that described herein under “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Asset Status Report”. Pursuant to the terms of the JPMBB 2014-C26 Pooling and Servicing Agreement, the JPMBB 2014-C26 Directing Certificateholder will have the same consent and/or consultation rights with respect to the 500 Fifth Avenue Whole Loan or the St. Louis Premium Outlets Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in the JPMBB 2014-C26 Trust.

In addition, pursuant to the terms of the applicable Co-Lender Agreement, the holder of each of the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan (or its representative, which will be the Controlling Class Certificateholder or any other party assigned the rights to exercise the rights of the holder of that Mortgage Loan, as and to the extent provided in the Pooling and Servicing Agreement) will (i) have the right to receive copies of all notices, information and reports that the JPMBB 2014-C26 Master Servicer or JPMBB 2014-C26 Special Servicer, as applicable, is required to provide to the JPMBB 2014-C26 Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the JPMBB 2014-C26 Directing Certificateholder under the JPMBB 2014-C26 Pooling and Servicing Agreement without regard to the occurrence of any control event or consultation event under the JPMBB 2014-C26 Pooling and Servicing Agreement) with respect to any major servicing decisions to be taken with respect to the 500 Fifth Avenue Whole Loan or the St. Louis Premium Outlets Whole Loan, as applicable, or the implementation of any recommended action outlined in an asset status report relating to such Non-Serviced Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis (to the extent the holder of the related Mortgage Loan (or its representative) requests consultation with respect to certain major decisions to be taken with respect to the 500 Fifth Avenue Whole Loan or the St. Louis Premium Outlets Whole Loan, as applicable, or the implementation of any recommended action outlined in an asset status report relating to such Non-Serviced Whole Loan. The consultation right of the holder of the related Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of such Mortgage Loan (or its representative) has responded within such period; provided that if the JPMBB 2014-C26 Master Servicer or JPMBB 2014-C26 Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder of the 500 Fifth Avenue Mortgage Loan or the St. Louis Premium Outlets Mortgage Loan, as applicable, (or its representative) described above, the JPMBB 2014-C26 Master Servicer or JPMBB 2014-C26 Special Servicer, as applicable, is permitted to make any major decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holder of the related Mortgage Loan and the related Non-Serviced Companion Loan Holder(s). Neither the JPMBB 2014-C26 Master Servicer nor the JPMBB 2014-C26 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the applicable Mortgage Loan (or its representative, including, the Controlling Class Representative). The Operating Advisor will have limited consultation rights under the Pooling and Servicing Agreement with respect to either the 500 Fifth Avenue Whole Loan or the St. Louis Premium Outlets Whole Loan or any related REO Property. Pentalpha Surveillance LLC is the senior trust advisor under the JPMBB 2014-C26 Pooling and Servicing Agreement and, in such capacity, will have certain obligations and consultation rights with respect to each of the 500 Fifth Avenue Whole Loan and the St. Louis Premium Outlets Whole Loan that are generally similar to those of the operating advisor under the Pooling and Servicing Agreement.

Neither the JPMBB 2014-C26 Master Servicer nor the JPMBB 2014-C26 Special Servicer will be permitted to follow any advice or consultation provided by the holder of the 500 Fifth Avenue Mortgage Loan or the St. Louis Premium Outlets Mortgage Loan (or its representative) that would require or cause the JPMBB 2014-C26 Master Servicer or the JPMBB 2014-C26 Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions or other applicable provisions of the Code, be inconsistent with the servicing standard under the JPMBB 2014-C26 Pooling and Servicing Agreement, require or cause the JPMBB 2014-C26 Master Servicer or the JPMBB 2014-C26 Special Servicer, as applicable, to violate provisions of the related Co-Lender Agreements or the JPMBB 2014-C26 Pooling and Servicing Agreement, require or cause the JPMBB 2014-C26 Master Servicer or the JPMBB 2014-C26 Special Servicer, as applicable, to violate the terms of the applicable Whole Loan, or materially expand the scope of any of the JPMBB 2014-C26 Master Servicer’s or the JPMBB 2014-C26 Special Servicer’s, as applicable, responsibilities under the related Co-Lender Agreements.

In addition to the consultation rights of the holder of the 500 Fifth Avenue Mortgage Loan or the St. Louis Premium Outlets Mortgage Loan (or its representative) described above, pursuant to the terms of the related Co-Lender Agreements, the holder of each such Mortgage Loan (or its representative) will have the right to attend (in-person or telephonically in the discretion of the JPMBB 2014-C26 Master Servicer or JPMBB 2014-C26 Special Servicer, as applicable) annual meetings with the JPMBB 2014-C26 Master Servicer or JPMBB 2014-C26 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the JPMBB 2014-C26 Master Servicer or JPMBB 2014-C26 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the 500 Fifth Avenue Whole Loan or the St. Louis Premium Outlets Whole Loan, as applicable.

Application of Penalty Charges. Each related Co-Lender Agreement provides that Penalty Charges paid on each of the 500 Fifth Avenue Whole Loan and the St. Louis Premium Outlets Whole Loan shall first, be used to reduce, on a pro rata basis, the amounts payable on each of the 500 Fifth Avenue Mortgage Loan or the St. Louis Premium Outlets Mortgage Loan, as applicable, and the related Non-Serviced Companion Loan(s) by the amount necessary to reimburse the JPMBB 2014-C26 Master Servicer, the JPMBB 2014-C26 Special Servicer or the trustee under the JPMBB 2014-C26 Pooling and Servicing Agreement for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the JPMBB 2014-C26 Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan and the related Non-Serviced Companion Loan(s) by the amount necessary to pay the JPMBB 2014-C26 Master Servicer and the trustee under the JPMBB 2014-C26 Pooling and Servicing Agreement and the Master Servicer and the Trustee and , in the case of the St. Louis Premium Outlets Whole Loan, the master servicer and the trustee under the pooling and servicing agreement for the other Non-Serviced Companion Loan, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the document governing the servicing of the 500 Fifth Avenue Companion Loan or the St. Louis Premium Outlets Companion Loans, as applicable) made with respect to the 500 Fifth Avenue Mortgage Loan or the St. Louis Premium Outlets Mortgage Loan, as applicable, by such party (if and as specified in the Pooling and Servicing Agreement; the JPMBB 2014-C26 Pooling and Servicing Agreement or the pooling and servicing agreement with respect to any other Non-Serviced Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan and the related Non-Serviced Companion Loans by the amount necessary to pay additional trust fund expenses (other than unpaid special servicing fees, unpaid workout fees and liquidation fees under the JPMBB 2014-C26 Pooling and Servicing Agreement) incurred with respect to the 500 Fifth Avenue Whole Loan or the St. Louis Premium Outlets Whole Loan, as applicable (as specified in the JPMBB 2014-C26 Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the 500 Fifth Avenue Companion Loan or the St. Louis Premium Outlets Companion Loans, as applicable, be paid to the JPMBB 2014-C26 Master Servicer and/or the JPMBB 2014-C26 Special Servicer as additional servicing compensation as provided in the JPMBB 2014-C26 Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the 500 Fifth Avenue Mortgage Loan or the St. Louis Premium Outlets Mortgage Loan, as applicable, be paid to the JPMBB 2014-C26 Master Servicer and/or the JPMBB 2014-C26 Special Servicer as additional servicing compensation as provided in the JPMBB 2014-C26 Pooling and Servicing Agreement or, in the case of the St. Louis Premium Outlets Whole Loan, to the Master Servicer or the Special Servicer under the pooling and servicing agreement for the other Non-Serviced Companion Loan.

Sale of Defaulted Whole Loan. Pursuant to the terms of each related Co-Lender Agreement, if either of the 500 Fifth Avenue Whole Loan or the St. Louis Premium Outlets Whole Loan becomes a defaulted whole loan, and if the JPMBB 2014-C26 Special Servicer determines to sell the related controlling Non-Serviced Companion Loan in accordance with the JPMBB 2014-C26 Pooling and Servicing Agreement, then the JPMBB 2014-C26 Special Servicer will be required to sell the related Mortgage Loan together with the related Companion Loan(s) as one whole loan. In connection with any such sale, the JPMBB 2014-C26 Special Servicer will also be required to follow procedures contained in the JPMBB 2014-C26 Pooling and Servicing Agreement, which are generally similar to those set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement.

Notwithstanding the foregoing, the JPMBB 2014-C26 Special Servicer will not be permitted to sell either the 500 Fifth Avenue Whole Loan or the St. Louis Premium Outlets Whole Loan if it becomes a defaulted mortgage loan under the JPMBB 2014-C26 Pooling and Servicing Agreement without the written consent of the holder of the related Non-Serviced Mortgage Loan (provided that such consent is not required if the holder of the related Non-Serviced Mortgage Loan is the borrower or an affiliate of the borrower) unless the JPMBB 2014-C26 Special Servicer has delivered to the Issuing Entity (as the holder of such Non-Serviced Mortgage Loan): (a) at least 15 business days prior written notice of any decision to attempt to sell the 500 Fifth Avenue Whole Loan or the St. Louis Premium Outlets Whole Loan, as applicable; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the JPMBB 2014-C26 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 500 Fifth Avenue Whole Loan or the St. Louis Premium Outlets Whole Loan, as applicable, and any documents in the servicing file reasonably requested by the holder of the related Mortgage Loan that are material to the price of such Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the JPMBB 2014-C26 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the JPMBB 2014-C26 Master Servicer or the JPMBB 2014-C26 Special Servicer in connection with the proposed sale; provided that the holder of the related Mortgage Loan may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the JPMBB 2014-C26 Pooling and Servicing Agreement, the holder of the 500 Fifth Avenue Mortgage Loan or the St. Louis Premium Outlets Mortgage Loan, as applicable, (or its representative) will be permitted to submit an offer at any sale of the 500 Fifth Avenue Whole Loan or the St. Louis Premium Outlets Whole Loan, as applicable (unless such person is the borrower or an agent or affiliate of the borrower).

Special Servicer Appointment Rights. Pursuant and subject to the terms of the applicable Co-Lender Agreement(s), the controlling noteholder with respect to each of the 500 Fifth Avenue Whole Loan and the St. Louis Premium Outlets Whole Loan (which will be the JPMBB 2014-C26 Trust) will have the right, with or without cause, to replace the special servicer then acting with respect to the such Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holder of the related Mortgage Loan. The JPMBB 2014-C26 Directing Certificateholder (prior to a control event under the JPMBB 2014-C26 Pooling and Servicing Agreement), and the applicable certificateholders under the JPMBB 2014-C26 Pooling and Servicing Agreement with the requisite percentage of voting rights (after a control event under the JPMBB 2014-C26 Pooling and Servicing Agreement) will exercise the rights of the JPMBB 2014-C26 Trust as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to the 500 Fifth Avenue Whole Loan and the St. Louis Premium Outlets Whole Loan and appoint a replacement special servicer in lieu thereof, in a manner generally similar to that described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

The Westfield Trumbull Whole Loan

Servicing. The Westfield Trumbull Whole Loan (including the related Mortgage Loan) and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this prospectus supplement, but subject in each case to the terms of the related Co-Lender Agreement. In servicing the Westfield Trumbull Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests, as a collective whole, of both the Certificateholders and the related Serviced Pari Passu Companion Loan Holders.

Amounts payable to the Issuing Entity as holder of the Westfield Trumbull Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus supplement, and amounts payable to the related Serviced Pari Passu Companion Loan Holders will be distributed to each such holder net of certain fees and expenses on the Westfield Trumbull Companion Loans as set forth in the related Co-Lender Agreement and will not be available for distributions on the Offered Certificates.

Application of Payments. The Co-Lender Agreement with respect to the Westfield Trumbull Whole Loan sets forth the respective rights of the holder of the Westfield Trumbull Mortgage Loan and the related Serviced Pari Passu Companion Loan Holders with respect to distributions of funds received in respect of the Westfield Trumbull Whole Loan, and provides, in general, that:

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the Westfield Trumbull Mortgage Loan and the Westfield Trumbull Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

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all payments, proceeds and other recoveries on or in respect of the Westfield Trumbull Whole Loan or the related Mortgaged Property will be applied to the Westfield Trumbull Mortgage Loan and the Westfield Trumbull Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Depositor and the Trustee) in accordance with the terms of the related Co-Lender Agreement and the Pooling and Servicing Agreement; and

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costs, fees, expenses, losses and shortfalls relating to the Westfield Trumbull Whole Loan, as applicable, will be allocated, on a pro rata and pari passu basis, to the Westfield Trumbull Mortgage Loan and the Westfield Trumbull Companion Loans in accordance with the terms of the related Co-Lender Agreement and the Pooling and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Westfield Trumbull Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Westfield Trumbull Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, out of future payments and collections on other Mortgage Loans, but not out of payments or other collections on the Westfield Trumbull Companion Loans or any loans included in any future securitization trust related to such Companion Loans.

In the case of the Westfield Trumbull Whole loan, certain costs and expenses (such as a pro rata share of any related Property Advances) allocable to a Westfield Trumbull Companion Loan or the Westfield Trumbull Mortgage Loan, as applicable, may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right (if any) to reimbursement from future payments and other collections on such Westfield Trumbull Companion Loan or from general collections of the securitization trust holding such Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the Certificates.

Consultation and Control. The controlling noteholder under the related Co-Lender Agreement will be the Issuing Entity as holder of the Westfield Trumbull Mortgage Loan; provided that, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative will be entitled to exercise the rights of the controlling noteholder with respect to the Westfield Trumbull Whole Loan (see “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement), and the implementation of any recommended actions outlined in an asset status report with respect to the Westfield Trumbull Whole Loan, as applicable, will require the Special Servicer to consult with and/or obtain the approval of the Controlling Class Representative as and to the extent described in this prospectus supplement under “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Asset Status Reports”. Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative and the Operating Advisor will each have the same consent and/or consultation rights with respect to the Westfield Trumbull Whole Loan as each does, and for so long as each does, with respect to the other Mortgage Loans included in the Issuing Entity that are not part of a Whole Loan.

In addition, pursuant to the terms of the related Co-Lender Agreement, each related Serviced Pari Passu Companion Loan Holder (or its representative which, at any time the subject Westfield Trumbull Companion Loan is included in a securitization, may be the controlling class certificateholder (or equivalent entity) for that securitization or any other party assigned the rights to exercise the rights of the related Serviced Pari Passu Companion Loan Holder, as and to the extent provided in the related pooling and servicing agreement) will (i) have the right to receive copies of all notices, information and reports that the Master Servicer or Special Servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the Pooling and Servicing Agreement without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions to be taken with respect to the Westfield Trumbull Whole Loan, or the implementation of any recommended action outlined in an asset status report relating to the Westfield Trumbull Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent such Serviced Pari Passu Companion Loan Holder (or its representative) requests consultation with respect to certain Major Decisions to be taken with respect to the Westfield Trumbull Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Westfield Trumbull Whole Loan. The consultation right of each related Serviced Pari Passu Companion Loan Holder (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not such Serviced Pari Passu Companion Loan Holder (or its representative) has responded within such period; provided that if the Master Servicer or Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of each related Serviced Pari Passu Companion Loan Holder (or its representative) described above, the Master Servicer or Special Servicer, as applicable, is permitted to make any Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Westfield Trumbull Mortgage Loan and the Westfield Trumbull Companion Loans. Neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by any related Serviced Pari Passu Companion Loan Holder (or its representative, including, if either Westfield Trumbull Companion Loan has been contributed to a securitization, the related controlling class representative (or similar entity)).

Neither the Master Servicer nor the Special Servicer may follow any advice or consultation provided by any related Serviced Pari Passu Companion Loan Holder (or its representative) that would require or cause the Master Servicer or the Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions of the Code, be inconsistent with the Servicing Standard, require or cause the Master Servicer or the Special Servicer, as applicable, to violate provisions of the related Co-Lender Agreement, require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the subject Whole Loan, or materially expand the scope of any of the Master Servicer’s or the Special Servicer’s, as applicable, responsibilities under the related Co-Lender Agreement or the Pooling and Servicing Agreement.

In addition to the consultation rights of each related Serviced Pari Passu Companion Loan Holder (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, each applicable Serviced Pari Passu Companion Loan Holder (or its representative) will have the right to attend (in-person or telephonically in the discretion of the Master Servicer or Special Servicer, as applicable) annual meetings with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Westfield Trumbull Whole Loan.

Application of Penalty Charges. The related Co-Lender Agreement provides that Penalty Charges paid on the Westfield Trumbull Whole Loan shall first, be used to reduce, on a pro rata basis, the amounts payable on the Westfield Trumbull Mortgage Loan and the Westfield Trumbull Companion Loans by the amount necessary to reimburse the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on the Westfield Trumbull Mortgage Loan and the Westfield Trumbull Companion Loans by the amount necessary to pay the Master Servicer and the Trustee, and the master servicer and the trustee for the securitization of a Westfield Trumbull Companion Loan, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the document governing the securitization of a Westfield Trumbull Companion Loan) made with respect to the Westfield Trumbull Mortgage Loan or a Westfield Trumbull Companion Loan by such party (if and as specified in the Pooling and Servicing Agreement or the document governing the securitization of a Westfield Trumbull Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Westfield Trumbull Mortgage Loan and the Westfield Trumbull Companion Loans by the amount necessary to pay additional trust fund expenses (other than unpaid Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Westfield Trumbull Whole Loan (as specified in the Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the Westfield Trumbull Mortgage Loan, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to a Westfield Trumbull Companion Loan, be paid, (x) prior to the securitization of such Westfield Trumbull Companion Loan, to the related Serviced Pari Passu Companion Loan Holder and (y) following the securitization of such Westfield Trumbull Companion Loan, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Westfield Trumbull Whole Loan. Pursuant to the terms of the applicable Co-Lender Agreement, if the Westfield Trumbull Whole Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the Westfield Trumbull Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the Special Servicer will be required to sell the Westfield Trumbull Companion Loans together with the subject Mortgage Loan as one whole loan. In connection with any such sale, the Special Servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Notwithstanding the foregoing, with respect to the Westfield Trumbull Whole Loan, the Special Servicer will not be permitted to sell the Westfield Trumbull Mortgage Loan and the Westfield Trumbull Companion Loans if the Westfield Trumbull Whole Loan becomes a defaulted whole loan without the written consent of each related Serviced Pari Passu Companion Loan Holders (provided that such consent is not required from a related Serviced Pari Passu Companion Loan Holder if it is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such Serviced Pari Passu Companion Loan Holder: (a) at least 15 business days prior written notice of any decision to attempt to sell the Westfield Trumbull Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Westfield Trumbull Whole Loan, and any documents in the servicing file reasonably requested by such Serviced Pari Passu Companion Loan Holder that are material to the price of the Westfield Trumbull Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided that each related Serviced Pari Passu Companion Loan Holder may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the Pooling and Servicing Agreement, each related Serviced Pari Passu Companion Loan Holder (or its representative) will be permitted to submit an offer at any sale of the Westfield Trumbull Whole Loan.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Special Servicer Appointment Rights. Pursuant and subject to the terms of the related Co-Lender Agreement and the Pooling and Servicing Agreement, the controlling noteholder with respect to the Westfield Trumbull Whole Loan (which will be the Issuing Entity) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Westfield Trumbull Whole Loan and appoint a replacement Special Servicer without the consent of the related Serviced Pari Passu Companion Loan Holders. The Controlling Class Representative (prior to a Control Termination Event), and the applicable Certificateholders with the requisite percentage of Voting Rights (after a Control Termination Event) will exercise such right of the Issuing Entity as controlling noteholder, and will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Westfield Trumbull Whole Loan and appoint a replacement Special Servicer, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

The Westfield Wheaton Whole Loan

Servicing. Prior to the date (the “Westfield Wheaton Companion Loan Securitization Date”) on which the controlling Westfield Wheaton Companion Loan (represented by Westfield Wheaton Note Group 1) is securitized, the Westfield Wheaton Whole Loan (including the Westfield Wheaton Mortgage Loan) and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “Servicing of the Mortgage Loans” in this prospectus supplement, but subject to the terms of the applicable Co-Lender Agreement. In servicing the Westfield Wheaton Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests, as a collective whole, of each of the Certificateholders and the holder of the Westfield Wheaton Companion Loans.

On and after the Westfield Wheaton Companion Loan Securitization Date, the Westfield Wheaton Whole Loan (including the Westfield Wheaton Mortgage Loan) and any related REO Property will be serviced and administered by the applicable master servicer and, if necessary, the applicable special servicer, pursuant to the Westfield Wheaton Pooling and Servicing Agreement (and in accordance with the servicing standard thereunder) and the applicable Co-Lender Agreement, in the manner described under “The Pooling and Servicing Agreement—Servicing of the Whole Loans” in this prospectus supplement, but subject to the terms of the applicable Co-Lender Agreement.

If any of the Westfield Wheaton Mortgage Loan or the Westfield Wheaton Companion Loans become specially serviced prior to the Westfield Wheaton Companion Loan Securitization Date, the Special Servicer will be required to service and administer the Westfield Wheaton Whole Loan and any related REO Property in the same manner as any other Specially Serviced Loan or REO Property in this transaction and will be entitled to all rights and compensation earned with respect to such Whole Loan as set forth under the Pooling and Servicing Agreement. Prior to the Westfield Wheaton Companion Loan Securitization Date, no other special servicer will be entitled to any such compensation or have such rights and obligations. After the Westfield Wheaton Companion Loan Securitization Date, the Westfield Wheaton Whole Loan will no longer be serviced pursuant to the Pooling and Servicing Agreement but will be serviced by the applicable master servicer and special servicer pursuant to the Westfield Wheaton Pooling and Servicing Agreement. If the Westfield Wheaton Whole Loan is being specially serviced when the Westfield Wheaton Companion Loan Securitization Date occurs, the Special Servicer will be entitled to compensation for the period during which it acted as Special Servicer with respect to such Whole Loan, as well as all surviving indemnity and other rights in respect of such special servicing role in accordance with the terms of the Pooling and Servicing Agreement and will not be available for distributions on the Offered Certificates.

Amounts payable to the Issuing Entity as holder of the Westfield Wheaton Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus supplement, and amounts payable to the holders of the Westfield Wheaton Companion Loans will be distributed to such holders net of certain fees and expenses on the Westfield Wheaton Companion Loans as set forth in the applicable Co-Lender Agreement and will not be available for distributions on the Offered Certificates.

Application of Payments. The related Co-Lender Agreement sets forth the respective rights of the holder of the Westfield Wheaton Mortgage Loan and the holders of the Westfield Wheaton Companion Loans with respect to distributions of funds received in respect of the Westfield Wheaton Whole Loan, and provides, in general, that:

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the Westfield Wheaton Mortgage Loan and the Westfield Wheaton Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

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all payments, proceeds and other recoveries on or in respect of the Westfield Wheaton Whole Loan or the related Mortgaged Property will be applied to the Westfield Wheaton Mortgage Loan and the Westfield Wheaton Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee (or, after the Westfield Wheaton Companion Loan Securitization Date, the related parties under the Westfield Wheaton Pooling and Servicing Agreement, if applicable)) in accordance with the terms of the related Co-Lender Agreement and the Pooling and Servicing Agreement (or, after the Westfield Wheaton Companion Loan Securitization Date, the Westfield Wheaton Pooling and Servicing Agreement); and

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costs, fees, expenses, losses and shortfalls relating to the Westfield Wheaton Whole Loan will be allocated, on a pro rata and pari passu basis, to the Westfield Wheaton Mortgage Loan and the Westfield Wheaton Companion Loans in accordance with the terms of the related Co-Lender Agreement and the Pooling and Servicing Agreement (or, after the Westfield Wheaton Companion Loan Securitization Date, the Westfield Wheaton Pooling and Servicing Agreement).

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Westfield Wheaton Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Westfield Wheaton Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, on other Mortgage Loans, but not out of payments or other collections on the Westfield Wheaton Companion Loans or any loans included in any future securitization trust related to the Westfield Wheaton Companion Loans.

Certain costs and expenses (such as a pro rata share of any related Property Advances or, after the Westfield Wheaton Companion Loan Securitization Date, any servicing advance made pursuant to the Westfield Wheaton Pooling and Servicing Agreement with respect to the Westfield Wheaton Whole Loan) allocable to the Westfield Wheaton Mortgage Loan or a Westfield Wheaton Companion Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to, in the case of a Property Advance made prior to the Westfield Wheaton Companion Loan Securitization Date, the Issuing Entity’s right to reimbursement (if any) from future payments and other collections on the Westfield Wheaton Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control. The controlling noteholder under the related Co-Lender Agreement will be the holder of Westfield Wheaton Note Group 1, which, from and after the Westfield Wheaton Companion Loan Securitization Date, will be the controlling class representative or such other party specified in the Westfield Wheaton Pooling and Servicing Agreement; provided that if 50% or more of the Westfield Wheaton Note Group 1 is held by the related borrower or an affiliate, the controlling noteholder will be the holder of the Westfield Wheaton Note Group 2, unless 50% or more of the Westfield Wheaton Note Group 2 is held by the related borrower or an affiliate, in which case the controlling noteholder will be the Controlling Class Representative, unless the Controlling Class is 50% or more held by the related borrower or an affiliate (such party, the “Westfield Wheaton Directing Holder”). In its capacity as the controlling noteholder under the related Co-Lender Agreement, the Westfield Wheaton Directing Holder will be entitled to exercise rights similar to those of the Controlling Class Representative as set forth under “The Pooling and Servicing Agreement—Controlling Class Representative” with respect to the Westfield Wheaton Whole Loan.

In addition, pursuant to the terms of the related Co-Lender Agreement, after the Westfield Wheaton Companion Loan Securitization Date, the Issuing Entity as holder of the Westfield Wheaton Mortgage Loan (or prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative) will (i) have the right to receive copies of all notices, information and reports that the master servicer or special servicer under the Westfield Wheaton Pooling and Servicing Agreement is required to provide to the Westfield Wheaton Directing Holder (within the same time frame such notices, information and reports are or would have been required to be provided to the Westfield Wheaton Directing Holder under the Westfield Wheaton Pooling and Servicing Agreement without regard to the occurrence of any control event or consultation termination event) with respect to any major decisions to be taken with respect to the Westfield Wheaton Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Westfield Wheaton Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the Westfield Wheaton Mortgage Loan (or its representative) requests consultation with respect to certain major decisions to be taken with respect to the Westfield Wheaton Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Westfield Wheaton Whole Loan. The consultation right of the holder of the Westfield Wheaton Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the Westfield Wheaton Mortgage Loan (or its representative) has responded within such period; provided that if the master servicer or special servicer, as applicable, under the Westfield Wheaton Pooling and Servicing Agreement proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. The holder of the Westfield Wheaton Note Group 2 (or its representatives) will be entitled to the same type of information and consultation rights as set forth above. Notwithstanding the consultation rights of the holder of the Westfield Wheaton Mortgage Loan (or its representative) or the Westfield Wheaton Companion Loans (or their representatives), the master servicer or special servicer, as applicable, under the Westfield Wheaton Pooling and Servicing Agreement, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Westfield Wheaton Mortgage Loan and the Westfield Wheaton Companion Loans. Prior to the Westfield Wheaton Companion Loan Securitization Date, notwithstanding the consent, approval or consultation rights of the holders of the Westfield Wheaton Mortgage Loan and the Westfield Wheaton Companion Loans (or their representatives), the Master Servicer and Special Servicer will be entitled to take such action after making such a determination as set forth in the preceding sentence. Neither the master servicer nor special servicer, as applicable, under the Westfield Wheaton Pooling and Servicing Agreement will be obligated at any time to follow or take any alternative actions recommended by the holders of the Westfield Wheaton Mortgage Loan (or its representative, including the Controlling Class Representative) and neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holders of the Westfield Wheaton Companion Loans (or their representatives).

In addition to the consultation rights of the holders of the non-controlling Westfield Wheaton Companion Loan (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity and the holder of Westfield Wheaton Note Group 2 (or their representatives) will have the right to attend (in-person or telephonically in the discretion of the master servicer or special servicer, as applicable, under the Westfield Wheaton Pooling and Servicing Agreement) annual meetings with the master servicer or special servicer, as applicable, under the Westfield Wheaton Pooling and Servicing Agreement, in each case upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer, for the purpose of discussing servicing issues related to the Westfield Wheaton Whole Loan.

Application of Penalty Charges. The related Co-Lender Agreement provides that Penalty Charges paid on the Westfield Wheaton Mortgage Loan and the Westfield Wheaton Companion Loans must first, be used to reduce, on a pro rata basis, the amounts payable on the Westfield Wheaton Mortgage Loan and the Westfield Wheaton Companion Loans by the amount necessary to reimburse (a) prior to the Westfield Wheaton Companion Loan Securitization Date, the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement and (b) from and after the Westfield Wheaton Companion Loan Securitization Date, the master servicer, the trustee or the special servicer under the Westfield Wheaton Pooling and Servicing Agreement for any interest accrued on any property advances and reimbursement of any property advances in accordance with the terms of the Westfield Wheaton Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on the Westfield Wheaton Mortgage Loan and the Westfield Wheaton Companion Loans by the amount necessary to pay the Master Servicer and the Trustee, and the respective master servicer and the trustee for each securitization of a Westfield Wheaton Companion Loan, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the document governing the securitization of a Westfield Wheaton Companion Loan) made with respect to the Westfield Wheaton Whole Loan by such party (if and as specified in the Pooling and Servicing Agreement or the document governing the securitization of such Westfield Wheaton Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Westfield Wheaton Mortgage Loan and the Westfield Wheaton Companion Loans by the amount necessary to pay (a) prior to the Westfield Wheaton Companion Loan Securitization Date, additional trust fund expenses (other than unpaid Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Westfield Wheaton Whole Loan (as specified in the Pooling and Servicing Agreement) and (b) from and after the Westfield Wheaton Companion Loan Securitization Date, additional trust fund expenses (other than unpaid special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the Westfield Wheaton Whole Loan (as specified in the Westfield Wheaton Pooling and Servicing Agreement) and, finally, in the case of Penalty Charges allocable to (i) the Issuing Entity, (x) prior to the Westfield Wheaton Companion Loan Securitization Date, to the Master Servicer and/or the Special Servicer as additional servicing compensation and (y) from and after the Westfield Companion Loan Securitization Date, to the master servicer and/or the special servicer under the Westfield Wheaton Pooling and Servicing Agreement as additional servicing compensation, (ii) the holder of Westfield Wheaton Note Group 1, (x) prior to the Westfield Wheaton Companion Loan Securitization Date, to such Westfield Wheaton Note Group 1 holder and (y) from and after the Westfield Companion Loan Securitization Date, to the master servicer and/or the special servicer under the Westfield Wheaton Pooling and Servicing Agreement as additional servicing compensation and (iii) the holder of Westfield Wheaton Note Group 2, (x) prior to the securitization of Westfield Wheaton Note Group 2, to such Westfield Wheaton Note Group 2 holder and (y) from and after the Westfield Companion Loan Securitization Date, to the master servicer and/or the special servicer under the Westfield Wheaton Pooling and Servicing Agreement as additional servicing compensation.

Sale of Defaulted Westfield Wheaton Whole Loan. Pursuant to the terms of the related Co-Lender Agreement, if the Westfield Wheaton Whole Loan becomes a defaulted whole loan, and if the Special Servicer determines to sell the Westfield Wheaton Mortgage Loan (or, after the Westfield Wheaton Companion Loan Securitization Date, the special servicer under the Westfield Wheaton Pooling and Servicing Agreement determines to sell the Westfield Wheaton Note Group 2), then the applicable special servicer will be required to sell the Westfield Wheaton Companion Loans together with the Westfield

Wheaton Mortgage Loan as one whole loan. In connection with any such sale, the applicable special servicer will be required to follow the procedures (or procedures that are generally similar to the procedures) set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Notwithstanding the foregoing, on and after the Westfield Wheaton Companion Loan Securitization Date, the special servicer under the Westfield Wheaton Pooling and Servicing Agreement will not be permitted to sell the Westfield Wheaton Whole Loan if it becomes a defaulted whole loan without the written consent of the holder of the Westfield Wheaton Mortgage Loan (provided that such consent is not required if the holder of the Westfield Wheaton Mortgage Loan is the borrower or an affiliate of the borrower), unless the special servicer under the Westfield Wheaton Pooling and Servicing Agreement has delivered to the holder of the Westfield Wheaton Mortgage Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the Westfield Wheaton Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer under the Westfield Wheaton Pooling and Servicing Agreement in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Westfield Wheaton Whole Loan, and any documents in the servicing file reasonably requested by the holder of the Westfield Wheaton Mortgage Loan (or its representative) that are material to the sale price of the Westfield Wheaton Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer under the Westfield Wheaton Pooling and Servicing Agreement in connection with the proposed sale. Subject to the foregoing, each of the holder of the Westfield Wheaton Mortgage Loan and the holders of the Westfield Wheaton Companion Loans is permitted to submit an offer at any sale of the Westfield Wheaton Whole Loan unless such person is the borrower or an agent or affiliate of the borrower.

Prior to the Westfield Wheaton Companion Loan Securitization Date, in the event of the sale by the special servicer of the Westfield Wheaton Mortgage Loan, the Special Servicer will be required to provide the same information to, and consult with, the holder of the non-controlling Westfield Wheaton Note Group 2 as described above and will be subject to the rights of the holder of Westfield Wheaton Note Group 1 as the Westfield Wheaton Directing Holder. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” below in this prospectus supplement.

Special Servicer Appointment Rights. Pursuant to the related Co-Lender Agreement, the Westfield Wheaton Directing Holder (which, after the Westfield Wheaton Companion Loan Securitization Date, unless a control termination event exists under the Westfield Wheaton Pooling and Servicing Agreement, is expected to be the controlling class representative (or equivalent entity) under the Westfield Wheaton Pooling and Servicing Agreement) will have the right, with or without cause, to replace the special servicer then acting with respect to the Westfield Wheaton Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holder of the Westfield Wheaton Mortgage Loan. It is anticipated that the controlling class representative (or equivalent entity) under the Westfield Wheaton Pooling and Servicing Agreement (prior to a control termination event under the Westfield Wheaton Pooling and Servicing Agreement), and the applicable certificateholders with the requisite percentage of voting rights (after a control termination event) will have the right, with or without cause, to replace the special servicer then acting with respect to the Westfield Wheaton Whole Loan and appoint a replacement special servicer in lieu thereof, pursuant to terms generally similar to those as described under “The Pooling and Servicing Agreement—Rights Upon Servicer Termination Event” in this prospectus supplement.

Prior to the Westfield Wheaton Companion Loan Securitization Date, the Special Servicer may be replaced in accordance with the procedures set forth under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Servicing Agreement Provisions. The related Co-Lender Agreement requires that the Westfield Wheaton Pooling and Servicing Agreement will provide that, among other things:

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the applicable master servicer or trustee will be required to provide written notice to the Master Servicer and Trustee and the master servicer and trustee of the non-lead Westfield Wheaton Companion Loan of any P&I advance it has made with respect to the Westfield Wheaton Note Group 1 within two Business Days of making such advance;

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if the applicable master servicer determines that a proposed P&I advance with respect to the Westfield Wheaton Note Group 1 or servicing advance with respect to the Westfield Wheaton Whole Loan, if made, or any outstanding P&I advance or servicing advance previously made, would be, or is, as applicable, a nonrecoverable advance, the applicable master servicer will be required to provide the Master Servicer and the master servicer of the non-lead Westfield Wheaton Companion Loan written notice of such determination promptly after such determination was made together with such reports that the applicable master servicer delivered to the applicable special servicer or applicable trustee in connection with notification of its determination of nonrecoverability;

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the applicable master servicer will be required to remit all payments received with respect to the non-lead Westfield Wheaton Companion Loan and the Westfield Wheaton Mortgage Loan, net of the servicing fee payable with respect to such Westfield Wheaton Companion Loan or the Westfield Wheaton Mortgage Loan, and net of any other applicable fees and reimbursements payable to the applicable master servicer, the applicable special servicer and the applicable trustee, to the holder of the non-lead Westfield Wheaton Companion Loan and the Issuing Entity, as holder of the Westfield Wheaton Mortgage Loan on or prior to the business day immediately preceding the applicable master servicer remittance date;

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with respect to the Issuing Entity, as holder of the Westfield Wheaton Mortgage Loan or the holder of each non-lead Westfield Wheaton Companion Loan that is held by a securitization, the applicable certificate administrator will agree to make available to the Issuing Entity as holder of the Westfield Wheaton Mortgage Loan or the holder of each non-lead Westfield Wheaton Companion Loan or, if such non-lead Westfield Wheaton Companion Loan is securitized, to each of the related master servicers (or, if so requested, the related certificate administrator) certain reports required to be delivered pursuant to Westfield Wheaton Pooling and Servicing Agreement (which will include all loan-level reports constituting the CREFC® investor reporting package) to the extent related to the Westfield Wheaton Mortgage Loan or the non-lead Westfield Wheaton Companion Loan;

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the servicing duties of each of the applicable master servicer and applicable special servicer under the Westfield Wheaton Pooling and Servicing Agreement will include the duty to service the Westfield Wheaton Whole Loan and all of the notes on behalf of the holders of the Westfield Wheaton Companion Loans and the Westfield Wheaton Mortgage Loan (including the respective trustees and certificateholders) in accordance with (i) applicable laws, (ii) the Co-Lender Agreement and the Westfield Wheaton Pooling and Servicing Agreement and (iii) to the extent consistent with the foregoing, the “servicing standard” as defined in the Westfield Wheaton Pooling and Servicing Agreement;

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the “servicing standard” in the Westfield Wheaton Pooling and Servicing Agreement will require, among other things, that each applicable servicer, in servicing the Westfield Wheaton Whole Loan, must take into account the interests of the holders of the Westfield Wheaton Companion Loans and the Issuing Entity as holder of the Westfield Wheaton Mortgage Loan and act in the best interests and for the benefit of the holders of the non-lead Westfield Wheaton Companion Loan and the Issuing Entity as holder of the Westfield Wheaton Mortgage Loan together with the certificateholders of the securitization of Westfield Wheaton Note Group 1, as a collective whole as if such note holders and certificateholders constituted a single lender;

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the holder of a securitized non-lead Westfield Wheaton Companion Loan and the Issuing Entity as holder of the Westfield Wheaton Mortgage Loan are intended third-party beneficiaries in respect of the rights afforded them under the Westfield Wheaton Pooling and Servicing Agreement and the related non-lead master servicers will be entitled to enforce the rights of such holders under the related Co-Lender Agreement and the Westfield Wheaton Pooling and Servicing Agreement;

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the holder of the non-lead Westfield Wheaton Companion Loan and the Issuing Entity as holder of the Westfield Wheaton Mortgage Loan and each related non-lead master servicer and special servicer will be a third-party beneficiary of the Westfield Wheaton Pooling and Servicing Agreement with respect to all provisions therein expressly relating to compensation, reimbursement or indemnification of such non-lead master servicer or non-lead special servicer, as the case may be, and the provisions regarding coordination of advances;

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if any action relating to the servicing and administration of the Westfield Wheaton Whole Loan requires delivery of a Rating Agency Confirmation as a condition precedent to such action, then, except as set forth in the Westfield Wheaton Pooling and Servicing Agreement, such action will also require delivery of a Rating Agency Confirmation from any Rating Agency and any rating agency that was engaged by a participant in the applicable securitization of the non-lead Westfield Wheaton Companion Loan to assign a rating to the Certificates and the commercial mortgage pass-through certificates issued in connection with such non-lead securitization, as applicable;

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“servicer termination events” as defined in the Westfield Wheaton Pooling and Servicing Agreement with respect to the applicable master servicer and the applicable special servicer will include the failure to timely remit payments to the holders of a non-lead Westfield Wheaton Companion Loan or the Issuing Entity, as holder of the Westfield Wheaton Mortgage Loan, which failure continues unremedied for one business day following the date on which such payment was to be made. Upon the occurrence of such a “servicer termination event” affecting the holder of a non-lead Westfield Wheaton Companion Loan or the Issuing Entity, as holder of the Westfield Wheaton Mortgage Loan, the applicable trustee will be required to, upon the direction of the related such holder, require the appointment of a subservicer with respect to the related Westfield Wheaton Companion Loan or Westfield Wheaton Mortgage Loan;

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compensating interest payments as defined therein with respect to the Westfield Wheaton Mortgage Loan and each Westfield Wheaton Companion Loan will be allocated by the applicable master servicer among the Westfield Wheaton Mortgage Loan and each Westfield Wheaton Companion Loan, pro rata, in accordance with their respective principal amounts. The applicable master servicer will be required to remit any compensating interest payment in respect of the Westfield Wheaton Mortgage Loan and a securitized non-lead Westfield Wheaton Companion Loan to the related note holders.

The Bayshore Mall Whole Loan

Servicing. The Bayshore Mall Whole Loan and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement—Servicing of the Whole Loans” in this prospectus supplement, but subject to the terms of the related Co-Lender Agreement. In servicing the Bayshore Mall Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of both the Certificateholders and the related Companion Loan Holder as a collective whole.

Amounts payable to the Issuing Entity as holder of the Bayshore Mall Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus supplement and amounts payable to the related Companion Loan Holder will be distributed to such holder net of certain fees and expenses on the Bayshore Mall

Companion Loan as set forth in the related Co-Lender Agreement and will not be available for distributions on the Offered Certificates.

Application of Payments. The related Co-Lender Agreement sets forth the respective rights of the holder of the Bayshore Mall Mortgage Loan and the holder of the Bayshore Mall Companion Loan with respect to distributions of funds received in respect of the Bayshore Mall Whole Loan, and provides, in general, that:

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the Bayshore Mall Mortgage Loan and the Bayshore Mall Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

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all payments, proceeds and other recoveries on or in respect of the Bayshore Mall Whole Loan or the related Mortgaged Property will be applied to the Bayshore Mall Mortgage Loan and the Bayshore Mall Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee) in accordance with the terms of the related Co-Lender Agreement and the Pooling and Servicing Agreement; and

●	expenses, losses and shortfalls relating to the Bayshore Mall Whole Loan will be allocated, on a pro rata and pari passu basis, to the Bayshore Mall Mortgage Loan and the Bayshore Mall Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Bayshore Mall Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Bayshore Mall Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, out of future payments and collections on other Mortgage Loans, but not out of payments or other collections on the Bayshore Mall Companion Loan.

Certain costs and expenses (such as a pro rata share of a Property Advance) allocable to the Bayshore Mall Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the Bayshore Mall Companion Loan or from general collections with respect to the securitization of the Bayshore Mall Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control. Pursuant to the related Co-Lender Agreement, the controlling noteholder with respect to the Bayshore Mall Whole Loan, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the related Mortgage Loan; provided, that, unless a Control Termination Event exists, the Controlling Class Representative will be entitled to exercise the rights of the controlling noteholder with respect to the Bayshore Mall Whole Loan. In its capacity as representative of the controlling noteholder under the related Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement with respect to the Bayshore Mall Whole Loan and the implementation of any recommended actions outlined in an asset status report with respect to the Bayshore Mall Whole Loan will require the Special Servicer to consult with and/or obtain the approval of the Controlling Class Representative as and to the extent described in this prospectus supplement under “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Asset Status Reports” in this prospectus supplement. Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative and the Operating Advisor will have the same consent and/or consultation rights with respect to the Bayshore Mall Whole Loan as it does, and for so long as it does, with respect to the other Mortgage Loans included in the Issuing Entity that are not part of a Whole Loan.

In addition, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative which, at any time the Bayshore Mall Companion Loan is included in a securitization, may be the controlling class representative (or an equivalent entity) for that securitization or any other party assigned the rights to exercise the rights of the holder of the Bayshore Mall Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have a right to receive copies of all notices, information and reports that the Master Servicer or the Special Servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the Pooling and Servicing Agreement without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions to be taken with respect to the Bayshore Mall Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Bayshore Mall Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the related Serviced Pari Passu Companion Loan Holder (or its representative) requests consultation with respect to any Major Decisions to be taken with respect to the Bayshore Mall Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Bayshore Mall Whole Loan. The consultation right of the related Companion Loan Holder (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the related Companion Loan Holder (or its representative) has responded within such period; provided that if the Master Servicer (or the Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the related Companion Loan Holder’s (or its representative’s) consultation rights described above, the Master Servicer or the Special Servicer, as applicable, is permitted to make any Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Bayshore Mall Whole Loan. Neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the related Companion Loan Holder (or its representative, including, if the Bayshore Mall Companion Loan has been contributed to a securitization, the related controlling class representative (or an equivalent entity)).

Neither the Master Servicer nor the Special Servicer may follow any advice or consultation provided by the holder of the Bayshore Mall Companion Loan (or its representative) that would require or cause the Master Servicer or the Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions of the Code, be inconsistent with the Servicing Standard, require or cause the Master Servicer or the Special Servicer, as applicable, to violate provisions of the related Co-Lender Agreement, require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the subject Whole Loan, or materially expand the scope of any of the Master Servicer’s or the Special Servicer’s, as applicable, responsibilities under the related Co-Lender Agreement or the Pooling and Servicing Agreement.

In addition to the consultation rights of the related Companion Loan Holder (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative) will have the right to attend (in-person or telephonically in the discretion of the Master Servicer or the Special Servicer, as applicable) annual meetings with the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Bayshore Mall Whole Loan.

Application of Penalty Charges. The related Co-Lender Agreement provides that Penalty Charges paid on the Bayshore Mall Whole Loan shall first, be used to reduce, on a pro rata basis, the amounts payable on each of the Bayshore Mall Mortgage Loan and the Bayshore Mall Companion Loan by the amount necessary to reimburse the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the Bayshore Mall Mortgage Loan and the Bayshore Mall Companion Loan by the amount necessary to pay the Master Servicer and the Trustee, and the master servicer and the trustee for the securitization of the Bayshore Mall Companion Loan, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the document governing the servicing of the Bayshore Mall Companion Loan) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the document governing the servicing of the Bayshore Mall Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Bayshore Mall Mortgage Loan and the Bayshore Mall Companion Loan by the amount necessary to pay additional trust fund expenses (other than unpaid Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Bayshore Mall Whole Loan (as specified in the Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the Bayshore Mall Mortgage Loan, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the Bayshore Mall Companion Loan, be paid, (x) prior to the securitization of the Bayshore Mall Companion Loan, to the related Companion Loan Holder and (y) following the securitization of the Bayshore Mall Companion Loan, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Bayshore Mall Whole Loan. Pursuant to the terms of the related Co-Lender Agreement, if the Bayshore Mall Whole Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the Bayshore Mall Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the Special Servicer will be required to sell the Bayshore Mall Companion Loan together with the Bayshore Mall Mortgage Loan as one whole loan in accordance with the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the Bayshore Mall Whole Loan if it becomes a Defaulted Mortgage Loan without the written consent of the related Companion Loan Holder (provided that such consent is not required if the related Companion Loan Holder is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Bayshore Mall Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Bayshore Mall Whole Loan, and any documents in the servicing file reasonably requested by the related Companion Loan Holder that are material to the price of the Bayshore Mall Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the related Companion Loan Holder (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the Pooling and Servicing Agreement, the related Companion Loan Holder (or its representative) will be permitted to submit an offer at any sale of the Bayshore Mall Whole Loan.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Special Servicer Appointment Rights. Pursuant and subject to the related Co-Lender Agreement and the Pooling and Servicing Agreement, the controlling noteholder with respect to the Bayshore Mall Whole Loan (which will be the Issuing Entity) will have the right, with or without cause, to replace the Special Servicer then acting with respect to such Whole Loan and appoint a replacement Special Servicer without the consent of the related Serviced Pari Passu Companion Loan Holder(s). The Controlling Class Representative (prior to a Control Termination Event), and the applicable Certificateholders with the requisite percentage of Voting Rights (after a Control Termination Event) will exercise the rights of the

Issuing Entity as controlling noteholder, and will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Bayshore Mall Whole Loan and appoint a replacement Special Servicer, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Representations and Warranties

As of the Closing Date, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1 to this prospectus supplement, subject to the exceptions set forth on Annex E-2 to this prospectus supplement. Each Sponsor will make such representations and warranties in the related mortgage loan purchase agreement, to be dated March 1, 2015 (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor.

The representations and warranties:

●	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

●	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

●
in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-2 to this prospectus supplement.

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach materially and adversely affects the value of the Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in such Mortgage Loan (or any related REO Property), then that breach will be a material breach as to which the Issuing Entity will have the rights against the applicable Sponsor described under “—Cures, Repurchases and Substitutions” below.

We cannot assure you that the applicable Sponsor will be able to repurchase or substitute a Mortgage Loan if a representation or warranty has been breached. See “Risk Factors—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” in this prospectus supplement.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will require each Sponsor to deliver to a document custodian (on behalf of the Trustee) (except that (A) the documents with respect to the 500 Fifth Avenue Whole Loan and the St. Louis Premium Outlets Whole Loan (other than the documents described in clause (i) below) will be held by the custodian under each Non-Serviced PSA) and (B) the documents with respect to the Westfield Wheaton Whole Loan will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) below) will be transferred to the custodian related to the applicable securitization on the Westfield Wheaton Companion Loan Securitization Date, which in this case will initially be the Certificate Administrator, among other things, the following documents with respect to each Mortgage Loan sold by the applicable Sponsor (collectively, as to each Mortgage Loan, the “Mortgage File”): (i)(A) the original executed Mortgage Note, endorsed (without recourse, representation or warranty, express or implied), to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, a lost note affidavit and indemnity, together with a copy of the Mortgage Note) and (B) in the case of a Whole Loan, a copy of the executed promissory note for each related Companion Loan; (ii) the original or a copy of the Mortgage, together with originals or copies of any and all intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) an original or copy of any related assignment of leases (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office), with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original executed assignment of the Mortgage in favor of the Trustee or a copy of such assignment (if the related Sponsor or its designee, rather than the Trustee or Certificate Administrator, is responsible for the recording of such assignment); (v) an original or copy of the assignment of all unrecorded documents related to the Mortgage Loan, in favor of the Trustee; (vi) originals or copies of final written modification agreements in those instances in which the terms or provisions of the Mortgage Note for such Mortgage Loan (or, if applicable, any Mortgage Note of a Serviced Whole Loan) or the related Mortgage have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document; (vii) the original or a copy of the policy or certificate of the lender’s title insurance issued, in connection with such Mortgage Loan or the related Serviced Whole Loan (or, if such policy has not been issued, a “marked-up” pro forma title policy marked as binding and countersigned by the title insurer or its authorized agent, or an irrevocable binding commitment to issue such title insurance policy); (viii) an original or copy of the related ground lease relating to such Mortgage Loan (or the related Serviced Whole Loan, if applicable), if any, and any ground lessor estoppel; (ix) an original or copy of the related loan agreement; (x) an original of any guaranty under such Mortgage Loan or the related Serviced Whole Loan, if any; (xi) an original or copy of the lockbox agreement or cash management agreement relating to such Mortgage Loan or the related Serviced Whole Loan, if any; (xii) an original or copy of the environmental indemnity from the related borrower, if any; (xiii) an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments of such escrow agreements and security agreements; (xiv) an original assignment of the related security agreement (if such item is a document separate from the Mortgage and if such item is not included in the assignment described in clause (v)) in favor of the Trustee; (xv) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan or the related Serviced Whole Loan or in favor of any assignee prior to the Trustee, and an UCC-3 assignment of such financing statement, in form suitable for filing, in favor of the Trustee (or, in each case, a copy of such assignment financing statement, certified to be the copy of such assignment submitted or to be submitted for filing); (xvi) in the case of any Mortgage Loan or the related Serviced Whole Loan as to which there exists a related mezzanine loan, the original or a copy of the related intercreditor agreement; (xvii) an original or copy of any related environmental insurance policy; (xviii) a copy of any letter of credit relating to such Mortgage Loan or the related Whole Loan and any related assignment of such letter of credit (with the original to be delivered to the Master Servicer); (xix) copies of any franchise agreement or hotel management agreement and related comfort letters and/or estoppel letters relating to such Mortgage Loan or the related Serviced Whole Loan and any related assignment of such agreement or letters; and (xx) in the case of a Whole Loan, an original or a copy of the related Co-Lender Agreement. Notwithstanding the foregoing, in the case of each Non-Serviced Mortgage Loan, the preceding document delivery requirements are required to be met by the delivery by the related Sponsor of a copy of each of the documents specified above (other than with respect to the documents specified in clause (i), for which originals will be required).

As provided in the Pooling and Servicing Agreement, the Certificate Administrator, as custodian, or other appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.

Cures, Repurchases and Substitutions

If there exists a Material Breach of any of the representations and warranties made by a Sponsor with respect to any of the Mortgage Loans sold by it, as discussed under “—Representations and Warranties” above and as set forth on Annex E-1 to this prospectus supplement, or if there exists a Material Document Defect with respect to any Mortgage Loan sold by it, then the applicable Sponsor will be required to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or if such Material Breach or Material Document Defect, as the case may be, cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

●
within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution, or

●	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (“Repurchase Price”) generally equal to the sum of—

i.	the outstanding principal balance of that Mortgage Loan at the time of purchase, plus

ii.
all outstanding interest, other than default interest, due with respect to that Mortgage Loan pursuant to the related mortgage loan documents through the due date in the collection period of purchase, plus

iii.	all unreimbursed property protection advances relating to that Mortgage Loan, plus

iv.	all outstanding interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan, plus

v.
to the extent not otherwise covered by clause (iv) of this bullet, all outstanding Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan, plus

vi.
if the affected Mortgage Loan is not repurchased by the related Sponsor within 180 days after discovery by or notice to the applicable Sponsor of such Material Breach or Material Document Defect, a Liquidation Fee in connection with such repurchase.

In addition, the applicable Mortgage Loan Purchase Agreement provides that with respect to each Non-Serviced Mortgage Loan if a “material document defect” exists under the applicable Non-Serviced PSA, and the related Sponsor (or other responsible repurchasing entity) repurchases the related Companion Loan from the related securitization, the related Sponsor is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that such repurchase obligation does not apply to any material document defect related solely to the promissory note for the related Non-Serviced Companion Loan.

A “Material Breach” is a breach of a representation or warranty that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property) or causes any Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

A “Material Document Defect” is a document defect that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property) or causes any Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3). Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (xviii) and (xiv) in the definition of “Mortgage File” under “—Sale of Mortgage Loans; Mortgage File Delivery”

above for any Mortgage Loan, will be deemed a Material Document Defect; provided, however, that no document defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Loan Rate not less than the Mortgage Loan Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related Mortgage File; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is 3 years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of a Trust REMIC or the imposition of tax on a Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file, and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Loan Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (and not based on or subject to a cap equal to the WAC Rate) of any Class of Principal Balance Certificates having a Certificate Principal Balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement mortgage loan(s) meet(s) all of the requirements of the above definition and send such certification to the Certificate Administrator and the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the responsible party’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Breach or Material Document Defect, as the case may be (or, in the case of a Material Breach or Material Document Defect relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), 90 days from any party discovering such Material Breach or Material Document Defect). However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such breach or defect would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

The cure, repurchase and substitution obligations described above will constitute the sole remedy available to the Series 2015-C1 certificateholders in connection with a Material Breach of any representation or warranty or a Material Document Defect with respect to any Mortgage Loan in the Issuing Entity. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable Sponsor defaults on its obligations to do so. If the applicable Sponsor fails to fulfill such obligation, you could experience cash flow disruptions or losses on your Certificates. We cannot assure you that the applicable Sponsor will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in April 2050.

Additional Information

A Current Report on Form 8-K (“Form 8-K”) will be available to purchasers of the Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus supplement.

TRANSACTION PARTIES

The Sponsors

Column Financial, Inc., MC-Five Mile Commercial Mortgage Finance LLC, The Bancorp Bank and BSPCC Lender L.L.C. are the sponsors of this commercial mortgage securitization and, accordingly, each is referred to as a “Sponsor” in this prospectus supplement.

Column Financial, Inc.

Column Financial, Inc. (“Column”) is a Delaware corporation. Column is an affiliate of Credit Suisse Securities (USA) LLC, through common parent ownership. Column’s principal offices are located at 11 Madison Avenue, New York, NY 10010, telephone number (212) 325-2000.

Column is a Sponsor of this securitization and one of the mortgage loan sellers. Column is the seller of forty-seven (47) Mortgage Loans originated by it and five (5) Mortgage Loans originated by MC-Five Mile and acquired by it (collectively, the “Column Mortgage Loans”), representing approximately 76.4% of the Initial Pool Balance. Column originated and underwrote (or acquired and re-underwrote) all of the Column Mortgage Loans. Column is an affiliate of the Depositor and one of the underwriters.

Column’s Securitization Program

Column’s principal offices are in New York, New York. Column underwrites and closes multifamily and commercial mortgage loans through its own origination office and various correspondents in local markets across the United States. Column originates mortgage loans principally for securitization. Column also acquires multifamily and commercial mortgage loans from other lenders. Since the beginning of 2014 through December 31, 2014, Column has funded approximately $4.5 billion of commercial and multifamily loans and has acted as a sponsor with respect to nine (9) commercial mortgage securitization transactions to which it had contributed approximately $2.327 billion commercial and multifamily loans.

Neither Column nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against Column for any losses or other claims in connection with the Certificates or the Column Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Column in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

Review of Column Mortgage Loans

Overview. Column, in its capacity as a Sponsor of the securitization described in this prospectus supplement, has conducted a review of the Column Mortgage Loans, representing 76.4% of the Initial Pool Balance, that it will be contributing to this securitization. The review of the Column Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Column, or one or more of Column’s affiliates, or, in certain circumstances, are consultants engaged by Column (collectively, the “Column Deal Team”). The review procedures described below were employed with respect to all of the Column Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below. In the case of a Column Mortgage Loan that was co-originated with another party or acquired from another lender, some or all of the information about such Column Mortgage Loan may have been prepared by the related co-originator or originating party and reviewed by Column. In addition, such co-originator or originating party, rather than Column, may have engaged the third parties involved in the review process for the benefit of Column. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Column Deal Team updated its internal origination database of loan-level and property-level information relating to each Column Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Column during the underwriting process. After origination or acquisition of each Column Mortgage Loan, the Column Deal Team updated the information in the database with respect to such Column Mortgage Loan based on updates provided by the applicable servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Column Deal Team.

A data tape (the “Column Data Tape”) containing detailed information regarding the Column Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Column Data Tape was used by the Column Deal Team to provide the numerical information regarding the Column Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. Column engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Column relating to information in the applicable prospectus supplement regarding the Mortgage Loans originated by Column. These procedures include:

●	comparing the information in the Column Data Tape against various source documents provided by Column that are described above under “—Database”;

●	comparing numerical information regarding the Column Mortgage Loans and the related Mortgaged Properties disclosed in the applicable prospectus supplement against the Column Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Mortgage Loans disclosed in the applicable prospectus supplement.

Legal Review. Column engaged various law firms to conduct certain legal reviews of the Column Mortgage Loans for disclosure. In anticipation of the securitization of each Column Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of Column’s standard form loan documents. In addition, origination counsel for each Column Mortgage Loan reviewed Column’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Column Mortgage Loans. Such assistance included, among other things, (i) a review of certain sections of the loan agreement relating to certain Column Mortgage Loans, (ii) a review of the legal data records referred to above relating to the Column Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the Column Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each Column Mortgage Loan for compliance with the REMIC provisions of the Code.

Origination counsel and/or securitization counsel also assisted in the preparation of the risk factors and Mortgage Loan summaries set forth in Annex A to this prospectus supplement, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by Column, with respect to any pending litigation that existed at the origination of any Column Mortgage Loan that is material and not covered by insurance, Column requested updates from the applicable borrower, origination counsel and/or borrower’s litigation counsel. Column confirmed with the applicable servicer that there has not been any recent material casualty to any improvements located on any Mortgaged Property securing a Column Mortgage Loan. In addition, if Column became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a Column Mortgage Loan, Column obtained information on the status of the Mortgaged Property from the applicable borrower to confirm no material damage to the Mortgaged Property.

The Column Deal Team also consulted with Column personnel responsible for the origination of the Column Mortgage Loans to confirm that the Column Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—Column’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to Column’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, Column determined that the disclosure regarding the Column Mortgage Loans in this prospectus supplement is accurate in all material respects. Column also determined that the Column Mortgage Loans were originated in accordance with Column’s origination procedures and underwriting criteria, except as described under “—Exceptions to Column’s Disclosed Underwriting Guidelines” below. Column attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Column will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Column, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (collectively, the “Qualification Criteria”). Column will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Column and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Column to render any tax opinion required in connection with the substitution.

Column’s Underwriting Guidelines and Processes

General. Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Set forth below is a discussion of certain general underwriting guidelines of Column with respect to multifamily and commercial mortgage loans originated or acquired by Column.

Loan Analysis. Column generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports including judgment, lien, bankruptcy and litigation searches. The collateral analysis generally includes an analysis, other than in the case of newly constructed mortgaged properties, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. Column’s credit underwriting also generally includes a review of third party appraisal, environmental, building condition and seismic reports, if applicable. Generally, Column performs or causes to be performed a site inspection to ascertain the overall quality, functionality and competitiveness of the property. Column assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends, major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated or acquired by Column must be approved by a loan committee, which includes senior personnel from Column or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Column’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. In determining a debt service coverage ratio, Column may review and make adjustments to the underwritten net cash flow based on, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the mortgaged property in question as determined by Column and payments on the loan based on actual principal and/or interest due on the loan. However, determination of underwritten net cash flow is often a highly subjective process based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the applicable mortgaged property. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Column may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There can be no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated or acquired by Column, there may exist subordinate mortgage debt or mezzanine debt. Column may originate or acquire such subordinate mortgage debt or mezzanine debt and may sell such debt to other lenders. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate and/or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on a third party appraisal.

Evaluation of Borrower, Principals and/or Loan Sponsors. Column evaluates the borrower, its principals and/or the loan sponsor with respect to credit history and prior experience as an owner and operator of commercial real estate properties. This evaluation will generally include obtaining and reviewing a credit report and other reliable indications of the loan sponsor’s financial capacity; and obtaining and reviewing the principal’s and/or loan sponsor’s prior real estate experience. Although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower, certain principals of the borrower and/or certain loan sponsors of the borrower may be required to assume legal responsibility for liabilities arising as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and/or breach of environmental or hazardous materials requirements. Notwithstanding the above described review process, there can be no assurance that a borrower, a principal and/or a loan sponsor has the financial capacity to meet the obligations that may arise with respect to such liabilities.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate or mezzanine debt, whether secured or unsecured. It is possible that Column may be the lender on that additional debt and may sell such debt to other lenders.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Third Party Reports. As part of the underwriting process, Column will obtain the reports described below (or review third party reports obtained on its behalf):

(i)    Appraisals. Column will generally require independent appraisals or an update of an independent appraisal in connection with the origination or acquisition of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

(ii)   Environmental Assessment. In connection with the origination or acquisition process, Column will, in most cases, require a current Phase I environmental assessment with respect to any mortgaged property. However, when circumstances warrant, Column may utilize an update of a prior environmental assessment or a desktop review. Furthermore, an environmental assessment conducted at any particular mortgaged property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Column or an environmental consultant believes that such an analysis is warranted under the circumstances. Based on the assessment, Column may (i) determine that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority and/or (ii) require the borrower to do one or more of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit (or other financial assurance acceptable to Column) at the time of origination of the mortgage loan to complete such remediation within a specified period of time or (D) obtain the benefits of an environmental insurance policy or a lender insurance policy.

(iii)  Engineering Assessment. In connection with the origination or acquisition process, Column will, in most cases, require that an engineering firm inspect the mortgaged property to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Column will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)  Seismic Report. In connection with the origination or acquisition process, Column will, in most cases, require that a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a mortgage loan, Column will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to such mortgaged property. Evidence of compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the applicable borrower.

Escrow Requirements. Column may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, Column may identify certain risks that warrant additional escrows or holdbacks for items such as lease-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all mortgage loans originated or acquired by Column. The typical required escrows for mortgage loans originated or acquired by Column are as follows:

●
Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Column with sufficient funds to satisfy all taxes and assessments. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or Column may waive the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

●
Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide Column with sufficient funds to pay all insurance premiums. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower maintains a blanket insurance policy; (ii) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

●
Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from the property condition or engineering report or to certain minimum requirements by property type. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the mortgaged property (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

●
Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded at loan origination, during the related mortgage loan term and/or springing upon the occurrence of certain events to cover anticipated leasing commissions, free rent periods and/or tenant improvement costs which might be associated with re-leasing the space in the mortgaged property. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

●
Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of certain material repairs or replacements identified in the property assessment/condition or engineering report. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) if the deferred maintenance items do not materially impact the function, performance or value of the mortgaged property; (iii) if the mortgaged property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; and/or (iv) if any Escrow/Reserve Mitigating Circumstances exist.

●
Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) if environmental insurance is in place or obtained; and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

Column may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Column’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the mortgaged property maintaining a specified debt service coverage ratio, (iv) Column has structured springing escrows that arise for identified risks, (v) Column has an alternative to a cash escrow or reserve, such as a letter of credit, bond or other financial surety or a guarantee from the borrower or an affiliate of the borrower; (vi) Column believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the mortgaged property that would offset the need for the escrow or reserve; and/or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, title company, or an association.

Notwithstanding the foregoing discussion under this caption “—Column’s Underwriting Guidelines and Processes”, one or more of the Mortgage Loans contributed to this securitization by Column may vary from, or may not comply with, Column’s underwriting guidelines described above. In addition, in the case of one or more of the Mortgage Loans contributed to this securitization by Column, Column may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to Column’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the Mortgage Loans. However, one or more of Column’s Mortgage Loans may vary from the specific Column underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Column’s Mortgage Loans, Column may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular Mortgage Loan did not comply with all aspects of the disclosed criteria.

With respect to one (1) Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as PFC MHC Portfolio, representing approximately 2.8% of the Initial Pool Balance, Column evaluated the financial condition and liquidity of the related borrower and loan sponsor and, based upon such analysis, negotiated maintenance of a Guarantor Net Worth Reserve in the amount of $10,000,000 as additional security for the Mortgage Loan. The Guarantor Net Worth Reserve is designed primarily to ensure that the sponsor/guarantor maintains some net worth, the cash portion of which may be converted to real property assets. However, such real property assets will not be collateral for the subject Mortgage Loan and may be encumbered by unrelated mortgage debt. As a result, the sponsor/guarantor’s net worth may vary significantly over time; however, based on the improved credit characteristics of the guarantor resulting from this Guarantor Net Worth Reserve, Column approved inclusion of this mortgage loan in this transaction. Certain characteristics of the mortgage loan can be found in Annex A to this prospectus supplement.

Compliance with Rule 15Ga-1 under the Exchange Act

Credit Suisse First Boston Mortgage Securities Corp. (“Credit Suisse”), an affiliate of Column, through which certain of Column’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on February 13, 2015. Credit Suisse’s Central Index Key is 0000802106. With respect to the period from and including January 1, 2012 to and including December 31, 2014, Credit Suisse has the following activity to report as required by Rule 15Ga-1 under the Exchange Act, with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

(a)	Check if Registered (b)	Name of Originator (c)	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
			# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Asset Class: CMBS
Credit Suisse Commercial Mortgage Trust Series 2003-C3 (CIK 0001238729)	X	Column Financial, Inc.	111	$1,094,784,585	63.47%	1	$4,430,901	11.62%	0	$0	0.00%	0	$0	0.00%	1	$4,430,901	11.62%	0	$0	0.00%	0	$0	0.00%
		NCB, FSB	89	210,160,855	12.18	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		PNC Bank, National Association	23	198,054,545	11.48	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		KeyBank National Association	25	149,918,661	8.69	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Eurohypo AG	1	71,906,994	4.17	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			249	$1,724,825,640	100%	1	$4,430,901	11.62%	0	0	0.00%	0	0	0.00%	1	$4,430,901	11.62%	0	0	0.00%	0	0	0.00%
Credit Suisse Commercial Mortgage Trust Series 2006-C4 (CIK 0001374479)	X	Column Financial, Inc.	166	$2,774,483,912	64.9%	1	$2,394,385	0.07%	0	$0	0.00%	0	$0	0.00%	1	$2,394,385	0.07%	0	$0	0.00%	0	$0	0.00%
		LaSalle Bank National Association	87	646,736,657	15.1	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		KeyBank National Association	43	492,455,312	11.5	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Column Financial, Inc. / Barclays Capital Mortgage Inc.	1	181,000,000	4.2	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		NCB, FSB	63	178,416,072	4.2	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			360	$4,273,091,953	100%	1	$2,394,385	0.07%	0	0	0.00%	0	0	0.00%	1	$2,394,385	0.07%	0	0	0.00%	0	0	0.00%
Credit Suisse Commercial Mortgage Trust Series 2006-TFL2		Column Financial, Inc.	15.5	$1,906,800,000	98.9%	1	$78,000,000	100%	0	0	0.00	0	$0	0.00%	1	$78,000,000	100%	0	0	0	0	0	0.00
		Barclays Capital Real Estate Inc.	0.5	21,500,000	1.1%	0	0	0.00	0	0	0.00	0	0	0.00%	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			16	$1,928,300,000	100%	1	$78,000,000	100%	0	$0	0.00%	0	$0	0.00%	1	$76,000,000	100%	0	$0	0.00%	0	$0	0.00%
Credit Suisse Commercial Mortgage Trust Series 2006- C5 (CIK 0001382095)	X	Column Financial, Inc.	282	$3,067,296,120	89.4%	1	$1,035,102	0.04%	0	$0	0.00%	0	$0	0.00%	1	$1,035,102	0.04%	0	$0	0.00%	0	$0	0.00%
		KeyBank National Association	22	362,477,247	10.6%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			304	$3,429,773,367	100%	1	$1,035,102	0.04%	0	$0	0.00%	0	$0	0.00%	1	$1,035,102	0.04%	0	$0	0.00%	0	$0	0.00%
Credit Suisse Commercial Mortgage Trust Series 2007-C2 (CIK 0001396399)	X	Column Financial, Inc.	179.5	$2,833,276,057	85.9%	2	$13,281,836	0.52%	0	$0	0.00%	0	$0	0.00%	2	$13,281,836	0.52%	0	$0	0.00%	0	$0	0.00%
		KeyBank National Association	27.5	464,462,649	14.1%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			207	$3,297,738,706	100%	2	$13,281,836	0.52%	0	$0	0.00%	0	$0	0.00%	2	$13,281,836	0.52%	0	$0	0.00%	0	$0	0.00%
Credit Suisse Commercial Mortgage Trust Series 2007-C4 (CIK 0001408778)	X	Column Financial, Inc.	153	$1,791,406,093	86.1%	1	$1,730,296	0.15%	0	$0	0.00%	0	$0	0.00%	1	$1,730,296	0.15%	0	$0	0.00%	0	$0	0.00%
		PNC Bank, National Association	23	191,156,566	9.2	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		NCB, FSB	35	98,701,836	4.7	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			211	$2,081,264,495	100%	1	$1,730,296	0.15%	0	$0	0.00%	0	$0	0.00%	1	$1,730,296	0.15%	0	$0	0.00%	0	$0	0.00%
Total by Asset Class			1,347	$16,734,994,161		7	$100,872,521		0	$0		0	$0		7	$100,872,521		0	$0		0	$0

The following notes apply generally to the table above:

a)
Credit Suisse has attempted to gather the information required by Form ABS-15G and Rule 15Ga-1 by, among other things, (i) identifying asset-backed securities transactions that fall within the scope of Rule 15Ga-1 for which Credit Suisse or Column is a securitizer and that are not covered by a filing to be made by an affiliated securitizer (“Covered Transactions”), (ii) gathering information in our records and the records of our affiliates that acted as securitizers in our transactions regarding demands for repurchase or replacement of pool assets in Covered Transactions for breaches of representations or warranties concerning those pool assets (“Repurchases”) that is required to be reported on Form ABS-15G (“Reportable Information”), (iii) identifying the parties in Covered Transactions that have a contractual obligation to enforce any repurchase obligations of the party or parties making those representations or warranties based on Credit Suisse’s records (“Demand Entities”), and (iv) requesting all Reportable Information from trustees and other Demand Entities that is within their respective possession and which has not been previously provided to Credit Suisse. Credit Suisse followed up requests made of Demand Entities as it deemed appropriate. The information in this prospectus supplement has not been verified by any third party.

b)
The scope of this table is limited to transactions with activity to report in which Credit Suisse First Boston Mortgage Securities Corp. is the depositor, and the sponsor is either (i) not an affiliate of Credit Suisse First Boston Mortgage Securities Corp. or (ii) an affiliate of Credit Suisse First Boston Mortgage Securities Corp. that will not file a Form ABS-15G covering the transaction.

DLJ Commercial Mortgage Corp. (“DLJ”), an affiliate of Column, through which certain of Column’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on February 13, 2015 (which filing has an accepted date of February 17, 2015). DLJ’s Central Index Key is 0001042500. With respect to the period from and including January 1, 2012 to and including December 31, 2014, DLJ has the following activity to report as required by Rule 15Ga-1 under the Exchange Act, with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Name and CIK # (in each case below solely if applicable) of Issuing Entities with Asset-Backed Securities Outstanding During Reporting Period (listed in order of date of formation)	Check if Transaction is Registered Under Securities Act of 1933	Name(s) of All Originator(s) of Underlying Assets for Each Issuing Entity (regardless of whether any repurchase requests have been made of such originator)	Total Number, Principal Balance and Percentage of Total Pool Principal Balance of Assets in Transaction Contributed by Each Originator as of the Time of Issuance
Total Number, Principal Balance and Percentage of Total Pool Principal Balance of Assets Subject to Demand for Repurchase or Replacement as of the Related Reporting Period End Date (regardless of whether demand was made (i) during the reporting period or (ii) pursuant to the transaction agreement)
									Total Number, Principal Balance and Percentage of Total Pool Principal Balance of Assets That Were Repurchased or Replaced as of the Related Reporting Period End Date
Total Number, Principal Balance and Percentage of Total Pool Principal Balance of Assets Pending Repurchase or Replacement (within the transaction specified repurchase or replacement cure period) as of the Related Reporting Period End Date
															Total Number, Principal Balance and Percentage of Total Pool Principal Balance of Assets with Repurchase or Replacement Demands in Dispute			Total Number, Principal Balance and Percentage of Total Pool Principal Balance of Assets with Repurchase or Replacement Demands Withdrawn			Total Number, Principal Balance and Percentage of Total Pool Principal Balance of Assets with Repurchase or Replacement Demands Rejected
(a)	(b)	(c)	# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Asset Class: CMBS
DLJ Commercial Mortgage Trust Series 1998-CF2 (CIK 0001073980)	X	Column Financial, Inc.	275	$894,152,345	90.7%	1	$2,070,594	11.67%	0	$0	0.00%	0	$0	0.00%	1	$2,070,594	11.67%	0	$0	0.00%	0	$0	0.00%
		Union Capital Investments, LLC	26	$78,866,800	8.0%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Apple Bank for Savings	1	$12,815,855	1.3%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			302	$985,835,000	100%	1	$2,070,594	11.67%	0	0	0.00%	0	0	0.00%	1	$2,070,594	11.67%	0	0	0.00%	0	0	0.00%

Total for All Asset Classes			302	$985,835,000		1	$2,070,594		0	$0		0	$0		1	$2,070,594		0	$0		0	$0

The following notes apply generally to the table above:

a)
DLJ has attempted to gather the information required by Form ABS-15G and Rule 15Ga-1 by, among other things, (i) identifying asset-backed securities transactions that fall within the scope of Rule 15Ga-1 for which DLJ is a securitizer and that are not covered by a filing to be made by an affiliated securitizer (“Covered Transactions”), (ii) gathering information in DLJ’s records and the records of DLJ’s affiliates that acted as securitizers in DLJ’s transactions regarding demands for repurchase or replacement of pool assets in Covered Transactions for breaches of representations or warranties concerning those pool assets (“Repurchases”) that is required to be reported on Form ABS-15G (“Reportable Information”), (iii) identifying the parties in Covered Transactions that have a contractual obligation to enforce any repurchase obligations of the party or parties making those representations or warranties based on DLJ’s records (“Demand Entities”), and (iv) requesting all Reportable Information from trustees and other Demand Entities that is within their respective possession and which has not been previously provided to DLJ. DLJ followed up requests made of Demand Entities as DLJ deemed appropriate. The information in this prospectus supplement has not been verified by any third party.

b)
The scope of this table is limited to transactions with activity to report in which DLJ Commercial Mortgage Corp. is the depositor, and the sponsor is either (i) not an affiliate of DLJ Commercial Mortgage Corp. or (ii) an affiliate of DLJ Commercial Mortgage Corp. that will not file a Form ABS-15G covering the transaction.

With regard to securitization activity not covered by its affiliated securitizers, Column most recently filed a Form ABS-15G on February 13, 2015 with respect to the period from and including January 1, 2014 to and including December 31, 2014, wherein Column had no activity to report. Column’s Central Index Key is 0001628601. Other than as otherwise identified in the tables above in the Forms ABS-15G filed with the SEC by its affiliated securitizers, Column has no history of repurchases or requests required to be reported under Rule 15Ga-1 under the Exchange Act.

MC-Five Mile Commercial Mortgage Finance LLC

General

MC-Five Mile Commercial Mortgage Finance LLC (“MC-Five Mile”) is a Sponsor with respect to, and a seller of certain mortgage loans (the “MC-Five Mile Mortgage Loans”) into, the securitization described in this prospectus supplement. MC-Five Mile is a limited liability company organized under the laws of the State of Delaware.

MC-Five Mile is a privately held company that commenced operations in July 2012. MC-Five Mile was formed for the purpose of acquiring, originating, syndicating and securitizing commercial and multi-family real estate related debt. The executive offices of MC-Five Mile are located at 1330 Avenue of the Americas, New York, New York 10019.

MC-Five Mile Commercial Mortgage Finance LLC’s Commercial Mortgage Securitization Program

MC-Five Mile underwrites and originates mortgage loans secured by commercial or multifamily properties for its securitization program. As sponsor, MC-Five Mile sells fixed rate first mortgage loans it originates through commercial mortgage-backed securitizations. This is MC-Five Mile’s fourteenth securitization. In its prior securitizations, MC-Five Mile securitized mortgage loans with an aggregate principal balance of approximately $1.74 billion as of the cut-off date for such securitizations. MC-Five Mile was formed on July 12, 2012 and through various entities, is a 50%/50% joint venture between MC Asset Management Holdings, LLC (a wholly owned subsidiary of Mitsubishi Corporation) and Five Mile Capital Partners LLC.

Five Mile Capital Partners LLC was established in 2003 and has over $2 billion of assets under management. Five Mile Capital Partners LLC specializes in investment opportunities in commercial real estate, debt products, structured finance, asset-based lending and financial services private equity. MC Asset Management Holdings, LLC is an alternative asset management firm that provides alternative investment products to global institutional investors. MC Asset Management Holdings, LLC is a subsidiary of Mitsubishi Corporation.

The commercial mortgage loans originated or acquired by MC-Five Mile are fixed rate loans and include both smaller “conduit” loans and large loans. MC-Five Mile primarily originates loans secured by retail, office, multifamily, hospitality, industrial and manufactured housing properties, but also can originate loans secured by self storage properties, theaters, land subject to a ground lease and mixed use properties.

As a sponsor, MC-Five Mile originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, intends to initiate their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the trust for the related securitization. In coordination with other underwriters, MC-Five Mile works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. MC-Five Mile acts as sponsor, originator or loan seller in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither MC-Five Mile nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, MC-Five Mile sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “—Affiliations and Certain Relationships” in this prospectus supplement.

Review of MC-Five Mile Commercial Mortgage Finance LLC’s Mortgage Loans

Overview. MC-Five Mile conducted a review of the MC-Five Mile Mortgage Loans in connection with the securitization described in this prospectus supplement. The review of the MC-Five Mile Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of MC-Five Mile or one of its affiliates (the “MC-Five Mile Deal Team”). The review procedures described below were employed with respect to all of the MC-Five Mile Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the MC-Five Mile Deal Team created a database of loan level and property-level information relating to each MC-Five Mile Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, if applicable, insurance policies or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by MC-Five Mile during the underwriting process. After origination of each MC-Five Mile Mortgage Loan, the MC-Five Mile Deal Team updated the information in the database with respect to the MC-Five Mile Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the MC-Five Mile Deal Team.

A data tape (the “MC-Five Mile Data Tape”) containing detailed information regarding each MC-Five Mile Mortgage Loan was created from the information in the database referred to in the prior paragraph. The MC-Five Mile Data Tape was used by the MC-Five Mile Deal Team to provide certain numerical information regarding the MC-Five Mile Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. MC-Five Mile engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by MC-Five Mile, relating to information in this prospectus supplement regarding the MC-Five Mile Mortgage Loans. These procedures included:

●	comparing certain information in the MC-Five Mile Data Tape against various source documents provided by MC-Five Mile that are described above under “—Database”;

●	comparing numerical information regarding the MC-Five Mile Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the MC-Five Mile Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the MC-Five Mile Mortgage Loans disclosed in this prospectus supplement.

Legal Review. MC-Five Mile engaged various law firms to conduct certain legal reviews of the MC-Five Mile Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each MC-Five Mile Mortgage Loan, origination counsel assisted in the preparation of certain due diligence questionnaires designed to identify material deviations from MC-Five Mile’s standard form loan documents. In addition, origination counsel for each MC-Five Mile Mortgage Loan reviewed MC-Five Mile’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the MC-Five Mile Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain MC-Five Mile Mortgage Loans marked against the standard form document, (ii) a review of a due diligence questionnaire completed by the MC-Five Mile Deal Team and (iii) the review of certain loan documents with respect to the MC-Five Mile Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each MC-Five Mile Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Other Review Procedures. With respect to any material pending litigation that existed at the origination of any MC-Five Mile Mortgage Loan, MC-Five Mile requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If MC-Five Mile became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a MC-Five Mile Mortgage Loan, MC-Five Mile obtained information on the status of the Mortgaged Property from the related borrower to confirm that no material damage to the Mortgaged Property had occurred, or in the event that any such damage had occurred, that the Mortgaged Property was in adequate physical condition (based on a report prepared by an independent licensed engineer or architect).

The MC-Five Mile Deal Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the MC-Five Mile Mortgage Loans to determine whether any MC-Five Mile Mortgage Loan materially deviated from the underwriting guidelines set forth under “—The Originators—MC-Five Mile Commercial Mortgage Finance LLC” below. See “—The Originators—MC-Five Mile Commercial Mortgage Finance LLC—Exceptions to Underwriting Criteria” below.

Findings and Conclusions. Based on the foregoing review procedures, MC-Five Mile determined that the disclosure regarding the MC-Five Mile Mortgage Loans in this prospectus supplement is accurate in all material respects. MC-Five Mile also determined that the MC-Five Mile Mortgage Loans were originated in accordance with MC-Five Mile’s origination procedures and underwriting criteria. MC-Five Mile attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. MC-Five Mile will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MC-Five Mile, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (collectively, the “Qualification Criteria”). MC-Five Mile will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MC-Five Mile and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MC-Five Mile to render any tax opinion required in connection with the substitution.

MC-Five Mile’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to the mortgage loans originated by MC-Five Mile for securitization.

Notwithstanding the discussion below, given the unique nature of commercial or multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current and alternative uses, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of MC-Five Mile’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of particular MC-Five Mile Mortgage Loans, see the “Risk Factors” section of this prospectus supplement, the other subsections of this “Transaction Parties” section and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this prospectus supplement.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan to value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches, prior experience as an owner and operator of commercial real estate properties and the borrower’s financial capacity. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and, if applicable, zoning reports and seismic reports. Generally, a member of the loan underwriting team also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. Unless otherwise specified in this prospectus supplement, all financial, occupancy and other information contained in this prospectus supplement is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by MC-Five Mile require approval by an investment committee which includes senior executives of Five Mile Capital Partners LLC and MC Asset Management Holdings, LLC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline the proposed loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each loan. MC-Five Mile’s underwriting guidelines generally require, without regard to any other debt, a debt service coverage ratio (calculated for this purpose using a 30-year amortization schedule) of not less than 1.25x (or 1.20x for multifamily properties) and a loan-to-value ratio of not more than 75%. MC-Five Mile may originate a mortgage loan with a debt service coverage ratio below 1.25x based on, among other things, the amortization features of the mortgage loan, the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MC-Five Mile’s judgment of improved property and/or market performance and/or other relevant factors.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by MC-Five Mile and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. As described above, for the purpose of determining whether a mortgage loan’s debt service coverage ratio meets MC-Five Mile’s underwriting criteria, the debt service coverage ratio is calculated based on a debt service payment using a 30-year amortization term, however if a loan’s debt service coverage ratio is less than 1.25x because its debt service payment is calculated on an amortization schedule less than 30 years but its debt service coverage ratio calculated using a 30-year amortization term is equal to or greater than 1.25x, that loan meets MC-Five Mile’s underwriting criteria for debt service coverage ratio. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine. It is possible that an affiliate of MC-Five Mile may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Mortgage Loan Terms. MC-Five Mile’s underwriting guidelines generally require that the term of a mortgage loan be not less than five years and not more than ten years.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●
Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan. Each appraisal must meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, MC-Five Mile may also obtain a value on an “as-stabilized” basis reflecting leases that have been executed but tenants have not commenced paying rent or on an “as-completed” basis reflecting completion of capital improvements that are being undertaken at the Mortgaged Property. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation. MC-Five Mile then determines the loan-to-value ratio of the mortgage loan in each case based on the value set forth in the appraisal.

●
Environmental Assessment. Phase I ESA that confirm with American Society for Testing and Materials (ASTM) Standard E 1527 05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process”, are required with respect to the real property collateral for each mortgage loan as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Furthermore, an ESA conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

Depending on the findings of the initial environmental assessment additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral may be required. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response, MC-Five Mile either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

●
Engineering Assessment. Inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination process. The inspections are conducted to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting report may identify deferred maintenance and/or recommended capital expenditures, corrections or replacements. In cases in which the engineering assessment identifies material repairs or replacements needed immediately, MC-Five Mile generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, MC-Five Mile may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance Policy. The borrower is required to provide, and MC-Five Mile, or its counsel reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan (or with respect to a mortgage loan secured by multiple Mortgaged Properties, an amount at least equal to the allocated loan amount with respect to the title policy for each such Mortgaged Property); (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property.

Property Insurance. Except in certain instances where sole or significant tenants (which may include ground lease tenants) are required to obtain insurance or may self-insure, the borrower is required to provide, and MC-Five Mile’s insurance consultant reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as MC-Five Mile may require based on the specific characteristics of the Mortgaged Property.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, MC-Five Mile will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

In some cases, a Mortgaged Property may constitute a legal non-conforming use or structure. In those cases, MC-Five Mile may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. MC-Five Mile generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves may be limited to certain capped amounts. In addition, MC-Five Mile may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by MC-Five Mile. Generally, the required escrows for mortgage loans originated by MC-Five Mile are as follows:

●
Taxes—An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current mileage rate) are required to provide MC-Five Mile with sufficient funds to satisfy all taxes and assessments. This escrow requirement may be waived by MC-Five Mile in certain circumstances, including, but not limited to: (i) the Mortgaged Property is an institutional sponsor or high net worth individual sponsor or (ii) if the related mortgaged property is a single tenant property (or substantially leased to a single tenant) and the tenant pays taxes directly (or MC-Five Mile may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (iii) any Escrow/Reserve Mitigating Circumstances (defined below).

●
Insurance—Typically an initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide MC-Five Mile with sufficient funds to pay all insurance premiums. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower or its affiliates maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant or another third party is responsible for the repairs and maintenance of the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●
Tenant Improvement/Lease Commissions—A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space at the mortgaged property. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; (ii) the rent for the space in question is considered below market; or (iii) any Escrow/Reserve Mitigating Circumstances.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the deferred maintenance items do not materially impact the function, performance or value of the property; (ii) the deferred maintenance cost does not exceed $50,000; (iii) a tenant (which may include a ground lease tenant) at the related Mortgaged Property or other third party is responsible for the repairs; or (iv) any Escrow/Reserve Mitigating Circumstances.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 150% of the estimated remediation cost identified in the environmental report. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) environmental insurance is in place or obtained; (ii) a third party unrelated to the borrower is identified as the responsible party; or (iii) any Escrow/Reserve Mitigating Circumstances.

MC-Five Mile may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) MC-Five Mile has structured springing escrows that arise for identified risks, (v) MC-Five Mile has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed; (vi) MC-Five Mile believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; (vi) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association or (vii) a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

For a description of the escrows collected with respect to the MC-Five Mile Mortgage Loans, please see Annex A to this prospectus supplement.

Servicing. Interim servicing for most loans originated by MC-Five Mile prior to securitization is typically performed by Wells Fargo Bank, National Association. In some instances, interim servicing for certain loans originated by MC-Five Mile is performed by Grandbridge Real Estate Capital LLC. Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust on the securitization Closing Date. From time to time, the interim servicer may retain primary servicing.

Exceptions to MC-Five Mile’s Disclosed Underwriting Guidelines

None of the MC-Five Mile Mortgage Loans were originated with any material exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

MC-Five Mile has no history as a securitizer prior to February 2013. MC-Five Mile most recently filed a Form ABS-15G on February 10, 2015. MC-Five Mile’s Central Index Key Number is 001576832. MC-Five Mile has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

The Bancorp Bank

General

The Bancorp Bank (“Bancorp”), a Delaware chartered commercial bank, is a sponsor and a seller of certain mortgage loans (the “Bancorp Mortgage Loans”) into, the securitization described in this prospectus supplement. Bancorp is a wholly owned subsidiary of The Bancorp, Inc. (“Bancorp, Inc.”). Bancorp, Inc. is a Delaware financial holding company, which generates all of its revenue and income through Bancorp. Bancorp’s executive offices are located at 409 Silverside Road, Wilmington, Delaware 19809. Bancorp, Inc.’s web address is www.thebancorp.com. Bancorp, Inc. makes available free of charge on its website its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports. None of the documents that Bancorp files with the SEC or any of the information on, or accessible through, the SEC’s website, is part of, or incorporated by reference into, this prospectus supplement.

Bancorp’s Commercial Mortgage Securitization Program

As a sponsor, Bancorp originates and acquires commercial mortgage loans, and together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor. Bancorp works with rating agencies, unaffiliated mortgage loan sellers, servicers and underwriters in structuring a securitization transaction.

Since the inception of Bancorp’s commercial mortgage securitization program in 2012 through February 2015, Bancorp has originated approximately $1 billion of commercial mortgage loans and has participated in ten (10) previous securitizations, which have consisted of both public and private offerings. Additionally, senior management of Bancorp’s securitization program has had a longstanding history in the commercial mortgage securitization business, having experience dating to 1990, and has been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of commercial real estate loans. Bancorp originates commercial mortgage loans that are secured primarily by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use buildings, self storage properties and industrial properties located in North America. Bancorp’s securitization program generally originates fixed rate mortgage loans having maturities between five (5) and ten (10) years.

Neither Bancorp nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against Bancorp for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by Bancorp in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Review of Bancorp Mortgage Loans

Overview. Bancorp has conducted a review of the Bancorp Mortgage Loans in connection with the securitization transaction described in this prospectus supplement. The review of the Bancorp Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Bancorp or one or more of its affiliates (the “Bancorp Securitization Team”). The review procedures described below were employed with respect to all of the Bancorp Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Bancorp Securitization Team created a database of loan-level and property-level information relating to each Bancorp Mortgage Loan. The database was compiled from, among other sources, the related Bancorp Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Bancorp Securitization Team during the underwriting process. After origination of each Bancorp Mortgage Loan, the Bancorp Securitization Team updated the information in the database with respect to such Bancorp Mortgage Loan based on updates from the related interim servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Bancorp Securitization Team.

A data tape (the “Bancorp Data Tape”) containing detailed information regarding each Bancorp Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Bancorp Data Tape was used to provide the numerical information regarding the Bancorp Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. Bancorp engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Bancorp, relating to information in this prospectus supplement regarding the Bancorp Mortgage Loans. These procedures included:

comparing the information in the Bancorp Data Tape against various source documents provided by Bancorp that are described above under “—Database”;

comparing numerical information regarding the Bancorp Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the Bancorp Data Tape; and

recalculating certain percentages, ratios and other formulae relating to the Bancorp Mortgage Loans disclosed in this prospectus supplement.

Legal Review. Bancorp engaged various law firms to conduct certain legal reviews of the Bancorp Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each Bancorp Mortgage Loan, Bancorp’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. In addition, origination counsel for the Bancorp Mortgage Loans completed due diligence questionnaires with respect to the Bancorp Mortgage Loans. Bancorp’s underwriting staff and in-house legal team performed a similar review of representations and warranties, and completed due diligence questionnaires. Outside legal counsel was also engaged in connection with this securitization transaction to assist in the review of the Bancorp Mortgage Loans. Such assistance included, among other things, (i) a review of Bancorp’s asset summary reports for each Bancorp Mortgage Loan, (ii) a review of the exception reports to the representations and warranties referred to above relating to the Bancorp Mortgage Loans, and (iii) a review of the due diligence questionnaires relating to the Bancorp Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation related to the Bancorp Mortgage Loans and of which Bancorp was aware at the origination of any Bancorp Mortgage Loan, Bancorp requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

Findings and Conclusions. Based on the foregoing review procedures, Bancorp determined that the disclosure regarding the Bancorp Mortgage Loans in this prospectus supplement is accurate in all material respects. Bancorp also determined that the Bancorp Mortgage Loans were originated in accordance with Bancorp’s origination procedures and underwriting criteria, except as described under “—Exceptions to Underwriting Criteria” below. Bancorp attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Bancorp will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bancorp, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (collectively, the “Qualification Criteria”). Bancorp will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bancorp and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bancorp to render any tax opinion required in connection with the substitution.

Bancorp’s Underwriting Standards

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Bancorp for securitization.

Bancorp originates commercial mortgage loans from its New York, New York office. Each of the mortgage loans originated by Bancorp is generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the underwriting guidelines set forth below.

Loan Analysis. Generally, Bancorp performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a sponsor includes a review of the sponsor’s experience and track record in owning and operating commercial real estate property, a review of the sponsor’s financial strength and liquidity, anti-money laundering or OFAC checks, third-party credit report reviews, bankruptcy and lien searches, general banking references and commercial mortgage related references. Where a third party property manager is responsible for operating the property, the property manager’s experience and presence in the subject market are also reviewed. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements if available, independent market research, an appraisal with an emphasis on rental and sales comparables along with an appraisal review by an independent appraisal firm, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and uses of the property. Typically, each report is reviewed for acceptability by real estate loan underwriter and senior credit personnel. The sponsor’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $10 million, in which case additional limitations including the requirement that the borrower have at least one independent director may be required. Two independent directors may be deemed necessary for loans greater than $20 million.

Loan Approval. All mortgage loans originated by Bancorp must be approved by a credit committee. The credit committee consists of executives and senior personnel of Bancorp. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio, Debt Yield and LTV Ratio. Bancorp’s underwriting standards generally mandate minimum debt service coverage ratios, debt yields and maximum loan-to-value ratios. A loan-to-value ratio is generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate. The debt yield is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the evaluation of debt service coverage ratios, debt yields, loan-to-value ratios and amortization periods for the mortgage loans originated by Bancorp may vary from these guidelines.

Escrow Requirements. Generally, Bancorp requires most borrowers to fund various escrows for taxes and insurance, tenant improvements and leasing commissions, and capital expenses. Generally, the required escrows for mortgage loans originated or acquired by Bancorp are as follows (see Annex A to this prospectus supplement for instances in which reserves were not taken):

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Taxes. Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Bancorp may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

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Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Bancorp may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less). Bancorp often employs the services of third party insurance consultants to ensure, among other items, that the appropriate escrow amounts are determined and that any previously outstanding premium amounts are paid at closing.

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Replacement Reserves. Replacement reserves are generally calculated in accordance with standards of the CMBS marketplace. Bancorp relies on information provided by an independent engineer to make this determination. Bancorp may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

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Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Bancorp generally requires that at least 110% - 125% of the estimated costs of repairs or replacements be reserved. Bancorp may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) the amount recommended is de minimis.

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Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Bancorp may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Other Factors. Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Title Insurance Policy. The borrower is required to provide, and Bancorp or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bancorp Mortgage Loans, Bancorp generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

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Appraisal. Bancorp obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph 45 on Annex E-1 to this prospectus supplement. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

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Environmental Report. Bancorp generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by Bancorp. Bancorp or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph 43 on Annex E-1 to this prospectus supplement without any exception that Bancorp deems material.

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Physical Condition Report. Bancorp generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by Bancorp. Bancorp or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bancorp often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all loans originated by Bancorp prior to securitization is typically performed by Wells Fargo Bank, National Association. Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Criteria

None of the Bancorp Mortgage Loans were originated with any material exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Bancorp most recently filed a Form ABS-15G on January 9, 2015. Bancorp’s Central Index Key is 0001505494. With respect to the period from and including January 1, 2012 to and including December 31, 2014, Bancorp has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

BSPCC Lender L.L.C.

General

BSPCC Lender L.L.C. (“BSPCC”) is a sponsor of, and a seller of certain mortgage loans (the “BSPCC Mortgage Loans”) into, the securitization described in this prospectus supplement. BSPCC is a limited liability company organized under the laws of the State of Delaware. The primary offices of BSPCC are located at 9 West 57th Street, Suite 4920, New York, New York 10019.

BSPCC’s Loan Origination and Acquisition History

The participation by BSPCC in this securitization will be the first securitization in which it has been involved. BSPCC began originating and acquiring loans in 2014 and has not been involved in the securitization of any other types of financial assets.

BSPCC originates and acquires from unaffiliated third party originators, commercial mortgage loans throughout the United States. The following tables set forth information with respect to originations and acquisitions of fixed rate and floating rate commercial mortgage loans by BSPCC as of December 31, 2014.

Originations and Acquisitions of Fixed Rate Commercial Mortgage Loans
	December 31, 2014
	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations/Acquisitions	5	$34,231,490

In connection with this commercial mortgage securitization transaction, BSPCC will transfer the BSPCC Mortgage Loans to the depositor, who will then transfer the BSPCC Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the BSPCC Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, BSPCC will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, BSPCC will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the BSPCC Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, BSPCC will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. We cannot assure you that BSPCC will repurchase or replace, or make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no affiliate of BSPCC will be responsible for doing so if BSPCC fails with respect to its obligations.

BSPCC does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that BSPCC originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, BSPCC sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Review of BSPCC Mortgage Loans

Overview. BSPCC has conducted a review of the BSPCC Mortgage Loans in connection with the securitization described in this prospectus supplement. The review of the BSPCC Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “BSPCC Review Team”). The review procedures described below were employed with respect to all of the BSPCC Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus supplement. No sampling procedures were used in the review process.

Database. Members of the BSPCC Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each BSPCC Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the BSPCC Team during the underwriting process. The BSPCC Review Team periodically updated the information in the database and the related asset summary report with respect to such BSPCC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the BSPCC Review Team.

A data tape (the “BSPCC Data Tape”) containing detailed information regarding each BSPCC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The BSPCC Data Tape was used to provide the numerical information regarding the BSPCC Mortgage Loans in this prospectus supplement.

Data Validation and Recalculation. BSPCC engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by BSPCC, relating to information in this prospectus supplement regarding the BSPCC Mortgage Loans. These procedures included:

●	comparing the information in the BSPCC Data Tape against various source documents provided by BSPCC that are described under “—Review of BSPCC Mortgage Loans—Database” above;

●	comparing numerical information regarding the BSPCC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the BSPCC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the BSPCC Mortgage Loans disclosed in this prospectus supplement.

Legal Review. BSPCC engaged various law firms to conduct certain legal reviews of the BSPCC Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each BSPCC Mortgage Loan, BSPCC’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each BSPCC Mortgage Loan reviewed BSPCC’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the BSPCC Mortgage Loans. Such assistance included, among other things, (i) a review of BSPCC’s asset summary report and its origination counsel’s due diligence questionnaire for each BSPCC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the BSPCC Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the BSPCC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying Mortgaged Properties of which BSPCC was aware at the origination of any BSPCC Mortgage Loan, the BSPCC Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. BSPCC conducted a search with respect to each borrower under the related BSPCC Mortgage Loan to determine whether it filed for bankruptcy. If the BSPCC Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any BSPCC Mortgage Loan, the BSPCC Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The BSPCC Review Team, with the assistance of applicable origination counsel, also reviewed the BSPCC Mortgage Loans to determine whether any BSPCC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—BSPCC’s Underwriting Guidelines and Processes” below. See “—BSPCC’s Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, the BSPCC Review Team determined that the disclosure regarding the BSPCC Mortgage Loans in this prospectus supplement is accurate in all material respects. The BSPCC Review Team also determined that the BSPCC Mortgage Loans were originated in accordance with BSPCC’s origination procedures and underwriting criteria, except as described under “—BSPCC’s Underwriting Guidelines and Processes—Exceptions” below. BSPCC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. BSPCC will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. BSPCC, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (collectively, the “Qualification Criteria”). BSPCC will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by BSPCC and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by BSPCC to render any tax opinion required in connection with the substitution.

BSPCC’s Underwriting Standards

Each of the BSPCC Mortgage Loans was originated or acquired by BSPCC. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPCC.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated or acquired by BSPCC will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular BSPCC Mortgage Loans, see “—BSPCC’s Underwriting Guidelines and Processes—Exceptions” below and “Annex E-2—Exceptions to Mortgage Loan Seller Representations and Warranties” in this prospectus supplement.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, BSPCC also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from BSPCC. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. BSPCC’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 75.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by BSPCC and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that BSPCC or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

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Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

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Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

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Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, BSPCC typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or the scenario expected loss (“SEL” ) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, BSPCC will generally examine whether the use and occupancy and construction of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, BSPCC may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or BSPCC has a reasonable likelihood of recovering approximately 75% of proceeds from the casualty; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, BSPCC may require the borrower to remediate such violation and, subject to the discussion under “—BSPCC’s Underwriting Guidelines and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on BSPCC’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, BSPCC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, BSPCC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPCC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, BSPCC may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPCC are as follows:

●
Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay, or there is sufficient evidence that such sole or major tenant is paying, taxes directly.

●
Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain, or there is sufficient evidence that such sole or major tenant is maintaining, the insurance or is permitted to self-insure.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if BSPCC determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPCC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●
Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if BSPCC determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPCC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if BSPCC determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPCC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if BSPCC determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPCC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the BSPCC Mortgage Loans, see Annex A to this prospectus supplement.

Exceptions. The BSPCC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act.

BSPCC has no prior history as a securitizer and therefore has not filed a Form ABS-15G. BSPCC has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this prospectus supplement, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

i.
the sum of any proceeds received from the sale of the Certificates to investors, and the sale of servicing rights to KeyBank, for the master servicing and, except in the case of the 500 Fifth Avenue, St. Louis Premium Outlets and Westfield Wheaton Mortgage Loans, the primary servicing of the Mortgage Loans and the related Companion Loan(s), over

ii.
the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this prospectus supplement.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans.

The Depositor

Credit Suisse First Boston Mortgage Securities Corp., (the “Depositor”), is a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), Inc. which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc. The Depositor is a Delaware corporation and was organized on December 31, 1985, for the purpose of engaging in the business of, among other things, acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The Depositor will create the Issuing Entity and transfer the underlying Mortgage Loans to it. The principal executive offices of the Depositor are located at Eleven Madison Avenue, New York, New York, 10010. Its telephone number is (212) 325-2000. The Depositor is an affiliate of Column Financial, Inc., a Sponsor and an Originator, and Credit Suisse Securities (USA) LLC. The Depositor will not have any material assets. See “The Depositor” in the accompanying prospectus.

After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans. The Depositor’s ongoing duties will include: (i) appointing a successor trustee or certificate administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Certificate Administrator any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer for any

loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, and (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity.

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See “The Depositor” in the prospectus.

The Originators

Column Financial, Inc., MC-Five Mile Commercial Mortgage Finance LLC, The Bancorp Bank, BSPCC Lender L.L.C. and Five Mile Capital Partners LLC are referred to as the “Originators” in this prospectus supplement.

The information set forth in this prospectus supplement concerning the Sponsors, Originators and their underwriting standards has been provided by the Sponsors and Originators.

Column Financial, Inc.

Column Financial, Inc. is a Sponsor and an Originator. See “—The Sponsors—Column Financial, Inc.” above. MC-Five Mile Commercial Mortgage Finance LLC originated five (5) Mortgage Loans that it subsequently sold to Column, and that Column re-underwrote in accordance with Column’s underwriting guidelines. See “—The Originators—MC-Five Mile Commercial Mortgage Finance LLC”.

MC-Five Mile Commercial Mortgage Finance LLC

MC-Five Mile Commercial Mortgage Finance LLC is a Sponsor and an Originator. In addition, Five Mile Capital Partners LLC, an affiliate of MC-Five Mile Commercial Mortgage Finance LLC, originated two (2) Mortgage Loans that it sold to MC-Five Mile, and which MC-Five Mile re-underwrote in accordance with MC-Five Mile’s underwriting guidelines. MC-Five Mile has acquired the Five Mile Capital Mortgage Loan. See “—The Sponsors—MC-Five Mile Commercial Mortgage Finance LLC” above.

The Bancorp Bank

The Bancorp Bank is a Sponsor and an Originator. See “—The Sponsors—The Bancorp Bank” above.

BSPCC Lender L.L.C.

BSPCC Lender L.L.C. is a Sponsor and an Originator. See “—The Sponsors—BSPCC Lender L.L.C.” above.

The Issuing Entity

The Issuing Entity will be the CSAIL 2015-C1 Commercial Mortgage Trust (the “Issuing Entity”). The Issuing Entity is a New York common law trust that will be formed on the closing date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property (which includes with respect to the Non-Serviced Whole Loans, the Trust’s interest in any REO Property acquired with respect to such Non-Serviced Whole Loans pursuant to the applicable Non-Serviced PSA, but does not include the Serviced Companion Loan’s interest in any such REO Property), disposing of Defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments to the Issuing Entity, and the Master Servicer and the Trustee may make Property Advances to the Issuing Entity, but in each case only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement. The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor. A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee”, “—The Certificate Administrator”, “—Servicers—The Master Servicer”, “—Servicers—The Special Servicer”, “—The Operating Advisor”, “Description of the Offered Certificates” and “The Pooling and Servicing Agreement” in this prospectus supplement.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties (which includes, with respect to the Non-Serviced Whole Loans, the Issuing Entity’s interest in any REO Property acquired with respect to such Whole Loans pursuant to the related pooling and servicing agreement, but does not include a Serviced Companion Loan’s interest in any such REO Property) are the Distribution Accounts and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Accounts and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties, including, with respect to the Non-Serviced Whole Loans, the Issuing Entity’s interest in any REO Property acquired pursuant to the related pooling and servicing agreement, and the other activities described in this prospectus supplement, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor and various related persons. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

The Depositor is contributing the Mortgage Loans to the Issuing Entity. The Depositor is purchasing the Mortgage Loans from the Sponsors, as described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee and Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, will act as trustee (in such capacity, the “Trustee”), as certificate administrator (in that capacity, the “Certificate Administrator”), as custodian and as paying agent under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.6 trillion in assets and 265,000 employees as of June 30, 2014, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties and any Companion Loan holder may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust fund and, to the extent required, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of June 30, 2014, Wells Fargo Bank was acting as securities administrator with respect to more than $195 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of June 30, 2014, Wells Fargo Bank was acting as trustee on approximately 339 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $171 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is required to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis,

Minnesota. As of June 30, 2014, Wells Fargo Bank was acting as custodian of more than 80,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a Sponsor or an affiliate of such Sponsor, one or more of which mortgage loans may be included in the Issuing Entity. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, N.A., in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York against Wells Fargo Bank, N.A., alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and US Bank) by a group of institutional investor plaintiffs. The Complaint against Wells Fargo Bank, N.A. alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank, N.A. and other trustees by RMBS investors in these and other transactions.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on the trustee or the RMBS trusts. However, Wells Fargo Bank, N.A. denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

The foregoing information has been provided by Wells Fargo Bank. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Each of the Trustee and the Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Master Servicer will appoint a successor Trustee or Certificate Administrator, as applicable. If no successor Trustee or Certificate Administrator is appointed within one month after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator may petition the court for appointment of a successor Trustee or Certificate Administrator, as applicable.

The Depositor may remove the Trustee or Certificate Administrator (and appoint a successor Trustee or Certificate Administrator, as applicable) if, among other things, the Trustee or Certificate Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or Certificate Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or Certificate Administrator or its property is appointed or any public officer takes charge or control of the Trustee or Certificate Administrator or of its property. The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all the Certificates may remove the Trustee or Certificate Administrator (and appoint a successor Trustee or Certificate Administrator, as applicable) upon written notice to the Depositor, the Master Servicer and the Trustee or Certificate Administrator, as applicable.

Any resignation or removal of the Trustee or Certificate Administrator and appointment of a successor Trustee or Certificate Administrator will not become effective until acceptance by the successor Trustee or Certificate Administrator of the appointment. Notwithstanding the foregoing, upon any resignation or termination of the Trustee or Certificate Administrator under the Pooling and Servicing Agreement, the Trustee or Certificate Administrator will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus, in the case of the Trustee, reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement. The outgoing Trustee or Certificate Administrator will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such Trustee or Certificate Administrator as and to the extent required under the Pooling and Servicing Agreement; provided that if the Trustee or Certificate Administrator, as applicable, is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all the Certificates as provided in the preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee or Certificate Administrator, as applicable, necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan files) of the Trustee or Certificate Administrator, as applicable, to a successor Trustee or Certificate Administrator. Any successor Trustee or Certificate Administrator must have a combined capital and surplus of at least $50,000,000, and a rating on (a) its unsecured long term debt of at least “A2” by Moody’s and, if rated by KBRA, an equivalent rating by KBRA (provided that the Trustee may maintain a long-term unsecured debt rating of at least “Baa2” by Moody’s and a unsecured short-term debt rating of at least “P-2” by Moody’s, and, if rated by KBRA, an equivalent rating by KBRA, if the Master Servicer maintains a rating of at least “A2” by Moody’s and, if rated by KBRA, an equivalent rating by KBRA), and (b) its unsecured short-term debt of at least “P-1” by Moody’s and, if rated by KBRA, an equivalent rating by KBRA, or have such other rating(s) with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

The Issuing Entity will indemnify each of the Trustee and the Certificate Administrator and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee or Certificate Administrator may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Trustee or Certificate Administrator in any action or proceeding between the Issuing Entity and the Trustee or Certificate Administrator or between the Trustee or Certificate Administrator and any third party or otherwise) or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee or Certificate Administrator. Each of the Trustee and the Certificate Administrator will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee or Certificate Administrator, or by reason of negligent disregard of the Trustee or Certificate Administrator’s obligations or duties, under the Pooling and Servicing Agreement. Neither the Trustee nor the Certificate Administrator will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee’s or Certificate Administrator’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Trustee and Certificate Administrator (except for the information under the first 8 paragraphs of this section entitled “—The Trustee and Certificate Administrator”) will not make any representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this prospectus supplement or related documents.

Each of the Trustee and the Certificate Administrator is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee or Certificate Administrator is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

Neither the Trustee nor the Certificate Administrator will be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Trustee or Certificate Administrator, as applicable, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Trustee or Certificate Administrator, as applicable, in its commercial capacity), nor will the Trustee or Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable, or the Operating Advisor under the Pooling and Servicing Agreement unless, in the case of the Trustee, it is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, at the cost and expense of the Depositor (other than with respect to the Distribution Date statements), based upon reports, documents, and other information provided to the Certificate Administrator, will be obligated to file with the SEC, in respect of the Issuing Entity and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and any other Form 8-K reports required to be filed pursuant to the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.0038% per annum (the “Trustee/Certificate Administrator Fee Rate”) which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus supplement as the “Administrative Fee Rate”. The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing

Agreement. The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods. The Certificate Administrator also is authorized but not required to invest or direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account in investments permitted under the Pooling and Servicing Agreement, and the Certificate Administrator will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.

The Operating Advisor

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect wholly-owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor under the Pooling and Servicing Agreement (in such capacity, the “Operating Advisor”). The principal offices of Park Bridge Lender Services LLC are located at 560 Lexington Avenue, 17th floor, New York, New York 10022.

 Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral. Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery, encryption and archival services performed by vendors and data centers that comply with industry and regulatory standards.

 As of December 31, 2014, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $46.6 billion issued in 44 transactions.

 There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information under this heading has been provided by the Operating Advisor. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement. Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

For further information regarding the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, see “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement.

Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Mortgage Loans (including each Serviced Mortgage Loan related to any Serviced Whole Loan but excluding each Non-Serviced Mortgage Loan related to any Non-Serviced Whole Loan) for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of such Mortgage Loans and the Serviced Companion Loans to one or more third party sub-servicers, with the consent of the Depositor. The Master Servicer will be responsible for paying the servicing fees of any sub-servicer. Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificateholders and any applicable Serviced Companion Loan Holder for the servicing and administering of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and the Serviced Companion Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement. The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties (provided that if and to the extent C-III Asset Management LLC is terminated as Special Servicer by the Controlling Class Representative without cause (i.e., not as a result of a Servicer Termination Event) and C-III Asset Management LLC would otherwise be a qualified special servicer in accordance with the terms of the Pooling and Servicing Agreement, C-III Asset Management LLC may be appointed as a sub-special servicer of a successor Special Servicer appointed by the Controlling Class Representative, subject to the consent of the Controlling Class Representative).

With respect to each Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan and each related Companion Loan is being serviced and administered in accordance with the related pooling and servicing agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the Non-Serviced Mortgage Loan and the related Companion Loans will be effected in accordance with the related pooling and servicing agreement and the related Co-Lender Agreement). Consequently, the servicing provisions set forth in this prospectus supplement and the administration of accounts will generally not be applicable to any Non-Serviced Mortgage Loan, but instead such servicing and administration of any Non-Serviced Mortgage Loan will be governed by the related pooling and servicing agreement.

The Master Servicer

KeyBank National Association (“KeyBank”),will act as the master servicer with respect to the Mortgage Loans to be contributed to the Issuing Entity (in such capacity, the “Master Servicer”) and will be responsible for primary servicing any Serviced Companion Loans. KeyBank is a wholly-owned subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the Issuing Entity, the Depositor, any Sponsor, the Certificate Administrator, the Operating Advisor, the Trust Advisor, the Special Servicer, the Sponsors, or the Trustee.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014
By Approximate Number	10,972	16,716	16,772
By Approximate Aggregate Principal Balance (in billions)	$101.6	$170.1	$174.6

Within this servicing portfolio are, as of December 31, 2014, approximately 9,612 loans with a total principal balance of approximately $138.8 billion that are included in approximately 300 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2014, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P, Fitch, and Morningstar. Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS2” as a primary servicer, and “CSS2+” as a special servicer. Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

KeyBank’s servicing system utilizes a mortgage servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions for which KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial loans. The following table sets forth the ratings assigned to KeyBank’s long-term deposits and short-term deposits.

	S&P	Fitch	Moody’s
Long-Term Deposits	A-	A-	A3
Short-Term Deposits	A-2	F1	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the pooling and servicing agreement and, accordingly, will not have any material adverse impact on the performance of the underlying mortgage loans or the performance of the Certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB (“Regulation AB”) under the Securities Act of 1933, as amended (the “Securities Act”). These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of TRIPRA and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the Master Servicer, generally responsible for the master servicing and primary servicing functions with respect to the underlying mortgage loans. KeyBank, as the Master Servicer, will be permitted to appoint one or more sub-servicers to perform all or any portion of its servicing functions under the Pooling and Servicing Agreement pursuant to one or more sub-servicing agreements. Additionally, KeyBank may from time to time perform some of its servicing obligations under the Pooling and Servicing Agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO Property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions.

The manner in which collections on the underlying mortgage loans are to be maintained is described under “The Pooling and Servicing Agreement—Accounts” and “—Withdrawals from the Collection Account” in this prospectus supplement. Generally, all amounts received by KeyBank on the mortgage loans are initially deposited into a common clearing account with collections on other commercial loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the Pooling and Servicing Agreement. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the mortgage loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard under the Pooling and Servicing Agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as master servicer, primary servicer or special servicer, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any such lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the mortgage loans pursuant to the Pooling and Servicing Agreement. KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

Certain duties and obligations of KeyBank as the master servicer, and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—General,” “—Servicing of the Whole Loans,” “—Servicing of the Mortgage Loans,” “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses” and “—Inspections” in this prospectus supplement. KeyBank’s ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described under “The

Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus supplement.

KeyBank’s obligations as the Master Servicer to make advances, and the interest or other fees charged for those advances and the terms of KeyBank’s recovery of those advances, are described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

Certain terms of the Pooling and Servicing Agreement regarding KeyBank’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Servicer Termination Events,” “—Rights Upon Servicer Termination Event” and “—Waivers of Servicer Termination Events” in this prospectus supplement. KeyBank’s rights and obligations with respect to indemnification, and certain limitations on KeyBank’s liability under the Pooling and Servicing Agreement, are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

The foregoing information set forth under this subheading “—The Master Servicer” concerning the master servicer and its affiliates has been provided by KeyBank.

Pursuant to interim servicing agreements between the Master Servicer, on the one hand, and Column Financial, Inc., a Sponsor and an Originator, or BSPCC Lender L.L.C., a Sponsor and an Originator, on the other hand, the Master Servicer acts as interim servicer with respect to certain mortgage loans owned from time to time by the Master Servicer, including, prior to their inclusion in the Issuing Entity, all of the Mortgage Loans to be contributed to this securitization by Column Financial, Inc. or BSPCC Lender L.L.C., as applicable.

The Special Servicer

C-III Asset Management LLC, a Delaware limited liability company (“C-III”), will initially be appointed to act as special servicer (the “Special Servicer”) with respect to all of the mortgage loans in the mortgage pool (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan, and in this capacity will initially be responsible for (i) the servicing and administration of such mortgage loans that become specially serviced mortgage loans and any related REO properties pursuant to the Pooling and Servicing Agreement and (ii) with respect to non-Specially Serviced Mortgage Loans, reviewing and evaluating certain borrower requests and the Master Servicer’s written recommendation and analysis. C-III’s principal servicing office is located at 5221 N. O’Connor Blvd. Suite 600, Irving, Texas 75039.

C-III, a wholly owned subsidiary of C-III Capital Partners LLC, provides primary and special loan servicing for third party portfolio owners, CMBS trusts, CDOs, government agencies and C-III Capital Partners and its affiliates. C-III is an established Collateralized Debt Obligation (CDO) Manager and Collateral Administrator. C-III has a special servicer rating of CSS1- from Fitch and a rating of MOR CS1 from Morningstar. C-III is also on S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked “STRONG” by S&P. As of January 31, 2015, C-III was the named special servicer in approximately 131 transactions representing approximately 11,750 first mortgage loans, with an aggregate stated principal balance of approximately 117 billion. Of those 131 transactions, 122 are commercial mortgage-backed securities transactions representing approximately 10,064 first mortgage loans, with an aggregate stated principal balance of approximately $108 billion. The remaining nine transactions are made up of three CDOs and six business lines with affiliates of C-III. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto Rico. With respect to such transactions as of such date, the special servicer was administering approximately 444 assets with a stated principal balance of approximately $6.5 billion. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related servicing agreement that governs the asset. Since its inception in 2002 and through January 31, 2015, C-III has resolved 3,359 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $39.69 billion.

C-III has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under C-III servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore C-III’s disaster recovery plan is reviewed annually.

C-III will not have primary responsibility for custody services of original documents evidencing the mortgage loans or any serviced companion loan. C-III may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans, serviced companion loans or otherwise. To the extent that C-III has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Pooling and Servicing Agreement and the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which C-III was acting as special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of C-III as special servicer including as a result of C-III’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time, C-III is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. C-III does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

C-III has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 2002. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to C-III as special servicer in CMBS transactions from 2012 to 2014.

	Calendar Year End December 31st (Approximate amounts in billions)
Portfolio Size – CMBS Special Servicing	2012	2013	2014
Total	$11.6	$7.3	$6.4

C-III may enter into one or more arrangements with a Controlling Class Certificateholder, the Controlling Class Representative, a Companion Loan holder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, C-III’s appointment as special servicer under the Pooling and Servicing Agreement and any related intercreditor agreement and limitations on such person’s right to replace the special servicer.

The foregoing information regarding C-III set forth in this section entitled “—The Special Servicer” has been provided by C-III. None of the Depositor, the underwriters, the Master Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement).

The Special Servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Controlling Class Representative (for so long as a Control

Termination Event does not exist), as described and to the extent in “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement. Solely with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan, the Special Servicer may be replaced by the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder or its designee, with or without cause, for so long as the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder. Solely with respect to the Westfield Wheaton Whole Loan, the Special Servicer may be replaced by the holder of the controlling Westfield Wheaton Companion Loan (prior to the securitization thereof).

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

Certain duties and obligations of C-III as the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Clauses”, “—Inspections” and “Description of the Offered Certificates—Appraisal Reductions” in this prospectus supplement. C-III’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” below.

The Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by the Special Servicer as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

The JPMBB 2014-C26 Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is acting as the master servicer (in such capacity, the “JPMBB 2014-C26 Master Servicer”) and the special servicer (in such capacity, the “JPMBB 2014-C26 Special Servicer”) for the St. Louis Premium Outlets Whole Loan and 500 Fifth Avenue Whole Loan pursuant to the JPMBB 2014-C26 Pooling and Servicing Agreement. In its capacity as the JPMBB 2014-C26 Master Servicer, Midland will be responsible for the servicing and administration of such Whole Loans pursuant to the JPMBB 2014-C26 Pooling and Servicing Agreement. In its capacity as the JPMBB 2014-C26 Special Servicer, Midland will be responsible for the servicing and administration of such Whole Loans if they become specially serviced loans or REO properties pursuant to the JPMBB 2014-C26 Pooling and Servicing Agreement, and in certain circumstances, will process, review, evaluate and/or provide or withhold consent as to certain major decisions and other transactions relating to such Whole Loans when such Whole Loans are not specially serviced loans pursuant to the JPMBB 2014-C26 Pooling and Servicing Agreement. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by Standard & Poor’s Rating Services, Moody’s Investors Service, Inc., Fitch Ratings, Inc., and Morningstar Credit Ratings, LLC. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. commercial and multifamily mortgage-backed securities transactions from Standard & Poor’s Rating Services, Fitch Ratings, Inc., and Morningstar Credit Ratings, LLC. For each category, Standard & Poor’s Rating Services ranks Midland as “Strong”, Fitch Ratings, Inc. ranks Midland as “1”, and Morningstar Credit Ratings, LLC ranks Midland as “CS1”. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the St. Louis Premium Outlets Whole Loan or 500 Fifth Avenue Whole Loan. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the JPMBB 2014-C26 Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of December 31, 2014, Midland was servicing approximately 29,855 commercial and multifamily mortgage loans with a principal balance of approximately $314 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 11,772 of such loans, with a total principal balance of approximately $157 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of December 31, 2014, Midland was named the special servicer in approximately 156 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $85 billion. With respect to such transactions as of such date, Midland was administering approximately 104 assets with an outstanding principal balance of approximately $765 million.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2012 to 2014.
Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2012	2013	2014
CMBS	$115	$141	$157
Other	$167	$167	$179
Total	$282	$308	$336

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2012 to 2014.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2012	2013	2014
Total	$82	$70	$85

Midland may enter into one or more arrangements with the directing certificateholder, the controlling class representative, a controlling class certificateholder, any directing holder, any companion loan holder, any other certificateholders (or an affiliate or a third-party representative of one or more of the preceding), in each case, with respect to the JPMBB 2014-C26 securitization, or any other person with the right to appoint or remove and replace the JPMBB 2014-C26 Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as the JPMBB 2014-C26 Special Servicer under the JPMBB 2014-C26 Pooling and Servicing Agreement and any related intercreditor agreement and limitations on the right of such person to replace the JPMBB 2014-C26 Special Servicer.

The foregoing information regarding Midland under the subheading “—The JPMBB 2014-C26 Servicer” has been provided by Midland. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Primary Servicer

Berkadia Commercial Mortgage LLC

Berkadia Commercial Mortgage LLC (“Berkadia”) is a limited liability company organized under the laws of the state of Delaware. Berkadia is wholly-owned (indirectly) by Leucadia National Corporation and Berkshire Hathaway Inc. Berkadia will be appointed as a sub-servicer for the Master Servicer.

Berkadia is one of the largest servicers of commercial real estate loans in the United States and is a rated primary, master and special servicer. The Berkadia team has experience with servicing commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions dating back to 1995. In addition, Berkadia carries out servicing activities on a contracted basis for third parties such as insurance companies, banks and other financial institutions. Berkadia’s principal office location is: 323 Norristown Road, Ambler, Pennsylvania 19002 with telephone number: (215) 328-3200.

As of December 31, 2014, Berkadia had a primary/master servicing portfolio of approximately 26,007 loans with an unpaid principal balance of $238.4 billion. The table below contains information on the size and growth of the portfolio of commercial and multifamily loans from 2012 to 2014 in respect of which Berkadia has acted as master and/or primary servicer:

Calendar Year End
Portfolio—Primary/Master Servicing	2012	2013	2014
CMBS (US)	$86.8 billion	$75.8 billion	$65.1 billion
Other	$110.5 billion	$162.2 billion	$173.3 billion
Total	$197.3 billion	$238.0 billion	$238.4 billion

Berkadia currently maintains ratings from Fitch, S&P and Morningstar. Berkadia’s primary servicing operations are rated CPS1- from Fitch, STRONG from S&P, and CS1 from Morningstar. Berkadia’s master servicing operations are rated CMS2 from Fitch, STRONG from S&P and CS1 from Morningstar.

Berkadia has developed policies, procedures and controls for the performance of its servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB. Berkadia reviews its policies and procedures regularly and updates them on an annual basis to ensure that they reflect its current servicing practices. There were no material changes made to the policies and procedures in order for Berkadia to be named KeyBank’s sub-servicer in connection with this transaction.

Berkadia has an established business continuity program that is tested regularly in accordance with its policies and procedures. In the event of a disruption, all functions of the disrupted facility would transfer to a steady business recovery facility, providing access to all data and tools to continue to perform its servicing duties. Berkadia’s business continuity program is tested and updated on an annual basis.

Berkadia maintains a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of its servicing activities. Berkadia may, from time to time, engage third party contractors or vendors to assist in performing certain routine servicing functions. Berkadia monitors and reviews its third party contractors and vendors in compliance with its internal procedures and applicable law.

No securitization transaction involving commercial mortgage loans in which Berkadia was acting as master servicer and/or sub-servicer has experienced an event of default as a result of any action or inaction of Berkadia as master servicer and/or sub-servicer, including as a result of Berkadia’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

Berkadia Services India Private Limited, located in Hyderabad (Andhra Pradesh) India, has been assisting in the performance of servicing functions for Berkadia and Berkadia’s predecessors since 2002. Berkadia Services India Private Limited reports to the Executive Vice President of Servicing at Berkadia.

From time to time Berkadia and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Berkadia does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as sub-servicer in connection with this transaction.

The foregoing information set forth in this “The Primary Servicer—Berkadia Commercial Mortgage LLC” section has been provided by Berkadia.

Summary of Berkadia Subservicing Agreement

General. KeyBank will appoint Berkadia as the primary servicer of all of the mortgage loans, except for seventy-eight (78) mortgage loans representing 86.1% of the Initial Pool Balance. The primary servicing of the subserviced loans (the “Subserviced Loans”) will be governed by that certain Amended and Restated Subservicing Agreement, dated January 18, 2013, between KeyBank and Berkadia (as amended, restated, replaced or otherwise modified from time to time, the “Berkadia Subservicing Agreement”).

The following summary describes certain provisions of the Berkadia Subservicing Agreement relating to the servicing and administration of the Subserviced Loans. The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the Berkadia Subservicing Agreement.

Summary of Duties. With respect to the Subserviced Loans, Berkadia, as primary servicer, will be responsible for performing the primary servicing of such mortgage loans in a manner consistent with the Pooling and Servicing Agreement and the Servicing Standard. Primary servicing will include:

●	maintaining the servicing file and releasing files upon borrower request or payoff of such mortgage loan as approved by KeyBank;

●
(i) promptly providing KeyBank with a copy of any repurchase demand received by the subservicer, (ii) within five (5) business days of discovery, notifying KeyBank in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with KeyBank in pursuing its obligations to make a repurchase claim against the related mortgage loan seller;

●
collecting monthly payments and escrow and reserve payments and maintaining a segregated primary servicer certificate account and applicable escrow and reserve accounts to hold such collections in accordance with the terms of the Pooling and Servicing Agreement;

●
remitting to KeyBank on a timely basis monthly payments less any primary servicer fees, and other borrower paid fees such as late payment charges, assumption fees, modification fees, and charges for prepayment, defeasance, and lease reviews that Berkadia is entitled to retain pursuant to the Berkadia Subservicing Agreement;

●	preparing such reports, including property inspection reports, monthly remittance reports, and such other reports as reasonably requested by KeyBank from time to time;

●	collecting quarterly and annual budgets, rent rolls, and operating statements;

●	performing inspections of the related mortgaged property and providing inspection reports to KeyBank according to the requirements under the Pooling and Servicing Agreement;

●
monitoring tax amounts due and borrower insurance obligations on such loans and related specially serviced mortgage loans and obtaining such property level insurance when the borrower fails to maintain such insurance;

●	maintaining errors and omissions insurance and an appropriate fidelity bond;

●
notifying KeyBank of any borrower requests or transactions; provided, however, that Berkadia will not approve or consummate any borrower request or transaction without obtaining the prior written consent of KeyBank;

●
promptly notifying KeyBank of any defaults under the Subserviced Loans, collection issues, or customer issues; provided that Berkadia will not take any action with respect to enforcing such loans (including enforcing an ARD mortgage loan after its anticipated repayment date) without the prior written approval of KeyBank; and

●
reasonably cooperating with KeyBank to facilitate the timely performance of all servicing responsibilities of KeyBank under the Pooling and Servicing Agreement that are not being performed by Berkadia under the Berkadia Subservicing Agreement.

Berkadia will provide to KeyBank access to all of the servicing files, mortgage loan files, and the servicing systems maintained by Berkadia with respect to the Subserviced Loans. Berkadia’s custodial responsibilities are limited to electronic copies of the primary servicing files. Berkadia will fully cooperate with KeyBank’s performance of its servicing responsibilities under the Pooling and Servicing Agreement, including the REMIC provisions. Berkadia will take, or refrain from taking, any action KeyBank directs in writing relating to Berkadia’s responsibilities under the Berkadia Subservicing Agreement.

Berkadia will also timely provide such certifications, reports, and registered public accountant attestations required by the Berkadia Subservicing Agreement or by KeyBank to permit it to comply with the Pooling and Servicing Agreement and the depositor to comply with its Exchange Act reporting obligations.

KeyBank and Berkadia will each designate a portfolio manager and other appropriate personnel to receive documents and communications between each other so that Berkadia may perform its obligations under the Berkadia Subservicing Agreement and KeyBank may perform its supervisory authority over Berkadia. Berkadia will not communicate directly with the special servicer, the directing holder, any Rating Agency, NRSRO, or any other similar person except in very limited circumstances set forth in the Berkadia Subservicing Agreement.

Berkadia will have no obligation to make any principal and interest advances. Berkadia is obligated to make servicing advances with respect to taxes and insurance (“T&I Advances”) when KeyBank is otherwise required to make such T&I Advances under the Pooling and Servicing Agreement. Berkadia is entitled to be reimbursed for any such T&I Advances in the same manner KeyBank is entitled to be reimbursed under the Pooling and Servicing Agreement. Berkadia is permitted to advance interest on any T&I Advance at the prime rate commencing from the date such T&I Advance was made to the business day that Berkadia is reimbursed for such T&I Advance. Other than T&I Advances, Berkadia has no other obligation to make any servicing advances.

Berkadia will not perform any of the restricted servicing actions set forth in the Berkadia Subservicing Agreement without the prior written approval of KeyBank. Such consent may be subject to the prior approval of the special servicer, any required Certificateholder, the Rating Agencies, and any other person, as applicable, if required under the Pooling and Servicing Agreement, which approvals will be requested by KeyBank.

Compensation. Under the Berkadia Subservicing Agreement, Berkadia is entitled to retain a portion of the servicing fees and additional servicing compensation that is payable to KeyBank under the Pooling and Servicing Agreement. The Issuing Entity will not have any obligation or be liable for the payment to Berkadia of any servicing compensation payable to Berkadia under the Berkadia Subservicing Agreement in excess of the servicing compensation payable to KeyBank.

Berkadia will be required to promptly remit to KeyBank any additional servicing compensation or other amounts received by it that Berkadia is not entitled to retain. Except as otherwise provided, Berkadia will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the Berkadia Subservicing Agreement. Notwithstanding the foregoing, Berkadia will not be entitled to receive any portion of any compensation, fee, or other amount that is payable to the special servicer.

Indemnification; Limitation of Liability. Berkadia and its directors, officers, agents, or employees (the “Berkadia Parties”) will have no liability to KeyBank for any action or inaction, done in good faith pursuant to the Berkadia Subservicing Agreement, or for errors in judgment. However, this will not protect the Berkadia Parties against losses resulting from any breach of representations or warranties, any expense or liability specifically required to be borne by Berkadia without right of reimbursement, any specific liability imposed on Berkadia for a breach of the accepted servicing practices, or any liability that would otherwise be imposed on Berkadia by reason of its misfeasance, bad faith, fraud, negligence, or willful violation of applicable law in the performance of its duties under the Berkadia Subservicing Agreement or by reason of its negligent disregard of its obligations or duties under the Berkadia Subservicing Agreement. The Berkadia Parties will be indemnified and held harmless by KeyBank against any loss, liability, cost or expense (including reasonable legal fees and expenses) in connection with any claim or legal action incurred by reason of (i) the servicing of the Subserviced Loans prior to Berkadia’s servicing of the Subserviced Loans, (ii) KeyBank’s (A) willful misfeasance, bad faith, or negligence in the performance of its obligations or duties under the Berkadia Subservicing Agreement, (B) material breach of its covenants or duties under the Berkadia Subservicing Agreement, (C) willful violation of applicable law in the performance of its obligations under the Berkadia Subservicing Agreement, or (D) breach of a representation or warranty made by KeyBank in the Berkadia Subservicing Agreement, or (iii) the taking, or the refraining from the taking, of any action pursuant to the express written direction of KeyBank. KeyBank agrees to use reasonable efforts to pursue the trust for indemnification against any loss, liability or expense incurred by Berkadia in connection with the performance of its duties and obligations as to which the Pooling and Servicing Agreement grants to KeyBank’s agents a right to indemnification from the trust.

Berkadia will indemnify and hold harmless KeyBank and its directors, officers, agents or employees against any loss, damage, liability, penalty, fine, forfeiture, cost, or expense (including reasonable legal fees and expenses) in connection with any claim or legal action incurred by reason of Berkadia’s (i) breach of any representation or warranty made in the Berkadia Subservicing Agreement (ii) breach of its Exchange Act reporting obligations in the Berkadia Subservicing Agreement, (iii) certification required under its Exchange Act obligations containing any material inaccuracy, (iv) willful misconduct, misfeasance, bad faith, or negligence in the performance of its obligations under the Berkadia Subservicing Agreement, (v) material breach of any of its covenants or obligations under the Berkadia Subservicing Agreement, (vi) willful violation of applicable law in the performance of its obligations under the Berkadia Subservicing Agreement, or (vii) breach of accepted servicing practices. Berkadia will not be required to indemnify KeyBank for any action or inaction at the express direction of KeyBank or with the specific consent of KeyBank.

Termination. The Berkadia Subservicing Agreement will be terminated with respect to Berkadia if any of the following occurs:

●	Upon the purchase, repurchase, or replacement of a Subserviced Loan pursuant to the Pooling and Servicing Agreement;

●
If KeyBank’s responsibilities and duties as KeyBank under the Pooling and Servicing Agreement have been assumed by the trustee, and the trustee has elected to terminate Berkadia pursuant to the Pooling and Servicing Agreement;

●	If KeyBank (or the depositor, if applicable) elects to terminate Berkadia following an event of default by Berkadia under the Berkadia Subservicing Agreement;

●	If required by the Pooling and Servicing Agreement, with respect to any Subserviced Loan, such Subserviced Loan becoming a Specially Serviced Loan or REO Mortgage Loan; or

●	Pursuant to any other agreement between KeyBank and Berkadia in accordance with any provision thereof that expressly provides for the termination of the Berkadia Subservicing Agreement.

“Berkadia Event of Default”, means any one of the following events:

●
any act, omission, or failure to act by Berkadia that results in a written notice of an event of default, under the Pooling and Servicing Agreement being delivered to KeyBank or Berkadia by a party to the Pooling and Servicing Agreement, and,

●
if KeyBank has a cure period of at least 10 days under the Pooling and Servicing Agreement, Berkadia fails to cure within a time period that is five (5) days less than the cure period provided to KeyBank in the Pooling and Servicing Agreement and after receiving written notice of the default from KeyBank at least 2 business days prior to the expiration of the cure period provided to Berkadia under the Berkadia Subservicing Agreement; or

●
if KeyBank has a cure period under the Pooling and Servicing Agreement that is less than 10 days long, Berkadia fails to cure within a time period that is 1 business day less than the cure period provided to KeyBank in the Pooling and Servicing Agreement and after receiving prompt notice of the default from KeyBank prior to the expiration of the cure period provided to Berkadia under the Berkadia Subservicing Agreement; or

●
any act, omission, or failure to act by Berkadia that constitutes, causes, or results in an event of default of KeyBank under the Pooling and Servicing Agreement, which is not cured within the cure period set forth in the Pooling and Servicing Agreement and which provides any party to the Pooling and Servicing Agreement with the right to terminate KeyBank or cause KeyBank to be terminated under the Pooling and Servicing Agreement; or

●	any act, omission, or failure to act by Berkadia that causes KeyBank to be terminated or results in KeyBank being terminated under the Pooling and Servicing Agreement; or

●
any failure by Berkadia to remit to KeyBank any amount required to be remitted pursuant to the Berkadia Subservicing Agreement, which failure continues unremedied until 6:00 p.m. (New York City time) on the date such remittance is due; provided that to the extent Berkadia does not timely make remittances, Berkadia shall pay to KeyBank interest on any amount not timely remitted at the prime rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

●
any failure by Berkadia to timely deliver to KeyBank or any other person any report or information required to be delivered pursuant to the Berkadia Subservicing Agreement, which failure continues unremedied for 1 business day after Berkadia’s receipt of notice from KeyBank of such failure; or

●
except as otherwise permitted pursuant to the Berkadia Subservicing Agreement, Berkadia’s (A) assignment of the Berkadia Subservicing Agreement, (B) assignment or delegation of all or any portion of its servicing duties or obligations under the Berkadia Subservicing Agreement, or (C) assignment of all or any portion of its rights to servicing compensation under the Berkadia Subservicing Agreement, which assignment would have a material adverse effect on the performance by Berkadia of its duties under the Berkadia Subservicing Agreement; or

●
any failure by the subservicer to deposit into the a designated accounts any amount required to be deposited under the Berkadia Subservicing Agreement, which failure continues unremedied for 1 business day following the date on which such deposit was first required to be made; or

●
except as otherwise specified, any failure by Berkadia to observe or perform in any material respect any other of the covenants or agreements in the Berkadia Subservicing Agreement, which failure continues unremedied for a period of 25 days (or 10 days in the case of a failure to pay the premium for any insurance policy required to be maintained) after the date on which written notice of such failure, is given to Berkadia; provided, however, that, with respect to any such failure (other than a failure to pay insurance policy premiums) that is not curable within such 25 day period, Berkadia has an additional 30 day cure period so long as Berkadia has commenced to cure such failure within the initial 25 day period and has provided KeyBank with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure and such delay does not materially or adversely affect KeyBank or the Certificateholders; or

●
any failure by Berkadia to (A) comply with any of the Exchange Act requirements under the Berkadia Subservicing Agreement or under the Pooling and Servicing Agreement that are applicable to Berkadia, including the failure to deliver any required reports or certificates at the time such report or certification is required or (B) deliver any performance certification or any items required by Items 1122 and 1123 of Regulation AB that it is required to deliver under any other pooling and servicing agreement relating to any other series of certificates offered by the Depositor; or

●
a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Berkadia and such decree or order shall have remained in force undischarged, undismissed or unstayed for 50 days; or

●
Berkadia consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

●
Berkadia admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, voluntarily suspends payment of its obligations, takes any corporate action in furtherance of the foregoing, or takes any other actions indicating its insolvency or inability to pay its obligations; or

●
KeyBank receives notice that if Berkadia continues to act in such capacity, the rating or ratings on one or more classes of Certificates will be downgraded or withdrawn, and the related rating agency is citing servicing concerns relating to Berkadia as subservicer as the sole or material factor in such action; or

●	failure by Berkadia to maintain the ratings required of a subservicer under the Pooling and Servicing Agreement; or

●
a rating agency has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of Certificates, or (ii) placed one or more classes of Certificates on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), citing servicing concerns with Berkadia as a material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such rating agency within 20 days of such event).

Notwithstanding the foregoing, upon any termination of Berkadia, Berkadia will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination.

The foregoing information set forth in this “Summary of Berkadia Subservicing Agreement” section has been provided by KeyBank.

Servicing Compensation, Operating Advisor Compensation and Payment of Expenses

Master Servicing Compensation. The fee (including any primary servicing fee) of the Master Servicer (the “Servicing Fee”) will be payable monthly from amounts received in respect of the related Mortgage Loan or Serviced Companion Loan (including if it is or is part of a Specially Serviced Loan) or any successor REO Mortgage Loan or successor REO Serviced Companion Loan (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan). With respect to each such Mortgage Loan and Serviced Companion Loan (including each Specially Serviced Loan) or any successor REO Mortgage Loan or successor REO Serviced Companion Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at the related annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate (in the case of a Mortgage Loan), the Trustee/Certificate Administrator Fee Rate (in the case of a Mortgage Loan) and the Operating Advisor Fee Rate (in the case of a Mortgage Loan), is equal to the per annum rate set forth on Annex A to this prospectus supplement as the Administrative Fee Rate with respect to such Mortgage Loan or Serviced Companion Loan; (b) be calculated on the same interest accrual basis as interest is calculated on the related Mortgage Loan or Serviced Companion Loan and (c) be prorated for partial periods. The Servicing Fee includes all amounts required to be paid to any primary or sub-servicer. The Servicing Fee Rate for each Non-Serviced Mortgage Loan includes the servicing fee paid to the master servicer under the related Non-Serviced PSA.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Mortgage Loans and the Companion Loans to the extent not needed to make Compensating Interest Payments. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be 0%) of Excess Modification Fees, Consent Fees and Assumption Fees with respect to each Mortgage Loan

(other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan (which may be zero) and (b) 100% of any Excess Penalty Charges paid by the borrowers with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Whole Loan other than Excess Penalty Charges accrued during the period any such Mortgage Loan is a Specially Serviced Loan, Ancillary Fees, assumption application fees, in any event with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan that is not, and is not part of, a Specially Serviced Loan, fees for insufficient or returned checks, any defeasance fee received in connection with the defeasance of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, if applicable, and 50% of any fee (other than the defeasance fee) received specifically relating to certain modifications, waivers, consents or amendments paid in connection with such defeasance transaction where the Special Servicer provides its consent under the Pooling and Servicing Agreement. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

Although the Master Servicer is required to service and administer the pool of Mortgage Loans (other than the Non-Serviced Mortgage Loans) and Serviced Companion Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans and Serviced Companion Loans at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, if applicable, any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the Mortgage Loan (or Serviced Whole Loan, if applicable) documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the related Mortgage Loan (or Serviced Whole Loan, if applicable) documents.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, if applicable, the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of the related Mortgage Loan (or Serviced Whole Loan, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses (including, without limitation, reimbursement of interest on Advances to the extent not otherwise paid or reimbursed by the borrower with respect to such Mortgage Loan (or Serviced Whole Loan, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise as Penalty Charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Mortgage Loan (or Serviced Whole Loan, if applicable) or REO Property; provided that if the related Mortgage Loan (or Serviced Whole Loan, if applicable) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Mortgage Loan (or Serviced Whole Loan, if applicable) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Mortgage Loan (or Serviced Whole Loan, if applicable) ceased to be a Corrected Loan within 12 months of it becoming a modified Mortgage Loan (or Serviced Whole Loan, if applicable). If such Mortgage Loan (or Serviced Whole Loan, if applicable) ceases to be a Corrected Loan, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final pay-off or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account any offset described above applied during such prior 12-month period) individually, and not in the aggregate, with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable) will be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of such Mortgage Loan (or Serviced Whole Loan, if applicable) after giving effect to such transaction, and (ii) $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required, pursuant to a written modification agreement, to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, if applicable, any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan or Serviced Whole Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than (a) any Assumption Fees, assumption application fees, Consent Fees and (b) any fee in connection with a defeasance of such Mortgage Loan (or Serviced Whole Loan)).

“Penalty Charges” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, if applicable, (or successor REO Mortgage Loan or successor REO Serviced Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and/or default interest, and excluding any amounts allocable to a Serviced Companion Loan pursuant to the related Co-Lender Agreement.

“Ancillary Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, if applicable, any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, if applicable, and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Mortgage Loan (or Serviced Whole Loan, if applicable) during such Collection Period, over (ii) all unpaid or unreimbursed additional expenses (including without limitation reimbursement of interest thereon to the extent not otherwise paid or reimbursed by the borrower), other than Special Servicing Fees, Workout Fees and Liquidation Fees, outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the related Serviced Companion Loan Holder), with respect to such Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Penalty Charges (which additional expenses will be reimbursed from such Penalty Charges) and (B) expenses previously paid or reimbursed from Penalty Charges as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise. For the avoidance of doubt, any outstanding additional trust fund expenses will not be deemed to be unreimbursed or unpaid if proceeds collected during the related Collections Period with respect to such Mortgage Loan are sufficient to pay or reimburse such outstanding additional trust fund expenses, all other amounts due and owing under the related mortgage loan documents and all other fees and expenses payable or reimbursable to the other transaction parties or the issuing entity.

“Assumption Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, if applicable, any and all assumption fees of such Mortgage Loan (or Serviced Whole Loan, if applicable) with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees), actually paid by the related borrower and other applicable fees (not including Assumption Fees and/or assumption application fees) actually paid by the related borrower in accordance with the related mortgage loan documents, with respect to any assumption or substitution agreement entered into by the Master Servicer or the Special Servicer on behalf of the Issuing Entity (or in the case of a Serviced Whole Loan, on behalf of the Issuing Entity and the related Companion Loan Holder(s)) or paid by the related borrower with respect to any transfer of an interest in such borrower.

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable under each Non-Serviced PSA with respect to each related Non-Serviced Mortgage Loan, although there may be differences in the calculations or amounts of such fees.

Special Servicing Compensation. The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee and certain additional servicing compensation in the form of Modification Fees, Assumption Fees, Ancillary Fees, Penalty Charges, Consent Fees, extension fees and/or other income earned on deposits in the REO Accounts.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and any REO Property at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same interest accrual basis as interest is calculated on the related Specially Serviced Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property (other than an REO Property acquired with respect to any Non-Serviced Whole Loan) that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be a rate equal to such higher rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding default interest) and principal (other than any amount for which a Liquidation fee is paid) received on such Corrected Loan for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (c) of the definition of “Specially Serviced Loan” in “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” below (and no other clause of that definition) and no mortgage loan event of default actually occurs, unless the Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further, that if a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final pay-off of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout; provided, further, that the Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Mortgage Loan or Serviced Whole Loan as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when such Specially Serviced Loan again becomes a Corrected Loan.

The “Workout Fee Rate” will be a rate equal to the lesser of (a) 1.0% with respect to any Corrected Loan and (b) such lower rate as would result in a Workout Fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, if applicable, from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan, through and including the related maturity date (or if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest) on any Mortgage Loan (or Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest) on such Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date.

If the Special Servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans or Serviced Whole Loans that (1) became Corrected Loans prior to the time of that termination or resignation (except the Workout Fees will no longer be payable if any such Mortgage Loan or Serviced Whole Loan subsequently becomes a Specially Serviced Loan) and (2) for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable with respect to each Specially Serviced Loan as to which the Special Servicer obtains a full or discounted pay-off (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout or results from the Special Servicer’s collection and enforcement efforts) from the related borrower, except as otherwise described below, with respect to any Mortgage Loan repurchased or substituted and/or any Specially Serviced Loan or any REO Property as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or Condemnation Proceeds. The Liquidation Fee for each such repurchased or substituted Mortgage Loan, Specially Serviced Loan or REO Property will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds (exclusive of any portion of such pay-off or proceeds that represents Penalty Charges); provided that the Liquidation Fee (which, if payable, will be at least $25,000) with respect to any Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that, except as contemplated by the next two (2) provisos, no Liquidation Fee will be less than $25,000; provided, further, that (a) the Liquidation Fee will be zero with respect to certain liquidation events set forth in the Pooling and Servicing Agreement and (b) the Liquidation Fee with respect to each Mortgage Loan or REO Mortgage Loan repurchased or substituted for after more than 180 days following the mortgage loan seller’s receipt of notice or discovery of a Material Breach or Material Document Defect will be in an amount equal to the Liquidation Fee Rate of the outstanding principal balance of such Mortgage Loan or REO Mortgage Loan; provided, further, that if a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in the second bullet point under clause (a) of the definition of “Specially Serviced Loan” regarding the related borrower’s failure to make a balloon payment and the related proceeds are received within 90 days following the related maturity date in connection with the full and final pay-off of the related

Mortgage Loan or Serviced Whole Loan, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation.

The “Liquidation Fee Rate” will be a rate equal to the lesser of (a) such rate as would result in a Liquidation Fee of $1,000,000 and (b) 1.0% with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), each Specially Serviced Loan and each REO Property; provided, however, that if the rate in clause (b) above would result in a Liquidation Fee that would be less than $25,000 in circumstances where a Liquidation Fee is to be paid, then such rate as would yield a fee of $25,000.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any Mortgage Loan by the applicable Sponsor for a Material Document Defect or Material Breach, as applicable, within 180 days of the discovery or receipt of notice by the applicable Sponsor of the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase or substitution obligation, (ii) the purchase of any Specially Serviced Loan by a mezzanine loan holder, if any, or the holder of any Companion Loan, in each case within 90 days of when the first related purchase option first becomes exercisable under the related intercreditor agreement or (iii) the purchase or other acquisition of all of the Mortgage Loans and REO Properties (or the Issuing Entity’s interest in the Mortgage Loans and REO Properties) in connection with an optional termination of the Issuing Entity. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and Condemnation Proceeds) received in connection with a liquidation of a Mortgage Loan, Serviced Companion Loan or related Mortgaged Property or REO Property.

“Defaulted Mortgage Loan” means a Mortgage Loan (or Serviced Whole Loan) (i) that is delinquent at least sixty (60) days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be 0%) of Excess Modification Fees, Consent Fees and Assumption Fees with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan and 100% of Excess Penalty Charges paid by the borrowers with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Whole Loan accrued during the period any such Mortgage Loan is a Specially Serviced Loan, Ancillary Fees (other than fees for insufficient or returned checks) and assumption application fees with respect to Specially Serviced Loans and (b) any interest or other income earned on deposits in the REO Accounts. The Special Servicer will also be entitled to retain, as additional servicing compensation, 50% of any fee (other than the defeasance fee) received specifically relating to certain modifications, waivers, consents or amendments paid in connection with defeasance transactions where the Special Servicer provides its consent under the Pooling and Servicing Agreement.

Although the Special Servicer is required to service and administer the pool of Mortgage Loans and the Serviced Companion Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

If at any time a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan, the Special Servicer will be required to use its reasonable efforts to collect the amount of any Special

Servicing Fee, Liquidation Fee and/or Workout Fee from the related borrower pursuant to the related mortgage loan documents, including exercising all remedies available under such mortgage loan documents that would be in accordance with the Servicing Standard, specifically taking into account the costs or likelihood of success of any such collection efforts and the Realized Loss that would be incurred by Certificateholders in connection therewith as opposed to the Realized Loss that would be incurred as a result of not collecting such amounts from the related borrower.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Master Servicer, and (if and to the extent received thereby) the Master Servicer will be required to deliver to the Certificate Administrator, without charge and on the same day as the Master Servicer is required to deliver the CREFC® investor reporting package for such Collection Period, an electronic report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period; provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Mortgage Loan or Companion Loan and any purchaser of any Mortgage Loan, Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Whole Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Whole Loan or REO Property (other than any interest in any REO Property acquired with respect to any Non-Serviced Whole Loan), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates) received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of any such Mortgage Loan or Serviced Whole Loan and any purchaser of any Mortgage Loan, Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any such Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any such REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement other than (1) any special servicing compensation to which the Special Servicer is entitled under the Pooling and Servicing Agreement and (2) any Permitted Special Servicer/Affiliate Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions and fees and title agency fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable under each Non-Serviced PSA with respect to each related Non-Serviced Mortgage Loan, although there may be differences in the calculations or amounts of such fees.

Operating Advisor Compensation. An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of each Mortgage Loan (including any Non-Serviced Mortgage Loan) and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan (including any Non-Serviced Mortgage Loan) on the Stated Principal Balance of such Mortgage Loan (or such Non-Serviced Mortgage Loan, as applicable) and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” with respect to each Interest Accrual Period is a rate equal to 0.0017% per annum.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000, or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan (or Whole Loan, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable under each Non-Serviced PSA with respect to each related Non-Serviced Mortgage Loan, although there may be differences in the calculations or amounts of such fees.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this prospectus supplement, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the mortgage loan documents. The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard, but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Fees and Expenses. The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:
Type/Recipient	Amount	Frequency	Source of Funds

Servicing Fee and Sub-Servicing Fee / Master Servicer(1)
with respect to each Mortgage Loan or Serviced Companion Loan (including if it is or is part of a Specially Serviced Loan) or any successor REO Mortgage Loan or successor REO Companion Loan, will accrue on the related Stated Principal Balance at a rate, which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus supplement as the Administrative Fee Rate with respect to such Mortgage Loan (or Serviced Whole Loan) (including any Non-Serviced Mortgage Loan)(2) (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)

		monthly	interest collections
Additional Servicing Compensation / Master Servicer(1)	–
a specified percentage (which may be 0%) of Excess Modification Fees, Consent Fees and Assumption Fees with respect to each Mortgage Loan (or Serviced Whole Loan, if applicable, but not any Non-Serviced Mortgage Loan)(3) and the aggregate Prepayment Interest Excess (to the extent not included in any Compensating Interest Payment)
		from time to time	the related fee/ investment income

Type/Recipient	Amount		Frequency	Source of Funds

–
100% of any Excess Penalty Charges other than Excess Penalty Charges accrued during the period any such Mortgage Loan is a Specially Serviced Loan, Ancillary Fees, and assumption application fees, in any event with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan that is not, and is not part of, a Specially Serviced Loan, fees for insufficient or returned checks, any defeasance fee received in connection with the defeasance of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, if applicable, and 50% of any fee (other than the defeasance fee) received specifically relating to certain modifications, waivers, consents or amendments paid in connection with such defeasance transaction where the Special Servicer provides its consent under the Pooling and Servicing Agreement (3)

from time to time
	–	all investment income earned on amounts on deposit in the collection account and certain reserve accounts(3)	monthly
Special Servicing Fee / Special Servicer(1)
with respect to any Specially Serviced Loan or REO Property, will accrue at a rate equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property (other than an REO Property acquired with respect to any Non-Serviced Whole Loan) that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be the higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loans or REO Property (in each case, calculated on the Stated Principal Balance and same basis as interest is calculated on the related Specially Serviced Loan or REO Property and prorated for partial periods)

			monthly	general collections
Work-out Fee / Special Servicer(1)	with some limited exceptions, calculated at the lesser of (a) 1.0% with respect to any Corrected Loan and (b) such rate as would result in a Workout Fee of $1,000,000 when applied to each expected payment of principal and interest (excluding default interest and) on any Mortgage Loan (or Serviced Whole Loan, if applicable, but not any Non-Serviced Mortgage Loan) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan, through and including the related maturity date; provided, however, that if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding default interest) on any Mortgage Loan (or Serviced Whole Loan, if applicable, but not any Non-Serviced Mortgage Loan) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result		monthly	the related collections of principal and interest

Type/Recipient	Amount		Frequency	Source of Funds

in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest) on such Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date

Liquidation Fee / Special Servicer(1)
with some limited exceptions, an amount calculated at the lesser of (a) 1.0% and (b) such rate as would result in a Liquidation Fee of $1,000,000, when applied to each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, Condemnation Proceeds and/or other payments, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), each Specially Serviced Loan and each REO Property (other than an REO Property acquired with respect to a Non-Serviced Whole Loan); provided, however, that if the rate in clause (a) above would result in a Liquidation Fee that would be less than $25,000 in circumstances where a minimum fee of $25,000 is provided for in the definition of “Liquidation Fee”, then such rate as would yield a fee of $25,000

			upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments
Additional Special Servicing Compensation/ Special Servicer(1)	–	a specified percentage (which may be 0%) of Excess Modification Fees, Consent Fees and Assumption Fees(3)	from time to time	the related fee/ investment income

–
100% of Excess Penalty Charges accrued during the period any such Mortgage Loan is a Specially Serviced Loan, Ancillary Fees (other than fees for insufficient or returned checks) and assumption application fees with respect to Specially Serviced Loans, and 50% of any fee (other than the defeasance fee) received specifically relating to certain modifications, waivers, consents or amendments paid in connection with defeasance transactions where the Special Servicer provides its consent under the Pooling and Servicing Agreement from time to time

	–	all investment income received on funds in any REO Account	monthly

Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator	accrues at a per annum rate equal to 0.0038% per annum (which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate and the Operating Advisor Fee Rate, is equal to the Administrative Fee Rate with respect to each Mortgage Loan) on the Stated Principal Balance of the Mortgage Loans (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)		monthly	general collections

Operating Advisor Fee / Operating Advisor	accrues at a per annum rate equal to 0.0017% per annum (which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate and the Trustee/Certificate Administrator Fee Rate, is equal to the Administrative Fee Rate, with respect to each Mortgage Loan) on the Stated Principal Balance of the Mortgage Loans (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)		monthly	general collections

Type/Recipient	Amount	Frequency	Source of Funds

Operating Advisor Consulting Fee / Operating Advisor	a fee in connection with each Major Decision for which the Operating Advisor has consultation rights equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan	from time to time	paid by related borrower

Property Advances / Master Servicer and Trustee(1)	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on Property Advances / Master Servicer and Trustee(1)	at Prime Rate	when advance is reimbursed	first from default interest/late payment fees and modification fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from default interest/late payment fees and modification fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

Type/Recipient	Amount	Frequency	Source of Funds

Indemnification Expenses / Depositor, Certificate Administrator, paying agent, custodian, Certificate Registrar, Trustee, Operating Advisor, Master Servicer and Special Servicer(1)	amounts for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the Certificate Registrar, the Trustee, the Operating Advisor, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification	from time to time	general collections

(1)
The related master servicer, special servicer, certificate administrator, trustee and/or operating advisor under the related Non-Serviced PSA will be (or is expected to be) entitled to receive fees and reimbursements with respect to the applicable Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are generally similar to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to a Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the mortgage pool to the extent not recoverable from the related Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans”, “The Pooling and Servicing Agreement—Servicing of the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan” and “—Servicing of the Westfield Wheaton Mortgage Loan” in this prospectus supplement.

(2)
With respect to any Non-Serviced Mortgage Loan, the master servicer (or primary servicer) under the related Non-Serviced PSA will be (or is expected to be) entitled to a primary servicing fee accruing at a rate equal to 0.005% per annum.

(3)
Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement and as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this prospectus supplement. The allocations between the master servicer and the special servicer under any Non-Serviced PSA may be different.

Affiliations and Certain Relationships

Transaction Party and Related Party Affiliations:

Column Financial, Inc., which is a Sponsor and Originator, is an affiliate of Credit Suisse Securities (USA) LLC, an underwriter, and of the Depositor. In addition, Column Financial, Inc. currently holds the Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Loans, the Westfield Trumbull Companion Loans, the Westfield Wheaton Companion Loans and the Bayshore Mall Companion Loan; however, Column Financial, Inc. expects to deposit those Companion Loans in one or more future securitizations.

Warehouse Financing Arrangements

Column provides warehouse financing to MC-Five Mile and BSPCC through repurchase facilities. Six (6) of the Mortgage Loans that MC-Five Mile will transfer to the Depositor, with an aggregate principal balance of approximately $113,025,000 as of the Cut-off Date, and two (2) of the Mortgage Loans that BSPCC will transfer to the Depositor, with an aggregate principal balance of approximately $20,064,573 as of the Cut-off Date, are subject to these repurchase facilities. Proceeds received by MC-Five Mile or BSPCC, as applicable, in connection with the contribution of the MC-Five Mile Mortgage Loans or the BSPCC Mortgage Loans, as applicable, to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Column as the related repurchase agreement counterparty.

Interim Servicing Arrangements

Pursuant to interim servicing agreements between Column and certain of its affiliates or BSPCC and certain of its affiliates, on the one hand, and KeyBank National Association (“KeyBank”), on the other hand, KeyBank acts as interim servicer with respect to certain of the Column Mortgage Loans or BSPCC Mortgage Loans, as applicable.

Pursuant to an interim servicing agreement between Wells Fargo Bank, N.A., on the one hand, and MC-Five Mile Commercial Finance LLC, on the other hand, Wells Fargo Bank, N.A. acts as interim servicer with respect to the MC-Five Mile Mortgage Loans.

Other Arrangements

Five (5) of the Column Mortgage Loans were originated by MC-Five Mile Commercial Mortgage Finance LLC and subsequently sold to Column. Each of these Mortgage Loans was re-underwritten by Column in accordance with its underwriting guidelines. See “—The Sponsors—Column Financial, Inc.” and “—The Originators—MC-Five Mile Commercial Mortgage Finance LLC” above.

Two (2) of the MC-Five Mile Mortgage Loans were originated by Five Mile Capital Partners LLC and subsequently sold to MC-Five Mile. The Mortgage Loans were underwritten by Five Mile Capital Partners LLC in accordance with MC-Five Mile’s underwriting guidelines. See “—The Originators—MC-Five Mile Commercial Mortgage Finance LLC” above.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of nineteen (19) classes (each, a “Class”), to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-SB Certificates (collectively with the Class A-S Certificates, the “Class A Certificates”), the Class X-A Certificates, the Class X-B Certificates, the Class X-D Certificates, the Class X-E Certificates, the Class X-F Certificates, the Class X-NR Certificates (collectively, the “Class X Certificates”), the Class A-S Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class NR Certificates and the Class R Certificates (collectively, the “Certificates”). Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (collectively, the “Offered Certificates”) are offered by this prospectus supplement. The Certificates other than the Class R Certificates are referred to as the “Regular Certificates” in this prospectus supplement. The Class X-D, Class X-E, Class X-F, Class X-NR, Class D, Class E, Class F, Class NR and Class R Certificates (collectively, the “Non-Offered Certificates”) are not offered by this prospectus supplement.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date, (ii) any Mortgaged Property acquired on behalf of the Issuing Entity and any related Companion Loan Holder through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an “REO Property”), but in the case of each Serviced Whole Loan, only to the extent of the Issuing Entity’s interest in any related REO Property or, in the case of the Non-Serviced Mortgage Loans, a beneficial interest in a Mortgaged Property acquired upon a foreclosure of any Non-Serviced Mortgage Loan under the related Non-Serviced PSA; (iii) all of the Trustee’s rights in any reserve account or lock-box account (to the extent of the Issuing Entity’s interest in the lock-box account) and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any account established in connection with REO Properties (an “REO Account”), (iv) the Trustee’s rights in any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the Master Servicer’s and the Trustee’s rights under all insurance policies with respect to the Mortgage Loans and (vi) the Trustee’s rights under any environmental indemnity agreements relating to the Mortgaged Properties. The Certificates do not represent an interest in or obligation of the Depositor, the Sponsors, the Originators, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the underwriters, the borrowers, the property managers or any of their respective affiliates.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates (collectively, the “Principal Balance Certificates”) will have the respective Certificate Principal Balances, and the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR Certificates will have the respective Notional Amounts shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Principal Balance or Notional Amount
Class A-1	$43,251,000
Class A-2	$56,329,000
Class A-3	$270,000,000
Class A-4	$405,275,000
Class A-SB	$74,606,000
Class X-A	$934,407,000
Class X-B	$66,743,000
Class X-D	$62,192,000
Class X-E	$24,270,000
Class X-F	$15,168,000
Class X-NR	$57,645,215
Class A-S	$84,946,000
Class B	$66,743,000
Class C	$53,091,000
Class D	$62,192,000
Class E	$24,270,000
Class F	$15,168,000
Class NR	$57,645,215

The “Certificate Principal Balance” of any Class of Principal Balance Certificates outstanding at any time represents the maximum amount to which its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity, all as described in this prospectus supplement. The “Certificate Principal Balance” of each Class of Principal Balance Certificates will be reduced by amounts actually distributed to that Class that are allocable to principal and by any Realized Losses allocated to that Class and may be increased by recoveries of such Realized Losses as described under “—Distributions—Realized Losses” below. In the event that Realized Losses previously allocated to a Class of Principal Balance Certificates in reduction of their Certificate Principal Balances are recovered subsequent to the reduction of the Certificate Principal Balance of such Class to zero, holders of such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth below under “—Distributions—Payment Priorities” in this prospectus supplement.

The Class X Certificates will not have Certificate Principal Balances. The various classes of Class X Certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A Certificates will equal the sum of the Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates immediately prior to the related Distribution Date. The Notional Amount of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates. The Notional Amount of the Class X-B Certificates will equal the Certificate Principal Balance of the Class B Certificates immediately prior to the related Distribution Date. The Notional Amount of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Principal Balance of the Class B Certificates. The Notional Amount of the Class X-D Certificates will equal the Certificate Principal Balance of the Class D Certificates immediately prior to the related Distribution Date. The Notional Amount of the Class X-D Certificates will be reduced to the extent of all reductions of the Certificate Principal Balance of the Class D Certificates. The Notional Amount of the Class X-E Certificates will equal the Certificate Principal Balance of the Class E Certificates immediately prior to the related Distribution Date. The Notional Amount of the Class X-E Certificates will be reduced to the extent of all reductions of the Certificate Principal Balance of the Class E Certificates. The Notional Amount of the Class X-F Certificates will equal the Certificate

Principal Balance of the Class F Certificates immediately prior to the related Distribution Date. The Notional Amount of the Class X-F Certificates will be reduced to the extent of all reductions of the Certificate Principal Balance of the Class F Certificates. The Notional Amount of the Class X-NR Certificates will equal the Certificate Principal Balance of the Class NR Certificates immediately prior to the related Distribution Date. The Notional Amount of the Class X-NR Certificates will be reduced to the extent of all reductions of the Certificate Principal Balance of the Class NR Certificates.

Distributions

Method, Timing and Amount. Distributions on the Certificates are required to be made on the 4th business day following the related Determination Date of each month (each, a “Distribution Date”), commencing in April 2015. All distributions (other than the final distribution on any Certificate) are required to be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a business day, the immediately preceding business day (that date, the “Record Date”). Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity located in the United States having appropriate facilities for such payment, if the Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder. The final distribution on any Certificates is required to be made in like manner, but only upon presentment and surrender of the Certificate at the office of the Certificate Administrator or its agent (which may be the paying agent or Certificate Registrar, acting as such agent) that is specified in the notice to the Certificateholder of such final distribution. All distributions made with respect to a Class of Offered Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The “Percentage Interest” evidenced by any Regular Certificate will equal its initial denomination as of the Closing Date of such Certificate divided by the initial Certificate Principal Balance or Notional Amount, as applicable, of the related Class of Certificate.

The aggregate distribution to be made on the Certificates on any Distribution Date (exclusive of distributions of yield maintenance charges and prepayment premiums) will equal the Available Funds. The “Available Funds” for a Distribution Date will, in general, equal the sum of the following amounts (without duplication):

i.
the total amount of all cash received on the Mortgage Loans and any REO Properties that are on deposit in the Collection Account and the Lower-Tier Distribution Account, as of the close of business on the business day prior to the related Master Servicer Remittance Date (or, with respect to each Non-Serviced Mortgage Loan, as of the related Master Servicer Remittance Date to the extent received by the Master Servicer or the Trustee pursuant to the related Non-Serviced PSA and/or the related Co-Lender Agreement), including any amounts that may be transferred to the Collection Account on the business day prior to the related Master Servicer Remittance Date from any REO Account or Serviced Whole Loan Custodial Account, exclusive of (without duplication):

(a)
all scheduled Monthly Payments and balloon payments paid by the borrowers that are due on a Due Date (without regard to grace periods) that occurs after the end of the related Collection Period (without regard to grace periods);

(b)
all Unscheduled Payments of principal (including principal prepayments (together with any related payments of interest allocable to the period following the Due Date for the related Mortgage Loan during the related Collection Period)), net liquidation proceeds, net insurance proceeds, and Net Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (other than the monthly remittance on the Non-Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property contemplated by clause (ii) of this definition);

(c)	all amounts payable or reimbursable to any person or entity from the Collection Account other than the Certificateholders;

(d)	all yield maintenance charges and prepayment premiums;

(e)	all Penalty Charges retained in the Collection Account in excess of interest calculated at the Mortgage Loan Rate for the Mortgage Loan and any similar fees and charges;

(f)	all amounts deposited in the Collection Account or the Lower-Tier Distribution Account, as the case may be, in error; and

(g)
with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

ii.
if and to the extent not already included in clause (i) above, the aggregate amount transferred from any REO Account to the Collection Account for such Distribution Date pursuant to the Pooling and Servicing Agreement and the remittance received on the Non-Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property in the month of such Distribution Date, to the extent that each such transfer is made or such remittance is received by the close of business on the business day immediately preceding the related Master Servicer Remittance Date;

iii.
the aggregate amount of any Compensating Interest Payments made by the Master Servicer for such Distribution Date and all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to such Distribution Date (net of the related Trustee/Certificate Administrator Fee with respect to the Mortgage Loans for which such P&I Advances are made); and

iv.
for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in such month), the Withheld Amounts remitted to the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

“Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan, as applicable (other than any REO Mortgage Loan and/or REO Serviced Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Loan Rate, which is payable by the related borrower on such Due Date under the related Mortgage Note or Mortgage Notes. The Monthly Payment with respect to any Due Date for (i) an REO Mortgage Loan or REO Serviced Companion Loan or (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its respective maturity date and with respect to which the Special Servicer or the special servicer under a Non-Serviced PSA, as applicable, has not entered into an extension, is the monthly payment that would otherwise have been payable on such Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the Pooling and Servicing Agreement. The Monthly Payment for any Serviced Whole Loan is the aggregate Monthly Payment for the related Mortgage Loan and Serviced Companion Loan(s).

“Net Condemnation Proceeds” are the Condemnation Proceeds received with respect to any Mortgage Loan or Serviced Companion Loan (including an REO Mortgage Loan or REO Serviced Companion Loan) net of the amount of (i) costs and expenses incurred with respect thereto and (ii) amounts required to be applied to the restoration or repair of the related Mortgaged Property.

“Condemnation Proceeds” are all of the proceeds received in connection with the taking of all or a part of a Mortgaged Property or REO Property (including with respect to each Non-Serviced Mortgage Loan) by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage. In the case of each Non-Serviced Mortgage Loan, “Condemnation Proceeds” means any portion of such proceeds received by the Issuing Entity in connection with the related Non-Serviced Mortgage Loan, pursuant to the allocations set forth in the related Co-Lender Agreement.

The “Collection Period” with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in April 2015, beginning on the day after the Cut-off Date) and ending on and including the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

The “Determination Date” with respect to any Distribution Date is the 11th day of the calendar month of the related Distribution Date or, if the 11th day is not a business day, the next business day, commencing in April 2015.

Payment Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class on the related Certificate Principal Balance or Notional Amount, as applicable, outstanding immediately prior to such Distribution Date. Calculations of interest on the Regular Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

The “Interest Accrual Period” with respect to any Distribution Date and any Class of Regular Certificates is the calendar month preceding the month in which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Regular Certificates is assumed to consist of 30 days.

The “Interest Distribution Amount” with respect to any Distribution Date and with respect to each Class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates is the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of a Class of Class X Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date and (ii) in the case of a Class of Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Pass-Through Rate” with respect to any Class of Regular Certificates for any Interest Accrual Period and the related Distribution Date is the per annum rate at which interest accrues on the Certificates of such Class during such Interest Accrual Period. The Pass-Through Rates are as follows:

The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 1.6840%.

The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 2.9699%.

The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to 3.2361%.

The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to 3.5050%.

The Pass-Through Rate on the Class A-SB Certificates is a per annum rate equal to 3.3512%.

The Pass-Through Rate on the Class A-S Certificates is a per annum rate equal to the lesser of 3.7910% and the WAC Rate.

The Pass-Through Rate on the Class B Certificates is a per annum rate equal to the lesser of 4.0437% and the WAC Rate.

The Pass-Through Rate on the Class C Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class D Certificates is a per annum rate equal to the WAC Rate minus 0.5000%.

The Pass-Through Rate on the Class E Certificates is a per annum rate equal to the lesser of 4.0000% and the WAC Rate.

The Pass-Through Rate on the Class F Certificates is a per annum rate equal to the lesser of 4.0000% and the WAC Rate.

The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to the lesser of 4.0000% and the WAC Rate.

The Pass-Through Rate on the Class X-A Certificates for any Interest Accrual Period is variable and, for each Distribution Date, will be a per annum rate equal to the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Balances of such Classes immediately prior to such Distribution Date). The Pass-Through Rate on the Class X-B Certificates for any Interest Accrual Period is variable and, for each Distribution Date, will be a per annum rate equal to Class X Strip Rate for the Class B Certificates for such Distribution Date. The Pass-Through Rate on the Class X-D Certificates is fixed and, for each Distribution Date, will be 0.5000% per annum. The Pass-Through Rate on the Class X-E Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the Class X Strip Rate for the Class E Certificates for such Distribution Date. The Pass-Through Rate on the Class X-F Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the Class X Strip Rate for the Class F Certificates for such Distribution Date. The Pass-Through Rate on the Class X-NR Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the Class X Strip Rate for the Class NR Certificates for such Distribution Date. The approximate initial Pass-Through Rate on each Class of the Class X Certificates is set forth in the “Certificate Summary” of this prospectus supplement.

The “Class X Strip Rate” for each Class of Principal Balance Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (i) the WAC Rate for such Distribution Date over (ii) the Pass-Through Rate of such Class of Principal Balance Certificates for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is a per annum rate equal to the weighted average of the Net Mortgage Loan Rates in effect for the Mortgage Loans (including the REO Mortgage Loans) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

The “Net Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) is a per annum rate equal to the Mortgage Loan Rate for such Mortgage Loan minus the related Administrative Fee Rate. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of default interest) in respect of such Mortgage Loan during such one-month period at a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate. However, for purposes of calculating Pass-Through Rates and the WAC Rate, with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, (i) the Net Mortgage Loan Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year and in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be determined net of any Withheld Amounts and (ii) the Net Mortgage Loan Rate for the one-month period preceding the Due Date in March will be determined taking into account the addition of any such Withheld Amounts. For purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or the special servicer under any Non-Serviced PSA or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower, and without regard to the related Mortgaged Property becoming an REO Property or otherwise.

The “Administrative Fee Rate” for any Mortgage Loan (including any REO Mortgage Loan) as of any date of determination will be equal to the sum of the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate. In addition, for each Serviced Whole Loan, the Administrative Fee Rate will equal a fixed rate per annum for the related Mortgage Loan equal to the sum of the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate and for the related Serviced Companion Loan will equal the Servicing Fee Rate for such Serviced Companion Loan.

The “CREFC® Intellectual Property Royalty License Fee” will accrue with respect to each Mortgage Loan (including any REO Mortgage Loan) and for any Distribution Date at the per annum rate equal to the CREFC® Intellectual Property Royalty License Fee Rate calculated on the basis of the Stated Principal Balance of the related Mortgage Loan on the same basis as interest is calculated on the related Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® investor reporting package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the Issuing Entity pursuant to the Pooling and Servicing Agreement.

The “CREFC® Intellectual Property Royalty License Fee Rate” will be a rate equal to 0.0005%.

The “Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) or Serviced Companion Loan (including any REO Serviced Companion Loan) is the per annum rate at which interest accrues (or, if and while it is an REO Mortgage Loan or REO Companion Loan, is deemed to accrue) on such Mortgage Loan or Serviced Companion Loan, as the case may be, as stated in the related Mortgage Note or Co-Lender Agreement in each case without giving effect to the default rate with respect to any Mortgage Loan or any related note(s) held by any Companion Loan Holder, as the case may be.

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan as of the date of substitution after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by the amount of related principal payments received by the Issuing Entity or advanced for such Distribution Date. The “Stated Principal Balance” of a Serviced Companion Loan will initially equal its unpaid principal balance as of the Cut-off Date, after application of all scheduled payments of principal and interest due on or before the Cut-off Date, whether or not received, and on each Distribution Date, will be reduced by any payments or other collections of principal on such Serviced Companion Loan that are received by the holder of such Serviced Companion Loan in the month of such Distribution Date. The Stated Principal Balance of a Mortgage Loan or Serviced Companion Loan or Serviced Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Serviced Companion Loan or Serviced Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus. If any Mortgage Loan or Serviced Companion Loan or Serviced Whole Loan is paid in full or the Mortgage Loan or Serviced Companion Loan or Serviced

Whole Loan (or any Mortgaged Property acquired in respect thereof) is otherwise liquidated, then, as of the first Distribution Date that follows the first Determination Date on or before which the payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Serviced Companion Loan or Serviced Whole Loan, as the case may be, will be zero. The “Stated Principal Balance” of a Serviced Whole Loan (including an REO Whole Loan), as of any date of determination, is equal to the then aggregate Stated Principal Balances of the related Mortgage Loan (including an REO Mortgage Loan) and the related Serviced Companion Loan(s) (including any REO Serviced Companion Loan(s)).

The “Principal Distribution Amount” for any Distribution Date will be equal to:

(a)      the sum, without duplication, of:

(1)   the principal component of all scheduled Monthly Payments and balloon payments on the Mortgage Loans (including the REO Mortgage Loans) which became due on the related Due Date in the related Collection Period (if received by the Master Servicer by the business day prior to the related Master Servicer Remittance Date or (except in the case of balloon payments) advanced by the Master Servicer or Trustee, in respect of such Distribution Date);

(2)   the principal component of any payment on any Mortgage Loan (including an REO Mortgage Loan) received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related Determination Date (or, in the case of the Non-Serviced Mortgage Loans, by the business day immediately preceding the related Master Servicer Remittance Date), net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

(3)   Unscheduled Payments on the Mortgage Loans (including the REO Mortgage Loans) received during the applicable one-month period ending on the related Determination Date (or, in the case of the Non-Serviced Mortgage Loans, by the business day immediately preceding the related Master Servicer Remittance Date); and

(4)   the Principal Shortfall, if any, for such Distribution Date, less

(b)      the sum, without duplication, of the amount of any reimbursements of:

(1)   Non-Recoverable Advances (including any servicing advance with respect to a Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), plus interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collected on the Mortgage Loans (including the REO Mortgage Loans) in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(2)   Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collected on the Mortgage Loans (including the REO Mortgage Loans) in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided that, if any of the amounts of the type described in clauses (b)(1) and (b)(2) above that were allocated to reduce the Principal Distribution Amount for a prior Distribution Date are subsequently recovered on the related Mortgage Loan (including an REO Mortgage Loan), such recovery will be added to the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed with respect to principal on the Certificates on such preceding Distribution Date in respect of such Principal Distribution Amount.

The “Unscheduled Payments” with respect to any Distribution Date and the Mortgage Loans (including the REO Mortgage Loans and REO Companion Loans) and the Serviced Companion Loans, as applicable, will equal the aggregate of: (a) all principal prepayments received on the Mortgage Loans (including any Non-Serviced Mortgage Loan, any REO Mortgage Loan, and any interest in any REO Property acquired with respect to any Non-Serviced Whole Loan) or the Serviced Companion Loans, as applicable, during the applicable one-month period ending on the related Determination Date; and (b) the principal portions of all Liquidation Proceeds, Condemnation Proceeds and insurance proceeds (in each case, net of Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the Issuing Entity incurred in connection with the related Mortgage Loan) and, if applicable, net revenues and proceeds received with respect to any REO Property or related REO Property that do not constitute Liquidation Proceeds, received with respect to the Mortgage Loans and REO Properties (including any interest in any REO Property acquired with respect to any Non-Serviced Whole Loan) or the Serviced Companion Loans, as applicable, during the applicable one-month period ending on the related Determination Date, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made in respect of a preceding Distribution Date.

An “REO Mortgage Loan” is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property or a beneficial interest in the related Mortgaged Property acquired upon a foreclosure or deed-in-lieu of foreclosure of any of the Non-Serviced Mortgage Loans under the applicable Non-Serviced PSA.

An “REO Companion Loan” is any Companion Loan as to which the related Mortgaged Property has become an REO Property.

An “REO Serviced Companion Loan” is any Serviced Companion Loan as to which the related Mortgaged Property has become an REO Property.

On each Distribution Date, the Certificate Administrator will be required to withdraw from the Upper-Tier Distribution Account the amounts on deposit in the Upper-Tier Distribution Account in respect of interest, principal and reimbursement of Realized Losses, to the extent of Available Funds, and distribute such amounts to the holders of each Class of Certificates in the amounts and in the order of priority set forth below:

First, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those Classes;

Second, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, in reduction of the Certificate Principal Balances of those Classes, in the following priority:

(i)     to the Class A-SB Certificates, in an amount equal to the lesser of the Principal Distribution Amount for such Distribution Date and the amount necessary to reduce the Certificate Principal Balance of the Class A-SB Certificates to the scheduled principal balance set forth on Annex F to this prospectus supplement with respect to the Class A-SB Certificates (the “Class A-SB Scheduled Principal Balance”) for such Distribution Date;

(ii)    to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Principal Balance of the Class A-1 Certificates is reduced to zero;

(iii)   to the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) and (ii) above) for such Distribution Date, until the Certificate Principal Balance of the Class A-2 Certificates is reduced to zero;

(iv)   to the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iii) above) for such Distribution Date, until the Certificate Principal Balance of the Class A-3 Certificates is reduced to zero;

(v)    to the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iv) above) for such Distribution Date, until the Certificate Principal Balance of the Class A-4 Certificates is reduced to zero; and

(vi)   to the Class A-SB Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (v) above) for such Distribution Date, until the Certificate Principal Balance of the Class A-SB Certificates is reduced to zero.

Third, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Fourth, to the holders of the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

Fifth, to the holders of the Class A-S Certificates, in reduction of their Certificate Principal Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Balance is reduced to zero;

Sixth, to the holders of the Class A-S Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Seventh, to the holders of the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

Eighth, to the holders of the Class B Certificates, in reduction of their Certificate Principal Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Balance is reduced to zero;

Ninth, to the holders of the Class B Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Tenth, to the holders of the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

Eleventh, to the holders of the Class C Certificates, in reduction of their Certificate Principal Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Balance is reduced to zero;

Twelfth, to the holders of the Class C Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the

Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Thirteenth, to the holders of the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

Fourteenth, to the holders of the Class D Certificates, in reduction of their Certificate Principal Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Balance is reduced to zero;

Fifteenth, to the holders of the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Sixteenth, to the holders of the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

Seventeenth, to the holders of the Class E Certificates, in reduction of their Certificate Principal Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Balance is reduced to zero;

Eighteenth, to the holders of the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Nineteenth, to the holders of the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

Twentieth, to the holders of the Class F Certificates, in reduction of their Certificate Principal Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Balance is reduced to zero;

Twenty-first, to the holders of the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Twenty-second, to the holders of the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-third, to the holders of the Class NR Certificates, in reduction of their Certificate Principal Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Balance is reduced to zero;

Twenty-fourth, to the holders of the Class NR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

Twenty-fifth, to the holders of the Class R Certificates, any remaining amounts.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the date the Certificate Principal Balance of all Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) is (or will be) reduced to zero due to the application of Realized Losses (that date, the “Cross Over Date”), in place of the allocation of principal payments described in priority Second above, remaining Available Funds at such level will be distributed up to an amount equal to the Principal Distribution Amount for such Distribution Date to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, pro rata, based on their respective Certificate Principal Balances, in reduction of their respective Certificate Principal Balances. Any remaining Available Funds will then be allocated as provided in priorities Third through Twenty-fifth above.

Prepayment Premiums. On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

On each Distribution Date, each yield maintenance charge collected on the Mortgage Loans during the one-month period ending on the related Determination Date is required to be distributed to Certificateholders as follows: (a) pro rata, between (i) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A and Class A-S Certificates, and (ii) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B, Class B, Class C and Class D Certificates, based upon the aggregate amount of principal distributed to the Classes of Principal Balance Certificates in each YM Group on such Distribution Date; and (b) as among the respective Classes of Principal Balance Certificates in each YM Group in the following manner: (1) each Class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date the portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in such YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment with respect to such Class of Principal Balance Certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (2) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable Class(es) of Principal Balance Certificates, will be distributed to the Class of Class X Certificates in such YM Group. If there is more than one Class of Principal Balance Certificates in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Loan Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to the lesser of (x) the Mortgage Loan Rate on the related Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided that if such discount rate is greater than or equal to the Mortgage Loan Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.

For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge and a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related mortgage loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-D Certificates, the Class X-E Certificates, the Class X-F Certificates, the Class X-NR Certificates, the Class E Certificates, the Class F Certificates, the Class NR Certificates or the Class R Certificates. Instead, after the Certificate Principal Balances or Notional Amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X-B Certificates, regardless of whether the notional amount of such class of certificates has been reduced to zero.

We cannot assure you that any yield maintenance charge or prepayment premium is required or, even if required, would be paid. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”, “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans as of the related Determination Date.

Allocation Priority of Mortgage Loan Collections. All amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan (in the case of any Non-Serviced Mortgage Loan, subject to any prior allocations under the related Co-Lender Agreement and/or the related Non-Serviced PSA) in the form of payments from the related borrower, Liquidation Proceeds, Condemnation Proceeds or insurance proceeds are to be allocated to amounts due and owing under the related mortgage loan documents (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related mortgage loan documents and, if applicable, the related Co-Lender Agreement; provided, however, that, in the absence of such express provisions of the related mortgage loan documents or if and to the extent that such provisions authorize the mortgagee to use its discretion and in any event for purposes of calculating distributions under the Pooling and Servicing Agreement after an event of default under the related Mortgage Loan (to the extent not cured or waived), in each case only to the extent such amount is an obligation of the related borrower in the related mortgage loan documents, all such amounts collected will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to such Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to such Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances and any interest on those Non-Recoverable Advances, to the extent previously reimbursed from principal collections with respect to such Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate through and including the end of the related Mortgage Loan interest accrual period in which such collections are received by or on behalf of the Issuing Entity, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest on earlier dates pursuant to clause Fifth below);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to this clause Fifth);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan, but only to the extent collected;

Ninth, as a recovery of any default interest or late payment charges then due and owing under such Mortgage Loan;

Tenth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees; and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property (including following a condemnation) if, immediately following such release, the loan-to-value ratio of the related Mortgage Loan or the related Serviced Whole Loan exceeds 125% (based solely on the value of the real property and excluding personal property and going concern value, if any), must be allocated to reduce the principal balance of the Mortgage Loan or the related Serviced Whole Loan in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property for any REO Mortgage Loan (in the case of a Non-Serviced Mortgage Loan, subject to any prior allocations under the related Co-Lender Agreement and/or the applicable Non-Serviced PSA) (exclusive of amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property (and, if applicable, except as expressly set forth in the related Co-Lender Agreement and/or the related Non-Serviced PSA) will be deemed allocated for purposes of collecting amounts due under the related REO Mortgage Loan, in each case only to the extent such amount is or was an obligation of the related borrower in the related mortgage loan documents, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related REO Mortgage Loan and interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related REO Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances and any interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the related REO Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) accrued and unpaid interest on the related REO Mortgage Loan at the related Mortgage Loan Rate through and including the end of the related Mortgage Loan interest accrual period in which such collections are received by or on behalf of the Issuing Entity, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related REO Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as a recovery of accrued and unpaid interest on earlier dates pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such REO Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related REO Mortgage Loan, but only to the extent collected;

Seventh, as a recovery of any default interest or late payment charges then due and owing under the related REO Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related REO Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under the related REO Mortgage Loan (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees).

Pursuant to the Pooling and Servicing Agreement, payments, collections and recoveries related to a Non-Serviced Mortgage Loan or the applicable beneficial interest in any related REO Property are required to be allocated in accordance with the terms and conditions of the related Non-Serviced PSA and/or the related Co-Lender Agreement, as applicable, and the related Non-Serviced Mortgage Loan. See “The Pooling and Servicing Agreement—Servicing of the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan” and “—Servicing of the Westfield Wheaton Mortgage Loan” in this prospectus supplement.

Realized Losses. The Certificate Principal Balance of each Class of Principal Balance Certificates will be reduced without distribution on any Distribution Date, as a write-off, to the extent of any Realized Loss allocated to such Class of Certificates on such Distribution Date. A “Realized Loss” with respect to any Distribution Date is the amount, if any, by which the aggregate Certificate Principal Balance of all such Classes of Principal Balance Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) after giving effect to any and all reductions in such aggregate Stated Principal Balance on such Distribution Date (for purposes of this calculation only, not giving effect to any reductions of such aggregate Stated Principal Balance for principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Non-Recoverable Advances). Any such write-offs will be applied to the following Classes of Certificates in the following order, until the Certificate Principal Balance of each such Class is reduced to zero: first, to the Class NR Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; seventh, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, based on their respective Certificate Principal Balances. The Notional Amount of the Class X-A Certificates and their respective components will be reduced to reflect reductions in the Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates resulting from allocations of Realized Losses. The Notional Amount of the Class X-B Certificates will be reduced to reflect reductions in the Certificate Principal Balance of the Class B Certificates resulting from allocations of Realized Losses. The Notional Amount of the Class X-D Certificates will be reduced to reflect reductions in the Certificate Principal Balance of the Class D Certificates resulting from allocations of Realized Losses. The Notional Amount of the Class X-E Certificates will be reduced to reflect reductions in the Certificate Principal Balance of the Class E Certificates resulting from allocations of Realized Losses. The Notional Amount of the Class X-F Certificates will be reduced to reflect reductions in the Certificate Principal Balance of the Class F Certificates resulting from allocations of Realized Losses. The Notional Amount of the Class X-NR Certificates will be reduced to reflect reductions in the Certificate Principal Balance of the Class NR Certificates resulting from allocations of Realized Losses.

Any amounts recovered in respect of any amounts previously written off as Realized Losses (with interest thereon) as a result of the reimbursement of Non-Recoverable Advances to the Master Servicer or Trustee (or a party under a Non-Serviced PSA) from amounts otherwise distributable as principal will (1) increase the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs and (2) will increase the Certificate Principal Balance of each Class of Principal Balance Certificates (in sequential order of payment priority starting with the most senior Class) previously subject to a reduction as a result of the allocation of Realized Losses up to an aggregate amount equal to the amount recovered. Such restoration of the Certificate Principal Balance of a Class of Principal Balance Certificates may not exceed, and will reduce on a going forward basis, any and all unreimbursed Realized Losses previously allocated to such Class of Certificates.

Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Modification Fees or Penalty Charges on the related Mortgage Loan, extraordinary expenses of the Issuing Entity, items comparable to the foregoing with respect to the Non-Serviced Mortgage Loans, a reduction of the interest rate of a Mortgage Loan in connection with a workout or by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses will reduce the amounts distributable on the Classes of Principal Balance Certificates in the same order as liquidation losses on the Mortgage Loans and may result in Realized Losses being applied to reduce the Certificate Principal Balances of such Classes.

Prepayment Interest Shortfalls. If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and/or any related default interest) accrued on such prepayment during the period commencing on the date after such Due Date and ending on the date as of which such principal prepayment was applied to the unpaid principal balance of the Mortgage Loan, inclusive, to the extent collected from the related borrower (exclusive of any yield maintenance charge or prepayment premium or related default interest that may have been collected), constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, prior to the Due Date or after the Determination Date in any calendar month and does not pay interest on such prepayment through the day prior to the next Due Date, then the amount of interest (net of related Servicing Fees and any related default interest) to the extent not collected from the related borrower, that would have accrued on such Mortgage Loan on the amount of such principal prepayment during the period commencing on the date as of which such principal prepayment was applied to the unpaid principal balance of the Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive, will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis. The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated pro rata on that Distribution Date among each Class of Regular Certificates, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans or Serviced Companion Loans (other than Specially Serviced Loans, the Non-Serviced Mortgage Loans and Defaulted Mortgage Loans), other than prepayments received in connection with the receipt of insurance proceeds or Condemnation Proceeds or otherwise incurred with the consent of the Special Servicer or the Controlling Class Representative, during the one-month period ending on the Determination Date immediately preceding the related Distribution Date, and (2) the aggregate of (a) the aggregate Servicing Fees for the related Distribution Date with respect to each Mortgage Loan, Serviced Companion Loan, REO Mortgage Loan and REO Serviced Companion Loan for which Servicing Fees are being paid in such one-month period ending on the Determination Date immediately preceding the related Distribution Date up to a maximum rate of 0.0025% per annum for the related Distribution Date and (b) all Prepayment Interest Excesses received during the one-month period ending on the Determination Date immediately preceding the related Distribution Date (and net investment earnings thereon); provided that the Master Servicer will be required to pay (without regard to clause (2) above) the aggregate of all Prepayment Interest Shortfalls otherwise described in clause (1) above incurred in connection with principal prepayments received in respect of the Mortgage Loans during the one-month period ending on the Determination Date immediately preceding the related Distribution Date to the extent such Prepayment Interest Shortfalls were the result of the Master Servicer’s failure to enforce the related mortgage loan documents. No Compensating Interest Payments will be made by the Master Servicer for the Non-Serviced Mortgage Loans and the master servicer under each Non-Serviced PSA will not be required to make Compensating Interest Payments on the Non-Serviced Mortgage Loans. Any Compensating Interest Payments made with respect to any Serviced Companion Loan will be paid to the related Serviced Companion Loan Holder.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR Certificates. The Class A-S Certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F and Class NR Certificates. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F and Class NR Certificates. The Class C Certificates will likewise be protected by the subordination of the Class D, Class E, Class F and Class NR Certificates. The Class D Certificates will likewise be protected by the subordination of the Class E, Class F and Class NR Certificates. The Class E Certificates will likewise be protected by the subordination of the Class F and Class NR Certificates. The Class F Certificates will likewise be protected by the subordination of the Class NR Certificates.

On and after the Cross Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, pro rata based on Certificate Principal Balance, until their respective Certificate Principal Balances have been reduced to zero (and the schedule for the principal distributions on the Class A-SB Certificates will be disregarded). Prior to the Cross Over Date, allocation of principal will be made as described under “—Distributions” above. Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Principal Balance Certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates), thereby increasing, relative to the aggregate of their respective Certificate Principal Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates by the other Principal Balance Certificates. In addition, after the Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates have been reduced to zero, allocation to the Class A-S Certificates of the entire Principal Distribution Amount for each Distribution Date, and the distribution of principal with respect to the holders of the Class A-S Certificates, will increase, relative to their respective Certificate Principal Balances, the subordination afforded the Class A-S Certificates by the Class B, Class C, Class D, Class E, Class F and Class NR Certificates. In addition, after the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, in a similar fashion, allocation to the Class B Certificates of the entire Principal Distribution Amount for each Distribution Date, and the distribution of principal with respect to the holders of the Class B Certificates, will increase, relative to their respective Certificate Principal Balances, the subordination afforded the Class B Certificates by the Class C, Class D, Class E, Class F and Class NR Certificates. In addition, after the aggregate Certificate Principal Balance of the Class A Certificates and the Class B Certificates has been reduced to zero, in a similar fashion, allocation to the Class C Certificates of the entire Principal Distribution Amount for each Distribution Date, and the distribution of principal with respect to the holders of the Class C Certificates, will increase, relative to their respective Certificate Principal Balances, the subordination afforded the Class C Certificates by the Class D, Class E, Class F and Class NR Certificates.

Appraisal Reductions

After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An “Appraisal Reduction Event” will occur with respect to a Mortgage Loan (or Serviced Whole Loan, if applicable, but not with respect to any Non-Serviced Mortgage Loan), on the earliest of:

●
the date on which a modification of the Mortgage Loan (or Serviced Whole Loan) that, among other things, reduces the amount of Monthly Payments on a Mortgage Loan (or Serviced Whole Loan), or changes any other material economic term of the Mortgage Loan (or Serviced Whole Loan) or impairs the security of the Mortgage Loan (or Serviced Whole Loan), becomes effective as a result of a modification of the related Mortgage Loan (or Serviced Whole Loan) following the occurrence of a Servicing Transfer Event;

●	the date on which such Mortgage Loan (or Serviced Whole Loan) is 60 days or more delinquent in respect of any Monthly Payment, except for a balloon payment;

●
solely in the case of a delinquent balloon payment, (A) the date occurring 60 days after the date on which such balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after the balloon payment was due, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

●	the date on which the related Mortgaged Property has become an REO Property;

●
receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

●	the 60th day after the date the related borrower is subject to an involuntary bankruptcy, insolvency or similar proceeding, which is not dismissed within those 60 days; or

●	the date on which such Mortgage Loan (or Serviced Whole Loan) remains outstanding 5 years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

If an Appraisal Reduction Event occurs with respect to any Mortgage Loan that is part of a Serviced Whole Loan, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Companion Loan. If an Appraisal Reduction Event occurs with respect to any Serviced Companion Loan, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Mortgage Loan that is part of a Serviced Whole Loan. No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Balance of all Classes of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) has been reduced to zero.

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan), the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards. The appraisal obtained by the Special Servicer will also be required to contain a statement, or be accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate. The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the delivery of the appraisal, the Special Servicer will be required to calculate the Appraisal Reduction, if any, taking into account the results of such appraisal and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction. In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until the appraisal is received. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that the Special Servicer reasonably requires to calculate or recalculate any Appraisal Reduction pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will be required to calculate or verify Appraisal Reductions.

The “Appraisal Reduction” for any Distribution Date and for any Mortgage Loan (or Serviced Whole Loan, if applicable, but not with respect to any Non-Serviced Mortgage Loan), as to which any Appraisal Reduction Event has occurred and an Appraisal Reduction is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan (or Serviced Whole Loan) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties (as determined by one or more appraisals obtained by the Special Servicer (the cost of which will be advanced by the Master Servicer as a Property Advance unless such Property Advance would be a Non-Recoverable Advance)), minus such downward adjustments as the Special Servicer, may make in accordance with the Servicing Standard (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan (or Serviced Whole Loan) as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Mortgage Loan (or Serviced Whole Loan, if applicable) at a per annum rate equal to its Mortgage Loan Rate (and with respect to a Serviced Whole Loan, interest on the related Serviced Companion Loan(s) at the related Mortgage Loan Rate), (B) all unreimbursed Advances (which will include, without limitation, (1) any Advances as to which the advancing party was reimbursed from a source other than the related borrower and (2) any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed but that has not been recovered from the borrower or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the Advance was made) and interest on those Advances at the Advance Rate in respect of such Mortgage Loan or (Serviced Whole Loan) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid with respect to such Mortgage Loan (or Serviced Whole Loan) (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable, and/or for which funds have not been escrowed). The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction amount. Any Appraisal Reductions with respect to a Serviced Whole Loan will be allocated to the related Mortgage Loan and each related Pari Passu Companion Loan on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Mortgage Loan and the related Pari Passu Companion Loans; provided that any Appraisal Reductions with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan will be allocated to notionally reduce the outstanding principal balance of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan prior to any allocation to the related Mortgage Loan or the related Pari Passu Companion Loans.

Pursuant to each Non-Serviced PSA, similar but not identical events (or events of a similar nature) to those described in the definition of Appraisal Reduction Event will require the calculation of a similar (but not necessarily identical) “appraisal reduction amount” under such Non-Serviced PSA, which will be applied pro rata among the related Non-Serviced Mortgage Loan and the related Companion Loan(s).

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will generally have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR Certificates). See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan or Serviced Whole Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Mortgage Loan or the Serviced Whole Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be covered by, and reimbursable as, a Property Advance by the Master Servicer or as an expense of the trust fund and paid by the Master Servicer out of the Collection Account if such Property Advance would be a Non-Recoverable Advance. Based upon the appraisal, the Special Servicer is required to redetermine and report to the Master

Servicer and the Certificate Administrator the Appraisal Reduction, if any, with respect to such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan and, in the case of a Whole Loan, determined in accordance with the Co-Lender Agreement, and each of the Master Servicer and the Certificate Administrator will be entitled to rely conclusively on such determination by the Special Servicer.

In connection with the Soho-Tribeca Grand Hotel Portfolio Whole Loan, the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder will be entitled to require additional appraisals for the purposes of determining the identity of the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder. See “Description of the Mortgage Pool—The Whole Loans—The Soho-Tribeca Grand Hotel Portfolio Whole Loan” in this prospectus supplement.

Any Mortgage Loan or Serviced Whole Loan previously subject to an Appraisal Reduction which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

For purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event, Appraisal Reductions will be allocated to each Class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Principal Balance until the related Certificate Principal Balance of each such class is reduced to zero (i.e., first to the Class NR Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on Certificate Principal Balance, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates). With respect to any Appraisal Reduction calculated for purposes of determining the Non-Reduced Certificates or the Controlling Class, as well as the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The Special Servicer will be required to promptly notify the Certificate Administrator of any such Appraisal Reduction, who will be required to promptly post notice of such determination of any such Appraisal Reduction to the Certificate Administrator’s website.

The holders of Certificates representing the majority of the Certificate Principal Balance of any Class of Certificates that is or would be determined to no longer be the Controlling Class (such Class, an “Appraised-Out Class”) as a result of an allocation of an Appraisal Reduction in respect of such Class will have the right to challenge the Special Servicer’s Appraisal Reduction determination and, at their sole expense, obtain a second appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”). The Requesting Holders will be required to cause the appraisal to be prepared on an “as-is” basis by an MIA Appraiser in accordance with Uniform Standards of Professional Appraisal Practice (as confirmed by the Special Servicer), and the appraisal scope and analysis (but not the valuation) must be reasonably acceptable to the Special Servicer in accordance with the Servicing Standard. The Requesting Holders will be required to provide the Special Servicer with notice of their intent to challenge the Special Servicer’s Appraisal Reduction determination within 10 days of the Requesting Holders’ receipt of written notice of the Appraisal Reduction.

In addition, the holders of Certificates representing the majority of the Certificate Principal Balance of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties (including, without limitation, a material change in market values) that would have a material effect on its appraised value, and the Special Servicer is required to use its reasonable efforts to ensure that such appraisal is delivered within 30 days from receipt of such holders’ written request and is required to ensure that such appraisal is prepared on an “as-is” basis by an Appraiser in accordance with MAI standards; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties (including, without limitation, a material change in market values) have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties.

Upon receipt of an appraisal provided by, or requested by, holders of an Appraised-Out Class as described above and any other information reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction is warranted and, if so warranted, to recalculate such Appraisal Reduction based upon such additional appraisal. If required by any such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The Special Servicer will be required to promptly deliver notice to the Certificate Administrator of any such determination and recalculation, and the Certificate Administrator will be required to promptly post such notice to the Certificate Administrator’s website. Notwithstanding the foregoing, the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder will be entitled to post cash collateral or a letter of credit pursuant to the Soho-Tribeca Grand Hotel Portfolio Co-Lender Agreement to offset any Appraisal Reduction with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan and/or to require the Special Servicer to order a new appraisal to recalculate any appraisal reductions, in accordance with and subject to the conditions of the Soho-Tribeca Grand Hotel Portfolio Co-Lender Agreement.

Appraisals that are permitted to be presented by, or obtained by the Special Servicer at the request of, holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class NR Certificates.

Voting Rights

The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement. At any time that any Certificates are outstanding, the Voting Rights will be allocated as follows: (a) 0% in the case of the Class R Certificates; (b) 2% in the aggregate in the case of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR Certificates, allocated between such Classes based on their respective interest entitlements on the most recent prior Distribution Date; and (c) in the case of any Class of Principal Balance Certificates, a percentage equal to the product of (i) 98% multiplied by (ii) a fraction, the numerator of which is equal to the Certificate Principal Balance of such Class and the denominator of which is equal to the aggregate of the Certificate Principal Balances of all Classes of the Principal Balance Certificates (or, if with respect to a vote of Non-Reduced Certificates, the aggregate of the Certificate Principal Balances of all Classes of the Non-Reduced Certificates). The Voting Rights of any Class of Certificates are required to be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests. In certain circumstances described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “—Operating Advisor—Termination of the Operating Advisor Without Cause” in this prospectus supplement, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Principal Balance Certificates then outstanding for which (a) (1) the initial Certificate Principal Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the holders of such Class of Certificates, (y) any Appraisal Reductions allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Principal Balance of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the holders of such Class of Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master

Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property, a borrower (with respect to giving consent and taking any action with respect to its related Mortgage Loan) or any person known to a responsible officer of the Certificate Registrar to be an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property or a borrower (with respect to giving consent and taking any action with respect to its related Mortgage Loan) will be deemed not to be outstanding and the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained. Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or any of their affiliates will be deemed to be outstanding; provided that if such amendment relates to the termination, increase in compensation or material reduction of obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator or any of their affiliates, then such Certificate so owned will be deemed not to be outstanding. Notwithstanding the foregoing, the restrictions above will not apply (i) to the exercise of the rights of the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer, if any, as a member of the Controlling Class or (ii) to any affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator, as applicable.

A holder of a mezzanine loan will be considered a Borrower Affiliate (as defined herein) with respect to the related Mortgage Loan upon the occurrence of an event that would permit acceleration of the mezzanine loan.

Certain amendments to the Pooling and Servicing Agreement are also subject to the consent of Certificateholders. See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) of electronic certification(s) contained on the Certificate Administrator’s website representing that such person executing the certificate is a Certificateholder, the Controlling Class Representative (to the extent the Controlling Class Representative is not a Certificateholder), a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing), a Companion Loan Holder or its representative and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor of or investor in or of any of the foregoing (if such information and notices are with respect to the related Mortgage Loan) and is not a mezzanine lender that has commenced foreclosure proceedings and (B) except in the case of a prospective purchaser of a Certificate, a Companion Loan Holder or its representative, such person has received a copy of the final prospectus supplement and the prospectus and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate, to a Companion Loan Holder or its representative), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower (each, a “Borrower Affiliate”) (if such voting or consent rights are with respect to the related Mortgage Loan), (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or an affiliate of any of the foregoing, (C) such person has received a copy of the final prospectus supplement and the prospectus and (D) such person agrees to keep any Privileged Information confidential and to not violate any securities laws; provided that if such person is an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, Controlling Class Representative, the Trustee or the Certificate Administrator, such person certifies to the existence or non-existence of appropriate policies and procedures restricting the flow of information between it and the

Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, as applicable. A holder of a mezzanine loan will be considered an affiliate of a borrower with respect to the related Mortgage Loan upon the occurrence of an event that would permit acceleration of the mezzanine loan. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will be required to restrict access to the Certificate Administrator’s website to a mezzanine lender upon notice from a Special Servicer pursuant to the Pooling and Servicing Agreement that an event of default has occurred under such mezzanine loan. The Special Servicer, to the extent it has actual knowledge, will be required to promptly give notice to the Certificate Administrator that an event of default under a mezzanine loan has occurred.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Principal Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of a nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described under “—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Except as otherwise provided under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the Certificate Registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such Certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor the underwriters takes any responsibility for the accuracy or completeness of this information.

Definitive Certificates

Owners of beneficial interests in book-entry Certificates of any Class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry Certificates of such Class or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the holders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such Class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses. Upon the written request of (i) any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Trustee or the Certificate Administrator (a “Certifying Certificateholder”), (ii) the Special Servicer or (iii) the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Special Notices. Upon the written request of any Certifying Certificateholder or a Companion Loan Holder, the Certificate Administrator will post a special notice prepared by such Certifying Certificateholder or such Companion Loan Holder, as applicable, to its website and mail such notice to the Certificateholders at their respective addresses appearing on the certificate register stating that the Certifying Certificateholder or Companion Loan Holder, as applicable, wishes to be contacted by other Certificateholders, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the Certifying Certificateholder or Companion Loan Holder, as applicable.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Principal Balance or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Balance or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of the Certificate Principal Balance of any Class of Offered Certificates that are also Principal Balance Certificates (which, in each such case, will also reduce the Notional Amount of the applicable class of Class X Certificates), the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a

Mortgaged Property is lost due to casualty or condemnation. See “Description of the Mortgage Pool—Redevelopment, Expansion and Renovation” and “—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this prospectus supplement. In addition, such distributions in reduction of Certificate Principal Balances of the respective Classes of Offered Certificates that are also Principal Balance Certificates (which, in each case, will also reduce the respective Notional Amount of the applicable class of Class X Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement, the exercise of purchase options by the holder of a mezzanine loan, if any, or a second lien mortgage loan, if any. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Principal Balance or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Balances of the Principal Balance Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer or Trustee of a Non-Recoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Principal Balance of a Class of Principal Balance Certificates as a result of the application of Realized Losses will also reduce the Notional Amount of the related Class of Class X Certificates. Realized Losses will be allocated to the respective Classes of the Principal Balance Certificates in reverse distribution priority and as more particularly described in “Description of the Offered Certificates—Subordination” in this prospectus supplement.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds or reserve funds to prepay the Mortgage Loan, provisions requiring a partial principal prepayment in connection with a partial release of real estate collateral, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates. For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this prospectus supplement and

Annex A to this prospectus supplement for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate. The Pass-Through Rates on those Classes of Offered Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-SB Certificates, the extent to which the Class A-SB Scheduled Principal Balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-SB Certificates until the Certificate Principal Balance of the Class A-SB Certificates is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates were outstanding.

Any changes in the weighted average lives of the Certificates may adversely affect your yield. The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity. As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as Condemnation Proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus supplement. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of the Offered Certificates.

In addition, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan (or has reimbursed a party to the related Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan for a non-recoverable advance), then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates and will result in a reduction of the Certificate Principal Balance of a Class of Principal Balance Certificates. See “Description of the Offered Certificates—Distributions” in this prospectus supplement. Likewise, if the Master Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates on that Distribution Date. This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates that are Principal Balance Certificates and extending the weighted average lives of the respective Classes of the Offered Certificates. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of the Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on the Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Principal Balances of the Offered Certificates that are Principal Balance Certificates (and consequently reduction of the respective Notional Amount(s) of the applicable class(es) of Class X Certificates), may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Principal Balances of the Offered Certificates that are Principal Balance Certificates (and consequently reduction of the respective Notional Amount(s) of the applicable class(es) of Class X Certificates) may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

Yield on the Class X-A and Class X-B Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. The yield to maturity of the Class X-B Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Balance of the Class B Certificates, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. Investors in the Class X-A and Class X-B Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination of the Issuing Entity by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class R Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A and Class X-B Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A and Class X-B Certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of a Class X Certificate, each dollar of its notional amount is reduced to zero). The weighted average life of each Class of an Offered Certificate will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this prospectus supplement, and are based on the following additional assumptions (“Modeling Assumptions”):

(i)
each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”) after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (“CPY”). The column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before the maturity date. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any applicable lockout period, any period in which defeasance is permitted and any applicable yield maintenance period,

(ii)
the Mortgage Loans identified on Annex A to this prospectus supplement as Westfield Trumbull and Westfield Wheaton are assumed not to have prepaid during the applicable lockout period in connection with achieving a debt yield equal to a debt yield threshold set forth in the related mortgage loan documents,

(iii)	there are no delinquencies,

(iv)	scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are received on a timely basis, beginning in April 2015,

(v)	no prepayment premiums or yield maintenance charges are collected,

(vi)
no party exercises its right of optional termination of the Issuing Entity described in this prospectus supplement or any other purchase option with respect to a Mortgage Loan described in this prospectus supplement,

(vii)	no Mortgage Loan is required to be repurchased from the Issuing Entity,

(viii)	the Administrative Fee Rate for each Mortgage Loan is the rate set forth on Annex A to this prospectus supplement with respect to such Mortgage Loan. The Administrative Fee Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans,

(ix)	there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reductions allocated to any class of Certificates,

(x)	distributions on the Certificates are made on the 15th calendar day (each assumed to be a business day) of each month, commencing in April 2015,

(xi)	the Certificates will be issued on the Closing Date,

(xii)	the Pass-Through Rate with respect to each Class of Offered Certificates is as described under “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement,

(xiii)
all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, Condemnation Proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification, and

(xiv)
the initial respective Certificate Principal Balances and Notional Amounts of the various Classes of Regular Certificates are as set forth in the table and the footnotes to the table under “Certificate Summary” of this prospectus supplement.

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Offered Certificate is distributed to the investor (or, in the case of a Class X Certificate, each dollar of its Notional Amount is reduced to zero). The weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal (or, in the case of the Class X Certificate, reduce the Notional Amount) of such Offered Certificate. The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

The following tables indicate the percentage of the initial Certificate Principal Balance of each Class of Offered Certificates that are Principal Balance Certificates that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B and Class C Certificates may mature earlier or later than indicated by the tables. The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus supplement. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the applicable Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPY or prepayment scenario over any given time period or over the entire life of the Offered Certificates. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Balance (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Principal Balance of
the Class A-1 Certificates at the Specified CPYs

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
March 2016	88	88	88	88	88
March 2017	71	71	71	71	71
March 2018	48	48	48	48	48
March 2019	19	19	19	19	19
March 2020 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	2.77	2.77	2.76	2.76	2.76

Percentages of the Initial Certificate Principal Balance of
the Class A-2 Certificates at the Specified CPYs

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
March 2016	100	100	100	100	100
March 2017	100	100	100	100	100
March 2018	100	100	100	100	100
March 2019	100	100	100	100	100
March 2020 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	4.75	4.74	4.73	4.71	4.53

Percentages of the Initial Certificate Principal Balance of
the Class A-3 Certificates at the Specified CPYs

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
March 2016	100	100	100	100	100
March 2017	100	100	100	100	100
March 2018	100	100	100	100	100
March 2019	100	100	100	100	100
March 2020	100	100	100	100	100
March 2021	100	100	100	100	100
March 2022	100	100	100	100	100
March 2023	100	100	100	100	100
March 2024	100	97	93	88	72
March 2025 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	9.51	9.46	9.40	9.31	9.04

Percentages of the Initial Certificate Principal Balance of
the Class A-4 Certificates at the Specified CPYs

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
March 2016	100	100	100	100	100
March 2017	100	100	100	100	100
March 2018	100	100	100	100	100
March 2019	100	100	100	100	100
March 2020	100	100	100	100	100
March 2021	100	100	100	100	100
March 2022	100	100	100	100	100
March 2023	100	100	100	100	100
March 2024	100	100	100	100	100
March 2025 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	9.68	9.67	9.65	9.62	9.41

Percentages of the Initial Certificate Principal Balance of
the Class A-SB Certificates at the Specified CPYs

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
March 2016	100	100	100	100	100
March 2017	100	100	100	100	100
March 2018	100	100	100	100	100
March 2019	100	100	100	100	100
March 2020	98	98	98	98	98
March 2021	77	77	77	77	77
March 2022	55	55	55	55	55
March 2023	32	32	32	32	32
March 2024	8	8	8	8	9
March 2025 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	7.22	7.22	7.22	7.22	7.23

Percentages of the Initial Certificate Principal Balance of
the Class A-S Certificates at the Specified CPYs
	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
March 2016	100	100	100	100	100
March 2017	100	100	100	100	100
March 2018	100	100	100	100	100
March 2019	100	100	100	100	100
March 2020	100	100	100	100	100
March 2021	100	100	100	100	100
March 2022	100	100	100	100	100
March 2023	100	100	100	100	100
March 2024	100	100	100	100	100
March 2025 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	9.82	9.82	9.79	9.74	9.49

Percentages of the Initial Certificate Principal Balance of
the Class B Certificates at the Specified CPYs
	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
March 2016	100	100	100	100	100
March 2017	100	100	100	100	100
March 2018	100	100	100	100	100
March 2019	100	100	100	100	100
March 2020	100	100	100	100	100
March 2021	100	100	100	100	100
March 2022	100	100	100	100	100
March 2023	100	100	100	100	100
March 2024	100	100	100	100	100
March 2025 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	9.85	9.82	9.82	9.82	9.55

Percentages of the Initial Certificate Principal Balance of
the Class C Certificates at the Specified CPYs

	Prepayment Assumption
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
March 2016	100	100	100	100	100
March 2017	100	100	100	100	100
March 2018	100	100	100	100	100
March 2019	100	100	100	100	100
March 2020	100	100	100	100	100
March 2021	100	100	100	100	100
March 2022	100	100	100	100	100
March 2023	100	100	100	100	100
March 2024	100	100	100	100	100
March 2025 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	9.90	9.90	9.86	9.82	9.57

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the

Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including March 1, 2015 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000	2.0417%	2.0422%	2.0426%	2.0429%	2.0433%
99.2500	1.9471%	1.9475%	1.9478%	1.9480%	1.9483%
99.5000	1.8529%	1.8531%	1.8533%	1.8535%	1.8537%
99.7500	1.7590%	1.7591%	1.7592%	1.7592%	1.7593%
100.0000	1.6654%	1.6654%	1.6654%	1.6653%	1.6653%
100.2500	1.5722%	1.5720%	1.5719%	1.5718%	1.5716%
100.5000	1.4793%	1.4790%	1.4787%	1.4785%	1.4783%
100.7500	1.3867%	1.3862%	1.3859%	1.3856%	1.3853%
101.0000	1.2944%	1.2938%	1.2934%	1.2930%	1.2926%

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
101.9998	2.5103%	2.5096%	2.5085%	2.5067%	2.4888%
102.2498	2.4546%	2.4538%	2.4526%	2.4505%	2.4306%
102.4998	2.3990%	2.3982%	2.3968%	2.3945%	2.3725%
102.7498	2.3436%	2.3427%	2.3412%	2.3387%	2.3146%
102.9998	2.2883%	2.2873%	2.2857%	2.2830%	2.2569%
103.2498	2.2332%	2.2322%	2.2304%	2.2275%	2.1993%
103.4998	2.1783%	2.1771%	2.1753%	2.1721%	2.1418%
103.7498	2.1235%	2.1222%	2.1202%	2.1169%	2.0846%
103.9998	2.0688%	2.0675%	2.0654%	2.0618%	2.0275%

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
100.0000	3.2424%	3.2423%	3.2422%	3.2421%	3.2417%
100.2500	3.2115%	3.2113%	3.2110%	3.2107%	3.2094%
100.5000	3.1807%	3.1803%	3.1799%	3.1793%	3.1773%
100.7500	3.1500%	3.1495%	3.1489%	3.1480%	3.1452%
101.0000	3.1193%	3.1187%	3.1179%	3.1168%	3.1132%
101.2500	3.0888%	3.0880%	3.0871%	3.0857%	3.0813%
101.5000	3.0583%	3.0574%	3.0563%	3.0547%	3.0495%
101.7500	3.0280%	3.0269%	3.0256%	3.0238%	3.0178%
102.0000	2.9977%	2.9965%	2.9950%	2.9929%	2.9862%

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
101.9994	3.2697%	3.2693%	3.2688%	3.2683%	3.2632%
102.2494	3.2396%	3.2391%	3.2386%	3.2380%	3.2324%
102.4994	3.2095%	3.2090%	3.2085%	3.2078%	3.2016%
102.7494	3.1796%	3.1790%	3.1784%	3.1776%	3.1709%
102.9994	3.1497%	3.1491%	3.1484%	3.1476%	3.1402%
103.2494	3.1199%	3.1192%	3.1185%	3.1176%	3.1097%
103.4994	3.0902%	3.0895%	3.0887%	3.0878%	3.0793%
103.7494	3.0606%	3.0598%	3.0590%	3.0580%	3.0489%
103.9994	3.0311%	3.0302%	3.0294%	3.0283%	3.0186%

Pre-Tax Yield to Maturity (CBE) for the Class A-SB Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
101.9996	3.0407%	3.0407%	3.0407%	3.0407%	3.0408%
102.2496	3.0021%	3.0021%	3.0021%	3.0021%	3.0022%
102.4996	2.9636%	2.9636%	2.9636%	2.9636%	2.9636%
102.7496	2.9251%	2.9251%	2.9251%	2.9251%	2.9252%
102.9996	2.8868%	2.8868%	2.8868%	2.8868%	2.8869%
103.2496	2.8486%	2.8486%	2.8486%	2.8486%	2.8487%
103.4996	2.8105%	2.8105%	2.8105%	2.8105%	2.8106%
103.7496	2.7725%	2.7725%	2.7725%	2.7725%	2.7726%
103.9996	2.7346%	2.7346%	2.7346%	2.7346%	2.7348%

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
6.8964	4.4495%	4.3935%	4.3242%	4.2243%	3.7316%
6.9064	4.4141%	4.3580%	4.2886%	4.1886%	3.6955%
6.9164	4.3787%	4.3226%	4.2531%	4.1531%	3.6595%
6.9264	4.3434%	4.2872%	4.2177%	4.1176%	3.6236%
6.9364	4.3082%	4.2520%	4.1824%	4.0821%	3.5877%
6.9464	4.2731%	4.2168%	4.1471%	4.0468%	3.5520%
6.9564	4.2381%	4.1817%	4.1120%	4.0115%	3.5163%
6.9664	4.2031%	4.1466%	4.0769%	3.9764%	3.4807%
6.9764	4.1682%	4.1117%	4.0419%	3.9413%	3.4451%

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
2.3833	4.6016%	4.5885%	4.5950%	4.6087%	4.1904%
2.3933	4.5055%	4.4924%	4.4989%	4.5126%	4.0933%
2.4033	4.4100%	4.3968%	4.4034%	4.4172%	3.9968%
2.4133	4.3151%	4.3019%	4.3084%	4.3223%	3.9009%
2.4233	4.2207%	4.2075%	4.2141%	4.2281%	3.8056%
2.4333	4.1270%	4.1137%	4.1204%	4.1344%	3.7109%
2.4433	4.0338%	4.0205%	4.0272%	4.0413%	3.6167%
2.4533	3.9412%	3.9279%	3.9346%	3.9487%	3.5232%
2.4633	3.8492%	3.8358%	3.8426%	3.8568%	3.4302%

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
101.9992	3.5581%	3.5581%	3.5575%	3.5563%	3.5504%
102.2492	3.5279%	3.5279%	3.5272%	3.5259%	3.5193%
102.4992	3.4977%	3.4977%	3.4971%	3.4956%	3.4883%
102.7492	3.4677%	3.4677%	3.4670%	3.4653%	3.4574%
102.9992	3.4378%	3.4378%	3.4370%	3.4352%	3.4266%
103.2492	3.4079%	3.4079%	3.4070%	3.4051%	3.3959%
103.4992	3.3781%	3.3781%	3.3772%	3.3751%	3.3653%
103.7492	3.3484%	3.3484%	3.3474%	3.3452%	3.3347%
103.9992	3.3188%	3.3188%	3.3178%	3.3154%	3.3042%

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
102.0000	3.8108%	3.8103%	3.8103%	3.8103%	3.8041%
102.2500	3.7803%	3.7797%	3.7797%	3.7797%	3.7728%
102.5000	3.7499%	3.7492%	3.7492%	3.7492%	3.7416%
102.7500	3.7196%	3.7188%	3.7188%	3.7188%	3.7105%
103.0000	3.6893%	3.6885%	3.6885%	3.6885%	3.6795%
103.2500	3.6591%	3.6582%	3.6582%	3.6582%	3.6486%
103.5000	3.6291%	3.6281%	3.6281%	3.6281%	3.6178%
103.7500	3.5991%	3.5980%	3.5980%	3.5980%	3.5870%
104.0000	3.5692%	3.5681%	3.5681%	3.5681%	3.5563%

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPYs

	Prepayment Assumption
Assumed Price (%)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.9574	4.3685%	4.3687%	4.3694%	4.3701%	4.3713%
100.2074	4.3369%	4.3371%	4.3377%	4.3383%	4.3388%
100.4574	4.3054%	4.3056%	4.3061%	4.3066%	4.3065%
100.7074	4.2740%	4.2741%	4.2746%	4.2750%	4.2742%
100.9574	4.2427%	4.2428%	4.2431%	4.2434%	4.2420%
101.2074	4.2115%	4.2116%	4.2118%	4.2120%	4.2099%
101.4574	4.1804%	4.1805%	4.1805%	4.1807%	4.1779%
101.7074	4.1493%	4.1494%	4.1494%	4.1494%	4.1460%
101.9574	4.1184%	4.1185%	4.1183%	4.1182%	4.1142%

We cannot assure you that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPY specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

For additional considerations relating to the yield on the Offered Certificates, see “Yield Considerations” in the prospectus.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement to be dated as of March 1, 2015 (the “Pooling and Servicing Agreement”), by and among the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee.

The servicing of the Mortgage Loans (other than the Non-Serviced Mortgage Loans), the Serviced Companion Loans and any REO Properties (other than any interest in any REO Property acquired with respect to any Non-Serviced Whole Loan) will be governed by the Pooling and Servicing Agreement. The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Mortgage Loans), the Serviced Companion Loans and any REO Properties. The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Mortgage Loans), the Serviced Companion Loans and any REO Properties. The information in this prospectus supplement supplements any information set forth in the prospectus.

Servicing of the Whole Loans

In general, each Serviced Whole Loan and the related Companion Loan(s) will be serviced and administered under the Pooling and Servicing Agreement and the related Co-Lender Agreement, as applicable, as though the entire Serviced Whole Loan was a part of the Mortgage Pool. With respect to each Serviced Whole Loan, if the related Serviced Companion Loan becomes a Specially Serviced Loan, then the related Mortgage Loan will become a Specially Serviced Loan. For more detailed information, including any termination rights with respect to the Special Servicer, please see “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

Prior to the Westfield Wheaton Companion Loan Securitization Date, the Westfield Wheaton Whole Loan will be serviced and administered under the Pooling and Servicing Agreement and the related Co-Lender Agreement. After the Westfield Wheaton Companion Loan Securitization Date, the Westfield Wheaton Whole Loan will be serviced and administered under the related Non-Serviced PSA.

Each Non-Serviced Mortgage Loan and the related Companion Loan(s) are being serviced and administered in accordance with the related Non-Serviced PSA and the related Co-Lender Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of each Non-Serviced Mortgage Loan and the related Companion Loan(s) will be effected in accordance with such related Non-Serviced PSA and such related Co-Lender Agreement). Consequently, the servicing provisions set forth in this prospectus supplement and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Non-Serviced Mortgage Loans, but instead such servicing and administration of the Non-Serviced Mortgage Loans will be governed by the related Non-Serviced PSA.

The Master Servicer, the Special Servicer, the Operating Advisor and the Trustee have no obligation or authority to supervise the master servicer, the special servicer, the operating advisor and/or the trustee under a Non-Serviced PSA or to make property protection advances with respect to the related Non-Serviced Mortgage Loans or to make P&I Advances with respect to any related Companion Loan. The obligations of the Master Servicer and the Special Servicer to provide information or remit collections on a Non-Serviced Mortgage Loan are dependent on its receipt of the same from the applicable party under the related Non-Serviced PSA. Each Non-Serviced PSA provides, or is expected to provide, for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under each Non-Serviced PSA are, or are expected to be, generally similar but not identical to, and may vary in various material respects from, the servicing arrangements under the

Pooling and Servicing Agreement. For more detailed information, see “—Servicing of the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan”, “—Servicing of the Westfield Wheaton Mortgage Loan” and “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

As used in this prospectus supplement, references to the Mortgage Loans, when discussing servicing activities of the Mortgage Loans, (a) does include, unless otherwise specifically indicated, the Serviced Whole Loans and (b) does not include, unless otherwise specifically indicated, the Non-Serviced Mortgage Loans. In certain instances references are made that specifically exclude the Non-Serviced Mortgage Loans from the servicing provisions in this prospectus supplement by indicating actions are taken with respect of the Mortgage Loans “other than the Non-Serviced Mortgage Loans” or “except with respect to the Non-Serviced Mortgage Loans” or words of similar import. These exclusions are intended to highlight particular provisions to draw prospective investor’s attention to the fact that none of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee are responsible for the particular servicing or administrative activity and are not intended to imply that when other servicing actions are described in this prospectus supplement without such specific carveouts, that the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee are responsible for those duties with respect to each Non-Serviced Mortgage Loan. Servicing of each Non-Serviced Mortgage Loan is handled under the related Non-Serviced PSA.

If a Companion Loan has been included in a securitization, the related Companion Loan Holder will be deemed to be the related master servicer under the related pooling and servicing agreement for purposes of providing notice(s), reports and any other information to the Companion Loan Holder under the Pooling and Servicing Agreement, unless the notifying party has received written notice otherwise.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

In addition, the Depositor will require each Sponsor to deliver to the Certificate Administrator, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans. See “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” in this prospectus supplement.

The Certificate Administrator, or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders and the related Companion Loan Holders. Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Special Servicer determines that a Material Document Defect exists, the Special Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated (before the end of such time period) either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price. This substitution or purchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for a Material Document Defect. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Servicing of the Mortgage Loans

Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and Serviced Whole Loans for which it is responsible (as described below). The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans and the Serviced Whole Loans to one or more third-party sub-servicers, with the consent of the Depositor. The master servicer under a Non-Serviced PSA may also delegate and/or assign some or all of its obligations with regard to the related Non-Serviced Mortgage Loan(s) under the related Non-Serviced PSA pursuant to similar conditions. The Master Servicer will be responsible for paying the servicing fees of any sub-servicer. Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificate Administrator, the Certificateholders and any applicable Serviced Companion Loan Holder for the servicing and administering of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and Serviced Whole Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement. The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties (provided that if and to the extent C-III Asset Management LLC is terminated as Special Servicer by the Controlling Class Representative without cause (i.e., not as a result of a Servicer Termination Event) and C-III Asset Management LLC would otherwise be a qualified special servicer in accordance with the terms of the Pooling and Servicing Agreement, C-III Asset Management LLC may be appointed as a sub-special servicer of a successor Special Servicer appointed by the Controlling Class Representative, with the consent of the Controlling Class Representative).

The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Mortgage Loans (other than the Non-Serviced Mortgage Loans), the Serviced Whole Loans, and each REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans (and Serviced Whole Loans) and, if applicable, the related Co-Lender Agreement and, to the extent consistent with the foregoing, in accordance with the following (the “Servicing Standard”):

●	the higher of the following standards of care:

1.      with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios (giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties); and

2.      with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loan or Serviced Whole Loan;

●	with a view to—

1.      the timely recovery of all payments of principal and interest, including balloon payments, under the Mortgage Loans and Serviced Whole Loans; or

2.      in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan or Serviced Whole Loan as to which the related Mortgaged Property is an REO Property, the maximization of recovery of principal and interest on that Mortgage Loan (or Serviced Whole Loan) to the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (or, if a Serviced Whole Loan is involved, with a view to the maximization of recovery of principal and interest on such Serviced Whole Loan to the Certificateholders and the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and Serviced Companion Loan Holder(s) constituted a single lender) (and with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan, taking into account the subordinate nature of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan)) of principal and interest, including balloon payments, on a present value basis; and

●	without regard to—

1.      any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any affiliate of the Master Servicer or the Special Servicer, may have with any of the related borrowers, or any affiliate of the related borrowers, or any other party to the Pooling and Servicing Agreement;

2.      the ownership of any Certificate (or any Serviced Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer, as the case may be, or any affiliate of the Master Servicer or the Special Servicer;

3.      the obligation, if any, of the Master Servicer to make Advances;

4.      the right of the Master Servicer or the Special Servicer, as the case may be, or any affiliate of the Master Servicer or the Special Servicer to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.      the ownership, servicing or management for others of any other mortgage loan or mortgaged property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer, as the case may be, or any affiliate of the Master Servicer or the Special Servicer.

The Pooling and Servicing Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, members, managers, officers, employees or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith, or for errors in judgment. The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of its obligations or duties under the Pooling and Servicing Agreement. In the event that the Trustee assumes the servicing responsibilities of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Trustee will be entitled to the compensation to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer (which may be the Trustee) will be treated as Realized Losses.

In general, the Master Servicer will be responsible for the servicing and administration of each Mortgage Loan (other than the Non-Serviced Mortgage Loans) and related Serviced Companion Loan—

●	which is not and is not part of a Specially Serviced Loan; or

●	that is, or is part of, a Corrected Loan.

A “Specially Serviced Loan” means any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) or Serviced Whole Loan (including any related REO Mortgage Loan and, if applicable, any related REO

Serviced Companion Loan) being serviced under the Pooling and Servicing Agreement, for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a)      the related borrower has failed to make when due any Monthly Payment or a balloon payment, which failure continues, unremedied (without regard to any grace period):

●	except in the case of a Balloon Mortgage Loan or Serviced Whole Loan delinquent in respect of its balloon payment, for 60 days beyond the date on which the subject payment was due; or

●
solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which such balloon payment was due (except as described in clause B below) or (B) in the case of a Mortgage Loan or Serviced Whole Loan delinquent with respect to the balloon payment as to which the related borrower delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after the balloon payment was due, 120 days beyond the date on which the balloon payment was due (or such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

(b)      there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that (i) in the judgment of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer (A) other than with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan for so long as the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder or the Westfield Wheaton Whole Loan (prior to the Westfield Wheaton Companion Loan Securitization Date) (i) with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing, or (ii) if a Control Termination Event has occurred and is continuing, following consultation with the Controlling Class Representative, unless a Consultation Termination Event has occurred and is continuing, (B) in the case of the Soho-Tribeca Grand Hotel Portfolio Whole Loan for so long as the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, with the consent of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder, or (C) in the case of the Westfield Wheaton Whole Loan (prior to the Westfield Wheaton Companion Loan Securitization Date), with the consent of the Westfield Wheaton Directing Holder, as applicable) materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affects the interests of Certificateholders in the Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders or the related Serviced Companion Loan Holder in such Serviced Whole Loan), and (ii) continues unremedied for the applicable grace period under the terms of the Mortgage Loan or Serviced Whole Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan or Serviced Whole Loan without the application of any grace period under the related mortgage loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders in the Mortgage Loan (or, in the case of any Serviced Whole Loan, the interests of the Certificateholders or the Serviced Companion Loan Holder in the Serviced Whole Loan); or

(c)      the Master Servicer or the Special Servicer has determined (and, in the case of the Special Servicer (A) other than with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan for so long as the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder or the Westfield Wheaton Whole Loan (prior to the Westfield Wheaton Companion Loan Securitization Date) (i) with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing, or (ii) if a Control Termination Event has occurred and is continuing, following consultation with the Controlling Class Representative, unless a Consultation Termination Event has occurred and is continuing, (B) in the case of the Soho-Tribeca Grand Hotel Portfolio Whole Loan for so long as the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, with the consent of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder or (C) in the case of the Westfield Wheaton Whole Loan (prior to the Westfield Wheaton

Companion Loan Securitization Date), with consent of the Westfield Wheaton Directing Holder, as applicable) that (i) a default (other than an Acceptable Insurance Default) under the Mortgage Loan or Serviced Whole Loan is reasonably foreseeable, (ii) such default will materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affects the interests of Certificateholders in the Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders or any related Companion Loan Holder in the Serviced Whole Loan), and (iii) the default is likely to continue unremedied for the applicable grace period under the terms of such Mortgage Loan or Serviced Whole Loan or, if no grace period is specified and the default is capable of being cured, for 30 days; provided that any default that results in acceleration of the related Mortgage Loan or Serviced Whole Loan without the application of any grace period under the related mortgage loan documents will be deemed not to have a grace period; or

(d)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in any involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force and not dismissed for a period of 60 days (or a shorter period if the Master Servicer or the Special Servicer (and, in the case of the Special Servicer (A) other than with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan for so long as the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder or the Westfield Wheaton Whole Loan (prior to the Westfield Wheaton Companion Loan Securitization Date) (i) with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing, or (ii) if a Control Termination Event has occurred and is continuing, following consultation with the Controlling Class Representative, unless a Consultation Termination Event has occurred and is continuing, (B) in the case of the Soho-Tribeca Grand Hotel Portfolio Whole Loan for so long as the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, with the consent of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder, as applicable or (C) in the case of the Westfield Wheaton Whole Loan (prior to the Westfield Wheaton Companion Loan Securitization Date), with the consent of the Westfield Wheaton Directing Holder) determines in accordance with the Servicing Standard that the circumstances warrant that the related Mortgage Loan or Serviced Whole Loan (or REO Mortgage Loan or REO Serviced Companion Loan) be transferred to special servicing); or

(e)      the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(f)      the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(g)      the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

An “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) occurs if the related mortgage loan documents require that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing and other than with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan for so long as the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder or the Westfield Wheaton Whole Loan (prior to the Westfield Wheaton Companion Loan Securitization Date)), the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder (with respect to Soho-Tribeca Grand Hotel Portfolio Whole Loan for so long as the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is the Soho-Tribeca Grand

Hotel Portfolio Whole Loan Directing Holder), or the Westfield Directing Holder, as applicable), that (i) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) such insurance is not available at any rate; provided, however, that the Controlling Class Representative, the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder or the Westfield Wheaton Directing Holder, as applicable, will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Controlling Class Representative, the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder or the Westfield Wheaton Directing Holder, as applicable, the Special Servicer will not be required to do so. In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, may rely on the opinion of an insurance consultant.

A Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

●
with respect to the circumstances described in clause (a) of the definition of Specially Serviced Loan, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan or Serviced Whole Loan, as applicable (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

●
with respect to the circumstances described in clauses (c), (d), (e) and (f) of the definition of Specially Serviced Loan, such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

●
with respect to the circumstances described in clause (b) of the definition of Specially Serviced Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

●	with respect to the circumstances described in clause (g) of the definition of Specially Serviced Loan, such proceedings are terminated;

provided that at such time no other circumstances described in clauses (a) through (g) of the definition of “Specially Serviced Loan” exists that would cause the Mortgage Loan to be characterized as a “Specially Serviced Loan.”

If a Servicing Transfer Event exists with respect to one loan in a Serviced Whole Loan, it will be considered to exist for the entire Serviced Whole Loan.

The Special Servicer will be responsible for the servicing and administration of each Mortgage Loan (excluding the Non-Serviced Mortgage Loans) and Serviced Companion Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan. The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan to the Special Servicer when that Mortgage Loan (or Serviced Whole Loan) becomes a Specially Serviced Loan. The Special Servicer will return the servicing of that Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in any REO Property acquired with respect to any Non-Serviced Whole Loan).

Each Non-Serviced PSA provides, or is expected to provide, for servicing transfer events that are similar (or similar in nature to) but not identical to those set forth above. Upon the occurrence of a servicing transfer event under any such Non-Serviced PSA, servicing of both the related Non-Serviced Mortgage Loan and its respective Companion Loan(s) will be transferred to the related special servicer.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan or Serviced Whole Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on a Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Loan Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee on the Mortgage Loan (including each Non-Serviced Mortgage Loan) and, with respect to each Non-Serviced Mortgage Loan, exclusive of the master or similar servicing and administrative fees payable to the master servicer or other parties under the related Non-Serviced PSA) on each Mortgage Loan (excluding each Companion Loan but including the Non-Serviced Mortgage Loan) that was delinquent as of the close of business on the immediately preceding Due Date (without regard to any grace period) (and which delinquent payment has not been cured as of the business day immediately preceding the Master Servicer Remittance Date). In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest or prepayment premiums or yield maintenance charges. The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of payments of delinquent interest on any Mortgage Loan as to which an Appraisal Reduction exists will equal (i) the amount of interest required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction less (ii) an amount equal to the product of (x) the amount otherwise required to be advanced by the Master Servicer in respect of such delinquent payment of interest without giving effect to such Appraisal Reduction, and (y) a fraction, the numerator of which is the Appraisal Reduction with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period.

No P&I Advance will be made by the Master Servicer on any Companion Loan. However, to the extent required under the related Co-Lender Agreement, if a P&I Advance is made with respect to any Serviced Mortgage Loan, the Master Servicer or Trustee shall notify the Companion Loan Holder(s) and the Special Servicer (and the related master servicer and special servicer under the pooling and servicing agreement governing such Companion Loan Holder(s), if applicable) of the aggregate amount of P&I Advances made with respect to such Serviced Mortgage Loan within two business days of making such advance.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans) including each Serviced Whole Loan and REO Property to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property, subject to a non-recoverability determination.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in accordance with the Servicing Standard, that such Advance would be a Non-Recoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Non-Recoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Non-Recoverable Advance. The Special Servicer will have no obligation to make any Property Advance.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

●	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

●	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance to be a Non-Recoverable Advance.

The Master Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate (the “Advance Rate”), compounded annually, as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period (or, if there is no grace period, on or prior to the related Due Date), interest on such P&I Advance will accrue only from and after the expiration of such grace period (or, if there is no grace period, from and after the related Due Date). If the interest on such Advance is not recovered from Modification Fees or Penalty Charges on the related Mortgage Loan, a shortfall will result which may adversely affect distributions on the Offered Certificates and possibly cause a Realized Loss. The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

The master servicer under each Non-Serviced PSA will be obligated to make servicing advances with respect to the related Non-Serviced Whole Loan(s) and will be entitled to reimbursement for such servicing advances pursuant to provisions that are generally similar to, but not identical to, the provisions set forth above with respect to the Serviced Whole Loans. In addition, if any such servicing advance is determined to be a nonrecoverable advance under the related Non-Serviced PSA, then the related master servicer or the trustee, as applicable, will be entitled to reimbursement, with interest, from general collections on the Mortgage Loans in this securitization for the pro rata portion of such nonrecoverable advances allocable to the related Mortgage Loan pursuant to the terms of the related Co-Lender Agreement.

None of the Master Servicer or the Trustee will be required to make any Advance that the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, Net Condemnation Proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or Serviced Whole Loan or REO Property, as the case may be, as to which such Advance was made. In addition, if the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable from the foregoing sources (any such Advance, or any servicing advance on a Non-Serviced Whole Loan determined as non-recoverable under the related Non-Serviced PSA and reimbursed out of general collections on the Mortgage Loans, a “Non-Recoverable Advance”), then the Master Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties. Any such determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Trustee, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the Companion Loan Holder(s) (and the related master servicer and special servicer under the related pooling and servicing agreement governing such Companion Loan, if applicable), in the case of any Serviced Whole Loan, the Trustee (unless it is the entity making the determination), the Special Servicer (unless it is the entity making the determination), the Master Servicer (unless it is the entity making the determination), the Depositor and to the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination. Any such non-recoverability determination by the Master Servicer or the Special Servicer described in this paragraph with respect to the recoverability of Advances will be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Trustee; provided that this sentence will not be construed to entitle the Special Servicer to reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that an Advance constitutes or would constitute a Non-Recoverable Advance. Although the Special Servicer (or, if appropriate, any party under the applicable Non-Serviced PSA in the case of a Non-Serviced Mortgage Loan) may determine whether a Property Advance is a Non-Recoverable Advance, the Special Servicer will have no right to make an affirmative determination that any Property Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that a Property Advance to be made (or contemplated to be made), will not be ultimately recoverable, as described in the first sentence of this paragraph. With respect to each Non-Serviced Mortgage Loan and the Master Servicer’s and Trustee’s obligation to make P&I Advances, the Master Servicer may make its own independent determination as to nonrecoverability notwithstanding any determination of nonrecoverability by or on behalf of the related Companion Loan Holder. In addition, the master servicer under each Non-Serviced PSA will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to any Non-Serviced Mortgage Loans.

Notwithstanding anything in this prospectus supplement to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) a payment from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan) notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would, if advanced, be a Non-Recoverable Advance, if making the payment would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or would remediate any adverse environmental condition or circumstance at the related Mortgaged Property, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders and any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and/or the related Serviced Companion Loan Holder(s) constituted a single lender) (and with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan, taking into account the subordinate nature of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan).

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including all Advances made with respect to each Serviced Whole Loan or Non-Serviced Mortgage Loan, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan (or Serviced Whole Loan) by the borrower and any other collections on the Mortgage Loan (or Serviced Whole Loan), (ii) from insurance proceeds, Condemnation Proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan (or Serviced Whole Loan) or the related Mortgaged Property or (iii) upon a determination, in accordance with the Servicing Standard (with respect to the Master Servicer and the Special Servicer) or in its good faith business judgment (with respect to the Trustee), that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for a Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of 6 months will be subject to the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing, in which case the Controlling Class Representative must be consulted with unless a Consultation Termination Event has occurred and is continuing). In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Non-Recoverable Advance or interest on such Non-Recoverable Advance). The Master Servicer, the Special Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer, the Special Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts (that have not been reimbursed to the party that made such Advance) and unreimbursed Non-Recoverable Advances, would not be ultimately recoverable from the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that Non-Recoverable Advance) or portion of any Non-Recoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance immediately (together with interest on that Non-Recoverable Advance). An election by the Master Servicer, the Special Servicer or the Trustee will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). The fact that a decision to recover a Non-Recoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders. The Master Servicer’s, the Special Servicer’s or the Trustee’s decision to defer reimbursement of such Non-Recoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Trustee or a right of the Certificateholders.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement. The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Serviced Whole Loan Custodial Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of each Serviced Whole Loan in such Serviced Whole Loan Custodial Account. The Issuing Entity will only be entitled to amounts on deposit in a Serviced Whole Loan Custodial Account to the extent these funds are not otherwise payable to a related Companion Loan Holder or payable or reimbursable to any party to the Pooling and Servicing Agreement. Any amounts in a Serviced Whole Loan Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

The Certificate Administrator will be required to establish and maintain two accounts, which may be sub-accounts of a single account: (i) the “Lower-Tier Distribution Account” and (ii) the “Upper-Tier Distribution Account” (collectively with the Lower-Tier Distribution Account, the “Distribution Accounts”). With respect to each Distribution Date, on the related Master Servicer Remittance Date, the Master Servicer will be required to withdraw from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, the Available Funds for such Distribution Date and any prepayment premiums or yield maintenance charges received as of the related Determination Date. In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier Distribution Account, as applicable, as described in this prospectus supplement. On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates first, from the Lower-Tier Distribution Account, and deposit such amounts in the Upper-Tier Distribution Account for distribution on the Certificates. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may be a sub-account of the Distribution Account. On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (commencing in 2016) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit into the Interest Reserve Account, in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, an amount equal to one day’s interest at the related Net Mortgage Loan Rate on the respective Stated Principal Balance, as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On or prior to the Master Servicer Remittance Date occurring in March (or February, if such Distribution Date is the final Distribution Date) of each calendar year, the Certificate Administrator will be required to transfer to the Lower-Tier Distribution Account the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may be a sub-account of a Distribution Account. To the extent that any gains are realized on sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account and applied, first, to all amounts due and payable on the Regular Certificates and all Realized Losses allocable to such Certificates after application of the Available Funds for such Distribution Date, and then, to the extent such gains exceed amounts reasonably anticipated to be required to offset possible future Realized Losses (as determined by the Special Servicer), to make payments to the Class R Certificates.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

The Collection Account, any Serviced Whole Loan Custodial Account, any REO Account, each Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and any Serviced Whole Loan Custodial Account) or the Special Servicer (in the case of any REO Account)), on behalf of the Trustee for the benefit of the holders of Certificates. Each of the Collection Account, any Serviced Whole Loan Custodial Account, any REO Account, each Distribution Account, the Interest Reserve Account, any escrow account and the Excess Liquidation Proceeds Reserve Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Collection Account, any Serviced Whole Loan Custodial Account and any REO Account may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies. Interest or other income earned on funds in the Collection Account and any Serviced Whole Loan Custodial Account, will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. None of the amounts on deposit in Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account may be invested by the Certificate Administrator.

If with respect to any Mortgage Loan (or Serviced Whole Loan) the related mortgage loan documents permit the lender to (but do not require the lender to), at its option, prior to an event of default under the related Mortgage Loan (or Serviced Whole Loan), apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, the Master Servicer will be required to hold such amounts in the applicable reserve account and may not apply such amounts as a prepayment until the occurrence of an event of default under the related Mortgage Loan (or Serviced Whole Loan). Such amount may be used, if permitted under the related mortgage loan documents, to defease the related Mortgage Loan (or Serviced Whole Loan), or upon an event of default under the related Mortgage Loan (or Serviced Whole Loan) to prepay the Mortgage Loan (or Serviced Whole Loan).

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply all Penalty Charges and Modification Fees (to the extent permitted under the related Co-Lender Agreement and not applied to pay or reimburse the Master Servicer or the Trustee under the Pooling and Servicing Agreement) received with respect to a Mortgage Loan, Serviced Whole Loan or Non-Serviced Mortgage Loan (to the extent remitted to the Master Servicer by the master servicer under any Non-Serviced PSA and, in any event, subject to related Co-Lender Agreement) during the related one-month period ending on the related Determination Date as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Non-Recoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Serviced Whole Loan;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Serviced Whole Loan previously determined to be Non-Recoverable Advances and previously reimbursed to the Master Servicer and/or Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Non-Recoverable Advances and related interest on Non-Recoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Whole Loan previously paid from the Collection Account or Serviced Whole Loan Custodial Account (and such amounts will be retained or deposited in the Collection Account or Serviced Whole Loan Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation, pro rata, as set forth in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, Penalty Charges collected on any Whole Loan are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Whole Loans—The 500 Fifth Avenue Whole Loan and the St. Louis Premium Outlets Whole Loan—Application of Payments”, “—The Westfield Trumbull Whole Loan—Application of Payments”, “—The Westfield Wheaton Whole Loan—Application of Payments” and “—The Bayshore Mall Whole Loan—Application of Payments” in this prospectus supplement.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of any Serviced Whole Loan Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus supplement (the order set forth below not constituting an order of priority for such withdrawals): (i) to remit on or before each Master

Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier Distribution Account an amount equal to the sum of (I) the Available Funds and any prepayment premiums or yield maintenance charges distributable on the related Distribution Date and (II) the Trustee/Certificate Administrator Fee for the related Distribution Date, (B) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess Liquidation Proceeds received in the applicable one-month period ending on the related Determination Date, if any, and (C) to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”, (ii) to pay or reimburse the Master Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer (who will be required to pay the holder of the excess servicing fee rights the portion of the Servicing Fee that represents excess servicing fees in accordance with the Pooling and Servicing Agreement) and the Special Servicer, as applicable, as compensation, the aggregate unpaid servicing compensation in respect of the immediately preceding Interest Accrual Period, (iv) to pay to the Operating Advisor the Operating Advisor Consulting Fee (but not with respect to Non-Serviced Mortgage Loans; and only to the extent actually received from the related borrower) and the Operating Advisor Fee, (v) to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement or otherwise, all amounts received on such Mortgage Loan or REO Property during the applicable one-month period ending on the related Determination Date and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (vi) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (vii) to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on either Trust REMIC, (viii) to pay the CREFC® Intellectual Property Royalty License Fee, (ix) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (x) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity. However, certain of the foregoing withdrawals of items specifically related to a Serviced Whole Loan or related REO Property will first be made out of the related Serviced Whole Loan Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Serviced Whole Loan Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to a related Non-Serviced PSA, pursuant to the related Co-Lender Agreement. If the Master Servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to a Serviced Whole Loan (taking into account the subordinate nature of a Subordinate Companion Loan), then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from the related Serviced Companion Loan Holder (which after a securitization of such Companion Loan may be a securitization trust). See “Description of the Mortgage Pool—The Whole Loans—The 500 Fifth Avenue Whole Loan and the St. Louis Premium Outlets Whole Loan—Application of Payments”, “—The Westfield Trumbull Whole Loan—Application of Payments”, “—The Westfield Wheaton Whole Loan—Application of Payments” and “—The Bayshore Mall Whole Loan—Application of Payments” in this prospectus supplement.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan. Likewise, the Trustee/Certificate Administrator Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Companion Loan.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-on-Sale. Subject to the discussion under “—Controlling Class Representative” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement, the Master Servicer (with respect to non-Specially Serviced Loans and subject to the consent of the Special Servicer) and the Special Servicer (with respect to Specially Serviced Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan or Serviced Companion Loan may have under a due-on-sale clause (which includes, without limitation, any rights arising out of sales or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, to the extent prohibited under the related mortgage loan documents) to accelerate payment of that Mortgage Loan or Serviced Whole Loan. With respect to any such non-Specially Serviced Loans, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Controlling Class Representative” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement) to approve or disapprove the transaction. However, the Special Servicer or the Master Servicer, as applicable, may not waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

●	the Special Servicer or the Master Servicer, as applicable, has received a Rating Agency Confirmation, or

●
such Mortgage Loan (including a Mortgage Loan related to a Serviced Whole Loan) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is equal to or less than $35 million and (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Due-on-Encumbrance. Subject to the discussion under “—Controlling Class Representative” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement, the Master Servicer (with respect to non-Specially Serviced Loans and subject to the consent of the Special Servicer) and the Special Servicer (with respect to Specially Serviced Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan or Serviced Whole Loan may have under a due-on-encumbrance clause (which includes, without limitation, any rights arising out of any mezzanine/subordinate financing of any borrower or any Mortgaged Property or any sale or transfer of preferred equity in any borrower or its owners, to the extent prohibited under the related mortgage loan documents) to accelerate payment of that Mortgage Loan or Serviced Whole Loan. With respect to any non-Specially Serviced Loans, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Controlling Class Representative” below and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—The Whole Loans” in this prospectus supplement) to approve or disapprove the transaction. However, the Special Servicer or the Master Servicer, as applicable, may not waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

●	the Special Servicer or the Master Servicer, as applicable, has received a Rating Agency Confirmation, or

●
such Mortgage Loan (including a Mortgage Loan related to a Serviced Whole Loan) (A) represents less than 2% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $20 million or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan (or Serviced Whole Loan, if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for Mortgage Loans and Serviced Whole Loans other than Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for (i) consent to subject the related Mortgaged Property to an immaterial easement, a right of way or similar agreement for utilities, access, parking, public improvements or another purpose, (ii) consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement and (iii) consent to any other matter that is not a Major Decision and does not otherwise require the Special Servicer’s consent.

See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the prospectus.

Inspections

The Master Servicer (or, with respect to any Specially Serviced Loans and REO Properties, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property that secures a Mortgage Loan (but not a Non-Serviced Mortgage Loan) or Serviced Whole Loan at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to such Mortgaged Property relating to Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to such Mortgaged Property relating to Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2016; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. The Special Servicer is required to inspect the Mortgaged Property securing each Mortgage Loan or Serviced Whole Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist. The cost of any annual inspection, or bi-annual inspection, as the case may be, is required to be borne by the Master Servicer unless the related Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan. The Master Servicer will be required to reimburse the Special Servicer for the cost of any inspection of a Specially Serviced Loan as a Property Advance (or as an expense of the Issuing Entity and paid by the Master Servicer amount of the Collection Account if the Property Advance would be a Non-Recoverable Advance) and any out-of-pocket costs incurred with respect to such inspection will be borne by the Issuing Entity.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Custodian and the Certificate Administrator are

required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer, the Special Servicer, the Certificate Administrator are required to cause (or, in the case of a sub-servicer that a Sponsor requires the Master Servicer to retain, to use commercially reasonable efforts to cause) any sub-servicer (required under Regulation AB) retained by it to deliver) annually to the Depositor, the Certificate Administrator, the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) and, in the case of a Serviced Companion Loan that is part of a separate securitization, the applicable depositor and other applicable reporting parties under the applicable pooling and servicing agreement, on or before the date specified in the Pooling and Servicing Agreement, an officer’s certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the related sub-servicing agreement in the case of a sub-servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement or the related sub-servicing agreement in the case of a sub-servicer, as applicable, in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator, the Custodian and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause each servicing function participant (or, in the case of each servicing function participant that a Sponsor requires the Master Servicer to retain, to use commercially reasonable efforts to cause such servicing function participant) to furnish), annually, to the Certificate Administrator, the Trustee, the Custodian, the Operating Advisor (only in the case of a report furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event), the Depositor and, in the case of a Serviced Companion Loan that is part of a separate securitization, the applicable depositor and any other applicable reporting parties under the applicable pooling and servicing agreement, a report (an “Assessment of Compliance”) assessing compliance by that party with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year covered by the Form 10-K required to be filed pursuant to the Pooling and Servicing Agreement, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

●
a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

A “servicing function participant” is any person or entity, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities with respect to the Issuing Entity that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless those activities relate to 5% or less of the Mortgage Loans by balance.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its respective rights and delegate its respective duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation (except in the case of a successor Operating Advisor that satisfies the requirements for an Eligible Operating Advisor). The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. Except as otherwise provided below under “—Operating Advisor—Termination of the Operating Advisor without Cause” with respect to the resignation by the Operating Advisor in certain circumstances, the Pooling and Servicing Agreement provides that the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer, Special Servicer or Operating Advisor, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel to that effect delivered to the Trustee and the Certificate Administrator. In the case of a resigning Master Servicer, Special Servicer or Operating Advisor, no such resignation (except in circumstances where no successor Operating Advisor is required to be appointed) may become effective until the Trustee or a successor master servicer, special servicer or operating advisor has assumed the responsibilities, duties, liabilities and obligations of the Master Servicer, Special Servicer or Operating Advisor, as applicable, under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer, the Special Servicer or the Operating Advisor would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain and other than certain excess servicing fees that may be retained by the Master Servicer). If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will be treated as a shortfall resulting in Realized Losses; provided that, for so long as no Consultation Termination Event has occurred and is continuing, the Trustee will be required to consult with the Controlling Class Representative and will be directed by the Depositor prior to the appointment of a successor Master Servicer, Special Servicer or Operating Advisor at a servicing or operating advisor compensation in excess of that permitted to the terminated Master Servicer, Special Servicer or Operating Advisor, as applicable.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, or any of the directors, members, managers, officers, employees or agents of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the Certificateholders, the Companion Loan Holders or any other person or entity for any action taken, or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or any such person or entity will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such respective party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such respective party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard on the part of such respective party of its obligations or duties under the Pooling and Servicing Agreement. In addition, each of the Master Servicer, the Special Servicer and the Operating Advisor will be required to indemnify the Depositor, and any employee, director or officer of the Depositor, the Issuing Entity and the Serviced Companion Loan Holders (including each party to a pooling and servicing agreement relating to a Serviced Companion Loan) and hold the Depositor, any employee, director or officer of the Depositor, the Issuing Entity and the Serviced Companion Loan Holders harmless against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties (i) as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the duties of the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, or by reason of negligent disregard of the Master Servicer’s, the Special Servicer’s or the Operating Advisor’s, as the case may be, obligations or duties under the Pooling and Servicing Agreement, or (ii) as a result of the breach by the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, of any of its representations or warranties contained in the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including reasonable legal fees and expenses) incurred in connection with, or relating to, the Pooling and Servicing Agreement or the Certificates, other than any loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including reasonable legal fees and expenses): (i) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties; (ii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; (iii) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; or (iv) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured; provided, however, that any of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor may in its discretion undertake any such action related to its obligations under the Pooling and Servicing Agreement which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders under the Pooling and Servicing Agreement. In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor will be entitled to be reimbursed for those amounts from the Collection Account or the applicable Serviced Whole Loan Custodial Account, as applicable, as provided in the Pooling and Servicing Agreement.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform, any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be indemnified and reimbursed by the Issuing Entity from the Collection Account as provided in the Pooling and Servicing Agreement to the extent not recoverable from the Master Servicer or Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that each master servicer, special servicer, depositor, trustee, certificate administrator and operating advisor under a Non-Serviced PSA, and any of their respective directors, officers, employees or agents (each, a “Pari Passu Indemnified Party”), will be indemnified by the Issuing Entity and held harmless against the Issuing Entity’s pro rata share (subject to the related Co-Lender Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of each Non-Serviced Mortgage Loan and the related Mortgaged Property under the related Non-Serviced PSA (but excluding any such losses allocable to each Non-Serviced Companion Loan), other than any losses incurred by reason of any Pari Passu Indemnified Party’s willful misfeasance, bad faith or negligence in the performance of its obligations or duties or by reason of negligent disregard of obligations and duties under the applicable Non-Serviced PSA.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)      (i) any failure by the Master Servicer to make any deposit or payment required to be made by the Master Servicer to the Collection Account or any Serviced Whole Loan Custodial Account or make a required remittance to any Serviced Companion Loan Holder on the day and by the time such deposit or remittance is first required to be made under the terms of the Pooling and Servicing Agreement, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date;

(b)      any failure by the Special Servicer to deposit into any REO Account within two business days after such deposit is required to be made or to remit to the Master Servicer for deposit into the Collection Account or any Serviced Whole Loan Custodial Account, as applicable, any amount required to be so deposited or remitted by the Special Servicer pursuant to, and within one business day after the time specified by, the terms of the Pooling and Servicing Agreement;

(c)      any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after the date on which written notice of such failure, requiring the same to be remedied, been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by the holders of Certificates of any Class, evidencing, as to such Class, not less than 25% of the Voting Rights allocable to such Class or, if affected thereby, by a Serviced Companion Loan Holder; provided, however, that if any such failure within a 30-day cure period is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 60 days; provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

(d)      any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or any Serviced Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights or, if affected thereby, by a Serviced

Companion Loan Holder; provided, however, that if such breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 60 days; provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

(e)      certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)      either Moody’s Investors Service, Inc. (“Moody’s”) or Kroll Bond Rating Agency, Inc. (“KBRA”) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or one or more classes of Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or one or more classes of Serviced Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the Master Servicer or any Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency within 60 days of such event);

(g)      the Trustee or Certificate Administrator receives written notice that the Master Servicer has ceased to have a commercial master servicer rating of at least “CMS3” from Fitch Ratings, Inc. (“Fitch”) and that rating is not reinstated within 60 days or the Trustee or Certificate Administrator receives written notice that the Special Servicer has ceased to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be;

(h)      a servicing officer of the Master Servicer or the Special Servicer, as applicable, obtains knowledge that the Master Servicer or the Special Servicer, as applicable, has failed to maintain a ranking by Morningstar Credit Ratings, LLC (“Morningstar”) equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable, and the Master Servicer or the Special Servicer, as applicable, is not reinstated to that ranking within 60 days (provided that if Morningstar has not issued a ranking with respect to such Master Servicer or Special Servicer, as applicable, then the following shall constitute a Servicer Termination Event: such Master Servicer or Special Servicer, as applicable, was acting as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by a Rating Agency within the 12-month period prior to the date of determination (or, in the case of the initial Master Servicer or the initial Special Servicer, as applicable, prior to the Closing Date), and Morningstar has qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of commercial mortgage securities, publicly citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade or withdrawal has not been withdrawn by Morningstar within 60 days of such event)); and

(i)      the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator, Depositor or a depositor under any other securitization to comply with the Issuing Entity’s reporting obligations under the Exchange Act (any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Serviced Companion Loan Securities” mean any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a Companion Loan that is part of a Serviced Whole Loan (or a portion of or interest in such Companion Loan).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates (or, solely in the case of the related Serviced Whole Loan, at the direction of an affected Serviced Companion Loan Holder) to the Trustee, the Trustee will be required to terminate the Master Servicer or the Special Servicer, as applicable. Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be). If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must promptly appoint, or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution to act as successor to the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain a Rating Agency Confirmation regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further, that, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to approve a successor Special Servicer. Pending such appointment, unless the Trustee is prohibited by law from so acting, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; provided, further, that, for so long as no Consultation Termination Event has occurred and is continuing, the Trustee will be required to consult with the Controlling Class Representative prior to the appointment of a successor Master Servicer or Special Servicer at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable. Any compensation in excess of that payable to the predecessor Master Servicer, the Special Servicer or Operating Advisor may result in Realized Losses or other shortfalls on the Certificates. For so long as the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, the appointment of any successor special servicer with respect to the related Whole Loan is subject to the consent of such Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder. The appointment of successor special servicer with respect to the Westfield Wheaton Whole Loan (prior to the Westfield Wheaton Companion Loan Securitization Date) is subject to the consent of the Westfield Wheaton Directing Holder.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities, and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of related Serviced Companion Loan Securities, then the Master Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the holders of any Certificates, but upon the written direction of the related Serviced Companion Loan Holder, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan. Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f), (g), (h) or (i) under “—Servicer Termination Events” above only has an adverse effect on a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities, then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Serviced Companion Loan Holder may terminate the Special Servicer with respect to the related Serviced Whole Loan.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clauses (f), (g) or (h) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Pooling and Servicing Agreement, the Certificates, any Mortgage Loan or Serviced Whole Loan, unless such holder previously has given to the Trustee a written notice of a default and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby have made written request upon the Trustee (with a copy to the Certificate Administrator) to institute such action, suit or proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute any such action, suit or proceeding.

Neither the Trustee nor the Certificate Administrator, as applicable, will have any obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the Certificateholders pursuant to the provisions of the Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as applicable, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (and, if such Servicer Termination Event is on the part of a Special Servicer with respect to a Serviced Whole Loan only, by each affected Serviced Companion Loan Holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes, and (2) a Servicer Termination Event under clause (i) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of each Serviced Companion Loan Holder, is any, that is affected by such Servicer Termination Event. If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Serviced Whole Loan, the related Serviced Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Serviced Whole Loan, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a)      if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be replaced with respect to the Mortgage Loans and the Serviced Whole Loans at the direction of (i) the Controlling Class Representative, and (ii) solely in the case of the Westfield Wheaton Whole Loan prior to the Westfield Wheaton Companion Loan Securitization Date, the Westfield Wheaton Directing Holder upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement;

(b)      if a Control Termination Event has occurred and is continuing, the Special Servicer may be removed, with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and the Serviced Whole Loans, in accordance with the procedures set forth below, at the written direction of (a) holders of Regular Certificates evidencing at least 75% of a Certificateholder Quorum or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates; and

(c)      solely with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan, the Special Servicer may be replaced by the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder or its designee, with or without cause, for so long as the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder.

In each case described in clause (a) and (b) above, with respect to removing the Special Servicer for the Soho-Tribeca Grand Hotel Portfolio Whole Loan without cause, the consent of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder must be obtained for so long as it is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder.

In each case described in clause (a) and (b) above, with respect to removing the Special Servicer for the Westfield Wheaton Whole Loan without cause, the consent of the Westfield Wheaton Directing Holder must be obtained.

The procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates (other than the Class R Certificates) evidencing at least 25% of the Voting Rights of the Certificates requesting a vote to terminate and replace the Special Servicer with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation with respect to the termination of the existing Special Servicer and the replacement of the Special Servicer with the proposed successor, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the written direction of (a) holders of Regular Certificates evidencing at least 75% of a Certificateholder Quorum or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the proposed successor special servicer; provided that if such written direction is not provided within 180 days of the initial request for a vote to terminate and replace the Special Servicer, then such written direction will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and Certificate Owner may access such notices on the Certificate Administrator’s website and each Certificateholder and Certificate Owner may register to receive email notifications when such notices are posted on the website. The appointment of a successor Special Servicer will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer. In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed as Special Servicer if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to vote whether they wish to remove the Special Servicer. Upon (i) the written direction of holders of Non-Reduced Certificates evidencing greater than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates within 180 days of the initial request for a vote and (ii) receipt of Rating Agency Confirmation from each Rating Agency by the Certificate Administrator following satisfaction of the foregoing clause (i), the Trustee will (A) terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the recommended successor special servicer and (B) promptly notify the outgoing Special Servicer of the effective date of such termination. The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation and administering such vote will be an additional expense of the Issuing Entity. In the event that the Certificate Administrator does not receive at least 50% of the requested votes within 180 days of the initial request for such vote, then the Trustee will have no obligation to remove the Special Servicer and such recommendation will lapse and be of no force and effect.

Notwithstanding the foregoing, in the case of the Soho-Tribeca Grand Hotel Portfolio Whole Loan, for so long as the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan or any related REO Property, (a) the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder will have the right to terminate and replace the Special Servicer solely with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan or any related REO Property, with or without cause, in accordance with the Soho-Tribeca Grand Hotel Portfolio Co-Lender Agreement, and (b) the rights of the Controlling Class Representative or the Certificateholders to terminate or replace the Special Servicer with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan or any related REO Property as described above will be subject to the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder’s right to consent to any such termination or replacement.

Notwithstanding the foregoing, in the case of the Westfield Wheaton Whole Loan, prior to the Westfield Wheaton Companion Loan Securitization Date, (a) the Westfield Wheaton Directing Holder will have the right to terminate and replace the Special Servicer solely with respect to the Westfield Wheaton Whole Loan or any related REO Property, with or without cause, in accordance with the Westfield Wheaton Co-Lender Agreement, and (b) the rights of the Controlling Class Representative or the Certificateholders to terminate or replace the Special Servicer with respect to the Westfield Wheaton Whole Loan or any related REO Property as described above will be subject to the Westfield Wheaton Directing Holder’s right to consent to any such termination or replacement.

In addition, the Depositor may terminate the Special Servicer upon 5 business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of such current or former Operating Advisor.

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above, the holders of Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account Realized Losses and the application of any

Appraisal Reduction amounts to notionally reduce the Certificate Principal Balance of the Certificates) of all Certificates (other than the Class R Certificates), on an aggregate basis.

Amendment

The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(a)      to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or any Serviced Companion Loan Holder;

(b)      to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement, or with the description of the provisions in the prospectus or the final prospectus supplement or to correct any error;

(c)      to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, any Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Holder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)      to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, any Serviced Companion Loan Holder, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee (see “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates” in the prospectus) or (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations;

(e)      to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Serviced Companion Loan Holder, as evidenced by an opinion of counsel;

(f)       to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement;

(g)      to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Serviced Companion Loan Holder; and

(h)      in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to the extent necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to the preceding clause (A).

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the preceding paragraph will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Sponsor, (iv) change in any manner the obligations or rights of any underwriter or initial purchaser of Certificates without the consent of the related underwriter or initial purchaser, or (v) adversely affect any Companion Loan Holder in its capacity as such without its consent.

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, In Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012) and Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)). These rulings are contrary to more than three decades of market and Securities and Exchange Commission practice, as well as guidance provided by the Division of Corporation Finance as posted on the Securities and Exchange Commission’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”) regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”). See also Harbor Financial, Inc. 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988). In addition, on December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgaged-backed securities at issue are exempt under Section 304(a)(2) of the TIA. If any of these rulings by the lower courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.

In the event that subsequent to the date of this prospectus supplement the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66-2/3% of the aggregate Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans (or Serviced Whole Loans, if applicable) which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to any holder of a Serviced Companion Loan without the consent of that holder, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain the consent of any Serviced Companion Loan Holder without the consent of the holders of all Certificates of that Class then outstanding or the consent of each Serviced Companion Loan Holder, as applicable, (3) change in any manner the obligations or rights of any Sponsor under a Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the affected Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the holders of Certificates or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect any Companion Loan Holder in its capacity as such without its consent, (7) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, or (8) change in any manner the obligations or rights of any underwriter or initial purchaser without the consent of the affected underwriter or initial purchaser.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended unless, if requested by the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator, such party has received an opinion of counsel, at the expense of the party requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not cause a Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, and will not cause a tax to be imposed on a Trust REMIC under the REMIC provisions (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property). Prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer may request, and will be entitled to rely conclusively upon, an opinion of counsel, at the expense of the person requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) of the first paragraph of this section entitled “—Amendment” (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable), then at the expense of the Issuing Entity) stating that the execution of the amendment is authorized or permitted by the Pooling and Servicing Agreement, and that all conditions precedent to such amendment are satisfied. Each of the Trustee and the Certificate Administrator may, but will not be obligated to, enter into any such amendment which affects the Trustee’s or the Certificate Administrator’s, as applicable, own rights, duties or immunities under the Pooling and Servicing Agreement. The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such proposed amendment.

In addition, certain amendments to the Pooling and Servicing Agreement may require the delivery of certain other opinions of counsel at the expense of the Issuing Entity.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals. Promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Mortgage Loan), the Special Servicer will be required to use reasonable efforts to obtain an updated appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards and in accordance with FIRREA standards (an “Updated Appraisal”), the costs of which will be advanced by, and reimbursable to the Master Servicer, as a Property Advance (or as an expense of the Issuing Entity and paid by the Master Servicer out of the Collection Account if such Property Advance would be a Non-Recoverable Advance); provided, however, that the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards and in accordance with FIRREA standards which is less than nine months old unless the Special Servicer determines in accordance with the Servicing Standard that such previously obtained appraisal is materially inaccurate.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans. In connection with any foreclosure, enforcement of the mortgage loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity paid directly out of the Collection Account if determined to be a Non-Recoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and any Serviced Companion Loan Holder; provided that to the extent the related Companion Loan has been included in a securitization transaction, all notices and documentation required to be provided to the related Serviced Companion Loan Holder will be provided to the master servicer under such securitization transaction.

Notwithstanding anything in this prospectus supplement to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or, if applicable, the related Serviced Companion Loan Holders, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, or obtain title to any direct or indirect partnership or membership interest in a borrower pledge pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Custodian, the Trustee, the Certificate Administrator or the Issuing Entity or the Certificateholders or, if applicable, the related Serviced Companion Loan Holders, would be considered to hold title to, or be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, any related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and, if applicable, the related Serviced Companion Loan Holder(s) (as a collective whole as if the Issuing Entity and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender) (and with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan, taking into account the subordinate nature of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation. If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, any related Serviced Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee (which may not include the Master Servicer but may be a single member limited liability company owned by the Issuing Entity and managed by the Special Servicer) or a separate trustee or co-trustee on behalf of the Trustee as holder of the Lower-Tier Regular Interests and on behalf of the holders of the Certificates and, if applicable, the related Serviced Companion Loan Holders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan or Serviced Whole Loan, such Mortgage Loan will (except for certain instances set forth in the Pooling and Servicing Agreement) be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity and will be reduced only by collections net of expenses.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell such REO Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell such REO Property or (2) the Special Servicer obtains an opinion of counsel addressed to the Special Servicer, the Certificate Administrator and the Trustee, to the effect that the holding by the Lower-Tier REMIC of such REO Property subsequent to the close of the third calendar year following the year in which such acquisition occurred will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any REO Property so acquired in accordance with the Servicing Standard. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Issuing Entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and, if applicable, the related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender, taking into account the subordinate nature of the related Subordinate Companion Loan) is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool—Prohibited Transactions” in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan (or REO Property) are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan (or the related REO Mortgage Loan), (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan and (4) if such Mortgage Loan (or REO Mortgage Loan) is purchased by a Sponsor, any expenses incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the breach or document defect that gave rise to the repurchase or substitution obligation, the Issuing Entity will realize a loss in the amount of the shortfall. The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties. Promptly upon a Mortgage Loan (excluding a Non-Serviced Mortgage Loan) or Serviced Whole Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan that becomes a Defaulted Mortgage Loan, the related Serviced Companion Loan Holder(s), (as a collective whole as if such Certificateholders and, in the case of a Serviced Whole Loan, the related Serviced Companion Loan Holder(s), constituted a single lender) (and with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan, in the event that the Special Servicer elects to attempt to sell the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan, taking into account (i) the subordinate nature of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan and (ii) that the related Mortgage Loan and Pari Passu Companion Loan may be sold together without the related Subordinate Companion Loan under the related Co-Lender Agreement) to attempt to sell such Defaulted Mortgage Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for such Defaulted Mortgage Loan on behalf of the Certificateholders and, if applicable, the related Serviced Pari Passu Companion Loan Holder(s) in such manner as will be reasonably likely to realize a fair price; provided that, in the case of the Soho-Tribeca Grand Hotel Portfolio Whole Loan, the Special Servicer (with the consent of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder), is permitted but not required, to include the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan as part of any such sale of such Whole Loan. The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for such Defaulted Mortgage Loan. The Special Servicer is required to notify the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and any affected Serviced Companion Loan Holder of any inquiries or offers received regarding the sale of any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), and in determining whether any offer from an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, any Appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan or Serviced Whole Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the Trustee may not be an offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Repurchase Price, (ii) the offer is the highest offer received and (iii) at least two other offers are received from independent third parties; provided, however, that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Property Advance. For the avoidance of doubt, an offer equivalent to the Repurchase Price will be deemed a fair price and the Trustee will not be required to make a fair price determination if such offeror is an Interested Person.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in properties similar to the subject REO Property that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such REO Property. If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person and if not paid, will be reimbursed by the Trust; provided that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Co-Lender Agreement, if such Serviced Whole Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell each related Serviced Companion Loan together with such Mortgage Loan as one whole loan; provided that, in connection with any such sale involving the Soho-Tribeca Grand Hotel Portfolio Whole Loan, the Special Servicer will have the right (with the consent of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder), but not the obligation, to sell the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell a Serviced Whole Loan if it becomes a Defaulted Mortgage Loan without the written consent of the related Serviced Companion Loan Holder (provided that such consent is not required if such Serviced Companion Loan Holder is the borrower or an affiliate of the related borrower or (in the case of the Soho-Tribeca Grand Hotel Portfolio Whole Loan, in the event the related Mortgage Loan and Pari Passu Companion Loan are sold together without the related Subordinate Companion Loan) the holder of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan) unless the Special Servicer has delivered to such Serviced Companion Loan Holder: (a) at least 15 business days prior written notice of any decision to attempt to sell such Serviced Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for such Serviced Whole Loan, and any documents in the servicing file reasonably requested by the related Serviced Companion Loan Holder that are material to the price of such Serviced Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided that such Serviced Companion Loan Holder may waive any of the delivery or timing requirements set forth in this sentence. The related Serviced Companion Loan Holder (or its representative) will be permitted to make offers to purchase, and either such party is permitted to be the purchaser at any sale of, a Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Soho-Tribeca Grand Hotel Portfolio Whole Loan—Sale of Defaulted Soho-Tribeca Grand Hotel Portfolio”, “—The Westfield Trumbull Whole Loan—Sale of Defaulted Westfield Trumbull Whole Loan”, “—The Westfield Wheaton Whole Loan—Sale of Defaulted Westfield Wheaton Whole Loan”, and “—The Bayshore Mall Whole Loan—Sale of Defaulted Bayshore Mall Whole Loan” above in this prospectus supplement.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Serviced Companion Loan Holder (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan or REO Property if the Special Servicer determines (in consultation with the Controlling Class Representative (unless a Consultation Termination Event exists) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related affected Serviced Companion Loan Holder(s)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property that corresponds to a Serviced Whole Loan, the related affected Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Serviced Companion Loan Holder(s) constituted a single lender (and with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan, taking into account the subordinate nature of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan)), and the Special Servicer may accept a lower cash offer (from any person or entity other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property that corresponds to a Serviced Whole Loan, the related affected Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related affected Serviced Companion Loan Holder(s) constituted a single lender (and with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan, taking into account the subordinate nature of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan)) (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable).

An “Interested Person” is, as of any date of determination, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Controlling Class Representative, any Sponsor, a borrower (with respect to its applicable Mortgage Loan only), a holder of a related mezzanine loan (with respect to its corresponding Mortgage Loan only), a manager of a Mortgaged Property (with respect to its corresponding Mortgage Loan only), any independent contractor engaged by the Special Servicer (with respect to its corresponding Mortgage Loan only) or an affiliate of any of the preceding entities (as applicable, with respect to its corresponding Mortgage Loan only), and, with respect to a Defaulted Mortgage Loan that constitutes a Serviced Whole Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a related Serviced Companion Loan, the related Serviced Companion Loan Holder or its representative, or any person or entity actually known to a responsible officer of the Trustee or the Certificate Administrator to be an affiliate of any of the preceding entities.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any non-Specially Serviced Loan, the Master Servicer (subject to the Special Servicer’s consent in certain circumstances), or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the consultation rights of the Operating Advisor, if any, the consent or consultation rights of the Controlling Class Representative, the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder or the Westfield Wheaton Directing Holder, and the consultation rights (if any) of any related Serviced Pari Passu Companion Loan Holder or its representative (as applicable), to modify, waive or amend any term of any Mortgage Loan or Serviced Whole Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Serviced Whole Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause the status of either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)). The Master Servicer and the Special Servicer may rely on an opinion of counsel with respect to such determination.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the mortgage loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then, unless then permitted by the REMIC provisions of the Code, such calculation will exclude the value of personal property and going concern value, if any. In order to meet the foregoing requirements, in the case of a release of real property collateral securing a Mortgage Loan, the Master Servicer or Special Servicer, as applicable, will be required to observe the REMIC requirements of the Code with respect to a required payment of principal if the related loan-to-value ratio immediately after the release exceeds 125% with respect to the related property.

No modification, waiver or amendment of any Co-Lender Agreement related to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the rights, duties and obligations of the Special Servicer or the Master Servicer, as applicable, shall be permitted without the prior written consent of the Special Servicer or the Master Servicer, as applicable.

In addition, the Special Servicer and the Master Servicer shall be authorized (subject to the Controlling Class Representative’s (or, with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan, the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder’s, for so long as the

Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, or, with respect to the Westfield Wheaton Whole Loan (prior to the Westfield Wheaton Companion Loan Securitization Date), the Westfield Wheaton Directing Holder’s) consent or consultation rights, as applicable, in the case of Major Decisions) to perform a modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan or Serviced Whole Loan.

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan that is not a Specially Serviced Loan, the consent of the Special Servicer is required for any modification, waiver, amendment or other action that constitutes a Major Decision, and the Special Servicer will also be required to obtain the consent of the Controlling Class Representative (or, with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan, the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, for so long as the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, or, with respect to the Westfield Wheaton Whole Loan (prior to the Westfield Wheaton Companion Loan Securitization Date), the Westfield Wheaton Directing Holder) to the extent described below under “—Controlling Class Representative” in this prospectus supplement. The Special Servicer is also required to obtain the consent of or consult with the Controlling Class Representative in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described below under “—Controlling Class Representative” in this prospectus supplement.

In addition, the Master Servicer must obtain the consent of the Special Servicer in connection with any defeasance transaction that involves any modification, waiver, consent or amendment of a Mortgage Loan or Serviced Whole Loan in connection with such defeasance transaction if such proposed modification, waiver, consent or amendment is with respect to (A) a waiver of a material Mortgage Loan event of default, (B) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (C) a modification that would permit a Principal Prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such Principal Prepayment.

When the Special Servicer’s consent is required, the Master Servicer will be required to promptly provide the Special Servicer with written notice of any request for modification, waiver or amendment accompanied by the Master Servicer’s written recommendation and analysis and any and all information in the Master Servicer’s possession or reasonably available to it that the Special Servicer or the Controlling Class Representative may reasonably request to grant or withhold such consent. When the Special Servicer’s consent is required under the Pooling and Servicing Agreement, such consent will be deemed given if the Special Servicer does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement. For so long as a Control Termination Event has not occurred and is not continuing (and without limitation of the consultation or approval rights of the Controlling Class Representative, Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder or Westfield Wheaton Directing Holder as described elsewhere herein), with respect to all Specially Serviced Loans and non-Specially Serviced Loans, the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer that constitutes a Major Decision, and prior to itself taking any such action that constitutes a Major Decisions, the written consent of the Controlling Class Representative, which consent will be deemed given if the Controlling Class Representative does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan or Serviced Whole Loan beyond a date that is three (3) years prior to the Rated Final Distribution Date or (ii) if the Mortgage Loan or Serviced Whole Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan or Serviced Whole Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years prior to the end of the current term of such ground lease, plus any options to extend exercisable unilaterally by the related borrower.

Any modification, waiver or amendment with respect to a Serviced Whole Loan may be subject to the consultation rights of the related Pari Passu Companion Loan Holder(s) (or, in the case of the Westfield Wheaton Whole Loan, the approval rights of the Westfield Wheaton Directing Holder), and any modification, waiver or amendment with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan may be subject to the approval of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder for so long as such holder is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, each as described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

The Master Servicer or the Special Servicer, as applicable, is required to notify in writing the Trustee, the Certificate Administrator, the Depositor, any related Serviced Companion Loan Holder(s) (in the case of a Serviced Whole Loan which, for so long as any Serviced Companion Loan has been included in another securitization trust, will be deemed to be the related master servicer under the related pooling and servicing agreement, unless the notifying party has received written notice otherwise), the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the 17g-5 information provider, of any modification, waiver or amendment of any term of any Mortgage Loan or Serviced Whole Loan and the date of the modification, waiver or amendment and deliver a copy to the Trustee, any related Serviced Companion Loan Holder(s) (in the case of a Serviced Whole Loan which, for so long as any Serviced Companion Loan has been included in another securitization trust, will be deemed to be the related master servicer under the related pooling and servicing agreement, unless the notifying party has received written notice otherwise), the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and an original to the Certificate Administrator of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Mortgage Loan (or Serviced Whole Loan, if applicable, and subject to any related Co-Lender Agreement) will be applied as described under “—Application of Penalty Charges and Modification Fees” in this prospectus supplement.

The Master Servicer and the Special Servicer, as applicable, will be required without charge, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), during regular business hours at such time and for such duration as the Master Servicer, the Special Servicer, the Operating Advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative reasonably agree, regarding the performance and servicing of the Mortgage Loans and Serviced Whole Loans and/or related REO Properties for which the Master Servicer or Special Servicer, as applicable, is responsible.

With respect to a Non-Serviced Mortgage Loan, any modifications, waivers and amendments will be effected by the special servicer or the master servicer under the related Non-Serviced PSA, as applicable, in accordance with the terms of the related Non-Serviced PSA and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement. Any (i) consent or approval rights, with respect to modifications, waivers and amendments, or (ii) consultation rights, with respect to certain other major decisions under the related Non-Serviced PSA, entitled to be exercised by the holder of such Non-Serviced Mortgage Loan, will be exercised by the Controlling Class Representative or, following a Consultation Termination Event, by the Operating Advisor. The Master Servicer and the Special Servicer will only be obligated to forward any requests received from the master servicer or the special servicer under the related Non-Serviced PSA, as applicable, for such consent and/or consultation to the Controlling Class Representative or, following a Consultation Termination Event, to the Operating Advisor, and will have no right or obligation to exercise any such consent or consultation rights.

Controlling Class Representative

General

For so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative will be entitled to (1) advise the Special Servicer with respect to all Specially Serviced Loans, (2) advise the Special Servicer with respect to non-Specially Serviced Loans as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, for a Major Decision, and (3) with respect to any Non-Serviced Mortgage Loan, exercise consultation and consent rights (if any) and attend an annual meeting with the related master servicer and special servicer under the related Non-Serviced PSA, in each case, to the extent the holder of a Non-Serviced Mortgage Loan is entitled to such rights pursuant to the related Co-Lender Agreement. The provisions summarized below will be subject to the right of certain Controlling Class Certificateholders to “opt-out” of its rights under certain circumstances described in this prospectus supplement, as provided for in the Pooling and Servicing Agreement, the right of the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan and the right of the Westfield Wheaton Directing Holder with respect to the Westfield Wheaton Whole Loan.

Notwithstanding the foregoing or the below described rights of the Controlling Class Representative, in the case of the Soho-Tribeca Grand Hotel Portfolio Whole Loan, for so long as the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, only the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder may exercise the consent and approval rights of the Controlling Class Representative described in this “—Controlling Class Representative” section, it will be unaffected by the occurrence of a Control Termination Event or a Consultation Termination Event, and it will have such additional rights as are described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

Notwithstanding the foregoing or the below described rights of the Controlling Class Representative, in the case of the Westfield Wheaton Whole Loan, for so long as the Westfield Wheaton Companion Loan is the Westfield Wheaton Directing Holder, only the Westfield Wheaton Companion Loan Holder may exercise the consent and approval rights of the Controlling Class Representative described in this “—Controlling Class Representative” section, it will be unaffected by the occurrence of a Control Termination Event or a Consultation Termination Event, and it will have such additional rights as are described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

With respect to each Non-Serviced Mortgage Loan, any consent or approvals on actions to be taken by the special servicer or master servicer under the related Non-Serviced PSA are governed by the terms of the applicable Non-Serviced PSA and the related Co-Lender Agreement and described under “Description of the Mortgage Pool” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” in this prospectus supplement.

Except as otherwise described in the succeeding paragraphs below or under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer, who will have 15 business days (or 30 days with respect to the determination of an Acceptable Insurance Default) from the date that the Special Servicer receives the Master Servicer’s written analysis and recommendation and any supporting information it requested from the Master Servicer) to analyze and make a recommendation regarding any of the following actions (provided that if the Special Servicer does not consent, or notify the Master Servicer that it will not consent, to any of the following actions within the required 15 business days or 30 days, as applicable, the Special Servicer will be deemed to have consented to the subject following action) and (b) for so long as no Control Termination Event has occurred and is continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Controlling Class Representative has objected in writing within ten business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the written recommendation and analysis from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within such ten business day or 20-day period, if applicable, the Controlling Class Representative will be deemed to have approved such action) (each of the following, together with, in the case of the Soho-Tribeca Grand Hotel Portfolio Whole Loan, each Whole Loan Major Decision, a “Major Decision”):

(A)   any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans and/or Serviced Whole Loans as come into and continue in default;

(B)   any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted pay-offs but excluding waiver of Penalty Charges) of a Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(C)   any sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement) for less than the applicable Repurchase Price (excluding any expenses incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the breach or document defect giving rise to a repurchase or substitution obligation under a Mortgage Loan Purchase Agreement);

(D)   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)   any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than if otherwise required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(F)   any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(G)   any property management company changes or franchise changes (to the extent the lender is required to consent or approve under the mortgage loan documents);

(H)   releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(I)     any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(J)    the determination of the Special Servicer pursuant to clause (b) or clause (c) of the definition of “Servicing Transfer Event”;

(K)   following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of a material remedy on a Mortgage Loan or any acceleration of such Mortgage Loan or Serviced Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the related mortgage loan documents or with respect to the related borrower or Mortgaged Property;

(L)    any modification, waiver or amendment of any material term of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan or Serviced Whole Loan, or an action to enforce rights with respect thereto;

(M)   any determination of an Acceptable Insurance Default;

(N)   any proposed modification or waiver of any material provision in the related mortgage loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(O)   any consents or approvals related to the incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the lender’s consent or approval is required under the related Mortgage Loan documents; and

(P)   any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

provided that in the event that the Special Servicer or Master Servicer (in the event the Master Servicer is otherwise authorized by the Pooling and Servicing Agreement to take such action), as applicable, determines that immediate action, with respect to a Major Decision, or any other matter requiring consent of the Controlling Class Representative prior to the occurrence and continuance of a Control Termination Event under the Pooling and Servicing Agreement, is necessary to protect the interests of the Certificateholders and, with respect to a Serviced Whole Loan (if applicable), the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Serviced Companion Loan Holder(s) constituted a single lender) (and, in the case of the Soho-Tribeca Grand Hotel Portfolio Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan), the Special Servicer or Master Servicer, as applicable, may take any such action without waiting for the Controlling Class Representative’s (or, if applicable, the Special Servicer’s) response. The Special Servicer is not required to obtain the consent of the Controlling Class Representative for any of the foregoing actions following the occurrence and during the continuance of a Control Termination Event; provided, however, that after the occurrence and during the continuance of a Control Termination Event, the Special Servicer will be required to consult (on a non-binding basis) with the Controlling Class Representative (until the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Controlling Class Representative and the Operating Advisor, but only to the extent such consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of such Control Termination Event.

In addition, for so long as no Control Termination Event has occurred and is continuing, and subject to the discussion under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan or Serviced Whole Loan, as applicable, as the Controlling Class Representative may reasonably deem advisable. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Controlling Class Representative that would cause it to violate any provision of any mortgage loan documents, applicable law, any related Co-Lender

Agreement or any intercreditor agreement, the Pooling and Servicing Agreement or the REMIC provisions of the Code including without limitation each of the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Certificate Administrator, the Issuing Entity or the Trustee to liability, or materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Master Servicer or the Special Servicer is not in the best interests of the Certificateholders and/or the Companion Loan Holders.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders, by Certificate Principal Balance, as identified by notice to the Certificate Registrar by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Trustee and the Certificate Administrator; provided that (i) absent such selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of notice from the Controlling Class Certificateholders representing more than 50% of the Certificate Principal Balance of the Controlling Class that a Controlling Class Representative is no longer so designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns Certificates representing the largest portion of the Certificate Principal Balance of the Controlling Class as identified to the Certificate Registrar pursuant to the procedures set forth in the Pooling and Servicing Agreement.

The initial Controlling Class Representative is expected to be Raith Capital Partners, LLC or one of its affiliates, and the Certificate Registrar and the other parties to the Pooling and Servicing Agreement will be entitled to assume that entity or any successor Controlling Class Representative selected thereby is the Controlling Class Representative, as one of the holders (or beneficial owners) of each Class of Control Eligible Certificates, until the Certificate Registrar receives (a) notice of a replacement Controlling Class Representative or (b) notice that the initial holders (or beneficial owners) are no longer the holders of a majority of the applicable Class of Control Eligible Certificates due to a transfer of those Certificates (or a beneficial ownership interest in those Certificates).

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” will be, as of any time of determination, the most subordinate Class of Control Eligible Certificates then outstanding that has a Certificate Principal Balance (as notionally reduced by any Appraisal Reductions allocable to such Class) at least equal to 25% of the initial Certificate Principal Balance of such Class or, if no Class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates. The Controlling Class as of the Closing Date will be the Class NR Certificates.

A “Consultation Termination Event” will (i) occur so long as no Class of Control Eligible Certificates has a Certificate Principal Balance (without regard to the application of any Appraisal Reductions) at least equal to 25% of the initial Certificate Principal Balance of such Class or (ii) be deemed to occur as described in this section. After the occurrence and during the continuance of a Consultation Termination Event, no Class of Certificates will act as the Controlling Class and the Controlling Class Representative will have no rights under the Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, if applicable, may request that the Certificate Administrator determine which Class of Certificates is the then-current Controlling Class and the Certificate Administrator must thereafter provide such information to the requesting party. The Master Servicer, the Special Servicer, the Trustee or the Operating Advisor may request that the Certificate Administrator provide, and the Certificate Administrator must so provide, a list of the holders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the operating advisor annual report to the

Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class. The Master Servicer, the Special Servicer, the Trustee and the Operating Advisor may each rely on any such list so provided, and will be entitled to assume that the identity of the Controlling Class Representative has not changed absent notice of a replacement of the Controlling Class Representative by a majority of the Controlling Class, or the resignation of the then-current Controlling Class Representative. In addition, the Operating Advisor, the Master Servicer, the Special Servicer or the Trustee may at any time request from the Certificate Administrator written confirmation of whether a Consultation Termination Event or a Control Termination Event occurred during the previous calendar year and the Certificate Administrator will deliver such confirmation, based on information in its possession, to the Operating Advisor, the Master Servicer, the Special Servicer or the Trustee within 15 days of such request.

A “Control Termination Event” will (i) occur so long as no Class of Control Eligible Certificates has a Certificate Principal Balance (as notionally reduced by any Appraisal Reductions allocable to such class) that is at least equal to 25% of the initial Certificate Principal Balance of such Class or (ii) be deemed to occur as described in this section.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative. However, the Controlling Class Representative will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions or based upon advice from a Companion Loan Holder that would cause any one of them to violate applicable law, the terms of the related Serviced Whole Loan, the related Co-Lender Agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code or that would (i) expose the Master Servicer, the Special Servicer, the Depositor, a mortgage loan seller, the Issuing Entity, the Trustee, the Operating Advisor, the Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities, or (iii) cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner that is not in the best interests of the Certificateholders or the Servicing Standard.

The Controlling Class Representative has certain rights to remove and replace the Special Servicer as described under “—Termination of the Special Servicer” in this prospectus supplement.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Administrator of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Administrator when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Administrator will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate. In addition, upon the written request (which may be by email) of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Administrator will be required to provide (on a reasonably prompt basis) the identity of each Companion Loan Holder, the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the

Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor’s annual report to the Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party, and each of the Master Servicer, Special Servicer, Operating Advisor and the Trustee will be entitled to rely on such information so provided by the Certificate Administrator.

In the event of a change in the Controlling Class, the Certificate Administrator will promptly contact the then current Controlling Class Certificateholder(s) or Controlling Class Representative and determine whether such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by Certificate Principal Balance. If at any time the initial Controlling Class Certificateholder or initial Controlling Class Representative, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Principal Balance and the Certificate Administrator has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by Certificate Principal Balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will both be deemed to have occurred and will be deemed to continue until such time as the Certificate Administrator receives either such notice. The Certificate Administrator shall promptly notify the Master Servicer and the Special Servicer of the occurrence of a deemed Control Termination Event and/or a deemed Consultation Termination Event in accordance with the immediately preceding sentence.

Notwithstanding anything to the contrary described in this prospectus supplement, at any time when the Class E Certificates is the Controlling Class, the holder of more than 50% of the Controlling Class Certificates (by Certificate Principal Balance) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the Pooling and Servicing Agreement, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective, and a Control Termination Event and a Consultation Termination Event will be deemed to exist, with respect to such holder and such Class until such time as that Certificateholder has (i) sold a majority of the Class E Certificates (by outstanding Certificate Principal Balance) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class E Certificates. Following any such transfer, the successor holder of more than 50% of the Class E Certificates (by outstanding Certificate Principal Balance), if Class E Certificates are the Controlling Class Certificates, will again have the rights of the Controlling Class Representative as described in the Pooling and Servicing Agreement (including the rights to appoint a Controlling Class Representative or cause the exercise of the rights of the Controlling Class Representative) without regard to any prior waiver by the predecessor Certificateholder. Such successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or to cause the exercise of any of the rights of the Controlling Class Representative. No such successor Certificateholder described above in this paragraph will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class E Certificates that had not also become a Corrected Loan prior to such acquisition until such Mortgage Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

●	a Control Termination Event and a Consultation Termination Event will both be deemed to have occurred and continue; and

●
the rights of the holder of more than 50% of the Class E Certificates (by outstanding Certificate Principal Balance), if they are the Controlling Class Certificates, to act as or appoint a Controlling Class Representative and the rights of the Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

In addition to the foregoing, with respect to each Serviced Whole Loan (other than the Soho-Tribeca Grand Hotel Portfolio Whole Loan, which is covered by the next paragraph), (i) the Special Servicer (with respect to Specially Serviced Loans) or the Master Servicer (with respect to non-Specially Serviced Loans), as applicable, will be required, unless otherwise stated in the related Co-Lender Agreement to provide copies of any notice, information and report that it is required to provide to the Controlling Class Representative (or, with respect to the Westfield Wheaton Whole Loan, the Westfield Wheaton Directing Holder) pursuant to the Pooling and Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to such Serviced Whole Loan to any related Companion Loan Holder (or its representative), within the same time frame it is required to provide to the Controlling Class Representative (or, with respect to the Westfield Wheaton Whole Loan, the Westfield Wheaton Directing Holder) (for this purpose, without regard to whether such items are actually required to be provided to the Controlling Class Representative under the Pooling and Servicing Agreement due to the occurrence of a Control Termination Event or a Consultation Termination Event), and (ii) the Special Servicer upon request, shall be required to consult with any related Serviced Companion Loan Holder (or its representative) on a strictly non-binding basis, to the extent having received such notices, information and reports, such related Serviced Companion Loan Holder (or its representative) requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the related Serviced Whole Loan, and consider alternative actions recommended by such related Serviced Companion Loan Holder (or its representative); provided that after the expiration of a period of ten business days from the delivery to the related Companion Loan Holder (or its representative) of such items of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Controlling Class Representative (or, with respect to the Westfield Wheaton Whole Loan, the Westfield Wheaton Directing Holder), the Special Servicer will no longer be obligated to consult with such related Companion Loan Holder (or its representative), unless the Special Servicer proposes a new course of action that is materially different from the action previously proposed; provided, further, that if the Special Servicer determines (consistent with the Servicing Standard) that immediate action is necessary to protect the interests of the Certificateholders, the Special Servicer may take such action without waiting for such response. The Special Servicer will not be obligated at any time to follow or take any alternative actions recommended by a Companion Loan Holder (or its representative) with respect to a Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Westfield Trumbull Whole Loan—Consultation and Control”, “—The Westfield Wheaton Whole Loan—Consultation and Control” and “—The Bayshore Mall Whole Loan—Consultation and Control” in this prospectus supplement.

In addition to the foregoing, with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan, (i) if the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, the Special Servicer will be required to seek the written consent of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder (or its representative) prior to taking certain actions, as further described under “Description of the Mortgage Pool—The Whole Loans—The Soho-Tribeca Grand Hotel Portfolio Whole Loan—Control and Consultation”, and (ii) if the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is not the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, the Special Servicer will be required (a) to provide each related Pari Passu Companion Loan Holder (or its representative) copies of any notice, information and report that it is required to provide to the Controlling Class Representative pursuant to the Pooling and Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to such Whole Loan, within the same time frame it is required to provide such items to the Controlling Class Representative (without regard to the occurrence of a Control Termination Event or a Consultation Termination Event) and (b) upon request, to consult with each related Pari Passu Companion Loan Holder (or its representative) on a strictly non-binding basis and to consider alternative actions recommended by each related Pari Passu Companion Loan Holder (or its representative); provided, that after the expiration of a period of ten business days from the delivery to a related Pari Passu Companion Loan Holder (or its representative) of such items, the Special Servicer will no longer be obligated to consult with such Pari Passu Companion Loan Holder (or its representative), unless the Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten business days will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto. The Special Servicer is not obligated at any time to follow or take any alternative actions recommended by a Companion Loan Holder (or its representative) with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan (unless such Companion Loan Holder is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder). See “Description of the Mortgage Pool—The Whole Loans—The Soho-Tribeca Grand Hotel Portfolio Whole Loan” in this prospectus supplement.

Notwithstanding the foregoing, neither the Special Servicer nor the Master Servicer, as applicable, will be required to follow any advice, direction or consultation provided by the Operating Advisor, the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, the Westfield Wheaton Directing Holder, any Serviced Companion Loan Holder (or its representative), any Subordinate Companion Loan Holder (or its representative) or the Controlling Class Representative that would require or cause the Special Servicer or the Master Servicer, as applicable, to violate any applicable law, be inconsistent with the Servicing Standard or any Co-Lender Agreement, require or cause the Special Servicer or the Master Servicer, as applicable, to violate provisions of the Pooling and Servicing Agreement or the terms of any Mortgage Loan or Serviced Whole Loan, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates, officers, directors or agents to any claim, suit or liability, cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions of the Code or the imposition of a tax upon either Trust REMIC, or materially expand the scope of the Special Servicer’s or the Master Servicer’s, as applicable, responsibilities under the Pooling and Servicing Agreement or any Co-Lender Agreement.

With respect to the Non-Serviced Mortgage Loans, any consents or approvals on actions to be taken by the special servicer or master servicer under the related Non-Serviced PSA are governed by the terms of such Non-Serviced PSA and the related Co-Lender Agreement and described under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Whole Loans” in this prospectus supplement.

Limitation on Liability of the Controlling Class Representative

The Controlling Class Representative will have no liability to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action, pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to any Controlling Class Certificateholder that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

By its acceptance of a Certificate, each Certificateholder acknowledges and agrees that the Controlling Class Representative:

(a)	may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)	may act solely in the interests of the holders of the Controlling Class;

(c)	does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class;

(d)	may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates; and

(e)
will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the Controlling Class Representative for having so acted;

provided, however, that, in the case of a Serviced Whole Loan, the rights of the Controlling Class Representative are subject to the related Co-Lender Agreement.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Controlling Class Representative, that does not violate any law or the Servicing Standard or any other provisions of the Pooling and Servicing Agreement, any related Co-Lender Agreement or any intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Operating Advisor

General Obligations

After the occurrence and during the continuance of a Control Termination Event, subject to the restrictions and limitations described in this prospectus supplement and set forth in the Pooling and Servicing Agreement, the Operating Advisor will generally review the Special Servicer’s operational practices in respect of Specially Serviced Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will consult on a non-binding basis with the Special Servicer in accordance with the Operating Advisor Standard with regard to certain major decisions with respect to the servicing of the Specially Serviced Loans to the extent described in this prospectus supplement and provided for in the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent described in this prospectus supplement and as provided for under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor is not a servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and the goal of the Operating Advisor’s participation is to provide additional monitoring relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the Special Servicer related to any specific Specially Serviced Loan is only to provide background information to the Operating Advisor and to allow more meaningful interaction with the Special Servicer. Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks” in this prospectus supplement.

Following the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to Major Decisions as described under “—Controlling Class Representative” above and “—Asset Status Reports” below.

Notwithstanding the foregoing, the Operating Advisor will have limited consultation rights under the Pooling and Servicing Agreement with respect to any Non-Serviced Whole Loan. Additionally, the Operating Advisor will not have the right to recommend the removal of the special servicer under the related Non-Serviced PSA responsible for servicing any such Non-Serviced Whole Loans, as such authority is granted to the “operating advisor” (or its equivalent) pursuant to the terms of the related Non-Serviced PSA.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list and Specially Serviced Loans and (ii) each Final Asset Status Report. Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor’s obligations will be limited to the review described in the immediately preceding sentence and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this prospectus supplement or set forth in the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will deliver to the Operating Advisor each Final Asset Status Report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, Controlling Class Representative, Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, the Westfield Wheaton Directing Holder or any Serviced Companion Loan Holder (or its representative) in connection with the exercise of the rights of the Controlling Class Representative, Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, Westfield Wheaton Directing Holder or Serviced Companion Loan Holder under the Pooling and Servicing Agreement (including, without limitation, in connection with the review and/or approval of any asset status report) subject to any law, rule, regulation, order, judgment or decree requiring the disclosure of such Privileged Information.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative (for so long as a Consultation Termination Event does not exist)), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder (with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan for so long as the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder) and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative (with respect to any Mortgage Loan other than (a) the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan for so long as the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder or (b) any Non-Serviced Whole Loan) other than pursuant to a Privileged Information Exception.

In addition, prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan to the Operating Advisor after such calculations have been finalized. The Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction calculations and/or net present value calculations; provided, however, that if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating

Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole as if such Certificateholders and, with respect to a Serviced Companion Loan that is a Pari Passu Companion Loan, the related Pari Passu Companion Loan Holder(s), constituted a single lender) and not any particular Class of those Certificateholders, as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment.

“Privileged Information” means (i) any correspondence or other communications between the Controlling Class Representative (and, in the case of a Serviced Whole Loan, the related Serviced Companion Loan Holder (or its representative)) and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of the Controlling Class Representative under the Pooling and Servicing Agreement or any related Serviced Companion Loan Holder (or its representative) under any related Co-Lender Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, any affected Companion Loan Holder and the Trustee, as evidenced by an opinion of counsel (which will be an additional expense of the Issuing Entity) delivered to each of the Master Servicer, the Special Servicer, the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder (with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan), the Westfield Wheaton Directing Holder (with respect to the Westfield Wheaton Whole Loan, as long as the Westfield Wheaton Whole Loan is a Serviced Whole Loan), the Controlling Class Representative, the Operating Advisor, the Certificate Administrator and the Trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Operating Advisor, the Controlling Class Representative, the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, the Westfield Wheaton Directing Holder or any related Serviced Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer, the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, the Westfield Wheaton Directing Holder, the Controlling Class Representative and/or any related Serviced Companion Loan Holder (or its representative), with respect to such Specially Serviced Loan or Serviced Whole Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless (A) for each Mortgage Loan other than the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan while the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder or the Westfield Wheaton Mortgage Loan (while it is a Serviced Whole Loan), the Controlling Class Representative, (B) with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan, the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder (for so long as the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder) or (C) with respect to the Westfield Wheaton Whole Loan (while it is a Serviced Whole Loan), the Westfield Wheaton Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent pursuant to the Pooling and Servicing Agreement in respect of such workout or liquidation, or has been deemed to have approved or consented to such action or the asset status report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations to the Operating Advisor and the Operating Advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of those calculations and, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information. In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in either case, the Operating Advisor will describe any limitation or prohibition in its annual report and will not be subject to liability arising from its lack of access to Privileged Information.

Notwithstanding the foregoing, in the case of the Soho-Tribeca Grand Hotel Portfolio Whole Loan, for so long as the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, the Operating Advisor will not have any of the above described consultation or other rights with respect the Soho-Tribeca Grand Hotel Portfolio Whole Loan, and in the case of the Westfield Wheaton Whole Loan, the Operating Advisor will not have any of the above described consultation or other rights with respect to the Westfield Wheaton Whole Loan.

Annual Report

After the occurrence and during the continuance of a Control Termination Event, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the Controlling Class Representative, the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, the Westfield Wheaton Directing Holder or a Serviced Companion Loan Holder (or its representative), as applicable, on the one hand, and the Special Servicer, on the other hand, that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor will (if any Mortgage Loans were Specially Serviced Loans during the prior calendar year) prepare an annual report to be provided to the Depositor, the Rule 17g-5 information provider (which is required to promptly post such annual report to the Rule 17g-5 website), the Trustee and the Certificate Administrator (and made available through the Certificate Administrator’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans and with respect to each asset status report delivered to the Operating Advisor by the Special Servicer during the prior calendar year. As used in connection with the Operating Advisor’s annual report, the term “platform level basis” refers to the

Special Servicer’s performance of its duties as they relate to the resolution or liquidation of Specially Serviced Loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of the items required to be reviewed by it pursuant to the Pooling and Servicing Agreement.

The Operating Advisor will be required to deliver any annual report produced by the Operating Advisor (at least 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer, (b) for so long as a Consultation Termination Event does not exist, the Controlling Class Representative, (c) with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan, the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder (for so long as the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder) and (d) with respect to the Westfield Wheaton Whole Loan, the Westfield Wheaton Directing Holder. The Operating Advisor may, but will not be obligated to, revise the annual report based on any comments received from the Special Servicer or the Controlling Class Representative.

Following the occurrence and during the continuance of a Control Termination Event, in each annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans based on the limited review required in the Pooling and Servicing Agreement. Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Notwithstanding the foregoing discussion under this “—Annual Report” heading, no operating advisor annual report will be required from the Operating Advisor with respect to the Special Servicer if during the prior calendar year no asset status report was prepared by the Special Servicer in connection with a Specially Serviced Loan or REO Property. In addition, in the event the Special Servicer is replaced during the prior calendar year, the Operating Advisor will only be required to prepare an operating advisor annual report relating to each entity that was acting as a Special Servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such operating advisor annual report.

Termination of the Special Servicer

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described under “—Termination of the Special Servicer” in this prospectus supplement, subject to Companion Loan Holder consent as described under “—Rights Upon Servicer Termination Event” in this prospectus supplement.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)      any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights of all then-outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)      any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)      any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)      the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)      the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Non-Reduced Certificates, the Trustee will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation, and indemnification rights arising out of events occurring prior to such termination), by written notice to the Operating Advisor. The Depositor will have the right, but not the obligation, to notify the Certificate Administrator and the Trustee of any Operating Advisor Termination Event of which the Depositor becomes aware.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns (excluding circumstances where no successor operating advisor is required to be appointed) or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor operating advisor that is an Eligible Operating Advisor, which successor operating advisor may be an affiliate of the Trustee. If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor operating advisor. The Trustee will be required to provide written notice of the appointment of a successor operating advisor to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Controlling Class Representative and each Certificateholder within one business day of such appointment. Except as described below under “—Termination of the Operating Advisor Without Cause”, the appointment of a successor operating advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator (who will be required, as soon as possible, to give written notice thereof to the Certificateholders), the Depositor and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative. Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement. In the event the Operating Advisor is either (i) required to resign due to the Depositor, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, the Westfield Wheaton Directing Holder, a Sponsor or an affiliate thereof becoming the Operating Advisor, or (ii) terminated, then, unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, KBRA, Fitch, Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”), Morningstar and/or DBRS, Inc. (“DBRS”) and that has not been a special servicer or operating advisor on a transaction for which Moody’s, KBRA, Fitch, S&P, Morningstar and/or DBRS has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not the Special Servicer, the Controlling Class Representative, the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, the Westfield Wheaton Directing Holder or an affiliate of the Special Servicer, the Controlling Class Representative, the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder or the Westfield Wheaton Directing Holder and (iv) that has not been paid any fees, compensation or other remuneration by the Special Servicer or successor special servicer (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation to replace the Special Servicer or the appointment of a successor special servicer to become the Special Servicer.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor operating advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to the Operating Advisor and to all Certificateholders of such request by (i) posting such notice on its internet website, and (ii) mailing such notice to all Certificateholders at their addresses appearing in the certificate register and to the Operating Advisor. Upon the written direction of holders of Certificates evidencing more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) by written notice to the Operating Advisor, and the proposed successor operating advisor will be appointed. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and Certificate Owner may access such notices on the Certificate Administrator’s website and each Certificateholder and Certificate Owner may register to receive email notifications when such notices are posted on the website; provided that the Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices. Notwithstanding the foregoing, the Operating Advisor may resign from its obligations and duties under the Pooling and Servicing Agreement, without payment of any penalty, at any time when (a) the aggregate Certificate

Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, or (b) the aggregate Stated Principal Balance of the Mortgage Loans in the Issuing Entity is equal to or less than 1% of the Initial Pool Balance of the Mortgage Loans. No successor operating advisor will be required to be appointed in connection with, or as a condition to, such resignation.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be delivered in electronic format to the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event), each Rating Agency and the Certificate Administrator and, in the case of a Serviced Whole Loan, the related Serviced Companion Loan Holder. For so long as a Control Termination Event has not occurred and is not continuing, if the Controlling Class Representative does not disapprove of an asset status report in writing within 10 business days (or, in the case of an asset status report prepared prior to making a determination of an Acceptable Insurance Default, 20 business days) of receipt, the Controlling Class Representative will be deemed to have approved the asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable mortgage loan documents. In addition, for so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative may object to any asset status report within 10 business days (or, in the case of an asset status report prepared prior to making a determination of an Acceptable Insurance Default, 20 business days) of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders and any related Serviced Companion Loan Holder, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period (or, in the case of an asset status report prepared prior to making a determination of an Acceptable Insurance Default, 20 business days) if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period (or, in the case of an asset status report prepared prior to making a determination of an Acceptable Insurance Default, 20 business days) would materially and adversely affect the interest of the Certificateholders and the related Serviced Companion Loan Holder (if applicable) and the Special Servicer has made a reasonable effort, prior to the occurrence and continuance of any Control Termination Event, to contact the Controlling Class Representative. The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If, prior to the occurrence and continuance of any Control Termination Event, the Controlling Class Representative disapproves such asset status report within 10 business days of receipt and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. Prior to the occurrence and continuance of any Control Termination Event, the Special Servicer will revise such asset status report until the Controlling Class Representative fails to disapprove such revised asset status report in writing within 10 business days of receiving such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and, if applicable, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and/or Serviced Companion Loan Holder(s), if applicable, constitute a single lender). The Special Servicer may, from time to time, modify any asset status report it has previously delivered and implement such report; provided that such report was prepared, reviewed and approved or deemed approved pursuant to the terms of the Pooling and Servicing Agreement. In any event, for so long as a

Control Termination Event has not occurred and is not continuing, if the Controlling Class Representative does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as set forth in the most recently submitted asset status report, provided such action does not violate the Servicing Standard.

After the occurrence and during the continuance of a Control Termination Event, each of the Operating Advisor and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report. After the occurrence and during the continuance of a Control Termination Event, the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor or the Controlling Class Representative, as applicable. At all times, with respect to a Serviced Whole Loan, the related Serviced Companion Loan Holder (or its representative) will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report. The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor, any related Serviced Companion Loan Holder (or its representative) (and, during the continuance of such Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative).

The asset status report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have.

Notwithstanding the foregoing, in the case of the Soho-Tribeca Grand Hotel Portfolio Whole Loan, for so long as the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan holder is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, only the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan holder (without regard to whether a Control Termination Event or a Consultation Termination Event has occurred) may exercise the rights of the Controlling Class Representative described in this “—Asset Status Reports” section, and neither the Controlling Class Representative nor the Operating Advisor will have any of the above described consultation or consent rights, as applicable, unless permitted under the related Co-Lender Agreement or will exercise them in conjunction with the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder as described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

However, with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan, if the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is no longer the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, the Controlling Class Representative will be entitled to a comparable asset status report related to Whole Loan Major Decisions, but the procedure and timing for approval by the Controlling Class Representative of the related asset status report will be governed by the terms of the related Co-Lender Agreement and the Pooling and Servicing Agreement.

Notwithstanding the foregoing, in the case of the Westfield Wheaton Whole Loan, only the Westfield Wheaton Directing Holder (without regard to whether a Control Termination Event or a Consultation Termination Event has occurred) may exercise the rights of the Controlling Class Representative described in this “—Asset Status Reports” section, and neither the Controlling Class Representative nor the Operating Advisor will have any of the above described consultation or consent rights, as applicable, unless permitted under the related Co-Lender Agreement or will exercise them in conjunction with the Westfield Wheaton Directing Holder as described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by the Operating Advisor, the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder, the Westfield Wheaton Directing Holder, any Serviced Companion Loan Holder (or its representative), or the Controlling Class Representative that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard or any Co-Lender Agreement, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Co-Lender Agreement or any Mortgage Loan or Serviced Whole Loan, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates, officers, directors or agents to any claim, suit or liability, cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions of the Code or the imposition of a tax upon either Trust REMIC or the loss of REMIC status, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or any Co-Lender Agreement.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of any related mortgage loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the mortgage loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation from each Rating Agency has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of the Rating Agency Confirmation request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for a Rating Agency Confirmation, then such Requesting Party will be required to promptly request the related Rating Agency Confirmation again, and if there is no response to either such Rating Agency Confirmation request within 5 business days of such second request, as applicable, or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for a Rating Agency Confirmation, then (x) with respect to any condition in any mortgage loan document or Co-Lender Agreement requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) or (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Mortgage Loans), as applicable) will be required to determine (with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing) or consultation with the Controlling Class Representative (unless a Consultation Termination Event has occurred and is continuing) and, except with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan, for so long as the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder) or, with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan, the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder (for so long as the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder is the Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder) or, with respect to the Westfield Wheaton Whole Loan (prior to the Westfield Wheaton Companion Loan Securitization Date), the Westfield Wheaton Directing Holder, as applicable (but in the case of the Controlling Class Representative, only in the case of actions that would otherwise be Major Decisions, and, in the case of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan Holder or the Westfield Wheaton Directing Holder, only in the case of actions that would otherwise be Whole Loan Major Decisions), which consent will be pursued by the Special Servicer and deemed given if such Controlling Class Representative, Soho-Tribeca Grand Hotel Portfolio Whole Loan Directing Holder or Westfield Wheaton Directing Holder, as applicable, does not respond within seven (7) business days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard whether such action would be in accordance with the Servicing Standard, and if the Requesting Party (or if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) determines that such action would be in accordance with the Servicing Standard, then the requirement for a Rating Agency Confirmation will not apply (provided, however, that with respect to defeasance, release or substitution of any collateral, any Rating Agency Confirmation requirement in the mortgage loan documents that the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Mortgage Loans), as applicable, would have been permitted to make a determination, the requirement for a Rating Agency Confirmation will be deemed to have been satisfied (it being understood that the Requesting Party (or if the Requesting Party is the related borrower, then the Master Servicer, or the Special Servicer, as applicable) will in any event review the conditions required under the related mortgage loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied)), (y) with respect to a replacement of the Master Servicer or Special Servicer, such condition will be considered satisfied if:

(1)
Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency;

(2)
the applicable replacement Master Servicer or Special Servicer is rated at least “CMS3”(in the case of the Master Servicer) or “CSS3” (in the case of a Special Servicer), if Fitch is the non-responding Rating Agency;

(3)
KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage backed securitization transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency; and

(4)
the replacement master servicer or replacement special servicer is acting as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by a Rating Agency within the 12-month period prior to the date of determination and Morningstar has not qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of CMBS certificates citing servicing concerns with the replacement master servicer or replacement special servicer, as applicable, as the sole or material factor in such rating action, if Morningstar is the non-responding Rating Agency; and

(z) with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securities transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination.

For all other matters or actions (a) not specifically discussed above in clauses (x), (y) or (z), or (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus supplement will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or other acknowledgment from any applicable Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will not apply.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related mortgage loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to any Serviced Companion Loan as to which there exists Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Mortgage Loan, the related Serviced Whole Loan, or any related REO Property (including, but not limited to, the replacement of the Master Servicer, the Special Servicer or a sub-servicer) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was engaged by a party to the securitization of the Serviced Companion Loan to assign a rating to such Serviced Companion Loan Securities. The requirement to obtain a rating agency confirmation with respect to any Serviced Companion Loan Securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed to be satisfied or not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below, (2) the voluntary exchange of all the then-outstanding Certificates as described below under “—Optional Termination; Optional Mortgage Loan Purchase” and (3) the final payment or other liquidation (or any advance with respect to such final payment or liquidation) of the last Mortgage Loan or REO Property (or interest in such Mortgage Loan or REO Property). Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the paying agent or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Principal Balance of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans (and in the case of a Serviced Whole Loan, subject to certain rights of the related Companion Loan Holder(s) provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then-outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the Initial Pool Balance. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the aggregate Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity, (B) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (such appraisals in clause (i)(B) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances made by such party, together with any interest accrued and payable to the purchasing Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or the Special Servicer, as applicable, in connection with such purchase). We cannot assure you that payment of the Certificate Principal Balance, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The Issuing Entity may also be terminated upon the exchange of all then-outstanding Regular Certificates for the Mortgage Loans and each REO Property remaining in the Issuing Entity at any time the aggregate Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D Certificates and the Notional Amounts of the Class X-A and Class X-B Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Reports to Certificateholders; Available Information

Certificate Administrator Reports. On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D to this prospectus supplement providing information relating to distributions made on that date for the relevant Class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will provide or make available, to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)	a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(2)	a CREFC® historical loan modification and corrected mortgage loan report;

(3)	a CREFC® advance recovery report;

(4)	a CREFC® total loan report;

(5)	a CREFC® operating statement analysis report;

(6)	a CREFC® comparative financial status report;

(7)	a CREFC® net operating income adjustment worksheet;

(8)	a CREFC® real estate owned status report;

(9)	a CREFC® servicer watch list;

(10)	a CREFC® loan level reserve and letter of credit report;

(11)	a CREFC® reconciliation of funds report;

(12)	a CREFC® property file;

(13)	a CREFC® financial file;

(14)	a CREFC® bond level file;

(15)	a CREFC® collateral summary file;

(16)	a CREFC® special servicer loan file;

(17)	a CREFC® loan setup file; and

(18)	a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. None of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Sponsor or, with respect to any Non-Serviced Mortgage Loan, the related master servicer, special servicer or other similar party under the related Non-Serviced PSA, or any other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means, among other reports:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file; and

●	a CREFC® loan periodic update file.

In addition, the Master Servicer is also required to prepare the following for each Mortgaged Property and REO Property:

●
Within 30 days after receipt of a quarterly operating statement, if any, commencing within 30 days of receipt of such quarterly operating statement for the quarter ending June 30, 2015, a CREFC® operating statement analysis report (but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information) for such Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus supplement, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than the Non-Serviced Mortgage Loans) is on the CREFC® servicer watch list). The Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Serviced Companion Loan by electronic means the CREFC® operating statement analysis report upon request.

●
Within 30 days after receipt by the Master Servicer of an annual operating statement for each calendar year, commencing with the calendar year ending December 31, 2016, a CREFC® net operating income adjustment worksheet (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information), presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation described in clause (7) above. The Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and related Serviced Companion Loan Holder by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement. Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners. See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record” in this prospectus supplement.

Information Available Electronically. The Certificate Administrator will promptly make available (and, in the case of the SEC EDGAR filings referred to below, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC) via the Certificate Administrator’s internet website, to any Privileged Person (provided that the final prospectus supplement, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below (collectively, the “Public Documents”) will be made available to the general public) via the Certificate Administrator’s website:

(A)  the following “deal documents”:

●	the prospectus and the final prospectus supplement;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator since the Closing Date (if any) the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;

(B)  the following “SEC EDGAR filings”:

●
any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)  the following “periodic reports”:

●	the Distribution Date statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports, other than the CREFC® loan setup file (provided they are received or prepared by the Certificate Administrator); and

●	the annual reports prepared by the Operating Advisor;

(D)  the following “additional documents”:

●	the summary of any final asset status report delivered to the Certificate Administrator in electronic format; and

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;

(E)  the following “special notices”:

●
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this prospectus supplement;

●
notice of any request by the holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by the holders of Non-Reduced Certificates evidencing at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee);

●	any and all officer’s certificates and other evidence delivered to the Certificate Administrator to support any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

●	any notice of the termination of the Issuing Entity;

●	any notice of the occurrence and continuance of a Control Termination Event;

●	any notice of the occurrence and continuance of a Consultation Termination Event;

●	any Assessment of Compliance delivered to the Certificate Administrator; and

●	any Attestation Reports delivered to the Certificate Administrator;

(F)  the “Investor Q&A Forum”; and

(G)  solely to Certificateholders and Certificate Owners, the “Investor Registry”.

The Certificate Administrator may require a recipient of any of the information set forth above (other than the Public Documents) to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will be required to make available only to Privileged Persons, the “Investor Q&A Forum” via the Certificate Administrator’s website, where Certificateholders and Certificate Owners may (a) submit inquiries to the Certificate Administrator relating to the Distribution Date statement, (b) submit inquiries to the Master Servicer or the Special Servicer, as applicable, relating to the servicing reports prepared by that party, the Mortgage Loans (or Serviced Whole Loans) or the Mortgaged Properties, (c) submit questions to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such an annual report and (d) view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate person. The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines, in its respective sole discretion, that (i) the inquiry is not of a type described above, (ii) answering the inquiry (A) would not be in the best interests of the Issuing Entity and/or the Certificateholders, (B) would be in violation of applicable law, the Pooling and Servicing Agreement or the applicable mortgage loan documents, (C) would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, or (D) would reasonably be expected to result in the waiver of an attorney client privilege or the disclosure of attorney work product or (iii) it is otherwise, for any reason, not advisable to answer. The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. No party to the Pooling and Servicing Agreement will be permitted to disclose Privileged Information in the Investor Q&A Forum.

The Investor Q&A Forum will not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The Certificate Administrator will be required to make the “Investor Registry” available to any Certificateholder and beneficial owner of a Certificate that is a Privileged Person via the Certificate Administrator’s website. Certificateholders and Certificate Owners may register on a voluntary basis for the Investor Registry and obtain information on any other Certificateholder or Certificate Owner that has also registered; provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at www.ctslink.com.

Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an Investor Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the Certificate Administrator’s website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification.

In connection with providing access to the Certificate Administrator’s website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source. Assistance in using the website can be obtained by calling the Certificate Administrator’s customer service desk at 866-846-4526.

“Privileged Person” means the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Controlling Class Representative (but only for so long as a Consultation Termination Event has not occurred and is not continuing), any Serviced Companion Loan Holder that delivers an Investor Certification, the Trustee, the Certificate Administrator, the Operating Advisor, the Sponsors, a designee of the Depositor and any person who provides the Certificate Administrator with an Investor Certification, which Investor Certification may be submitted electronically via the Certificate Administrator’s website; provided that in no event will a borrower, manager of a Mortgaged Property, an affiliate of a borrower, an affiliate of a manager of a Mortgaged Property, principal, partner, member, joint venture, limited partner, employee, representative, director, advisor or investor in any of the foregoing or an agent of the foregoing, with respect to its corresponding Mortgage Loan only, be considered a Privileged Person.

Other Information. The Certificate Administrator will maintain at its offices (and, upon reasonable prior written request and during normal business hours, will make available, or cause to be made available), for review by any Privileged Person originals and/or copies of the following items (to the extent such items were prepared by or delivered to the Certificate Administrator in electronic format):

●	the prospectus and the final prospectus supplement;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator since the Closing Date (if any) any Mortgage Loan Purchase Agreement and any amendments and exhibits to those agreements;

●	all Certificate Administrator reports made available to holders of each relevant class of Certificates since the Closing Date;

●	all Distribution Date statements and all CREFC® Reports actually delivered or otherwise made available to Certificateholders since the Closing Date;

●	all Assessments of Compliance and Attestation Reports delivered to the Certificate Administrator since the Closing Date;

●
the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator in respect of each Mortgaged Property;

●	any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

●
the Mortgage Files, including any and all modifications, waivers and amendments of the terms of the Mortgage Loans (or Serviced Whole Loans) entered into or consented to by the Master Servicer or the Special Servicer or, in the case of any Non-Serviced Mortgage Loan, the related master servicer or special servicer under the related Non-Serviced PSA, and only if delivered to the Certificate Administrator;

●
the summary of any final asset status report delivered to the Certificate Administrator and the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

●
any and all officer’s certificates and other evidence delivered to the Certificate Administrator to support the Master Servicer’s or the Trustee’s, as the case may be, determination that any Advance was (or, if made, would be) a nonrecoverable Advance;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee or, in the case of any Non-Serviced Mortgage Loan, the related master servicer, special servicer, operating advisor, certificate administrator or trustee under the related Non-Serviced PSA (and appointments of successors to those parties), only if notice of such termination or resignation is delivered to the Certificate Administrator;

●
notice of any request by at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

●	all special notices sent by the Certificate Administrator to the Certificateholders pursuant to the Pooling and Servicing Agreement;

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format; and

●	any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

The Certificate Administrator will provide, or cause to be provided, copies of the items described above upon reasonable written request. The Certificate Administrator may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Certificate Administrator, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential. The Master Servicer may, but is not required to, make information available over the internet.

The Certificate Administrator will make available all distribution date statements, CREFC® Reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e., Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc. and BlackRock Financial Management, Inc.).

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D (based on information included in each monthly statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form-10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

The Master Servicer may (but will not be required to), in accordance with such rules and procedures as it may adopt in its sole discretion, make available through the Master Servicer’s website or otherwise, any additional information relating to the Mortgage Loans, the Serviced Companion Loans, the related Mortgaged Properties or the related borrower that is not Privileged Information, for review by the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

Servicing of the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan

The 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan, and any related REO Property, are each being serviced under the JPMBB 2014-C26 Pooling and Servicing Agreement. Accordingly, the JPMBB 2014-C26 Master Servicer will generally make servicing advances and remit collections on each of the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on each of the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the Issuing Entity as the holder of each of the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan under the terms of the related Co-Lender Agreement and make P&I Advances with respect to each of the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan, subject to its non-recoverability determination. The JPMBB 2014-C26 Pooling and Servicing Agreement and the Pooling and Servicing Agreement both address similar servicing matters, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the mortgaged properties; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted mortgage loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the serviced mortgage loans; servicing reports; servicer liability and indemnification; servicer resignation, servicer termination events; and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. The Master Servicer, the Special Servicer, the Certificate Administrator, Operating Advisor and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise or consent to the actions of the JPMBB 2014-C26 Master Servicer, the JPMBB 2014-C26 Special Servicer, or any of the trustee, certificate administrator or senior trust advisor under the JPMBB 2014-C26 Pooling and Servicing Agreement or (b) make servicing advances with respect to either the 500 Fifth Avenue Mortgage Loan or the St. Louis Premium Outlets Mortgage Loan. The obligation of the Master Servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each of the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the JPMBB 2014-C26 Master Servicer or the JPMBB 2014-C26 Special Servicer.

The servicing arrangements under the JPMBB 2014-C26 Pooling and Servicing Agreement differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement. Below are certain provisions in the JPMBB 2014-C26 Pooling and Servicing Agreement:

●
Pursuant to the JPMBB 2014-C26 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to each of the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan will be generally similar to the corresponding fee payable under the Pooling and Servicing Agreement.

●
The JPMBB 2014-C26 Master Servicer is obligated to make servicing advances with respect to each of the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan. If the JPMBB 2014-C26 Master Servicer determines that a servicing advance it made with respect to either the 500 Fifth Avenue Whole Loan and the St. Louis Premium Outlets Whole Loan or the related Mortgaged Properties is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related Mortgage Loan and the related Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on the Mortgage Loans in the trust established under the JPMBB 2014-C26 Pooling and Servicing Agreement and the trust established under the Pooling and Servicing Agreement for this transaction.

●
Although payments and other collections on the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan may initially be deposited into a clearing account and commingled with the JPMBB 2014-C26 Master Servicer’s own funds or funds related to other mortgage loans serviced by the JPMBB 2014-C26 Master Servicer, the JPMBB 2014-C26 Pooling and Servicing Agreement provides for a separate account or sub-account in which payments and other collections on the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan are to be deposited and maintained by the JPMBB 2014-C26 Master Servicer pending remittance to the JPMBB 2014-C26 certificate administrator and the holders of the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan. Similarly, the JPMBB 2014-C26 Special Servicer is to establish and maintain a separate account or sub-account with respect to any REO Properties acquired with respect to the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan.

●
With respect to each of the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan, prior to the occurrence and continuance of any control event under the JPMBB 2014-C26 Pooling and Servicing Agreement, the JPMBB 2014-C26 Directing Certificateholder will have the right to terminate the JPMBB 2014-C26 Special Servicer without cause at any time.

●
With respect to each of the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan, after the occurrence and during the continuance of any control event under the JPMBB 2014-C26 Pooling and Servicing Agreement, at the written direction of holders of principal balance certificates under the JPMBB 2014-C26 Pooling and Servicing Agreement evidencing not less than 25% of the voting rights of such certificates, a request can be made to vote to terminate the JPMBB 2014-C26 Special Servicer and appoint a successor JPMBB 2014-C26 Special Servicer. Following such a request, the JPMBB 2014-C26 Special Servicer will be terminated upon the written direction of holders of principal balance certificates evidencing at least 75% of a “certificateholder quorum” (75% of the aggregate voting rights of all principal balance certificates on an aggregate basis) under the JPMBB 2014-C26 Pooling and Servicing Agreement.

●
With respect to each of the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan, following the occurrence of a consultation termination event under the JPMBB 2014-C26 Pooling and Servicing Agreement, if the senior trust advisor under the JPMBB 2014-C26 Pooling and Servicing Agreement determines that the JPMBB 2014-C26 Special Servicer is not performing its duties under the JPMBB 2014-C26 Pooling and Servicing Agreement or is otherwise not acting in accordance with the related servicing standard, the senior trust advisor under the JPMBB 2014-C26 Pooling and Servicing Agreement will have the right to recommend the replacement of the JPMBB 2014-C26 Special Servicer. The senior trust advisor’s recommendation to replace the JPMBB 2014-C26 Special Servicer must be confirmed by an affirmative vote of holders of principal balance certificates under the JPMBB 2014-C26 Pooling and Servicing Agreement evidencing at least a majority of the aggregate voting rights of such certificates on an aggregate basis.

●
If the 500 Fifth Avenue Mortgage Loan or the St. Louis Premium Outlets Mortgage Loan becomes a defaulted mortgage loan under the JPMBB 2014-C26 Pooling and Servicing Agreement, the JPMBB 2014-C26 Special Servicer will be required to take actions that are substantially similar to the actions described under “—Realization Upon Mortgage Loans” in this prospectus supplement.

●
If the 500 Fifth Avenue Mortgage Loan or the St. Louis Premium Outlets Mortgage Loan is subject to special servicing, then (subject to, in each case if and when applicable, the consent/consultation rights of the JPMBB 2014-C26 controlling class representative, the consultation rights of the JPMBB 2014-C26 operating advisor and the consultation rights of the holder of the 500 Fifth Avenue Mortgage Loan or the St. Louis Premium Outlets Mortgage Loan or its respective designee) the JPMBB 2014-C26 Special Servicer may agree to modify, waive or amend any term of such Whole Loan if such modification, waiver or amendment (i) is consistent with the related servicing standard and (ii) would not constitute a “significant modification” of such Whole Loan pursuant to Treasury Regulations Section 1.860G-2(b) and (A) would not otherwise cause any REMIC created under the JPMBB 2014-C26 Pooling and Servicing Agreement to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any such REMIC or on the JPMBB 2014-C26 trust fund. However, the JPMBB 2014-C26 Special Servicer may not extend the maturity date of the 500 Fifth Avenue Mortgage Loan or the St. Louis Premium Outlets Mortgage Loan beyond the date that is five years prior to the JPMBB 2014-C26 distribution date in January 2048, and such extension must be in the best interests of the JPMBB 2014-C26 certificateholders and the holder of the 500 Fifth Avenue Mortgage Loan or the St. Louis Premium Outlets Mortgage Loan, as applicable.

●
The rating agencies rating the securities issued under the JPMBB 2014-C26 Pooling and Servicing Agreement may vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events) to be different under the JPMBB 2014-C26 Pooling and Servicing Agreement than under the Pooling and Servicing Agreement. In addition, not all circumstances involving the 500 Fifth Avenue Whole Loan or the St. Louis Premium Outlets Whole Loan that give rise to requiring a rating agency confirmation with respect to the JPMBB 2014-C26 certificates under the JPMBB 2014-C26 Pooling and Servicing Agreement will also give rise to requiring any rating agency confirmation with respect to the Certificates.

●
With respect to the 500 Fifth Avenue Mortgage Loan and the St. Louis Premium Outlets Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are generally similar to those of the Pooling and Servicing Agreement.

●	The provisions of the JPMBB 2014-C26 Pooling and Servicing Agreement may also vary from the Pooling and Servicing Agreement with respect to time period and timing matters, terminology,

allocation of ministerial duties between multiple servicers or other service providers, servicer termination events, notice or rating agency communication and confirmation requirements.

●
The JPMBB 2014-C26 Master Servicer and JPMBB 2014-C26 Special Servicer (a) have substantially similar rights related to resignation of the Master Servicer and Special Servicer, respectively, (b) are subject to substantially similar rights relating to the removal or replacement of, or the transfer of servicing from, those of the Master Servicer or Special Servicer, respectively, and (c) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

●
JPMBB 2014-C26 Master Servicer and JPMBB 2014-C26 Special Servicer are each permitted to resign from its respective obligations and duties imposed on it pursuant to the JPMBB 2014-C26 Pooling and Servicing Agreement either: (i) upon a determination that such duties are no longer permissible under applicable law; or (ii) upon the appointment of, and the acceptance of such appointment by, a successor master servicer or special servicer, as applicable, and receipt by the JPMBB 2014-C26 Certificate Administrator and the JPMBB 2014-C26 Trustee of Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of the certificates issued pursuant to the JPMBB 2014-C26 Pooling and Servicing Agreement.

●
Each of the JPMBB 2014-C26 Master Servicer and JPMBB 2014-C26 Special Servicer will be liable in accordance with the JPMBB 2014-C26 Pooling and Servicing Agreement only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the JPMBB 2014-C26 Master Servicer and JPMBB 2014-C26 Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the JPMBB 2014-C26 Pooling and Servicing Agreement (including actions taken or not taken at the direction of the JPMBB 2014-C26 controlling class representative) or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the JPMBB 2014-C26 Pooling and Servicing Agreement or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the JPMBB 2014-C26 Pooling and Servicing Agreement.

Prospective investors are encouraged to review the full provisions of the JPMBB 2014-C26 Pooling and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters. See also “Description of the Mortgage Pool—The Whole Loans—The 500 Fifth Avenue Whole Loan and the St. Louis Premium Outlets Whole Loan” in this prospectus supplement.

Servicing of the Westfield Wheaton Mortgage Loan

If the Westfield Wheaton Mortgage Loan or the Westfield Wheaton Companion Loans become specially serviced prior to the Westfield Wheaton Companion Loan Securitization Date, then the Westfield Wheaton Whole Loan will be specially serviced under and in accordance with the Pooling and Servicing Agreement and the Special Servicer will be entitled to receive the same special servicing compensation for the Westfield Wheaton Whole Loan as it is entitled to for any other Mortgage Loan under the Pooling and Servicing Agreement.

Pursuant to the terms of the related Co-Lender Agreement, after the Westfield Wheaton Companion Loan Securitization Date, the Westfield Wheaton Mortgage Loan will be serviced and administered pursuant to the Westfield Wheaton Pooling and Servicing Agreement, which is expected to contain servicing provisions generally similar, but not necessarily identical, to the provisions of the Pooling and Servicing Agreement. After the Westfield Wheaton Companion Loan Securitization Date, none of the Operating Advisor, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee will have any obligation or authority to supervise or consent to the actions of any master servicer, special servicer or trustee under the Westfield Wheaton Pooling and Servicing Agreement, and none of the Master Servicer, the Special Servicer or the Trustee will have any obligation or authority to make

Servicing Advances with respect to the Westfield Wheaton Whole Loan. After the Westfield Wheaton Companion Loan Securitization Date, the obligation of the Master Servicer to provide information and collections to the Trustee, the Certificate Administrator and the Certificateholders with respect to the Westfield Wheaton Mortgage Loan is dependent upon its receipt of the corresponding information and collections from the master servicer or special servicer under the related other securitization.

After the Westfield Wheaton Companion Loan Securitization Date, the Westfield Wheaton Mortgage Loan will not be subject to the Servicer Termination Events described under “—Servicer Termination Events”, but is expected to be subject to generally similar but not necessarily identical events provided for in the Westfield Wheaton Pooling and Servicing Agreement. In addition, the conditions that would result in an Appraisal Reduction Event under the Pooling and Servicing Agreement may differ in some respects from the conditions that would require an appraisal under the Westfield Wheaton Pooling and Servicing Agreement.

See “Description of the Mortgage Pool—The Whole Loans—The Westfield Wheaton Whole Loan” in this prospectus supplement.

USE OF PROCEEDS

Credit Suisse First Boston Mortgage Securities Corp. expects to receive from this offering approximately 108.589% of the aggregate principal balance of the Offered Certificates, plus accrued interest from March 1, 2015, before deducting expenses payable by the Depositor. The net proceeds from the sale of the Offered Certificates will be used by the Depositor to pay the purchase price for the Mortgage Loans.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Material Federal Income Tax Consequences” in the prospectus.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, respectively). The Lower-Tier REMIC and the Upper-Tier REMIC are referred to collectively as the “Trust REMICs”. The Lower-Tier REMIC will hold the Mortgage Loans, the proceeds of the Mortgage Loans, exclusive of any amounts allocable to the Companion Loans and any interest or other income earned on such amounts allocable to the Companion Loans (and, for the avoidance of doubt, excluding any funds held in an outside reserve fund pursuant to the Pooling and Servicing Agreement), and any REO Property (including a beneficial interest in real property in the case of the Non-Serviced Mortgage Loans), and will issue certain uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and proceeds of the Lower-Tier Regular Interests and will issue the Class A-1, Class A-

2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-NR, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates (together, the “Regular Certificates”) as classes of regular interests in the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and each Co-Lender Agreement, (3) compliance with the provisions of the related Non-Serviced PSA and the continued qualification of each REMIC formed under the related Non-Serviced PSA and (4) compliance with applicable changes in the Code, including the REMIC provisions of the Code, for federal income tax purposes (a) the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC, (b) the Regular Certificates will evidence the “regular interests” in the Upper-Tier REMIC, (c) the Lower-Tier Regular Interests will evidence the “regular interests” in the Lower-Tier REMIC, and (d) the Class R Certificates will represent the sole class of “residual interests” in each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of the REMIC provisions of the Code.

Tax Status of Offered Certificates

Except as provided below, the Offered Certificates will be treated as “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including OID, if any) on the Offered Certificates will be interest described in Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust REMICs would be so treated. For purposes of the foregoing tests, the Trust REMICs are treated as a single REMIC. If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. The Offered Certificates will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” under Code Section 7701(a)(19)(C)(v) to the extent the loans are secured by multifamily properties. As of the Cut-off Date, thirty-one (31) Mortgaged Properties, representing approximately 23.1% of the Initial Pool Balance by allocated loan amount, are multifamily properties. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their Certificates. Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3). See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates” in the prospectus.

Taxation of Offered Certificates

General

Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting.

Original Issue Discount

Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final

Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the conference committee report to the Tax Reform Act of 1986. Holders of Offered Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Certificates. Investors are advised to consult their own tax advisors as to the discussions in this prospectus supplement and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Offered Certificates—Original Issue Discount” in the prospectus.

Each Class of Offered Certificates will be treated as a single installment obligation for purposes of determining the original issue discount includible in the income of a holder of an Offered Certificate. The total amount of original issue discount on an Offered Certificate is the excess of the “stated redemption price at maturity” of the Offered Certificate over its “issue price”. The issue price of a class of Offered Certificates is the first price at which a substantial amount of Offered Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Certificates as to which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date. The issue price of the Offered Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Certificates. The stated redemption price at maturity of an Offered Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Certificate, it is possible that no interest on any class of Offered Certificates will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Certificates (other than the Class X-A and Class X-B Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the Certificate Administrator will treat the Class X-A and Class X-B Certificates as having no qualified stated interest. Accordingly, each such Class will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over its respective issue price (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such Classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such Certificateholder will not recover a portion of its basis in such Classes, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such Classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPY (the “Prepayment Assumption”). See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Offered Certificates—Original Issue Discount” in the prospectus.

Premium

An Offered Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Offered Certificates—Premium” in the prospectus. It is anticipated that the Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued at a premium.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates as described under “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this prospectus supplement. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state or the District of Columbia, or is a foreign estate or trust, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this prospectus supplement, potential investors should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality or other jurisdiction. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA or other plan, subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has granted an administrative exemption to Credit Suisse Securities (USA), LLC PTE 89-90, 54 Fed. Reg. 42597 (October 17, 1989) as amended by PTE 2013-08, 78 Fed. Reg. 41090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Credit Suisse Securities (USA) LLC, provided that certain conditions set forth in the Exemption are satisfied. The Depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief:

●	The acquisition of the Offered Certificates by an ERISA Plan must be on terms that are at least as favorable to the ERISA Plan as they would be in an arm’s-length transaction with an unrelated party.

●
The Offered Certificates at the time of acquisition by the ERISA Plan must be rated in one of the four highest generic rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) that meets the requirements of the Exemption (an “Exemption Rating Agency”).

●
The Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the Issuing Entity and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.

●
The sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the Mortgage Loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection with those services.

●	The investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings required by the Exemption and the Depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the Depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied.

The Exemption also requires that the Issuing Entity meet the following requirements: (1) the Issuing Entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one Exemption Rating Agency for at least one year prior to the ERISA Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of Offered Certificates.

The Depositor believes that the conditions to the applicability of the Exemptions will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the ERISA Plan purchaser or the ERISA Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and an ERISA Plan when the Depositor, any of the underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing ERISA Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an “Excluded Plan” is an ERISA Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of ERISA Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of Mortgage Loans.

Before purchasing an Offered Certificate, a fiduciary of an ERISA Plan should itself confirm that (1) the Offered Certificates constitute “securities” for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, a Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See “ERISA Considerations” in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

The fiduciary of a Plan subject to Similar Law should consult with its advisors regarding the need for and availability of exemptive relief under applicable Similar Law.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

LEGAL INVESTMENT

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretative uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of any Class of Offered Certificates by any NRSRO, to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions. See “Legal Investment” in the prospectus.

The Issuing Entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in this prospectus supplement).

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in New York, California and Texas and representing approximately 24.4%, 15.0% and 13.1%, respectively, of the Initial Pool Balance by allocated loan amount, which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the related Mortgage Loans.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least

21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

Other Aspects. Please see the discussion under “Certain Legal Aspects of the Mortgage Loans” in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

RATINGS

It is a condition to the issuance of each Class of Offered Certificates that they receive investment grade credit ratings from at least three of the four NRSROs engaged by the Depositor to rate the Offered Certificates (the four NRSROs engaged by the Depositor, the “Rating Agencies”):

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, or the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer, the Special Servicer, the master servicer or the special servicer under a Non-Serviced PSA or another person, may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate principal balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question. A securities rating on mortgage pass-through certificates does not, however, address the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans or the degree to which payments might differ from those originally contemplated. In addition, a rating does not address the tax attributes of the certificates in question or of the related issuing entity, the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made, or the likelihood or frequency of payment of yield maintenance charges, assumption fees, modification fees or penalty charges. See “Risk Factors—

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this prospectus supplement.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates. The Notional Amount of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates. The Notional Amount of the Class X-B Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class B Certificates. The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on such Notional Amount as so reduced from time to time. Therefore, the securities ratings of the Class X-A and Class X-B Certificates should be evaluated independently from similar ratings on other types of securities.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to certain NRSROs. Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate certain classes of the Offered Certificates and certain classes of Non-Offered Certificates (although one of the Rating Agencies may not ultimately issue ratings on all Classes of rated Certificates). The decision not to engage certain NRSROs to rate any of the Certificates was due, in part, to those NRSROs’ initial subordination levels for the various classes of Certificates and the decision to engage one of the Rating Agencies to only rate certain Classes of rated Certificates, but not others, was also due, in part, to such Rating Agency’s initial subordination levels for such Classes of Certificates. Accordingly, if the Depositor selected such other NRSROs to rate the Offered Certificates or had it engaged such Rating Agency to rate those other Classes of Certificates, their ratings of the Offered Certificates or of those other Classes of Certificates, as applicable, may have been different, and potentially lower, than those ratings ultimately assigned to the subject Classes of Certificates, by the selected Rating Agencies. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor. If unsolicited ratings are issued, there is no assurance that they will not be different from the ratings of the Offered Certificates and, if lower, they may have an adverse impact on the liquidity, market value and regulatory characteristics of the Offered Certificates. In addition, in the case of a Rating Agency engaged by the Depositor to rate only certain classes of Offered Certificates, but not all classes of Offered Certificates, had the Depositor engaged such Rating Agency to rate the remaining classes of Offered Certificates not rated by it, some or all of the ratings assigned to such classes of Offered Certificates by such Rating Agency may be lower, and in some cases, materially lower, than those assigned to such classes of Offered Certificates by the other Rating Agencies engaged to rating such classes.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus supplement. In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus supplement.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate and provide ongoing rating surveillance with respect to the Offered Certificates. Although the Depositor may prepay fees for ongoing rating surveillance by the Rating Agencies, the Depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

PLAN OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)

Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC and the Depositor have entered into an underwriting agreement with respect to the Offered Certificates, pursuant to which the Depositor has agreed to sell to the underwriters, and the underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Principal Amounts or Notional Amounts of each class of Offered Certificates set forth below, subject in each case to a variance of 5%. Credit Suisse Securities (USA) LLC is acting as lead manager and sole bookrunner with respect to 100% of the total principal balance of the Offered Certificates. Wells Fargo Securities, LLC is acting as co-manager.

Class	Credit Suisse Securities (USA) LLC	Wells Fargo Securities, LLC
Class A-1	$43,251,000	$—
Class A-2	$56,329,000	$—
Class A-3	$270,000,000	$—
Class A-4	$405,275,000	$—
Class A-SB	$74,606,000	$—
Class X-A	$934,407,000	$—
Class X-B	$66,743,000	$—
Class A-S	$84,946,000	$—
Class B	$66,743,000	$—
Class C	$53,091,000	$—

The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $6,000,000.

The Depositor and the Sponsors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The Depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters.

The Offered Certificates are a new issue of securities with no established trading market. The Depositor has been advised by the underwriters that they intend to make a market in the Offered Certificates, but are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of the trading market for the Offered Certificates or that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, which will include information as to the respective Certificate Principal Amounts and Notional Amounts of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Credit Suisse Securities (USA) LLC, one of the underwriters, is an affiliate of the Depositor and Column (a Sponsor and an Originator). See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” in this prospectus supplement. Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of the Certificate Administrator and Trustee.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Credit Suisse Securities (USA) LLC, one of the underwriters and the lead manager and sole bookrunner for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the Depositor of the purchase price for the Offered Certificates and the payment by the Depositor to Column, an affiliate of Credit Suisse Securities (USA) LLC, in its capacity as a Sponsor, of the purchase price for the Column Mortgage Loans. See “Transaction Parties—Compensation of the Sponsors” in this prospectus supplement.

Additionally, proceeds received by MC-Five Mile in connection with the contribution of the MC-Five Mile Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make the applicable payments to, Column, an affiliate of Credit Suisse Securities (USA) LLC, as the related repurchase agreement counterparty. In addition, proceeds received by BSPCC in connection with the contribution of the BSPCC Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make the applicable payments to, Column, an affiliate of Credit Suisse Securities (USA) LLC, as the related repurchase agreement counterparty.
As result of the circumstances described above, Credit Suisse Securities (USA) LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” in this prospectus supplement.

INDEX OF SIGNIFICANT DEFINITIONS

	Page		Page

2010 PD AMENDING DIRECTIVE	S-10	Certificateholder	S-299
500 Fifth Avenue Companion Loan	S-179	Certificateholder Quorum	S-341
500 Fifth Avenue Mortgage Loan	S-179	Certificates	S-278
500 Fifth Avenue Mortgaged		Certifying Certificateholder	S-304
Property	S-179	C-III	S-256
500 Fifth Avenue Whole Loan	S-179	Class	S-278
AB Control Appraisal Event	S-188	Class A Certificates	S-278
Acceptable Insurance Default	S-321	Class A-SB Scheduled Principal
Actual/360 Basis	S-169	Balance	S-286
Additional Collateral Amount	S-188	Class X Certificates	S-278
Administrative Fee Rate	S-251, S-284	Class X Strip Rate	S-283
Advance Rate	S-324	Clearstream	S-301
Advances	S-324	Clearstream Participants	S-303
Allocated Cut-off Date Loan Amount	S-130	Closing Date	S-130
Ancillary Fees	S-268	Code	S-59, S-127, S-383
Appraisal Reduction	S-296	Co-Lender Agreement	S-181
Appraisal Reduction Event	S-295	Collection Account	S-327
Appraised-Out Class	S-298	Collection Guarantor	S-167
Appraiser	S-297	Collection Period	S-282
Assessment of Compliance	S-333	Column	S-129, S-214
Assumption Fees	S-269	Column Data Tape	S-215
Attestation Report	S-333	Column Deal Team	S-214
Available Funds	S-280	Column Mortgage Loans	S-129, S-214
B&N	S-160	Companion Loan	S-178
Balloon Balance	S-131	Companion Loan Holder	S-178
Balloon Mortgage Loans	S-169	Compensating Interest Payment	S-294
Bancorp	S-129, S-232	Complaint	S-249
Bancorp Mortgage Loans	S-129, S-232	Condemnation Proceeds	S-281
Bancorp, Inc.	S-232	Consent Fees	S-267
Bankruptcy Code	S-64	Consultation Termination Event	S-356
Base Interest Fraction	S-289	Control Eligible Certificates	S-299
Bayshore Mall Companion Loan	S-180	Control Termination Event	S-357
Bayshore Mall Mortgage Loan	S-180	Controlling Class	S-356
Bayshore Mall Mortgaged Property	S-180	Controlling Class Certificateholder	S-356
Bayshore Mall Whole Loan	S-180	Controlling Class Representative	S-356
Berkadia	S-260	Corrected Loan	S-322
Berkadia Event of Default	S-264	Covered Transactions	S-222, S-223
Berkadia Parties	S-263	CPR	S-308
Berkadia Subservicing Agreement	S-261	CPY	S-308
Borrower Affiliate	S-300	Credit Suisse	S-220
Borrower Delayed Reimbursements	S-268	CREFC®	S-373
B-Piece Buyer	S-117	CREFC® Intellectual Property
BSPCC	S-129, S-237	Royalty License Fee	S-284
BSPCC Mortgage Loans	S-129, S-237	CREFC® Intellectual Property
CBE	S-312	Royalty License Fee Rate	S-284
Certificate Administrator	S-248	CREFC® Reports	S-373
Certificate Owners	S-302	Cross Over Date	S-289
Certificate Principal Balance	S-279	CRR	S-67
Certificate Registrar	S-301	Cut-off Date	S-129

Cut-off Date Balance	S-129	Indirect Participants	S-302
DBRS	S-367	Initial Pool Balance	S-129
Debt Yield on Underwritten Net		Interest Accrual Amount	S-282
Operating Income	S-132	Interest Accrual Period	S-282
Debt Yield on Underwritten NOI	S-132	Interest Distribution Amount	S-282
Defaulted Mortgage Loan	S-271	Interest Only Mortgage Loans	S-169
Defeasance Deposit	S-173	Interest Reserve Account	S-328
Defeasance Loans	S-172	Interest Shortfall	S-282
Defeasance Lock-Out Period	S-172	Interested Person	S-350
Defeasance Option	S-172	Investment Company Act	S-1, S-389
Definitive Certificate	S-301	Investor Certification	S-300
Demand Entities	S-222, S-223	Investor Q&A Forum	S-376
Depositaries	S-301	Investor Registry	S-377
Depositor	S-130, S-245	IRS	S-127
Determination Date	S-282	Issuing Entity	S-129, S-247
Disclosable Special Servicer Fees	S-272	JPMBB 2014-C26 Directing
Distribution Accounts	S-327	Certificateholder	S-192
Distribution Date	S-280	JPMBB 2014-C26 Master Servicer	S-192, S-258
DLJ	S-222	JPMBB 2014-C26 Pooling and
Dodd-Frank Act	S-68	Servicing Agreement	S-181
DTC	S-301	JPMBB 2014-C26 Special Servicer	S-192, S-258
DTC Participants	S-302	JPMBB 2014-C26 Trust	S-192
Due Date	S-168	KBRA	S-337
Due Diligence Requirement	S-67	KeyBank	S-253, S-277
EEA	S-67	Liquidation Fee	S-270
Eligible Operating Advisor	S-367	Liquidation Fee Rate	S-271
ERISA	S-386	Liquidation Proceeds	S-271
ERISA Plan	S-386	Lower-Tier Distribution Account	S-327
ESA	S-147	Lower-Tier Regular Interests	S-383
Escrow/Reserve Mitigating		Lower-Tier REMIC	S-58, S-383
Circumstances	S-219, S-231	LPC	S-166
Euroclear	S-301	MAI	S-296
Euroclear Operator	S-303	Major Decision	S-354
Euroclear Participants	S-303	Master Lease	S-164
Excess Liquidation Proceeds		Master Servicer	S-253
Reserve Account	S-328	Master Servicer Remittance Date	S-323
Excess Modification Fees	S-267	Master Tenant	S-164
Excess Penalty Charges	S-268	Material Breach	S-211
Excess Prepayment Interest		Material Document Defect	S-211
Shortfall	S-294	Maturity Date Loan-to-Value Ratio	S-133
Exchange Act	S-213	Maturity Date LTV Ratio	S-133
Excluded Plan	S-388	MC-Five Mile	S-129, S-225
Exemption	S-387	MC-Five Mile Data Tape	S-226
Exemption Rating Agency	S-387	MC-Five Mile Deal Team	S-226
FDIA	S-108	MC-Five Mile Mortgage Loans	S-129, S-225
FDIC	S-108	Midland	S-258
FDIC Safe Harbor	S-108	Mobile Home Affiliate	S-152
FIEL	S-12	Modeling Assumptions	S-308
Final Asset Status Report	S-363	Modification Fees	S-268
FIRREA	S-123, S-296	Monthly Payment	S-281
Fitch	S-337	Moody’s	S-337
Five Mile Capital	S-129	Morningstar	S-337
Five Mile Capital Mortgage Loans	S-129	Mortgage	S-129
Form 8-K	S-213	Mortgage File	S-209
FSMA	S-9	Mortgage Loan Purchase
HSERCA	S-163	Agreement	S-209

Mortgage Loan Rate	S-284	Privileged Person	S-377
Mortgage Loan Schedule	S-317	Property Advances	S-324
Mortgage Loans	S-129	Prospectus Directive	S-10
Mortgage Note	S-129	Public Documents	S-375
Mortgage Pool	S-129	Qualification Criteria	S-216, S-227, S-234, S-240
Mortgaged Property	S-129	Qualified Substitute Mortgage Loan	S-212
Net Condemnation Proceeds	S-281	Rated Final Distribution Date	S-213
Net Mortgage Loan Rate	S-283	Rating Agencies	S-391
Non-Offered Certificates	S-278	Rating Agency Confirmation	S-371
Non-Recoverable Advance	S-325	Rating Agency Declination	S-371
Non-Reduced Certificates	S-299	Realized Loss	S-292
Non-Serviced Companion Loan	S-181	Record Date	S-280
Non-Serviced Companion Loan		Regular Certificates	S-278, S-384
Holder	S-181	Regulation AB	S-254
Non-Serviced Mortgage Loan	S-181	Release Date	S-173
Non-Serviced PSA	S-181	Release Price	S-176
Non-Serviced Whole Loan	S-181	Release Property	S-175
Notional Amount	S-279	Relevant Member State	S-10
NRSRO	S-387	REMIC	S-383
Offered Certificates	S-278	REO Account	S-278
OID Regulations	S-385	REO Companion Loan	S-286
Operating Advisor	S-252	REO Mortgage Loan	S-286
Operating Advisor Consulting Fee	S-273	REO Property	S-278
Operating Advisor Fee	S-272	REO Serviced Companion Loan	S-286
Operating Advisor Fee Rate	S-273	Reportable Information	S-222, S-223
Operating Advisor Standard	S-363	Repurchase Price	S-211
Operating Advisor Termination		Repurchases	S-222, S-223
Event	S-365	Requesting Holders	S-298
Originators	S-129, S-246	Requesting Party	S-370
P&I Advance	S-323	Restricted Group	S-387
Pari Passu Companion Loan	S-181	Restricted Party	S-363
Pari Passu Companion Loan Holder	S-181	Retention Requirement	S-67
Pari Passu Indemnified Party	S-336	RMBS	S-249
Park Bridge Financial	S-252	Rule 17g-5	S-342
Park Bridge Lender Services	S-252	Rules	S-302
Partial Assumption Property	S-176	S&P	S-367
Participants	S-301	Sears	S-155
Pass-Through Rate	S-282	SEC	S-213
PCR	S-237	Securities Act	S-254
Penalty Charges	S-268	SEL	S-242
Percentage Interest	S-280	Sequential Pay Event	S-182
Permitted Special Servicer/Affiliate		Serviced AB Whole Loan	S-180
Fees	S-272	Serviced Companion Loan	S-181
PIP	S-153	Serviced Companion Loan Holder	S-181
Plan	S-386	Serviced Companion Loan
Pooling and Servicing Agreement	S-130, S-316	Securities	S-337
Prepayment Assumption	S-385	Serviced Mortgage Loan	S-180
Prepayment Interest Excess	S-293	Serviced Pari Passu Companion
Prepayment Interest Shortfall	S-293	Loan	S-181
Prepayment Provision	S-134	Serviced Pari Passu Companion
Prime Rate	S-325	Loan Holder	S-181
Principal Balance Certificates	S-279	Serviced Pari Passu Mortgage Loan	S-181
Principal Distribution Amount	S-285	Serviced Pari Passu Whole Loan	S-180
Principal Shortfall	S-285	Serviced Whole Loan	S-180
Privileged Information	S-363	Serviced Whole Loan Custodial
Privileged Information Exception	S-363	Account	S-327

Servicer Termination Events	S-336	TIA Applicability Determination	S-343
Servicing Fee	S-266	TRIPRA	S-106
Servicing Fee Rate	S-266	Trust REMIC	S-58
Servicing Standard	S-318	Trust REMICs	S-383
Servicing Transfer Event	S-320	Trustee	S-248
SFA	S-12	Trustee/Certificate Administrator
Similar Law	S-386	Fee	S-251
Similar Requirements	S-68	Trustee/Certificate Administrator
Simon	S-168	Fee Rate	S-251
Soho-Tribeca Grand Hotel Portfolio		Underwriter Entities	S-110
Companion Loan	S-179	Underwritten EGI	S-136
Soho-Tribeca Grand Hotel Portfolio		Underwritten Revenues	S-136
Mortgage Loan	S-179	Unscheduled Payments	S-286
Soho-Tribeca Grand Hotel Portfolio		Updated Appraisal	S-345
Mortgaged Properties	S-179	Upper-Tier Distribution Account	S-327
Soho-Tribeca Grand Hotel Portfolio		Upper-Tier REMIC	S-58, S-383
Pari Passu Companion Loan	S-179	UST	S-147
Soho-Tribeca Grand Hotel Portfolio		Volcker Rule	S-68
Pari Passu Companion Loan		Voting Rights	S-299
Holder	S-179	WAC Rate	S-283
Soho-Tribeca Grand Hotel Portfolio		Walgreens	S-156
Subordinate Companion Loan	S-179	Wells Fargo Bank	S-248
Soho-Tribeca Grand Hotel Portfolio		Westfield Trumbull Companion
Subordinate Companion Loan		Loans	S-179
Holder	S-179	Westfield Trumbull Mortgage Loan	S-179
Soho-Tribeca Grand Hotel Portfolio		Westfield Trumbull Note Group 1	S-179
Whole Loan	S-179	Westfield Trumbull Note Group 2	S-179
Soho-Tribeca Grand Hotel Portfolio		Westfield Trumbull Note Group 3	S-179
Whole Loan Directing Holder	S-187	Westfield Trumbull Whole Loan	S-179
Special Servicer	S-256	Westfield Wheaton Companion
Special Servicing Fee	S-269	Loan Securitization Date	S-199
Special Servicing Fee Rate	S-269	Westfield Wheaton Companion
Specially Serviced Loan	S-319	Loans	S-180
Sponsors	S-130	Westfield Wheaton Directing Holder	S-201
St. Louis Premium Outlets		Westfield Wheaton Mortgage Loan	S-180
Companion Loans	S-180	Westfield Wheaton Note Group 1	S-180
St. Louis Premium Outlets Mortgage		Westfield Wheaton Note Group 2	S-180
Loan	S-180	Westfield Wheaton Note Group 3	S-180
St. Louis Premium Outlets		Westfield Wheaton Pooling and
Mortgaged Property	S-180	Servicing Agreement	S-181
St. Louis Premium Outlets Whole		Westfield Wheaton Whole Loan	S-180
Loan	S-180	Whole Loan	S-178
Staples	S-155	Whole Loan Major Decisions	S-186
Stated Principal Balance	S-284	Withheld Amounts	S-328
Subordinate Companion Loan	S-179	Workout Fee	S-269
Subserviced Loans	S-261	Workout Fee Rate	S-270
T&I Advances	S-263	Workout-Delayed Reimbursement
Terms and Conditions	S-303	Amount	S-326
Third Party Report	S-130	YM Group A	S-289
Threshold Event Collateral	S-188	YM Group B	S-289
TIA	S-343	YM Groups	S-289

ANNEX A

STATISTICAL CHARACTERISTICS OF THE MORTGAGE LOANS

A-1

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ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID	Property Name	% of Initial Pool Balance	Mortgage Loan Seller(1)	Original Balance(2)(3)	Cut-off Date Balance(2)(3)	Maturity/ARD Balance(2)(3)	Cut-off Date Balance per SF/ Units/Rooms/Pads	Loan Purpose	Sponsor(4)	Non-Recourse Carveout Guarantor(4)
1	Soho-Tribeca Grand Hotel Portfolio	9.1%	Column	$110,000,000	$110,000,000	$110,000,000	$406,137	Refinance	Hartz Financial Corp., Hartz Financial II Corp., Hartz Mountain Industries-NJ, L.L.C.	Hartz Financial Corp., Hartz Financial II Corp., Hartz Mountain Industries-NJ, L.L.C.
1.1	Soho Grand Hotel	6.7%	Column		$81,156,812	$81,156,812	$406,137
1.2	Tribeca Grand Hotel	2.4%	Column		$28,843,188	$28,843,188	$406,137
2	500 Fifth Avenue	8.2%	Column	$100,000,000	$100,000,000	$100,000,000	$281	Refinance	500 Holdings, Inc.	500 Holdings, Inc.
3	Courtyard Midtown East	7.1%	Column	$86,000,000	$86,000,000	$73,101,864	$271,293	Refinance	DiamondRock Hospitality Limited Partnership	DiamondRock Hospitality Limited Partnership
4	Westfield Trumbull	6.4%	Column	$77,179,054	$77,179,054	$77,179,054	$135	Refinance	Westfield America, Inc., Westfield America Limited Partnership	Westfield America, Inc., Westfield America Limited Partnership
5	Westfield Wheaton	3.5%	Column	$42,617,526	$42,617,526	$42,617,526	$142	Refinance	Westfield America, Inc., Westfield America Limited Partnership	Westfield America, Inc., Westfield America Limited Partnership
6	PFC MHC Portfolio	2.8%	Column	$33,616,000	$33,616,000	$29,507,628	$21,900	Acquisition	PFC Park Holdings, LLC	PFC Park Holdings, LLC
6.1	Normandy Estates	0.6%	Column		$7,785,195	$6,833,729	$21,900
6.2	Hollywood	0.5%	Column		$6,602,896	$5,795,924	$21,900
6.3	Friendship Village	0.4%	Column		$4,383,493	$3,847,766	$21,900
6.4	Continental Village	0.3%	Column		$4,176,072	$3,665,695	$21,900
6.5	Country Roads	0.3%	Column		$3,159,710	$2,773,547	$21,900
6.6	Orange Avenue	0.2%	Column		$2,841,665	$2,494,372	$21,900
6.7	Ridgecrest	0.2%	Column		$2,482,136	$2,178,782	$21,900
6.8	Twin City	0.2%	Column		$2,184,833	$1,917,814	$21,900
7	Aspen San Marcos	2.8%	Column	$33,600,000	$33,600,000	$30,131,035	$44,920	Refinance	BRG Partners, LP; Breckenridge Development 2014, LLC	BRG Partners, LP; Breckenridge Development 2014, LLC
8	777 East 10th Street	2.6%	MC-Five Mile	$32,000,000	$31,949,268	$25,780,796	$357	Refinance	Saeed Farkhondehpour, Sion Neman and Eshagh M. Kermani	Saeed Farkhondehpour, Sion Neman and Eshagh M. Kermani
9	The Boulevard at Tallahassee	2.5%	MC-Five Mile	$30,450,000	$30,450,000	$27,845,567	$32,955	Refinance	Ronald J. Gatehouse, Paul R. Levine, Beejan Savabi, Stephen Sidorick, Jr., Philip Smith	Ronald J. Gatehouse, Paul R. Levine, Beejan Savabi, Stephen Sidorick, Jr., Philip Smith
10	St. Louis Premium Outlets	2.1%	Column	$26,000,000	$26,000,000	$23,623,434	$270	Refinance	Simon Property Group, L.P.	Simon Property Group, L.P.
11	Threshold Multifamily Portfolio - Pool 4	2.1%	Column	$25,264,000	$25,264,000	$21,718,152	$44,168	Refinance	Brian A. Martin	Brian A. Martin
11.1	Lakewood I & II	0.6%	Column		$7,440,000	$6,395,783	$44,168
11.2	Autumn Park	0.6%	Column		$7,200,000	$6,189,467	$44,168
11.3	Arbor Glen	0.4%	Column		$5,104,000	$4,387,644	$44,168
11.4	Stonewood	0.3%	Column		$3,040,000	$2,613,331	$44,168
11.5	Ashton Woods	0.2%	Column		$2,480,000	$2,131,928	$44,168
12	Threshold Multifamily Portfolio - Pool 1	2.1%	Column	$25,160,000	$25,160,000	$21,628,749	$48,385	Refinance	Brian A. Martin	Brian A. Martin
12.1	Crestview	0.8%	Column		$10,080,000	$8,665,254	$48,385
12.2	Waters Edge	0.6%	Column		$7,440,000	$6,395,783	$48,385
12.3	Highland Ridge	0.5%	Column		$6,088,000	$5,233,538	$48,385
12.4	McLain Heights	0.1%	Column		$1,552,000	$1,334,174	$48,385
13	Rancho Santa Margarita Town Center	2.0%	The Bancorp Bank	$23,870,000	$23,870,000	$21,770,804	$479	Refinance	National Credit Tenant Investments, LLC	National Credit Tenant Investments, LLC
14	Bayshore Mall	1.9%	Column	$23,500,000	$23,500,000	$20,308,613	$90	Refinance	Rouse Properties, LP	Rouse Properties, LP
15	2000 Bering	1.8%	MC-Five Mile	$21,600,000	$21,600,000	$19,768,477	$112	Acquisition	Gulf United Investments Corporation	Gulf United Investments Corporation
16	University Plaza	1.7%	Column	$21,000,000	$20,940,058	$16,860,792	$85	Refinance	Marilyn Jaffey and Phyllis Herman	Marilyn Jaffey and Phyllis Herman
17	The Landing	1.7%	The Bancorp Bank	$20,800,000	$20,800,000	$20,109,708	$470	Refinance	Gary B. Jabara	Gary B. Jabara
18	Diamond Lakes Apts	1.6%	Column	$19,500,000	$19,500,000	$17,041,362	$62,500	Refinance	J. David DeShong and Southeast Multifamily Partners I, LLC	J. David DeShong and Southeast Multifamily Partners I, LLC
19	Franklin Management Portfolio	1.6%	Column	$19,350,000	$19,319,323	$15,589,325	$27,326	Refinance	John A. Franklin	John A. Franklin
19.1	Grassy Creek MHC	0.6%	Column		$7,687,793	$6,203,504	$27,326
19.2	Bullocks MHC	0.5%	Column		$5,641,043	$4,551,922	$27,326
19.3	Hollins MHC	0.2%	Column		$2,685,735	$2,167,198	$27,326
19.4	Shattalon MHC	0.2%	Column		$2,146,591	$1,732,147	$27,326
19.5	Riverland MHC	0.1%	Column		$1,158,161	$934,554	$27,326
20	Holiday Inn - La Mirada	1.6%	Column	$19,000,000	$18,930,312	$14,028,554	$64,830	Refinance	Ki Yong Choi	Ki Yong Choi
21	Sunrise Bluffs Apartments	1.5%	MC-Five Mile	$18,500,000	$18,500,000	$15,128,633	$48,429	Refinance	Chowdary Yalamanchili	Chowdary Yalamanchili
22	Best Self Storage Portfolio	1.5%	Column	$18,000,000	$18,000,000	$15,560,433	$6,623	Refinance	Robin L. Parsley; Charles S. Turet, Jr.	Robin L. Parsley; Charles S. Turet, Jr.
22.1	Dickinson	0.3%	Column		$4,146,324	$3,584,366	$6,623
22.2	Victoria	0.3%	Column		$4,107,208	$3,550,552	$6,623
22.3	Aransas Pass	0.3%	Column		$3,650,851	$3,156,046	$6,623
22.4	Kingsville	0.3%	Column		$3,324,882	$2,874,256	$6,623
22.5	Nacogdoches	0.2%	Column		$2,770,735	$2,395,213	$6,623
23	Cranbrook Multifamily Portfolio	1.4%	Column	$17,600,000	$17,507,426	$16,374,074	$36,626	Refinance	Jerry L. Ruyan	Jerry L. Ruyan
23.1	Timbers of Cranbrook	0.7%	Column		$8,793,503	$8,224,251	$36,626
23.2	Monticello on Cranbrook	0.7%	Column		$8,713,923	$8,149,823	$36,626
24	Villa Sierra	1.2%	Column	$14,100,000	$14,100,000	$11,864,275	$41,964	Refinance	Carlos P. Vaz	Carlos P. Vaz
25	Waterford Wedgwood Warehouse	1.1%	BSP	$13,750,000	$13,698,402	$10,087,452	$49	Acquisition	Sky Management Services LLC	Sky Management Services LLC
26	Courtyard by Marriott New Albany	1.1%	Column	$13,400,000	$13,349,850	$9,838,130	$109,425	Refinance	Donald Schappacher; Brian Kelly; James Clawson; Robert Ciampa; David Wespiser	Donald Schappacher; Brian Kelly; James Clawson; Robert Ciampa; David Wespiser
27	Santa Clarita Industrial Portfolio	1.0%	BSP	$12,350,000	$12,350,000	$10,784,805	$127	Refinance	Dalila Haimoff; Esequiel A. Salazar	Dalila Haimoff; Esequiel A. Salazar
27.1	26320 Diamond Place	0.3%	BSP		$4,200,000	$3,667,707	$127
27.2	26330 Diamond Place	0.3%	BSP		$3,750,000	$3,274,738	$127
27.3	26306 Ferry Court	0.2%	BSP		$2,800,000	$2,445,138	$127
27.4	26346 Ferry Court	0.1%	BSP		$1,600,000	$1,397,222	$127
28	Cross Creek at Camelot Apartments	1.0%	Column	$12,350,000	$12,350,000	$10,539,919	$46,604	Refinance	RCP General Inc.	RCP General Inc.
29	Shoppes at Eagles’ Landing	1.0%	BSP	$12,000,000	$12,000,000	$10,973,069	$120	Refinance	Gary D. Prewitt	Gary D. Prewitt
30	Briarwood	1.0%	Column	$11,756,000	$11,756,000	$10,012,636	$42,905	Refinance	RCP General Inc.	RCP General Inc.
31	Homewood Suites - Macon, GA	0.9%	Column	$11,340,000	$11,308,258	$9,142,999	$114,225	Refinance	Thomas L. Hunt, Jr.	Thomas L. Hunt, Jr.
32	Falls of Dairy Ashford	0.9%	Column	$10,875,000	$10,875,000	$9,015,951	$48,986	Refinance	Rao J. Polavarapu	Rao J. Polavarapu
33	Grand River Plaza	0.9%	Column	$10,350,000	$10,350,000	$8,609,832	$47	Acquisition	Abraham Branch	Abraham Branch
34	Jabara Portfolio	0.8%	The Bancorp Bank	$9,795,000	$9,795,000	$9,471,737	$234	Refinance	Gary B. Jabara	Gary B. Jabara
34.1	Jabara Multifamily	0.4%	The Bancorp Bank		$4,949,053	$4,785,720	$234
34.2	2220 University Avenue	0.2%	The Bancorp Bank		$2,886,947	$2,791,670	$234
34.3	1500 West Balboa	0.1%	The Bancorp Bank		$1,134,158	$1,096,727	$234
34.4	509 31st Street	0.1%	The Bancorp Bank		$824,842	$797,620	$234
35	Market Center at CitiPlace	0.8%	BSP	$9,500,000	$9,463,558	$7,728,439	$121	Refinance	Thad D. Ackel, Sr.	Thad D. Ackel, Sr.
36	Northfield Estates	0.8%	Column	$9,250,000	$9,162,178	$7,583,886	$14,139	Refinance	Continental Communities II, LLC	Continental Communities II, LLC

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID	Property Name	% of Initial Pool Balance	Mortgage Loan Seller(1)	Original Balance(2)(3)	Cut-off Date Balance(2)(3)	Maturity/ARD Balance(2)(3)	Cut-off Date Balance per SF/ Units/Rooms/Pads	Loan Purpose	Sponsor(4)	Non-Recourse Carveout Guarantor(4)
37	300 N. Vista	0.7%	Column	$8,400,000	$8,400,000	$7,359,534	$28,378	Refinance	Stuart Zook; Aaron Kurlansky; Ramon Corona	Stuart Zook; Aaron Kurlansky; Ramon Corona
38	Hilton Garden Inn Lithonia	0.7%	Column	$8,350,000	$8,336,993	$6,762,017	$75,791	Refinance	Deven N. Patel	Deven N. Patel
39	Candlewood Suites Louisville Airport	0.7%	Column	$8,210,000	$8,210,000	$7,092,773	$82,100	Acquisition	Sheenal Patel; Vamsikrishna Bonthala	Sheenal Patel; Vamsikrishna Bonthala
40	Piccadilly Apartments	0.7%	Column	$8,040,000	$8,008,248	$6,505,162	$34,223	Refinance	Jack C. May; George M. Miller	Jack C. May; George M. Miller
41	Overlake Office	0.7%	The Bancorp Bank	$8,000,000	$7,957,714	$6,470,237	$161	Acquisition	Jia Lin Niu; Troy D. McBride	Jia Lin Niu; Troy D. McBride
42	Candlewood Suites Indianapolis NE	0.6%	Column	$7,780,000	$7,780,000	$6,721,288	$62,742	Acquisition	Sheenal Patel; Vamsikrishna Bonthala	Sheenal Patel; Vamsikrishna Bonthala
43	Bedford Hills MHP	0.6%	Column	$7,500,000	$7,500,000	$6,536,016	$22,124	Acquisition	Richard M. Nodel	Richard M. Nodel
44	Trails of Windfern	0.6%	MC-Five Mile	$7,475,000	$7,431,969	$6,174,170	$30,967	Refinance	Chowdary Yalamanchili	Chowdary Yalamanchili
45	Osprey Landings	0.6%	Column	$6,900,000	$6,900,000	$5,976,169	$63,889	Refinance	Fabrizio Lucchese	Fabrizio Lucchese
46	Colony House	0.5%	Column	$6,375,000	$6,375,000	$5,547,683	$45,863	Acquisition	William A. Butler; Daniel W. Anderson; Stephen L. Butler; Malcolm S. Bethea; Phyllis Kelsey-Greene	William A. Butler; Daniel W. Anderson; Stephen L. Butler; Malcolm S. Bethea; Phyllis Kelsey-Greene
47	Hampton Inn Lincoln South Heritage Park	0.5%	BSP	$6,400,000	$6,366,171	$4,732,881	$83,765	Refinance	Lincoln McIlravy	Lincoln McIlravy
48	Hampton Inn - Canton, GA	0.5%	Column	$6,300,000	$6,282,735	$5,102,227	$77,565	Refinance	Maheshkumar Patel; Paresh Patel	Maheshkumar Patel; Paresh Patel
49	Captain’s Cove	0.5%	Column	$6,250,000	$6,250,000	$5,333,193	$27,778	Refinance	James Egerton Burroughs and Howard Lee Burroughs	James Egerton Burroughs and Howard Lee Burroughs
50	Lowes - Timonium	0.5%	The Bancorp Bank	$6,000,000	$5,966,860	$4,387,096	$39	Refinance	James Nadel; Lorri Nadel	James Nadel; Lorri Nadel
51	Suburban Extended Stay Clarksville, IN	0.5%	Column	$5,900,000	$5,900,000	$5,097,120	$50,862	Acquisition	Sheenal Patel; Vamsikrishna Bonthala	Sheenal Patel; Vamsikrishna Bonthala
52	Walgreens - Beaverton	0.5%	Column	$5,900,000	$5,867,903	$4,745,437	$403	Acquisition	Al Mashouf	Al Mashouf
53	Heritage at Canyon Pointe	0.5%	Column	$5,500,000	$5,500,000	$5,500,000	$91,667	Acquisition	Michael A. Kerr; Kari L. Kerr	Michael A. Kerr; Kari L. Kerr
54	Ontario Marketplace	0.4%	Column	$5,400,000	$5,385,202	$4,373,338	$143	Refinance	Mark S. Zimel	Mark S. Zimel
55	8100 Jarvis	0.4%	The Bancorp Bank	$5,300,000	$5,271,884	$4,283,585	$106	Refinance	Francis Greenburger	Francis Greenburger
56	Stage Road Commons	0.4%	The Bancorp Bank	$5,287,500	$5,265,890	$4,250,035	$67	Refinance	Francis Greenburger	Francis Greenburger
57	Palo Center	0.4%	The Bancorp Bank	$5,000,000	$5,000,000	$4,366,656	$215	Refinance	David J.L. Steeves	David J.L. Steeves
58	Point West Apartments	0.4%	Column	$4,960,000	$4,940,412	$4,013,135	$34,072	Refinance	Jack C. May; George M. Miller	Jack C. May; George M. Miller
59	Six Columbus Center	0.4%	The Bancorp Bank	$4,875,000	$4,848,905	$3,933,299	$168	Refinance	Stephen B. Swartz; Sanford M. Cohen	Stephen B. Swartz; Sanford M. Cohen
60	1411 Harbor Bay Parkway	0.4%	MC-Five Mile	$4,500,000	$4,500,000	$3,837,838	$159	Acquisition	Louis J. Rago	Louis J. Rago
61	Rogers Alley	0.4%	The Bancorp Bank	$4,400,000	$4,400,000	$3,767,589	$154	Acquisition	Michael Kessler; Aviv Siso; Mehul Patel; Brett Ripka	Michael Kessler; Aviv Siso; Mehul Patel; Brett Ripka
62	Hampton Inn Madison	0.4%	BSP	$4,300,000	$4,291,149	$3,155,562	$70,347	Refinance	Ajay Kumar; Akshay Chawla; Yash Paul Chawla	Ajay Kumar; Akshay Chawla; Yash Paul Chawla
63	Stanton SS	0.3%	Column	$4,200,000	$4,183,171	$3,023,498	$6,002	Refinance	Grayburn Properties, Inc.	Grayburn Properties, Inc.
64	USSC 605 Cerritos	0.3%	Column	$4,000,000	$3,976,589	$2,879,716	$5,601	Refinance	Grayburn Properties, Inc.	Grayburn Properties, Inc.
65	The Hub Retail Center	0.3%	The Bancorp Bank	$3,850,000	$3,829,613	$3,112,732	$302	Refinance	John Aivaz	John Aivaz
66	Santa Monica Retail	0.3%	Column	$3,600,000	$3,600,000	$3,282,864	$1,393	Refinance	Pedram Eliasnik	Pedram Eliasnik
67	Best Self Storage - Texas City	0.3%	Column	$3,500,000	$3,500,000	$3,286,321	$7,172	Refinance	Robin L. Parsley; Charles S. Turet, Jr.	Robin L. Parsley; Charles S. Turet, Jr.
68	Ford Plaza	0.3%	BSP	$3,500,000	$3,494,418	$2,814,874	$71	Refinance	James Massey; Paula Massey; Mark Gjekaj; Anna Gjekaj	James Massey; Paula Massey; Mark Gjekaj; Anna Gjekaj
69	Lucky Horseshoe MHC Portfolio	0.3%	BSP	$3,308,000	$3,308,000	$2,734,858	$18,176	Acquisition/Refinance	Anthony M. Smith; Ethan Belanger	Anthony M. Smith; Ethan Belanger
69.1	Lucky Horseshoe Mobile Home Park	0.2%	BSP		$2,115,320	$1,748,821	$18,176
69.2	Gaslite Senior Mobile Home Court	0.1%	BSP		$1,192,680	$986,037	$18,176
70	Gulfstream Manor MHP	0.3%	Column	$3,200,000	$3,188,100	$2,618,125	$14,107	Refinance	Cynthia Rodwell; Yakov Plotnikov; Eric D. Wooten	Cynthia Rodwell; Yakov Plotnikov; Eric D. Wooten
71	Suburban Extended Stay Indianapolis NE	0.3%	Column	$3,040,000	$3,040,000	$2,626,313	$25,763	Acquisition	Sheenal Patel; Vamsikrishna Bonthala	Sheenal Patel; Vamsikrishna Bonthala
72	Eastgate Apartments	0.2%	MC-Five Mile	$3,000,000	$3,000,000	$2,565,533	$37,500	Refinance	Ed Barriskill, Chad A. Doty, Dan Chamberlain	Ed Barriskill, Chad A. Doty, Dan Chamberlain
73	Packwood	0.2%	Column	$2,700,000	$2,689,867	$2,205,371	$176	Refinance	Ali Aziminian	Ali Aziminian
74	Irwindale Self Storage	0.2%	Column	$2,500,000	$2,500,000	$2,162,485	$6,494	Refinance	Hoeven Family Partnership, L.P.	Hoeven Family Partnership, L.P.
75	Los Posados	0.2%	The Bancorp Bank	$2,500,000	$2,496,272	$2,303,008	$95	Refinance	Maoz Goldshtein; Gil D. Blutrich	Maoz Goldshtein; Gil D. Blutrich
76	Crescent Manor MHC	0.2%	Column	$2,500,000	$2,476,311	$2,050,375	$17,562	Refinance	Continental Communities, L.L.C.	Continental Communities, L.L.C.
77	Bainbridge Place Apartments	0.2%	Column	$2,325,000	$2,325,000	$2,007,723	$14,177	Acquisition	D. Michal Ballard; Michael K. Matysik	D. Michal Ballard; Michael K. Matysik
78	Lakeside Village	0.2%	Column	$2,050,000	$2,037,353	$1,673,356	$15,318	Acquisition	Daniel Weissman; David Schlachter	Daniel Weissman; David Schlachter
79	Ashland & Iowa MHC Portfolio	0.2%	Column	$1,912,500	$1,912,500	$1,665,489	$19,515	Acquisition	PFC Park Holdings, LLC	PFC Park Holdings, LLC
79.1	Ashland MHC	0.1%	Column		$1,600,255		$19,515
79.2	Iowa MHC	0.0%	Column		$312,245		$19,515
80	Abercorn Street Apartments	0.1%	BSP	$1,500,000	$1,497,608	$1,206,375	$59,904	Refinance	James Massey; Paula Massey; Mark Gjekaj; Anna Gjekaj	James Massey; Paula Massey; Mark Gjekaj; Anna Gjekaj
81	Riverside Apartments	0.1%	BSP	$1,400,000	$1,395,360	$1,062,256	$26,834	Refinance	Richard D. Reinberg	Richard D. Reinberg
82	4600 N. Ocean Blvd.	0.1%	The Bancorp Bank	$1,276,000	$1,267,805	$1,067,590	$112	Refinance	Ben Yomtob	Ben Yomtob

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

			MORTGAGED PROPERTY CHARACTERISTICS
Loan ID	Property Name	% of Initial Pool Balance	No. of Properties	General Property Type	Detailed Property Type	Title Type(5)	Ground Lease Initial Lease Expiration Date(5)	Address	City	County	State	Zip Code	Year Built	Year Renovated	Net Rentable Area SF/Units/Acres/ Rooms/Pads	Units of Measure	Occupancy Rate(6)(7)	Occupancy Rate As-of Date	Appraised Value (8)	Appraisal As-of Date
1	Soho-Tribeca Grand Hotel Portfolio	9.1%	2	Hotel	Full Service	Fee		Various	New York	New York	NY	10013	Various		554	Rooms	83.8%	11/30/2014	$389,000,000	10/9/2014
1.1	Soho Grand Hotel	6.7%	1	Hotel	Full Service	Fee		310 West Broadway	New York	New York	NY	10013	1996		353	Rooms	84.3%	11/30/2014	$287,000,000	10/9/2014
1.2	Tribeca Grand Hotel	2.4%	1	Hotel	Full Service	Fee		2 Avenue of the Americas	New York	New York	NY	10013	2000		201	Rooms	82.9%	11/30/2014	$102,000,000	10/9/2014
2	500 Fifth Avenue	8.2%	1	Office	CBD	Fee		500 Fifth Avenue	New York	New York	NY	10110	1931	2012	712,791	Square Feet	92.3%	10/1/2014	$600,000,000	8/13/2014
3	Courtyard Midtown East	7.1%	1	Hotel	Select Service	Fee & Leasehold		866 Third Avenue	New York	New York	NY	10022	1966	2013	317	Rooms	91.2%	11/30/2014	$148,000,000	06/10/2014
4	Westfield Trumbull	6.4%	1	Retail	Anchored	Fee		5065 Main Street	Trumbull	Fairfield	CT	06611	1962	2010	1,130,472	Square Feet	98.0%	12/31/2014	$262,000,000	11/30/2014
5	Westfield Wheaton	3.5%	1	Retail	Anchored	Fee		11160 Veirs Mill Road	Wheaton	Montgomery	MD	20902	1960	1987, 2005, 2013	1,649,363	Square Feet	96.1%	12/31/2014	$402,000,000	11/29/2014
6	PFC MHC Portfolio	2.8%	8	Manufactured Housing	Manufactured Housing	Fee		Various	Various	Various	FL	Various	Various		1,535	Pads	73.1%	1/1/2015	$48,620,000	Various
6.1	Normandy Estates	0.6%	1	Manufactured Housing	Manufactured Housing	Fee		8985 Normandy Boulevard	Jacksonville	Duval	FL	32244	1970		302	Pads	81.8%	1/1/2015	$11,260,000	8/12/2014
6.2	Hollywood	0.5%	1	Manufactured Housing	Manufactured Housing	Fee		7230 4th Street North	St Petersburg	Pinellas	FL	33702	1945		237	Pads	89.5%	1/1/2015	$9,550,000	07/08/2014
6.3	Friendship Village	0.4%	1	Manufactured Housing	Manufactured Housing	Fee		1190 North East Avenue	Sarasota	Sarasota	FL	34237	1950		135	Pads	98.5%	1/1/2015	$6,340,000	07/08/2014
6.4	Continental Village	0.3%	1	Manufactured Housing	Manufactured Housing	Fee		5400 Collins Road	Jacksonville	Duval	FL	32244	1973		200	Pads	66.5%	1/1/2015	$6,040,000	08/12/2014
6.5	Country Roads	0.3%	1	Manufactured Housing	Manufactured Housing	Fee		6537 Townsend Road	Jacksonville	Duval	FL	32244	1947		312	Pads	31.4%	1/1/2015	$4,570,000	08/12/2014
6.6	Orange Avenue	0.2%	1	Manufactured Housing	Manufactured Housing	Fee		1500 North Orange Avenue	Sarasota	Sarasota	FL	34236	1960		113	Pads	87.6%	1/1/2015	$4,110,000	07/08/2014
6.7	Ridgecrest	0.2%	1	Manufactured Housing	Manufactured Housing	Fee		170 North Yonge Street	Ormond Beach	Volusia	FL	32174	1950		132	Pads	80.3%	1/1/2015	$3,590,000	08/12/2014
6.8	Twin City	0.2%	1	Manufactured Housing	Manufactured Housing	Fee		10636 Gandy Boulevard North	St Petersburg	Pinellas	FL	33702	1954		104	Pads	90.4%	1/1/2015	$3,160,000	07/08/2014
7	Aspen San Marcos	2.8%	1	Multifamily	Student Housing	Fee		1980 Aquarena Springs Drive	San Marcos	Hays	TX	78666	2014		748	Beds	98.4%	11/11/2014	$45,900,000	11/18/2014
8	777 East 10th Street	2.6%	1	Mixed Use	Retail/Office	Fee		777 East 10th Street	Los Angeles	Los Angeles	CA	90021	2009		89,444	Square Feet	99.2%	1/6/2015	$47,700,000	8/8/2014
9	The Boulevard at Tallahassee	2.5%	1	Multifamily	Student Housing	Fee		2421 Jackson Bluff Road	Tallahassee	Leon	FL	32301	2003	2013-2014	924	Beds	95.2%	1/5/2015	$40,975,000	11/22/2014
10	St. Louis Premium Outlets	2.1%	1	Retail	Anchored	Fee		18521 Outlet Boulevard	Chesterfield	Saint Louis	MO	63005	2013		351,462	Square Feet	100.0%	9/5/2014	$132,600,000	8/18/2014
11	Threshold Multifamily Portfolio - Pool 4	2.1%	5	Multifamily	Garden	Fee		Various	Various	Various	NC	Various	Various		572	Units	94.2%	12/18/2014	$31,580,000	Various
11.1	Lakewood I & II	0.6%	1	Multifamily	Garden	Fee		50 Lakewood Drive	Salisbury	Rowan	NC	28147	1987		228	Units	90.8%	12/18/2014	$9,300,000	8/1/2014
11.2	Autumn Park	0.6%	1	Multifamily	Garden	Fee		1110 Williamsboro Street	Oxford	Granville	NC	27565	2004		128	Units	97.7%	12/18/2014	$9,000,000	07/30/2014
11.3	Arbor Glen	0.4%	1	Multifamily	Garden	Fee		643 South Pierce Street	Eden	Rockingham	NC	27288	2003		96	Units	97.9%	12/18/2014	$6,380,000	07/30/2014
11.4	Stonewood	0.3%	1	Multifamily	Garden	Fee		445 Stonewood Drive	Mooresville	Iredell	NC	28115	1985		68	Units	91.2%	12/18/2014	$3,800,000	08/01/2014
11.5	Ashton Woods	0.2%	1	Multifamily	Garden	Fee		1100 Bringle Ferry Road	Salisbury	Rowan	NC	28144	2003		52	Units	98.1%	12/18/2014	$3,100,000	08/01/2014
12	Threshold Multifamily Portfolio - Pool 1	2.1%	4	Multifamily	Garden	Fee		Various	Various	Various	NC	Various	Various	Various	520	Units	95.4%	12/18/2014	$31,450,000	Various
12.1	Crestview	0.8%	1	Multifamily	Garden	Fee		1003 Southampton Drive	Concord	Cabarrus	NC	28027	1984-1985	2005	226	Units	97.3%	12/18/2014	$12,600,000	07/30/2014
12.2	Waters Edge	0.6%	1	Multifamily	Garden	Fee		100 Waterview Drive	Concord	Cabarrus	NC	28027	1996	2003	144	Units	95.8%	12/18/2014	$9,300,000	07/30/2014
12.3	Highland Ridge	0.5%	1	Multifamily	Garden	Fee		2500 Bellemeade Street	High Point	Guilford	NC	27263	2004-2005		120	Units	91.7%	12/18/2014	$7,610,000	07/31/2014
12.4	McLain Heights	0.1%	1	Multifamily	Garden	Fee		100 McLain Heights Court	Kannapolis	Cabarrus	NC	28081	1996		30	Units	93.3%	12/18/2014	$1,940,000	07/30/2014
13	Rancho Santa Margarita Town Center	2.0%	1	Retail	Anchored	Fee		30622, 30642, 30652 Santa Margarita Parkway	Rancho Santa Margarita	Orange	CA	92688	1996		49,823	Square Feet	92.9%	10/1/2014	$33,000,000	10/10/2014
14	Bayshore Mall	1.9%	1	Retail	Regional Mall	Fee & Leasehold	8/18/2047	3300 Broadway Street	Eureka	Humboldt	CA	95501	1987	2013	515,912	Square Feet	88.9%	1/31/2015	$69,000,000	09/02/2014
15	2000 Bering	1.8%	1	Office	CBD	Fee		2000 Bering Drive	Houston	Harris	TX	77057	1981		192,211	Square Feet	94.7%	1/1/2015	$33,300,000	9/16/2014
16	University Plaza	1.7%	1	Retail	Anchored	Fee		1-280 University Drive	Newark	New Castle	DE	19702	1971	1989	247,382	Square Feet	99.0%	2/20/2015	$31,750,000	10/27/2014
17	The Landing	1.7%	1	Retail	Anchored	Fee		3101-3121 Newport Boulevard & 3100-3152 West Balboa Boulevard	Newport Beach	Orange	CA	92663	1957	2011	44,289	Square Feet	100.0%	12/31/2014	$35,000,000	10/21/2014
18	Diamond Lakes Apts	1.6%	1	Multifamily	Garden	Fee		2700 Ambassador Caffery Parkway	Lafayette	Lafayette	LA	70506	1984	2013	312	Units	93.6%	9/11/2014	$26,550,000	08/15/2014
19	Franklin Management Portfolio	1.6%	5	Manufactured Housing	Manufactured Housing	Fee		Various	Various	Various	Various	Various	Various		707	Pads	89.3%	11/30/2014	$26,510,000	Various
19.1	Grassy Creek MHC	0.6%	1	Manufactured Housing	Manufactured Housing	Fee		1642 Dromedary Drive	Harrisonburg	Rockingham	VA	22801	1980		224	Pads	96.4%	11/30/2014	$10,300,000	12/3/2014
19.2	Bullocks MHC	0.5%	1	Manufactured Housing	Manufactured Housing	Fee		3864 Pughsville Road	Suffolk	Suffolk	VA	23435	1975		156	Pads	94.2%	11/30/2014	$7,600,000	12/9/2014
19.3	Hollins MHC	0.2%	1	Manufactured Housing	Manufactured Housing	Fee		117 Creekside Drive	Roanoke	Botetourt	VA	24019	1950		113	Pads	92.9%	11/30/2014	$3,600,000	12/5/2014
19.4	Shattalon MHC	0.2%	1	Manufactured Housing	Manufactured Housing	Fee		5255 Shattalon Drive	Winston-Salem	Forsyth	NC	27106	1975		144	Pads	72.2%	11/30/2014	$3,200,000	12/5/2014
19.5	Riverland MHC	0.1%	1	Manufactured Housing	Manufactured Housing	Fee		1006 West Riverside Drive	Salem	Roanoke	VA	24153	1962		70	Pads	84.3%	11/30/2014	$1,810,000	12/5/2014
20	Holiday Inn - La Mirada	1.6%	1	Hotel	Full Service	Fee		14299 Firestone Boulevard	La Mirada	Los Angeles	CA	90638	1984	2005	292	Rooms	84.2%	12/31/2014	$30,400,000	09/19/2014
21	Sunrise Bluffs Apartments	1.5%	1	Multifamily	Garden	Fee		1704 Nelms Drive	Austin	Travis	TX	78744	1996	2009	382	Units	93.5%	2/10/2015	$26,730,000	2/17/2015
22	Best Self Storage Portfolio	1.5%	5	Self Storage	Self Storage	Fee		Various	Various	Various	TX	Various	Various		2,718	Units	74.1%	Various	$27,610,000	Various
22.1	Dickinson	0.3%	1	Self Storage	Self Storage	Fee		3817 Gulf Freeway	Dickinson	Galveston	TX	77539	2003		642	Units	52.5%	12/19/2014	$6,360,000	11/21/2014
22.2	Victoria	0.3%	1	Self Storage	Self Storage	Fee		3803 North Navarro Street	Victoria	Victoria	TX	77901	1998		658	Units	79.9%	12/19/2014	$6,300,000	11/21/2014
22.3	Aransas Pass	0.3%	1	Self Storage	Self Storage	Fee		2005 West Wheeler Avenue	Aransas Pass	San Patricio	TX	78336	1998		472	Units	84.5%	12/18/2014	$5,600,000	12/15/2014
22.4	Kingsville	0.3%	1	Self Storage	Self Storage	Fee		1600 General Cavazos Boulevard	Kingsville	Kleberg	TX	78363	2000		495	Units	77.8%	12/18/2014	$5,100,000	12/15/2014
22.5	Nacogdoches	0.2%	1	Self Storage	Self Storage	Fee		2102 Northwest Stallings Drive	Nacogdoches	Nacogdoches	TX	75964	2002		451	Units	81.4%	12/18/2014	$4,250,000	11/20/2014
23	Cranbrook Multifamily Portfolio	1.4%	2	Multifamily	Garden	Fee		Various	Houston	Harris	TX	77014	Various		478	Units	94.4%	11/5/2014	$22,000,000	07/08/2014
23.1	Timbers of Cranbrook	0.7%	1	Multifamily	Garden	Fee		14000 Ella Boulevard	Houston	Harris	TX	77014	1983		258	Units	94.6%	11/5/2014	$11,050,000	07/08/2014
23.2	Monticello on Cranbrook	0.7%	1	Multifamily	Garden	Fee		13913 Ella Boulevard	Houston	Harris	TX	77014	1982		220	Units	94.1%	11/5/2014	$10,950,000	07/08/2014
24	Villa Sierra	1.2%	1	Multifamily	Garden	Fee		550 Normandy Street	Houston	Harris	TX	77015	1980	2012	336	Units	94.3%	7/31/2014	$18,800,000	07/31/2014
25	Waterford Wedgwood Warehouse	1.1%	1	Industrial	Warehouse	Fee		1330 Campus Parkway	Wall Township	Monmouth	NJ	07753	1988	2014	277,806	Square Feet	100.0%	11/30/2014	$18,700,000	12/03/2014
26	Courtyard by Marriott New Albany	1.1%	1	Hotel	Limited Service	Fee		5211 Forest Drive	New Albany	Franklin	OH	43054	2013		122	Rooms	65.0%	11/18/2014	$22,300,000	11/25/2014
27	Santa Clarita Industrial Portfolio	1.0%	4	Industrial	Flex/Office	Fee		Various	Santa Clarita	Los Angeles	CA	91350	2007		97,523	Square Feet	92.0%	12/31/2014	$17,450,000	10/27/2014
27.1	26320 Diamond Place	0.3%	1	Industrial	Flex/Office	Fee		26320 Diamond Place	Santa Clarita	Los Angeles	CA	91350	2007		30,277	Square Feet	100.0%	12/31/2014	$6,100,000	10/27/2014
27.2	26330 Diamond Place	0.3%	1	Industrial	Flex/Office	Fee		26330 Diamond Place	Santa Clarita	Los Angeles	CA	91350	2007		29,411	Square Feet	73.5%	12/31/2014	$5,400,000	10/27/2014
27.3	26306 Ferry Court	0.2%	1	Industrial	Flex/Office	Fee		26306 Ferry Court	Santa Clarita	Los Angeles	CA	91350	2007		20,019	Square Feet	100.0%	12/31/2014	$3,800,000	10/27/2014
27.4	26346 Ferry Court	0.1%	1	Industrial	Flex/Office	Fee		26346 Ferry Court	Santa Clarita	Los Angeles	CA	91350	2007		17,816	Square Feet	100.0%	12/31/2014	$2,150,000	10/27/2014
28	Cross Creek at Camelot Apartments	1.0%	1	Multifamily	Garden	Fee		855 King Arthur Drive	Fayetteville	Cumberland	NC	28314	1984/1994		265	Units	92.5%	9/11/2014	$16,875,000	9/30/2014
29	Shoppes at Eagles’ Landing	1.0%	1	Retail	Shadow Anchored	Fee		200 Kestral Lane	Lake Ozark	Miller	MO	65049	2012-2014		99,734	Square Feet	100.0%	12/2/2014	$16,000,000	11/04/2014
30	Briarwood	1.0%	1	Multifamily	Garden	Fee		29 Briar Circle	Fayetteville	Cumberland	NC	28306	1969		274	Units	92.7%	12/17/2014	$15,675,000	10/21/2014
31	Homewood Suites - Macon, GA	0.9%	1	Hotel	Extended Stay	Fee		200 North Macon Street	Macon	Bibb	GA	31210	2009		99	Rooms	73.4%	9/30/2014	$16,200,000	11/20/2014
32	Falls of Dairy Ashford	0.9%	1	Multifamily	Garden	Fee		12707 Bellaire Boulevard	Houston	Harris	TX	77072	1981	2013	222	Units	95.5%	12/05/2014	$14,500,000	10/20/2014
33	Grand River Plaza	0.9%	1	Retail	Anchored	Fee		3633 East Grand River Avenue	Genoa Township	Livingston	MI	48843	1992	1994	220,744	Square Feet	95.3%	7/18/2014	$13,970,000	08/26/2014
34	Jabara Portfolio	0.8%	4	Various	Various	Fee		Various	Newport Beach	Orange	CA	92660	Various	Various	41,909	Various	97.4%	12/31/2014	$19,000,000	10/23/2014
34.1	Jabara Multifamily	0.4%	1	Multifamily	Garden	Fee		1128 & 1142 Rutland Road	Newport Beach	Orange	CA	92660	1961	2012	18	Units	100.0%	12/31/2014	$9,600,000	10/23/2014
34.2	2220 University Avenue	0.2%	1	Office	Suburban	Fee		2220 University Drive	Newport Beach	Orange	CA	92660	1982	2014	11,600	Square Feet	100.0%	12/31/2014	$5,600,000	10/23/2014
34.3	1500 West Balboa	0.1%	1	Mixed Use	Office/Retail	Fee		1500 West Balboa Boulevard	Newport Beach	Orange	CA	92660	1963	2013	5,184	Square Feet	78.6%	12/31/2014	$2,200,000	10/23/2014
34.4	509 31st Street	0.1%	1	Mixed Use	Retail/Residential	Fee		509 31st Street	Newport Beach	Orange	CA	92660	1980		2,259	Square Feet	100.0%	12/31/2014	$1,600,000	10/23/2014
35	Market Center at CitiPlace	0.8%	1	Retail	Anchored	Fee		2531 & 2561 Citiplace Boulevard	Baton Rouge	East Baton Rouge	LA	70808	1995		78,358	Square Feet	100.0%	10/31/2014	$14,400,000	10/29/2014
36	Northfield Estates	0.8%	1	Manufactured Housing	Manufactured Housing	Fee		133 Emerald Circle	Whitmore Lake	Washtenaw	MI	48189	1986		648	Pads	66.2%	12/31/2014	$14,400,000	4/7/2014

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

			MORTGAGED PROPERTY CHARACTERISTICS
Loan ID	Property Name	% of Initial Pool Balance	No. of Properties	General Property Type	Detailed Property Type	Title Type(5)	Ground Lease Initial Lease Expiration Date(5)	Address	City	County	State	Zip Code	Year Built	Year Renovated	Net Rentable Area SF/Units/Acres/ Rooms/Pads	Units of Measure	Occupancy Rate(6)(7)	Occupancy Rate As-of Date	Appraised Value (8)	Appraisal As-of Date
37	300 N. Vista	0.7%	1	Multifamily	Garden	Fee		300 North Vista	Houston	Harris	TX	77073	1982	2010	296	Units	90.5%	11/13/2014	$11,220,000	11/11/2014
38	Hilton Garden Inn Lithonia	0.7%	1	Hotel	Limited Service	Fee		7890 Mall Ring Road	Lithonia	DeKalb	GA	30038	2005	2014	110	Rooms	72.0%	11/30/2014	$12,500,000	11/12/2014
39	Candlewood Suites Louisville Airport	0.7%	1	Hotel	Limited Service	Fee		1367 Gardiner Lane	Louisville	Jefferson	KY	40213	2000		100	Rooms	88.0%	7/31/2014	$10,922,000	08/21/2014
40	Piccadilly Apartments	0.7%	1	Multifamily	Student Housing	Fee		2220 Southwest 34th Street	Gainesville	Alachua	FL	32608	1972		234	Beds	96.6%	08/31/2014	$11,350,000	11/14/2014
41	Overlake Office	0.7%	1	Office	Suburban	Fee		15446 Northeast Bel-Red Road	Redmond	King	WA	98052	1980	2003	49,557	Square Feet	98.9%	8/8/2014	$11,350,000	7/22/2014
42	Candlewood Suites Indianapolis NE	0.6%	1	Hotel	Limited Service	Fee		8111 Bash Street	Indianapolis	Marion	IN	46250	2001	2014	124	Rooms	78.8%	7/31/2014	$10,386,000	08/14/2014
43	Bedford Hills MHP	0.6%	1	Manufactured Housing	Manufactured Housing	Fee		110 Bejac Circle Drive	Battle Creek	Calhoun	MI	49017	1969, 1974-1980	2006	339	Pads	75.2%	12/18/2014	$10,190,000	06/23/2014
44	Trails of Windfern	0.6%	1	Multifamily	Garden	Fee		13035 Windfern Road	Houston	Harris	TX	77064	1983		240	Units	94.2%	8/26/2014	$11,550,000	8/22/2014
45	Osprey Landings	0.6%	1	Multifamily	Garden	Fee		1756 South Clyde Morris Boulevard	Daytona Beach	Volusia	FL	32119	1985	2006-2007	108	Units	94.4%	12/25/2014	$9,240,000	05/13/2014
46	Colony House	0.5%	1	Multifamily	Garden	Fee		941 Pocahontas Drive	Fort Walton Beach	Okaloosa	FL	32547	1966		139	Units	97.8%	9/17/2014	$8,600,000	09/04/2014
47	Hampton Inn Lincoln South Heritage Park	0.5%	1	Hotel	Limited Service	Fee		5922 Vandervoort Drive	Lincoln	Lancaster	NE	68516	2000	2013	76	Rooms	72.2%	9/30/2014	$9,100,000	10/27/2014
48	Hampton Inn - Canton, GA	0.5%	1	Hotel	Limited Service	Fee		710 Transit Avenue	Canton	Cherokee	GA	30114	2009		81	Rooms	76.0%	11/30/2014	$9,400,000	08/12/2014
49	Captain’s Cove	0.5%	1	Manufactured Housing	Manufactured Housing	Fee		10 Buccaneer Street	Murrells Inlet	Georgetown	SC	29576	1989		225	Pads	96.9%	10/31/2014	$9,940,000	10/2/2014
50	Lowes - Timonium	0.5%	1	Retail	Single Tenant	Fee		19 Texas Station Court	Timonium	Baltimore	MD	21092	2000		154,413	Square Feet	100.0%	10/30/2014	$11,700,000	10/21/2014
51	Suburban Extended Stay Clarksville, IN	0.5%	1	Hotel	Extended Stay	Fee		1620 Leisure Way	Clarksville	Clark	IN	47129	2009		116	Rooms	80.0%	9/30/2014	$8,080,000	08/21/2014
52	Walgreens - Beaverton	0.5%	1	Retail	Single Tenant	Fee		18470 Southwest Farmington Road	Aloha	Washington	OR	97007	2014		14,550	Square Feet	100.0%	1/22/2015	$8,560,000	06/19/2014
53	Heritage at Canyon Pointe	0.5%	1	Multifamily	Garden	Fee		495-505 San Pasqual Valley Road	Escondido	San Diego	CA	92027	1987	2006-2007	60	Units	98.3%	11/24/2014	$11,000,000	11/24/2014
54	Ontario Marketplace	0.4%	1	Retail	Unanchored	Fee		203, 215, 243, 253 & 263 East Lane	Ontario	Malheur	OR	97914	2005		37,567	Square Feet	92.0%	11/3/2014	$8,200,000	08/07/2014
55	8100 Jarvis	0.4%	1	Office	Suburban	Fee		8100 Jarvis Avenue	Newark	Alameda	CA	94560	2002		49,750	Square Feet	88.5%	8/31/2014	$7,560,000	8/27/2014
56	Stage Road Commons	0.4%	1	Retail	Anchored	Fee		7986 Stage Road	Bartlett	Shelby	TN	38133	1999		78,610	Square Feet	100.0%	7/31/2014	$7,050,000	9/19/2014
57	Palo Center	0.4%	1	Retail	Unanchored	Fee		2211 Palo Verde Avenue	Long Beach	Los Angeles	CA	90815	1985		23,295	Square Feet	95.7%	11/26/2014	$8,600,000	10/1/2014
58	Point West Apartments	0.4%	1	Multifamily	Student Housing	Fee		500 Southwest 34th Street	Gainesville	Alachua	FL	32607	1969		145	Beds	100.0%	08/31/2014	$7,000,000	08/01/2014
59	Six Columbus Center	0.4%	1	Office	Suburban	Fee		4505 Columbus Street	Virginia Beach	Virgnia Beach City	VA	23462	2000	2014	28,919	Square Feet	100.0%	9/1/2014	$6,500,000	8/8/2014
60	1411 Harbor Bay Parkway	0.4%	1	Office	Suburban	Fee		1411 Harbor Bay Parkway	Alameda	Alameda	CA	94502	1984	2014	28,317	Square Feet	100.0%	3/6/2015	$7,350,000	12/23/2014
61	Rogers Alley	0.4%	1	Mixed Use	Office/Retail/Residential	Fee		200 North Mangum Street, 102 City Hall Plaza, 107 East Parrish Street	Durham	Durham	NC	27701	1920	2009, 2013	28,564	Square Feet	94.7%	12/22/2014	$6,150,000	11/18/2014
62	Hampton Inn Madison	0.4%	1	Hotel	Limited Service	Fee		2012 Eatonton Road	Madison	Newton	GA	30650	1997	2013	61	Rooms	80.2%	12/31/2014	$6,500,000	11/21/2014
63	Stanton SS	0.3%	1	Self Storage	Self Storage	Fee		10881 Dale Avenue	Stanton	Orange	CA	90680	2000		697	Units	87.2%	12/31/2014	$12,000,000	10/28/2014
64	USSC 605 Cerritos	0.3%	1	Self Storage	Self Storage	Fee		16015 Piuma Avenue	Cerritos	Los Angeles	CA	90703	1988		710	Units	81.3%	10/31/2014	$12,100,000	10/28/2014
65	The Hub Retail Center	0.3%	1	Retail	Anchored	Fee		1060 Harriman Place	San Bernardino	San Bernardino	CA	92408	2005		12,700	Square Feet	90.6%	9/4/2014	$5,700,000	7/22/2014
66	Santa Monica Retail	0.3%	1	Retail	Unanchored	Fee		9631-9637 South Santa Monica Boulevard	Beverly Hills	Los Angeles	CA	90210	1949	1999	2,584	Square Feet	100.0%	10/28/2014	$5,900,000	09/18/2014
67	Best Self Storage - Texas City	0.3%	1	Self Storage	Self Storage	Fee		3730 Emmett F. Lowry Expressway	Texas City	Galveston	TX	77591	2010		488	Units	82.4%	12/19/2014	$6,200,000	11/21/2014
68	Ford Plaza	0.3%	1	Retail	Unanchored	Fee		10070 Ford Avenue	Richmond Hill	Bryan	GA	31324	1978, 1988		48,892	Square Feet	95.0%	12/30/2014	$6,150,000	12/19/2014
69	Lucky Horseshoe MHC Portfolio	0.3%	2	Manufactured Housing	Manufactured Housing	Fee		Various	Various	Sangamon	IL	Various	1968		182	Pads	85.2%	12/1/2014	$4,410,000	12/12/2014
69.1	Lucky Horseshoe Mobile Home Park	0.2%	1	Manufactured Housing	Manufactured Housing	Fee		1401 North 3rd Street	Riverton	Sangamon	IL	62651	1968		125	Pads	78.4%	12/01/2014	$2,820,000	12/12/2014
69.2	Gaslite Senior Mobile Home Court	0.1%	1	Manufactured Housing	Manufactured Housing	Fee		1618 West Jefferson Street	Springfield	Sangamon	IL	62702	1968		57	Pads	100.0%	12/01/2014	$1,590,000	12/12/2014
70	Gulfstream Manor MHP	0.3%	1	Manufactured Housing	Manufactured Housing	Fee		8559 Gulf Highway	Lake Charles	Calcasieu	LA	70607	1997		226	Pads	87.2%	1/1/2015	$6,300,000	8/20/2014
71	Suburban Extended Stay Indianapolis NE	0.3%	1	Hotel	Limited Service	Fee		8055 Bash Street	Indianapolis	Marion	IN	46250	2008		118	Rooms	66.4%	7/30/2014	$4,430,000	08/14/2014
72	Eastgate Apartments	0.2%	1	Multifamily	Garden	Fee		401 Lincoln Avenue	College Station	Brazos	TX	77840	1977		80	Units	98.8%	12/25/2014	$4,000,000	10/22/2014
73	Packwood	0.2%	1	Retail	Unanchored	Fee		4016-4022 South Mooney Boulevard	Visalia	Tulare	CA	93277	2004		15,315	Square Feet	100.0%	12/16/2014	$4,180,000	07/25/2014
74	Irwindale Self Storage	0.2%	1	Self Storage	Self Storage	Fee		13201 Ramona Boulevard	Irwindale	Los Angeles	CA	91706	1988		385	Units	86.2%	10/31/2014	$5,750,000	10/28/2014
75	Los Posados	0.2%	1	Retail	Shadow Anchored	Fee		802 & 806 Buchanan Boulevard	Boulder City	Clark	NV	89005	1982		26,192	Square Feet	89.5%	9/23/2014	$3,500,000	9/25/2014
76	Crescent Manor MHC	0.2%	1	Manufactured Housing	Manufactured Housing	Fee		1150 West Prince Road	Tucson	Pima	AZ	85705	1947		141	Pads	70.9%	12/31/2014	$3,720,000	04/03/2014
77	Bainbridge Place Apartments	0.2%	1	Multifamily	Student Housing	Fee		2309 Old Bainbridge Road	Tallahassee	Leon	FL	32303	2003		164	Beds	94.5%	08/31/2014	$3,440,000	5/1/2014
78	Lakeside Village	0.2%	1	Manufactured Housing	Manufactured Housing	Fee		5627 Sherry Drive	San Antonio	Bexar	TX	78242	1957		133	Pads	72.2%	12/31/2014	$3,000,000	07/22/2014
79	Ashland & Iowa MHC Portfolio	0.2%	2	Manufactured Housing	Manufactured Housing	Fee		Various	Holly Hill	Volusia	FL	32117	Various		98	Pads	92.9%	10/31/2014	$2,800,000	09/04/2014
79.1	Ashland MHC	0.1%	1	Manufactured Housing	Manufactured Housing	Fee		460 Ridgewood Avenue	Holly Hill	Volusia	FL	32117	1987		82	Pads	93.9%	10/31/2014
79.2	Iowa MHC	0.0%	1	Manufactured Housing	Manufactured Housing	Fee		240 7th Street	Holly Hill	Volusia	FL	32117	1985		16	Pads	87.5%	10/31/2014
80	Abercorn Street Apartments	0.1%	1	Multifamily	Garden	Fee		1700-1712 Abercorn Street	Savannah	Chatham	GA	31324	1911, 1930, 1950	1999, 2004	25	Units	100.0%	12/19/2014	$3,150,000	12/19/2014
81	Riverside Apartments	0.1%	1	Multifamily	Garden	Fee		650 East Dixon Boulevard	Cocoa	Brevard	FL	32922	1963	1997	52	Units	94.2%	12/17/2014	$2,200,000	10/08/2014
82	4600 N. Ocean Blvd.	0.1%	1	Office	Suburban	Fee		4600 North Ocean Boulevard	Boynton Beach	Palm Beach	FL	33435	1981	2014	11,280	Square Feet	100.0%	7/1/2014	$2,000,000	7/21/2014

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

			MORTGAGE LOAN CHARACTERISTICS
Loan ID	Property Name	% of Initial Pool Balance	Mortgage Rate	Administrative Fee Rate(9)	Master Servicing Fee Rate(9)	Pari Passu Loan Primary Servicing Fee Rate(9)	Trustee Fee Rate(9)	Trust Advisor Fee Rate(9)	CREFC Fee Rate(9)	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)	Original Term to Maturity (mos.)	Remaining Term to Maturity (mos.)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date
1	Soho-Tribeca Grand Hotel Portfolio	9.1%	4.0211%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	4	No	120	116	120	116	0	0	11/4/2014	12/6/2014	NAP	11/06/2024
1.1	Soho Grand Hotel	6.7%
1.2	Tribeca Grand Hotel	2.4%
2	500 Fifth Avenue	8.2%	3.5800%	0.01100%	0.00250%		0.00380%	0.00170%	0.00050%	Actual/360	5	No	120	115	120	115	0	0	10/3/2014	11/6/2014	NAP	10/6/2024
3	Courtyard Midtown East	7.1%	4.4000%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	7	No	120	113	23	16	360	360	7/18/2014	9/6/2014	8/6/2016	8/6/2024
4	Westfield Trumbull	6.4%	3.8000%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	0	No	120	120	120	120	0	0	2/3/2015	4/1/2015	NAP	3/1/2025
5	Westfield Wheaton	3.5%	3.8000%	0.01100%	0.00250%		0.00380%	0.00170%	0.00050%	Actual/360	0	No	120	120	120	120	0	0	2/3/2015	4/1/2015	NAP	3/1/2025
6	PFC MHC Portfolio	2.8%	4.6200%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	5	No	120	115	36	31	360	360	9/29/2014	11/06/2014	11/6/2017	10/06/2024
6.1	Normandy Estates	0.6%
6.2	Hollywood	0.5%
6.3	Friendship Village	0.4%
6.4	Continental Village	0.3%
6.5	Country Roads	0.3%
6.6	Orange Avenue	0.2%
6.7	Ridgecrest	0.2%
6.8	Twin City	0.2%
7	Aspen San Marcos	2.8%	4.5600%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	2	No	120	118	48	46	360	360	12/23/2014	02/06/2015	2/6/2019	01/06/2025
8	777 East 10th Street	2.6%	4.4000%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	1	No	120	119			360	359	1/15/2015	3/6/2015	NAP	2/6/2025
9	The Boulevard at Tallahassee	2.5%	4.4500%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	3	No	120	117	60	57	360	360	11/18/2014	1/6/2015	1/6/2020	12/6/2024
10	St. Louis Premium Outlets	2.1%	4.0610%	0.01100%	0.00250%		0.00380%	0.00170%	0.00050%	Actual/360	5	No	120	115	60	55	360	360	9/11/2014	11/6/2014	11/6/2019	10/6/2024
11	Threshold Multifamily Portfolio - Pool 4	2.1%	4.4110%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	4	No	120	116	42	38	324	324	10/10/2014	12/6/2014	6/6/2018	11/06/2024
11.1	Lakewood I & II	0.6%
11.2	Autumn Park	0.6%
11.3	Arbor Glen	0.4%
11.4	Stonewood	0.3%
11.5	Ashton Woods	0.2%
12	Threshold Multifamily Portfolio - Pool 1	2.1%	4.4110%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	4	No	120	116	42	38	324	324	10/10/2014	12/6/2014	6/6/2018	11/06/2024
12.1	Crestview	0.8%
12.2	Waters Edge	0.6%
12.3	Highland Ridge	0.5%
12.4	McLain Heights	0.1%
13	Rancho Santa Margarita Town Center	2.0%	4.2900%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	2	No	120	118	60	58	360	360	12/31/2014	2/5/2015	2/5/2020	1/5/2025
14	Bayshore Mall	1.9%	3.9620%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	4	No	120	116	36	32	360	360	10/15/2014	12/6/2014	12/6/2017	11/06/2024
15	2000 Bering	1.8%	4.5000%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	3	No	120	117	60	57	360	360	11/17/2014	1/6/2015	1/6/2020	12/6/2024
16	University Plaza	1.7%	4.3000%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	2	No	120	118			360	358	12/19/2014	2/6/2015	NAP	1/6/2025
17	The Landing	1.7%	4.2600%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	2	No	60	58	36	34	360	360	12/17/2014	2/5/2015	2/5/2018	1/5/2020
18	Diamond Lakes Apts	1.6%	4.4300%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	4	No	120	116	36	32	360	360	10/22/2014	12/6/2014	12/6/2017	11/06/2024
19	Franklin Management Portfolio	1.6%	4.4000%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	1	No	120	119			360	359	1/27/2015	3/6/2015	NAP	2/6/2025
19.1	Grassy Creek MHC	0.6%
19.2	Bullocks MHC	0.5%
19.3	Hollins MHC	0.2%
19.4	Shattalon MHC	0.2%
19.5	Riverland MHC	0.1%
20	Holiday Inn - La Mirada	1.6%	4.6600%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	2	No	120	118			300	298	1/2/2015	2/6/2015	NAP	1/6/2025
21	Sunrise Bluffs Apartments	1.5%	4.8300%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	0	No	120	120			360	360	2/20/2015	4/6/2015	NAP	3/6/2025
22	Best Self Storage Portfolio	1.5%	4.9700%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	1	No	120	119	24	23	360	360	1/13/2015	3/6/2015	3/6/2017	2/6/2025
22.1	Dickinson	0.3%
22.2	Victoria	0.3%
22.3	Aransas Pass	0.3%
22.4	Kingsville	0.3%
22.5	Nacogdoches	0.2%
23	Cranbrook Multifamily Portfolio	1.4%	5.6000%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	5	No	60	55			360	355	9/24/2014	11/6/2014	NAP	10/06/2019
23.1	Timbers of Cranbrook	0.7%
23.2	Monticello on Cranbrook	0.7%
24	Villa Sierra	1.2%	4.8800%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	5	No	120	115	12	7	360	360	9/16/2014	11/6/2014	11/6/2015	10/06/2024
25	Waterford Wedgwood Warehouse	1.1%	4.4900%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	2	No	120	118			300	298	12/19/2014	02/06/2015	NAP	1/6/2025
26	Courtyard by Marriott New Albany	1.1%	4.5100%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	2	No	120	118			300	298	12/23/2014	2/6/2015	NAP	1/6/2025
27	Santa Clarita Industrial Portfolio	1.0%	4.4000%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	1	No	120	119	36	35	360	360	1/30/2015	03/06/2015	3/6/2018	2/6/2025
27.1	26320 Diamond Place	0.3%
27.2	26330 Diamond Place	0.3%
27.3	26306 Ferry Court	0.2%
27.4	26346 Ferry Court	0.1%
28	Cross Creek at Camelot Apartments	1.0%	4.4750%	0.06100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	4	No	120	116	24	20	360	360	11/3/2014	12/6/2014	12/6/2016	11/6/2024
29	Shoppes at Eagles’ Landing	1.0%	4.4500%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	1	No	120	119	60	59	360	360	1/15/2015	03/06/2015	3/6/2020	2/6/2025
30	Briarwood	1.0%	4.4000%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	2	No	120	118	24	22	360	360	12/30/2014	02/06/2015	2/6/2017	01/06/2025
31	Homewood Suites - Macon, GA	0.9%	4.4200%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	2	No	120	118			360	358	12/11/2014	2/6/2015	NAP	1/6/2025
32	Falls of Dairy Ashford	0.9%	4.3900%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	2	No	120	118	12	10	360	360	12/18/2014	02/06/2015	2/6/2016	01/06/2025
33	Grand River Plaza	0.9%	4.5000%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	4	No	120	116	12	8	360	360	10/21/2014	12/6/2014	12/6/2015	11/06/2024
34	Jabara Portfolio	0.8%	4.2900%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	2	No	60	58	36	34	360	360	12/17/2014	2/5/2015	2/5/2018	1/5/2020
34.1	Jabara Multifamily	0.4%
34.2	2220 University Avenue	0.2%
34.3	1500 West Balboa	0.1%
34.4	509 31st Street	0.1%
35	Market Center at CitiPlace	0.8%	4.6800%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	3	No	120	117			360	357	11/26/2014	01/06/2015	NAP	12/6/2024
36	Northfield Estates	0.8%	4.9100%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	8	No	120	112			360	352	7/1/2014	8/6/2014	NAP	07/06/2024

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

			MORTGAGE LOAN CHARACTERISTICS
Loan ID	Property Name	% of Initial Pool Balance	Mortgage Rate	Administrative Fee Rate(9)	Master Servicing Fee Rate(9)	Pari Passu Loan Primary Servicing Fee Rate(9)	Trustee Fee Rate(9)	Trust Advisor Fee Rate(9)	CREFC Fee Rate(9)	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)	Original Term to Maturity (mos.)	Remaining Term to Maturity (mos.)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date
37	300 N. Vista	0.7%	4.5400%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	2	No	120	118	36	34	360	360	12/18/2014	02/06/2015	2/6/2018	01/06/2025
38	Hilton Garden Inn Lithonia	0.7%	4.5500%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	1	No	120	119			360	359	1/30/2015	3/6/2015	NAP	2/6/2025
39	Candlewood Suites Louisville Airport	0.7%	4.9400%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	5	No	120	115	24	19	360	360	9/23/2014	11/06/2014	11/6/2016	10/06/2024
40	Piccadilly Apartments	0.7%	4.5200%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	3	No	120	117			360	357	11/21/2014	01/06/2015	NAP	12/06/2024
41	Overlake Office	0.7%	4.5100%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	4	No	120	116			360	356	10/6/2014	12/5/2014	NAP	11/5/2024
42	Candlewood Suites Indianapolis NE	0.6%	4.9400%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	5	No	120	115	24	19	360	360	9/23/2014	11/6/2014	11/6/2016	10/06/2024
43	Bedford Hills MHP	0.6%	4.3100%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	6	No	120	114	36	30	360	360	8/14/2014	10/6/2014	10/6/2017	09/06/2024
44	Trails of Windfern	0.6%	5.1400%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	5	No	120	115			360	355	9/30/2014	11/6/2014	NAP	10/6/2024
45	Osprey Landings	0.6%	5.0400%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	5	No	120	115	24	19	360	360	9/25/2014	11/6/2014	11/6/2016	10/06/2024
46	Colony House	0.5%	4.2500%	0.06100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	4	No	120	116	36	32	360	360	10/15/2014	12/6/2014	12/6/2017	11/6/2024
47	Hampton Inn Lincoln South Heritage Park	0.5%	4.7000%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	3	No	120	117			300	297	11/12/2014	01/06/2015	NAP	12/6/2024
48	Hampton Inn - Canton, GA	0.5%	4.5500%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	2	No	120	118			360	358	12/18/2014	2/6/2015	NAP	1/6/2025
49	Captain’s Cove	0.5%	4.4700%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	2	No	120	118	24	22	360	360	12/23/2014	2/6/2015	2/6/2017	1/6/2025
50	Lowes - Timonium	0.5%	4.4000%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	3	No	120	117			300	297	11/25/2014	1/5/2015	NAP	12/5/2024
51	Suburban Extended Stay Clarksville, IN	0.5%	4.9400%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	5	No	120	115	24	19	360	360	9/23/2014	11/6/2014	11/6/2016	10/06/2024
52	Walgreens - Beaverton	0.5%	4.3500%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	4	No	120	116			360	356	10/30/2014	12/6/2014	NAP	11/6/2024
53	Heritage at Canyon Pointe	0.5%	4.1400%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	1	No	120	119	120	119	0	0	01/09/2015	03/06/2015	NAP	02/06/2025
54	Ontario Marketplace	0.4%	4.5500%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	2	No	120	118			360	358	12/8/2014	2/6/2015	NAP	01/06/2025
55	8100 Jarvis	0.4%	4.4900%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	4	No	120	116			360	356	10/9/2014	12/5/2014	NAP	11/5/2024
56	Stage Road Commons	0.4%	4.3300%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	3	No	120	117			360	357	12/3/2014	1/5/2015	NAP	12/5/2024
57	Palo Center	0.4%	4.4000%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	3	No	120	117	36	33	360	360	12/1/2014	1/5/2015	1/5/2018	12/5/2024
58	Point West Apartments	0.4%	4.5200%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	3	No	120	117			360	357	11/21/2014	01/06/2015	NAP	12/06/2024
59	Six Columbus Center	0.4%	4.4400%	0.06850%	0.00250%		0.00380%	0.00170%	0.00050%	Actual/360	4	No	120	116			360	356	10/9/2014	12/5/2014	NAP	11/5/2024
60	1411 Harbor Bay Parkway	0.4%	4.4500%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	2	No	120	118	24	22	360	360	12/15/2014	2/6/2015	2/6/2017	1/6/2025
61	Rogers Alley	0.4%	4.6000%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	2	No	120	118	24	22	360	360	12/31/2014	2/5/2015	2/5/2017	1/5/2025
62	Hampton Inn Madison	0.4%	4.5000%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	1	No	120	119			300	299	2/3/2015	03/06/2015	NAP	2/6/2025
63	Stanton SS	0.3%	4.0000%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	2	No	120	118			300	298	12/18/2014	02/06/2015	NAP	01/06/2025
64	USSC 605 Cerritos	0.3%	4.0000%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	3	No	120	117			300	297	11/26/2014	01/06/2015	NAP	12/06/2024
65	The Hub Retail Center	0.3%	4.5000%	0.08100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	4	No	120	116			360	356	10/16/2014	12/5/2014	NAP	11/5/2024
66	Santa Monica Retail	0.3%	4.2800%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	2	No	120	118	60	58	360	360	12/10/2014	2/6/2015	2/6/2020	1/6/2025
67	Best Self Storage - Texas City	0.3%	4.9600%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	1	No	60	59	12	11	360	360	1/13/2015	3/6/2015	3/6/2016	2/6/2020
68	Ford Plaza	0.3%	4.3500%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	1	No	120	119			360	359	1/30/2015	03/06/2015	NAP	2/6/2025
69	Lucky Horseshoe MHC Portfolio	0.3%	4.3000%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	2	No	120	118	12	10	360	360	12/31/2014	02/06/2015	2/6/2016	1/6/2025
69.1	Lucky Horseshoe Mobile Home Park	0.2%
69.2	Gaslite Senior Mobile Home Court	0.1%
70	Gulfstream Manor MHP	0.3%	4.8500%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	3	No	120	117			360	357	12/4/2014	1/6/2015	NAP	12/6/2024
71	Suburban Extended Stay Indianapolis NE	0.3%	4.9400%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	5	No	120	115	24	19	360	360	9/23/2014	11/6/2014	11/6/2016	10/06/2024
72	Eastgate Apartments	0.2%	4.5500%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	3	No	120	117	24	21	360	360	12/5/2014	1/6/2015	1/6/2017	12/6/2024
73	Packwood	0.2%	4.8000%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	3	No	120	117			360	357	12/1/2014	1/6/2015	NAP	12/06/2024
74	Irwindale Self Storage	0.2%	4.0000%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	2	No	120	118	36	34	360	360	12/8/2014	2/6/2015	2/6/2018	01/06/2025
75	Los Posados	0.2%	4.9300%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	1	No	60	59			360	359	1/16/2015	3/5/2015	NAP	2/5/2020
76	Crescent Manor MHC	0.2%	4.9200%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	8	No	120	112			360	352	6/26/2014	08/06/2014	NAP	07/06/2024
77	Bainbridge Place Apartments	0.2%	4.9200%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	8	No	120	112	24	16	360	360	6/25/2014	08/06/2014	8/6/2016	7/6/2024
78	Lakeside Village	0.2%	4.7800%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	5	No	120	115			360	355	9/16/2014	11/6/2014	NAP	10/06/2024
79	Ashland & Iowa MHC Portfolio	0.2%	4.2800%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	4	No	120	116	36	32	360	360	10/16/2014	12/6/2014	12/6/2017	11/6/2024
79.1	Ashland MHC	0.1%
79.2	Iowa MHC	0.0%
80	Abercorn Street Apartments	0.1%	4.3500%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	1	No	120	119			360	359	1/30/2015	03/06/2015	NAP	2/6/2025
81	Riverside Apartments	0.1%	5.4100%	0.01100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	2	No	120	118			300	298	12/31/2014	02/06/2015	NAP	1/6/2025
82	4600 N. Ocean Blvd.	0.1%	5.5500%	0.06100%	0.00250%	0.00250%	0.00380%	0.00170%	0.00050%	Actual/360	6	No	120	114			360	354	9/5/2014	10/5/2014	NAP	9/5/2024

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

			MORTGAGE LOAN CHARACTERISTICS
Loan ID	Property Name	% of Initial Pool Balance	ARD Loan Stated Maturity Date	Monthly Debt Service (P&I)(10)	Monthly Debt Service (IO)(10)	Annual Debt Service (P&I)(11)	Annual Debt Service (IO)(11)	Lockbox Type(12)	Cash Management Status	Crossed With Other Loans	Related-Borrower Loans(13)	UW NOI DSCR (P&I)(14)	UW NOI DSCR (IO)(14)	UW NCF DSCR (P&I)(14)	UW NCF DSCR (IO)(14)	Cut-Off Date LTV Ratio(8)	Maturity Date LTV Ratio(8)	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)(15)(16)
1	Soho-Tribeca Grand Hotel Portfolio	9.1%			$373,720.29		$4,484,643.47	Hard	Springing	No	No		2.58x		2.25x	57.8%	57.8%	0	0	6	L(28), Def(88), O(4)
1.1	Soho Grand Hotel	6.7%														57.8%	57.8%
1.2	Tribeca Grand Hotel	2.4%														57.8%	57.8%
2	500 Fifth Avenue	8.2%			$302,476.85		$3,629,722.22	Hard	Springing	No	No		3.77x		3.37x	33.3%	33.3%	0	0	6	L(29), Def(86), O(5)
3	Courtyard Midtown East	7.1%		$430,654.38	$319,712.96	$5,167,852.59	$3,836,555.56	Springing	In Place	No	No	2.15x	2.89x	1.82x	2.45x	58.1%	49.4%	0	0	6	L(31), Def(79), O(10)
4	Westfield Trumbull	6.4%			$247,794.79		$2,973,537.44	Hard	Springing	No	CS-A		2.93x		2.73x	58.1%	58.1%	5	5	1	L(24), Def or YM1(89), O(7)
5	Westfield Wheaton	3.5%			$136,829.88		$1,641,958.57	Hard	Springing	No	CS-A		2.62x		2.43x	58.4%	58.4%	5	5	1	L(24), Def or YM1(89), O(7)
6	PFC MHC Portfolio	2.8%		$172,732.56	$131,219.12	$2,072,790.72	$1,574,629.47	Springing	Springing	No	CS-B	1.55x	2.04x	1.51x	1.99x	69.1%	60.7%	0	0	6	L(29), Def(87), O(4)
6.1	Normandy Estates	0.6%														69.1%	60.7%
6.2	Hollywood	0.5%														69.1%	60.7%
6.3	Friendship Village	0.4%														69.1%	60.7%
6.4	Continental Village	0.3%														69.1%	60.7%
6.5	Country Roads	0.3%														69.1%	60.7%
6.6	Orange Avenue	0.2%														69.1%	60.7%
6.7	Ridgecrest	0.2%														69.1%	60.7%
6.8	Twin City	0.2%														69.1%	60.7%
7	Aspen San Marcos	2.8%		$171,446.22	$129,453.33	$2,057,354.62	$1,553,440.00	Springing	Springing	No	No	1.30x	1.72x	1.27x	1.68x	73.2%	65.6%	0	0	6	L(26), Def(90), O(4)
8	777 East 10th Street	2.6%		$160,243.49	$118,774.36	$1,922,921.88	$1,425,292.33	Soft	Springing	No	No	1.74x	2.34x	1.68x	2.27x	67.0%	54.0%	0	0	6	L(25),Def(91),O(4)
9	The Boulevard at Tallahassee	2.5%		$153,382.36	$114,487.07	$1,840,588.32	$1,373,844.79	Springing	Springing	No	No	1.31x	1.75x	1.26x	1.68x	74.3%	68.0%	0	0	6	L(27),Def(89),O(4)
10	St. Louis Premium Outlets	2.1%		$125,044.06	$89,210.39	$1,500,528.72	$1,070,524.72	Hard	Springing	No	No	1.49x	2.08x	1.41x	1.98x	71.6%	65.1%	0	0	6	L(29), Def(84), O(7)
11	Threshold Multifamily Portfolio - Pool 4	2.1%		$133,541.86	$94,156.06	$1,602,502.32	$1,129,872.75	Springing	Springing	No	CS-C	1.34x	1.90x	1.25x	1.78x	80.0%	68.8%	0	0	6	L(28), Def(85), O(7)
11.1	Lakewood I & II	0.6%														80.0%	68.8%
11.2	Autumn Park	0.6%														80.0%	68.8%
11.3	Arbor Glen	0.4%														80.0%	68.8%
11.4	Stonewood	0.3%														80.0%	68.8%
11.5	Ashton Woods	0.2%														80.0%	68.8%
12	Threshold Multifamily Portfolio - Pool 1	2.1%		$132,992.13	$93,768.47	$1,595,905.56	$1,125,221.59	Springing	Springing	No	CS-C	1.31x	1.86x	1.23x	1.74x	80.0%	68.8%	0	0	6	L(28), Def(85), O(7)
12.1	Crestview	0.8%														80.0%	68.8%
12.2	Waters Edge	0.6%														80.0%	68.8%
12.3	Highland Ridge	0.5%														80.0%	68.8%
12.4	McLain Heights	0.1%														80.0%	68.8%
13	Rancho Santa Margarita Town Center	2.0%		$117,985.69	$86,520.46	$1,415,828.28	$1,038,245.54	Springing	Springing	No	No	1.27x	1.73x	1.22x	1.67x	72.3%	66.0%	0	0	5	L(26), Def(90), O(4)
14	Bayshore Mall	1.9%		$111,678.38	$78,666.79	$1,340,140.56	$944,001.53	Hard	Springing	No	No	1.78x	2.53x	1.62x	2.31x	67.4%	58.2%	0	0	6	L(28), Def(88), O(4)
15	2000 Bering	1.8%		$109,444.03	$82,125.00	$1,313,328.36	$985,500.00	Springing		No	No	1.33x	1.77x	1.20x	1.60x	64.9%	59.4%	0	0	6	L(27),YM1(89),O(4)
16	University Plaza	1.7%		$103,923.00	$76,077.36	$1,247,076.00	$912,928.37	Springing		No	No	1.70x	2.32x	1.56x	2.13x	66.0%	53.1%	0	0	6	L(26),Def(90),O(4)
17	The Landing	1.7%		$102,445.30	$74,865.56	$1,229,343.60	$898,386.67	Springing	Springing	No	Bancorp-A	1.26x	1.73x	1.24x	1.70x	59.4%	57.5%	0	0	5	L(26), Def(30), O(4)
18	Diamond Lakes Apts	1.6%		$97,994.24	$72,987.33	$1,175,930.90	$875,847.92	Soft	Springing	No	No	1.47x	1.97x	1.39x	1.86x	73.4%	64.2%	0	0	6	L(28), Def(88), O(4)
19	Franklin Management Portfolio	1.6%		$96,897.24	$71,821.37	$1,162,766.88	$861,856.45	Springing	Springing	No	No	1.58x	2.13x	1.55x	2.09x	72.9%	58.8%	0	0	6	L(25),Def(91),O(4)
19.1	Grassy Creek MHC	0.6%														72.9%	58.8%
19.2	Bullocks MHC	0.5%														72.9%	58.8%
19.3	Hollins MHC	0.2%														72.9%	58.8%
19.4	Shattalon MHC	0.2%														72.9%	58.8%
19.5	Riverland MHC	0.1%														72.9%	58.8%
20	Holiday Inn - La Mirada	1.6%		$107,341.07	$74,533.72	$1,288,092.84	$894,404.68	Hard	Springing	No	No	1.97x	2.84x	1.69x	2.44x	62.3%	46.1%	0	0	6	L(26), Def(87), O(7)
21	Sunrise Bluffs Apartments	1.5%		$97,398.84	$75,496.70	$1,168,786.08	$905,960.42	Soft	Springing	No	FiveMile-A	1.52x	1.96x	1.42x	1.83x	69.2%	56.6%	0	0	6	L(24),Def(91),O(5)
22	Best Self Storage Portfolio	1.5%		$96,298.14	$75,585.42	$1,155,577.68	$907,025.00	Soft	Springing	No	FiveMile-B	1.28x	1.63x	1.26x	1.60x	65.2%	54.4%	0	0	6	L(25),Def(91),O(4)
22.1	Dickinson	0.3%														65.2%	54.4%
22.2	Victoria	0.3%														65.2%	54.4%
22.3	Aransas Pass	0.3%														65.2%	54.4%
22.4	Kingsville	0.3%														65.2%	54.4%
22.5	Nacogdoches	0.2%														65.2%	54.4%
23	Cranbrook Multifamily Portfolio	1.4%		$101,037.90	$82,836.06	$1,212,454.80	$994,032.74	Soft	Springing	No	No	1.38x	1.68x	1.28x	1.56x	79.6%	74.4%	0	0	6	L(29), Def(27), O(4)
23.1	Timbers of Cranbrook	0.7%														79.6%	74.4%
23.2	Monticello on Cranbrook	0.7%														79.6%	74.4%
24	Villa Sierra	1.2%		$74,661.16	$58,136.39	$895,933.89	$697,636.67	Soft	Springing	No	No	1.52x	1.96x	1.43x	1.84x	75.0%	63.1%	0	0	6	L(29), Def(87), O(4)
25	Waterford Wedgwood Warehouse	1.1%		$76,348.94	$51,966.73	$916,187.28	$623,600.73	Hard	Springing	No	No	1.37x	2.02x	1.28x	1.88x	73.3%	53.9%	0	0	6	L(26), Def(90), O(4)
26	Courtyard by Marriott New Albany	1.1%		$74,557.63	$50,870.04	$894,691.58	$610,440.45	Soft	Springing	No	No	1.98x	2.90x	1.75x	2.56x	59.9%	44.1%	0	0	6	L(26), Def(90), O(4)
27	Santa Clarita Industrial Portfolio	1.0%		$61,843.97	$45,912.27	$742,127.64	$550,947.22	Springing	Springing	No	No	1.57x	2.11x	1.42x	1.91x	70.8%	61.8%	0	0	6	L(25), Def(91), O(4)
27.1	26320 Diamond Place	0.3%														70.8%	61.8%
27.2	26330 Diamond Place	0.3%														70.8%	61.8%
27.3	26306 Ferry Court	0.2%														70.8%	61.8%
27.4	26346 Ferry Court	0.1%														70.8%	61.8%
28	Cross Creek at Camelot Apartments	1.0%		$62,392.32	$46,694.86	$748,707.81	$560,338.37	Springing	Springing	No	CS-D	1.54x	2.05x	1.43x	1.91x	73.2%	62.5%	0	0	6	L(28), Def(88), O(4)
29	Shoppes at Eagles’ Landing	1.0%		$60,446.25	$45,118.06	$725,355.00	$541,416.67	Springing	Springing	No	No	1.39x	1.86x	1.36x	1.82x	75.0%	68.6%	0	0	6	L(25), Def(91), O(4)
30	Briarwood	1.0%		$58,869.45	$43,704.02	$706,433.43	$524,448.22	Springing	Springing	No	CS-D	1.56x	2.11x	1.44x	1.94x	75.0%	63.9%	0	0	6	L(26), Def(90), O(4)
31	Homewood Suites - Macon, GA	0.9%		$56,920.34	$42,230.58	$683,044.04	$506,767.01	Hard	Springing	No	No	1.89x	2.55x	1.70x	2.30x	69.8%	56.4%	0	0	6	L(26), Def(90), O(4)
32	Falls of Dairy Ashford	0.9%		$54,393.53	$40,336.94	$652,722.36	$484,043.23	Springing	Springing	No	No	1.54x	2.08x	1.46x	1.96x	75.0%	62.2%	0	0	6	L(26), Def(90), O(4)
33	Grand River Plaza	0.9%		$52,441.93	$39,351.56	$629,303.15	$472,218.75	Hard	In Place	No	No	1.79x	2.39x	1.52x	2.02x	74.1%	61.6%	0	0	6	L(28), Def(88), O(4)
34	Jabara Portfolio	0.8%		$48,415.16	$35,503.47	$580,981.92	$426,041.69	Springing	Springing	No	Bancorp-A	1.37x	1.87x	1.32x	1.80x	51.6%	49.9%	0	0	5	L(26), Def(30), O(4)
34.1	Jabara Multifamily	0.4%														51.6%	49.9%
34.2	2220 University Avenue	0.2%														51.6%	49.9%
34.3	1500 West Balboa	0.1%														51.6%	49.9%
34.4	509 31st Street	0.1%														51.6%	49.9%
35	Market Center at CitiPlace	0.8%		$49,156.46	$37,420.48	$589,877.52	$449,045.80	Springing	Springing	No	No	1.98x	2.60x	1.83x	2.41x	65.7%	53.7%	0	0	6	L(27), Def(89), O(4)
36	Northfield Estates	0.8%		$49,148.46	$38,009.25	$589,781.52	$456,111.02	Springing	Springing	No	No	2.10x	2.71x	2.04x	2.64x	63.6%	52.7%	0	0	6	L(32), YM1(84), O(4)

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

			MORTGAGE LOAN CHARACTERISTICS
Loan ID	Property Name	% of Initial Pool Balance	ARD Loan Stated Maturity Date	Monthly Debt Service (P&I)(10)	Monthly Debt Service (IO)(10)	Annual Debt Service (P&I)(11)	Annual Debt Service (IO)(11)	Lockbox Type(12)	Cash Management Status	Crossed With Other Loans	Related-Borrower Loans(13)	UW NOI DSCR (P&I)(14)	UW NOI DSCR (IO)(14)	UW NCF DSCR (P&I)(14)	UW NCF DSCR (IO)(14)	Cut-Off Date LTV Ratio(8)	Maturity Date LTV Ratio(8)	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)(15)(16)
37	300 N. Vista	0.7%		$42,761.44	$32,221.39	$513,137.31	$386,656.67	Springing	Springing	No	No	1.61x	2.13x	1.46x	1.94x	74.9%	65.6%	0	0	6	L(26), Def(90), O(4)
38	Hilton Garden Inn Lithonia	0.7%		$42,556.65	$32,050.14	$510,679.80	$384,601.70	Hard	Springing	No	No	1.99x	2.64x	1.74x	2.31x	66.7%	54.1%	0	0	6	L(25), Def(91), O(4)
39	Candlewood Suites Louisville Airport	0.7%		$43,772.49	$34,267.25	$525,269.90	$411,206.97	Springing	Springing	No	CS-E	1.66x	2.12x	1.49x	1.90x	75.2%	64.9%	0	0	6	L(29), Def(87), O(4)
40	Piccadilly Apartments	0.7%		$40,833.10	$30,583.35	$489,997.18	$367,000.23	Springing	Springing	No	CS-F	1.70x	2.26x	1.53x	2.04x	70.6%	57.3%	0	0	6	L(27), Def(89), O(4)
41	Overlake Office	0.7%		$40,582.37	$30,323.13	$486,988.44	$363,877.54	Hard	Springing	No	No	1.37x	1.83x	1.23x	1.65x	70.1%	57.0%	0	0	5	L(28), Def(88), O(4)
42	Candlewood Suites Indianapolis NE	0.6%		$41,479.90	$32,472.50	$497,758.80	$389,669.94	Springing	Springing	No	CS-E	1.77x	2.26x	1.57x	2.01x	74.9%	64.7%	0	0	6	L(29), Def(87), O(4)
43	Bedford Hills MHP	0.6%		$37,159.41	$27,311.63	$445,912.93	$327,739.58	Springing	Springing	No	No	1.98x	2.69x	1.94x	2.64x	73.6%	64.1%	0	0	6	L(30), Def(87), O(3)
44	Trails of Windfern	0.6%		$40,769.42	$32,275.73	$489,233.04	$387,308.79	Soft		No	FiveMile-A	1.64x	2.07x	1.50x	1.89x	64.3%	53.5%	0	0	6	L(29),Def(87),O(4)
45	Osprey Landings	0.6%		$37,209.55	$29,382.50	$446,514.66	$352,590.00	Springing	Springing	No	No	1.47x	1.86x	1.39x	1.76x	74.7%	64.7%	0	0	6	L(29), Def(87), O(4)
46	Colony House	0.5%		$31,361.17	$22,891.71	$376,334.02	$274,700.52	Springing	Springing	No	No	1.72x	2.36x	1.63x	2.23x	74.1%	64.5%	0	0	6	L(28), Def(88), O(4)
47	Hampton Inn Lincoln South Heritage Park	0.5%		$36,303.70	$25,280.48	$435,644.37	$303,365.71	Hard	Springing	No	No	1.72x	2.46x	1.53x	2.19x	70.0%	52.0%	0	0	6	L(27), Def(88), O(5)
48	Hampton Inn - Canton, GA	0.5%		$32,108.61	$24,152.90	$385,303.36	$289,834.79	Hard	Springing	No	No	2.21x	2.94x	1.99x	2.65x	66.8%	54.3%	0	0	6	L(26), Def(90), O(4)
49	Captain’s Cove	0.5%		$31,556.52	$23,604.60	$378,678.24	$283,255.21	Springing		No	No	1.71x	2.29x	1.68x	2.25x	62.9%	53.7%	0	0	6	L(26),Def(90),O(4)
50	Lowes - Timonium	0.5%		$33,010.30	$22,182.35	$396,123.60	$266,188.24	Hard	Springing	No	No	1.78x	2.64x	1.62x	2.41x	51.0%	37.5%	0	0	5	L(27), Def(89), O(4)
51	Suburban Extended Stay Clarksville, IN	0.5%		$31,456.48	$24,625.67	$377,477.76	$295,508.06	Springing	Springing	No	CS-E	2.01x	2.57x	1.77x	2.26x	73.0%	63.1%	0	0	6	L(29), Def(87), O(4)
52	Walgreens - Beaverton	0.5%		$29,370.90	$21,566.58	$352,450.80	$258,798.96	Hard	In Place	No	No	1.31x	1.78x	1.31x	1.78x	68.6%	55.4%	0	0	6	L(28), Def(88), O(4)
53	Heritage at Canyon Pointe	0.5%			$19,238.54		$230,862.50	Springing	Springing	No	No		2.44x		2.37x	50.0%	50.0%	0	0	6	L(25), Def(88), O(7)
54	Ontario Marketplace	0.4%		$27,521.67	$20,702.49	$330,260.02	$248,429.82	Hard	Springing	No	No	1.82x	2.42x	1.65x	2.19x	65.7%	53.3%	0	0	6	L(26), Def(90), O(4)
55	8100 Jarvis	0.4%		$26,822.84	$19,999.60	$321,874.08	$239,995.22	NAP		No	Bancorp-B	1.60x	2.14x	1.42x	1.90x	69.7%	56.7%	0	0	5	L(28), Def(88), O(4)
56	Stage Road Commons	0.4%		$26,259.55	$19,264.99	$315,114.60	$231,179.88	NAP	N/A	No	Bancorp-B	1.64x	2.23x	1.35x	1.84x	74.7%	60.3%	0	0	5	L(27), Def(89), O(4)
57	Palo Center	0.4%		$25,038.05	$18,587.96	$300,456.60	$223,055.56	Springing	Springing	No	No	1.79x	2.41x	1.65x	2.23x	58.1%	50.8%	0	0	5	L(27), Def(89), O(4)
58	Point West Apartments	0.4%		$25,190.57	$18,867.34	$302,286.82	$226,408.10	Springing	Springing	No	CS-F	1.60x	2.13x	1.43x	1.91x	70.6%	57.3%	0	0	6	L(27), Def(89), O(4)
59	Six Columbus Center	0.4%		$24,527.42	$18,190.13	$294,329.04	$218,281.53	Springing	Springing	No	No	1.68x	2.26x	1.56x	2.11x	74.6%	60.5%	0	0	5	L(28), Def(88), O(4)
60	1411 Harbor Bay Parkway	0.4%		$22,667.34	$16,919.27	$272,008.08	$203,031.25	Hard		No	No	1.41x	1.89x	1.32x	1.77x	61.2%	52.2%	0	0	6	L(26),Def(90),O(4)
61	Rogers Alley	0.4%		$22,556.35	$17,100.93	$270,676.20	$205,211.11	Springing	Springing	No	No	1.44x	1.90x	1.32x	1.74x	71.5%	61.3%	0	0	5	L(26), Def(90), O(4)
62	Hampton Inn Madison	0.4%		$23,900.80	$16,315.31	$286,809.60	$195,783.68	Hard	Springing	No	No	2.10x	3.08x	1.87x	2.73x	66.0%	48.5%	0	0	6	L(25), Def(91), O(4)
63	Stanton SS	0.3%		$22,169.15	$14,137.57	$266,029.77	$169,650.83	Springing	Springing	No	CS-G	2.26x	3.55x	2.22x	3.49x	34.9%	25.2%	0	0	6	L(26), YM1(87), O(7)
64	USSC 605 Cerritos	0.3%		$21,113.47	$13,439.40	$253,361.64	$161,272.76	Springing	Springing	No	CS-G	2.45x	3.85x	2.42x	3.80x	32.9%	23.8%	0	0	6	L(27), YM1(86), O(7)
65	The Hub Retail Center	0.3%		$19,507.38	$14,560.51	$234,088.56	$174,726.10	Springing	Springing	No	No	1.41x	1.89x	1.35x	1.80x	67.2%	54.6%	0	0	5	L(28), Def(88), O(4)
66	Santa Monica Retail	0.3%		$17,773.12	$13,018.33	$213,277.43	$156,220.00	Soft	Springing	No	No	1.39x	1.90x	1.33x	1.82x	61.0%	55.6%	0	0	6	L(26), Def(90), O(4)
67	Best Self Storage - Texas City	0.3%		$18,703.29	$14,667.59	$224,439.48	$176,011.11	Soft	Springing	No	FiveMile-B	1.50x	1.91x	1.47x	1.88x	56.5%	53.0%	0	0	6	L(25),Def(31),O(4)
68	Ford Plaza	0.3%		$17,423.41	$12,843.20	$209,080.95	$154,118.41	Springing	Springing	No	BSP-A	2.31x	3.14x	2.09x	2.84x	56.8%	45.8%	0	0	6	L(25), Def(91), O(4)
69	Lucky Horseshoe MHC Portfolio	0.3%		$16,370.35	$12,018.30	$196,444.17	$144,219.61	Soft	Springing	No	No	1.61x	2.19x	1.56x	2.13x	75.0%	62.0%	0	0	6	L(26), Def(90), O(4)
69.1	Lucky Horseshoe Mobile Home Park	0.2%														75.0%	62.0%
69.2	Gaslite Senior Mobile Home Court	0.1%														75.0%	62.0%
70	Gulfstream Manor MHP	0.3%		$16,886.14	$13,064.20	$202,633.66	$156,770.40	Soft	Springing	No	No	2.82x	3.65x	2.77x	3.58x	50.6%	41.6%	0	0	6	L(27), Def(89), O(4)
71	Suburban Extended Stay Indianapolis NE	0.3%		$16,208.08	$12,688.48	$194,496.96	$152,261.78	Springing	Springing	No	CS-E	1.73x	2.20x	1.40x	1.78x	68.6%	59.3%	0	0	6	L(29), Def(87), O(4)
72	Eastgate Apartments	0.2%		$15,289.82	$11,532.99	$183,477.84	$138,395.83	Springing		No	No	1.54x	2.04x	1.40x	1.86x	75.0%	64.1%	0	0	6	L(27),Def(89),O(4)
73	Packwood	0.2%		$14,165.96	$10,908.91	$169,991.52	$130,906.87	Hard	In Place	No	No	1.71x	2.22x	1.58x	2.06x	64.4%	52.8%	0	0	6	L(27), Def(89), O(4)
74	Irwindale Self Storage	0.2%		$11,935.38	$8,449.07	$143,224.59	$101,388.89	Springing	Springing	No	No	2.42x	3.42x	2.40x	3.39x	43.5%	37.6%	0	0	6	L(26), YM1(87), O(7)
75	Los Posados	0.2%		$13,313.79	$10,397.96	$159,765.48	$124,775.48	Springing	Springing	No	No	1.81x	2.32x	1.60x	2.05x	71.3%	65.8%	0	0	5	L(25), Def(31), O(4)
76	Crescent Manor MHC	0.2%		$13,298.58	$10,293.89	$159,582.91	$123,526.66	Springing	Springing	No	No	1.62x	2.09x	1.57x	2.03x	66.6%	55.1%	0	0	6	L(32), YM1(84), O(4)
77	Bainbridge Place Apartments	0.2%		$12,367.68	$9,664.90	$148,412.10	$115,978.75	Springing	Springing	No	No	1.92x	2.46x	1.74x	2.23x	67.6%	58.4%	0	0	6	L(32), Def(85), O(3)
78	Lakeside Village	0.2%		$10,730.87	$8,228.17	$128,770.45	$98,738.05	Springing	Springing	No	No	2.07x	2.70x	2.02x	2.64x	67.9%	55.8%	0	0	6	L(29), Def(84), O(7)
79	Ashland & Iowa MHC Portfolio	0.2%		$9,441.97	$6,915.99	$113,303.64	$82,991.88	Soft	Springing	No	CS-B	2.16x	2.94x	2.11x	2.88x	68.3%	59.5%	0	0	6	L(28), Def(88), O(4)
79.1	Ashland MHC	0.1%														68.3%	59.5%
79.2	Iowa MHC	0.0%														68.3%	59.5%
80	Abercorn Street Apartments	0.1%		$7,467.18	$5,504.23	$89,606.12	$66,050.75	Springing	Springing	No	BSP-A	2.40x	3.25x	2.30x	3.12x	47.5%	38.3%	0	0	6	L(25), Def(91), O(4)
81	Riverside Apartments	0.1%		$8,522.14	$6,378.12	$102,265.68	$76,537.45	Springing	Springing	No	No	1.51x	2.02x	1.35x	1.80x	63.4%	48.3%	0	0	6	L(26), Def(90), O(4)
82	4600 N. Ocean Blvd.	0.1%		$7,285.07	$5,945.04	$87,420.84	$71,340.47	Springing	Springing	No	No	1.46x	1.79x	1.32x	1.61x	63.4%	53.4%	0	0	5	L(30), Def(86), O(4)

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

			MORTGAGED PROPERTY UNDERWRITTEN CASH FLOWS(17)
Loan ID	Property Name	% of Initial Pool Balance	Third Most Recent Revenues	Third Most Recent Expenses	Third Most Recent NOI	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield	UW Occupancy	UW EGI	UW Expenses	UW NOI (7)	UW NOI Debt Yield	UW Capital Items	UW NCF(7)	UW NCF Debt Yield
1	Soho-Tribeca Grand Hotel Portfolio	9.1%	$68,769,861	$46,596,584	$22,173,277	2012	9.9%	$75,045,670	$49,762,460	$25,283,210	2013	11.2%	$76,040,453	$51,493,162	$24,547,291	T12 11/30/2014	10.9%	83.8%	$76,313,309	$52,651,782	$23,661,527	10.5%	$3,052,532	$20,608,994	9.2%
1.1	Soho Grand Hotel	6.7%	$44,858,917	$28,734,482	$16,124,435	2012		$49,326,339	$30,445,753	$18,880,587	2013		$48,470,601	$30,714,216	$17,756,385	T12 11/30/2014		84.3%	$48,743,457	$31,506,582	$17,236,875	10.5%	$1,949,738	$15,287,137	9.2%
1.2	Tribeca Grand Hotel	2.4%	$23,910,945	$17,862,103	$6,048,842	2012		$25,719,331	$19,316,707	$6,402,624	2013		$27,569,852	$20,778,946	$6,790,906	T12 11/30/2014		82.9%	$27,569,852	$21,145,201	$6,424,651	10.5%	$1,102,794	$5,321,857	9.2%
2	500 Fifth Avenue	8.2%	$38,676,676	$17,661,985	$21,014,691	2012	10.5%	$38,129,508	$18,667,607	$19,461,901	2013	9.7%	$37,579,836	$18,771,752	$18,808,084	T12 07/31/2014	9.4%	92.5%	$48,087,824	$20,697,525	$27,390,298	13.7%	$2,956,988	$24,433,310	12.2%
3	Courtyard Midtown East	7.1%	$27,595,502	$17,960,194	$9,635,308	2012	11.2%	$27,145,275	$18,577,650	$8,567,625	2013	10.0%	$31,050,256	$19,960,119	$11,090,137	T12 11/30/2014	12.9%	91.2%	$31,050,256	$19,960,119	$11,090,137	12.9%	$1,706,526	$9,383,611	10.9%
4	Westfield Trumbull	6.4%	$28,249,954	$12,779,170	$15,470,784	2012	10.2%	$30,600,565	$14,031,161	$16,569,404	2013	10.9%	$31,558,336	$13,916,324	$17,642,012	12/31/2014	11.6%	97.7%	$32,495,201	$15,311,011	$17,184,190	11.3%	$1,177,466	$16,006,725	10.5%
5	Westfield Wheaton	3.5%	$30,693,581	$10,533,045	$20,160,536	2012	8.6%	$32,948,332	$10,924,741	$22,023,591	2013	9.4%	$35,781,145	$11,195,931	$24,585,214	12/31/2014	10.5%	95.5%	$35,809,403	$12,092,073	$23,717,330	10.1%	$1,707,114	$22,010,216	9.4%
6	PFC MHC Portfolio	2.8%	$5,494,799	$2,506,387	$2,988,412	2012	8.9%	$5,666,341	$2,549,999	$3,116,342	2013	9.3%	$5,752,366	$2,692,391	$3,059,975	T12 07/31/2014	9.1%	73.4%	$5,798,206	$2,592,741	$3,205,465	9.5%	$76,750	$3,128,715	9.3%
6.1	Normandy Estates	0.6%	$1,251,806	$565,371	$686,435	2012		$1,291,875	$595,800	$696,075	2013		$1,315,674	$628,014	$687,660	T12 07/31/2014		81.5%	$1,325,353	$581,838	$743,515	9.5%	$15,100	$728,415	9.3%
6.2	Hollywood	0.5%	$979,242	$404,517	$574,725	2012		$1,028,885	$408,446	$620,439	2013		$1,053,367	$436,642	$616,725	T12 07/31/2014		90.0%	$1,072,326	$417,504	$654,822	9.5%	$11,850	$642,972	9.3%
6.3	Friendship Village	0.4%	$756,143	$302,009	$454,134	2012		$781,062	$313,994	$467,068	2013		$757,537	$308,479	$449,058	T12 07/31/2014		96.0%	$775,200	$311,412	$463,788	9.5%	$6,750	$457,038	9.3%
6.4	Continental Village	0.3%	$563,327	$300,188	$263,139	2012		$627,966	$281,938	$346,028	2013		$623,867	$296,501	$327,366	T12 07/31/2014		64.0%	$628,535	$294,519	$334,016	9.5%	$10,000	$324,016	9.3%
6.5	Country Roads	0.3%	$552,171	$298,952	$253,219	2012		$550,875	$300,808	$250,067	2013		$533,568	$316,863	$216,705	T12 07/31/2014		34.4%	$522,814	$303,832	$218,982	9.5%	$15,600	$203,382	9.3%
6.6	Orange Avenue	0.2%	$544,495	$243,164	$301,331	2012		$577,807	$258,401	$319,406	2013		$597,843	$266,319	$331,524	T12 07/31/2014		89.6%	$583,776	$264,284	$319,492	9.5%	$5,650	$313,842	9.3%
6.7	Ridgecrest	0.2%	$454,283	$213,493	$240,790	2012		$448,179	$217,716	$230,463	2013		$464,477	$221,838	$242,639	T12 07/31/2014		74.5%	$469,505	$213,022	$256,483	9.5%	$6,600	$249,883	9.3%
6.8	Twin City	0.2%	$393,332	$178,693	$214,639	2012		$359,692	$172,896	$186,796	2013		$406,033	$217,735	$188,298	T12 07/31/2014		85.2%	$420,697	$206,330	$214,367	9.5%	$5,200	$209,167	9.3%
7	Aspen San Marcos	2.8%											$4,818,197	$1,898,658	$2,919,539	YTD 5 12/31/2014	8.7%	95.3%	$4,776,382	$2,097,582	$2,678,800	8.0%	$74,800	$2,604,000	7.8%
8	777 East 10th Street	2.6%	$3,043,218	$556,054	$2,487,164	2012	7.8%	$3,545,118	$607,723	$2,937,395	2013	9.2%	$3,915,420	$671,799	$3,243,621	T12 12/31/2014	10.2%	95.0%	$3,966,464	$629,966	$3,336,498	10.4%	$106,353	$3,230,145	10.1%
9	The Boulevard at Tallahassee	2.5%											$3,353,087	$2,091,958	$1,261,129	T12 10/31/2014	4.1%	94.0%	$5,163,727	$2,759,014	$2,404,713	7.9%	$92,400	$2,312,313	7.6%
10	St. Louis Premium Outlets	2.1%						$12,346,397	$5,125,073	$7,221,324	2013	7.6%	$15,516,745	$6,597,140	$8,919,605	T10 06/30/2014 Annualized	9.4%	95.0%	$14,361,102	$6,213,688	$8,147,414	8.6%	$421,754	$7,725,659	8.1%
11	Threshold Multifamily Portfolio - Pool 4	2.1%	$3,612,514	$1,800,819	$1,811,695	2012	7.2%	$3,632,730	$1,805,110	$1,827,620	2013	7.2%	$3,882,050	$1,841,941	$2,040,109	T12 11/30/2014	8.1%	92.4%	$3,974,719	$1,823,126	$2,151,593	8.5%	$143,000	$2,008,593	8.0%
11.1	Lakewood I & II	0.6%	$1,182,867	$671,261	$511,606	2012		$1,230,345	$691,775	$538,570	2013		$1,283,502	$700,728	$582,774	T12 11/30/2014		89.2%	$1,306,705	$698,659	$608,046	8.5%	$57,000	$551,046	8.0%
11.2	Autumn Park	0.6%	$961,384	$394,695	$566,689	2012		$958,857	$404,400	$554,457	2013		$1,012,680	$402,481	$610,199	T12 11/30/2014		94.0%	$1,019,272	$397,061	$622,211	8.5%	$32,000	$590,211	8.0%
11.3	Arbor Glen	0.4%	$735,098	$333,899	$401,199	2012		$684,853	$329,458	$355,395	2013		$765,846	$342,722	$423,124	T12 11/30/2014		95.5%	$791,371	$337,321	$454,050	8.5%	$24,000	$430,050	8.0%
11.4	Stonewood	0.3%	$414,306	$256,796	$157,510	2012		$434,251	$237,665	$196,586	2013		$470,587	$249,007	$221,580	T12 11/30/2014		91.4%	$486,368	$245,772	$240,596	8.5%	$17,000	$223,596	8.0%
11.5	Ashton Woods	0.2%	$318,859	$144,168	$174,691	2012		$324,424	$141,812	$182,612	2013		$349,435	$147,003	$202,432	T12 11/30/2014		95.2%	$371,003	$144,314	$226,689	8.5%	$13,000	$213,689	8.0%
12	Threshold Multifamily Portfolio - Pool 1	2.1%	$3,281,731	$1,640,885	$1,640,846	2012	6.5%	$3,440,846	$1,667,344	$1,773,502	2013	7.0%	$3,676,856	$1,686,303	$1,990,553	T12 11/30/2014	7.9%	93.7%	$3,761,527	$1,669,643	$2,091,884	8.3%	$130,000	$1,961,884	7.8%
12.1	Crestview	0.8%	$1,314,093	$655,391	$658,702	2012		$1,370,117	$696,760	$673,357	2013		$1,534,990	$682,296	$852,694	T12 11/30/2014		95.6%	$1,590,273	$677,760	$912,513	8.3%	$56,500	$856,013	7.8%
12.2	Waters Edge	0.6%	$1,025,004	$476,794	$548,210	2012		$1,042,772	$465,651	$577,121	2013		$1,086,654	$488,052	$598,602	T12 11/30/2014		94.5%	$1,113,904	$482,601	$631,303	8.3%	$36,000	$595,303	7.8%
12.3	Highland Ridge	0.5%	$748,636	$416,676	$331,960	2012		$827,023	$414,655	$412,368	2013		$836,628	$419,248	$417,380	T12 11/30/2014		89.3%	$830,494	$414,096	$416,398	8.3%	$30,000	$386,398	7.8%
12.4	McLain Heights	0.1%	$193,998	$92,024	$101,974	2012		$200,934	$90,278	$110,656	2013		$218,584	$96,707	$121,877	T12 11/30/2014		93.7%	$226,856	$95,186	$131,670	8.3%	$7,500	$124,170	7.8%
13	Rancho Santa Margarita Town Center	2.0%	$2,055,121	$549,424	$1,505,697	2012	6.3%	$2,118,746	$516,644	$1,602,102	2013	6.7%	$2,191,675	$527,110	$1,664,565	T12 09/30/2014	7.0%	92.9%	$2,308,823	$515,527	$1,793,296	7.5%	$61,781	$1,731,515	7.3%
14	Bayshore Mall	1.9%	$5,482,940	$2,844,601	$2,638,339	2012	5.7%	$6,215,960	$2,508,699	$3,707,261	2013	8.0%	$7,343,971	$2,729,153	$4,614,818	YTD 12/31/2014	9.9%	82.2%	$7,685,398	$2,966,592	$4,718,806	10.1%	$409,755	$4,309,051	9.3%
15	2000 Bering	1.8%	$3,067,731	$1,684,215	$1,383,516	2012	6.4%	$3,419,658	$1,789,488	$1,630,170	2013	7.5%	$3,368,534	$1,799,458	$1,569,076	T12 08/31/2014	7.3%	94.7%	$3,619,514	$1,873,106	$1,746,408	8.1%	$170,828	$1,575,581	7.3%
16	University Plaza	1.7%	$3,100,229	$804,096	$2,296,133	2012	11.0%	$2,888,638	$892,813	$1,995,825	2013	9.5%	$2,946,708	$955,848	$1,990,860	T12 09/30/2014	9.5%	95.0%	$2,949,726	$828,099	$2,121,627	10.1%	$177,318	$1,944,309	9.3%
17	The Landing	1.7%						$2,511,473	$759,503	$1,751,970	2013	8.4%	$2,402,383	$723,830	$1,678,553	T12 09/30/2014	8.1%	96.3%	$2,336,679	$783,889	$1,552,790	7.5%	$28,788	$1,524,002	7.3%
18	Diamond Lakes Apts	1.6%						$2,807,563	$1,096,050	$1,711,513	2013	8.8%	$2,787,268	$1,178,597	$1,608,671	T12 08/31/2014	8.2%	95.2%	$2,927,407	$1,203,847	$1,723,560	8.8%	$93,600	$1,629,960	8.4%
19	Franklin Management Portfolio	1.6%	$2,847,276	$1,053,746	$1,793,530	2012	9.3%	$2,903,629	$1,036,021	$1,867,608	2013	9.7%	$2,905,666	$1,033,196	$1,872,470	T12 12/31/2014	9.7%	90.1%	$2,881,568	$1,044,848	$1,836,720	9.5%	$35,250	$1,801,470	9.3%
19.1	Grassy Creek MHC	0.6%	$1,002,755	$321,267	$681,488	2012		$1,037,645	$332,004	$705,641	2013		$1,058,507	$328,467	$730,040	T12 12/31/2014		93.2%	$1,058,507	$337,966	$720,541	9.5%	$11,150	$709,391	9.3%
19.2	Bullocks MHC	0.5%	$836,121	$296,342	$539,779	2012		$839,031	$290,019	$549,012	2013		$822,779	$289,945	$532,834	T12 12/31/2014		90.1%	$822,779	$296,495	$526,284	9.5%	$7,800	$518,484	9.3%
19.3	Hollins MHC	0.2%	$385,971	$159,952	$226,019	2012		$396,524	$149,693	$246,831	2013		$403,258	$152,725	$250,533	T12 12/31/2014		92.9%	$399,355	$140,273	$259,082	9.5%	$5,600	$253,482	9.3%
19.4	Shattalon MHC	0.2%	$404,242	$180,961	$223,281	2012		$411,233	$172,878	$238,356	2013		$382,816	$162,961	$219,855	T12 12/31/2014		72.0%	$377,805	$158,625	$219,180	9.5%	$7,200	$211,980	9.3%
19.5	Riverland MHC	0.1%	$218,185	$95,224	$122,962	2012		$219,196	$91,428	$127,768	2013		$238,306	$99,099	$139,207	T12 12/31/2014		83.0%	$223,122	$111,489	$111,633	9.5%	$3,500	$108,133	9.3%
20	Holiday Inn - La Mirada	1.6%	$6,874,322	$4,967,760	$1,906,562	2012	10.1%	$7,538,245	$5,463,782	$2,074,463	2013	11.0%	$9,089,249	$6,833,831	$2,255,418	T12 12/31/2014	11.9%	82.0%	$8,928,542	$6,392,807	$2,535,735	13.4%	$357,142	$2,178,593	11.5%
21	Sunrise Bluffs Apartments	1.5%	$2,930,571	$1,602,079	$1,328,492	2012	7.2%	$3,376,969	$1,697,599	$1,679,370	2013	9.1%	$3,660,185	$1,807,602	$1,852,583	YTD 12/31/2014	10.0%	91.4%	$3,660,600	$1,888,253	$1,772,347	9.6%	$114,600	$1,657,747	9.0%
22	Best Self Storage Portfolio	1.5%	$1,788,411	$679,835	$1,108,576	2012	6.2%	$1,843,622	$716,789	$1,126,833	2013	6.3%	$2,359,574	$881,963	$1,477,611	T12 10/31/2014	8.2%	83.4%	$2,421,993	$939,299	$1,482,694	8.2%	$32,378	$1,450,316	8.1%
22.1	Dickinson	0.3%											$401,665	$185,613	$216,052	T12 10/31/2014		52.3%	$428,838	$230,874	$197,964	8.2%	$7,193	$190,771	8.1%
22.2	Victoria	0.3%	$583,447	$240,189	$343,258	2012		$553,887	$224,323	$329,564	2013		$578,907	$219,096	$359,811	T12 10/31/2014		78.5%	$602,306	$216,114	$386,192	8.2%	$8,125	$378,067	8.1%
22.3	Aransas Pass	0.3%	$412,521	$162,701	$249,820	2012		$482,625	$184,371	$298,254	2013		$511,673	$178,167	$333,506	T12 10/31/2014		83.4%	$508,170	$182,373	$325,797	8.2%	$5,695	$320,102	8.1%
22.4	Kingsville	0.3%	$456,216	$159,459	$296,757	2012		$447,331	$166,646	$280,685	2013		$468,096	$164,469	$303,627	T12 10/31/2014		79.3%	$471,971	$171,723	$300,248	8.2%	$5,655	$294,592	8.1%
22.5	Nacogdoches	0.2%	$336,226	$117,487	$218,739	2012		$359,778	$141,445	$218,334	2013		$399,234	$134,620	$264,613	T12 10/31/2014		83.7%	$410,708	$138,214	$272,494	8.2%	$5,710	$266,784	8.1%
23	Cranbrook Multifamily Portfolio	1.4%	$2,153,859	$1,577,899	$575,960	2012	3.3%	$2,887,071	$1,761,023	$1,126,048	2013	6.4%	$3,619,331	$2,092,774	$1,526,557	YTD 12/31/2014	8.7%	87.9%	$3,752,528	$2,084,110	$1,668,418	9.5%	$119,500	$1,548,918	8.8%
23.1	Timbers of Cranbrook	0.7%	$1,098,866	$827,886	$270,980	2012		$1,472,376	$942,064	$530,312	2013		$1,895,579	$1,110,162	$785,417	YTD 12/31/2014		85.6%	$1,937,300	$1,106,503	$830,797	9.5%	$64,500	$766,297	8.8%
23.2	Monticello on Cranbrook	0.7%	$1,054,993	$750,013	$304,980	2012		$1,414,695	$818,959	$595,736	2013		$1,723,752	$982,612	$741,140	YTD 12/31/2014		90.5%	$1,815,228	$977,607	$837,621	9.5%	$55,000	$782,621	8.8%
24	Villa Sierra	1.2%	$1,995,263	$1,234,008	$761,255	2012	5.4%	$2,329,602	$1,376,344	$953,258	2013	6.8%	$2,661,434	$1,381,622	$1,279,812	YTD 6 06/30/2014	9.1%	94.49%	$2,758,428	$1,393,336	$1,365,092	9.7%	$84,000	$1,281,092	9.1%
25	Waterford Wedgwood Warehouse	1.1%						$1,425,481	$319,975	$1,105,507	2013	8.1%	$1,425,481	$319,975	$1,105,507	YTD 12/31/2014	8.1%	95.00%	$1,612,251	$352,526	$1,259,726	9.2%	$86,144	$1,173,582	8.6%
26	Courtyard by Marriott New Albany	1.1%											$4,069,937	$2,280,996	$1,788,941	T12 10/31/2014	13.4%	65.02%	$4,070,017	$2,302,050	$1,767,968	13.2%	$203,501	$1,564,467	11.7%
27	Santa Clarita Industrial Portfolio	1.0%	$1,278,618	$112,624	$1,165,996	2012	9.4%	$1,514,474	$208,772	$1,305,703	2013	10.6%	$1,132,128	$161,302	$970,827	T12 10/31/2014	7.9%	91.2%	$1,449,489	$287,402	$1,162,087	9.4%	$109,497	$1,052,590	8.5%
27.1	26320 Diamond Place	0.3%	$392,817	$25,359	$367,459	2012		$317,524	$44,829	$272,695	2013		$266,216	$30,844	$235,372	T12 10/31/2014		100.00%	$530,304	$83,592	$446,712	9.4%	$41,431	$405,281	8.5%
27.2	26330 Diamond Place	0.3%	$585,766	$24,633	$561,133	2012		$587,366	$43,547	$543,819	2013		$318,834	$29,528	$289,306	T12 10/31/2014		72.4%	$368,032	$85,221	$282,811	9.4%	$31,159	$251,652	8.5%
27.3	26306 Ferry Court	0.2%	$205,614	$34,856	$170,759	2012		$413,371	$80,459	$332,913	2013		$346,130	$63,714	$282,416	T12 10/31/2014		100.00%	$352,670	$67,957	$284,713	9.4%	$20,588	$264,126	8.5%
27.4	26346 Ferry Court	0.1%	$94,421	$27,776	$66,645	2012		$196,213	$39,937	$156,276	2013		$200,948	$37,216	$163,733	T12 10/31/2014		100.00%	$198,483	$50,632	$147,851	9.4%	$16,319	$131,531	8.5%
28	Cross Creek at Camelot Apartments	1.0%	$1,962,625	$785,588	$1,177,037	2012	9.5%	$1,922,220	$727,202	$1,195,018	2013	9.7%	$1,909,042	$742,395	$1,166,647	T12 08/31/2014	9.4%	95.1%	$1,894,893	$743,851	$1,151,041	9.3%	$79,500	$1,071,541	8.7%
29	Shoppes at Eagles’ Landing	1.0%	$457,067	$82,889	$374,178	2012	3.1%	$721,203	$241,752	$479,451	2013	4.0%	$1,311,817	$319,318	$992,499	YTD 12/03/2014 Annualized	8.3%	97.20%	$1,374,711	$365,916	$1,008,795	8.4%	$22,999	$985,797	8.2%
30	Briarwood	1.0%	$1,869,413	$810,386	$1,059,027	2012	9.0%	$1,860,445	$809,556	$1,050,889	2013	8.9%	$1,925,029	$810,592	$1,114,437	T12 11/30/2014	9.5%	92.30%	$1,926,107	$821,494	$1,104,613	9.4%	$85,214	$1,019,399	8.7%
31	Homewood Suites - Macon, GA	0.9%	$2,936,570	$1,790,075	$1,146,495	2012	10.1%	$3,129,985	$1,882,111	$1,247,874	2013	11.0%	$3,198,839	$1,901,509	$1,297,330	T12 09/30/2014	11.5%	73.40%	$3,198,839	$1,906,990	$1,291,849	11.4%	$127,954	$1,163,895	10.3%
32	Falls of Dairy Ashford	0.9%	$1,293,197	$895,489	$397,708	2012	3.7%	$1,669,245	$772,580	$896,665	2013	8.2%	$1,906,148	$810,742	$1,095,406	T12 09/30/2014	10.1%	95.1%	$2,033,417	$1,027,544	$1,005,873	9.2%	$55,500	$950,373	8.7%
33	Grand River Plaza	0.9%	$1,821,988	$689,454	$1,132,534	2012	10.9%	$2,273,682	$698,525	$1,575,157	2013	15.2%	$2,204,907	$673,406	$1,531,501	T12 06/30/2014	14.8%	86.65%	$1,760,859	$634,140	$1,126,719	10.9%	$172,751	$953,968	9.2%
34	Jabara Portfolio	0.8%						$538,888	$283,700	$255,188	2013	2.6%	$826,620	$339,788	$486,832	T12 09/30/2014	5.0%	94.9%	$1,197,285	$400,461	$796,824	8.1%	$28,984	$767,841	7.8%
34.1	Jabara Multifamily	0.4%																				8.1%			7.8%
34.2	2220 University Avenue	0.2%																				8.1%			7.8%
34.3	1500 West Balboa	0.1%																				8.1%			7.8%
34.4	509 31st Street	0.1%																				8.1%			7.8%
35	Market Center at CitiPlace	0.8%	$1,457,939	$481,298	$976,641	2012	10.3%	$1,508,610	$481,217	$1,027,393	2013	10.9%	$1,379,334	$505,209	$874,125	YTD 09/30/2014	9.2%	95.00%	$1,705,331	$539,620	$1,165,710	12.3%	$84,965	$1,080,745	11.4%
36	Northfield Estates	0.8%	$1,932,241	$866,605	$1,065,636	2012	11.6%	$1,959,560	$764,821	$1,194,739	2013	13.0%	$2,007,783	$802,475	$1,205,308	T12 10/31/2014	13.2%	65.3%	$2,046,366	$810,307	$1,236,059	13.5%	$32,400	$1,203,659	13.1%

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

			MORTGAGED PROPERTY UNDERWRITTEN CASH FLOWS(17)
Loan ID	Property Name	% of Initial Pool Balance	Third Most Recent Revenues	Third Most Recent Expenses	Third Most Recent NOI	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield	UW Occupancy	UW EGI	UW Expenses	UW NOI (7)	UW NOI Debt Yield	UW Capital Items	UW NCF(7)	UW NCF Debt Yield
37	300 N. Vista	0.7%											$1,884,295	$1,396,903	$487,392	T12 09/30/2014	5.8%	93.50%	$2,056,540	$1,232,267	$824,273	9.8%	$74,000	$750,273	8.9%
38	Hilton Garden Inn Lithonia	0.7%	$2,593,002	$1,792,852	$800,150	2012	9.6%	$2,781,227	$1,956,153	$825,074	2013	9.9%	$3,198,688	$2,205,321	$993,367	T12 11/30/2014	11.9%	72.02%	$3,198,688	$2,182,086	$1,016,602	12.2%	$127,948	$888,654	10.7%
39	Candlewood Suites Louisville Airport	0.7%	$2,111,164	$1,353,559	$757,605	2012	9.2%	$2,207,741	$1,395,915	$811,826	2013	9.9%	$2,266,920	$1,427,870	$839,050	T12 07/31/2014	10.2%	85.50%	$2,267,024	$1,395,769	$871,255	10.6%	$90,681	$780,574	9.5%
40	Piccadilly Apartments	0.7%	$1,584,227	$909,047	$675,180	2012	8.4%	$1,641,053	$912,506	$728,547	2013	9.1%	$1,669,846	$891,763	$778,083	T12 11/30/2014	9.7%	95.00%	$1,684,689	$853,958	$830,731	10.4%	$80,964	$749,767	9.4%
41	Overlake Office	0.7%	$865,937	$320,349	$545,588	2012	6.9%	$933,465	$360,239	$573,226	2013	7.2%	$1,037,293	$363,482	$673,811	T12 07/31/2014	8.5%	93.5%	$1,046,625	$379,868	$666,757	8.4%	$66,902	$599,855	7.5%
42	Candlewood Suites Indianapolis NE	0.6%	$2,391,236	$1,590,912	$800,324	2012	10.3%	$2,332,789	$1,491,228	$841,561	2013	10.8%	$2,507,317	$1,610,435	$896,882	T12 07/31/2014	11.5%	78.81%	$2,507,317	$1,625,665	$881,652	11.3%	$100,293	$781,359	10.0%
43	Bedford Hills MHP	0.6%	$1,219,908	$317,830	$902,078	2012	12.0%	$1,275,614	$319,419	$956,195	2013	12.7%	$1,204,626	$384,090	$820,536	T3 11/30/2014 Annualized	10.9%	74.2%	$1,273,440	$391,309	$882,131	11.8%	$16,950	$865,181	11.5%
44	Trails of Windfern	0.6%	$1,444,405	$900,952	$543,453	2012	7.3%	$1,591,691	$1,010,776	$580,915	2013	7.8%	$1,849,129	$1,056,632	$792,497	T12 08/31/2014	10.7%	94.0%	$1,947,377	$1,143,887	$803,490	10.8%	$72,000	$731,490	9.8%
45	Osprey Landings	0.6%	$975,243	$413,966	$561,276	2012	8.1%	$1,001,388	$428,176	$573,212	2013	8.3%	$1,086,527	$432,461	$654,066	T12 11/30/2014	9.5%	95.1%	$1,090,520	$436,327	$654,193	9.5%	$32,724	$621,469	9.0%
46	Colony House	0.5%	$1,146,017	$429,611	$716,407	2012	11.2%	$1,173,180	$448,425	$724,755	2013	11.4%	$1,194,379	$470,695	$723,684	T12 11/30/2014	11.4%	95.00%	$1,170,553	$523,586	$646,967	10.1%	$34,750	$612,217	9.6%
47	Hampton Inn Lincoln South Heritage Park	0.5%	$2,024,670	$1,233,092	$791,579	2012	12.4%	$1,965,286	$1,230,408	$734,878	2013	11.5%	$2,045,289	$1,304,280	$741,008	T12 09/30/2014	11.6%	72.2%	$2,062,294	$1,315,079	$747,215	11.7%	$82,492	$664,724	10.4%
48	Hampton Inn - Canton, GA	0.5%	$1,420,776	$1,008,429	$412,347	2012	6.6%	$1,739,904	$1,155,696	$584,208	2013	9.3%	$2,093,103	$1,243,367	$849,736	T12 11/30/2014	13.5%	75.97%	$2,092,940	$1,241,398	$851,543	13.6%	$83,718	$767,825	12.2%
49	Captain’s Cove	0.5%	$882,000	$136,612	$745,388	2012	11.9%	$924,570	$161,418	$763,152	2013	12.2%	$922,664	$243,226	$679,438	T12 09/30/2014	10.9%	95.0%	$897,750	$248,440	$649,310	10.4%	$11,250	$638,060	10.2%
50	Lowes - Timonium	0.5%	$763,455	$5,447	$758,008	2012	12.7%	$763,455	$5,683	$757,772	2013	12.7%	$763,455	$5,830	$757,625	T9 09/30/2014 Annualized	12.7%	95.0%	$725,282	$21,758	$703,524	11.8%	$61,765	$641,759	10.8%
51	Suburban Extended Stay Clarksville, IN	0.5%	$1,665,348	$1,096,767	$568,581	2012	9.6%	$1,794,106	$1,048,452	$745,654	2013	12.6%	$1,873,712	$1,116,578	$757,134	T12 07/31/2014	12.8%	80.00%	$1,829,532	$1,070,811	$758,721	12.9%	$91,477	$667,244	11.3%
52	Walgreens - Beaverton	0.5%																100.00%	$470,650	$9,413	$461,237	7.9%		$461,237	7.9%
53	Heritage at Canyon Pointe	0.5%	$994,734	$423,405	$571,329	2012	10.4%	$1,017,489	$431,707	$585,782	2013	10.7%	$1,063,457	$502,914	$560,543	T12 10/01/2014	10.2%	96.7%	$1,064,532	$500,405	$564,127	10.3%	$16,980	$547,147	9.9%
54	Ontario Marketplace	0.4%	$743,082	$161,342	$581,740	2012	10.8%	$653,236	$154,137	$499,099	2013	9.3%	$732,038	$180,085	$551,953	T12 11/30/2014	10.2%	84.0%	$779,518	$177,406	$602,113	11.2%	$58,606	$543,507	10.1%
55	8100 Jarvis	0.4%	$238,454	$287,159	-$48,705	2012	-0.9%	$595,041	$357,867	$237,174	2013	4.5%	$729,047	$366,869	$362,178	T12 06/30/2014	6.9%	87.5%	$890,312	$376,652	$513,660	9.7%	$57,213	$456,446	8.7%
56	Stage Road Commons	0.4%	$764,421	$211,389	$553,032	2012	10.5%	$740,816	$230,354	$510,462	2013	9.7%	$804,596	$244,390	$560,206	T12 09/30/2014	10.6%	93.0%	$756,707	$240,512	$516,195	9.8%	$90,402	$425,793	8.1%
57	Palo Center	0.4%	$627,998	$215,033	$412,965	2012	8.3%	$627,183	$213,509	$413,675	2013	8.3%	$681,744	$217,800	$463,943	T12 09/30/2014	9.3%	94.1%	$753,939	$216,386	$537,553	10.8%	$40,744	$496,809	9.9%
58	Point West Apartments	0.4%	$1,160,086	$810,755	$349,332	2012	7.1%	$1,207,891	$822,641	$385,250	2013	7.8%	$1,227,604	$747,229	$480,374	T12 06/30/2014	9.7%	95.00%	$1,217,901	$734,910	$482,990	9.8%	$50,460	$432,530	8.8%
59	Six Columbus Center	0.4%	$241,190	$72,910	$168,280	2012	3.5%	$389,912	$116,495	$273,417	2013	5.6%	$390,910	$106,784	$284,127	T12 06/30/2014	5.9%	92.0%	$668,284	$174,994	$493,290	10.2%	$33,257	$460,034	9.5%
60	1411 Harbor Bay Parkway	0.4%																90.0%	$576,855	$192,126	$384,729	8.5%	$25,514	$359,215	8.0%
61	Rogers Alley	0.4%	$416,531	$119,106	$297,425	2012	6.8%	$438,412	$123,368	$315,044	2013	7.2%	$516,549	$133,086	$383,463	T12 09/30/2014	8.7%	94.0%	$518,941	$129,705	$389,236	8.8%	$32,849	$356,388	8.1%
62	Hampton Inn Madison	0.4%	$1,378,154	$927,803	$450,351	2012	10.5%	$1,459,756	$924,581	$535,175	2013	12.5%	$1,684,423	$1,040,679	$643,744	T12 12/31/2014	15.0%	80.2%	$1,686,601	$1,084,169	$602,432	14.0%	$67,464	$534,968	12.5%
63	Stanton SS	0.3%	$920,785	$319,321	$601,464	2012	14.4%	$973,624	$306,782	$666,842	2013	15.9%	$1,070,416	$319,748	$750,668	T12 10/31/2014	17.9%	91.6%	$1,000,613	$398,729	$601,884	14.4%	$10,256	$591,628	14.1%
64	USSC 605 Cerritos	0.3%	$942,361	$340,079	$602,282	2012	15.1%	$970,003	$328,968	$641,035	2013	16.1%	$1,005,123	$305,275	$699,848	T12 10/31/2014	17.6%	81.3%	$1,005,123	$383,932	$621,190	15.6%	$9,050	$612,141	15.4%
65	The Hub Retail Center	0.3%											$470,775	$106,683	$364,092	T12 07/31/2014	9.5%	90.0%	$453,741	$122,930	$330,811	8.6%	$15,875	$314,936	8.2%
66	Santa Monica Retail	0.3%	$336,631	$32,270	$304,361	2012	8.5%	$348,663	$29,858	$318,805	2013	8.9%	$356,491	$31,722	$324,769	T12 11/26/2014	9.0%	95.00%	$381,183	$84,754	$296,429	8.2%	$11,808	$284,621	7.9%
67	Best Self Storage - Texas City	0.3%	$333,866	$214,443	$119,423	2012	3.4%	$393,239	$230,740	$162,499	2013	4.6%	$575,222	$247,505	$327,717	T12 10/31/2014	9.4%	84.9%	$595,667	$259,410	$336,257	9.6%	$6,045	$330,212	9.4%
68	Ford Plaza	0.3%	$635,927	$138,569	$497,358	2012	14.2%	$616,713	$130,020	$486,693	2013	13.9%	$646,321	$109,885	$536,437	YTD 12/31/2014	15.4%	89.5%	$612,684	$129,093	$483,591	13.8%	$46,447	$437,144	12.5%
69	Lucky Horseshoe MHC Portfolio	0.3%						$480,390	$202,362	$278,028	2013	8.4%	$486,429	$195,225	$291,204	T12 11/30/2014	8.8%	84.0%	$502,992	$186,506	$316,486	9.6%	$9,406	$307,080	9.3%
69.1	Lucky Horseshoe Mobile Home Park	0.2%						$309,510	$141,954	$167,556	2013		$322,269	$140,344	$181,925	T12 11/30/2014		79.5%	$338,220	$134,955	$203,265	9.6%	$6,784	$196,481	9.3%
69.2	Gaslite Senior Mobile Home Court	0.1%						$170,880	$60,408	$110,472	2013		$164,160	$54,881	$109,279	T12 11/30/2014		95.00%	$164,772	$51,551	$113,221	9.6%	$2,622	$110,599	9.3%
70	Gulfstream Manor MHP	0.3%	$348,739	$210,659	$138,080	2012	4.3%	$749,085	$174,455	$574,630	2013	18.0%	$804,052	$196,041	$608,011	T12 11/30/2014	19.1%	87.7%	$794,588	$222,783	$571,805	17.9%	$11,250	$560,555	17.6%
71	Suburban Extended Stay Indianapolis NE	0.3%	$1,334,419	$939,529	$394,890	2012	13.0%	$1,254,568	$920,492	$334,076	2013	11.0%	$1,294,996	$974,996	$320,000	T12 07/31/2014	10.5%	66.40%	$1,277,385	$941,780	$335,605	11.0%	$63,869	$271,736	8.9%
72	Eastgate Apartments	0.2%	$467,281	$244,671	$222,611	2012	7.4%	$516,446	$274,904	$241,542	2013	8.1%	$582,268	$297,620	$284,648	T12 12/31/2014	9.5%	94.4%	$582,292	$300,646	$281,646	9.4%	$24,000	$257,646	8.6%
73	Packwood	0.2%	$382,324	$96,279	$286,045	2012	10.6%	$349,957	$50,476	$299,481	2013	11.1%	$373,264	$87,308	$285,956	T12 08/30/2014	10.6%	95.00%	$379,946	$89,397	$290,549	10.8%	$21,440	$269,108	10.0%
74	Irwindale Self Storage	0.2%	$528,301	$181,627	$346,674	2012	13.9%	$528,305	$176,510	$351,795	2013	14.1%	$593,086	$177,218	$415,868	T12 10/31/2014	16.6%	86.61%	$569,962	$223,344	$346,618	13.9%	$3,330	$343,288	13.7%
75	Los Posados	0.2%	$185,056	$34,323	$150,733	2012	6.0%	$304,738	$62,655	$242,083	2013	9.7%	$323,425	$72,560	$250,864	T12 08/31/2014	10.0%	90.2%	$365,688	$76,467	$289,221	11.6%	$33,788	$255,433	10.2%
76	Crescent Manor MHC	0.2%	$549,720	$321,198	$228,522	2012	9.2%	$547,752	$314,643	$233,109	2013	9.4%	$545,867	$299,290	$246,576	T12 03/31/2014	10.0%	79.1%	$550,867	$293,059	$257,808	10.4%	$7,050	$250,758	10.1%
77	Bainbridge Place Apartments	0.2%						$672,263	$587,479	$84,784	2013	3.6%	$799,216	$548,448	$250,768	T12 08/31/2014	10.8%	95.00%	$876,135	$590,710	$285,425	12.3%	$27,224	$258,201	11.1%
78	Lakeside Village	0.2%	$394,371	$118,085	$276,286	2012	13.6%	$411,991	$119,018	$292,973	2013	14.4%	$436,845	$123,036	$313,809	T12 11/30/2014	15.4%	68.5%	$434,758	$167,849	$266,909	13.1%	$6,650	$260,259	12.8%
79	Ashland & Iowa MHC Portfolio	0.2%	$400,967	$158,442	$242,525	2012	12.7%	$377,992	$126,371	$251,621	2013	13.2%	$378,853	$120,810	$258,043	T12 08/31/2014	13.5%	87.1%	$393,647	$149,281	$244,366	12.8%	$5,250	$239,116	12.5%
79.1	Ashland MHC	0.1%																				12.8%			12.5%
79.2	Iowa MHC	0.0%																				12.8%			12.5%
80	Abercorn Street Apartments	0.1%	$305,126	$102,510	$202,616	2012	13.5%	$319,310	$119,374	$199,937	2013	13.4%	$338,803	$118,365	$220,437	YTD 12/31/2014	14.7%	95.0%	$328,995	$114,225	$214,770	14.3%	$8,440	$206,330	13.8%
81	Riverside Apartments	0.1%	$273,693	$118,044	$155,649	2012	11.2%	$284,197	$132,539	$151,658	2013	10.9%	$286,665	$139,511	$147,154	T12 11/30/2014	10.5%	91.50%	$304,442	$149,806	$154,636	11.1%	$16,900	$137,736	9.9%
82	4600 N. Ocean Blvd.	0.1%											$179,844	$95,150	$84,694	T8 06/30/2014 Annualized	6.7%	90.0%	$247,826	$119,786	$128,040	10.1%	$12,972	$115,068	9.1%

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

			LARGEST TENANT INFORMATION(18)(19)(20)				2ND LARGEST TENANT INFORMATION(18)(19)(20)				3RD LARGEST TENANT INFORMATION(18)(19)(20)				4TH LARGEST TENANT INFORMATION(18)(19)(20)
Loan ID	Property Name	% of Initial Pool Balance	Largest Tenant	Largest Tenant Lease Expiration	Largest Tenant NSF	Largest Tenant % of NSF	2nd Largest Tenant	2nd Largest Tenant Lease Expiration	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF	3rd Largest Tenant	3rd Largest Tenant Lease Expiration	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF	4th Largest Tenant	4th Largest Tenant Lease Expiration	4th Largest Tenant NSF	4th Largest Tenant % of NSF
1	Soho-Tribeca Grand Hotel Portfolio	9.1%
1.1	Soho Grand Hotel	6.7%
1.2	Tribeca Grand Hotel	2.4%
2	500 Fifth Avenue	8.2%	Zara USA, Inc.	2/28/2035	72,544	10.2%	W.W. Norton & Co.	7/31/2017	64,668	9.1%	Mercer, Inc.	6/14/2019	36,232	5.1%	Vince LLC	4/30/2025	33,009	4.6%
3	Courtyard Midtown East	7.1%
4	Westfield Trumbull	6.4%	Macy’s	12/31/2018	213,081	18.8%	Target	1/31/2029	194,322	17.2%	JC Penney	5/31/2017	150,547	13.3%	Lord and Taylor	1/31/2043	118,000	10.4%
5	Westfield Wheaton	3.5%	Target	2/28/2020	227,700	13.8%	JC Penney	12/31/2019	218,667	13.3%	Macy’s	1/31/2026	175,499	10.6%	Costco Wholesale	2/28/2033	152,318	9.2%
6	PFC MHC Portfolio	2.8%
6.1	Normandy Estates	0.6%
6.2	Hollywood	0.5%
6.3	Friendship Village	0.4%
6.4	Continental Village	0.3%
6.5	Country Roads	0.3%
6.6	Orange Avenue	0.2%
6.7	Ridgecrest	0.2%
6.8	Twin City	0.2%
7	Aspen San Marcos	2.8%
8	777 East 10th Street	2.6%	Andrea & Paulo Corporations	9/30/2015	5,846	6.5%	Vanilla Monkey	10/31/2015	5,096	5.7%	Miss Avenue Clothing	12/31/2015	5,056	5.7%	Art Box Jewel	11/30/2016	4,453	5.0%
9	The Boulevard at Tallahassee	2.5%
10	St. Louis Premium Outlets	2.1%	Saks Fifth Avenue Off 5th	8/31/2023	27,996	8.0%	Nike Factory Store	1/31/2019	12,000	3.4%	Under Armour	8/31/2023	9,331	2.7%	Calvin Klein	4/30/2019	8,304	2.4%
11	Threshold Multifamily Portfolio - Pool 4	2.1%
11.1	Lakewood I & II	0.6%
11.2	Autumn Park	0.6%
11.3	Arbor Glen	0.4%
11.4	Stonewood	0.3%
11.5	Ashton Woods	0.2%
12	Threshold Multifamily Portfolio - Pool 1	2.1%
12.1	Crestview	0.8%
12.2	Waters Edge	0.6%
12.3	Highland Ridge	0.5%
12.4	McLain Heights	0.1%
13	Rancho Santa Margarita Town Center	2.0%	Trader Joe’s	1/31/2017	10,826	21.7%	Wells Fargo Bank	5/31/2018	5,362	10.8%	Styles For Less	10/31/2016	3,250	6.5%	Lindora	12/31/2019	3,106	6.2%
14	Bayshore Mall	1.9%	Sears	11/30/2019	87,939	17.0%	Wal-Mart	6/3/2022	73,270	14.2%	Bed Bath & Beyond	1/31/2019	25,759	5.0%	Ross Dress for Less	1/31/2020	25,657	5.0%
15	2000 Bering	1.8%	Texas American Title Company	3/13/2020	32,142	16.7%	American Title Company of Houston	3/13/2020	20,071	10.4%	EMS USA Holdings, Inc.	6/30/2018	20,070	10.4%	Reasoning Mind, Inc.	9/30/2019	19,967	10.4%
16	University Plaza	1.7%	Burlington Coat Factory Warehouse	9/30/2016	80,000	32.3%	Acme	2/28/2019	50,571	20.4%	Sears Outlet Stores, LLC	10/31/2023	29,386	11.9%	Harbor Freight Tools USA	8/31/2020	15,000	6.1%
17	The Landing	1.7%	The Vons Companies, Inc	6/30/2031	27,723	62.6%	JP Morgan Chase	7/31/2031	3,994	9.0%	Bamwest LLC	10/31/2016	2,375	5.4%	Gina’s Pizzeria, Inc	8/31/2021	2,083	4.7%
18	Diamond Lakes Apts	1.6%
19	Franklin Management Portfolio	1.6%
19.1	Grassy Creek MHC	0.6%
19.2	Bullocks MHC	0.5%
19.3	Hollins MHC	0.2%
19.4	Shattalon MHC	0.2%
19.5	Riverland MHC	0.1%
20	Holiday Inn - La Mirada	1.6%
21	Sunrise Bluffs Apartments	1.5%
22	Best Self Storage Portfolio	1.5%
22.1	Dickinson	0.3%
22.2	Victoria	0.3%
22.3	Aransas Pass	0.3%
22.4	Kingsville	0.3%
22.5	Nacogdoches	0.2%
23	Cranbrook Multifamily Portfolio	1.4%
23.1	Timbers of Cranbrook	0.7%
23.2	Monticello on Cranbrook	0.7%
24	Villa Sierra	1.2%
25	Waterford Wedgwood Warehouse	1.1%	Wedgwood	11/30/2023	277,806	100.0%
26	Courtyard by Marriott New Albany	1.1%
27	Santa Clarita Industrial Portfolio	1.0%
27.1	26320 Diamond Place	0.3%	MJ Starlite Inc	8/31/2019	8,214	27.1%	Chris Morton & Judy Azar (MPT LCC)	6/30/2017	5,214	17.2%	World Mission Society, Church of God	7/31/2018	5,189	17.1%	Tsquared	4/30/2016	4,664	15.4%
27.2	26330 Diamond Place	0.3%	Nabers Stone	08/01/2019	5,290	18.0%	Calrec Audio	10/31/2015	4,248	14.4%	5 To 1 Studios Inc	7/31/2016	3,460	11.8%	Telpower	5/31/2017	2,153	7.3%
27.3	26306 Ferry Court	0.2%	Warrior Fitness Camp Inc	12/31/2018	13,007	65.0%	Salazar Construction	4/30/2028	5,172	25.8%	Lean Meals Inc.	8/1/2015	1,840	9.2%
27.4	26346 Ferry Court	0.1%	Top Out Climbing	08/31/2017	11,553	64.8%	Selltech	1/31/2017	6,263	35.2%
28	Cross Creek at Camelot Apartments	1.0%
29	Shoppes at Eagles’ Landing	1.0%	Kohl’s	12/31/2022	55,000	55.1%	Wehrenberg Theatre	12/31/2028	23,258	23.3%	CVS Pharmacy	1/31/2038	14,976	15.0%	Buffalo Wild Wings	4/30/2024	6,500	6.5%
30	Briarwood	1.0%
31	Homewood Suites - Macon, GA	0.9%
32	Falls of Dairy Ashford	0.9%
33	Grand River Plaza	0.9%	Elder-Beerman	1/31/2018	72,873	33.0%	Dunham’s Sports	1/31/2017	44,500	20.2%	Big Lots	1/31/2021	29,674	13.4%	TJ Maxx	5/31/2017	28,297	12.8%
34	Jabara Portfolio	0.8%
34.1	Jabara Multifamily	0.4%	NAP	NAP	NAP		NAP	NAP	NAP		NAP	NAP	NAP		NAP	NAP	NAP
34.2	2220 University Avenue	0.2%	Mobilitie, LLC	1/31/2019	11,600	100.0%	NAP	NAP	NAP		NAP	NAP	NAP		NAP	NAP	NAP
34.3	1500 West Balboa	0.1%	Paddle Power	10/31/2019	1,571	30.3%	Villa Real Estate	1/31/2017	1,038	20.0%	Legacy Private	11/30/2015	784	15.1%	Bill Feeney	2/28/2015	495	9.5%
34.4	509 31st Street	0.1%	Velvet Hanger	12/31/2017	600	26.6%	Shampoo	8/14/2015	559	24.7%	Tristan Harris & Amanda Fallon	6/30/2015	550	24.3%	Nathan Rosquist & Phoebe Jevtovic	6/30/2015	550	24.3%
35	Market Center at CitiPlace	0.8%	Barnes & Noble Superstores, Inc.	1/31/2017	34,325	43.8%	Vignette Findings, LLC	4/30/2018	5,600	7.1%	Corporate Brewhouse	7/31/2019	5,570	7.1%	CR Corporate, L.L.C.	6/23/2015	5,250	6.7%
36	Northfield Estates	0.8%

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

			LARGEST TENANT INFORMATION(18)(19)(20)				2ND LARGEST TENANT INFORMATION(18)(19)(20)				3RD LARGEST TENANT INFORMATION(18)(19)(20)				4TH LARGEST TENANT INFORMATION(18)(19)(20)
Loan ID	Property Name	% of Initial Pool Balance	Largest Tenant	Largest Tenant Lease Expiration	Largest Tenant NSF	Largest Tenant % of NSF	2nd Largest Tenant	2nd Largest Tenant Lease Expiration	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF	3rd Largest Tenant	3rd Largest Tenant Lease Expiration	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF	4th Largest Tenant	4th Largest Tenant Lease Expiration	4th Largest Tenant NSF	4th Largest Tenant % of NSF
37	300 N. Vista	0.7%
38	Hilton Garden Inn Lithonia	0.7%
39	Candlewood Suites Louisville Airport	0.7%
40	Piccadilly Apartments	0.7%
41	Overlake Office	0.7%	MAQ Software, Inc	9/30/2015	10,528	21.2%	User Research International	10/31/2015	3,786	7.6%	Hardcore Personal Training Systems, Inc.	7/31/2017	3,493	7.0%	A Smiling Heart Dentistry	9/30/2023	3,345	6.7%
42	Candlewood Suites Indianapolis NE	0.6%
43	Bedford Hills MHP	0.6%
44	Trails of Windfern	0.6%
45	Osprey Landings	0.6%
46	Colony House	0.5%
47	Hampton Inn Lincoln South Heritage Park	0.5%
48	Hampton Inn - Canton, GA	0.5%
49	Captain’s Cove	0.5%
50	Lowes - Timonium	0.5%	Lowe’s	1/3/2020	154,413	100.0%	NAP	NAP	NAP		NAP	NAP	NAP		NAP	NAP	NAP
51	Suburban Extended Stay Clarksville, IN	0.5%
52	Walgreens - Beaverton	0.5%	Walgreens	2/28/2088	14,550	100.0%
53	Heritage at Canyon Pointe	0.5%
54	Ontario Marketplace	0.4%	Famous Footwear	7/31/2019	5,167	13.8%	Maurice’s	10/31/2019	4,500	12.0%	Rue 21	01/31/2016	4,200	11.2%	The Children’s Place	1/31/2022	4,050	10.8%
55	8100 Jarvis	0.4%	Neato Robotics, Inc.	6/30/2019	24,530	49.3%	Staples Contract & Co	10/31/2019	19,507	39.2%	NAP	NAP	NAP		NAP	NAP	NAP
56	Stage Road Commons	0.4%	Hobby Lobby	7/31/2019	56,640	72.1%	NY Suit Exchange	9/30/2016	21,970	27.9%	NAP	NAP	NAP		NAP	NAP	NAP
57	Palo Center	0.4%	Evelin M. Melendez	3/31/2016	2,460	10.6%	Stage Music Academy	7/31/2018	1,984	8.5%	Del Taco	11/30/2020	1,924	8.3%	Savvy Escrow Works, Inc.	9/30/2017	1,586	6.8%
58	Point West Apartments	0.4%
59	Six Columbus Center	0.4%	Town Center Pediatrics	8/31/2024	8,878	30.7%	University of Phoenix	5/31/2019	6,760	23.4%	Pond & Company	7/31/2020	5,490	19.0%	StellarOne Bank	6/30/2022	5,441	18.8%
60	1411 Harbor Bay Parkway	0.4%	Penumbra	11/30/2029	28,317	100.0%
61	Rogers Alley	0.4%	Dos Perros	8/31/2021	4,148	14.5%	Bull City Burger	2/28/2016	3,614	12.7%	On Track Technologies	5/31/2015	3,285	11.5%	SunTrust Bank	5/31/2024	3,238	11.3%
62	Hampton Inn Madison	0.4%
63	Stanton SS	0.3%
64	USSC 605 Cerritos	0.3%
65	The Hub Retail Center	0.3%	Citi Financial #050639	10/31/2016	3,100	24.4%	Chow Pho	11/30/2017	2,200	17.3%	Pick Up Stix	7/31/2015	2,000	15.7%	Kingsly Dentistry	2/29/2020	1,800	14.2%
66	Santa Monica Retail	0.3%	Sprinkles Ice Cream & Sprinkles Cupcake	10/31/2016	1,938	75.0%	Psychic Gallery	10/31/2017	646	25.0%
67	Best Self Storage - Texas City	0.3%
68	Ford Plaza	0.3%	La Napolera	1/31/2019	5,487	11.2%	Southern Wine & Spirits	12/31/2015	4,000	8.2%	Beijing House III	9/30/2015	3,300	6.7%	Dental Wellness Center	12/31/2018	2,810	5.7%
69	Lucky Horseshoe MHC Portfolio	0.3%
69.1	Lucky Horseshoe Mobile Home Park	0.2%
69.2	Gaslite Senior Mobile Home Court	0.1%
70	Gulfstream Manor MHP	0.3%
71	Suburban Extended Stay Indianapolis NE	0.3%
72	Eastgate Apartments	0.2%
73	Packwood	0.2%	Pier 1 Imports	2/29/2020	11,095	72.4%	Edible Arrangements	4/30/2019	2,111	13.8%	Espi’s Kids	12/31/2016	2,109	13.8%
74	Irwindale Self Storage	0.2%
75	Los Posados	0.2%	Anytime Fitness	9/30/2021	5,600	21.4%	Toto’s Inc.	7/31/2017	3,085	11.8%	Radio Shack Corp #01	1/31/2016	2,000	7.6%	Boulder Pit Stop	1/31/2020	2,000	7.6%
76	Crescent Manor MHC	0.2%
77	Bainbridge Place Apartments	0.2%
78	Lakeside Village	0.2%
79	Ashland & Iowa MHC Portfolio	0.2%
79.1	Ashland MHC	0.1%
79.2	Iowa MHC	0.0%
80	Abercorn Street Apartments	0.1%
81	Riverside Apartments	0.1%
82	4600 N. Ocean Blvd.	0.1%	Hinman, Howard & Kattell, LLP	1/31/2019	7,095	62.9%	Dr. Chapman	8/31/2022	2,000	17.7%	Restaurant Holdings, Inc.	6/30/2021	1,535	13.6%	Florida Coalition For Preservation	3/31/2015	650	5.8%

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

			5TH LARGEST TENANT INFORMATION(18)(19)(20)				MORTGAGE LOAN RESERVE INFORMATION(21)(22)(23)
Loan ID	Property Name	% of Initial Pool Balance	5th Largest Tenant	5th Largest Tenant Lease Expiration	5th Largest Tenant NSF	5th Largest Tenant % of NSF	Upfront Replacement Reserves	Monthly Replacement Reserves
1	Soho-Tribeca Grand Hotel Portfolio	9.1%						4% of the total gross revenue for the calendar month that is 2 calendar month prior
1.1	Soho Grand Hotel	6.7%
1.2	Tribeca Grand Hotel	2.4%
2	500 Fifth Avenue	8.2%	Lankler Siffert & Wohl	5/31/2023	27,500	3.9%		Springing
3	Courtyard Midtown East	7.1%						4% of the total gross revenue for the calendar month
4	Westfield Trumbull	6.4%	L.A. Fitness	3/20/2027	39,151	3.5%		Springing
5	Westfield Wheaton	3.5%	Giant Food	10/31/2028	58,800	3.6%		Springing
6	PFC MHC Portfolio	2.8%					$6,304	$6,304
6.1	Normandy Estates	0.6%
6.2	Hollywood	0.5%
6.3	Friendship Village	0.4%
6.4	Continental Village	0.3%
6.5	Country Roads	0.3%
6.6	Orange Avenue	0.2%
6.7	Ridgecrest	0.2%
6.8	Twin City	0.2%
7	Aspen San Marcos	2.8%						$6,233
8	777 East 10th Street	2.6%	Fashionomics	2/28/2016	4,347	4.9%		$1,870
9	The Boulevard at Tallahassee	2.5%						$7,700
10	St. Louis Premium Outlets	2.1%	Coach	1/31/2024	8,000	2.3%		Springing
11	Threshold Multifamily Portfolio - Pool 4	2.1%						$11,917
11.1	Lakewood I & II	0.6%
11.2	Autumn Park	0.6%
11.3	Arbor Glen	0.4%
11.4	Stonewood	0.3%
11.5	Ashton Woods	0.2%
12	Threshold Multifamily Portfolio - Pool 1	2.1%						$10,833
12.1	Crestview	0.8%
12.2	Waters Edge	0.6%
12.3	Highland Ridge	0.5%
12.4	McLain Heights	0.1%
13	Rancho Santa Margarita Town Center	2.0%	Panera Bread	4/22/2023	3,100	6.2%		$996
14	Bayshore Mall	1.9%	T.J. Maxx	8/31/2023	21,098	4.1%	$9,844	$9,844
15	2000 Bering	1.8%	The United States Of America (US Army Corps of Engineers)	12/31/2015	19,075	9.9%		$3,204
16	University Plaza	1.7%	Walgreens	5/31/2017	13,125	5.3%		$4,123
17	The Landing	1.7%	Crowburger, Inc	7/31/2021	1,876	4.2%		$534
18	Diamond Lakes Apts	1.6%					$7,800	$7,800
19	Franklin Management Portfolio	1.6%					$101,500	$2,938
19.1	Grassy Creek MHC	0.6%
19.2	Bullocks MHC	0.5%
19.3	Hollins MHC	0.2%
19.4	Shattalon MHC	0.2%
19.5	Riverland MHC	0.1%
20	Holiday Inn - La Mirada	1.6%						Springing
21	Sunrise Bluffs Apartments	1.5%						$9,550
22	Best Self Storage Portfolio	1.5%						$2,698
22.1	Dickinson	0.3%
22.2	Victoria	0.3%
22.3	Aransas Pass	0.3%
22.4	Kingsville	0.3%
22.5	Nacogdoches	0.2%
23	Cranbrook Multifamily Portfolio	1.4%					$9,958	$9,958
23.1	Timbers of Cranbrook	0.7%
23.2	Monticello on Cranbrook	0.7%
24	Villa Sierra	1.2%					$7,000	$7,000
25	Waterford Wedgwood Warehouse	1.1%						$2,315
26	Courtyard by Marriott New Albany	1.1%						5% of total gross revenues
27	Santa Clarita Industrial Portfolio	1.0%						$813
27.1	26320 Diamond Place	0.3%	Red Scorpion LED’s	7/31/2017	2,332	7.7%
27.2	26330 Diamond Place	0.3%	Catherine Rose E. Manuel MD, Inc.	1/31/2019	2,153	7.3%
27.3	26306 Ferry Court	0.2%
27.4	26346 Ferry Court	0.1%
28	Cross Creek at Camelot Apartments	1.0%						$6,625
29	Shoppes at Eagles’ Landing	1.0%						$831
30	Briarwood	1.0%						$7,101
31	Homewood Suites - Macon, GA	0.9%					$10,663
Greater of: (1) 4% of the annual rent of the property for the previous 12 month period (2) the monthly amount required to be reserved under the Franchise Agreement for FF&E Replacement but excluding any PIP amounts (3) initially $10,662.80 a month

32	Falls of Dairy Ashford	0.9%						$4,625
33	Grand River Plaza	0.9%	Perfect Edge Hockey	MTM	5,000	2.3%		$4,783
34	Jabara Portfolio	0.8%						$920
34.1	Jabara Multifamily	0.4%	NAP	NAP	NAP
34.2	2220 University Avenue	0.2%	NAP	NAP	NAP
34.3	1500 West Balboa	0.1%	John Bibb	10/31/2015	187	3.6%
34.4	509 31st Street	0.1%	NAP	NAP	NAP
35	Market Center at CitiPlace	0.8%	Deli Management, Inc.	7/23/2020	4,772	6.1%		$1,306
36	Northfield Estates	0.8%					$2,700	$2,700

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

			5TH LARGEST TENANT INFORMATION(18)(19)(20)				MORTGAGE LOAN RESERVE INFORMATION(21)(22)(23)
Loan ID	Property Name	% of Initial Pool Balance	5th Largest Tenant	5th Largest Tenant Lease Expiration	5th Largest Tenant NSF	5th Largest Tenant % of NSF	Upfront Replacement Reserves	Monthly Replacement Reserves
37	300 N. Vista	0.7%						$6,783
38	Hilton Garden Inn Lithonia	0.7%					$10,662
Greater of: (1) 4% of the annual rent of the property for the previous 12 month period (2) the monthly amount required to be reserved under the Franchise Agreement for FF&E Replacement but excluding any PIP amounts (3) initially $10,662.33 a month

39	Candlewood Suites Louisville Airport	0.7%						Greater of: 2% of the annual rent during first year, 3% of the annual rent during second year, 4% of the annual rent thereafter or monthly amount required pursuant to franchise agreement
40	Piccadilly Apartments	0.7%						$6,747
41	Overlake Office	0.7%	Asclepius, Inc.	9/30/2017	2,872	5.8%		$1,445
42	Candlewood Suites Indianapolis NE	0.6%						Greater of: 2% of the annual rent during first year, 3% of the annual rent during second year, 4% of the annual rent thereafter or monthly amount required pursuant to franchise agreement
43	Bedford Hills MHP	0.6%					$1,413	$1,413
44	Trails of Windfern	0.6%						$6,000
45	Osprey Landings	0.6%						$3,114
46	Colony House	0.5%						$2,269
47	Hampton Inn Lincoln South Heritage Park	0.5%						1/12 of 4% of Gross Revenue
48	Hampton Inn - Canton, GA	0.5%					$6,955
Greater of: (1) 4% of the annual rent of the property for the previous 12 month period (2) the monthly amount required to be reserved under the Franchise Agreement for FF&E Replacement but excluding any PIP amounts (3) initially $6,954.50 a month

49	Captain’s Cove	0.5%						$938
50	Lowes - Timonium	0.5%	NAP	NAP	NAP			Springing
51	Suburban Extended Stay Clarksville, IN	0.5%						Greater of: 2% of the annual rent during first year, 3% of the annual rent during second year, 4% of the annual rent thereafter or monthly amount required pursuant to franchise agreement
52	Walgreens - Beaverton	0.5%
53	Heritage at Canyon Pointe	0.5%
54	Ontario Marketplace	0.4%	Payless Shoesource	12/31/2018	3,000	8.0%		$626
55	8100 Jarvis	0.4%	NAP	NAP	NAP			$622
56	Stage Road Commons	0.4%	NAP	NAP	NAP			$983
57	Palo Center	0.4%	Newton Chiropractic, Inc.	9/30/2018	1,520	6.5%		$646
58	Point West Apartments	0.4%						$4,205
59	Six Columbus Center	0.4%	H&R Block	4/30/2020	2,350	8.1%		$361
60	1411 Harbor Bay Parkway	0.4%						Springing
61	Rogers Alley	0.4%	Intersouth Partners	9/30/2016	3,126	10.9%		$357
62	Hampton Inn Madison	0.4%						1/12 of 4% of Gross Revenue
63	Stanton SS	0.3%
64	USSC 605 Cerritos	0.3%
65	The Hub Retail Center	0.3%	Maui Hawaiian BBQ	9/30/2019	1,500	11.8%		$265
66	Santa Monica Retail	0.3%						$43
67	Best Self Storage - Texas City	0.3%						$504
68	Ford Plaza	0.3%	RHB Dry Cleaners	12/31/2018	2,735	5.6%	$19,556	Springing
69	Lucky Horseshoe MHC Portfolio	0.3%						$784
69.1	Lucky Horseshoe Mobile Home Park	0.2%
69.2	Gaslite Senior Mobile Home Court	0.1%
70	Gulfstream Manor MHP	0.3%					$938	$938
71	Suburban Extended Stay Indianapolis NE	0.3%
Greater of: (1) 4% of the annual rent of the property for the previous 12 month period (2) the monthly amount required to be reserved under the Franchise Agreement for FF&E Replacement but excluding any PIP amounts (3) initially $5,322.42 a month

72	Eastgate Apartments	0.2%						$2,333
73	Packwood	0.2%					$191	$191
74	Irwindale Self Storage	0.2%
75	Los Posados	0.2%	Huxford Dental, Ltd.	10/31/2020	1,780	6.8%		$1,353
76	Crescent Manor MHC	0.2%					$588	$588
77	Bainbridge Place Apartments	0.2%						$2,269
78	Lakeside Village	0.2%					$554	$554
79	Ashland & Iowa MHC Portfolio	0.2%					$408	$408
79.1	Ashland MHC	0.1%
79.2	Iowa MHC	0.0%
80	Abercorn Street Apartments	0.1%					$16,880	Springing
81	Riverside Apartments	0.1%						$1,408
82	4600 N. Ocean Blvd.	0.1%	NAP	NAP	NAP			$141

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

			MORTGAGE LOAN RESERVE INFORMATION(21)(22)(23)
Loan ID	Property Name	% of Initial Pool Balance	Replacement Reserve Cap	Upfront TI/LC Reserves	Monthly TI/LC Reserves	TI/LC Reserve Cap	Upfront Tax Reserves	Monthly Tax Reserves	Upfront Insurance Reserves	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve	Upfront Debt Service Reserves	Monthly Debt Service Reserves	Upfront Environmental Reserves	Initial Other Reserves	Initial Other Reserves Description	Ongoing Other Reserves
1	Soho-Tribeca Grand Hotel Portfolio	9.1%					$2,732,258	$546,452		Springing	$225,068				$1,500,000	Seasonality Reserve	Springing
1.1	Soho Grand Hotel	6.7%
1.2	Tribeca Grand Hotel	2.4%
2	500 Fifth Avenue	8.2%			Springing			Springing		Springing	$413				$16,028,841	Unfunded Obligations Reserve
3	Courtyard Midtown East	7.1%					$419,059	$259,429		Springing					$120,000	Seasonality Reserve	$60,000
4	Westfield Trumbull	6.4%	$106,812		Springing	$667,608		Springing		Springing
5	Westfield Wheaton	3.5%	$208,872		Springing	$1,392,492		Springing		Springing
6	PFC MHC Portfolio	2.8%					$483,688	$40,307	$30,134	$15,067	$9,094				$10,010,060	WDO Repair Reserve ($10,060); Credit Enhancement Reserve ($10,000,000)
6.1	Normandy Estates	0.6%
6.2	Hollywood	0.5%
6.3	Friendship Village	0.4%
6.4	Continental Village	0.3%
6.5	Country Roads	0.3%
6.6	Orange Avenue	0.2%
6.7	Ridgecrest	0.2%
6.8	Twin City	0.2%
7	Aspen San Marcos	2.8%					$248,316	$62,079	$31,354	$7,840
8	777 East 10th Street	2.6%	$112,200		$6,433	$385,972	$137,642	$27,528	$15,308	$2,187
9	The Boulevard at Tallahassee	2.5%					$47,620	$23,810	$48,859	$24,429
10	St. Louis Premium Outlets	2.1%	$210,877		Springing	$1,054,386		Springing		Springing
11	Threshold Multifamily Portfolio - Pool 4	2.1%					$297,918	$27,083	$59,522	$6,614	$84,563
11.1	Lakewood I & II	0.6%
11.2	Autumn Park	0.6%
11.3	Arbor Glen	0.4%
11.4	Stonewood	0.3%
11.5	Ashton Woods	0.2%
12	Threshold Multifamily Portfolio - Pool 1	2.1%					$226,145	$20,559	$54,623	$6,069	$43,363
12.1	Crestview	0.8%
12.2	Waters Edge	0.6%
12.3	Highland Ridge	0.5%
12.4	McLain Heights	0.1%
13	Rancho Santa Margarita Town Center	2.0%	$35,873	$89,289	$4,152	$150,000	$180,055	$23,895	$8,411	$1,682					$116,305	Free Rent Reserve
14	Bayshore Mall	1.9%	$236,259	$14,696	$14,696	$176,356	$43,588	$7,072		Springing	$1,210				$2,472,461	Unfunded Obligations Reserve
15	2000 Bering	1.8%			$25,000	$500,000		$41,732		Springing
16	University Plaza	1.7%		$200,000	$12,500	$500,000	$96,444	$19,289	$32,491	$8,123	$207,250			$10,000
17	The Landing	1.7%	$19,930		$1,845	$66,434	$162,186	$32,437	$6,276	$1,569	$938
18	Diamond Lakes Apts	1.6%					$171,939	$14,328	$159,483	$13,290	$7,000
19	Franklin Management Portfolio	1.6%					$33,898	$11,299	$16,479	$1,648	$124,188
19.1	Grassy Creek MHC	0.6%
19.2	Bullocks MHC	0.5%
19.3	Hollins MHC	0.2%
19.4	Shattalon MHC	0.2%
19.5	Riverland MHC	0.1%
20	Holiday Inn - La Mirada	1.6%					$19,259	$22,469	$85,173	$9,464					$2,500,000	PIP Reserve	$47,917
21	Sunrise Bluffs Apartments	1.5%					$72,964	$36,482	$57,282	$11,456	$12,500
22	Best Self Storage Portfolio	1.5%					$18,736	$18,736		Springing	$106,475
22.1	Dickinson	0.3%
22.2	Victoria	0.3%
22.3	Aransas Pass	0.3%
22.4	Kingsville	0.3%
22.5	Nacogdoches	0.2%
23	Cranbrook Multifamily Portfolio	1.4%					$210,808	$23,423	$124,323	$22,394
23.1	Timbers of Cranbrook	0.7%
23.2	Monticello on Cranbrook	0.7%
24	Villa Sierra	1.2%					$214,390	$23,821	$113,128	$10,284	$3,500
25	Waterford Wedgwood Warehouse	1.1%	$150,000		$6,251	$300,000		$21,471		Springing	$93,408						Springing
26	Courtyard by Marriott New Albany	1.1%	$1,500,000				$14,156	$14,156	$4,498	$1,499
27	Santa Clarita Industrial Portfolio	1.0%			$15,833	$570,000	$53,021	$10,604		$1,393							1/12 of the condo assessments due for the next year
27.1	26320 Diamond Place	0.3%
27.2	26330 Diamond Place	0.3%
27.3	26306 Ferry Court	0.2%
27.4	26346 Ferry Court	0.1%
28	Cross Creek at Camelot Apartments	1.0%						$12,313	$22,836	$3,805	$65,900
29	Shoppes at Eagles’ Landing	1.0%			Springing	$250,000	$12,756	Springing	$41,012	Springing
30	Briarwood	1.0%					$21,225	$10,612	$26,106	$3,729	$48,500
31	Homewood Suites - Macon, GA	0.9%					$17,090	$8,545	$4,564	$4,564
32	Falls of Dairy Ashford	0.9%					$11,704	$11,704	$30,979	$7,147
33	Grand River Plaza	0.9%			$9,613		$49,514	$16,505	$15,194	$5,065	$352,521			$543,706			Springing
34	Jabara Portfolio	0.8%			$1,495		$77,491	$15,498	$11,757	$2,939	$3,344
34.1	Jabara Multifamily	0.4%
34.2	2220 University Avenue	0.2%
34.3	1500 West Balboa	0.1%
34.4	509 31st Street	0.1%
35	Market Center at CitiPlace	0.8%	$75,000	$400,000	$5,942		$139,426	$11,619	$83,959	$9,329					$69,797	Free Rent Reserve	Springing
36	Northfield Estates	0.8%					$153,760	$33,467	$8,999	$1,800	$34,896

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

			MORTGAGE LOAN RESERVE INFORMATION(21)(22)(23)
Loan ID	Property Name	% of Initial Pool Balance	Replacement Reserve Cap	Upfront TI/LC Reserves	Monthly TI/LC Reserves	TI/LC Reserve Cap	Upfront Tax Reserves	Monthly Tax Reserves	Upfront Insurance Reserves	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve	Upfront Debt Service Reserves	Monthly Debt Service Reserves	Upfront Environmental Reserves	Initial Other Reserves	Initial Other Reserves Description	Ongoing Other Reserves
37	300 N. Vista	0.7%					$16,393	$16,393	$20,797	$10,399
38	Hilton Garden Inn Lithonia	0.7%					$41,046	$10,261	$25,962	$2,596							Springing
39	Candlewood Suites Louisville Airport	0.7%					$37,941	$3,794	$13,900	$2,022	$10,813				$1,527,964	PIP Reserve
40	Piccadilly Apartments	0.7%	$323,856				$25,528	$12,764	$64,251	$6,425	$630,815
41	Overlake Office	0.7%		$229,606	$4,130		$35,225	$5,871	$4,333	$2,167	$25,625
42	Candlewood Suites Indianapolis NE	0.6%					$72,188	$11,627	$14,122	$2,055	$5,094				$1,800,359	PIP Reserve
43	Bedford Hills MHP	0.6%					$10,080	$5,040	$3,016	$1,005
44	Trails of Windfern	0.6%					$178,854	$17,885	$73,174	$10,453	$25,000
45	Osprey Landings	0.6%					$50,623	$7,232	$20,992	$3,499	$21,875
46	Colony House	0.5%					$3,464	$3,464	$66,534	$9,505	$120,000
47	Hampton Inn Lincoln South Heritage Park	0.5%					$22,642	$5,661	$7,376	$2,459							Springing
48	Hampton Inn - Canton, GA	0.5%					$5,762	$5,762	$27,648	$2,513	$3,125				$50,000	Seasonality Reserve	Springing
49	Captain’s Cove	0.5%					$4,079	$4,079	$5,221	$2,611
50	Lowes - Timonium	0.5%			$3,217			Springing		Springing
51	Suburban Extended Stay Clarksville, IN	0.5%						$7,449		$1,687					$376,051	PIP Reserve
52	Walgreens - Beaverton	0.5%						Springing		Springing	$10,000
53	Heritage at Canyon Pointe	0.5%					$21,470	$10,735	$2,849	$1,425
54	Ontario Marketplace	0.4%	$22,539	$133,000	Springing	$133,000	$9,124	$4,562	$3,788	$947							Springing
55	8100 Jarvis	0.4%			$4,146		$57,000	$9,500	$388	$388	$4,125						Springing
56	Stage Road Commons	0.4%			$6,551	$160,000	$78,167	$11,168	$2,000	$2,000	$106,575						Springing
57	Palo Center	0.4%		$133,721	$1,941	$50,000	$13,783	$4,687	$8,420	$702	$30,250				$93,750	SVE O&M Reserve
58	Point West Apartments	0.4%	$201,840				$17,037	$8,519	$82,252	$8,225	$595,250
59	Six Columbus Center	0.4%			$2,410	$75,000	$21,450	$3,575	$942	$942	$10,813						Springing
60	1411 Harbor Bay Parkway	0.4%			Springing		$23,726	$4,745	$6,575	$3,287	$7,188
61	Rogers Alley	0.4%		$150,000	$2,380		$2,346	$2,346	$760	$760	$4,375
62	Hampton Inn Madison	0.4%					$4,419	$2,210	$31,176	$2,598					$1,025,000	Quality Assurance Reserve (25,000); PIP Reserve (1,000,000)	Springing
63	Stanton SS	0.3%						Springing		Springing
64	USSC 605 Cerritos	0.3%
65	The Hub Retail Center	0.3%			$1,058		$21,382	$3,564	$2,376	$424	$7,813
66	Santa Monica Retail	0.3%			$924	$25,500	$6,991	$1,748	$2,008	$287							Springing
67	Best Self Storage - Texas City	0.3%					$3,069	$3,069		Springing
68	Ford Plaza	0.3%	$19,556	$50,000	Springing	$50,000	$7,571	$2,524	$10,988	$1,099							Springing
69	Lucky Horseshoe MHC Portfolio	0.3%					$22,539	$5,635		$925	$61,812			$15,000
69.1	Lucky Horseshoe Mobile Home Park	0.2%
69.2	Gaslite Senior Mobile Home Court	0.1%
70	Gulfstream Manor MHP	0.3%					$1,921	$1,921	$9,424	$4,712	$20,306			$1,000
71	Suburban Extended Stay Indianapolis NE	0.3%					$43,697	$7,283	$11,715	$1,704	$331,503
72	Eastgate Apartments	0.2%						$5,007	$13,278	$1,897					$32,000	Seasonality Reserve	Springing
73	Packwood	0.2%		$22,845	$1,595	$90,000	$16,365	$3,273	$5,424	$493	$1,533						Springing
74	Irwindale Self Storage	0.2%
75	Los Posados	0.2%			$2,183		$5,500	$1,375	$571	$571	$63,725				$35,500	Radioshack Early Termination Reserve (25,000); Free Rent Reserve (10,500)
76	Crescent Manor MHC	0.2%					$14,088	$2,818	$5,561	$1,112	$7,188
77	Bainbridge Place Apartments	0.2%					$17,834	$3,567	$2,576	$2,576
78	Lakeside Village	0.2%					$22,337	$2,692	$1,310	$437	$7,500				$256,823	Electricial System Upgrade Reserve
79	Ashland & Iowa MHC Portfolio	0.2%					$23,817	$1,832	$3,018	$1,006				$1,465
79.1	Ashland MHC	0.1%
79.2	Iowa MHC	0.0%
80	Abercorn Street Apartments	0.1%	$16,880				$5,393	$1,798	$11,624	$1,661							Springing
81	Riverside Apartments	0.1%					$4,173	$2,086		$3,533	$28,188
82	4600 N. Ocean Blvd.	0.1%		$31,490	$940	$33,840	$36,037	$3,604	$3,175	$454					$150,000	Restaurant Holdings Reserve

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

			MORTGAGE LOAN RESERVE INFORMATION(21)(22)(23)		THIRD PARTY REPORTS
Loan ID	Property Name	% of Initial Pool Balance	Ongoing Other Reserves Description	Other Reserves Cap	Appraisal Report Date	Environmental Phase I Report Date	Phase II Performed	Engineering Report Date	Seismic Zone (Y/N)	Seismic Report Date	PML %
1	Soho-Tribeca Grand Hotel Portfolio	9.1%	Seasonality Reserve - September and October $600,000 monthly, November and December $300,000 monthly		10/9/2014	10/24/2014		10/24/2014	N		NAP
1.1	Soho Grand Hotel	6.7%			10/9/2014	10/24/2014		10/24/2014	N		NAP
1.2	Tribeca Grand Hotel	2.4%			10/9/2014	10/24/2014		10/24/2014	N		NAP
2	500 Fifth Avenue	8.2%			8/13/2014	8/20/2014		8/19/2014	N		NAP
3	Courtyard Midtown East	7.1%	Seasonality Reserve Monthly on September to December 2014		06/10/2014	6/13/2014		6/13/2014	N		NAP
4	Westfield Trumbull	6.4%			11/30/2014	1/22/2015		12/01/2014	N		NAP
5	Westfield Wheaton	3.5%			11/29/2014	1/12/2015		1/12/2015	N		NAP
6	PFC MHC Portfolio	2.8%			Various	Various		Various	N		NAP
6.1	Normandy Estates	0.6%			8/12/2014	8/18/2014		8/18/2014	N		NAP
6.2	Hollywood	0.5%			07/08/2014	7/14/2014		7/11/2014	N		NAP
6.3	Friendship Village	0.4%			07/08/2014	7/16/2014		7/15/2014	N		NAP
6.4	Continental Village	0.3%			08/12/2014	8/18/2014		8/18/2014	N		NAP
6.5	Country Roads	0.3%			08/12/2014	8/18/2014		8/18/2014	N		NAP
6.6	Orange Avenue	0.2%			07/08/2014	7/15/2014		7/11/2014	N		NAP
6.7	Ridgecrest	0.2%			08/12/2014	8/18/2014		8/18/2014	N		NAP
6.8	Twin City	0.2%			07/08/2014	7/14/2014		7/11/2014	N		NAP
7	Aspen San Marcos	2.8%			11/18/2014	11/26/2014		11/26/2014	N		NAP
8	777 East 10th Street	2.6%			8/8/2014	12/1/2014		12/1/2014	Y	12/1/2014	11.0%
9	The Boulevard at Tallahassee	2.5%			11/22/2014	10/10/2014		10/10/2014	N		NAP
10	St. Louis Premium Outlets	2.1%			8/18/2014	8/25/2014		8/25/2014	N		NAP
11	Threshold Multifamily Portfolio - Pool 4	2.1%			Various	8/6/2014		8/6/2014	N		NAP
11.1	Lakewood I & II	0.6%			8/1/2014	8/6/2014		8/6/2014	N		NAP
11.2	Autumn Park	0.6%			07/30/2014	8/6/2014		8/6/2014	N		NAP
11.3	Arbor Glen	0.4%			07/30/2014	8/6/2014		8/6/2014	N		NAP
11.4	Stonewood	0.3%			08/01/2014	8/6/2014		8/6/2014	N		NAP
11.5	Ashton Woods	0.2%			08/01/2014	8/6/2014		8/7/2014	N		NAP
12	Threshold Multifamily Portfolio - Pool 1	2.1%			Various	8/6/2014		8/6/2014	N		NAP
12.1	Crestview	0.8%			07/30/2014	8/6/2014		8/6/2014	N		NAP
12.2	Waters Edge	0.6%			07/30/2014	8/6/2014		8/6/2014	N		NAP
12.3	Highland Ridge	0.5%			07/31/2014	8/6/2014		8/6/2014	N		NAP
12.4	McLain Heights	0.1%			07/30/2014	8/6/2014		8/6/2014	N		NAP
13	Rancho Santa Margarita Town Center	2.0%			10/10/2014	11/13/2014		11/13/2014	Y	11/13/2014	11.0%
14	Bayshore Mall	1.9%			09/02/2014	10/10/2014		9/17/2014	Y	09/23/2014	18.0%
15	2000 Bering	1.8%			9/16/2014	9/23/2014		9/23/2014	N		NAP
16	University Plaza	1.7%			10/27/2014	11/5/2014	Yes	11/5/2014	N		NAP
17	The Landing	1.7%			10/21/2014	10/31/2014		10/27/2014	Y	12/5/2014	11.0%
18	Diamond Lakes Apts	1.6%			08/15/2014	8/29/2014		8/29/2014	N		NAP
19	Franklin Management Portfolio	1.6%			Various	Various			N		NAP
19.1	Grassy Creek MHC	0.6%			12/3/2014	12/9/2014		12/9/2014	N		NAP
19.2	Bullocks MHC	0.5%			12/9/2014	12/9/2014		12/9/2014	N		NAP
19.3	Hollins MHC	0.2%			12/5/2014	12/9/2014		12/10/2014	N		NAP
19.4	Shattalon MHC	0.2%			12/5/2014	12/9/2014		12/10/2014	N		NAP
19.5	Riverland MHC	0.1%			12/5/2014	12/10/2014		12/10/2014	N		NAP
20	Holiday Inn - La Mirada	1.6%	PIP Reserve (Commencing on first payment date and continuing through and including the 24th payment date)		09/19/2014	10/08/2014		10/08/2014	Y	10/08/2014	14.0%
21	Sunrise Bluffs Apartments	1.5%			2/17/2015	9/24/2014		9/24/2014	N		NAP
22	Best Self Storage Portfolio	1.5%			Various	Various			N		NAP
22.1	Dickinson	0.3%			11/21/2014	12/8/2014		12/10/2014	N		NAP
22.2	Victoria	0.3%			11/21/2014	12/10/2014		12/10/2014	N		NAP
22.3	Aransas Pass	0.3%			12/15/2014	12/10/2014		12/10/2014	N		NAP
22.4	Kingsville	0.3%			12/15/2014	12/10/2014		12/10/2014	N		NAP
22.5	Nacogdoches	0.2%			11/20/2014	12/10/2014		12/10/2014	N		NAP
23	Cranbrook Multifamily Portfolio	1.4%			07/08/2014	Various		7/23/2014	N		NAP
23.1	Timbers of Cranbrook	0.7%			07/08/2014	7/22/2014		7/23/2014	N		NAP
23.2	Monticello on Cranbrook	0.7%			07/08/2014	7/21/2014		7/23/2014	N		NAP
24	Villa Sierra	1.2%			07/31/2014	7/1/2014		7/1/2014	N		NAP
25	Waterford Wedgwood Warehouse	1.1%	Lease Sweep Reserve		12/03/2014	12/08/2014		12/9/2014	N		NAP
26	Courtyard by Marriott New Albany	1.1%			11/25/2014	12/4/2014		11/24/2014	N		NAP
27	Santa Clarita Industrial Portfolio	1.0%	Condo Funds Reserve		10/27/2014	Various		11/14/2014	Y	11/14/2014	16.0%
27.1	26320 Diamond Place	0.3%			10/27/2014	11/13/2014		11/14/2014	Y	11/14/2014	16.0%
27.2	26330 Diamond Place	0.3%			10/27/2014	11/13/2014		11/14/2014	Y	11/14/2014	16.0%
27.3	26306 Ferry Court	0.2%			10/27/2014	11/13/2014		11/14/2014	Y	11/14/2014	16.0%
27.4	26346 Ferry Court	0.1%			10/27/2014	11/14/2014		11/14/2014	Y	11/14/2014	16.0%
28	Cross Creek at Camelot Apartments	1.0%			9/30/2014	8/18/2014		8/19/2014	N		NAP
29	Shoppes at Eagles’ Landing	1.0%			11/04/2014	11/5/2014		11/5/2014	N		NAP
30	Briarwood	1.0%			10/21/2014	8/18/2014		8/19/2014	N		NAP
31	Homewood Suites - Macon, GA	0.9%			11/20/2014	9/10/2014		9/10/2014	N		NAP
32	Falls of Dairy Ashford	0.9%			10/20/2014	10/29/2014		10/29/2014	N		NAP
33	Grand River Plaza	0.9%	Lease Termination Payment Reserve: Upon receipt of a lease termination payment, borrower will deposit such payment into the lease termination payment reserve		08/26/2014	1/27/2015	Yes	9/11/2014	N		NAP
34	Jabara Portfolio	0.8%			10/23/2014	11/6/2014		Various	Y	Various	Various
34.1	Jabara Multifamily	0.4%			10/23/2014	11/6/2014		11/25/2014	Y	11/25/2014	11.0%
34.2	2220 University Avenue	0.2%			10/23/2014	11/6/2014		11/25/2014	Y	11/24/2014	11.0%
34.3	1500 West Balboa	0.1%			10/23/2014	11/6/2014		11/25/2014	Y	11/24/2014	15.0%
34.4	509 31st Street	0.1%			10/23/2014	11/6/2014		11/6/2014	Y	11/25/2014	15.0%
35	Market Center at CitiPlace	0.8%	Lease Sweep Reserve		10/29/2014	11/10/2014		11/10/2014	N		NAP
36	Northfield Estates	0.8%			4/7/2014	4/4/2014		4/7/2014	N		NAP

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

			MORTGAGE LOAN RESERVE INFORMATION(21)(22)(23)		THIRD PARTY REPORTS
Loan ID	Property Name	% of Initial Pool Balance	Ongoing Other Reserves Description	Other Reserves Cap	Appraisal Report Date	Environmental Phase I Report Date	Phase II Performed	Engineering Report Date	Seismic Zone (Y/N)	Seismic Report Date	PML %
37	300 N. Vista	0.7%			11/11/2014	11/13/2014		11/13/2014	N		NAP
38	Hilton Garden Inn Lithonia	0.7%	PIP Reserve		11/12/2014	11/18/2014		11/20/2014	N		NAP
39	Candlewood Suites Louisville Airport	0.7%			08/21/2014	7/18/2014		7/17/2014	N		NAP
40	Piccadilly Apartments	0.7%			11/14/2014	7/21/2014		7/24/2014	N		NAP
41	Overlake Office	0.7%			7/22/2014	8/3/2014		8/4/2014	Y	7/4/2014	15.0%
42	Candlewood Suites Indianapolis NE	0.6%			08/14/2014	7/17/2014		7/17/2014	N		NAP
43	Bedford Hills MHP	0.6%			06/23/2014	6/30/2014		7/1/2014	N		NAP
44	Trails of Windfern	0.6%			8/22/2014	8/28/2014		8/28/2014	N		NAP
45	Osprey Landings	0.6%			05/13/2014	8/12/2014		8/13/2014	N		NAP
46	Colony House	0.5%			09/04/2014	9/11/2014		9/11/2014	N		NAP
47	Hampton Inn Lincoln South Heritage Park	0.5%	Franchise Renewal Reserve		10/27/2014	10/30/2014		10/30/2014	N		NAP
48	Hampton Inn - Canton, GA	0.5%	PIP Reserve and Seasonality Reserve (if Seasonality Reserve falls below $50,000, Borrower shall deposit all excess cash on each month until Seasonality Reserve Threshold is once again achieved.)		08/12/2014	8/14/2014		8/13/2014	N		NAP
49	Captain’s Cove	0.5%			10/2/2014	10/1/2014		10/2/2014	N		NAP
50	Lowes - Timonium	0.5%			10/21/2014	11/7/2014		11/7/2014	N		NAP
51	Suburban Extended Stay Clarksville, IN	0.5%			08/21/2014	7/18/2014		7/17/2014	N		NAP
52	Walgreens - Beaverton	0.5%			06/19/2014	6/25/2014		9/23/2014	Y	09/23/2014	8.0%
53	Heritage at Canyon Pointe	0.5%			11/24/2014	12/12/2014		12/08/2014	Y	12/08/2014	8.0%
54	Ontario Marketplace	0.4%	Lease Termination Payment Reserve: Upon receipt of a lease termination payment, borrower will deposit such payment into the lease termination payment reserve		08/07/2014	09/02/2014		9/3/2014	N		NAP
55	8100 Jarvis	0.4%	Special Rollover Reserve		8/27/2014	8/7/2014		8/7/2014	Y	8/7/2014	13.0%
56	Stage Road Commons	0.4%	Special Rollover Reserve		9/19/2014	10/8/2014		10/9/2014	Y	10/9/2014	8.0%
57	Palo Center	0.4%			10/1/2014	10/14/2014		10/14/2014	Y	10/14/2014	13.0%
58	Point West Apartments	0.4%			08/01/2014	7/22/2014		7/24/2014	N		NAP
59	Six Columbus Center	0.4%	Specified Tenant Rollover Reserve; University of Phoenix Lease Termination Reserve		8/8/2014	8/10/2014		8/12/2014	N		NAP
60	1411 Harbor Bay Parkway	0.4%			12/23/2014	9/17/2014		9/19/2014	Y	9/19/2014	17.0%
61	Rogers Alley	0.4%			11/18/2014	11/25/2014	Yes	11/25/2014	N		NAP
62	Hampton Inn Madison	0.4%	Franchise Renewal Reserve		11/21/2014	12/22/2014		12/23/2014	N		NAP
63	Stanton SS	0.3%			10/28/2014	11/06/2014		11/06/2014	Y	11/6/2013	10.0%
64	USSC 605 Cerritos	0.3%			10/28/2014	11/06/2014		11/06/2014	Y	11/06/2014	12.0%
65	The Hub Retail Center	0.3%			7/22/2014	8/19/2014		8/19/2014	Y	8/19/2014	12.0%
66	Santa Monica Retail	0.3%	Lease Termination Payment Reserve: Upon receipt of a lease termination payment, borrower will deposit such payment into the lease termination payment reserve		09/18/2014	10/21/2014		10/21/2014	Y	10/21/2014	18.0%
67	Best Self Storage - Texas City	0.3%			11/21/2014	12/10/2014		12/10/2014	N		NAP
68	Ford Plaza	0.3%	Lease Sweep Reserve		12/19/2014	1/9/2015		1/9/2015	N		NAP
69	Lucky Horseshoe MHC Portfolio	0.3%			12/12/2014	Various		12/12/2014	N		NAP
69.1	Lucky Horseshoe Mobile Home Park	0.2%			12/12/2014	12/11/2014		12/12/2014	N		NAP
69.2	Gaslite Senior Mobile Home Court	0.1%			12/12/2014	12/12/2014		12/12/2014	N		NAP
70	Gulfstream Manor MHP	0.3%			8/20/2014	9/8/2014		9/5/2014	N		NAP
71	Suburban Extended Stay Indianapolis NE	0.3%			08/14/2014	7/16/2014		7/17/2014	N		NAP
72	Eastgate Apartments	0.2%	Seasonality Reserve	$32,000	10/22/2014	10/28/2014		10/28/2014	N		NAP
73	Packwood	0.2%	Lease Termination Payment Reserve: Upon receipt of a lease termination payment, borrower will deposit such payment into the lease termination payment reserve		07/25/2014	8/4/2014		8/4/2014	Y		NAP
74	Irwindale Self Storage	0.2%			10/28/2014	11/06/2014		11/06/2014	Y	11/06/2014	8.0%
75	Los Posados	0.2%			9/25/2014	10/8/2014		10/9/2014	N		NAP
76	Crescent Manor MHC	0.2%			04/03/2014	4/2/2014		4/7/2014	N		NAP
77	Bainbridge Place Apartments	0.2%			5/1/2014	5/9/2014		5/16/2014	N		NAP
78	Lakeside Village	0.2%			07/22/2014	7/30/2014		7/24/2014	N		NAP
79	Ashland & Iowa MHC Portfolio	0.2%			09/04/2014	9/3/2014		9/12/2014	N		NAP
79.1	Ashland MHC	0.1%				9/3/2014		9/12/2014	N		NAP
79.2	Iowa MHC	0.0%				9/3/2014		9/12/2014	N		NAP
80	Abercorn Street Apartments	0.1%	Lease Sweep Reserve		12/19/2014	1/9/2015		1/9/2015	N		NAP
81	Riverside Apartments	0.1%			10/08/2014	12/12/2014		12/18/2014	N		NAP
82	4600 N. Ocean Blvd.	0.1%			7/21/2014	7/31/2014		7/30/2014	N		NAP

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

			ADDITIONAL FUTURE DEBT PERMITTED		TOTAL MORTGAGE DEBT INFORMATION(3)					TOTAL DEBT INFORMATION(3)
Loan ID	Property Name	% of Initial Pool Balance	Additional Future Debt Permitted	Additional Future Debt Permitted Description	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield
1	Soho-Tribeca Grand Hotel Portfolio	9.1%	No	NAP	$225,000,000	$25,000,000	64.3%	1.93x	9.5%		64.3%	1.93x	9.5%
1.1	Soho Grand Hotel	6.7%					64.3%	1.93x	9.5%		64.3%	1.93x	9.5%
1.2	Tribeca Grand Hotel	2.4%					64.3%	1.93x	9.5%		64.3%	1.93x	9.5%
2	500 Fifth Avenue	8.2%	No	NAP	$200,000,000		33.3%	3.37x	13.7%		33.3%	3.37x	13.7%
3	Courtyard Midtown East	7.1%	No	NAP	NAP		58.1%	1.82x	12.9%		58.1%	1.82x	12.9%
4	Westfield Trumbull	6.4%	No	NAP	$152,300,000		58.1%	2.73x	11.3%		58.1%	2.73x	11.3%
5	Westfield Wheaton	3.5%	No	NAP	$234,617,526		58.4%	2.43x	10.1%		58.4%	2.43x	10.1%
6	PFC MHC Portfolio	2.8%	No	NAP	NAP		69.1%	1.51x	9.5%		69.1%	1.51x	9.5%
6.1	Normandy Estates	0.6%					69.1%	1.51x	9.5%		69.1%	1.51x	9.5%
6.2	Hollywood	0.5%					69.1%	1.51x	9.5%		69.1%	1.51x	9.5%
6.3	Friendship Village	0.4%					69.1%	1.51x	9.5%		69.1%	1.51x	9.5%
6.4	Continental Village	0.3%					69.1%	1.51x	9.5%		69.1%	1.51x	9.5%
6.5	Country Roads	0.3%					69.1%	1.51x	9.5%		69.1%	1.51x	9.5%
6.6	Orange Avenue	0.2%					69.1%	1.51x	9.5%		69.1%	1.51x	9.5%
6.7	Ridgecrest	0.2%					69.1%	1.51x	9.5%		69.1%	1.51x	9.5%
6.8	Twin City	0.2%					69.1%	1.51x	9.5%		69.1%	1.51x	9.5%
7	Aspen San Marcos	2.8%	No	NAP	NAP		73.2%	1.27x	8.0%		73.2%	1.27x	8.0%
8	777 East 10th Street	2.6%	No	NAP	NAP		67.0%	1.68x	10.4%		67.0%	1.68x	10.4%
9	The Boulevard at Tallahassee	2.5%	No	NAP	NAP		74.3%	1.26x	7.9%		74.3%	1.26x	7.9%
10	St. Louis Premium Outlets	2.1%	No	NAP	$95,000,000		71.6%	1.41x	8.6%		71.6%	1.41x	8.6%
11	Threshold Multifamily Portfolio - Pool 4	2.1%	No	NAP	NAP		80.0%	1.25x	8.5%		80.0%	1.25x	8.5%
11.1	Lakewood I & II	0.6%					80.0%	1.25x	8.5%		80.0%	1.25x	8.5%
11.2	Autumn Park	0.6%					80.0%	1.25x	8.5%		80.0%	1.25x	8.5%
11.3	Arbor Glen	0.4%					80.0%	1.25x	8.5%		80.0%	1.25x	8.5%
11.4	Stonewood	0.3%					80.0%	1.25x	8.5%		80.0%	1.25x	8.5%
11.5	Ashton Woods	0.2%					80.0%	1.25x	8.5%		80.0%	1.25x	8.5%
12	Threshold Multifamily Portfolio - Pool 1	2.1%	No	NAP	NAP		80.0%	1.23x	8.3%		80.0%	1.23x	8.3%
12.1	Crestview	0.8%					80.0%	1.23x	8.3%		80.0%	1.23x	8.3%
12.2	Waters Edge	0.6%					80.0%	1.23x	8.3%		80.0%	1.23x	8.3%
12.3	Highland Ridge	0.5%					80.0%	1.23x	8.3%		80.0%	1.23x	8.3%
12.4	McLain Heights	0.1%					80.0%	1.23x	8.3%		80.0%	1.23x	8.3%
13	Rancho Santa Margarita Town Center	2.0%	Yes	Mezzanine	NAP		72.3%	1.22x	7.5%		72.3%	1.22x	7.5%
14	Bayshore Mall	1.9%	No	NAP	$46,500,000		67.4%	1.62x	10.1%		67.4%	1.62x	10.1%
15	2000 Bering	1.8%	No	NAP	NAP		64.9%	1.20x	8.1%		64.9%	1.20x	8.1%
16	University Plaza	1.7%	No	NAP	NAP		66.0%	1.56x	10.1%		66.0%	1.56x	10.1%
17	The Landing	1.7%	Yes	Mezzanine	NAP		59.4%	1.24x	7.5%		59.4%	1.24x	7.5%
18	Diamond Lakes Apts	1.6%	No	NAP	NAP		73.4%	1.39x	8.8%		73.4%	1.39x	8.8%
19	Franklin Management Portfolio	1.6%	No	NAP	NAP		72.9%	1.55x	9.5%		72.9%	1.55x	9.5%
19.1	Grassy Creek MHC	0.6%					72.9%	1.55x	9.5%		72.9%	1.55x	9.5%
19.2	Bullocks MHC	0.5%					72.9%	1.55x	9.5%		72.9%	1.55x	9.5%
19.3	Hollins MHC	0.2%					72.9%	1.55x	9.5%		72.9%	1.55x	9.5%
19.4	Shattalon MHC	0.2%					72.9%	1.55x	9.5%		72.9%	1.55x	9.5%
19.5	Riverland MHC	0.1%					72.9%	1.55x	9.5%		72.9%	1.55x	9.5%
20	Holiday Inn - La Mirada	1.6%	No	NAP	NAP		62.3%	1.69x	13.4%		62.3%	1.69x	13.4%
21	Sunrise Bluffs Apartments	1.5%	No	NAP	NAP		69.2%	1.42x	9.6%		69.2%	1.42x	9.6%
22	Best Self Storage Portfolio	1.5%	No	NAP	NAP		65.2%	1.26x	8.2%		65.2%	1.26x	8.2%
22.1	Dickinson	0.3%					65.2%	1.26x	8.2%		65.2%	1.26x	8.2%
22.2	Victoria	0.3%					65.2%	1.26x	8.2%		65.2%	1.26x	8.2%
22.3	Aransas Pass	0.3%					65.2%	1.26x	8.2%		65.2%	1.26x	8.2%
22.4	Kingsville	0.3%					65.2%	1.26x	8.2%		65.2%	1.26x	8.2%
22.5	Nacogdoches	0.2%					65.2%	1.26x	8.2%		65.2%	1.26x	8.2%
23	Cranbrook Multifamily Portfolio	1.4%	No	NAP	NAP		79.6%	1.28x	9.5%		79.6%	1.28x	9.5%
23.1	Timbers of Cranbrook	0.7%					79.6%	1.28x	9.5%		79.6%	1.28x	9.5%
23.2	Monticello on Cranbrook	0.7%					79.6%	1.28x	9.5%		79.6%	1.28x	9.5%
24	Villa Sierra	1.2%	No	NAP	NAP		75.0%	1.43x	9.7%		75.0%	1.43x	9.7%
25	Waterford Wedgwood Warehouse	1.1%	No	NAP	NAP		73.3%	1.28x	9.2%		73.3%	1.28x	9.2%
26	Courtyard by Marriott New Albany	1.1%	Yes	Mezzanine Loan: LTV<75%, DSCR>1.40x	NAP		59.9%	1.75x	13.2%		59.9%	1.75x	13.2%
27	Santa Clarita Industrial Portfolio	1.0%	Yes	Mezzanine	NAP		70.8%	1.42x	9.4%		70.8%	1.42x	9.4%
27.1	26320 Diamond Place	0.3%					70.8%	1.42x	9.4%		70.8%	1.42x	9.4%
27.2	26330 Diamond Place	0.3%					70.8%	1.42x	9.4%		70.8%	1.42x	9.4%
27.3	26306 Ferry Court	0.2%					70.8%	1.42x	9.4%		70.8%	1.42x	9.4%
27.4	26346 Ferry Court	0.1%					70.8%	1.42x	9.4%		70.8%	1.42x	9.4%
28	Cross Creek at Camelot Apartments	1.0%	No	NAP	NAP		73.2%	1.43x	9.3%		73.2%	1.43x	9.3%
29	Shoppes at Eagles’ Landing	1.0%	No	NAP	NAP		75.0%	1.36x	8.4%		75.0%	1.36x	8.4%
30	Briarwood	1.0%	No	NAP	NAP		75.0%	1.44x	9.4%		75.0%	1.44x	9.4%
31	Homewood Suites - Macon, GA	0.9%	No	NAP	NAP		69.8%	1.70x	11.4%		69.8%	1.70x	11.4%
32	Falls of Dairy Ashford	0.9%	No	NAP	NAP		75.0%	1.46x	9.2%		75.0%	1.46x	9.2%
33	Grand River Plaza	0.9%	No	NAP	NAP		74.1%	1.52x	10.9%		74.1%	1.52x	10.9%
34	Jabara Portfolio	0.8%	Yes	Mezzanine	NAP		51.6%	1.32x	8.1%		51.6%	1.32x	8.1%
34.1	Jabara Multifamily	0.4%					51.6%	1.32x	8.1%		51.6%	1.32x	8.1%
34.2	2220 University Avenue	0.2%					51.6%	1.32x	8.1%		51.6%	1.32x	8.1%
34.3	1500 West Balboa	0.1%					51.6%	1.32x	8.1%		51.6%	1.32x	8.1%
34.4	509 31st Street	0.1%					51.6%	1.32x	8.1%		51.6%	1.32x	8.1%
35	Market Center at CitiPlace	0.8%	No	NAP	NAP		65.7%	1.83x	12.3%		65.7%	1.83x	12.3%
36	Northfield Estates	0.8%	No	NAP	NAP		63.6%	2.04x	13.5%		63.6%	2.04x	13.5%

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

			ADDITIONAL FUTURE DEBT PERMITTED		TOTAL MORTGAGE DEBT INFORMATION(3)					TOTAL DEBT INFORMATION(3)
Loan ID	Property Name	% of Initial Pool Balance	Additional Future Debt Permitted	Additional Future Debt Permitted Description	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield
37	300 N. Vista	0.7%	No	NAP	NAP		74.9%	1.46x	9.8%		74.9%	1.46x	9.8%
38	Hilton Garden Inn Lithonia	0.7%	No	NAP	NAP		66.7%	1.74x	12.2%		66.7%	1.74x	12.2%
39	Candlewood Suites Louisville Airport	0.7%	Yes	Mezzanine Loan and Secured Loan: LTV<80%, DSCR >1.50x	NAP		75.2%	1.49x	10.6%		75.2%	1.49x	10.6%
40	Piccadilly Apartments	0.7%	No	NAP	NAP		70.6%	1.53x	10.4%		70.6%	1.53x	10.4%
41	Overlake Office	0.7%	No	NAP	NAP		70.1%	1.23x	8.4%		70.1%	1.23x	8.4%
42	Candlewood Suites Indianapolis NE	0.6%	Yes	Mezzanine Loan and Secured Loan: LTV<80%, DSCR >1.50x	NAP		74.9%	1.57x	11.3%		74.9%	1.57x	11.3%
43	Bedford Hills MHP	0.6%	No	NAP	NAP		73.6%	1.94x	11.8%		73.6%	1.94x	11.8%
44	Trails of Windfern	0.6%	No	NAP	NAP		64.3%	1.50x	10.8%		64.3%	1.50x	10.8%
45	Osprey Landings	0.6%	No	NAP	NAP		74.7%	1.39x	9.5%		74.7%	1.39x	9.5%
46	Colony House	0.5%	No	NAP	NAP		74.1%	1.63x	10.1%		74.1%	1.63x	10.1%
47	Hampton Inn Lincoln South Heritage Park	0.5%	No	NAP	NAP		70.0%	1.53x	11.7%		70.0%	1.53x	11.7%
48	Hampton Inn - Canton, GA	0.5%	No	NAP	NAP		66.8%	1.99x	13.6%		66.8%	1.99x	13.6%
49	Captain’s Cove	0.5%	No	NAP	NAP		62.9%	1.68x	10.4%		62.9%	1.68x	10.4%
50	Lowes - Timonium	0.5%	No	NAP	NAP		51.0%	1.62x	11.8%		51.0%	1.62x	11.8%
51	Suburban Extended Stay Clarksville, IN	0.5%	Yes	Mezzanine Loan and Secured Loan: LTV<80%, DSCR >1.50x	NAP		73.0%	1.77x	12.9%		73.0%	1.77x	12.9%
52	Walgreens - Beaverton	0.5%	No	NAP	NAP		68.6%	1.31x	7.9%		68.6%	1.31x	7.9%
53	Heritage at Canyon Pointe	0.5%	No	NAP	NAP		50.0%	2.37x	10.3%		50.0%	2.37x	10.3%
54	Ontario Marketplace	0.4%	No	NAP	NAP		65.7%	1.65x	11.2%		65.7%	1.65x	11.2%
55	8100 Jarvis	0.4%	No	NAP	NAP		69.7%	1.42x	9.7%		69.7%	1.42x	9.7%
56	Stage Road Commons	0.4%	No	NAP	NAP		74.7%	1.35x	9.8%		74.7%	1.35x	9.8%
57	Palo Center	0.4%	No	NAP	NAP		58.1%	1.65x	10.8%		58.1%	1.65x	10.8%
58	Point West Apartments	0.4%	No	NAP	NAP		70.6%	1.43x	9.8%		70.6%	1.43x	9.8%
59	Six Columbus Center	0.4%	No	NAP	NAP		74.6%	1.56x	10.2%		74.6%	1.56x	10.2%
60	1411 Harbor Bay Parkway	0.4%	No	NAP	NAP		61.2%	1.32x	8.5%		61.2%	1.32x	8.5%
61	Rogers Alley	0.4%	No	NAP	NAP		71.5%	1.32x	8.8%		71.5%	1.32x	8.8%
62	Hampton Inn Madison	0.4%	No	NAP	NAP		66.0%	1.87x	14.0%		66.0%	1.87x	14.0%
63	Stanton SS	0.3%	No	NAP	NAP		34.9%	2.22x	14.4%		34.9%	2.22x	14.4%
64	USSC 605 Cerritos	0.3%	No	NAP	NAP		32.9%	2.42x	15.6%		32.9%	2.42x	15.6%
65	The Hub Retail Center	0.3%	No	NAP	NAP		67.2%	1.35x	8.6%		67.2%	1.35x	8.6%
66	Santa Monica Retail	0.3%	No	NAP	NAP		61.0%	1.33x	8.2%		61.0%	1.33x	8.2%
67	Best Self Storage - Texas City	0.3%	No	NAP	NAP		56.5%	1.47x	9.6%		56.5%	1.47x	9.6%
68	Ford Plaza	0.3%	No	NAP	NAP		56.8%	2.09x	13.8%		56.8%	2.09x	13.8%
69	Lucky Horseshoe MHC Portfolio	0.3%	No	NAP	NAP		75.0%	1.56x	9.6%		75.0%	1.56x	9.6%
69.1	Lucky Horseshoe Mobile Home Park	0.2%					75.0%	1.56x	9.6%		75.0%	1.56x	9.6%
69.2	Gaslite Senior Mobile Home Court	0.1%					75.0%	1.56x	9.6%		75.0%	1.56x	9.6%
70	Gulfstream Manor MHP	0.3%	No	NAP	NAP		50.6%	2.77x	17.9%		50.6%	2.77x	17.9%
71	Suburban Extended Stay Indianapolis NE	0.3%	Yes	Mezzanine Loan and Secured Loan: LTV<80%, DSCR >1.50x	NAP		68.6%	1.40x	11.0%		68.6%	1.40x	11.0%
72	Eastgate Apartments	0.2%	No	NAP	NAP		75.0%	1.40x	9.4%		75.0%	1.40x	9.4%
73	Packwood	0.2%	No	NAP	NAP		64.4%	1.58x	10.8%		64.4%	1.58x	10.8%
74	Irwindale Self Storage	0.2%	No	NAP	NAP		43.5%	2.40x	13.9%		43.5%	2.40x	13.9%
75	Los Posados	0.2%	No	NAP	NAP		71.3%	1.60x	11.6%		71.3%	1.60x	11.6%
76	Crescent Manor MHC	0.2%	No	NAP	NAP		66.6%	1.57x	10.4%		66.6%	1.57x	10.4%
77	Bainbridge Place Apartments	0.2%	No	NAP	NAP		67.6%	1.74x	12.3%		67.6%	1.74x	12.3%
78	Lakeside Village	0.2%	No	NAP	NAP		67.9%	2.02x	13.1%		67.9%	2.02x	13.1%
79	Ashland & Iowa MHC Portfolio	0.2%	No	NAP	NAP		68.3%	2.11x	12.8%		68.3%	2.11x	12.8%
79.1	Ashland MHC	0.1%					68.3%	2.11x	12.8%		68.3%	2.11x	12.8%
79.2	Iowa MHC	0.0%					68.3%	2.11x	12.8%		68.3%	2.11x	12.8%
80	Abercorn Street Apartments	0.1%	No	NAP	NAP		47.5%	2.30x	14.3%		47.5%	2.30x	14.3%
81	Riverside Apartments	0.1%	No	NAP	NAP		63.4%	1.35x	11.1%		63.4%	1.35x	11.1%
82	4600 N. Ocean Blvd.	0.1%	No	NAP	NAP		63.4%	1.32x	10.1%		63.4%	1.32x	10.1%

CSAIL 2015-C1 Footnotes
FOOTNOTES TO ANNEX A-1

1
“Column” denotes Column Financial, Inc., as Mortgage Loan Seller; “MC-Five Mile” denotes MC-Five Mile Commercial Mortgage Finance LLC as Mortgage Loan Seller; “Bancorp” denotes The Bancorp Bank as Mortgage Loan Seller; “BSP” denotes BSPCC Lender L.L.C. as Mortgage Loan Seller.

2
For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($), and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

With regards to Loan No. 69, Lucky Horseshoe MHC Portfolio, the portfolio level loan balance was allocated between the two individual properties, Lucky Horseshoe Mobile Home Park and Gaslite Senior Mobile Home Court, based on their relative appraised values.

With regards to Loan No. 79, Ashland & Iowa MHC Portfolio, the portfolio level loan balance was allocated between the two individual properties, Ashland MHC and Iowa MHC, based on their Total SF/Units.

3
With regards to Loan No. 1, Soho-Tribeca Grand Hotel Portfolio, the mortgage loan is part of a $250,000,000 whole loan (the “Soho-Tribeca Grand Hotel Portfolio Whole Loan”) which is comprised of three pari passu components (Note A-1, Note A-2 and Note A-3) and a subordinate B-note. Note A-1 (the “Soho-Tribeca Grand Hotel Portfolio Mortgage Loan”) has an outstanding principal balance as of the cut-off date of $110,000,000 and will be contributed to the CSAIL 2015-C1 Commercial Mortgage Trust. Note A-2 and Note A-3 (the “Soho-Tribeca Grand Hotel Portfolio Pari Passu Companion Note”) has an outstanding principal balance as of the cut-off date of $115,000,000 and is expected to be contributed to a future securitization trust. Note B-1 (Soho-Tribeca Grand Hotel Portfolio B-Note”) has an outstanding principal balance as of the cut-off date of $25,000,000. All loan level metrics are based on the three Pari Passu Components (Note A-1, Note A-2 and Note A-3).

With regards to Loan No. 2, 500 Fifth Avenue, the mortgage loan is part of a $200,000,000 whole loan (the “500 Fifth Avenue Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-2 (the “500 Fifth Avenue Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $100,000,000 and will be contributed to the CSAIL 2015-C1 Commercial Mortgage Trust. All loan level metrics are based on the 500 Fifth Avenue Whole Loan balance. Note A-1 (the “500 Fifth Avenue Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $100,000,000 and was contributed to the JPMBB Commercial Mortgage Securities Trust 2014-C26.

With regards to Loan No. 4, Westfield Trumbull, the mortgage loan is part of a $152,300,000 whole loan (the “Westfield Trumbull Whole Loan”) which is comprised of six pari passu components (Note A-1, Note A-2, Note A-3, Note B-1, Note B-2 and Note B-3). Note A-1 and Note B-1 (the “Westfield Trumbull Mortgage Loans”) have an outstanding principal balance as of the Cut-off Date of $77,179,054 will be contributed to the CSAIL 2015-C1 Commercial Mortgage Trust. All loan level metrics are based on the Westfield Trumbull Whole Loan balance. Note A-2, A-3, B-2 and B-3 (the “Westfield Trumbull Pari Passu Companion Loans”) have a combined outstanding principal balance as of the Cut-off Date of $75,120,946 and are expected to be contributed to a future securitization trust.

With regards to Loan No. 5, Westfield Wheaton, the mortgage loan is part of a $234,617,526 whole loan (the “Westfield Wheaton Whole Loan”) which is comprised of six pari passu components (Note A-1, Note A-2, Note A-3, Note B-1, Note B-2 and Note B-3). Note A-3 and Note B-3 (the “Westfield Wheaton Mortgage Loans”) have an outstanding principal balance as of the Cut-off Date of $42,617,526 will be contributed to the CSAIL 2015-C1 Commercial Mortgage Trust. All loan level metrics are based on the Westfield Wheaton Whole Loan balance. Note A-1, A-2, B-1 and B-2 (the “Westfield Wheaton Pari Passu Companion Loans”) have a combined outstanding principal balance as of the Cut-off Date of $192,000,000 and are expected to be contributed to a future securitization trust.

With regards to Loan No. 10, St. Louis Premium Outlets, the mortgage loan is part of a $95,000,000 whole loan (the “St. Louis Premium Outlets Whole Loan”) which is comprised of three pari passu components (Note A-1, Note A-2-A and Note A-2-B). Note A-2-A (the “St. Louis Premium Outlets Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $26,000,000 and will be contributed to the CSAIL 2015-C1 Commercial Mortgage Trust. All loan level metrics are based on the St. Louis Premium Outlets Whole Loan balance. Note A-1

(the “St. Louis Premium Outlets Pari Passu A-1 Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $47,500,000 and was contributed to the JPMBB Commercial Mortgage Securities Trust 2014-C26. Note A-2-B (the “St. Louis Premium Outlets Pari Passu A-2-B Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $21,500,000 and is expected to be contributed to a future securitization trust.

With regards to Loan No. 14, Bayshore Mall, the mortgage loan is part of a $46,500,000 whole loan (the “Bayshore Mall Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 (the “Bayshore Mall Mortgage Loan”) has an outstanding principal balance as of the cut-off date of $23,500,000 and will be contributed to the CSAIL 2015-C1 Commercial Mortgage Trust. Note A-2 (the “Bayshore Mall Pari Passu Companion Loan”) has an outstanding principal balance as of the cut-off date of $23,000,000 and is expected to be contributed to a future securitization trust. All loan level metrics are based on the Bayshore Mall Whole Loan balance.

4	In certain cases, the Principal / Carveout Guarantor name was shortened for spacing purposes.

With regards to Loan No. 2, 500 Fifth Avenue, Simon Property Group’s nonrecourse carve-out liability is capped at 20% of the outstanding principal balance of the mortgage loan.

5
With regards to Loan No. 3, Courtyard Midtown East, an air rights lease was entered into by Max and Milton Vanger and 870 Third Corp. in August 1964 in order to prevent the construction of another building along the Courtyard Midtown East’s western facade. The air rights lease has a current rent of $15,000 per annum and expires on July 31, 2041, subject to two 25-year renewal options. Rent for the renewal options is the greater of $15,000 per annum or 3-1/3% of the land value.

With regards to Loan No. 14, Bayshore Mall, the Borrower ground leases the northernmost portion of the site from the City of Eureka for overflow parking. The total ground rent of $520,140.80 has been paid upfront by the borrower. The lease expires on August 18, 2047.

6	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With regards to Loan No. 29, Shoppes at Eagles’ Landing, Kohl’s, which occupies approximately 55,000 SF and Buffalo Wild Wings, which occupies approximately 6,500 SF are each subject to a ground lease.

With regards to Loan No. 34, Jabara Portfolio, the Property consists of office, retail, and residential property types totaling 41,909 SF. The office and retail component is comprised of 19,043 SF. The multifamily component is comprised of 18 units totaling 22,866 SF.

With regards to Property No. 69.1, Lucky Horseshoe Mobile Home Park, 11 affiliate-owned “cottage” units located on the Mortgaged Property are leased from the affiliate to the borrower under a master lease. The user makes one rent payment for the pad and cottage unit, which is then allocated between the pad owner (the borrower) and the cottage unit owner (the affiliate). The rental income allocated to the 11 affiliate-owned “cottage” units was not included in underwriting and the “cottage units” were not included as collateral for the mortgage loan.

With regards to Property No. 69.2, Gaslite Senior Mobile Home Court, 11 affiliate-owned “cottage” units located on the Mortgaged Property are leased from the affiliate to the borrower under a master lease. The user makes one rent payment for the pad and cottage unit, which is then allocated between the pad owner (the borrower) and the cottage unit owner (the affiliate). The rental income allocated to the 11 affiliate-owned “cottage” units was not included in underwriting and the “cottage units” were not included as collateral for the mortgage loan.

7	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but have not yet commenced paying rent and/or are not in occupancy.

With regards to Loan No. 2, 500 Fifth Avenue, the Largest Tenant, Zara USA, Inc., received a six-month abatement of monthly rent that ended February 10, 2015 and has yet to occupy the newly leased premises. Additionally, the borrower has not received a fully executed certificate of occupancy that would allow Zara USA, Inc. to occupy the space.

With regards to Loan No. 10, St. Louis Premium Outlets, seven tenants pay percentage-in-lieu rent (“PIL”), and these tenant comprise approximately 10.6% of underwritten rents. These tenants include the 4th Largest Tenant,

Calvin Klein, and the 5th Largest Tenant, Coach. The rental calculation is based on the minimum PIL payment set forth in the related lease and the borrower’s estimated sales, and these tenants will pay percentage-in-lieu rent for their entire lease terms.

With regards to Loan No. 14, Bayshore Mall, underwritten base rent has been included for Salt Tree, Planet Fitness and Staples. Each of the three tenants has executed a lease but has yet to take occupancy at the property.

8
With respect to all mortgage loans with the exception of the mortgage loans listed below, the Current LTV % and the Maturity LTV % are based on the “as-is” Appraisal Value even though, for certain mortgage loans, the appraiser provided “as-stabilized” values based on certain criteria being met.

With regards to Loan 11, Threshold Multifamily Portfolio – Pool 4, the appraiser concluded a bulk sale portfolio Appraised Value ($) of 32,843,770 as of October 1, 2014. Using the bulk sale portfolio Appraised Value ($), the Current LTV and the Maturity LTV are 76.9% and 66.1%, respectively.

With regards to Loan 12, Threshold Multifamily Portfolio – Pool 1, the appraiser concluded a bulk sale portfolio Appraised Value ($) of $32,706,470 as of October 1, 2014. Using the bulk sale portfolio Appraised Value ($), the Current LTV and the Maturity LTV are 76.9% and 66.1%, respectively.

With regards to Loan No. 22, Best Storage Portfolio, the Maturity LTV is calculated using the “as-stabilized” value of $28,600,000. Using the “as-is” value to calculate such value, the Maturity LTV is 56.4%.

With regards to Loan No. 40, Piccadilly Apartments, the Cut-Off Date LTV Ratio and the Maturity Date LTV Ratio were calculated using the “as-completed” value of $11,350,000 as of November 14, 2014, using the as-is value, the appraiser concluded an “as-is” value of $10,850,000 as of August 1, 2014, using the “as-is” value, the Cut-off Date LTV and Maturity Date LTV are 73.8% and 60.0%, respectively.

With regards to Loan No. 47, Hampton Inn Lincoln South Heritage Park, the “as-stabilized” Appraised Value is $10,000,000 (“as-is” value $9,100,000). The property is expected to stabilize as a result of deduction for replacement reserves. Using the “as-stabilized” Appraised Value, the Cut-off Date LTV and Maturity LTV are 63.7% and 47.3%, respectively.

With regards to Loan No. 62, Hampton Inn Madison, the “as-stabilized” Appraisal Value is $8,200,000 (“as-is” value $6,500,000). The property is expected to stabilize as a result of near term FF&E upgrades scheduled for the next 12 months. Using the “as-stabilized” Appraised Value, the Cut-off Date LTV and Maturity LTV are 52.3% and 38.5%, respectively.

9
For each mortgage loan, the excess of the related Interest Rate % over the related Servicing Fee Rate, the Special Servicing Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin Fee %”).

10
For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

11	With respect to all mortgage loans, Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.

12	The classification of the lockbox types is described in the Free Writing Prospectus. See “Description of the Mortgage Pool – Lockbox Accounts” for further details.

With regards to Loan No. 29, Shoppes at Eagles’ Landing, tenants at the property will be directed to pay all rent directly into the clearing account if (i) and event of default occurs, (ii) DSCR at the property for the trailing 12 calendar months falls below 1.10x, or (iii) the Wehrenberg Theatre tenant either (1) defaults under its lease, (2) goes dark, (3) gives notice that they will vacate, or (4) becomes a debtor in any bankruptcy or other insolvency proceeding.

With regards to Loan No. 65, The Hub Retail Center, the 2016 Lease Expiration Date (July 31, 2015) shall cause a lockbox trigger unless, on or prior to such date, borrower has deposited into the reserve subaccount an amount equal to one year of (A) net operating income, less (B) debt service, as calculated by lender in its reasonable discretion.

With regards to Loan No. 75, Los Posados, a specified tenant trigger event will occur upon Anytime Fitness (i) failing to be in actual, physical possession of its space, (ii) failing to open to the public for business during customary business hours and/or going dark, (iii) giving notice of termination of all or a portion of its space, (iv) terminating or canceling its lease, or failing to have its lease otherwise in full force and effect, (v) going bankrupt or insolvent, or (vi) failing to extend or renew its lease on or before the earlier of (a) the notice date and (b) six (6) months prior to the expiration date.

13	Each number identifies a group of related borrowers.

14
The UW NOI DSCR and UW NCF DSCR for all partial interest-only mortgage loans were calculated based on the first principal and interest payment after the interest-only period during the term of the mortgage loan.

15	The “L” component of the prepayment provision represents lockout payments.

The “Def” component of the prepayment provision represents defeasance payments.

The “YM1” component of the prepayment provision represents greater of 1% of principal balance or yield maintenance payments.

The “O” component of the prepayment provision represents the free payments including the Maturity Date.

16
With regards to Loan No. 35, Market Center at CitiPlace, partial release of the release parcel is permitted subject to certain conditions including but not limited to (i) defeasance in an amount equal to 120% of the allocated loan amount, (ii) DSCR is greater than or equal to the greater of DSCR at loan closing and DSCR at the property immediately prior to the partial defeasance notice date, and (iii) LTV is no greater than the lesser of LTV at loan closing and LTV at the property immediately prior to the partial defeasance notice date.

17	With respect to some mortgage loans, historical financial information may not be available due to when the properties were constructed and/or acquired.

With regards to Loan No. 25, Waterford Wedgwood Warehouse, operating statements for 2012 were not provided by the seller.

With regards to Loan No. 10, St. Louis Premium Outlets, the property was recently constructed and either no or limited historical financials are available.

18	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any Mortgaged Property.

19	In certain cases, the data for tenants occupying multiple spaces includes square footage for all leases and is presented with the expiration date of the largest square footage expiring.

With regards to Loan No. 2, 500 Fifth Avenue, the Largest Tenant, Zara USA, Inc., includes two individual leases for 13,843 SF expiring in March 31, 2024 and 58,701 SF expiring in February 28, 2035. Zara USA, Inc. received a six-month abatement of monthly rent for the period ending February 10, 2015 with respect to suite retail 1B, suite 105, suite 107, suite 109, suite 110, suite 11, suite 114, suite 115, and suite 301. The 5th Largest Tenant, Lankler Siffert & Wohl, includes two individual leases for 3,543 SF expiring in February 28, 2017 and 23,957 SF expiring in May 31, 2023.

With regards to Loan No. 8, 777 East 10th Street, tenant names represent the business or brand name of the respective tenant. In the case of tenants that occupy more than one space at the property the tenant may operate a different brand name in each space.

With regards to Loan No. 8, 777 East 10th Street, the Largest Tenant, Andrea & Paulo Corporations, is subject to two leases that expire on various dates. Units 301 & 302 contain 2,917 SF and have a lease expiration of September 30, 2015. Unit 314 contains 780 SF and has a lease expiration of January 31, 2015.

With regards to Loan No. 8, 777 East 10th Street, the Second Largest Tenant, Vanilla Monkey, is subject to two leases that expire on October 31, 2015. Units 204 & 205 contain 2,548 SF and units 207 & 208 contain 2,548 SF.

With regards to Loan No. 8, 777 East 10th Street, the Third Largest Tenant, Miss Avenue Clothing, is subject to three leases that expire on December 31, 2015. Unit 121 contains 594 SF, units 122-125 contain 3,400 SF, and unit 303 contains 1,062 SF.

With regards to Loan No. 8, 777 East 10th Street, the Fourth Largest Tenant, Art Box Jewel, is subject to three leases that expire on various dates. Unit 115 contains 1,931 SF and has a lease expiration of November 30, 2016. Unit 304 contains 1,261 SF and has an expiration date of September 30, 2015. Unit 306 contains 1,261 SF and has an expiration date of March 31, 2015.

With regards to Loan No. 8, 777 East 10th Street, the Fifth Largest Tenant, Fashionomics, is subject to three leases that expire on various dates. Unit 213 contains 1,278 SF and has a lease expiration of March 31, 2017. Units 214 & 215 contain 1,840 SF and have a lease expiration of February 28, 2016. Unit 222 contains 1,229 SF and has a lease expiration of March 31, 2015.

With regards to Loan No. 27, Santa Clarita Industrial Portfolio, MJ Starlite Inc at 26320 Diamond Place holds two individual leases as follows: (i) for 5,882 SF expiring in August 2019 and (ii) for 2,332 SF expiring in July 2019.

20
The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With regards to Loan No. 2, 500 Fifth Avenue, the 4th Largest Tenant, Vince LLC, has a one-time right to terminate its lease on April 10, 2022, provided one year’s notice and a $1,708,413 termination fee is provided.

With regards to Loan No. 10, St. Louis Premium Outlets, the Largest Tenant, Saks Fifth Avenue Off Fifth, has a sales kick-out provision in its least that permits the lease to be terminated at the end of the fifth lease year (August 2018) if sales for that year do not exceed $5,000,000. Saks Fifth Avenue Off Fifth’s sales at the property currently exceed this minimum sales level.

With regards to Loan No. 14, Bayshore Mall, four of the five largest tenants at the property, representing, in the aggregate, approximately 31.1% of the net rentable area at the property, have co-tenancy provisions in their leases that permit the leases to be terminated if one or more anchor tenants at the property closes.

With regards to Loan No. 15, 2000 Bering, JVR Petroleum, Inc. has a termination option upon the death of the business owner.

With regards to Loan No. 15, 2000 Bering, Golden Resources has a one-time termination option at the end of the 24th month upon commencement of the lease to cancel the lease by giving landlord written notice of cancellation not less than three months prior to the 24th month.

With regards to Loan No. 15, 2000 Bering, The United States of America (US Army Corps of Engineers) has a termination option with 180 days’ notice.

With regards to Loan No. 16, University Plaza, Wendy’s can terminate their lease at any time with 30 days’ notice with a payment of $30,000.

With regards to Loan No. 16, University Plaza, Weight Watchers can terminate its lease at any time during the term or renewal thereof upon 60 days notice to landlord if (a) a major tenant, a tenant leasing in excess of 20,000 sf has closed for business for more than 90 days or never initially opened or (b) 30% of the total gross leasable area of the shopping center (apart from occupied by the major tenant) is not open for business.

With regards to Loan No. 16, University Plaza, Burlington Coat Factory Warehouse can terminate its lease if any tenant occupying any store of over 35,000 sf in the center is vacant for 12 months or if 33% of the tenants occupying small retail stores(less than 35,000 sf) cease doing business in the shopping center. If either condition occurs, Burlington Coat Factory Warehouse can either terminate its lease with 30 day notice or stop paying its monthly rental amount.

With regards to Loan No. 16, University Plaza, Avenue Stores has co-tenancy option with Acme and Burlington Coat Factory Warehouse and if either tenant closes they shall pay percentage rent and all other additional rent only in lieu of minimum rent. Additionally, if the in-line space has below 60% occupancy, Avenue Stores shall pay percentage rent and all other additional rent only in lieu of minimum rent.

With regards to Loan No. 16, University Plaza, Andre Nikol Rainbow Leasing has a co-tenancy option with Acme, Burlington Coat Factory Warehouse, and the occupancy of the center. If Acme or Burlington Coat Factory Warehouse vacates or if the occupancy rate is below 85%, the tenant will have rights for 120 days to terminate its lease (with 60 days notice).

With regards to Loan No. 16, University Plaza, Weight Watchers has a co-tenancy option with tenants greater than 20,000 sf or if the center is more than 30% vacant, apart from the space occupied by the major tenant, and if either event occurs Weight Watchers can terminate its lease with 60 days’ notice.

With regards to Loan No. 17, The Landing, the Second Largest Tenant, JPMorgan Chase, has co-tenancy provisions in its lease that permit it to terminate the lease if the grocery store anchor tenant goes dark.

With regards to Loan No. 35, Market Center at CitiPlace, Vignette Findings, LLC has the right to pay a minimum gross rent of $5,000 per month in the event that their annual revenues fall below $174,000 per annum. If Vignette Findings, LLC elects to pay the minimum gross rent, the borrower will have the right to market the tenant’s space for the duration of the lease. If the borrower elects to lease the space to another tenant, the borrower is required to provide Vignette Findings, LLC with written notice, and Vignette Findings, LLC will have 30 days thereafter to either pay the full rent or terminate the lease by providing the borrower with the equivalent of three months of minimum guaranteed rent as specified in article 1.1 (m) of the lease.

With regards to Loan No. 54, Ontario Marketplace, the Largest Tenant, Famous Footwear, the Third Largest tenant Rue 21, the Fifth Largest tenant, Payless Shoe Source, Gamestop and GNC each have co-tenancy clauses in their leases that generally allow for their leases to be terminated in the event that Walmart closes.

With regards to Loan No. 54, Ontario Marketplace, the 4th Largest Tenant, The Children’s Place, can terminate its lease with 60 days’ notice if its sales are not greater than $900,000. The Children’s Place has not met this sales figure since taking occupancy in 2011, and annual sales for 2013 and 2014 were $665,565 and $725,109, respectively.

With regards to Loan No. 59, Six Columbus Center, University of Phoenix (which occupies approximately 23% of the net rentable square footage at the property) has a one-time option to terminate the lease on May 31, 2017, provided it gives 360 days’ prior written notice. If the tenant exercises its option, all excess cash generated at the Mortgaged Property will be swept into a lender-controlled reserve, unless the related borrower deposits $150,000 with the lender. Absent the tenant’s exercise of its termination option, the lease will expire on May 31, 2019.

With regards to Loan No. 60, 1411 Harbor Bay Parkway, the Largest Tenant, Penumbra, subleases the space to Prometric Inc. The sublease expires August 30, 2017.

21	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

With regards to Loan No. 35, Market Center at CitiPlace, the other upfront reserve represents reserves for free rent to be released to the borrower periodically as long as no cash sweep period then exists.

With regards to Loan No. 35, Market Center at CitiPlace, the upfront TI/LC reserve will be released upon execution by (a) Barnes & Noble of an amended lease on terms reasonably acceptable to the Lender providing for minimum annual rent of an amount necessary to cause the Loan to achieve a 1.25x DSCR and a five year renewal term or (b) a replacement tenant of a lease on terms substantially similar to those outlined in (a).

With regards to Loan No. 62, Hampton Inn Madison, the other upfront reserve represents a PIP reserve of $1,000,000 and a quality assurance reserve of $25,000. The quality assurance funds will be released to the borrower when the lender has received evidence from the franchisor that the borrower (i) has received a passing score on the most recent regular quality assurance evaluation performed at the property by the franchisor, and (ii) otherwise meets all required quality assurance standards specified in the franchise agreement.

22
Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being trigger in the respective mortgage loan documents.

With regards to Loan No. 15, 2000 Bering, the monthly insurance reserve is waived by the lender, provided that the borrower has prompt evidence that the premium is paid within five days of the due date. As long as the borrower complies with the Insurance “Premium Escrow Suspension Requirements”, the monthly insurance reserve will be waived.

With regards to Loan No. 22, Best Self Storage Portfolio, the Monthly Insurance Reserve is suspended as long as there is a blanket policy in place.

With regards to Loan No. 25, Waterford Wedgwood Warehouse, all excess cash flow from the property is required to be swept into an account to be held as additional collateral for the loan starting on the date that is 12 months prior to the expiration of a Sweep Lease which is defined as either the current tenant lease, or any other lease at the property which covers 25,000 or more rentable square feet.

With regards to Loan No. 27, Santa Clarita Industrial Portfolio, the condo funds reserve refers to payments to be made by the borrower on each monthly payment date in an amount equal to one-twelfth of an amount which would be sufficient to pay the condo assessments payable, or estimated by lender to be payable, during the next ensuing 12 months.

With regards to Loan No. 27, Santa Clarita Industrial Portfolio, the borrower is required to make an additional monthly payment for TI/LC reserves of $3,413 for the first 36 months of the loan term.

With regards to Loan No. 35, Market Center at CitiPlace, all excess cash flow from the property is required to be swept into an account to be held by the Lender as additional collateral for the loan upon (i) the date that is 18 months prior to the expiration of a Sweep Lease, (ii) early termination of a Sweep Lease, (iii) a sweep tenant going dark, (iv) an event of default by a sweep tenant under a Sweep Lease, or (v) a bankruptcy or insolvency proceeding of a sweep tenant or its parent. A Sweep Lease, as used herein, means Barnes & Noble or any other lease at the property that covers 25,000 or more rentable square feet. The borrower may at any time post a $750,000 letter of credit to avoid or discontinue any cash flow sweep associated with an above referenced Sweep Lease or above referenced sweep tenant.

With regards to Loan No. 47, Hampton Inn Lincoln South Heritage Park, the borrower is required to deposit funds into the franchise renewal reserve account beginning 18 months prior to the expiration of the franchise agreement. These funds will be released to the borrower once the franchise agreement has been renewed for a term of at least 10 years and on other terms acceptable to the lender, or a satisfactory replacement hotel franchise agreement has been signed for at least 10 years and on other terms acceptable to the lender.

With regards to Loan No. 55, 8100 Jarvis, during a lease sweep period (as defined in the loan agreement), borrower will be required to make deposits into the special rollover reserve subaccount (as defined in the loan agreement). In the event of a lease sweep period commencing on the date that is three (3) years prior to the expiration date of either the Neato Robotics, Inc. lease or the Staples Contractor & Co. lease, the borrower will not be required to make additional deposits into the special rollover reserve subaccount if the amount in the special rollover reserve is equal to: (i) $100,000 on the date that is 36 months prior to the lease sweep lease expiration, (ii) $200,000 on the date that is 24 months prior to the lease sweep lease expiration date or (iii) $300,000 prior to the date that is 12 months prior to the lease sweep lease expiration date.

With regards to Loan No. 56, Stage Road Commons, the borrower will be required to make monthly deposits into the special rollover reserve during a period commencing upon (i) the date that is twelve (12) months prior to Hobby Lobby’s lease expiration, (ii) the date on which Hobby Lobby is required to exercise its renewal option and does not do so, (iii) the surrender, cancellation or termination of Hobby Lobby’s lease, (iv) Hobby Lobby going dark or giving notice of its intent to do so, (v) Hobby Lobby defaulting under its lease, or (vi) the occurrence of a Bankruptcy proceeding by Hobby Lobby or any other tenant.

With regards to Loan No. 59, Six Columbus Center, the borrower will be required to make monthly deposits into the specified tenant rollover reserve upon (i) the Children’s Medical Group, Inc. d/b/a Town Center Pediatrics

failing to provide notice of its intent to extend its lease on the date on which such notice is required to be provided or (ii) on the date that is six (6) months prior to the Children’s Medical Group, Inc. d/b/a Town Center Pediatrics lease expiration date. Additionally, upon the University of Phoenix terminating its lease or giving notice of termination, all excess cash generated at the Mortgaged Property will be swept into the University of Phoenix lease termination reserve unless the borrower deposits $150,000 with the lender.

With regards to Loan No. 60, 1411 Harbor Bay Parkway, the Monthly TI/LC and Capital Expenditure Reserves are springing upon the tenant vacating or the occurrence of a Trigger Lease Event.

With regards to Loan No. 62, Hampton Inn Madison, the borrower is required to deposit funds into the franchise renewal reserve account beginning 18 months prior to the expiration of the franchise agreement. These funds will be released to the borrower once the franchise agreement has been renewed for a term of at least 10 years and on other terms acceptable to the lender, or a satisfactory replacement hotel franchise agreement has been signed for at least 10 years and on other terms acceptable to the lender.

With regards to Loan No. 68, Ford Plaza, the borrower is required to deposit $50,000 upfront for TI/LC reserves (to suspend ongoing collections). Ongoing collections for TI/LC reserves is required to commence upon the borrower’s withdrawal of any funds from the TI/LC reserve and will continue until the amount in the TI/LC reserve equals $50,000.

With regards to Loan No. 72, Eastgate Apartments, the Monthly Seasonality Reserve is springing only if the balance of the Seasonality Reserve Account falls below $32,000. Once the account falls below $32,000, the borrower will pay $4,000 per month until the target amount is reached or exceeded.

With regards to Loan No. 80, Abercorn Street Apartments, the borrower is required to deposit $16,880 upfront for replacement reserves (to suspend ongoing collections). Ongoing collections for replacement reserves is required to commence upon the borrower’s withdrawal of any funds from the replacement reserve and will continue until the amount in the replacement reserve equals $16,880.

23
Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With regards to Loan No. 25, Waterford Wedgwood Warehouse, the capex reserve and TI/LC reserve cap will not apply in the event that the sponsor’s liquidity falls below $4,000,000.

ANNEX B

STRUCTURAL AND COLLATERAL TERM SHEET

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

March 10, 2015

CSAIL 2015-C1
Commercial Mortgage Trust

Prospectus Supplement
Structural and Collateral Term Sheet

Credit Suisse First Boston Mortgage Securities Corp.
as Depositor

Commercial Mortgage Pass-Through Certificates Series 2015-C1

Column Financial, Inc.
MC-Five Mile Commercial Mortgage Finance LLC
The Bancorp Bank
BSPCC Lender L.L.C.
as Sponsors and Mortgage Loan Sellers

Credit Suisse Lead Manager and Sole Bookrunner

Wells Fargo
Co-Manager

STATEMENT REGARDING ASSUMPTIONS AS TO
SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Credit Suisse Securities (USA) LLC, and the other underwriters (the “Underwriters”) are soliciting any action based upon it.  This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time.  The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the CSAIL 2015-C1 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “Offering Document”).  The Information supersedes any such information previously delivered.  The information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety.   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

  Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this prospectus supplement is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Indicative Capital Structure

Publicly Offered Certificates

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	$43,251,000		30.000%(2)	2.77	04/15-10/19	44.4%	15.0%
A-2	$56,329,000		30.000%(2)	4.75	10/19-02/20	44.4%	15.0%
A-3	$270,000,000		30.000%(2)	9.51	07/24-10/24	44.4%	15.0%
A-4	$405,275,000		30.000%(2)	9.68	10/24-01/25	44.4%	15.0%
A-SB	$74,606,000		30.000%(2)	7.22	02/20-07/24	44.4%	15.0%
X-A	$934,407,000	(6)	N/A	N/A	N/A	N/A	N/A
X-B	$66,743,000	(6)	N/A	N/A	N/A	N/A	N/A
A-S	$84,946,000		23.000%	9.82	01/25-01/25	48.8%	13.6%
B	$66,743,000		17.500%	9.85	01/25-02/25	52.3%	12.7%
C	$53,091,000		13.125%	9.90	02/25-02/25	55.1%	12.1%

Privately Offered Certificates(7)

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-D	$62,192,000	(6)	N/A	N/A	N/A	N/A	N/A
X-E	$24,270,000	(6)	N/A	N/A	N/A	N/A	N/A
X-F	$15,168,000	(6)	N/A	N/A	N/A	N/A	N/A
X-NR	$57,645,215	(6)	N/A	N/A	N/A	N/A	N/A
D	$62,192,000		8.000%	9.95	02/25-03/25	58.3%	11.4%
E	$24,270,000		6.000%	9.99	03/25-03/25	59.6%	11.2%
F	$15,168,000		4.750%	9.99	03/25-03/25	60.4%	11.0%
NR	$57,645,215		0.000%	9.99	03/25-03/25	63.4%	10.5%

(1)	Approximate, subject to a variance of plus or minus 5%.
(2)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates are represented in the aggregate.
(3)	Assumes 0% CPR / 0% CDR and a March 20, 2015 closing date. Based on modelling assumptions as described in the Prospectus Supplement dated March 10, 2015 (the “Prospectus Supplement”).
(4)
The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)
The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial Certificate Balance of all of the Classes of Principal Balance Certificates divided by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR Notional Amounts are defined in the Prospectus Supplement.
(7)	The Class R certificates are not shown above.

Summary of Transaction Terms

Securities Offered:	$1,213,516,215 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Lead Manager and Sole Bookrunner:	Credit Suisse Securities (USA) LLC.
Co-Managers:	Wells Fargo Securities, LLC.
Mortgage Loan Sellers:	Column Financial, Inc. (“Column”) (76.4%), MC-Five Mile Commercial Mortgage Finance LLC (“MC-Five Mile”) (9.7%), The Bancorp Bank (“Bancorp”) (8.3%) and BSPCC Lender L.L.C. (“BSPCC”) (5.6%).
Master Servicer:	KeyBank National Association (“KeyBank”).
Special Servicer:	C-III Asset Management LLC (“C-III”).
Controlling Class Representative:	Raith Capital Partners, LLC or its affiliate.
Trustee:	Wells Fargo Bank, National Association.
Certificate Administrator:	Wells Fargo Bank, National Association.
Operating Advisor:	Park Bridge Lender Services LLC.
Closing Date:	On or about March 20, 2015.
Cut-off Date:
With respect to each mortgage loan, the related due date in March 2015, or with respect to any mortgage loan that has its first due date in April 2015, the date that would otherwise have been the related due date in March 2015 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing in April 2015.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in April 2015.
Rated Final Distribution Date:	The Distribution Date in April 2050.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.
Form of Offering:
The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates will be offered publicly (the “Publicly Offered Certificates”).  The Class X-D, Class X-E, Class X-F, Class X-NR, Class D, Class E, Class F, Class NR and Class R certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.

SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	1% clean-up call.
Minimum Denominations:
The Publicly Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be available on Intex Solutions, Inc., Trepp, LLC, Bloomberg Financial Markets, L.P. and BlackRock Financial Management Inc.

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”)(1):	$1,213,516,216
Number of Mortgage Loans:	82
Number of Mortgaged Properties:	114
Average Cut-off Date Balance per Mortgage Loan:	$14,798,978
Weighted Average Current Mortgage Rate:	4.3142%
10 Largest Mortgage Loans as % of IPB:	47.1%
Weighted Average Remaining Term to Maturity:	114 months
Weighted Average Seasoning:	3 months
Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	1.85x
Weighted Average UW NOI Debt Yield(2):	10.5%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2):	63.4%
Weighted Average Maturity Date LTV(2)(4):	56.1%
Other Statistics
% of Mortgage Loans with Additional Debt:	9.1%
% of Mortgaged Properties with Single Tenants:	2.7%
Amortization
Weighted Average Original Amortization Term(5):	353 months
Weighted Average Remaining Amortization Term(5):	352 months
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	47.4%
% of Mortgage Loans with Interest-Only:	27.6%
% of Mortgage Loans with Amortizing Balloon:	25.0%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon followed by ARD-Structure:	N/A
% of Mortgage Loans with Interest-Only followed by ARD-Structure:	N/A
% of Mortgage Loans with Amortizing Balloon followed by ARD-Structure	N/A
Cash Management(6)
% of Mortgage Loans with Springing Lockboxes:	45.8%
% of Mortgage Loans with In-Place, Hard Lockboxes:	40.5%
% of Mortgage Loans with In-Place, Soft Lockboxes:	12.8%
% of Mortgage Loans with No Lockbox:	0.9%
Reserves
% of Mortgage Loans Requiring Upfront or Ongoing Tax Reserves:	77.9%
% of Mortgage Loans Requiring Upfront or Ongoing Insurance Reserves:	55.1%
% of Mortgage Loans Requiring Upfront or Ongoing CapEx Reserves(7):	75.5%
% of Mortgage Loans Requiring Upfront or Ongoing TI/LC Reserves(8):	49.2%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)
In the case of Loan Nos. 1, 2, 4, 5, 10 and 14 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan.  In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan.

(3)
For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(4)
In the case of Loan Nos. 22 and 40 the Maturity Date LTV are calculated based upon an ”as-stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus Supplement for additional details.

(5)	Excludes 5 mortgage loans that are interest-only for the entire term.
(6)	For a detailed description of Cash Management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Lockbox Accounts” in the Prospectus Supplement.
(7)	CapEx Reserves include FF&E reserves for hotel properties.
(8)	Calculated only with respect to Cut-off Date Balance of mortgage loans secured by retail, industrial, office and mixed use properties.

Collateral Characteristics

Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
Column	52	77	$927,450,370	76.4%
MC-Five Mile	7	7	117,431,236	9.7
Bancorp	13	16	100,769,944	8.3
BSPCC	10	14	67,864,666	5.6
	82	114	$1,213,516,216	100.0%

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Properties	Cut-off Date Balance	% of IPB	SF/Pads/ Beds/ Rooms	Property Type	UW NCF DSCR(1)		UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1	Soho-Tribeca Grand Hotel Portfolio	Column	2	$110,000,000	9.1%	554	Hotel	2.25	x	10.5%	57.8%	57.8%
2	500 Fifth Avenue	Column	1	$100,000,000	8.2%	712,791	Office	3.37	x	13.7%	33.3%	33.3%
3	Courtyard Midtown East	Column	1	$86,000,000	7.1%	317	Hotel	1.82	x	12.9%	58.1%	49.4%
4	Westfield Trumbull	Column	1	$77,179,054	6.4%	1,130,472	Retail	2.73	x	11.3%	58.1%	58.1%
5	Westfield Wheaton	Column	1	$42,617,526	3.5%	1,649,363	Retail	2.43	x	10.1%	58.4%	58.4%
6	PFC MHC Portfolio	Column	8	$33,616,000	2.8%	1,535	Manufactured Housing	1.51	x	9.5%	69.1%	60.7%
7	Aspen San Marcos	Column	1	$33,600,000	2.8%	748	Multifamily	1.27	x	8.0%	73.2%	65.6%
8	777 East 10th Street	MC-Five Mile	1	$31,949,268	2.6%	89,444	Mixed Use	1.68	x	10.4%	67.0%	54.0%
9	The Boulevard at Tallahassee	MC-Five Mile	1	$30,450,000	2.5%	924	Multifamily	1.26	x	7.9%	74.3%	68.0%
10	St. Louis Premium Outlets	Column	1	$26,000,000	2.1%	351,462	Retail	1.41	x	8.6%	71.6%	65.1%

Top 3 Total/Weighted Average			4	$296,000,000	24.4%			2.50	x	12.3%	49.6%	47.0%
Top 5 Total/Weighted Average			6	$415,796,580	34.3%			2.54	x	11.9%	52.1%	50.3%
Top 10 Total/Weighted Average			18	$571,411,848	47.1%			2.23	x	11.1%	57.3%	53.5%

(1)
In the case of Loan Nos. 1, 2, 4, 5 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan.  In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan.

Pari Passu Note Loan Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Loan Cut-off Date Balance	Subordinate Loan Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling and Servicing Agreement	Master Servicer	Special Servicer
1	Soho-Tribeca Grand Hotel Portfolio(1)	$110,000,000	$115,000,000	$25,000,000	$225,000,000	CSAIL 2015-C1	KeyBank	C-III
2	500 Fifth Avenue	$100,000,000	$100,000,000	N/A	$200,000,000	JPMBB 2014-C26	Midland Loan Services, a Division of PNC Bank, National Association (“Midland”)	Midland
4	Westfield Trumbull	$77,179,054	$75,120,946	N/A	$152,300,000	CSAIL 2015-C1	KeyBank	C-III
5	Westfield Wheaton(2)	$42,617,526	$192,000,000	N/A	$234,617,526	CSAIL 2015-C1(2)	KeyBank(2)	C-III(2)
10	St. Louis Premium Outlets	$26,000,000	$69,000,000	N/A	$95,000,000	JPMBB 2014-C26	Midland	Midland
14	Bayshore Mall	$23,500,000	$23,000,000	N/A	$46,500,000	CSAIL 2015-C1	KeyBank	C-III

(1)	The Soho-Tribeca Grand Hotel Portfolio Total Mortgage Loan Cut-off Date Balance excludes the Subordinate Companion Loan.
(2)
The Master Servicer and Special Servicer under the Controlling Pooling and Servicing Agreement will initially service the related whole loan. The controlling Companion Loan is currently held by Column and is expected to be contributed to a future securitized trust. Prior to the securitization of the controlling Companion Loan, Column will remain the controlling holder of the whole loan.  Following the securitization of the controlling Companion Loan, the controlling holder of the whole loan will be the controlling class representative with respect to such other securitization (prior to a control termination event with respect to such other securitization), the Controlling Pooling and Servicing Agreement will be the pooling and servicing agreement for such securitization and the master servicer and the special servicer for the whole loan will be the master servicer and the special servicer for such other securitization.

Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut- off Date Balance	Mortgage Loan UW NCF DSCR	Total Debt UW NCF DSCR	Mortgage Loan Cut- off Date LTV	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield	Total Debt UW NOI Debt Yield
1	Soho-Tribeca Grand Hotel Portfolio	$110,000,000	$25,000,000	$250,000,000	2.25x	1.93x	57.8%	64.3%	10.5%	9.5%

(1)	Represents a B-Note.

Mortgaged Properties by Type(1)(2)

						Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(3)		UW NOI DY	Cut-off Date LTV	Maturity Date LTV(4)
Retail
	Anchored	10	$240,315,699	19.8%	97.5%	2.01	x	9.9%	63.3%	59.2%
	Regional Mall	1	$23,500,000	1.9%	88.9%	1.62	x	10.1%	67.4%	58.2%
	Unanchored	5	$20,169,487	1.7%	95.9%	1.66	x	11.0%	61.3%	51.7%
	Shadow Anchored	2	$14,496,272	1.2%	98.2%	1.40	x	9.0%	74.4%	68.1%
	Single Tenant	2	$11,834,762	1.0%	100.0%	1.47	x	9.9%	59.7%	46.4%
	Subtotal:	20	$310,316,221	25.6%	96.9%	1.91	x	10.0%	63.9%	58.5%
Hotel
	Full Service	3	$128,930,312	10.6%	84.0%	2.17	x	10.9%	58.5%	56.1%
	Select Service	1	$86,000,000	7.1%	91.2%	1.82	x	12.9%	58.1%	49.4%
	Limited Service	8	$57,656,899	4.8%	74.4%	1.68	x	12.3%	67.9%	54.4%
	Extended Stay	2	$17,208,258	1.4%	75.7%	1.72	x	11.9%	70.9%	58.7%
	Subtotal:	14	$289,795,469	23.9%	83.7%	1.94	x	11.8%	61.0%	53.9%
Multifamily
	Garden	26	$200,461,415	16.5%	94.5%	1.40	x	9.3%	73.9%	63.9%
	Student Housing	5	$79,323,660	6.5%	97.0%	1.32	x	8.4%	73.0%	65.0%
	Subtotal:	31	$279,785,076	23.1%	95.2%	1.38	x	9.0%	73.6%	64.2%
Office
	CBD	2	$121,600,000	10.0%	92.7%	2.98	x	12.7%	38.9%	37.9%
	Suburban	6	$26,733,256	2.2%	97.4%	1.36	x	9.0%	67.0%	55.8%
	Subtotal:	8	$148,333,256	12.2%	93.6%	2.69	x	12.0%	44.0%	41.2%
Manufactured Housing
	Manufactured Housing	23	$88,769,765	7.3%	82.2%	1.70	x	10.7%	68.7%	58.3%
	Subtotal:	23	$88,769,765	7.3%	82.2%	1.70	x	10.7%	68.7%	58.3%
Mixed Use
	Retail/Office	1	$31,949,268	2.6%	99.2%	1.68	x	10.4%	67.0%	54.0%
	Office/Retail/Residential	1	$4,400,000	0.4%	94.7%	1.32	x	8.8%	71.5%	61.3%
	Office/Retail	1	$1,134,158	0.1%	78.6%	1.32	x	8.1%	51.6%	49.9%
	Retail/Residential	1	$824,842	0.1%	100.0%	1.32	x	8.1%	51.6%	49.9%
	Subtotal:	4	$38,308,268	3.2%	98.1%	1.62	x	10.1%	66.7%	54.6%
Self Storage
	Self Storage	9	$32,159,760	2.7%	78.7%	1.64	x	10.5%	54.6%	45.4%
	Subtotal:	9	$32,159,760	2.7%	78.7%	1.64	x	10.5%	54.6%	45.4%
Industrial
	Warehouse	1	$13,698,402	1.1%	100.0%	1.28	x	9.2%	73.3%	53.9%
	Flex/Office	4	$12,350,000	1.0%	92.0%	1.42	x	9.4%	70.8%	61.8%
	Subtotal:	5	$26,048,402	2.1%	96.2%	1.35	x	9.3%	72.1%	57.6%
	Total / Weighted Average:	114	$1,213,516,216	100.0%	91.4%	1.85	x	10.5%	63.4%	56.1%

(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)
In the case of Loan Nos. 1, 2, 4, 5, 10 and 14, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan.  In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan.

(3)
For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(4)
In the case of Loan Nos. 22 and 40 the Cut-off Date LTV and the Maturity Date LTV are calculated based upon an ”as-stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus Supplement for additional details.

Mortgaged Properties by Location(1)(2)

State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(3)		UW NOI DY	Cut-off Date LTV	Maturity Date LTV(4)
New York	4	$296,000,000	24.4%	88.9%	2.50	x	12.3%	49.6%	47.1%
California	23	182,245,705	15.0	93.6%	1.55	x	9.9%	63.0%	54.3%
Texas	17	158,551,748	13.1	92.3%	1.34	x	9.0%	71.0%	62.0%
Florida	18	97,190,326	8.0	90.3%	1.44	x	9.3%	71.4%	62.7%
North Carolina	13	81,076,591	6.7	93.7%	1.31	x	8.7%	77.6%	66.5%
Connecticut	1	77,179,054	6.4	98.0%	2.73	x	11.3%	58.1%	58.1%
Maryland	2	48,584,386	4.0	96.6%	2.33	x	10.3%	57.5%	55.8%
Missouri	2	38,000,000	3.1	100.0%	1.39	x	8.5%	72.7%	66.2%
Georgia	6	35,211,161	2.9	77.6%	1.85	x	12.7%	65.8%	52.7%
Louisiana	3	32,151,658	2.6	94.8%	1.66	x	10.7%	68.9%	58.9%
Michigan	3	27,012,178	2.2	79.8%	1.81	x	12.0%	70.4%	59.3%
Virginia	5	22,021,636	1.8	95.6%	1.55	x	9.7%	73.3%	59.2%
Delaware	1	20,940,058	1.7	99.0%	1.56	x	10.1%	66.0%	53.1%
Indiana	3	16,720,000	1.4	77.0%	1.61	x	11.8%	73.1%	63.2%
New Jersey	1	13,698,402	1.1	100.0%	1.28	x	9.2%	73.3%	53.9%
Ohio	1	13,349,850	1.1	65.0%	1.75	x	13.2%	59.9%	44.1%
Oregon	2	11,253,104	0.9	96.2%	1.47	x	9.5%	67.2%	54.4%
Kentucky	1	8,210,000	0.7	88.0%	1.49	x	10.6%	75.2%	64.9%
Washington	1	7,957,714	0.7	98.9%	1.23	x	8.4%	70.1%	57.0%
Nebraska	1	6,366,171	0.5	72.2%	1.53	x	11.7%	70.0%	52.0%
South Carolina	1	6,250,000	0.5	96.9%	1.68	x	10.4%	62.9%	53.7%
Tennessee	1	5,265,890	0.4	100.0%	1.35	x	9.8%	74.7%	60.3%
Illinois	2	3,308,000	0.3	86.2%	1.56	x	9.6%	75.0%	62.0%
Nevada	1	2,496,272	0.2	89.5%	1.60	x	11.6%	71.3%	65.8%
Arizona	1	2,476,311	0.2	70.9%	1.57	x	10.4%	66.6%	55.1%
Total / Weighted Average:	114	$1,213,516,216	100.0%	91.4%	1.85	x	10.5%	63.4%	56.1%

(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)
In the case of Loan Nos.1, 2, 4, 5, 10 and 14, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan.  In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan.

(3)
For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(4)
In the case of Loan Nos. 22 and 40 the Maturity Date LTV are calculated based upon an “as-stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus Supplement for additional details.

Cut-off Date Principal Balance(1)

				Weighted Average
Range of Principal Balances	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI DY	Cut-off Date LTV	Maturity Date LTV(3)
$1,267,805 - $4,999,999	25	$78,698,435	6.5%	4.5426%	113	1.72x	11.4%	61.9%	51.4%
$5,000,000 - $9,999,999	24	168,377,304	13.9	4.5965%	113	1.62x	10.8%	67.2%	56.6%
$10,000,000 - $19,999,999	16	233,894,571	19.3	4.6432%	113	1.46x	9.9%	71.2%	59.3%
$20,000,000 - $24,999,999	5	110,710,058	9.1	4.2576%	106	1.37x	8.7%	66.2%	59.0%
$25,000,000 - $49,999,999	8	248,656,794	20.5	4.3214%	117	1.56x	9.0%	70.7%	63.1%
$50,000,000 - $110,000,000	4	373,179,054	30.8	3.9445%	116	2.55x	12.1%	51.4%	49.4%
Total / Weighted Average:	82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

Mortgage Interest Rates(1)

				Weighted Average
Range of Mortgage Interest Rates	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI DY	Cut-off Date LTV	Maturity Date LTV(3)
3.5001% – 4.0000%	7	$253,956,340	20.9%	3.7368%	118	2.81x	12.1%	48.3%	47.1%
4.0001% – 4.2500%	4	147,875,000	12.2	4.0424%	116	2.08x	10.1%	60.6%	59.1%
4.2501% – 4.5000%	36	501,740,038	41.3	4.3992%	113	1.49x	9.8%	68.2%	58.3%
4.5001% – 4.7500%	15	172,037,195	14.2	4.5840%	117	1.53x	10.5%	68.6%	57.2%
4.7501% – 5.0000%	15	103,405,082	8.5	4.9046%	113	1.56x	10.6%	68.7%	58.0%
5.0001% – 5.7500%	5	34,502,560	2.8	5.3794%	85	1.35x	9.9%	74.1%	66.1%
Total / Weighted Average:	82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

Original Term to Maturity/ARD in Months(1)

				Weighted Average
Original Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI DY	Cut-off Date LTV	Maturity Date LTV((3)
60	5	$54,098,698	4.5%	4.7753%	57	1.30x	8.6%	64.9%	61.7%
120	77	1,159,417,517	95.5	4.2927%	117	1.87x	10.6%	63.3%	55.8%
Total / Weighted Average:	82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

(1)
In the case of Loan Nos.1, 2, 4, 5, 10 and 14, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan.  In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan.

(2)
For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(3)
In the case of Loan Nos. 22 and 40 the Maturity Date LTV are calculated based upon an “as-stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus Supplement for additional details.

)

Remaining Term to Maturity/ARD in Months(1)

				Weighted Average
Remaining Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI DY	Cut-off Date LTV	Maturity Date LTV(3)
55 – 60	5	$54,098,698	4.5%	4.7753%	57	1.30x	8.6%	64.9%	61.7%
61 – 120	77	1,159,417,517	95.5	4.2927%	117	1.87x	10.6%	63.3%	55.8%
Total / Weighted Average:	82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

Original Amortization Term in Months(1)

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI DY	Cut-off Date LTV	Maturity Date LTV(3)
Interest Only	5	$335,296,580	27.6%	3.8125%	117	2.72x	11.6%	50.5%	50.5%
300	9	72,157,864	5.9	4.5124%	118	1.68x	12.5%	60.7%	44.8%
324	2	50,424,000	4.2	4.4110%	116	1.24x	8.4%	80.0%	68.8%
360	66	755,637,771	62.3	4.5115%	112	1.52x	10.0%	68.2%	58.8%
Total / Weighted Average:	82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

Remaining Amortization Term in Months(1)

				Weighted Average
Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI DY	Cut-off Date LTV	Maturity Date LTV(3)
Interest Only	5	$335,296,580	27.6%	3.8125%	117	2.72x	11.6%	50.5%	50.5%
297 – 299	9	72,157,864	5.9	4.5124%	118	1.68x	12.5%	60.7%	44.8%
300 – 360	68	806,061,771	66.4	4.5052%	112	1.50x	9.9%	69.0%	59.5%
Total / Weighted Average:	82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

(1)
In the case of Loan Nos.1, 2, 4, 5, 10 and 14, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan.  In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan.

(2)
For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(3)
In the case of Loan Nos. 22 and 40 the Maturity Date LTV are calculated based upon an “as-stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus Supplement for additional details.

Amortization Types(1)

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI DY	Cut-off Date LTV	Maturity Date LTV(3)
IO-Balloon	40	$575,336,500	47.4%	4.4555%	113	1.46x	9.6%	69.1%	60.6%
Interest Only	5	335,296,580	27.6	3.8125%	117	2.72x	11.6%	50.5%	50.5%
Balloon	37	302,883,136	25.0	4.6012%	114	1.62x	11.0%	66.7%	53.7%
Total / Weighted Average:	82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

Interest Only Periods(1)(4)

				Weighted Average
Interest Only Periods	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI DY	Cut-off Date LTV	Maturity Date LTV(3)
12 - 24	19	$222,544,000	24.4%	4.5869%	114	1.60x	11.0%	66.3%	56.4%
25 - 48	15	235,272,500	25.8	4.3913%	109	1.41x	9.0%	70.7%	62.4%
49 - 60	6	117,520,000	12.9	4.3354%	117	1.29x	8.1%	71.2%	65.1%
61 - 120	5	335,296,580	36.8	3.8125%	117	2.72x	11.6%	50.5%	50.5%
Total / Weighted Average:	45	$910,633,080	100.0%	4.2188%	114	1.92x	10.3%	62.3%	56.9%

(1)
In the case of Loan Nos.1, 2, 4, 5, 10 and 14, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan.  In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan.

(2)
For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(3)
In the case of Loan Nos. 22 and 40 the Maturity Date LTV are calculated based upon an “as-stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus Supplement for additional details.

(4)	Excluding 37 loans that have no interest only period for the entire term.

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

				Weighted Average
Underwritten Net Cash Flow Debt Service Coverage Ratios	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR	UW NOI DY	Cut-off Date LTV	Maturity Date LTV(3)
1.20x – 1.25x	6	$124,651,714	10.3%	4.3844%	107	1.23x	8.0%	71.8%	64.0%
1.26x – 1.50x	32	341,302,665	28.1	4.6055%	112	1.36x	9.0%	71.6%	62.1%
1.51x – 1.75x	24	260,875,898	21.5	4.4614%	117	1.61x	10.8%	67.5%	55.4%
1.76x – 2.00x	6	119,437,442	9.8	4.4547%	114	1.84x	12.9%	61.2%	51.6%
2.01x – 2.25x	6	130,789,620	10.8	4.1071%	116	2.22x	11.0%	57.8%	56.1%
2.26x – 2.50x	5	56,091,722	4.6	3.8711%	120	2.42x	10.8%	54.8%	53.7%
2.51x – 2.75x	1	77,179,054	6.4	3.8000%	120	2.73x	11.3%	58.1%	58.1%
2.76x – 3.00x	1	3,188,100	0.3	4.8500%	117	2.77x	17.9%	50.6%	41.6%
3.01x – 3.50x	1	100,000,000	8.2	3.5800%	115	3.37x	13.7%	33.3%	33.3%
Total / Weighted Average:	82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

LTV Ratios as of the Cut-off Date(1)

				Weighted Average
Range of Cut-off Date LTVs	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)	UW NOI DY	Cut-off Date LTV	Maturity Date LTV(3)
30.1% – 35.0%	3	$108,159,760	8.9%	3.6117%	115	3.29x	13.8%	33.3%	32.6%
35.1% – 45.0%	1	2,500,000	0.2	4.0000%	118	2.40x	13.9%	43.5%	37.6%
45.1% – 50.0%	2	6,997,608	0.6	4.1849%	119	2.36x	11.2%	49.5%	47.5%
50.1% – 55.0%	3	18,949,960	1.6	4.4188%	87	1.66x	10.9%	51.2%	44.6%
55.1% – 60.0%	9	361,940,849	29.8	4.0872%	113	2.18x	11.1%	58.2%	55.2%
60.1% – 65.0%	10	76,827,492	6.3	4.6789%	117	1.52x	10.7%	63.4%	53.2%
65.1% – 70.0%	21	224,699,955	18.5	4.5188%	117	1.58x	10.3%	67.6%	55.8%
70.1% – 75.0%	29	337,299,167	27.8	4.4665%	117	1.41x	9.1%	73.3%	63.4%
75.1% – 80.0%	4	76,141,426	6.3	4.7414%	102	1.28x	8.9%	79.4%	69.7%
Total / Weighted Average:	82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

(1)
In the case of Loan Nos.1, 2, 4, 5, 10 and 14, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan.  In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan.

(2)
For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(3)
In the case of Loan Nos. 22 and 40 the Maturity Date LTV are calculated based upon an “as-stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus Supplement for additional details.

LTV Ratios as of the Maturity Date(1)(2)

				Weighted Average
Range of Maturity Date/ARD LTVs	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(3)	UW NOI DY	Cut-off Date LTV	Maturity Date LTV
20.1% - 25.0%	1	$3,976,589	0.3%	4.0000%	117	2.42x	15.6%	32.9%	23.8%
25.1% - 30.0%	1	4,183,171	0.3	4.0000%	118	2.22x	14.4%	34.9%	25.2%
30.1% - 35.0%	1	100,000,000	8.2	3.5800%	115	3.37x	13.7%	33.3%	33.3%
35.1% - 40.0%	3	9,964,468	0.8	4.2921%	118	1.92x	12.7%	48.6%	37.6%
40.1% - 45.0%	2	16,537,951	1.4	4.5755%	118	1.95x	14.1%	58.1%	43.6%
45.1% - 50.0%	7	129,406,240	10.7	4.4315%	110	1.79x	12.5%	58.2%	48.8%
50.1% - 55.0%	18	164,053,818	13.5	4.5991%	116	1.59x	10.5%	66.0%	53.5%
55.1% - 60.0%	20	392,261,487	32.3	4.1207%	115	2.03x	10.1%	61.9%	57.9%
60.1% - 65.0%	19	188,384,795	15.5	4.5700%	116	1.49x	9.8%	73.1%	62.7%
65.1% - 70.0%	9	187,240,272	15.4	4.3953%	116	1.29x	8.3%	75.0%	67.0%
70.1% - 75.0%	1	17,507,426	1.4	5.6000%	55	1.28x	9.5%	79.6%	74.4%
Total / Weighted Average:	82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

Prepayment Protection(1)

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(3)	UW NOI DY	Cut-off Date LTV	Maturity Date LTV(2)
Defeasance	74	$1,049,821,387	86.5%	4.3656%	113	1.77x	10.4%	64.2%	56.1%
Defeasance or Yield Maintenance	2	119,796,580	9.9	3.8000%	120	2.62x	10.9%	58.2%	58.2%
Yield Maintenance	6	43,898,249	3.6	4.4879%	116	1.67x	11.0%	57.7%	50.0%
Total / Weighted Average:	82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

Loan Purpose(1)

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(3)	UW NOI DY	Cut-off Date LTV	Maturity Date LTV(2)
Refinance	63	$1,057,638,344	87.2%	4.2776%	114	1.90x	10.6%	62.4%	55.6%
Acquisition	18	152,569,872	12.6	4.5682%	116	1.50x	9.8%	69.5%	59.7%
Acquisition/Refinance	1	3,308,000	0.3	4.3000%	118	1.56x	9.6%	75.0%	62.0%
Total / Weighted Average:	82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

(1)
In the case of Loan Nos.1, 2, 4, 5, 10 and 14, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan.  In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan.

(2)
In the case of Loan Nos. 22 and 40 the Maturity Date LTV are calculated based upon an “as-stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus Supplement for additional details.

(3)
For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

Previous Securitization History(1)

No.	Loan / Property Name	Location	Property Type	Previous Securitization
1.1	Soho Grand Hotel	New York, NY	Hotel	CMAT 1999-C1
1.2	Tribeca Grand Hotel	New York, NY	Hotel	BSCMS 2004-BBA3
2	500 Fifth Avenue	New York, NY	Office	JPMBB 2014-C16
3	Courtyard Midtown East	New York, NY	Hotel	LBUBS 2005-C5
4	Westfield Trumbull	Trumbull , CT	Retail	MLFT 2006-1
6.2	Hollywood	St Petersburg, FL	Manufactured Housing	BACM 2001-1
6.3	Friendship Village	Sarasota, FL	Manufactured Housing	JPMCC 2001-C1
6.6	Orange Avenue	Sarasota, FL	Manufactured Housing	JPMCC 2001-CIB2
6.7	Ridgecrest	Ormond Beach, FL	Manufactured Housing	GECMC 2005-C4
10	St. Louis Premium Outlets	Chesterfield, MO	Retail	JPMBB 2014-C26
11.1	Lakewood I & II	Salisbury, NC	Multifamily	CSMC 2007-C5
11.2	Autumn Park	Oxford, NC	Multifamily	CSMC 2007-C5
11.3	Arbor Glen	Eden, NC	Multifamily	CSMC 2007-C5
12.1	Crestview	Concord, NC	Multifamily	CSMC 2007-C5
12.2	Waters Edge	Concord, NC	Multifamily	CSMC 2008-C1
14	Bayshore Mall	Eureka, CA	Retail	CGCMT 2006-FL2
16	University Plaza	Newark, DE	Retail	WBCMT 2005-C20
21	Sunrise Bluffs Apartments	Austin, TX	Multifamily	CSFB 2004-C2
25	Waterford Wedgwood Warehouse	Wall Township, NJ	Industrial	GCCFC 2005-GG5
28	Cross Creek at Camelot Apartments	Fayetteville, NC	Multifamily	LBCMT 1999-C1
30	Briarwood	Fayetteville, NC	Multifamily	GMAC 2005-C1
35	Market Center at CitiPlace	Baton Rouge, LA	Retail	JPMCC 2005-LDP1
38	Hilton Garden Inn Lithonia	Lithonia, GA	Hotel	MLCFC 2007-9
39	Candlewood Suites Louisville Airport	Louisville, KY	Hotel	CSFB 2005-C6
41	Overlake Office	Redmond, WA	Office	CSFB 2005-C6
42	Candlewood Suites Indianapolis NE	Indianapolis, IN	Hotel	CSFB 2005-C6
44	Trails of Windfern	Houston, TX	Multifamily	CSFB 2005-C1
47	Hampton Inn Lincoln South Heritage Park	Lincoln, NE	Hotel	CSFB 2005-C3
49	Captain’s Cove	Murrells Inlet, SC	Manufactured Housing	DBUBS 2011-LC1A
54	Ontario Marketplace	Ontario, OR	Retail	MLMT 2005-MCP1
55	8100 Jarvis	Newark, CA	Office	GECMC 2005-C2
56	Stage Road Commons	Bartlett, TN	Retail	CGCMT 2005-C3
57	Palo Center	Long Beach, CA	Retail	MLMT 2005-MKB2
58	Point West Apartments	Gainesville, FL	Multifamily	COMM 2005-LP5
59	Six Columbus Center	Virginia Beach, VA	Office	GECMC 2002-2A
62	Hampton Inn Madison	Madison, GA	Hotel	BACM 2006-5
68	Ford Plaza	Richmond Hill, GA	Retail	MSC 2005-HQ6
72	Eastgate Apartments	College Station, TX	Multifamily	JPMCC 2005-LDP1
73	Packwood	Visalia, CA	Retail	BACM 2005-2
74	Irwindale Self Storage	Irwindale, CA	Self Storage	BACM 2005-2
75	Los Posados	Boulder City , NV	Retail	SBM7 2000-C1
76	Crescent Manor MHC	Tucson, AZ	Manufactured Housing	JPMCC 2005-CB13
77	Bainbridge Place Apartments	Tallahassee, FL	Multifamily	JPMCC 2005-CB13
78	Lakeside Village	San Antonio, TX	Manufactured Housing	MSC 2007-IQ4
80	Abercorn Street Apartments	Savannah, GA	Multifamily	MSC 2005-HQ6
81	Riverside Apartments	Cocoa, FL	Multifamily	MSC 2005-HQ5
82	4600 N. Ocean Blvd.	Boynton Beach, FL	Office	LBUBS 2005-C3

(1)
The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity/ARD Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Maturity Date/ARD LTV Ratio
17	The Landing	Newport Beach, CA	$20,800,000	1.7%	$20,109,708	35.7%	60	58	1.24x	7.5%	59.4%	57.5%
23	Cranbrook Multifamily Portfolio	Houston, TX	17,507,426	1.4	16,374,074	29.1	60	55	1.28x	9.5%	79.6%	74.4%
34	Jabara Portfolio	Newport Beach, CA	9,795,000	0.8	9,471,737	16.8	60	58	1.32x	8.1%	51.6%	49.9%
67	Best Self Storage - Texas City	Texas City, TX	3,500,000	0.3	3,286,321	5.8	60	59	1.47x	9.6%	56.5%	53.0%
75	Los Posados	Boulder City, NV	2,496,272	0.2	2,303,008	4.1	60	59	1.60x	11.6%	71.3%	65.8%
	Total / Weighted Average		$54,098,698	4.5%	$51,544,847	91.5%	60	57	1.30x	8.6%	64.9%	61.5%

(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the majority of the principal balance of the Class A-2 certificates, assuming a 0% CPR and applying the “Modelling Assumptions” described in the Prospectus Supplement, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each class of Certificates, including the Class A-2 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A to the Prospectus Supplement.

(2)	Reflects the percentage equal to the Maturity/ARD Balance divided by the initial Class A-2 certificate balance.

Structural Overview

Order of Distribution:

On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

First: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR certificates, up to, and pro rata, in accordance with their respective interest entitlements.

Second: To the extent of funds allocated to principal and available for distribution: (i) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex F to the Prospectus Supplement, (ii) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (iii) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (iv) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (v) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero and (vi) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at their respective pass-through rates.

Fourth: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates and each regular interest with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate principal balance is reduced to zero; and (iii) third, to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Fifth: After the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class B, Class C, Class D, Class E, Class F and Class

NR certificates sequentially in that order in a manner analogous to the Class A-S certificates, until the certificate principal balance of each such class is reduced to zero.
Realized Losses:

The certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class of certificates on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates in the following order, in each case until the related certificate principal balance is reduced to zero: first, to the Class NR certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C certificates; sixth, to the Class B certificates; seventh, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, based on their then current respective certificate principal balances. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate principal balance of the Class B certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-D certificates will be reduced to reflect reductions in the certificate principal balance of the Class D certificates resulting from allocations of losses realized on the mortgage loans.  The notional amount of the Class X-E certificates will be reduced to reflect reductions in the certificate principal balance of the Class E certificates resulting from allocations of losses realized on the mortgage loans.  The notional amount of the Class X-F certificates will be reduced to reflect reductions in the certificate principal balance of the Class F certificates resulting from allocations of losses realized on the mortgage loans.  The notional amount of the Class X-NR certificates will be reduced to reflect reductions in the certificate principal balance of the Class NR certificates resulting from allocations of losses realized on the mortgage loans.

Prepayment Premiums and Yield Maintenance Charges:

On each Distribution Date, each yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed as follows: (1) first such yield maintenance charge will be allocated between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S and Class X-A certificates, and (y) the group (the “YM Group B” and together with the YM Group A, the “YM Groups”) of the Class B, Class C, Class D and Class X-B certificates, pro rata, based upon the aggregate amount of principal distributed to the classes of certificates (other than the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-NR certificates (collectively, the “Class X Certificates”)) in each YM group on such Distribution Date, and (2) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates in such YM Group in the following manner: (A) each class of certificates (other than the Class X

Certificates) in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (other than the Class X Certificates) in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the amount of such yield maintenance charge allocated to such YM Group and (B) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class X Certificates in such YM Group. If there is more than one class of certificates (other than the Class X Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes of certificates, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates (other than the Class X Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the related mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, that if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-D, Class X-E, Class X-F, Class X-NR, Class E, Class F, Class NR or Class R certificates. Instead, after the notional amount of the Class X-A certificates and the certificate principal balances of the Class A-1, Class A-2, Class A-3, Class

A-4, Class A-SB, Class B, Class C and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates, regardless of whether the notional amount of such class of certificates has been reduced to zero. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Prospectus Supplement. See also “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Offered Certificates—Distributions—Prepayment Premiums” in the Prospectus Supplement.

Non-Serviced Loans:

Each of the 500 Fifth Avenue mortgage loan, the Westfield Wheaton mortgage loan (after the Westfield Wheaton Companion Loan Securitization Date) and the St. Louis Premium Outlets mortgage loan are referred to in this Term Sheet as, individually, a “non-serviced loan” and, collectively, the “non-serviced loans”. The non-serviced loans and each related companion loan are being (or will be) serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holders of the non-serviced loans and the related companion loans will be effected in accordance with, the Controlling Pooling and Servicing Agreement set forth under the “Pari Passu Note Loan Summary” table above and the related co-lender agreement. Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced loans, but instead such servicing and administration of the non-serviced loans will, in each case, be governed by the related Controlling Pooling and Servicing Agreement. Each Controlling Pooling and Servicing Agreement provides (or will provide) for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The non-serviced loans are discussed further under “—Whole Loans” below.

Advances:

The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to each mortgage loan (other than a non-serviced mortgage loan) and serviced whole loan, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan (or, if applicable, serviced whole loan) and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. Notwithstanding the forgoing, servicing advances for each non-serviced mortgage loan will be made by the parties of, and pursuant to, the applicable Controlling Pooling and Servicing Agreement.

Appraisal Reduction Amounts:

An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan (or serviced whole loan, if applicable) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Prospectus Supplement)) in the amount, if any, by which the principal balance of such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (as determined by one or more appraisals obtained by the special servicer) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan (net of other amounts overdue or advanced in connection with such required appraisal loan). In general, any appraisal reduction amount calculated with respect to a whole loan will be allocated to the related mortgage loan and companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of a non-serviced loan, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related Controlling Pooling and Servicing Agreement (as discussed under “—Whole Loans” below). As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Class R certificates) then outstanding (i.e., first to the Class NR certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

Appraisal reductions with respect to the Soho-Tribeca Grand Hotel Portfolio will be allocated to notionally reduce the outstanding principal balance of the Soho-Tribeca Grand Hotel Portfolio Subordinate Companion Loan prior to any allocation to the related mortgage loan or the related pari passu companion loans.

At any time an appraisal is ordered with respect to a property that would result in appraisal reduction amount with respect to a mortgage loan that would result in a change in the controlling class, certain certificate holders will have a right to request a new appraisal as described in the Prospectus Supplement.

Age of Appraisals:

Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Prospectus Supplement.

Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property.
Cleanup Call:

On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Prospectus Supplement. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate principal balances of all certificates (exclusive of the Class X Certificates) senior to the Class E certificates, and the notional amounts of the

Class X-A and Class X-B certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Controlling Class Representative:

The “Controlling Class Representative” will be the controlling class certificateholder or representative designated by at least a majority of the voting rights of the controlling class. The controlling class is the most subordinate class of the Class E, Class F and Class NR certificates that has an outstanding certificate principal balance as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal balance of such class of certificates, or if none of Class E, Class F or Class NR meets the preceding requirements, the Class E Certificates. At any time when Class E is the controlling class, the majority Controlling Class Representative may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Controlling Class Representative” in the Prospectus Supplement. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

Entities affiliated with Raith Capital Partners, LLC and AllianceBernstein L.P. are expected to purchase the, Class E, Class F and Class NR certificates and, on the Closing Date, are expected to appoint Raith Capital Partners, LLC or an affiliate to be the initial Controlling Class Representative.

Control/Consultation Rights:

The Controlling Class Representative will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) unless no class of the Class E, Class F and Class NR certificates has an outstanding certificate principal balance, as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal balance of that class of certificates (a “Control Termination Event”).

So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to direct the special servicers to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan (other than a non-serviced loan) or serviced whole loan and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to a mortgage loan (other than a non-serviced loan) or serviced whole loan subject to the servicing standard and other restrictions as described in the Prospectus Supplement.

Following the occurrence and during the continuation of a Control Termination Event until such time as no class of the Class E , Class F and Class NR certificates has an outstanding certificate principal balance, without regard to the application of any appraisal reductions, that is at least equal to 25% of the initial certificate principal balance of such class of certificates (a “Consultation Termination Event”), all of the rights of the Controlling Class Representative will terminate other than a right to consult with respect to the major decisions as to which it previously had approval rights. After the occurrence and during the continuation of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders and, with respect to a serviced pari passu companion loan, the related pari passu companion loan holder(s) constituted a single lender.

Notwithstanding the foregoing, neither the Controlling Class Representative nor the operating advisor will have any of the rights described in the prior three paragraphs with respect to (i) the Soho-Tribeca Grand Hotel Portfolio whole loan for so long as the holder of the related subordinate companion loan is the related whole loan directing holder (who will exercise those rights so long as it is the whole loan directing holder) or (ii) the Westfield Wheaton whole loan (which will be serviced under the pooling and servicing agreement until the Westfield Wheaton Companion Loan Securitization Date and during which time the holder of the Westfield Wheaton Note Group 1 will exercise those rights).

With respect to a non-serviced whole loan, the Controlling Class Representative for this transaction will have limited consultation rights, and the applicable controlling class representative (or equivalent entity) pursuant to the related Controlling Pooling and Servicing Agreement will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such non-serviced whole loan, as provided for in the related co-lender agreement and in the related Controlling Pooling and Servicing Agreement, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Prospectus Supplement.

Whole Loans:

The Soho-Tribeca Grand Hotel Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $110,000,000, represents approximately 9.1% of the Initial Pool Balance, and has (a) two related companion loans that are pari passu in right of payment with the Soho-Tribeca Grand Hotel Portfolio mortgage loan with outstanding principal balances as of the Cut-off Date of $85,000,000 and $30,000,000, which are currently held by Column, a sponsor and originator, and are expected to be contributed to one or more future securitization trusts and (b) one subordinate companion loan that is generally subordinate in right of payment to the Soho-Tribeca Grand Hotel Portfolio mortgage loan and the pari passu companion loans, with an aggregate outstanding principal balance as of the Cut-off Date of $25,000,000, which is currently held by Column, a sponsor and originator but is expected to be sold to a third party investor. Each pari passu companion loan described above in clause (a) is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”.  The subordinate companion loan described above in clause (b) is referred to in this Term Sheet as a “subordinate companion loan” and a “companion loan”. The Soho-Tribeca Grand Hotel mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Soho-Tribeca Grand Hotel Portfolio whole loan”, a “serviced whole loan” and a “whole loan”.

In the case of the Soho-Tribeca Grand Hotel Portfolio whole loan, the related co-lender agreement provides, among other things, that (i) the holder of the related subordinate companion loan will have the right to cure certain defaults affecting the Soho-Tribeca Grand Hotel Portfolio mortgage loan and the right to purchase the Soho-Tribeca Grand Hotel Portfolio mortgage loan following a material default, (ii) until the occurrence of certain trigger events, the holder of the related subordinate companion loan (a) will be the directing holder of the Soho-Tribeca Grand Hotel Portfolio whole loan (in such capacity, the “Soho-Tribeca Grand Hotel Portfolio whole loan directing holder”), (b) will have certain consent and consultation rights pursuant to the related co-lender agreement, and (c) will be entitled to approve or direct material servicing decisions and have the right to replace the special servicer for the Soho-Tribeca Grand Hotel  Portfolio whole loan, and (iii) after the occurrence of such trigger events, (a) the Controlling Class Representative (unless a Control Termination Event is ongoing) will be the directing holder with the right to advise and direct the special servicer with respect to material servicing actions and replace the special servicer, and (b) the holder of each pari passu companion loan will have certain consultation rights (but not consent rights) with respect to certain material decisions as to which the Controlling Class Representative has or would have had consent or consultation rights (regardless of the occurrence and continuance of a Control Termination Event or the occurrence of a Consultation Termination Event.

The 500 Fifth Avenue mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $100,000,000, represents approximately 8.2% of the Initial Pool Balance, and has one related companion loan with an outstanding principal balance as of the Cut-off Date of $100,000,000, which was securitized in connection with the issuance of the JPMBB Commercial Mortgage Securities Trust 2014-C26 Commercial Mortgage Pass-Through Certificates, Series 2014-C26 (the “JPMBB 2014-C26 transaction”). Such pari passu companion loan is referred to in this Term Sheet as a “pari passu companion loan”, a “companion loan” and a “non-serviced companion loan”. The 500 Fifth Avenue mortgage loan and the related pari passu companion loan are collectively referred to in this Term Sheet as the “500 Fifth Avenue whole loan”, a “whole loan” and a “non-serviced whole loan”. The 500 Fifth Avenue whole loan will be serviced by the JPMBB 2014-C26 transaction master servicer and, if and to the extent necessary, the JPMBB 2014-C26 transaction special servicer under the JPMBB 2014-C26 transaction pooling and servicing agreement (referred to as the “JPMBB 2014-C26 PSA” in this Term Sheet).

The Westfield Trumbull mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $77,179,054, represents approximately 6.4% of the Initial Pool Balance, consists of Notes A-1 and B-1 (together, “Westfield Trumbull Note Group 1”) and is part of a loan combination evidenced by the Westfield Trumbull mortgage loan, Notes A-2 and B-2 (together, “Westfield Trumbull Note Group 2”) and Notes A-3 and B-3 (together, “Westfield Trumbull Note Group 3”). Westfield Trumbull Note Group 2 and Westfield Trumbull Note Group 3 have outstanding principal balances as of the Cut-off Date of $41,162,162 and $33,958,784, respectively, are currently held by Column, a sponsor and originator, and are expected to be contributed to one or more future securitization trusts.  Each pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”.  The Westfield Trumbull mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Westfield Trumbull whole loan”, a “serviced whole loan” and a “whole loan”.

The Westfield Wheaton mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $42,617,526, represents approximately 3.5% of the Initial Pool Balance, consists of Notes A-3 and B-3 (together, “Westfield Wheaton Note Group 3”) and is part of a loan combination evidenced by the Westfield Wheaton mortgage loan, Notes A-1 and B-1 (together, “Westfield Wheaton Note Group 1”) and Notes A-2 and B-2 (together, “Westfield Wheaton Note Group 2”).  Westfield Wheaton Note Group 1 and Westfield Wheaton Note Group 2 have outstanding principal balances as of the Cut-off Date of $112,000,000 and $80,000,000, respectively, are currently held by Column, a sponsor and originator, and are expected to be contributed to one or more future securitization trusts.  After the securitization of the Westfield Wheaton Note Group 1 (the “Westfield Wheaton Companion Loan Securitization Date”), the Westfield Wheaton mortgage loan and related companion loans will be serviced by the master servicer of the Westfield Wheaton Note Group 1 securitization and, if and to the extent necessary, the related special servicer under the related pooling and servicing agreement.  Each pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” (prior to the Westfield Wheaton Companion Loan Securitization Date), a “non-serviced companion loan” (after to the Westfield Wheaton Companion Loan Securitization Date) and a “companion loan”.  The Westfield Wheaton mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Westfield Wheaton whole loan”, a “serviced whole loan” (prior to the Westfield Wheaton Companion Loan Securitization Date), a “non-serviced whole loan” (after the Westfield Wheaton Companion Loan Securitization Date) and a “whole loan”.

The St. Louis Premium Outlets mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $26,000,000, represents approximately 2.1% of the Initial Pool Balance, and has (a) one related pari passu companion loan with an outstanding principal balance as of the Cut-off Date of $47,500,000, which was securitized in connection with the issuance of the JPMBB 2014-C26 transaction and (b) one related pari passu companion loan with an outstanding principal balance as of the Cut-off Date of $21,500,000, which is currently held by Column, a sponsor and originator, and is expected to be contributed to one or more future securitization trusts.  Each such pari passu companion loan is referred to in this Term Sheet as a “pari passu companion loan”, a “companion loan” and a “non-serviced companion loan”. The St. Louis Premium Outlets mortgage loan and the related pari passu companion loans are collectively referred to in this Term Sheet as the “St. Louis Premium Outlets whole loan”, a “whole loan” and a “non-serviced whole loan”. The St. Louis Premium Outlets whole loan will be serviced by the JPMBB 2014-C26 transaction master servicer and, if and to the extent necessary, the JPMBB 2014-C26 transaction special servicer under the JPMBB 2014-C26 PSA.

The Bayshore Mall mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $23,500,000, represents approximately 1.9% of the Initial Pool Balance, and has a related companion loan that is pari passu in right of payment with the Bayshore Mall mortgage loan with outstanding principal balance as of the Cut-off Date of $23,000,000, which is currently held by Column, a sponsor and originator, and is expected to be contributed to one or more future securitization trusts. The pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”.  The Bayshore Mall mortgage loan and the related companion loan are collectively referred to in this Term Sheet as the “Bayshore Mall whole loan”, a “serviced whole loan” and a “whole loan”.

The JPMBB 2014-C26 PSA is also referred to in this Term Sheet as the “Controlling Pooling and Servicing Agreement”.

In the case of the non-serviced whole loans, the related mortgage loans are referred to as “non-serviced loans”.

The 500 Fifth Avenue companion loan and one of the St. Louis Premium Outlets companion loans are each assets in the JPMBB 2014-C26 transaction.  The 500 Fifth Avenue whole loan and the St. Louis Premium Outlets whole loan are serviced by Midland, as the JPMBB 2014-C26 master servicer and special servicer pursuant to the terms of the JPMBB 2014-C26 PSA. Wells Fargo Bank, National Association, as the JPMBB 2014-C26 trustee, or a custodian on its behalf, will hold the mortgage file for the 500 Fifth Avenue whole loan and the St. Louis Premium Outlets whole loan pursuant to the JPMBB 2014-C26 PSA (other than the promissory notes for the related mortgage loan, which will be held by the custodian under the Pooling and Servicing Agreement for this securitization).

For more information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans” in the Prospectus Supplement.

Servicing Standard:

Each of the mortgage loans (other than non-serviced loans) and serviced whole loans will be serviced by the master servicer and the applicable special servicer pursuant to the terms of the pooling and servicing agreement. In all circumstances, each of the master servicer and the applicable special servicer are obligated to act in the best interests of the certificateholders (and, in the case of a serviced whole loan, the holder of the related serviced companion loan) as a collective whole as if such certificateholders (and, if applicable, such companion loan holder), constituted a single lender. The applicable special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a)  for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer:

If a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the special servicer may be replaced with respect to the mortgage loans and the serviced whole loans at the direction of the Controlling Class Representative upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of such special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of the voting rights of the certificates, or (b) more than 50% of the voting rights of each class of certificates (but only such classes of certificates that, in each case, have an outstanding certificate principal balance, as notionally reduced by any appraisal reduction amount allocated to such class, equal to or greater than 25% of the initial certificate principal balance of such class, minus all payments of principal made on such class of certificates) vote affirmatively to so replace such special servicer.

Notwithstanding the foregoing, neither the Controlling Class Representative nor the holders of the CSAIL 2015-C1 Commercial Mortgage Trust certificates will have the right to replace the special servicer without cause with respect to (i) the Soho-Tribeca Grand Hotel Portfolio whole loan for so long as the holder of the related subordinate companion loan is the related whole loan directing holder (who will exercise such right so long as it is the whole loan directing holder) or (ii) the Westfield Wheaton whole loan (which will be serviced under the pooling and servicing agreement until the Westfield Wheaton Companion Loan Securitization Date and during which time the holder of the Westfield Wheaton Note Group 1 will exercise such right).

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer resulting in a solicitation of a certificateholder vote (but in the case of the Soho-Tribeca Grand Hotel Portfolio whole loan, for so long as the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan is the Soho-Tribeca Grand Hotel Portfolio whole loan directing holder, subject to the consent of that subordinate companion loan holder, and in the case of the Westfield Wheaton whole loan, subject to the consent of the holder of the controlling Westfield Wheaton companion loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates (other than Class R and Class X Certificates) (but only such classes of certificates that have, in each such case, an outstanding certificate principal balance, as notionally reduced by any appraisal reduction amounts allocated to such class, equal to or greater than 25% of the initial certificate principal balance of such class of certificates, minus all payments of principal made on such class of certificates) vote affirmatively to so replace such special servicer.

Servicing Compensation:

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Prospectus Supplement, will be used to offset expenses on the related serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, but not yet reimbursed to the trust or servicers), or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or applicable special servicer. Within any prior 12-month period, all excess modification fees earned by the master servicer or by the applicable special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, will be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by either special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, or related REO property; provided that if the serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the applicable special servicer prior to such serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceased to be a corrected loan within 12 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Charges: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the applicable special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related serviced mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty charges accrued while a non-specially serviced loan), and the applicable special servicer (for penalty charges accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or applicable special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each serviced mortgage loan or serviced whole loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000, except that the liquidation fee will be zero with respect to certain liquidation events set forth in the pooling and servicing agreement, and the liquidation fee with respect to each mortgage loan or REO mortgage loan repurchased or substituted for after more than 180 days following the mortgage loan seller’s receipt of notice or discovery of a material breach or material defect will be in an amount equal to the liquidation fee rate described above of the outstanding principal balance of such mortgage loan or REO loan. For any mortgage loan (other than a non-serviced loan) or serviced whole loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan or serviced whole loan, if applicable, from the date such serviced loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on any mortgage loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default.

Operating Advisor:

Prior to the occurrence and continuance of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any final asset status report but will not have any approval or consultation rights. After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, in the case of a serviced whole loan, the related companion loan holder(s), as a collective whole, as if those certificateholders and, if applicable, such companion loan holder(s) constituted a single lender (except that such consultation will not be permitted in connection with the Soho-Tribeca Grand Hotel Portfolio whole loan at any time when the holder of the Soho-Tribeca Grand Hotel Portfolio subordinate companion loan is the whole loan directing holder for such loan).

The operating advisor will be subject to termination without cause if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement. In addition, the operating advisor may resign from its obligations and duties under the pooling and servicing agreement without payment of any penalty, at any time when (a) the aggregate certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, or (b) the aggregate stated principal balance of the mortgage loans in the trust is equal to or less than 1% of their Initial Pool Balance.

Deal Website:

The Certificate Administrator will maintain a deal website including, but not limited to:

■  all special notices delivered

■  summaries of final asset status reports

■  all appraisals in connection with appraisal reductions plus any subsequent appraisal updates

■  an “Investor Q&A Forum” and a voluntary investor registry

TOP 15 MORTGAGE LOANS

Mortgage Loan No. 1 — Soho-Tribeca Grand Hotel Portfolio

Mortgage Loan No. 1 — Soho-Tribeca Grand Hotel Portfolio

Mortgage Loan No. 1 — Soho-Tribeca Grand Hotel Portfolio

Mortgage Loan No. 1 — Soho-Tribeca Grand Hotel Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset/Portfolio:	Portfolio of Two Properties
Original Principal Balance(1):	$110,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$110,000,000	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	9.1%	Net Rentable Area (Rooms):	Soho: 353 / Tribeca: 201
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	Soho Grand Hotel, Inc. &Tribeca Grand Hotel, Inc.	Year Built / Renovated:	Soho: 1996 / N/A Tribeca: 2000 / N/A
Sponsors:	Hartz Financial Corp., Hartz Financial II Corp., Hartz Mountain Industries – NJ, L.L.C.	Occupancy/ADR/RevPAR(3):	83.8%/$357.79/$299.88
Interest Rate:	4.0211%	Occupancy/ADR/RevPAR Date(3):	11/30/2014
Note Date:	11/4/2014	Number of Tenants:	N/A
Maturity Date:	11/6/2024	2011 NOI(4):	$23,963,703
Interest-only Period:	120 months	2012 NOI(4):	$22,173,277
Original Term:	120 months	2013 NOI(4):	$25,283,210
Original Amortization:	None	TTM NOI (as of 11/2014) (4):	$24,547,291
Amortization Type:	Interest Only	UW Economic Occupancy/ADR/RevPAR(3):	83.8%/$357.79/$299.88
Call Protection:	L(28),Def(88),O(4)	UW Revenues:	$76,313,309
Lockbox(2):	Hard	UW Expenses:	$52,651,782
Additional Debt(1):	Yes	UW NOI:	$23,661,527
Additional Debt Balance(1):	$140,000,000	UW NCF:	$20,608,994
Additional Debt Type(1):	Pari Passu, B-Note	Appraised Value / Per Room(5):	$389,000,000 / $702,166
Additional Future Debt Permitted:	No	Appraisal Date:	10/9/2014

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$406,137
Taxes:	$2,732,258	$546,452	N/A	Maturity Date Loan / Room:	$406,137
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.8%
FF&E Reserve:	$0	4% of total gross monthly revenue	N/A	Maturity Date LTV:	57.8%
Engineering Reserve:	$225,068	N/A	N/A	UW NCFDSCR:	2.25x
Seasonality Reserve:	$1,500,000	Springing	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$250,000,000	100.0%	Payoff Existing Debt	$195,000,000	78.0%
			Return of Equity	39,462,273	15.8
			Defeasance Cost	8,281,266	3.3
			Upfront Reserves	4,457,325	1.8
			Closing Costs	2,799,136	1.1
Total Sources	$250,000,000	100.0%	Total Uses	$250,000,000	100.0%

(1)
The Soho-Tribeca Grand Hotel Portfolio loan is part of a loan evidenced by three pari passu senior notes (collectively, “A-Note”) and a subordinate note (“B-Note”), with an aggregate original principal balance of $250.0 million. The financial information presented in the chart above reflects the cut-off date balance of the approximately $225.0 million A-Note of the Soho-Tribeca Grand Hotel Portfolio loan, but not the $25.0 million subordinate B-Note.

(2)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.
(3)	Occupancy and UW Economic Occupancy represents underwritten occupancy which is based on the trailing twelve months ending November 30, 2014.
(4)	Historical NOI represents the consolidated numbers for both properties in the portfolio.
(5)	Appraised Value is $287,000,000 ($813,031/Room) for Soho Grand Hotel and $102,000,000 ($507,463/Room) for Tribeca Grand Hotel.
(6)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

Mortgage Loan No. 1 — Soho-Tribeca Grand Hotel Portfolio

The Loan. The Soho-Tribeca Grand Hotel Portfolio loan is a $250 million ($451,264 per room) first mortgage backed by the fee interest in two hotels located in New York City: the Soho Grand Hotel comprised of 353 rooms and the Tribeca Grand Hotel comprised of 201 rooms. The whole loan has an outstanding principal balance of approximately $250.0 million (the “Soho-Tribeca Grand Hotel Portfolio Whole Loan”) as of the cut-off date, which is comprised of three pari passu notes, Note A-1, Note A-2 and Note A-3, and an approximately $25.0 million subordinate B-Note. Note A-1 has an outstanding principal balance as of the cut-off date of approximately $110.0 million and is being contributed to the CSAIL 2015-C1Commercial Mortgage Trust. Notes A-2 and A-3, with  outstanding principal balances as of the cut-off date of approximately $85.0 million and $30.0 million, respectively, are currently held by Column Financial, Inc. and are expected to be contributed to one or more future securitized trusts. The subordinate B-Note is currently held by SM Core Credit Finance LLC, an unaffiliated third party investor. Prior to an AB control appraisal period with respect to the subordinate B-Note, under certain circumstances, the holder of the subordinate B-Note will have the right to approve certain major decisions with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan and to replace the special servicer with or without cause. After an AB control appraisal event with respect to the subordinate B-Note, the holder of Note A-1, will be entitled to exercise all of the rights of controlling noteholder with respect to the Soho-Tribeca Grand Hotel Portfolio Whole Loan(which prior to the occurrence and continuance of a control termination event, will be exercised by the controlling class representative); however, the holders of Note A-2 and A-3 will be entitled, under certain circumstances, to consult with respect to certain major decisions.

The Borrowers. The borrowing entities for the Soho-Tribeca Grand Hotel Portfolio Whole Loan are Soho Grand Hotel, Inc. and Tribeca Grand Hotel, Inc., each of which are Delaware corporations and special purpose entities.

The Sponsor. The sponsor is Hartz Mountain Industries – NJ, L.L.C. (“Hartz”), an entity that indirectly wholly owns the borrowers. The nonrecourse carve-out guarantors of the mortgage loan are Hartz Mountain Industries – NJ, L.L.C., Hartz Financial Corp. and Hartz Financial II Corp. The nonrecourse carve-out guaranty is capped at $50 million. Hartz is a privately held holding and operating company owned by Leonard N. Stern and his family. Hartz portfolio includes approximately 200 properties comprised of over 34million SF and a 300 acre land bank in New Jersey, and includes corporate offices, warehouse and distribution facilities, hotels, single and multi-family developments and retail centers.

The Properties.

Soho-Tribeca Grand Hotel Portfolio Overview

Property	Rooms	Occupancy	UW ADR	UW RevPAR	UW NCF	Value
Soho Grand Hotel	353	84.3%	$368.39	$310.49	$15,287,137	$287,000,000
Tribeca Grand Hotel	201	82.9%	$339.18	$281.25	$5,321,857	$102,000,000
Total	554	83.8%	$357.79	$299.88	$20,608,994	$389,000,000

Soho Grand Hotel: The property is a full-service, 353-room luxury boutique hotel located at 310 West Broadway between Grand and Canal Streets in the Soho neighborhood of New York City. The property is 17-stories tall, offering views of Soho, Midtown, Greenwich Village, the Lower East Side, Chinatown, Nolita, and TriBeCa. The property established itself as one of Manhattan’s first luxury downtown boutique hotels. Opened on August4, 1996, the property is located in the heart of Soho, alongside art galleries, boutiques and restaurants.

The 353 guest rooms include ten suites and two penthouse lofts. Hotel amenities include a 24-hour guest service response, in-room dining, concierge services, fitness center, business services and guest services. Business services include scanning, printing, faxing and copying. Guest services include valet parking, free local calls, in-house pressing, same day laundry and shoe shine. Each guestroom, suite and penthouse is equipped with a pillow top mattress, goose down duvet, flat screen television, luxury amenities and gourmet mini bar. A DVD library, iPads and MacBook Pro laptops are available upon request. The property’s 16th floor “deluxe one bedroom suites” are 470 - 500 SF while the “grand suites” are 700-800 SF, both featuring a master bedroom, separate living area, dual-exposure windows, a personal wet bar, a 27-inch Apple iMac, a Samsung Smart TV, a Tivoli

Mortgage Loan No. 1 — Soho-Tribeca Grand Hotel Portfolio

Sound System, and an Apple iPad. Featured on the Oprah Winfrey show’s “Best Hotels in the US,” the penthouse suite offers 1,300-1,600 SF of interior space, a 1,200 SF terrace, two bedrooms, a separate living room, and 180 degree panoramic view.

The sponsor has spent approximately $5.4 million or $15,319 per room towards capital expenditures between 2011 and 2013. Additionally, the sponsor plans to spend approximately $3.2 million or $9,071 per room over the next three years.

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			Soho Grand Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	81.2%	$352.99	$286.75	78.9%	$356.34	$281.09	97.1%	100.9%	98.0%
2013	85.6%	$359.03	$307.37	83.7%	$368.91	$308.96	97.8%	102.8%	100.5%
2014(2)	84.3%	$354.88	$299.18	83.8%	$366.93	$307.56	99.4%	103.4%	102.8%

(1)	Data provided by Smith Travel Research. The competitive set contains five luxury hotels located in the Soho district.
(2)	Represents data for trailing twelve months ending December 2014.

Tribeca Grand Hotel: The property is a full-service, 201-room luxury boutique hotel located on the border of Soho and TriBeCa. The property was developed by the sponsor in 2000, offering a mid-century design, with the central eight-story atrium offering an airy vaulted core.

The property offers 201 guest rooms, including one luxury penthouse. Property amenities include 24-hour guest service response, in-room dining, concierge services, fitness center, business services, valet parking, free local call service, in-house pressing, same day laundry and shoe shine. Business services include scanning, printing, faxing and copying. Each guestroom, suite and penthouse is equipped with a pillow top mattress, goose down duvet, flat screen television, frette bathrobes, C.O. Bigelow bath amenities, a gourmet minibar and WiFi. The property’s penthouse suite offers 900 SF of sleeping and living areas, rich, opulent décor, private access to an exclusive rooftop terrace, and panoramic views of downtown New York through floor-to-ceiling windows. MacBook Pro laptop computers, iPods and iPads are available upon request. The property features five indoor and outdoor options for business and social events, including private parties, film screenings, executive meetings and holiday events.

The sponsor has spent approximately $3.6 million or $18,070 per room towards capital expenditures between 2011 and 2013. Additionally, the sponsor plans to spend approximately $3.2 million ($16,535 per room) over the next three years.

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			Tribeca Grand Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	81.7%	$321.28	$262.53	79.9%	$320.85	$256.35	97.8%	99.9%	97.6%
2013	83.9%	$335.92	$281.88	81.5%	$338.83	$276.22	97.1%	100.9%	98.0%
2014(2)	81.1%	$337.94	$273.90	82.9%	$336.95	$279.47	102.2%	99.7%	102.0%

(1)	Data provided by Smith Travel Research. The competitive set contains five luxury hotels located in the Soho district.
(2)	Represents data for trailing twelve months ending December 2014.

Mortgage Loan No. 1 — Soho-Tribeca Grand Hotel Portfolio

The Market.

Soho Grand Hotel:
The property enjoys convenient access due to its position on a major roadway and high foot traffic area on West Broadway between Canal and Grand Street, location within a major retail, art and design, nightlife and entertainment neighborhood, and its proximity to the various attractions of lower Manhattan. The property is one block from the Canal Street Station, which provides access to the A, C, and E trains. Located just three blocks from the property are the 1, 6, and N, Q, R trains. The Newark Liberty International Airport is located approximately 13 miles from the property and is accessible via the Holland Tunnel. John F Kennedy Airport is located approximately 15 miles from the property and is accessible via Atlantic Avenue. LaGuardia Airport is located approximately 10 miles from the property and is accessible via I-278.

The property is located at Soho’s south district. The immediate local area is comprised of a wide variety of uses including ground level retail, art galleries, restaurants, nightlife, residential, parking garages and mixed-use buildings. North adjacent to the property are Taka-Taka and Felix Restaurant, followed by various restaurants and small retail stores. South adjacent to the property is a Dunkin Donuts and a Bank of America. East adjacent to the property are various restaurants such as Lucky Strike and Papatzul. West adjacent to the property is The James Hotel followed by Albert Capsouto Park.

Tribeca Grand Hotel:
The property enjoys convenient access to a major roadway and high foot traffic area on Avenue of the Americas (6th Avenue) between Walker and White Street, location within a major retail, art and design, nightlife and entertainment neighborhood, and proximity to various attractions of lower Manhattan. The property is one block from the Canal Street Station, which provides access to the A, C, and E trains. Located just three blocks from the property are the 1, 6, and N, Q, R trains. The Newark Liberty International Airport is located approximately 13 miles from the property and is accessible via the Holland Tunnel. John F Kennedy Airport is located approximately 15 miles from the property and is accessible via Atlantic Avenue. LaGuardia Airport is located approximately 10 miles from the property and is accessible via I-278.

The property’s immediate local area is comprised of ground level retail, art galleries, restaurants, nightlife, residential, parking garages and mixed-use buildings. North adjacent to the property is Tribeca Park and the 27-story landmarked Art Deco AT&T Long Distance Building, which includes a wide variety of office tenants. South adjacent to the property is Petrarca Vino e Cucina restaurant, followed by various other restaurants and retail stores. West adjacent to the property is a parking lot followed by residential buildings. East adjacent to the property is a Subway restaurant, followed by Los Americanos restaurant and retail stores.

Competitive Hotels Profile(1)

				Estimated Market Mix			2013 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Soho Grand Hotel	353	1996	2,489	40%	10%	50%	84%	$369.42	$309.38
Tribeca Grand Hotel	201	2000	1,966	30%	10%	60%	82%	$339.64	$276.87
SIXTY SoHo	97	2001	-	50%	5%	45%	87%	$380.00	$330.60
SIXTY LES	141	2008	-	40%	10%	50%	83%	$315.00	$261.45
Standard East Village New York	145	2008	-	55%	10%	35%	80%	$330.00	$264.00
Smyth Tribeca Hotel	100	2009	-	55%	5%	40%	78%	$305.00	$237.90
The James Hotel New York	114	2010	3,850	45%	15%	40%	86%	$400.00	$344.00
Mondrian Soho	263	2011	2,500	45%	10%	45%	90%	$361.00	$324.90
Total(2)	860

(1)	Source: Appraisal.
(2)	Excludes the subject properties.

Mortgage Loan No. 1 — Soho-Tribeca Grand Hotel Portfolio

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	TTM(1)	Underwritten	Per Room(2)	%of Total Revenue(3)
Occupancy	79.2%	79.3%	83.0%	83.8%	83.8%
ADR	$346.62	$343.91	$358.62	$357.79	$357.79
RevPAR	$274.40	$272.46	$297.58	$299.88	$299.88
Room Revenue	$55,486,415	$55,245,771	$60,174,695	$60,639,220	$60,639,220	$109,457	79.5%
Food and Beverage	11,604,942	11,641,150	13,769,432	14,539,014	14,539,014	26,244	19.1%
Other Department Revenues	1,120,204	1,882,941	1,101,543	862,219	1,135,075	2,049	1.5%
Total Revenue	$68,211,561	$68,769,861	$75,045,670	$76,040,453	$76,313,309	$137,750	100.0%
Room Expense	12,439,592	13,139,573	14,274,672	14,595,965	14,595,965	26,347	24.1%
Food and Beverage Expense	9,659,087	10,239,907	11,928,834	12,466,432	12,466,432	22,503	85.7%
Other Departmental Expenses	255,857	221,233	197,411	182,096	182,096	329	16.0%
Departmental Expenses	$22,354,536	$23,600,713	$26,400,916	$27,244,493	$27,244,493	$49,178	35.7%
Departmental Profit	$45,857,025	$45,169,149	$48,644,754	$48,795,960	$49,068,816	$88,572	64.3%
Operating Expenses	$16,939,518	$16,908,819	$16,838,741	$17,642,337	$18,593,000	$33,561	24.4%
Gross Operating Profit	$28,917,507	$28,260,330	$31,806,013	$31,153,623	$30,475,816	$55,010	39.9%
Fixed Expenses	4,953,804	6,087,053	6,522,803	6,606,332	6,814,289	12,300	8.9%
NOI	$23,963,703	$22,173,277	$25,283,210	$24,547,291	$23,661,527	$42,710	31.0%
FF&E	2,695,179	2,683,527	2,716,661	2,713,656	3,052,532	5,510	4.0%
Net Cash Flow	$21,268,525	$19,489,750	$22,566,549	$21,833,635	$20,608,994	$37,200	27.0%

(1)	The TTM column represents the trailing twelve-month period ending November 30, 2014.
(2)	Per Room values are based on 554 guest rooms.
(3)	% of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.

Property Management. The Soho-Tribeca Grand Hotel Portfolio is managed by Hartz Hotel Services, Inc. Hartz Hotel Services, Inc. commenced management of the Soho-Tribeca Grand Hotel Portfolio on April 28, 2004 under a management agreement that terminates on April 30, 2034. As President and COO of Hartz Grand Hospitality division, Tony L. Fant manages the Soho Grand Hotel in Manhattan, the Tribeca Grand Hotel in Manhattan, and the Sheraton Lincoln Harbor Hotel in Weehawken, NJ. Fant brings over 20 years of hospitality industry experience to Hartz Hotel Services, Inc. Prior to opening the Soho Grand Hotel in 1996, he managed the New York Renaissance Hotel and the Crowne Plaza Hotel Manhattan.

Escrows and Reserves. At origination, the borrowers deposited into escrow $2,732,258 for tax reserves, $225,068 for engineering reserves, and $1,500,000 for a seasonality reserve.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $546,452.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $29,230. The insurance escrow will be waived as long as required insurance is provided as part of the sponsor blanket policy.

FF&E Reserve – On a monthly basis, the borrowers are required to escrow 4% of borrower’s gross revenue for the calendar month that is two calendar months prior.

Seasonality Reserve –  The borrowers are required to escrow (i) on each payment date occurring in September and October of each year, an amount equal to $600,000 and (ii) on each payment date occurring in November and December of each year, an amount equal to $300,000.  Provided no event of default has occurred and is continuing, the lender will disburse to the borrowers up to $900,000 from the seasonality reserve on each payment date in January and February, (i) if there is no Trigger Period

Mortgage Loan No. 1 — Soho-Tribeca Grand Hotel Portfolio

continuing and (ii) during a Trigger Period, to the Cash Management Account to be applied in accordance with that cash management agreement.

Lockbox / Cash Management. The Soho-Tribeca Grand Hotel Portfolio Whole Loan is structured with a hard lockbox and springing cash management. All rent and other revenue of the property is required to be directly deposited into a sweep account controlled by the lender at a financial institution acceptable to the lender (the “Lockbox Account”). Provided no Trigger Period (as defined below) is continuing, all funds contained in the Lockbox Account are required to be remitted to the borrowers at the end of each business day. During a Trigger Period or if an event of default is continuing, all funds in the Lockbox Account are required to be remitted to an account controlled by the lender (the “Cash Management Account”). During a Trigger Period, provided no event of default is then continuing, amounts in the Cash Management Account are required to be applied by the lender to the payment of debt service for the Soho-Tribeca Grand Hotel Portfolio Whole Loan, the amounts due for any required reserves, approved operating expenses and other items required by the lender. All amounts in the Cash Management Account during an event of default and all excess cash flow during a Trigger Period are required to be held as additional collateral by the lender and may be applied by the lender during an event of default in its sole discretion. All amounts on deposit in the Cash Management Account will be disbursed to the borrowers upon the termination of a Trigger Period and/or an event of default.

“Trigger Period” means any period that commences when (i) there is an event of default, (ii) a bankruptcy action of the borrowers or the property manager has commenced and has not been discharged or dismissed or (iii) the debt service coverage ratio falls below the applicable debt service coverage ratio (1.55x) for two consecutive fiscal quarters, and ends when, as applicable, (a) the event of default has been cured, (b) a bankruptcy action has been caused by the property manager, the borrowers have replaced the property manager or (c) the debt service coverage ratio rises above the cure debt service coverage ratio (1.60x) for two consecutive fiscal quarters.

Mortgage Loan No. 2 — 500 Fifth Avenue

Mortgage Loan No. 2 — 500 Fifth Avenue

| Floor | Tenants |
|---|---|
| 59 | Vacant 2,819 SF |
| 58 | Vacant 4,605 SF |
| 57 | Economic Cycle Research Institute 5,490 SF - 9/2020 |
| 56 | IMC Asset Management 5,904 SF - 2/2024 |
| 55 | Steel River Services, LLC 6,787 SF - 12/2018 |
| 54 | Buchanan Capital Corp. 6,606 SF - 4/2020 |
| 53 | Kirk Palmer & Associates Inc. 6,787 SF - 9/2023 |
| 52 | Millgate Capital Advisors Inc 6,606 SF - MTM |
| 51 | P. Zuchlewski & R. Kraus 3,261 SF - 2/2017; Vacant 3,028 SF |
| 50 | Hyde Park Real Estate LLC 6,793 SF - 2/2016 |
| 49 | Riker, Danzig, Scherer, Hyland 6,793 SF - 11/2017 |
| 48 | Vacant 2,052 SF; Vacant 1,594 SF; CTL Capital LLC 2,626 SF - 4/2022 |
| 47 | HSBC Markets (USA) 6,793 SF - 4/2022 |
| 46 | Vacant 6,358 SF |
| 45 | Jacob D. Fuchsberg Law Firm LLP 6,034 SF - 10/2018 |
| 44 | The Keffi Group Investments, LLC 6,809 SF - 12/2018 |
| 43 | Miller, Canfield, Paddock and Stone 5,731 SF - 11/2018 |
| 42 | American Society For Yad Vashem 5,755 SF - 4/2019 |
| 41 | Brenner West Capital Advisor, LLC 5,777 SF - 8/2020 |
| 40 | Scott + Scott, LLP 5,779 SF - 12/2015 |
| 39 | Valuation Research Corporation 6,016 SF - 2/2017 |
| 38 | Dragados USA, Inc 6,016 SF - 5/2017 |
| 37 | Dragados USA, Inc 8,174 SF - 5/2017 |
| 36 | Sanyo Corporation of America 3,780 SF - 1/2019; Ameriprise Holdings, Inc. 4,303 SF - 1/2017 |
| 35 | Lankler Siffert & Wohl 2,413 SF - 5/2023; Lankler Siffert & Wohl 2,584 SF - 5/2023; Lankler Siffert & Wohl 3,543 SF - 2/2017 |
| 34 | Lankler Siffert & Wohl 8,612 SF - 5/2023 |
| 33 | Lankler Siffert & Wohl 10,348 SF - 5/2023 |
| 32 | University of Oxford 10,346 SF - 9/2017 |
| 31 | General Growth Services, Inc 10,884 SF - 10/2024 |
| 30 | Cathay Pacific Airways LTD 3,787 SF - 3/2018; KFW Ipex-Bank-GMBH 2,566 SF - 8/2019; Health Grades Inc 4,457 SF - 3/2019 |
| 29 | Kanematsu USA 10,914 SF - 1/2025 |
| 28 | I C I C I Bank LTD 4,492 SF - 9/2018; I C I C I Bank LTD Bank 6,131 SF - 9/2018 |
| 27 | ADA Investment Management LP 2,517 SF - 3/2018; Peyser & Alexander Mgmt, Inc 7,723 SF - 8/2017; Lane Marketing Comm Inc 1,225 SF - 9/2015 |
| 26 | De Feis O'Connell & Rose 3,791 SF - 9/2022; Yomiuri News Inc 952 SF - 1/2018; Marsh Valentine & Donohoe, LLP 2,799 SF - 11/2017; Shalik, Morris & Company LLP 4,059 SF - 6/2019 |
| 25 | Amer Friends of Israel Museum 3,177 SF - 2/2016; Ryan Labs, Inc 5,653 SF - 2/2018; Falcon Properties 1,841 SF - 6/2018; Falcon Properties 1,530 SF - 6/2018 |
| 24 | Flateman Law Firm 2,376 SF - 12/2018; Franger LLC 2,786 SF - 10/2018; Argus Media, Inc 4,538 SF - 7/2018; Consulate General of Ecuador 3,093 SF - 9/2017 |
| 23 | Vacant 4,228 SF; Vacant 2,354 SF; The Kooples Bloom 5,057 SF - 1/2019 |
| 22 | South African Tourism Board 4,880 SF - 8/2024; The Reed Foundation 4,070 SF - 9/2015; Monarch Holdings, LLC 3,280 SF - 11/2019 |
| 21 | Masao Kurisu 1,230 SF - 7/2015; Adtek Information Systems 5,171 SF - 11/2016; Elias Sports Bureau, Inc 7,390 SF - 5/2018 |
| 20 | Vince LLC 16,526 SF - 4/2025 |
| 19 | Vince LLC 16,483 SF - 4/2025 |
| 18 | Swiss Benevolent Society of NY 1,352 SF - 6/2017; Leo Heidner, P.C. 1,321 SF - 6/2017; Wheelock St Capital LLC 2,902 SF - 6/2017; Objective Solutions Intl Inc 4,192 SF - 6/2017; Dover Corp 4,100 SF - 3/2022; Brown Univ 1,627 SF - 4/2015; Sumitomo Precision 984 SF - 4/2015 |
| 17 | Flight Aware LLC 1,162 SF - 8/2015; Collegiate Asset Mngt 7,615 SF - 6/2017; El Corte Ingles NY, Inc 4,424 SF - 6/2017; New Vision Comm Corp 2,050 SF - 6/2017; Crown Pacific Int 1,025 SF - 6/2017 |
| 16 | Vacant 2,724 SF; Vacant 3,839 SF; PL Subsidiary, Inc. 2,760 SF - 9/2019; Bliss Gouverneur & Associates 9,717 SF - 12/2022 |
| 15 | Royal Abstract Corp 8,190 SF - 9/2015; W. W. Norton & Company Inc. 5,777 SF - 7/2017; Fator Securities 3,401 SF - 6/2016; Euclidian Technologies, LLC 1,191 SF - 9/2015 |
| 14 | A.R. Schmeidler & Co 722 SF - 5/2017; A.R. Schmeidler & Co 11,366 SF - 5/2017; The Shapiro Firm 4,639 SF - MTM; Maskoul Law Firm 1,336 SF - MTM; Emerging Solutions 1,168 SF - MTM |
| 12 | Wollmuth, Maher & Deutsch LLP 19,942 SF - 8/2029 |
| 11 | Lucas Associates Inc 6,001 - 2/2016; Hildene Capital Mgmt LLC 3,625 SF - 3/2016; Vacant 10,064 SF |
| 10 | Vacant 6,421 SF; Vacant 799 SF; Computer Design & Integration 5,074 SF - 11/2019; Vacant 1,085 SF; Schlesinger Assoc. NY Inc. 21,006 SF - 2/2018 |
| 9 | Elias Sports Bureau, Inc. 882 SF - 5/2018; W.W. Norton & Co 5,700 SF - 7/2017; W.W. Norton & Co 5,924 SF - 7/2017; Int'l Foundation for Art Research 2,220 SF - 7/2017; IEA NY LLC 1,574 SF - 7/2017; Garrison Associates LLC 1,841 SF - 7/2017; China XD Plastics Co. LTD 1,441 SF - 7/2017 |
| 8 | Georgetown University 3,290 SF - 5/2016; Management Office 5,244 SF - MTM; ICAP Securities USA LLC 5,909 SF - 12/2020; W.W. Norton & Co 5,144 SF - 7/2017 |
| 7 | Vacant 22,374 SF |
| 6 | W.W. Norton & Co 40,423 SF - 7/2017 |
| 5 | Mercer, Inc 31,089 SF - 6/2019 |
| 4 | Zara USA, Inc. 11,256 SF - 3/2024; Zara USA, Inc. 2,587 SF - 3/2024; Mercer, Inc 1,650 SF - 6/2019; Mercer, Inc 3,493 SF - 6/2019 |
| 3 | Zara USA, Inc. 8,046 SF - 2/2035; Bliss 9,783 SF - 12/2022; Building Security 159 SF - MTM |
| 2 | Solstice Marketing 1,580- SF - 12/2023; Zara USA, Inc. 10,654 SF - 2/2035; Zara USA, Inc. 11,434 SF - 2/2035 |
| 1 | Sami's Newstand 540 SF - 7/2015; Solstice Marketing 960 SF - 12/2023; Jamba Juice Company 1,411 SF - 4/2019; Zara USA, Inc. 13,067 SF - 2/2035; Chipotle 2,799 SF - 9/2019 |
| Basement | Chipotle 428 SF - 9/2019; Sami's Newstand 135 SF - 7/2015; Vacant 203 SF; Vacant 181 SF; Vacant 169 SF; Jamba Juice Co. 245 SF - 4/2019; Solstice Marketing 227 SF - 12/2023; Economic Cycle Research Inst. 138 SF - 9/2020; The Flateman Lawfirm LLC 329 SF - 12/2018; Riker, Dangzig, Scherer, Hyland 411 SF - 11/2017; Adtek Information Systems Inc. 174 SF - 11/2016; Vacant 131 SF; S. African Tourism Board 133 SF - 8/2024; GX Greek 801 SF - 9/2015; Zara USA, Inc. 5,444 SF - 2/2035; Zara USA, Inc. 3,793 SF - 2/2035; Zara USA, Inc. 2,558 SF - 2/2035 |

Legend: VACANT; MTM; 2014-2015; 2016-2017; 2018-2019; 2020-2021; 2022+

** Illustrative stacking plan, subject to change based on ongoing leasing activity and tenant relocations.*

Mortgage Loan No. 2 — 500 Fifth Avenue

Mortgage Loan No. 2 — 500 Fifth Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$100,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$100,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	8.2%	Net Rentable Area (SF):	712,791
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	500 Fifth Avenue (New York) LLC	Year Built / Renovated:	1931 / 2012
Sponsor:	500 Holdings, Inc.	Occupancy:	92.3%
Interest Rate:	3.5800%	Occupancy Date:	10/1/2014
Note Date:	10/3/2014	Number of Tenants:	94
Maturity Date:	10/6/2024	2011 NOI:	$21,730,640
Interest-only Period:	120 months	2012 NOI:	$21,014,691
Original Term:	120 months	2013 NOI:	$19,461,901
Original Amortization:	None	TTM NOI (as of 7/2014)(3):	$18,808,084
Amortization Type:	Interest Only	UW Economic Occupancy:	92.5%
Call Protection:	L(29),Def(86),O(5)	UW Revenues:	$48,087,824
Lockbox(2):	Hard	UW Expenses:	$20,697,525
Additional Debt(1):	Yes	UW NOI(3):	$27,390,298
Additional Debt Balance(1):	$100,000,000	UW NCF:	$24,433,310
Additional Debt Type(1):	Pari Passu	Appraised Value / PSF:	$600,000,000 / $842
Additional Future Debt Permitted:	No	Appraisal Date:	8/13/2014

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$281
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$281
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	33.3%
TI/LC:	$0	Springing	N/A	Maturity Date LTV:	33.3%
Replacement Reserves:	$0	Springing	N/A	UW NCF DSCR:	3.37x
Engineering Reserves:	$413	N/A	N/A	UW NOI Debt Yield:	13.7%
Unfunded Obligations Reserve:	$16,028,841	N/A	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$200,000,000	100.0%	Payoff Existing Debt	$105,854,644	52.9%
			Return of Equity	74,395,810	37.2
			Upfront Reserves	16,029,253	8.0
			Closing Costs	3,720,293	1.9
Total Sources	$200,000,000	100.0%	Total Uses	$200,000,000	100.0%

(1)
The 500 Fifth Avenue loan is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $200.0 million.  The financial information presented in the chart above reflects the cut-off date balance of the $200.0 million 500 Fifth Avenue Whole Loan.

(2)	For a more detailed description of Lockbox, please refer to “Lockbox/Cash Management” below.
(3)
The increase in UW NOI from TTM NOI is primarily the result of five new or renewed leases to tenants expanding or relocating within the building, representing approximately 111,686 SF and $7,633,820 of annual rent with lease commencement dates ranging from December1, 2014 through February 1, 2015. Additionally, the UW NOI includes $895,565 in rent steps through October 31, 2015.

(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

Mortgage Loan No. 2 — 500 Fifth Avenue

The Loan. The 500 Fifth Avenue loan is secured by a first mortgage lien on the fee interest in a 59-story, 712,791 SF office building located in midtown Manhattan. The 500 Fifth Avenue loan has an outstanding principal balance of $200.0 million (the “500 Fifth Avenue Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2 has an outstanding principal balance as of the cut-off date of $100.0 million and is being contributed to the CSAIL 2015-C1 Commercial Mortgage Trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB Commercial Mortgage Securities Trust 2014-C26 Trust. The trustee of the JPMBB Commercial Mortgage Securities Trust 2014-C26 Trust (or, prior to the occurrence and continuance of a control appraisal period under the JPMBB 2014-C26 pooling and servicing agreement, the directing certificate holder under the JPMBB 2014-C26 pooling and servicing agreement) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to 500 Fifth Avenue Whole Loan; however, the CSAIL 2015-C1 Commercial Mortgage Trust, as the holder of Note A-2, will be entitled, under certain circumstances, to consult with respect to certain major decisions. The loan has a 10-year term and is interest-only throughout the term.

The Borrower. The borrowing entity for the 500 Fifth Avenue Whole Loan is 500 Fifth Avenue (New York) LLC, a Delaware limited liability company and special purpose entity. The borrower is wholly owned by 500 Holdings, Inc.

The Sponsor. The loan sponsor and non-recourse carve-out guarantor of the mortgage loan is 500 Holdings, Inc., which owns four other commercial properties in New York, California and Illinois.

The Property. The 500 Fifth Avenue property is a 59-story office building located in midtown Manhattan. The property was constructed in 1931, renovated in 2012 and consists primarily of office space with a retail component. The property offers unobstructed southerly views from the second floor up, over New York’s Bryant Park and the New York City Public Library and also offers unobstructed easterly and westerly views from the mid and tower floors. The ground floor features the main entrance on Fifth Avenue and retail spaces along West 42nd Street and Fifth Avenue. The property’s office space is located on floors three through 58. In the last 10 years, an excess of $12.0 million has been spent on capital items, including a lobby renovation (2005 - 2009), a retail restack expanding retail use to the basement and third floors (renovation underway), standpipe to sprinkler conversion (2006 - 2012), winterization of the cooling tower (2011 - 2012), common corridor(2005 - 2012), restroom renovations (2005 - 2006), electrical riser installation (2006 - 2007), and a class E system upgrade (2010).

As of October 1, 2014, the property was 92.3% leased by 94 tenants representing the apparel manufacturing and sales, publishing, legal, financial services and technology sectors. The largest tenant at the property, Zara USA, Inc. (“Zara”), leases 10.2% of the net rentable area with 13,843 SF expiring in March 2024 and 58,701 SF expiring in February 2035. Zara leases portions of four floors and the basement at the property. The space leased to Zara includes traditional office (portions of third and fourth floors) and retail (basement to third floor) space. The traditional office space serves as the United States corporate office for Zara’s parent company, Inditex (MSE: ITX).Zara currently has a presence in 88 countries with 2,000 stores. Zara originally took occupancy in 2008 and has expanded its presence over the years to its current square footage of 72,544SF. The Zara space is currently being built out on the ground floor and lower level by Zara with an anticipated opening in March 2015. Zara has a five year renewal option for both the retail and office space at the greater of 95.0% of fair market value and the current rent. The second largest tenant, W.W. Norton & Co., leases 64,668 SF (9.1% of net rentable area) through July 2017 and has no remaining renewal or termination rights. W.W. Norton & Co. is an international publishing firm which has been in operation for over 90 years.  The firm originally took occupancy in 1973 and currently occupies space on five floors.  The third largest tenant, Mercer, Inc. leases 36,232 SF (5.1% of net rentable area) through June 2019.Mercer, Inc. which is a wholly owned subsidiary of Marsh & McLennan Companies, is a global consulting firm specializing in talent, health, retirement and investment services.

Mortgage Loan No. 2 — 500 Fifth Avenue

The property is located within the Midtown office market, which contains approximately 241.5 million SF, and represents the largest office market inventory in Manhattan. As of the second quarter 2014, the Midtown market reported an overall vacancy rate of 11.0%, and an overall average market rent of $70.82 PSF, representing an increase of 1.1% over the prior quarter and increase of 3.8% over the prior year. More specifically, the property is located in the Grand Central submarket. The Grand Central submarket contains approximately 44.0 million SF of office space and represents the largest office inventory within the Midtown market. As of the second quarter 2014, the submarket reported an overall vacancy rate of 13.6% and reported an overall average submarket rent of $61.85 PSF, almost 6% higher than a year ago. The appraisal identified seven buildings which are directly competitive with the property.  As identified by the appraisal, asking rents in the Grand Central submarket ranged between $50.00 and $85.00 PSF and direct occupancy averaged 92.6% compared to rents at the property of $58.00 PSF to $95.00 PSF depending on the floor and current occupancy of 92.3%. No new construction is currently undergoing within the Grand Central submarket.

Historical and Current Occupancy(1)

2011	2012	2013	Current(2)
89.5%	87.7%	87.4%	92.3%

(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of October 1, 2014.

Recent Leasing Activity

Tenant	New / Renewal / Relocation Leases	Net Rentable Area	Lease Date	Term (years)	Base Rent PSF	Annual Rent
Vince LLC	New / Renewal	33,009	4/1/2014	10.0	$59.00	$1,947,531
Zara USA, Inc.(office expansion)	Expansion	13,067	8/1/2014	21.0	$151.40	1,978,332
Zara USA, Inc. (office expansion)	Expansion	9,783	2/1/2015	20.0	$35.34	345,731
Zara USA, Inc. (basement expansion)	Expansion	2,558	7/1/2014	20.6	$197.11	504,207
Kanematsu	New	10,914	7/1/2014	10.0	$63.50	693,039
Bliss PR	Relocation	9,783	12/1/2014	7.8	$50.01	489,248
W.W. Norton & Co.	Expansion	5,779	9/1/2014	2.9	$53.00	306,287
Computer Design & Integration LLC	Relocation	5,356	10/15/2014	5.2	$55.50	277,500
Wolmuth Maher & Deutsch LLP	Expansion	4,923	1/1/2015	15.7	$50.00	246,150
South African Tourism Board	Relocation	4,880	4/1/2014	10.4	$48.00	234,240
The Reed Foundation	Renewal / Relocation	4,070	10/1/2014	1.0	$81.98	333,659
Lankler Siffert & Wohl	Relocation	3,544	2/1/2014	3.0	$20.02	70,951
KFW-Ipex-Bank GmbH	Renewal / Relocation	2,566	3/1/2014	5.5	$51.75	132,791
The Swiss Benevolent Society	Renewal	1,454	7/1/2014	3.0	$51.00	74,154
Total		111,686				$7,633,820

Mortgage Loan No. 2 — 500 Fifth Avenue

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Zara USA, Inc.(3)	NA / NA / NA	72,544	10.2%	$137.66	Various
W.W. Norton & Co.	NA / NA / NA	64,668	9.1%	$45.19	7/31/2017
Mercer, Inc.(4)	Baa1 /A- / BBB+	36,232	5.1%	$41.34	6/14/2019
Vince LLC(5)	NA / NA / NA	33,009	4.6%	$59.00	4/30/2025
Lankler Siffert & Wohl(6)	NA / NA / NA	27,500	3.9%	$53.78	Various
Schlesinger Assoc. N.Y. Inc.	NA / NA / NA	21,006	2.9%	$66.07	2/28/2018
Wollmuth, Maher & Deutsch LLP	NA / NA / NA	19,942	2.8%	$50.70	8/31/2029
Dragados USA Inc	NA / NA / NA	14,190	2.0%	$72.77	5/31/2017
A.R. Schmeidler& Co. Inc.	NA / NA / NA	12,088	1.7%	$55.76	5/31/2017
Kanematsu USA Inc.	NA / NA / NA	10,914	1.5%	$63.50	1/31/2025

(1)	Based on the underwritten rent roll, including contractual rent steps through October 31, 2015.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Zara USA, Inc. has multiple leases at the property. In total, Zara USA, Inc. leases 58,701 SF expiring in February 2035 and 13,843 SF expiring in March 2024. Currently, the borrower has not received a fully executed certificate of occupancy which would allow Zara USA, Inc. to occupy the space being renovated upon completion. Additionally, the tenant has received a six-month abatement of monthly rent for the six-month period ending February 10, 2015.

(4)	Mercer, Inc. is currently subleasing 5,143 SF to W.W. Norton & Co. and has the remainder of its space on the market for sublease.
(5)	Vince LLC has the right to terminate its lease in April 2022 with 12 months’ notice and the payment of a termination fee.
(6)
Lankler Siffert & Wohl has multiple leases at the property and the expiration date listed above reflects the expiration date of the largest space that the tenant occupies.  Lankler Siffert & Wohl has 3,543 SF expiring in February 2017 and 23,957 SF expiring in May 2023.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	54,845	7.7%	NAP	NAP	54,845	7.7%	NAP	NAP
MTM(2)	10	29,477	4.1	$1,603,456	3.6%	84,322	11.8%	$1,603,456	3.6%
2015	13	25,124	3.5	1,313,202	2.9	109,446	15.4%	$2,916,658	6.5%
2016	8	31,632	4.4	1,817,187	4.1	141,078	19.8%	$4,733,845	10.6%
2017	36	172,956	24.3	9,386,454	21.0	314,034	44.1%	$14,120,299	31.6%
2018	19	91,571	12.8	6,213,719	13.9	405,605	56.9%	$20,334,018	45.5%
2019	12	66,361	9.3	3,891,754	8.7	471,966	66.2%	$24,225,772	54.2%
2020	7	24,438	3.4	1,646,133	3.7	496,404	69.6%	$25,871,905	57.9%
2021	0	0	0.0	0	0.0	496,404	69.6%	$25,871,905	57.9%
2022	5	24,893	3.5	1,435,895	3.2	521,297	73.1%	$27,307,800	61.1%
2023	7	33,284	4.7	2,414,024	5.4	554,581	77.8%	$29,721,824	66.5%
2024	6	35,644	5.0	2,068,147	4.6	590,225	82.8%	$31,789,971	71.1%
2025 & Beyond	12	122,566	17.2	12,925,963	28.9	712,791	100.0%	$44,715,934	100.0%
Total	135	712,791	100.0%	$44,715,934	100.0%

(1)	Based on the underwritten rent roll, including contractual rent steps through October 31, 2015.
(2)	Includes the building’s security and management offices.

Mortgage Loan No. 2 — 500 Fifth Avenue

Operating History and Underwritten Net Cash Flow

	2012	2013	TTM(1)	Underwritten	PSF	%(2)
Rents in Place	$35,585,996	$34,840,348	$34,484,013	$44,715,934(3)	$62.73	86.0%
Vacant Income	0	0	0	3,680,279	5.16	7.1%
Gross Potential Rent	$35,585,996	$34,840,348	$34,484,013	$48,396,213	$67.90	93.1%
Total Reimbursements	2,673,958	3,019,339	2,987,719	3,276,638	4.60	6.3%
Other Income	416,722	330,508	194,725	313,985	0.44	0.6%
Net Rental Income	$38,676,676	$38,190,195	$37,666,457	$51,986,836	$72.93	100.0%
(Vacancy/Credit Loss)	0	(60,687)	(86,621)	(3,899,013)	(5.47)	(7.5%	)
Effective Gross Income	$38,676,676	$38,129,508	$37,579,836	$48,087,824	$67.46	92.5%
Total Expenses	$17,661,985	$18,667,607	$18,771,752	$20,697,525	$29.04	43.0%
Net Operating Income	$21,014,691	$19,461,901	$18,808,084(4)	$27,390,298(4)	$38.43	57.0%
Total TI/LC, Capex/RR	0	0	0	2,956,988	4.15	6.1%
Net Cash Flow	$21,014,691	$19,461,901	$18,808,084	$24,433,310	$34.28	50.8%

(1)	TTM column represents the trailing twelve months ending July 31, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place include $895,565 in contractual rent steps through October 31, 2015.
(4)
The increase in Underwritten Net Operating Income from TTM Net Operating Income is primarily the result of five new or renewed leases to tenants expanding or relocating within the building, representing approximately 111,686SFand $7,633,820 of annual rent, with lease commencement dates ranging from December1, 2014 through February 1, 2015.

Property Management. The property is managed by Cushman & Wakefield, Inc. under an agreement that automatically renews annually unless terminated by either party in writing.

Escrows and Reserves. At origination, the borrower deposited into escrow $413 for engineering repairs and approximately $16,028,841 for unfunded obligations. The unfunded obligations reserve covers unfunded tenant improvements of $7,153,458, façade repairs of $4,021,131, rent abatements for existing tenants of $3,094,077, building improvements in progress of $1,393,384 and unfunded leasing commissions of $366,791.

Tax Escrows -The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as no Cash Sweep Period (as defined below) exists.

Insurance Escrows -The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no Cash Sweep Period (as defined below) exists.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve escrow is waived so long as no Cash Sweep Period (as defined below) exists. During the existence of a Cash Sweep Period, the borrower is required to deposit 1/12 of the amount estimated by the lender to be due for replacements and repairs at the property over the course of the year.

TI/LC Reserves-The requirement for the borrower to make monthly deposits to the TI/LC escrow is waived so long as no Cash Sweep Period exists. During the existence of a Cash Sweep Period, the borrower is required to pay to the lender on each monthly payment date the sum of $229,649 (approximately $3.86 PSF annually), which amounts will be deposited with and held by the lender for tenant improvement and leasing commission obligations.

Lockbox / Cash Management. The 500 Fifth Avenue Whole Loan is structured with a hard lockbox.  The borrower and property manager are required to direct tenants to deposit all rents directly to the lockbox account.  All funds in the lockbox account are required to be remitted to the borrower on a daily basis in the absence of a Cash Sweep Period. During the continuance of a Cash Sweep Period, all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

Mortgage Loan No. 2 — 500 Fifth Avenue

A “Cash Sweep Period” means, subject to termination in accordance with the related loan documents, the period commencing upon the earliest of (i) the occurrence of an event of default, (ii) the debt yield on a trailing twelve-month basis falls below 7.0%, or (iii) any bankruptcy action of the borrower or manager.

Mortgage Loan No. 3 — Courtyard Midtown East

UNION SQUARE GRAM
ERCY PARK LINCOLN
SQUARE 5TH AVENUE
BATTERY PARK MANHAT
TAN MIDTOWN UPPER
EAST SIDE

Marriott
COURTYARD
Marriott
866

Mortgage Loan No. 3 — Courtyard Midtown East

Mortgage Loan No. 3 — Courtyard Midtown East

Mortgage Loan No. 3 — Courtyard Midtown East

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$86,000,000	Title(2):	Fee & Leasehold
Cut-off Date Principal Balance:	$86,000,000	Property Type - Subtype:	Hotel - Select Service
% of Pool by IPB:	7.1%	Net Rentable Area (Rooms):	317
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	DiamondRock Manhattan/Midtown East Tenant, LLC; DiamondRock Manhattan/Midtown East Owner, LLC	Year Built / Renovated:	1966 / 2013
Sponsor:	DiamondRock Hospitality Limited Partnership	Occupancy/ADR/RevPar(3):	91.2%/$284.92/$259.76
Interest Rate:	4.4000%	Occupancy Date/ADR/RevPar Date:	11/30/2014
Note Date:	7/18/2014	Number of Tenants:	N/A
Maturity Date:	8/6/2024	2011 NOI:	$8,872,447
Interest-only Period:	23 months	2012 NOI:	$9,635,308
Original Term:	120 months	2013 NOI:	$8,567,625
Original Amortization:	360 months	TTM NOI (as of 11/2014):	$11,090,137
Amortization Type:	IO-Balloon	UW Economic Occupancy/ADR/RevPar(3):	91.2%/$284.92/$259.76
Call Protection:	L(31),Def(79),O(10)	UW Revenues:	$31,050,256
Lockbox(1):	Springing	UW Expenses:	$19,960,119
Additional Debt:	No	UW NOI:	$11,090,137
Additional Debt Balance:	N/A	UW NCF:	$9,383,611
Additional Debt Type:	N/A	Appraised Value / Per Room:	$148,000,000/ $466,877
Additional Future Debt Permitted:	No	Appraisal Date:	6/10/2014

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$271,293
Taxes:	$419,059	$259,429	N/A	Maturity Date Loan / Room:	$230,605
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.1%
FF&E Reserves:	$0	4% of total gross revenue from calendar month	N/A	Maturity Date LTV:	49.4%
Seasonality Reserve:	$120,000	$60,000	N/A	UW NCF DSCR:	1.82x
				UW NOI Debt Yield:	12.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$86,000,000	100.0%	Return of Equity	$42,207,148	49.1%
			Payoff Existing Debt	41,320,000	48.0
			Closing Costs	1,933,793	2.2
			Upfront Reserves	539,059	0.6
Total Sources	$86,000,000	100.0%	Total Uses	$86,000,000	100.0%

(1)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.
(2)	For a more detailed description of title, please refer to “Air Rights Lease” below.
(3)	Occupancy and UW Economic Occupancy represents the occupancy for the trailing twelve months ending November 30, 2014.
(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

Mortgage Loan No. 3 — Courtyard Midtown East

The Loan. The Courtyard Midtown East loan is secured by a first mortgage lien on the fee and leasehold interest in a 317-room select service hotel located in New York, New York, and consists of a condominium interest in a building that has four condominium units. The loan has an outstanding principal balance of $86.0 million and a maturity date of August 6, 2024. The loan has a 10-year term and, subsequent to a 23 month interest-only period, will amortize on a 30-year schedule.

The Borrowers. The borrowing entities for the loan are comprised of DiamondRock Manhattan/Midtown East Tenant, LLC and DiamondRock Manhattan/Midtown East Owner, LLC, each of which is a Delaware limited liability company and a special purpose entity. The dual borrower structure is designed to allow the operating entity to pay rent to the owner, which income qualifies as rents from real properties for tax purposes. The borrowers have a 47.7% ownership interest in the condominium, and therefore do not have a controlling interest in the condominium regime. However, the condominium documents require all major actions that affect any condominium unit to be consented to by the permitted mortgagee of the affected units. In addition, all insurance maintained on the property must cover the interest of any permitted mortgagee.

The Sponsor. The loan sponsor and non-recourse carve out guarantor is the operating partnership, and wholly owned subsidiary, of DiamondRock Hospitality Limited Partnership (“DRH”), (NYSE: DRH), a publicly traded real estate investment trust. DRH is a lodging-focused real estate investment trust that owns a portfolio of premium hotels and resorts. DRH was founded in 2004, went public in 2005, and is headquartered in Bethesda, Maryland. As of June 27, 2014, DRH had a market capitalization of $2.54 billion. DRH’s portfolio is concentrated in key gateway cities and in destination resort locations and is operated under leading global lodging brand companies Marriott International, Inc. (“Marriott”), Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), and Hilton Worldwide (“Hilton”). As of December 31, 2013, DRH owned 26 hotels with 11,121 guest rooms. The New York City hotels include the property, The Lexington Hotel New York located at 511 Lexington Avenue, the Courtyard Manhattan/Fifth Avenue located at 3 East 40th Street, and the Hilton Garden Inn Chelsea located at 121 West 28th Street. DRH maintains a capital structure with no corporate level debt, preferred equity, or convertible bonds, a $200.0 million senior unsecured credit facility and significant balance sheet flexibility with no outstanding borrowings under its $200 million senior unsecured credit facility as of March 31, 2014, as well as approximately half of its hotels being unencumbered by mortgage debt.

The Property. The property is a 317-room, renovated in 2013, select service hotel located at 866 Third Avenue, New York, NY 10022. The property consists of the condominium interest in the hotel portion of a 30-story midtown Manhattan, high-rise building. The property was built in 1966 and completed a major renovation between January 2013 and June 2013 at an estimated cost of $9.25 million. Approximately $8 million ($25,000/room) was spent on a complete guestroom refresh program and new lobby bistro. Renovations included major lobby remodelling, renovation of a restaurant, a new rooftop HVAC unit, and guest room upgrades including new mattresses & box springs, new doors, new floor coverings, and bathtub refurbishment. Amenities at the hotel include valet parking and bellman, a restaurant, a fitness center, a business center, a valet dry-cleaning service, and a 420 SF meeting room. The renovation also included the conversion of meeting rooms into 5 additional guestrooms, resulting in a room mix of 126 double-queen, 158 king, 29 executive king, and 4 king suites. Most of the guestrooms range from between 340 and 425 SF, which is approximately 40% larger than the average New York City hotel room.

The Market. The property is located in the heart of midtown Manhattan’s Eastside, close to Madison Avenue and Fifth Avenue businesses, shopping and dining. Within walking distance from the hotel, guests will find Central Park, Saint Patrick’s Cathedral, Grand Central Station, Rockefeller Center, the Chrysler Building, Broadway shows and Radio City Music Hall. Nearby office properties include Citigroup’s headquarters, Bloomberg’s headquarters and JP Morgan’s headquarters. There are many renowned New York City restaurants in the property’s vicinity, providing guests with a large selection of nearby dining alternatives. Retail outlets available within a short walking distance of the property are varied and include Bloomingdale’s flagship store, haute couture shops on Fifth Avenue, including Saks Fifth Avenue and Tiffany’s, as well as high-end shops on Madison Avenue.

The property’s main entrance is located on 3rd Avenue, a one-way thoroughfare carrying northbound traffic. Local access to the property is further enhanced by the presence of the Lexington-53rd Street subway station, which provides access to the E and M lines, as well as the 51st Street subway station, which serves the 6 line. Air transportation in the New York City area is provided by three major airports: LaGuardia and John F. Kennedy (JFK) International Airports, which are located in the Borough of Queens, and Newark International Airport, which is located in Newark, New Jersey. LaGuardia is located approximately nine miles northeast

Mortgage Loan No. 3 — Courtyard Midtown East

of the property, while JFK is situated 17 miles to the southeast. Newark International Airport is located approximately 18 miles southwest of the property.

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			Courtyard Midtown East			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	88.8%	$224.19	$199.14	86.7%	$269.52	$233.74	97.6%	120.22%	117.37%
2013	86.0%	$229.83	$197.65	82.2%	$276.36	$227.22	95.6%	120.25%	114.96%
TTM(2)	92.5%	$238.00	$220.21	91.2%	$285.48	$260.26	98.6%	119.95%	118.19%

(1)
Data provided by Smith Travel Research. The competitive set contains the following properties: Autograph Collection. The Lexington New York City, Double Tree New York City Metropolitan Hotel. The Roosevelt Hotel and Hilton Manhattan East.

(2)	TTM represents the trailing twelve month period ending November 30, 2014.

Competitive Hotels Profile(1)

				2013 Estimated Market Mix			2013 Estimated Market Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Transient	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Courtyard Midtown East	317	1966	420	60%	10%	30%	82.3%	$276.04	$227.30
DoubleTree by Hilton Metropolitan	764	1962	12,000	45%	30%	25%	97.0%	$244.00	$236.68
Marriott New York East Side	646	1923	21,000	55%	30%	15%	87.0%	$303.00	$263.61
Affinia 50	209	1964	None	55%	10%	35%	65.0%	$270.00	$175.50
Renaissance Hotel 57	204	1940	4,608	50%	10%	40%	85.0%	$297.00	$252.45
Residence Inn by Marriott Midtown East(2)	211	1972	1,320	55%	10%	35%	84.0%	$297.00	$249.48
W New York	694	1926	8,868	50%	30%	20%	81.0%	$318.00	$257.58
Total(3)	2,728						85.8%	$284.21	$243.89

(1)	Source: Appraisal.
(2)	Partial year - reopened in February 2013.
(3)	Excludes the subject property.

Mortgage Loan No. 3 — Courtyard Midtown East

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	TTM (1)	Underwritten	Per Room (2)	% of Total Revenue (3)
Occupancy	83.3%	86.2%	82.3%	91.2%	91.2%
ADR	$262.93	$269.49	$276.04	$284.92	$284.92
RevPAR	$219.01	$232.28	$227.30	$259.76	$259.76
Room Revenue	$24,941,371	$26,524,544	$26,299,917	$30,055,336	$30,055,336	$94,812	96.8%
Food and Beverage	802,188	855,451	589,159	665,387	665,387	$2,099	2.1%
Other Department Revenues	244,833	215,507	256,199	329,533	329,533	$1,040	1.1%
Total Revenue	$25,988,392	$27,595,502	$27,145,275	$31,050,256	$31,050,256	$97,950	100.0%
Room Expense	5,997,407	6,241,090	6,471,894	7,407,656	7,407,656	$23,368	24.6%
Food and Beverage Expense	838,771	876,875	1,016,218	741,039	741,039	$2,338	111.4%
Other Departmental Expenses	333,533	361,399	427,579	445,154	445,154	$1,404	135.1%
Departmental Expenses	$7,169,711	$7,479,364	$7,915,691	$8,593,849	$8,593,849	$27,110	27.7%
Departmental Profit	$18,818,681	$20,116,138	$19,229,584	$22,456,407	$22,456,407	$70,840	72.3%
Operating Expenses	$7,500,656	$7,793,007	$7,904,258	$8,515,247	$8,515,247	$26,862	27.4%
Gross Operating Profit	$11,318,025	$12,323,131	$11,325,326	$13,941,160	$13,941,160	$43,978	44.9%
Fixed Expenses	2,445,578	2,687,823	2,757,701	2,851,023	2,851,023	$8,994	9.2%
Net Operating Income	$8,872,447	$9,635,308	$8,567,625	$11,090,137	$11,090,137	$34,985	35.7%
FF&E (4)	1,039,536	1,103,820	1,085,811	1,242,011	1,242,010	$3,918	4.0%
Incentive Management Fee (5)	-	0	0	0	464,516	$1,465	1.5%
Net Cash Flow	$7,832,911	$8,531,488	$7,481,814	$9,848,126	$9,383,611	$29,601	30.2%

(1)	TTM column represents the trailing twelve-month period ending on November 30, 2014.
(2)	Per Room values based on 317 guest rooms.
(3)	Percentage column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(4)	The Manager is required to reserve 4.0% of Total Revenue in accordance with the Marriott management agreement.
(5)	Incentive Management Fee is based on 25% of NOI after FF&E in excess of $7,990,063.

Property Management. The property is managed by Courtyard Management Corporation (the “Manager”), a subsidiary of Marriott International, Inc. Marriott International, Inc. is a leading worldwide hospitality company that was organized as a corporation in 1997 and became a public company in 1998 (NASDAQ:MAR). Marriott International, Inc. operates, franchises, or licenses over 3,900 lodging properties in the United States and 74 countries and territories. Marriott International, Inc. operates and franchises hotels under 18 brands, including Marriott, JW Marriott, Renaissance, EDITION, Autograph Collection, Residence Inn, Courtyard, Towne Place Suites, Fairfield Inn, and Spring Hill Suites and reported revenues of over $12 billion in fiscal year 2013. Marriott International, Inc. develops and operates vacation ownership resorts under the Marriott and Ritz-Carlton brands, operates executive apartments and conference centers, and provides furnished corporate housing through its Execu Stay by Marriott and Marriott Executive Apartments division. Named one of the “100 Best Companies to Work For” by Fortune for the 16th consecutive year in 2013, Marriott International, Inc.is headquartered in Bethesda, Maryland, and has approximately 325,000 employees.

The Manager manages the property under a 30-year management agreement with DiamondRock Manhattan/Midtown East Owner, LLC (“Owner”) that expires in December 2035, with two 10-year renewal options (at Manager’s option). Under this management agreement, the Manager receives a base management fee of 5.0%. In addition, the Manager receives an annual incentive management fee equal to 25% of net operation income above the “Owner’s Priority”, which is defined as 10.75% of the owner’s investment. In additional, the Manager is entitled to an annual incentive management fee equal to 25.0% of the amount by which the operating profit for such period exceeds the Owner’s Priority. As of November 2004, the Owner’s Priority was equal to approximately $8.0 million. The Manager manages the property and has an incentive management fee structure, and there is no franchise agreement or franchise fee. The Manager executed a subordination, nondisturbance and attornment agreement with the lender with respect to the management agreement.

Mortgage Loan No. 3 — Courtyard Midtown East

Escrows and Reserves. At closing, the borrowers were required to deposit into escrow $419,059 for a tax reserve and $120,000 for a seasonality reserve.

Real Estate Tax Reserve and Condominium Association Reserves- Real estate taxes and condominium association assessments are paid directly by the Manager under the terms of its management agreement with Owner. Real estate tax and condominium association reserves are not escrowed while the property is managed by the Manager or a comparable replacement manager  and are paid by such manager; however, the lender requires that the borrowers provide proof of full payment of real estate taxes five days prior to the date they are due through delivery of proof of payment acceptable to the lender or at the lender’s request. In the event that the Manager or a comparable replacement manager is not managing the property or the Manager or such replacement manager is not maintaining reserves for real estate taxes or condominium association assessments, the borrowers will escrow for real estate taxes and condominium association assessments with the lender.

Insurance Reserve - DRH maintains a blanket policy covering its properties. Insurance reserves are not escrowed while the property is managed by the Manager or a comparable replacement manager and paid by such manager or, if part of Owner’s portfolio, the property is covered under a blanket policy; however, the borrowers are required to provide proof of payment of insurance acceptable to the lender no later than five business days prior to when such payment is due.

FF&E Reserve - FF&E reserves are required to be collected by the Manager under the terms of its management agreement with Owner. FF&E reserves are not escrowed while the property is managed by the Manager or a comparable replacement manager and reserved by such manager; however, the borrowers , upon request of the lender (made no more frequently than once per calendar month), are required to deliver to the lender such accountings and reconciliations of such FF&E reserve as reasonably requested by the lender and/or an officer’s certificate certifying to the lender to the best of the borrowers’ knowledge the satisfaction of disbursement conditions with respect to such reserves as if such reserve was being held by the lender. In the event that the management agreement or a replacement management agreement with a comparable replacement manager is not in place at the property or such management agreement does not require a reserve for FF&E or such reserve is not subject to a control agreement reasonably acceptable to the lender, the lender will require a replacement reserve to be held with the lender.

Seasonality Reserve - At closing, the borrowers deposited into the seasonality reserve the sum of $120,000, representing monthly deposits for July and August and, thereafter, will deposit for each of the months of September, October, November and December, the sum of $60,000 until such time as $360,000 has been deposited with the lender. Thereafter, each year the lender will determine within 60 days from the end of March, the required additional monthly deposits for July through December based on the cash flow shortfall during the months of January, February, and March assuming the next year’s debt service requirements and a 1.10x debt service coverage ratio. Amounts on deposit in the seasonality reserve will be disbursed by the lender, upon written request of the borrower, for the payment of anticipated shortfalls in debt service on the forthcoming payment date in January, February and March. All sums remaining on deposit in the seasonality reserve will be disbursed to the borrower on the payment date in April of each calendar year, provided no event of default under the mortgage loan documents is then continuing.

Lockbox / Cash Management. The Loan is structured with a springing Lockbox. (i) At any time the property is not managed by a third party manager pursuant to the management agreement or a replacement third party management agreement, the borrowers will be required to establish and maintain a segregated eligible account (the “Lockbox Account”) with a lockbox bank in trust for the benefit of the lender, which Lockbox Account will be under the sole dominion and control of the lender.(ii) For so long as the management agreement or a replacement third party management agreement with a comparable replacement manager is in effect at the property, the borrowers will be required to cause all revenues from property to be collected by the Manager or such replacement manager and deposited into accounts maintained by such manager at eligible institutions. The borrowers are required to cause the Manager or such replacement manager to agree in writing to cause all amounts required to be distributed to the borrowers pursuant to the management agreement or the replacement third party management agreement to be deposited into the cash management account. All such deposits are required to be made no less frequently than once per month.

All funds on deposit in the cash management account during the continuance of an event of default under the mortgage loan documents may be applied by the lender in such order and priority as the lender determines. Any excess cash flow reserve funds

Mortgage Loan No. 3 — Courtyard Midtown East

remaining after the debt has been paid in full or the loan has been defeased will be paid to the borrower’s (or at the borrowers’ option, applied to the loan as part of such repayment).

Air Rights Lease. An air rights lease was entered into by Max and Milton Vanger and 870 Third Corp. in August 1964 in order to prevent the construction of another building along the Courtyard Midtown East’s western façade. The air rights lease has a current rent of $15,000 per annum and expires on July 31, 2041, subject to two 25-year renewal options.  Rent for the renewal options is the greater of $15,000 per annum or 3-1/3% of the land value.

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Mortgage Loan No. 4 — Westfield Trumbull

Mortgage Loan No. 4 — Westfield Trumbull

macy's
Westfield

TARGET

H&M

UNI QLO

FOREVER 21

The Cheesecake Factory

Mortgage Loan No. 4 — Westfield Trumbull

Mortgage Loan No. 4 — Westfield Trumbull

Mortgage Loan No. 4 — Westfield Trumbull

MERRIT PARKWAY (Limited Access Highway)
MADISON AVE
ELMWOOD AVE
WALNUT AVE
MADISON AVE
GREEN STREET
OLD TOWN ROAD
RING ROAD
WALBURN AVE
STUART PLACE
GORHAM PLACE
MAIN STREET
PARKING STRUCTURE
TWO LEVEL ENCLOSED MALL
PARKING STRUCTURE
N
Anchor / Major
Non Anchor
Ground Lease: Improvements Not Part of the Collateral

Main Street (25,200 ADT)
Merritt Parkway (53,100 ADT)

Mortgage Loan No. 4 — Westfield Trumbull

Mortgage Loan No. 4 — Westfield Trumbull

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$77,179,054	Title:	Fee
Cut-off Date Principal Balance(1):	$77,179,054	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	6.4%	Net Rentable Area (SF)(4):	1,130,472
Loan Purpose:	Refinance	Location:	Trumbull, CT
Borrower:	Trumbull Shopping Center #2 LLC	Year Built / Renovated:	1962 / 2010
Sponsors:	Westfield America, Inc.; Westfield America Limited Partnership	Occupancy(5):	98.0%
Interest Rate:	3.8000%	Occupancy Date(5):	12/31/2014
Note Date:	2/3/2015	Number of Tenants(5):	155
Maturity Date:	3/1/2025	2011 NOI:	$15,518,868
Interest-only Period:	120 months	2012 NOI:	$15,470,784
Original Term:	120 months	2013 NOI:	$16,569,404
Original Amortization:	None	2014 NOI:	$17,642,012
Amortization Type:	Interest Only	UW Economic Occupancy:	97.7%
Call Protection(2):	L(24),Def or YM1%(89),O(7)	UW Revenues:	$32,495,201
Lockbox(3):	Hard	UW Expenses:	$15,311,011
Additional Debt(1):	Yes	UW NOI:	$17,184,190
Additional Debt Balance(1):	$75,120,946	UW NCF:	$16,006,725
Additional Debt Type(1):	Pari Passu	Appraised Value / PSF(6):	$262,000,000 / $232
Additional Future Debt Permitted:	No	Appraisal Date:	11/30/2014

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(8):	$135
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(8):	$135
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.1%
Replacement Reserves:	$0	Springing	$106,812	Maturity Date LTV:	58.1%
TI/LC:	$0	Springing	$667,608	UW NCF DSCR:	2.73x
				UW NOI Debt Yield:	11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$152,300,000	100.0%	Closing Costs	$901,369	0.6%
			Return of Equity	151,398,631	99.4
Total Sources	$152,300,000	100.0%	Total Uses	$152,300,000	100.0%

(1)
The Westfield Trumbull loan is part of a loan evidenced by six notes with an aggregate original principal balance of $152.3 million. The financial information presented in the chart above reflects the cut-off date balance of the $152.3 million Westfield Trumbull Whole Loan.

(2)
The lockout period will be at least 24 payment dates beginning with and including the first payment date of April 1, 2015.  However, the borrower will be permitted to prepay a portion of the Westfield Trumbull Whole Loan during the lockout period if the debt yield falls below 7.50%, in an amount necessary to achieve a debt yield equal to or greater than 7.50%. Any such prepayment must be accompanied by a prepayment premium equal to the greater of 1.0% and a yield maintenance charge.  If the borrower prepays any portion of the Westfield Trumbull Whole Loan during the lockout period, the borrower will thereafter no longer be permitted to defease all or any portion of the Westfield Trumbull Whole Loan, however, after such lockout period, the borrower will be permitted to prepay the Westfield Trumbull Whole Loan in an amount equal to the greater of 1.0% and a yield maintenance charge.

(3)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.
(4)
Net Rentable Area (SF) of 1,130,472 SF includes ground lease tenant spaces: Target (194,322 SF), JC Penney (150,547 SF) and Lord and Taylor (118,000 SF), which are pad leased to, and improvements on which are owned by, the respective retailers. The building improvements will revert to borrower upon lease termination.

(5)	Occupancy and number of tenants includes ground lease tenant space.
(6)	Appraised Value PSF is calculated on Net Rentable Area of 1,130,472 SF, which includes ground lease tenant space.
(7)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(8)	Loan PSF is calculated on Net Rentable Area of 1,130,472 SF, which includes ground lease tenant space.

Mortgage Loan No. 4 — Westfield Trumbull

The Loan. The Westfield Trumbull loan is secured by a first mortgage lien on a 1,130,472 SF (including 462,869 SF of ground lease tenant space) regional mall located on a 77.37 acre site in Trumbull, Connecticut. The whole loan has an outstanding principal balance of $152.3 million (the “Westfield Trumbull Whole Loan”), which is comprised of six notes identified as Note A-1, Note A-2 and Note A-3 (collectively, the “A Notes”) and Note B-1, Note B-2 and Note B-3 (collectively, the “B Notes”). The six notes have outstanding balances of $75.00 million, $40.00 million, $33.00 million, approximately $2.18 million, approximately $1.16 million and approximately $0.96 million for Note A-1, Note A-2, Note A-3, Note B-1, Note B-2 and Note B-3, respectively.

Notes A-1 and B-1 (together, “Note Group 1”) have an outstanding principal balance as of the cut-off date of $77,179,054 and are being contributed to the CSAIL 2015-C1 Commercial Mortgage Trust.  The holder of Note Group 1 (the “Controlling Noteholder”) will be the trustee of the CSAIL 2015-C1 Commercial Mortgage Trust. The trustee of the CSAIL 2015-C1 Commercial Mortgage Trust (or, prior to the occurrence and continuance of a control termination event, the controlling class representative) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Westfield Trumbull Whole Loan; however, the holders of Notes A-2 and B-2 (together, “Note Group 2”) and Notes A-3 and B-3 (together, “Note Group 3”) will be entitled, under certain circumstances, to consult with respect to certain major decisions. Note Group 2 and Note Group 3 are currently held by Column and are expected to be contributed to one or more future securitized trusts.

Note Group 1 accrues interest at the same rate as the pari passu Note Group 2 and Note Group 3, and is entitled to payments of interest and principal on a pro rata and pari passu basis with Note Group 2 and Note Group 3, as and to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Prospectus Supplement. The holders of Note Group 1, Note Group 2 and Note Group 3 have entered into an agreement among note holders which sets forth the allocation of collections on the Westfield Trumbull Whole Loan. Each note will be serviced pursuant to terms of the CSAIL 2015-C1 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Prospectus Supplement. Note A-1, Note A-2 and Note A-3 are pari passu notes and Note B-1, Note B-2 and Note B-3 are pari passu notes and each Note A and Note B in a particular Note Group differs solely with respect to the availability of limited recourse to the sponsor/guarantor which is available only to the A Notes, as further described below. Note Group 1, Note Group 2 and Note Group 3 are pari passu Note Groups.

The Borrower. The borrower, Trumbull Shopping Center #2 LLC, is a bankruptcy remote, single purpose entity, owned by a joint venture between Westfield America, Inc. and O’Connor Retail Investors II, L.P.

In conjunction with the loan, O’Connor Retail Investors II, L.P. acquired a 47.4% indirect equity interest in the borrower for approximately $152.3 million based on an allocated purchase price of $321.3 million. O’Conner Retail Investors II, L.P. concurrently invested in two additional Westfield regional malls in Palm Desert, California and Wheaton, Maryland. The mall located in Wheaton, Maryland serves as collateral for the Westfield Wheaton loan which is being contributed to the CSAIL 2015-C1 Commercial Mortgage Trust. See “Mortgage Loan No. 5—Westfield Wheaton.”

The Sponsor. The sponsors and non-recourse carve-out guarantors are Westfield America, Inc., a private, untraded real estate investment trust, and Westfield America Limited Partnership, a Delaware limited partnership, which are in the business of owning, operating, leasing, developing, redeveloping, and acquiring super-regional and regional retail shopping centers in major metropolitan U.S. areas. As of December 31, 2013, the sponsors held interests in 38 managed shopping centers in 8 states (36 super-regional, 2 regional), plus partial interests in 21 other centers through investments and unconsolidated joint ventures, which they do not manage.

The sponsors own a membership interest in a joint venture with O’Conner Retail Investors II, L.P. O’Connor Retail Investors II, L.P. is majority owned by Public Sector Pension Investment Board (“PSP”), with a minority interest controlled by O’Connor Capital Partners LLC. O’Connor Retail Investors II, L.P. is invested concurrently in two additional Westfield regional malls located in Palm Desert, California and Wheaton, Maryland, under the joint venture agreement. Westfield America, Inc. provides a limited recourse guaranty with respect to the A Notes, which is not expected to provide, and should not be relied on to provide, meaningful credit support. Legal counsel has delivered a non-consolidation opinion in connection with the origination of the loan, though there can be no guaranty that a consolidation may not occur as a result of such recourse.

The Property. The property is a 1,130,472 SF (including 462,869 SF of ground lease tenant SF) regional mall located in Trumbull, Connecticut. The property was originally constructed in 1962 as a one-level, two anchor center with a “barbell” design, which

Mortgage Loan No. 4 — Westfield Trumbull

extended between what is now Macy’s and Target. The JC Penney and Lord and Taylor anchors were added in 1985 and 1992, respectively, and a lower level truck tunnel was subsequently converted to retail space. The main mall building is configured as two offset rectangles formed by the four anchors, with central bisecting corridors and lobbies. The two parking decks are located along the southwest and northeast portions of the main mall building. The Macy’s and outparcel building are owned by the borrower, with the building leased to L.A. Fitness. The 462,869 SF ground lease tenants include the Target, JC Penney, and Lord and Taylor anchor buildings, which are pad leased and owned (building improvements) by the respective retailers. The property consists of four anchor and seven junior anchor tenants.

The enclosed, two-level mall is presently 98.0% occupied by 155 tenants (including the ground lease tenants) as of December 2014. National in-line tenants include Aéropostale, American Eagle Outfitters, Banana Republic, Bath & Body Works, Charlotte Russe, Coach, Express, Godiva Chocolatier, Foot Locker, The Gap, J. Crew, Kay Jewelers, Sephora, Swarovski, Victoria’s Secret, Zumiez, and others. Net operating income (“NOI”) has increased 13.7% from approximately $15.5 million in 2011 to approximately $17.6 million in 2014. Recent leasing includes the first Uniqlo store in Connecticut, which opened in November 2013, the Cheesecake Factory, which opened its third Connecticut location at the property in August 2014, and Apple, which opened in October 2014. The property’s in-line (<10,000 SF) comparable tenant sales are $404 PSF for the trailing twelve months ending November 30, 2014.

In the fall of 2010, a $40.0 million renovation was completed at the property, which included relocating and renovating the former food court into a new dining commons, plus remodelling and remerchandising the property. The sponsors are assembling several single-family home sites (not part of the collateral) adjacent to the east totalling approximately 13 acres, to expand the property complex by up to approximately 180,000 SF, and possibly add a multi-screen theater or big box retailer (though specific plans as to development, if any, have not been finalized).

Primary access to the property is provided by Interstate 95 as well as Route 8, 15, 108, 127, and 111. The property is situated in the southwest quadrant of the intersection of Main Street (Route 111) and the Merritt Parkway (Route 15). The property’s primary 7-mile trade area has a population of 337,197 with an average household income of $93,263, and approximately 53,100 vehicles pass the property daily on the Merritt Parkway.

The Market. South of the property is densely developed with a variety of freestanding and strip retail centers, medical office buildings, fast food restaurants and service stations. Just south of the property, on the opposite side of Old Town Road is Commerce Park, a 5-building medical office park. Further south is Brookside Shopping Center, a 125,000 SF community center anchored by Stop & Shop and Staples. Recently the Brookside Shopping Center added The Sports Authority as a junior anchor tenant. A freestanding Marshalls and Red Lobster also shadow anchor this center. North of the property, Main Street is less developed and more residential in nature. Also, within one mile of the property is Sacred Heart University, the second largest Catholic university in New England(behind Boston College) which offers more than 40 degree programs to over 7,500 students at the bachelor’s, master’s and doctoral levels.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Sales (PSF)	Est. Occ.	Proximity (miles)	Anchor Tenants
Westfield - Connecticut Post	1960 /2005	1,331,918	$340	91%	9.5	Dick’s Sporting Goods, JC Penney
Stamford Town Center	1982 / 2007	767,000	$450	92%	20.3	Macy’s
Danbury Fair Mall	1986 / 2007	1,287,786	$636	97%	17.0	JC Penney, Lord and Taylor, Macy’s, Sears
Brass Mill Center	1997 / N/A	1,179,405	$350	89%	24.0	Macy’s, JC Penney, Sears, Burlington Coat Factory
Westfield - Meriden	1971 / 1999	893,052	$300	89%	30.0	Best Buy, Dick’s Sporting Goods, JC Penney, Macy’s

(1)	Source: Appraisal.

Mortgage Loan No. 4 — Westfield Trumbull

Historical and Current Occupancy(1)

2007	2008	2009	2010	2011	2012	2013	December 2014(2)
93.3%	79.9%	72.2%	79.7%	89.4%	88.3%	89.1%	98.0%

(1)	Source: Occupancy history report. Occupancies are as of December 31 of each respective year.
(2)	Based on the underwritten rent roll, including SF for ground lease tenant improvements.

Historical Sales and Occupancy Costs(1)

	2012		2013		TTM(2)
	Sales PSF	Occupancy Costs %	Sales PSF	Occupancy Costs %	Sales PSF	Occupancy Costs %
Anchors(3)	$179	1.7%	$174	1.8%	$173	2.1%
Majors(4)	$174	18.0%	$159	21.4%	$165	22.4%
Specialty Stores/Others(5)	$400	16.4%	$407	18.0%	$404	18.3%

(1)	Represents comparable tenant sales (tenants with 12 months reported sales) and occupancy costs as provided by the sponsors.
(2)           TTM Sales PSF and Occupancy Costs represent the trailing twelve months ending November 30, 2014 as provided by the sponsors.
(3)           Anchors include Target, JC Penney, and Lord and Taylor, each of which own their own improvements and operate under a pad lease.
(4)	Majors include tenants occupying between 10,000 and 40,000 SF. As of November 30, 2014, Majors included L.A. Fitness, Forever 21, H&M, Old Navy, Uniqlo, The Gap and Abercrombie & Fitch.
(5)	Specialty Stores/Others include comparable tenant sales (tenants with 12 months reported sales) occupying less than 10,000 SF.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA(3)	Base Rent PSF	Sales PSF(4)	Occupancy Costs(4)	Lease Expiration Date
Macy’s	Baa2 / BBB+ / BBB	213,081	18.8%	$2.25	$132	2.6%	12/31/2018
Target(5)	A2 / A / A-	194,322	17.2%	$5.67	$269	2.1%	1/31/2029
JC Penney(5)	Caa1/ CCC+ / CCC	150,547	13.3%	$0.66	$83	1.5%	5/31/2017
Lord and Taylor(5)	B1 / NR / NR	118,000	10.4%	$2.80	$206	1.6%	1/31/2043
L.A. Fitness	NA / NA / NA	39,151	3.5%	$19.75	$88	28.8%	3/20/2027
Forever 21	NA / NA / NA	21,906	1.9%	$14.48	$180	28.2%	1/31/2020
H&M	NA / NA / NA	20,649	1.8%	$19.69	$200	13.0%	1/31/2022
Old Navy	Baa3 / BBB- / BBB-	14,186	1.3%	$0.00	$256	7.9%	1/31/2017
Uniqlo	NA / A / NA	11,144	1.0%	$30.90	$228	14.4%	1/31/2024

(1)	Based on the underwritten rent roll, including rent increases occurring through March 31, 2016.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	% of Total NRA is based off SF including ground leased units.
(4)
Sales PSF and Occupancy Costs represent comparable tenant sales (tenants with 12 months reported sales) and occupancy costs for the twelve-month period ending November 30, 2014 as provided by the sponsors.

(5)	Tenant owns its improvements subject to a ground lease. Net rentable areas are derived from the improvements. Ground lease base rent and lease expiration provisions are presented.

Mortgage Loan No. 4 — Westfield Trumbull

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	23,090	2.0%	NAP	NAP	23,090	2.0%	NAP	NAP
MTM	9	26,943	2.4	$678,581	4.2%	50,033	4.4%	$678,581	4.2%
2015	6	15,425	1.4	666,036	4.2	65,458	5.8%	$1,344,617	8.4%
2016	30	72,915	6.4	2,518,815	15.7	138,373	12.2%	$3,863,432	24.2%
2017	9	176,817	15.6	799,146	5.0	315,190	27.9%	$4,662,578	29.1%
2018	24	231,911	20.5	1,966,102	12.3	547,101	48.4%	$6,628,680	41.4%
2019	13	33,955	3.0	1,103,578	6.9	581,056	51.4%	$7,732,258	48.3%
2020	7	28,510	2.5	925,415	5.8	609,566	53.9%	$8,657,673	54.1%
2021	10	21,725	1.9	956,604	6.0	631,291	55.8%	$9,614,277	60.1%
2022	14	52,943	4.7	1,516,441	9.5	684,234	60.5%	$11,130,718	69.6%
2023	7	11,856	1.0	286,111	1.8	696,090	61.6%	$11,416,829	71.4%
2024	11	45,851	4.1	1,013,527	6.3	741,941	65.6%	$12,430,356	77.7%
2025 & Beyond	16	388,531	34.4	3,565,398	22.3	1,130,472	100.0%	$15,995,754	100.0%
Total	156	1,130,472	100.0%	$15,995,754	100.0%

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through March 31, 2016.
(2)	Ground lease tenants Target, JC Penney, and Lord and Taylor, totaling 462,869 SF, are included in the schedule.

Mortgage Loan No. 4 — Westfield Trumbull

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	2014	Underwritten(1)	PSF(2)	%(3)
Rents in Place	$14,181,896	$14,058,529	$14,853,121	$15,623,072	$15,995,754	$14.15	49.8%
Vacant Income	0	0	0	0	1,023,008	0.90	3.2%
Percentage Rent(4)	376,297	492,691	685,197	546,013	645,760	0.57	2.0%
Gross Potential Rent	$14,558,193	$14,551,220	$15,538,318	$16,169,085	$17,664,522	$15.63	55.0%
Total Reimbursements	10,210,510	12,428,588	13,692,187	14,123,406	14,429,419	12.76	45.0%
Net Rental Income	$24,768,703	$26,979,808	$29,230,505	$30,292,491	$32,093,942	$28.39	100.0%
(Vacancy/Collection Loss)	(104,350)	(221,341)	(71,135)	11,819	(852,766)	(0.75)	(2.7%)
Other Income	1,647,370	1,491,487	1,441,195	1,254,026	1,254,026	1.11	3.9%
Effective Gross Income	$26,311,723	$28,249,954	$30,600,565	$31,558,336	$32,495,201	$28.74	101.3%

Total Expenses	$10,792,855	$12,779,170	$14,031,161	$13,916,324	$15,311,011	$13.54	47.1%

Net Operating Income	$15,518,868	$15,470,784	$16,569,404	$17,642,012	$17,184,190	$15.20	52.9%
Total TI/LC, Capex/RR	0	0	0	0	1,177,466	1.04	3.6%
Net Cash Flow	$15,518,868	$15,470,784	$16,569,404	$17,642,012	$16,006,725	$14.16	49.3%

(1)	Underwritten Rents in Place includes base rent and rent increases occurring through March 31, 2016, including ground lease tenants.
(2)	PSF based of total SF including ground lease tenant improvements.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Percentage Rent consists of a fixed percentage of a tenant’s sales.

Property Management. The property is managed by Westfield Property Management LLC, an affiliate of the sponsors.

Escrows and Reserves.

Taxes/Insurance – The borrower will fund monthly amounts sufficient for payment of property taxes and insurance only during a Trigger Period (defined below) or an event of default.

Tenant Improvement and Leasing Commissions Reserve – The lender will collect $55,634monthly capped at $667,608 only during a Trigger Period or an event of default.

Replacements – The lender will collect $106,812 annually and $8,901 monthly (capped at $106,812) only during a Trigger Period or during a continuing of an event of default.

Deferred Maintenance – The engineer identified $89,613 of deferred maintenance, including $15,750 for pavement/parking lot repairs, $10,500 for site amenities/landscaping, $58,163 for façade work (walls/windows/doors), and $5,200 for ADA compliance. The lender did not reserve for but required the borrower to complete these items within 12 months of funding.

In lieu of funding the above reserve accounts, the borrower may (1) deliver a letter of credit issued by a bank and satisfactory to the lender, or (2) subject to net worth and liquidity requirements to be agreed upon, the sponsors may deliver a guaranty to the lender in substantially the same form as the guaranty delivered to the lender on the origination date.

“Trigger Period” means the payment date following the date upon which it is determined (x) based on the borrower’s most recent quarterly financial statements, that the debt yield falls below the Minimum Debt Yield (defined below) and ends when the debt yield rises equal to or more than the Minimum Debt Yield for two consecutive fiscal quarters, and (y) that a bankruptcy event has occurred with respect to the borrower or any property manager that has not been discharged or dismissed, in all cases tested quarterly.

“Minimum Debt Yield” means a debt yield equal to 7.5%.

Mortgage Loan No. 4 — Westfield Trumbull

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management based on a debt yield trigger of less than 7.5%. Provided that no event of default or Trigger Period is continuing, all funds contained in the lockbox account are required to be remitted to the borrower at the end of each business day. During a Trigger Period or if an event of default is continuing, all funds in the lockbox account will be remitted to an account controlled by the lender (the “Cash Management Account”). During a Trigger Period, provided no event of default is then continuing, amounts in the Cash Management Account will be applied by the lender to the payment of debt service for the loan, the amounts due for any required reserves, and any other items required by the mortgage loan documents. All amounts in the Cash Management Account during an event of default not deposited into the excess cash flow reserve will be held as additional collateral by the lender and may be applied by the lender during an event of default in its sole discretion. All amounts on deposit in the Cash Management Account will be disbursed to the borrower upon the termination of the Trigger Period or event of default as applicable.

Property Release. Provided no event of default under the mortgage loan documents has occurred and is continuing, the lender agrees to partially release certain non-income producing, non-material portions of the property, including parking areas from the lien of the mortgage (the “Land Parcel Release”) and to sign any subdivision map or similar property document required to accomplish such Land Parcel Release in accordance with legal requirements, which must also be completed at the borrower’s sole cost and expense.

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Mortgage Loan No. 5 — Westfield Wheaton

Westfield
Wheaton
Bath & Body Works
H&M
H&M
macy's
TARGET
TARGET
VICTORIA'S SECRET
ALL NEW
INCREDIBLE

Mortgage Loan No. 5 — Westfield Wheaton

COSTCO

Giant

1948
DICK'S
SPORTING GOODS
classes

THAI

Westfield
DSW SHOES
Westfield

VANS
cricket

Westfield SOUTH

LA FITNESS

Mortgage Loan No. 5 — Westfield Wheaton

Mortgage Loan No. 5 — Westfield Wheaton

Mortgage Loan No. 5 — Westfield Wheaton

Mortgage Loan No. 5 — Westfield Wheaton

Westfield
WHEATON
Office
North
CVS
pharmacy
Wheaton Metro Station
LINDSAY
Parking
macy's
Parking
Giant
Westfield Wheaton
TARGET
H&M
JCP
Valley View
JO-ANN
DSW
Parking
Party City
COSTCO
WHOLESALE
UPPER
LEVEL
DICK'S
SPORTING GOODS
LOWER
LEVEL
searsoutlet
Office
South
Veirs Mill Rd
Georgia Ave

Mortgage Loan No. 5 — Westfield Wheaton

Mortgage Loan No. 5 — Westfield Wheaton

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset/Portfolio:	Single Asset
Original Principal Balance(1):	$42,617,526	Title:	Fee
Cut-off Date Principal Balance(1):	$42,617,526	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	3.5%	Net Rentable Area (SF)(4):	1,649,363
Loan Purpose:	Refinance	Location:	Wheaton, MD
Borrower:	Wheaton Plaza Regional	Year Built/Renovated:	1960/1987, 2005, 2013
	Shopping Center LLC	Occupancy(5):	96.1%
Sponsors:	Westfield America, Inc.; Westfield America Limited Partnership	Occupancy Date(5):	12/31/2014
Interest Rate:	3.8000%	Number of Tenants(5):	214
Note Date:	2/3/2015	2011 NOI:	$18,523,638
Maturity Date:	3/1/2025	2012 NOI:	$20,160,536
Interest-only Period:	120 months	2013 NOI:	$22,023,591
Original Term:	120 months	2014 NOI:	$24,585,214
Original Amortization:	None	UW Economic Occupancy:	95.5%
Amortization Type:	Interest Only	UW Revenues:	$35,809,403
Call Protection(2):	L(24),Def or YM1%(89),O(7)	UW Expenses:	$12,092,073
Lockbox(3):	Hard	UW NOI:	$23,717,330
Additional Debt(1):	Yes	UW NCF:	$22,010,216
Additional Debt Balance(1):	$192,000,000	Appraised Value / PSF(6):	$402,000,000 / $244
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/29/2014
Additional Future Debt Permitted:	No

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(8):	$142
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(8):	$142
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.4%
Replacement Reserves:	$0	Springing	$208,872	Maturity Date LTV:	58.4%
TI/LC:	$0	Springing	$1,392,492	UW NCFDSCR:	2.43x
				UW NOI Debt Yield:	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$234,617,526	100.0%	Return of Equity	$230,985,551	98.5%
			Closing Costs	3,631,975	1.5
Total Sources	$234,617,526	100.0%	Total Uses	$234,617,526	100.0%

(1)
The Westfield Wheaton loan is part of a loan evidenced by six notes with an aggregate original principal balance of approximately $234.6 million. The financial information presented in the chart above reflects the cut-off date balance of the approximately $234.6 million Westfield Wheaton Whole Loan.

(2)
The lockout period will be at least 24 payment dates beginning with and including the first payment date of April 1, 2015.  However, the borrower will be permitted to prepay a portion of the Westfield Wheaton Whole Loan during the lockout period if the debt yield falls below 7.50%, in an amount necessary to achieve a debt yield equal to or greater than 7.50%. Any such prepayment must be accompanied by a prepayment premium equal to the greater of 1.0% and a yield maintenance charge.  If the borrower prepays any portion of the Westfield Wheaton Whole Loan during the lockout period, the borrower will thereafter no longer be permitted to defease all or any portion of the Westfield Wheaton Whole Loan, however, in each case after such lockout period, the borrower will be permitted to prepay the Westfield Wheaton Whole Loan in an amount equal to the greater of 1.0% and a yield maintenance charge.

(3)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.
(4)
Net Rentable Area of 1,649,363 SF includes ground lease tenant spaces: Macy’s (175,499 SF), Giant Food (58,800 SF), Sears Outlet (former Office Depot) (20,025 SF) and Wendy’s (2,550 SF), which are pad leased to, and the improvements on which are owned by, the respective retailers until lease maturity when the improvements revert to the borrower. The total SF does not include approximately 39,000 SF, which is currently considered by the

Mortgage Loan No. 5 — Westfield Wheaton

borrower to be decommissioned space. A portion of this space will be occupied by American Multi-Cinema, Inc. in connection with the signed letter of intent (“LOI”) for the AMC theater operator (9 screen theater). The theater LOI calls for 43,585 SF located in the South Annex building.

(5)	Occupancy and Number of Tenants includes ground lease tenants.
(6)	Appraised Value PSF is calculated on Net Rentable Area of 1,649,363 SF which includes ground lease tenants.
(7)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(8)	Loan PSF is calculated on Net Rentable Area of 1,649,363 SF which includes ground lease tenant space.

The Loan. The Westfield Wheaton loan is secured by a first mortgage lien on a 1,649,363 SF (including 256,874 SF of ground lease tenant space) regional mall located on a 79.0 acre site in Wheaton, Maryland. The whole loan has an outstanding principal balance of $234,617,526 (the “Westfield Wheaton Whole Loan”), which is comprised of six notes identified as Note A-1, Note A-2 and Note A-3 (collectively, the “A Notes”), and Note B-1, Note B-2 and Note B-3 (collectively, the (“B Notes”). The six notes have outstanding balances of $108.4 million, $77.4 million, $41.3 million, $3.6 million, $2.6 million and $1.4 million for Note A-1, Note A-2, Note A-3, Note B-1, Note B-2 and Note B-3, respectively.

Notes A-3 and B-3 (together, “Note Group 3”) have an outstanding principal balance as of the cut-off date of $42,617,526 and are being contributed to the CSAIL 2015-C1 Commercial Mortgage Trust.  Notes A-1 and B-1 (together, “Note Group 1”) and Notes A-2 and B-2 (together, “Note Group 2”) are expected to be contributed to one or more future securitization trusts. The holder of Note Group 1 will be the controlling noteholder of the Westfield Wheaton Whole Loan. The holder of Note Group 1 or, following the securitization of Note Group 1, the trustee with respect to the related other securitization, as the holder of Note Group 1, (or, prior to the occurrence and continuance of a control termination event under the related pooling and servicing agreement, the controlling class representative with respect to such other securitization) will be entitled to exercise all of the rights of the controlling noteholder with respect to the related Westfield Wheaton Whole Loan; however, the holder of Note Group 2 and the CSAIL 2015-CI Commercial Mortgage Trust, as the holder of Note Group 3, will be entitled, under certain circumstances, to consult with respect to certain major decisions.

Note Group 3 accrues interest at the same rate as the pari passu Note Group 1 and Note Group 2, and is entitled to payments of interest and principal on a pro rata and pari passu basis with Note Group 1 and Note Group 2, as and to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Prospectus Supplement. The holders of Note Group 1, Note Group 2 and Note Group 3 have entered into an agreement among note holders which sets forth the allocation of collections on the Westfield Wheaton Whole Loan. Prior to securitization of Note Group 1, each note will be serviced pursuant to terms of the CSAIL 2015-C1 pooling and servicing agreement.  Following the securitization of Note Group 1, each note will be serviced pursuant to terms of the pooling and servicing agreement governing that securitization. See “Description of the Mortgage Pool—The Whole Loans” in the Prospectus Supplement. Note A-1, Note A-2 and Note A-3 are pari passu notes and Note B-1, Note B-2 and Note B-3 are pari passu notes and each Note A and Note B in a particular Note Group differs solely with respect to the availability of limited recourse to the sponsor/guarantor which is available only to the A Notes, as further described below. Note Group 1, Note Group 2 and Note Group 3 are pari passu Note Groups.

The Borrower. The borrower, Wheaton Plaza Regional Shopping Center LLC, is a bankruptcy remote, single purpose entity, owned by a joint venture between Westfield America, Inc. and O’Connor Retail Investors II, L.P.

In conjunction with the loan, O’Connor Retail Investors II, L.P. acquired a 47.4% indirect equity interest in the borrower for approximately $188.2 million based on an allocated purchase price of $396.9 million. O’Connor Retail Investors II, L.P. concurrently invested in two additional Westfield regional malls in Palm Desert, California and Trumbull, Connecticut. The mall located in Trumbull, Connecticut serves as collateral for the Westfield Trumbull loan which is being contributed to the CSAIL 2015-C1 Commercial Mortgage Trust. See “Mortgage Loan No. 4—Westfield Trumbull.”

The Sponsor. The sponsors and non-recourse carveout guarantors are Westfield America, Inc., a private, untraded real estate investment trust and Westfield America Limited Partnership, a Delaware limited partnership, which are in the business of owning, operating, leasing, developing, redeveloping, and acquiring super-regional and regional retail shopping centers in major metropolitan U.S. areas. As of December 31, 2013, the sponsors held interests in 38 managed shopping centers in 8 states (36 super-regional, 2 regional), plus partial interests in 21 other centers through investments and unconsolidated joint ventures, which they do not manage. The sponsors own a membership interest in a joint venture with O’Connor Retail Investors II, L.P. O’Connor Retail Investors II, L.P. is majority owned by Public Sector Pension Investment Board (“PSP”), with a minority interest controlled by O’Connor Capital Partners LLC. O’Connor Retail Investors II, L.P. invested concurrently in two additional Westfield regional

Mortgage Loan No. 5 — Westfield Wheaton

malls located in Palm Desert, California and Trumbull, Connecticut, under the joint venture agreement. Westfield America, Inc. provides a limited recourse guaranty with respect to the A Notes, which is not expected to provide, and should not be relied on to provide, meaningful credit support.  Legal counsel has delivered a non-consolidation opinion in connection with the origination of the loan, though there can be no guaranty that a consolidation may not occur as a result of such recourse.

The Property. The property is a 1,649,363 SF (including 256,874 SF of ground lease tenant space) regional mall located in Wheaton, Maryland. The unencumbered mall opened in 1960 and is anchored by Target, JC Penney, Macy’s, and Costco Wholesale. The property includes two strip retail buildings, two office buildings, and  single-tenant outparcels leased to Giant Food, L.A. Fitness, Office Depot (Sears Outlet sublet), CVS, Lindsay Ford of Wheaton, and Wendy’s, among others. The total collateral of 1,649,363 SF includes Macy’s (175,499 SF), Giant Food (58,800 SF), Sears Outlet (former Office Depot) (20,025 SF) and Wendy’s (2,550 SF) buildings, which are ground leased to, and the improvements are owned by the respective retailers until they revert to the sponsor at lease maturity.

The enclosed, two-level mall is presently 96.1% occupied by 214 tenants (including ground lease tenants) as of December 2014. National inline tenants include Bath & Body Works, Charlotte Russe, The Children’s Place, Express/Express Men, Foot Locker, GameStop, General Nutrition Center, Hollister, Kay Jewelers, Lenscrafters, Panera Bread, Payless Shoesource, Perfumania, Ruby Tuesday, Teavana, Victoria’s Secret, and others. Net Operating Income (“NOI”) has increased 32.7% from approximately $18.5 million in 2011 to approximately $24.6 million in 2014. Total mall sales at the property as of November 2014 were approximately $494.2 million, of which comparable mall sales were approximately $489.9 million ($378 PSF), which includes comparable in-line tenant sales (<10,500 SF) of approximately $101.3 million or $383 PSF.  The Westfield Wheaton north office building contains 113,118 SF, which is 79.5% leased to 35 tenants, and the Wheaton south office building contains 75,097 SF, which is 96.1% leased to 26 tenants.

The buildings comprising the Westfield Wheaton property were constructed in 1960. In 2005, a $100 million redevelopment was completed at the property, which added new Target and Macy’s anchors, plus 157,000 SF of specialty shops on the second level of one of the retail buildings. The development added a more upscale fashion component to the center and renovated much of the existing common area. The former Hecht’s department store, which was closed in 2006 after the merger between Federated Department Stores and May Department Stores, was replaced in 2013 with Costco Wholesale above a Dick’s Sporting Goods and JoAnn’s Fabric and Crafts on the lower level. The borrower has signed a letter of intent (“LOI”) with American Multi-Cinema, Inc. (“AMC”) to lease and re-develop a portion (43,585 SF) of the former vacant theater space located in the south annex building adjacent to the south office building. The LOI provides for an initial base rent of $1,125,000 ($25.81 PSF) for 15 years (the lease contemplated by the LOI provides for a 10% increase in years 6 and 11), for which AMC will receive a $3.7 million ($85.00 PSF) tenant allowance. Pursuant to the LOI, AMC will renovate the space for a 9-screen, 680-seat multi-plex theater anticipated to open by January 1, 2016.

Property Configuration

Mall: The central mall building is the primary structure, with two-level Target and Macy’s anchor stores at the west end, a four-level JC Penney anchor store at the east end, and a single level Costco Wholesale, which is situated above the ground-level Dick’s Sporting Goods and Jo-Ann Fabrics and Crafts stores on the south end.

Outparcels:

(i) Single Tenant Retail: The property contains single-tenant outparcel buildings on the perimeter, including, a Giant Food (58,800 SF) supermarket building off the west end of the mall building fronting on University Boulevard West, CVS (13,013 SF), Lindsay Ford of Wheaton (36,247 SF), and Wendy’s (2,550 SF) buildings northeast of the mall building fronting on Veirs Mill Road, the L.A. Fitness (32,316 SF) building at the southeast corner of the property at the intersection of Veirs Mill Road and Georgia Avenue, and a Sears Outlet (20,025 SF) building south of the mall building. Sears Outlet is a subtenant of Office Depot.

(ii) Retail/Commercial Strip Building (North): This retail strip building is just west of the Giant Food outparcel abutting University Boulevard West and is 90.8% leased to four tenants, including a Wells Fargo bank branch (3,570 SF), Baja Fresh (3,455 SF), Jersey Mike’s Subs (1,605 SF) and Starbucks (1,603 SF), with one 1,041 SF vacant unit.

(iii) South Annex: This retail/commercial building is southeast of the property and adjacent to the south office building. It is currently

Mortgage Loan No. 5 — Westfield Wheaton

leased to five tenants, including Ana G. Mendez University (20,000 SF), Party City (11,291 SF), American Beauty Academy (7,847 SF), Community Clinic (7,346 SF), Verizon (2,107 SF) and The UPS Store (835 SF). This building contains a former theater, which is not included in the property’s gross leasable area. The theater is expected to be re-developed.

Office:

(i) North: The 113,118 SF north office building is just east of the Giant Food outparcel perpendicular to University Boulevard West, and is 79.5% leased to 35 tenants, with primary tenants including Arthritis & Rheumatism (22,517 SF), sponsor affiliate Westfield LLC (10,063 SF), Jezic, Krum and Moyse, LLC (7,328 SF), and AAA Mid-Atlantic, Inc. (5,682 SF).

(ii) South: The 75,097 SF south office building is situated adjacent west of the South Annex retail/commercial building, and is 96.1% leased to 26 tenants, with primary tenants consisting of Montgomery County government agencies (28,993 SF).

The Market. Wheaton is home to the Wheaton Regional Park, which includes a nature center, riding stables, dog park, a picnic area with carousel and miniature train, an athletic complex with tennis bubble, ice rink, in-line skating rink, and ball fields. Brookside Gardens is Montgomery County’s award-winning 50-acre public display garden. Much of Wheaton was developed in the 1950s, and has been designated an Arts and Entertainment District by the State of Maryland, joining Silver Spring and Bethesda as the third district in Montgomery County to receive this distinction. Local artists working in Wheaton benefit from an income tax break, and developers that create spaces for artists to live and work receive exemptions from paying certain property taxes for up to 10 years. The Westfield Wheaton property is situated in downtown Wheaton, which is comprised of high rise office buildings, apartments, and single family homes. The Wheaton metro train and bus station is northeast of the property, and several newer high-rise residential buildings are located around the station. Other nearby uses include the Kenmont Swim & Tennis Club to the west, with residential uses surrounding the subject to the south, east and west. A small industrial area lies north of the Westfield Wheaton property.

The property is located on a 79.0 acre site, just north of the Capital Beltway/I-495 and approximately 10 miles north of Washington, D.C. The property contains a total of 5,065 parking spaces, of which 2,825 are surface and 2,240 are part of parking structures. Local access to the property is from adjacent or nearby arterials including Veirs Mill Road, University Boulevard West, Georgia Avenue and Connecticut Avenue. Regional access is from the Capital Beltway/Interstate 495 less than 2 miles south, which encircles Washington, D.C. and provides access to all points along the eastern U.S. seaboard via connecting Interstates, including, I-95, I-66, I-270 and I-395. The property’s primary 10-mile trade area has a population of 1,421,397, with 557,656 households, and an average household income of $123,462.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Sales PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
Westfield Montgomery	1968 / 2001	1,324,658	$630	98%	7.0	Macy’s, Nordstrom, Sears
Bethesda Row	1994 /2008	533,000	N/A	100%	6.0	Barnes & Noble, Equinox Fitness Clubs, Landmark Theatres
The Collection at Chevy Chase	2006 / N/A	101,000	N/A	82%	6.5	Bulgari, Cartier, Christian Dior, Gucci
Mazza Gallerie	1975 / 2006	288,635	$380	96%	6.5	Neiman Marcus, Saks Fifth Avenue, AMC Theaters
The Mall at Prince Georges	1957 / 2004	928,274	$390	96%	9.0	Macy’s, Target, JC Penney
Beltway Plaza	1961 / 2000	900,220	$300	92%	11.0	Target, Burlington Coat, Giant Food
Lakeforest Mall	1978 / 2001	1,047,938	$275	60%	13.0	JC Penney, Lord & Taylor, Macy’s, Sears
Tyson’s Corner	1968 / 1988	1,985,179	$830	98%	16.0	Bloomingdales, Macy’s, L.L. Bean
Tyson’s Galleria	1988 / 1997	812,615	$800	100%	16.5	Macy’s, Neiman Marcus, Saks Fifth Avenue

(1)	Source: Appraisal.

Mortgage Loan No. 5 — Westfield Wheaton

Historical and Current Occupancy(1)

2007	2008	2009	2010	2011	2012	2013	December 2014(2)
90.6%	87.3%	89.8%	87.1%	95.3%	96.2%	90.4%	96.1%

(1)	Source: Occupancy history report. Occupancies are as of December 31 of each respective year.
(2)	Based on the underwritten rent roll, including SF for ground lease tenant improvements.

Historical Sales and Occupancy Costs(1)

	2012		2013		TTM(2)
	Sales PSF	Occupancy Costs %	Sales PSF	Occupancy Costs %	Sales PSF	Occupancy Costs %
Anchors(3)	$175	1.1%	$173	1.3%	$388	0.6%
Majors(4)	$401	6.0%	$391	5.8%	$344	7.0%
Specialty Stores/Others(5)	$361	16.1%	$405	14.3%	$383	15.1%

(1)
Represents comparable tenant sales (tenants with 12 months reported sales) and occupancy costs as provided by the sponsors, including Macy’s, Giant Foods, Sears Outlet (former Office Depot) and Wendy’s, each of which own their own improvements and operate under a pad lease.

(2)	TTM Sales PSF and Occupancy Costs represent the trailing twelve months ending November 30, 2014 as provided by the sponsors.
(3)
Anchors include Costco Wholesale, JC Penney, Macys and Target. Macys owns its improvements subject to a ground lease. Costco Wholesale’s sales information are included in the TTM period only which results in a higher Sales PSF number.

(4)
Majors include tenants occupying between 11,000 and 59,000 SF.As of November 30, 2014, Majors included Giant Food, Dick’s Sporting Goods, L.A. Fitness, Jo-Ann Fabric and Craft, H&M, Sears Outlet, DSW Shoe Warehouse, CVS, and XXI Forever.

(5)	Specialty Stores/Others include comparable tenant sales (tenants with 12 months reported sales) occupying less than 10,000 SF.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA(3)	Base Rent PSF	Sales PSF(4)	Occupancy Costs(4)	Lease Expiration Date
Target	A2 / A / A-	227,700	13.8%	$3.95	$262	1.6%	2/28/2020
JC Penney	Caa2 / CCC+ / CCC	218,667	13.3%	$0.09	$71	3.7%	12/31/2019
Macy’s(5)	Baa2 / BBB+ / BBB	175,499	10.6%	$0.53	$185	0.4%	1/31/2026
Costco Wholesale	A1 / A+ / A+	152,318	9.2%	$3.48	$1,264	0.2%	2/28/2033
Giant Food(5)(6)	Baa3 / BBB / BBB	58,800	3.6%	$11.90	$812	0.1%	10/31/2028
Dick’s Sporting Goods	NA / NA / NA	52,284	3.2%	$16.41	$170	10.6%	1/31/2025
Lindsay Ford of Wheaton	NA / NA / NA	36,247	2.2%	$9.93	N/A	N/A	1/31/2018
L.A. Fitness	NA / NA / NA	32,316	2.0%	$24.14	$97	30.9%	10/31/2019
Arthritis &Rheumatism	NA / NA / NA	22,517	1.4%	$30.00	N/A	N/A	12/31/2024
Jo-Ann Fabric and Craft	NA / NA / NA	22,218	1.3%	$19.00	$105	18.8%	1/31/2024

(1)	Based on the underwritten rent roll, including rent increase occurring through March 31, 2016.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	% of Total NRA is based off SF including ground leased units.
(4)
Sales PSF and Occupancy Costs represent comparable tenant sales (tenants with 12months reported sales) and occupancy costs for the twelve-month period ending on November 30, 2014 as provided by the sponsors.

(5)	Tenant owns its improvements subject to a ground lease. Net rentable area based on the improvements. Ground lease base rent and lease expiration provisions are presented.
(6)
Underwritten rent includes 80% of the gross rent allocable to Giant Food, which is currently involved in a dispute with the borrower regarding the enforcement of an exclusive grocery sales clause. The borrower expects the matter to be resolved based on its offer of a 15% rent reduction.

Mortgage Loan No. 5 — Westfield Wheaton

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring(2)	% of NRA Expiring(2)	UW Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring(2)	Cumulative % of NRA Expiring(2)	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	64,716	3.9%	NAP	NAP	64,716	3.9%	NAP	NAP
MTM	11	22,350	1.4	$412,936	1.8%	87,066	5.3%	$412,936	1.8%
2015	38	83,326	5.1	3,209,450	14.0	170,392	10.3%	$3,622,386	15.8%
2016	34	96,659	5.9	2,471,010	10.8	267,051	16.2%	$6,093,396	26.7%
2017	19	47,525	2.9	1,276,132	5.6	314,576	19.1%	$7,369,528	32.2%
2018	30	98,004	5.9	2,288,784	10.0	412,580	25.0%	$9,658,312	42.3%
2019	29	339,462	20.6	3,519,163	15.4	752,042	45.6%	$13,177,475	57.7%
2020	7	244,114	14.8	1,634,874	7.2	996,156	60.4%	$14,812,349	64.8%
2021	13	31,786	1.9	1,345,541	5.9	1,027,942	62.3%	$16,157,890	70.7%
2022	9	56,805	3.4	1,052,461	4.6	1,084,747	65.8%	$17,210,351	75.3%
2023	12	27,511	1.7	694,262	3.0	1,112,258	67.4%	$17,904,613	78.3%
2024	19	78,536	4.8	1,810,572	7.9	1,190,794	72.2%	$19,715,185	86.3%
2025 & Beyond	8	458,569	27.8	3,140,666	13.7	1,649,363	100.0%	$22,855,852	100.0%
Total	229	1,649,363	100.0%	$22,855,852	100.0%

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through March 31, 2016.
(2)	Including improvements SF for ground lease tenants.

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	2014	Underwritten(1)	PSF(2)	%(3)
Rents in Place	$19,669,407	$20,248,135	$21,279,740	$22,361,280	$22,855,852	$13.86	63.6%
Vacant Income	0	0	0	0	1,693,275	1.03	4.7%
Percentage Rent(4)	475,562	628,520	742,786	743,581	598,041	0.36	1.7%
Gross Potential Rent	$20,144,969	$20,876,655	$22,022,526	$23,104,861	$25,147,167	$15.25	70.0%
Total Reimbursements	7,499,476	8,637,337	9,506,389	11,119,346	10,798,572	6.55	30.0%
Net Rental Income	$27,644,445	$29,513,992	$31,528,915	$34,224,207	$35,945,739	$21.79	100.0%
(Vacancy/Collection Loss)	(444,003)	(248,843)	(44,495)	(173,036)	(1,866,311)	($1.13)	(5.2%)
Other Income	1,580,410	1,428,432	1,463,912	1,729,974	1,729,974	1.05	4.8%
Effective Gross Income	$28,780,852	$30,693,581	$32,948,332	$35,781,145	$35,809,403	$21.71	99.6%
Total Expenses	$10,257,214	$10,533,045	$10,924,741	$11,195,931	$12,092,073	$7.33	33.8%
Net Operating Income	$18,523,638	$20,160,536	$22,023,591	$24,585,214	$23,717,330	$14.38	66.2%
Total TI/LC, Capex/RR	0	0	0	0	1,707,114	$1.04	4.8%
Net Cash Flow	$18,523,638	$20,160,536	$22,023,591	$24,585,214	$22,010,217	$13.34	61.5%

(1)	Rent includes Base Rent and Rent Increases occurring through March 31, 2016.
(2)	PSF based of total SF including ground lease tenant improvements.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Percentage Rent consists of a fixed percentage of a tenant’s sales.

Mortgage Loan No. 5 — Westfield Wheaton

Property Management. The property is managed by Westfield Property Management LLC, an affiliate of the sponsors.

Escrows and Reserves.

Tax and Insurance Escrows: The borrower will fund monthly amounts sufficient for payment of property taxes and insurance only during a Trigger Period (defined below) or an event of default.

Tenant Rollover Reserve: The lender will collect $116,041 monthly, capped at $1,392,492, only during a Trigger Period or an event of default.

Replacement Reserves: The lender will collect $208,872annuallyand $17,406monthly, capped at $208,872, only during a Trigger Period or a continuing event of default.

Deferred Maintenance: The engineer identified $281,830 of deferred maintenance, including, $51,735 for pavement/parking lot repairs, $18,040 for site amenities/landscaping, $175,255 for façade work (walls/windows/doors), $16,800 for roofing, $5,000 for plumbing, and $15,000 for HVAC. The lender did not reserve for these items but required the borrower to complete these items within 12 months of the funding.

In lieu of funding the above reserve accounts, (1) the borrower may deliver a letter of credit issued by a bank and satisfactory to the lender, or (2) subject to net worth and liquidity requirements to be agreed upon, the sponsor may deliver a guaranty to the lender in substantially the same form as the guaranty delivered to the lender on the origination date.

“Trigger Period” means the payment date following the date upon which it is determined (x) based on the borrower’s most recent quarterly financial statements, that the debt yield for the mortgage loan falls below the Minimum Debt Yield (defined below) and ends when the debt yield for the mortgage loan rises above the Minimum Debt Yield for two consecutive fiscal quarters, and (y) that a bankruptcy event has occurred with respect to the borrower or any property manager that has not been discharged or dismissed, in all cases tested quarterly.

“Minimum Debt Yield” means a debt yield equal to 7.5%.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management based on a debt yield trigger of less than 7.5%. Provided no event of default under the mortgage loan documents or Trigger Period is continuing, all funds contained in the lockbox account will be remitted to the borrower at the end of each business day. During a Trigger Period or if an event of default under the mortgage loan documents is continuing, all funds in the lockbox account will be remitted to an account controlled by the lender (the “Cash Management Account”). During a Trigger Period, provided no event of default is then continuing, amounts in the Cash Management Account will be applied by the lender to the payment of debt service for the loan, the amounts due for any required reserves, and any other items required by the mortgage loan documents. All amounts in the Cash Management Account during an event of default under the mortgage loan documents not deposited into the excess cash flow reserve will be held as additional collateral by the lender and may be applied by the lender during an event of default in its sole discretion. All amounts on deposit in the Cash Management Account will be disbursed to the borrower upon the termination of the Trigger Period or event of default, as applicable.

Property Release. Provided no event of default under the mortgage loan documents has occurred and is continuing, the lender agrees to partially release certain non-income producing, non-material portions of the property, including parking areas  from the lien of the mortgage (the “Land Parcel Release”) and to sign any subdivision map or similar property document required to accomplish such Land Parcel Release in accordance with legal requirements, which must also be completed at the borrower’s sole cost and expense.

Mortgage Loan No. 6 — PFC MHC Portfolio

CONTINENTAL VILLAGE

*Continental Village, Jacksonville, FL*

RIDGECREST
170 NORTH YONGE ST.
R.V. SPACES AVAILABLE

*Ridgecrest, Ormond Beach, FL*

*Friendship Village, Sarasota, FL*

COUNTRY
ROADS

*Country Roads, Jacksonville, FL*

*Normandy Estates, Jacksonville, FL*

Mortgage Loan No. 6 — PFC MHC Portfolio

Mortgage Loan No. 6 — PFC MHC Portfolio

Mortgage Loan No. 6 — PFC MHC Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Portfolio of Eight Properties
Original Principal Balance:	$33,616,000	Title:	Fee
Cut-off Date Principal Balance:	$33,616,000	Property Type - Subtype:	Manufactured Housing
% of Pool by IPB:	2.8%	Net Rentable Area (Pads):	1,535
Loan Purpose:	Acquisition	Location:	Various, FL
Borrowers:	1197 N. East, LLC; 1500 N. Orange, LLC; 7230 4th Street, LLC; 10636 Gandy, LLC; 170 N. Yonge, LLC; 5400 Collins, LLC; 8985 Normandy, LLC; 6539 Townsend, LLC	Year Built / Renovated:	Various / N/A
		Occupancy:	73.1%
Sponsor:	PFC Park Holdings, LLC	Occupancy Date:	1/1/2015
Interest Rate:	4.6200%	Number of Tenants:	N/A
Note Date:	9/29/2014	2011 NOI:	N/A
Maturity Date:	10/6/2024	2012 NOI:	$2,988,412
Interest-only Period:	36 months	2013 NOI:	$3,116,342
Original Term:	120 months	TTM NOI (as of 7/2014):	$3,059,975
Original Amortization:	360 months	UW Economic Occupancy:	73.4%
Amortization Type:	IO-Balloon	UW Revenues:	$5,798,206
Call Protection:	L(29),Def(87),O(4)	UW Expenses:	$2,592,741
Lockbox(1):	Springing	UW NOI:	$3,205,465
Additional Debt:	No	UW NCF:	$3,128,715
Additional Debt Balance:	N/A	Appraised Value / Per Pad:	$48,620,000 / $31,674
Additional Debt Type:	N/A	Appraisal Date:	Various
Additional Future Debt Permitted:	No

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad:	$21,900
Taxes:	$483,688	$40,307	N/A	Maturity Date Loan / Pad:	$19,223
Insurance:	$30,134	$15,067	N/A	Cut-off Date LTV:	69.1%
Replacement Reserves:	$6,304	$6,304	N/A	Maturity Date LTV:	60.7%
Deferred Maintenance:	$9,094	N/A	N/A	UW NCF DSCR:	1.51x
WDO Repair Reserve:	$10,060	N/A	N/A	UW NOI Debt Yield:	9.5%
Net Worth Guarantor Reserve (3):	$10,000,000	N/A	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,616,000	61.1%	Purchase Price	$43,525,676	79.1%
			Credit Enhancement Reserve	10,000,000	18.2
			Closing Costs	933,060	1.7
Borrower Equity	21,382,016	38.9	Upfront Reserves	539,280	1.0
Total Sources	$54,998,016	100.0%	Total Uses	$54,998,016	100.0%

(1)	For a more detailed description of Lockbox, please refer to “Lockbox/Cash Management” below.
(2)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)
Although the Net Worth Guarantor Reserve currently provides additional security for the loan, upon the satisfaction of certain limited conditions set forth in the mortgage loan documents, the guarantor may withdraw funds from the Net Worth Guarantor Reserve in connection with the purchase of unrelated mortgaged properties that will not provide security for the mortgage loan. The Net Worth Guarantor Reserve is designed primarily to ensure that the sponsor/guarantor maintains some net worth, the cash portion of which may be converted to real property assets. As a result, the sponsor/guarantor’s net worth may vary significantly over time.

Mortgage Loan No. 6 — PFC MHC Portfolio

The Loan. The PFC MHC Portfolio loan has an outstanding principal balance of $33,616,000 and is secured by first mortgage liens on eight manufactured housing communities totalling 1,535 pads located in Jacksonville, St Petersburg, Sarasota, and Ormond Beach, Florida. The loan has a 10-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule. The loan was used to finance the acquisition of the portfolio at a purchase price of $43,525,676 plus closing costs.

The Borrower. The borrowing entities for the loan are 1197 N. East, LLC; 1500 N. Orange, LLC; 7230 4th Street, LLC; 10636 Gandy, LLC; 170 N. Yonge, LLC; 5400 Collins, LLC; 8985 Normandy, LLC; and 6539 Townsend, LLC. All eight entities are bankruptcy remote, single-purpose Delaware limited liability companies. Each entity is 100% owned by PFC Park Holdings, LLC, which is 88% owned by Prairie Fire Capital, LLC.

The Sponsor. The loan sponsor and non-recourse carve-out guarantor is PFC Park Holdings, LLC, which was founded by Mark J. Sullivan and Peter Castleman in 2013. Mr. Sullivan previously worked in the Real Estate Investment Banking division at Goldman Sachs. Mr. Castleman previously was a managing partner at J.H. Whitney & Co.

Portfolio Summary

Property	Allocated Loan Amount	% of Allocated Loan Amount	Underwritten Net Cash Flow	Pads	Address	City	State	Year Built	Age Restricted	Appraised Value
Normandy Estates	$7,785,195	23.2%	$728,415	302	8985 Normandy Boulevard	Jacksonville	FL	1970	No	$11,260,000
Hollywood	6,602,896	19.6%	642,972	237	7230 4th Street North	St Petersburg	FL	1945	No	9,550,000
Friendship Village	4,383,493	13.0%	457,038	135	1190 North East Avenue	Sarasota	FL	1950	No	6,340,000
Continental Village	4,176,072	12.4%	324,016	200	5400 Collins Road	Jacksonville	FL	1973	No	6,040,000
Country Roads	3,159,710	9.4%	203,382	312	6537 Townsend Road	Jacksonville	FL	1947	No	4,570,000
Orange Avenue	2,841,665	8.5%	313,842	113	1500 North Orange Avenue	Sarasota	FL	1960	No	4,110,000
Ridgecrest	2,482,136	7.4%	249,883	132	170 North Yonge Street	Ormond Beach	FL	1950	Yes	3,590,000
Twin City	2,184,833	6.5%	209,167	104	10636 Gandy Boulevard North	St Petersburg	FL	1954	No	3,160,000
Total	$33,616,000	100.0%	$3,128,715	1,535						$48,620,000

The Properties.

The borrowers plan to invest approximately $645,000 in capital expenditures post acquisition. Partial releases of properties are not permitted.

Normandy Estates

The property is a 302-pad manufactured housing community located on a 39.78 acre site at 8985 Normandy Boulevard in Jacksonville, Florida. The improvements were built in 1970, and are in average condition. Project amenities include a clubhouse, laundry, pool and playground. The property has 600 asphalt paved driveway parking spaces (2 spaces per pad) and 62 parking spaces for the clubhouse.

The property is located in the western portion of Jacksonville, Duval County, Florida. The area is suburban in nature and is characterized by residential and commercial/retail uses along the arterial roads. Significant development in the immediate area consists of office, retail, industrial, and mixed uses along major arterials that are interspersed with multifamily complexes and single-family residential development removed from arterials. Community facilities and services are readily available in the surrounding area. St. Vincent’s Healthcare is located in downtown Jacksonville, about 7 miles northeast of the property. Orange Park Mall is located about 8 miles southeast of the property and is anchored by Belk, Dillard’s, Dick’s Sporting Goods, JC Penney and Sears. Jacksonville Naval Air Station is located 8 miles southeast with a large military population in the immediate area. Herlong

Mortgage Loan No. 6 — PFC MHC Portfolio

Recreational Airport is just south of the property and is Northeast Florida’s primary location for light sport aircraft, skydiving, gliders and other experimental aircraft.

Access to the neighborhood is provided by I-295 which is a major north/south freeway system and is located just a mile from the property. Interstate 10 is a major east-west freeway system located within three miles from the Normandy Estates property.

Hollywood

The property is a 237-pad manufactured housing community located on a 16.34 acre site at 7230 4th Street North in St Petersburg, Florida. The improvements were built in 1945. Project amenities include a clubhouse, laundry, shuffleboard, billiards, community room and RV Storage. The clubhouse is a 2,513 SF one-story building with a lounge, billiards room, kitchen, restrooms and community management office. Adjacent to this building are four shuffleboard courts. There is an 836 SF single story laundry building containing coin-operated washing machines and dryers. The property has approximately 10 sites that can accommodate multi-section homes. Each home site has concrete pads for parking. In January, 2015 the rental rates were increased throughout the park.

The property is located in St Petersburg, Florida, within Pinellas County. The property’s immediate area is defined as the area bordered by I-275 on the north, 38th Avenue N on the south, Tampa Bay on the east, and I-275 on the west. Significant development in the immediate area consists of residential and single-family residential development removed from arterials with commercial uses along the main thoroughfares. Community facilities and services are readily available in the surrounding area.

Access to the neighborhood is provided by I-275 and US-92. US-92 is a major north/south freeway system and fronts the Hollywood property. I-275 is a north/south freeway system that is located just a mile from the property.

Friendship Village

The property is a 135-pad manufactured housing community located on a 9.35 acre site at 1190 North East Avenue in Sarasota, Florida. The improvements were built in 1950. Project amenities include a clubhouse, laundry, shuffleboard, and RV storage. The property also has some yard space available for Boat & RV storage next to the shuffle board courts. The property has approximately 10 sites that can accommodate multi-section homes. Each home site has concrete pads for parking.

The property is located in Sarasota, Florida. The property’s immediate area is defined as the area bordered by I-275 on the north, 38th Avenue N on the south, Tampa Bay on the east, and I-275 on the west. Significant development in the immediate area consists of residential and single-family residential development removed from arterials with commercial uses along the main thoroughfares. The local area has a mix of commercial uses nearby including the Ringling College of Art and Design. Ringling is a private, not for profit, accredited college.

Access to the neighborhood is provided by I-75 which is a major north/south freeway system and is located just five miles from the property. Local Highway US-301, a primary north-south freeway system located within a quarter mile from the property. The property has a good location with respect to commercial services, thoroughfares, public transportation, and community services.

Continental Village

The property is a 200-pad manufactured housing community located on a 29.27 acre site at 5400 Collins Road in Jacksonville, Florida. The improvements were built in 1973. Project amenities include a clubhouse, laundry, pool and playground. The property has 60% single section sites and 40% multi-section sites. The property has 400 asphalt paved driveway parking spaces (2 spaces per pad) and 21 parking spaces for the clubhouse.

The property is located in the western portion of Jacksonville, Florida. The area is suburban in nature and is characterized by residential and commercial/retail uses along the arterial roads. Significant development in the immediate area consists of office, retail, industrial, and mixed uses along major arterials that are interspersed with multifamily complexes and single-family residential development removed from arterials. Community facilities and services are readily available in the surrounding area. St. Vincent’s Healthcare is located in downtown Jacksonville, about 7 miles northeast of the property. Orange Park Mall is located just southwest of the property and is anchored by Belk, Dillard’s, Dick’s Sporting Goods, JC Penney and Sears. Jacksonville Naval Air Station

Mortgage Loan No. 6 — PFC MHC Portfolio

is located just northeast with a large military population in the immediate area. Herlong Recreational Airport is just northwest of the property and is Northeast Florida’s primary location for light sport aircraft, skydiving, gliders and other experimental aircraft.

Access to the neighborhood is provided by I-295 which is a major north/south freeway system and is located just a mile from the property. Interstate 10 is a major east-west freeway system located within three miles from the Continental property.

Country Roads

The property is a 312-pad manufactured housing community located on a 39.09 acre site at 6537 Townsend Road in Jacksonville, Florida. The improvements were built in 1947. Project amenities include a clubhouse, laundry, pool and playground. The property has 60% single section sites and 40% multi-section sites. The property has 624 asphalt paved driveway parking spaces (2 spaces per pad) and 21 parking spaces for the clubhouse.

The property is located in the western portion of Jacksonville, Duval County, Florida. The area is suburban in nature and is characterized by residential and commercial/retail uses along the arterial roads. Significant development in the immediate area consists of office, retail, industrial, and mixed uses along major arterials that are interspersed with multifamily complexes and single-family residential development removed from arterials. Community facilities and services are readily available in the surrounding area. St. Vincent’s Healthcare is located in downtown Jacksonville, about 7 miles northeast of the property. Orange Park Mall is located just southwest of the property and is anchored by Belk, Dillard’s, Dick’s Sporting Goods, JC Penney and Sears. Jacksonville Naval Air Station is located just northeast with a large military population in the immediate area. Herlong Recreational Airport is just northwest of the property and is Northeast Florida’s primary location for light sport aircraft, skydiving, gliders and other experimental aircraft.

Access to the neighborhood is provided by I-295 which is a major north/south freeway system and is located just a mile from the property. Interstate 10 is a major east-west freeway system located within three miles from the property.

Orange Avenue

The property is a 113-pad manufactured housing community located on a 6.79 acre site at 1500 North Orange Avenue in Sarasota, Florida. The improvements were built in 1960. Project amenities include a clubhouse, laundry, shuffleboard, community room and RV Storage. The recreation hall is a one room, 1,000 SF concrete block building located in the middle of the park on Second Street. It includes a small kitchen. The property also has a fenced-in yard for RV and boat storage on the Eastern end of the community. There is a one-story, 858 SF laundry building located in the middle of the Park on Third Street containing washers and dryers. The property has no sites that can accommodate multi-section homes. Each home site has concrete pads for parking. The rental rates throughout the park increased in January, 2015.

The property is located in Sarasota, Florida, within Sarasota County. The property’s immediate area is defined as the area bordered by University Parkway on the north, Bahia Vista Street on the south, North Tuttle Avenue on the east, and Sarasota Bay on the west. Significant development in the immediate area consists of heavy industrial and office uses. The local area has a mix of commercial uses nearby including the Ringling College of Art and Design. Ringling is a private, not for profit, accredited college offering bachelor’s degree in 14 disciplines.

Access to the neighborhood is provided by I-75 which is a major north/south freeway system and is located just six miles from the property. Local Highway US-301, a primary north-south freeway system located within a half mile from the property. The property has a good location with respect to commercial services, thoroughfares, public transportation, and community services.

Mortgage Loan No. 6 — PFC MHC Portfolio

Ridgecrest

The property is a 132-pad manufactured housing community located on a 9.01 acre site at 170 North Yonge Street in Ormond Beach, Florida. The improvements were built in 1950. The property is an age - restricted 55+ community. Project amenities include a clubhouse, shuffleboard and laundry center. The property has 250 asphalt paved driveway parking spaces (2 spaces per pad).

The property is located in the southern portion of Ormond Beach, Volusia County, Florida. The area is suburban in nature and is characterized by residential and commercial/retail uses along the arterial roads. Significant development in the immediate area consists of office, retail, industrial, and mixed uses along major arterials that are interspersed with multifamily complexes and single-family residential development removed from arterials. Community facilities and services are readily available in the surrounding area. Thoroughfares in the area include Interstate 95, County Road 5A, US 1. Interstate 95 (located 5 miles from the property) and US 1 (property fronts this street) are both primary regional north/south arterials connecting the property’s market area with metropolitan areas north and south. The property’s area is approximately 6 miles south of the Ormond Beach Airport and is about 3 miles west of the area beaches.

Twin City

The property is a 104-pad manufactured housing community located on an 8.87 acre site at 10636 Gandy Boulevard North in St Petersburg, Florida. The improvements were built in 1954. Project amenities include a clubhouse, laundry, and Shuffleboard. The office is a 1,716 SF building that features two apartment units, a two bedroom and a one bedroom unit. The clubhouse is an 800 SF one-story building situated between manufactured homes lining West Street and Main Street. There is a 660 SF single story laundry building containing coin-operated washing machines and dryers. The property has approximately 10 sites that can accommodate multi-section homes. Each home site has gravel pads for parking. There is also street parking along Main Street. The rental rates increased throughout the park in January 2015.

The property is located in St Petersburg, Florida, within Pinellas County. The property’s immediate area is defined as the area bordered by I-275 on the north, 38th Avenue N on the south, Tampa Bay on the east, and I-275 on the west. Significant development in the immediate area consists of residential and single-family residential development removed from arterials with commercial uses along the main thoroughfares.

Access to the neighborhood is provided by I-275 and US-92. US-92 is a major northeast/southwest freeway system and fronts the property. I-275 is a north/south freeway system that is located just three miles from the Twin City property.

Unit Mix

The portfolio unit mix is described below:

Manufactured Housing Community Mix(1)

Property Name	# of Pads	% of Total	Occupied Pads	Occupancy	Average Monthly UW Rental Rate
Normandy Estates	302	19.7%	247	81.8%	$407
Hollywood	237	15.4%	212	89.5%	$395
Friendship Village	135	8.8%	133	98.5%	$425
Continental Village	200	13.0%	133	66.5%	$376
Country Roads	312	20.3%	98	31.4%	$388
Orange Avenue	113	7.4%	99	87.6%	$402
Ridgecrest	132	8.6%	106	80.3%	$368
Twin City	104	6.8%	94	90.4%	$367
Total/Wtd. Avg.	1,535	100.0%	1,122	73.1%	$392

(1)	Based on January 1, 2015 rent roll.

Mortgage Loan No. 6 — PFC MHC Portfolio

Market Analysis

The properties in the portfolio are located across Florida. Market summary is provided below:

Market Summary

Property	MSA	Top Employer	2Q 14 Unemployment rate	2012 Population	2012 Median Income
Normandy Estates	Jacksonville	Baptist Health	5.9%	1,371,162	$49,902
Hollywood (1)	Tampa-St Petersburg-Clearwater	Publix	5.7%	2,842,211	$43,949
Friendship Village(2)	North Port-Bradenton-Sarasota	Home Shopping Network	5.0%	741,671	$57,482
Continental Village	Jacksonville	Baptist Health	5.9%	1,371,162	$49,902
Country Roads	Jacksonville	Baptist Health	5.9%	1,371,162	$49,902
Orange Avenue (1)	North Port-Bradenton-Sarasota	Publix	5.0%	741,671	$57,482
Ridgecrest	Dayton-Palm Coast	Florida Hospital	4.9%	498,634	$40,838
Twin City(1)	Tampa-St Petersburg-Clearwater	Home Shopping Network	5.7%	2,842,211	$43,949

(1)	Population and Median Income data is as of 2013.
(2)	Population and Median Income data is as of 2015.

Neighborhood Analysis

All of the properties in the portfolio are conveniently located near retail stores, restaurants, beaches, public amenities, and various forms of transportation. Notably, Normandy Estates, Continental Village, and Country Roads are within a few miles of the Orange Park Mall, which features national retail chain stores such as Belk, Dillard’s, Dick’s Sporting Goods, JC Penney, Sears, Old Navy, Books-A-Million, and an AMC movie theater. These three properties are in neighborhoods that surround the Jacksonville Naval Air Station, which draws a large population of military professionals to the area. Friendship Village and Orange Avenue are within close proximity to a Publix grocery store and several schools including the Ringling College of Art and Design, Sarasota Military Academy, and the Sarasota School of Arts and Sciences.

Mortgage Loan No. 6 — PFC MHC Portfolio

Neighborhood Analysis(1)

	2013 Population			2013 Median HH Income			Affordability Analysis
Property	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile	MHC(2)	Single FH(2)	Apt(2)
Normandy Estates	6,741	56,938	121,384	$42,682	$44,079	$41,892	$512	$941	$650-$1,000
Hollywood	14,627	91,145	186,089	$40,482	$42,391	$41,202	$454	$827	$800-$1,000
Friendship Village	12,858	70,492	146,648	$26,226	$36,638	$43,191	$522	$736	$900-$1,075
Continental Village	7,977	51,792	124,869	$38,085	$41,947	$48,141	$481	$937	$650-$1,000
Country Roads	7,153	73,688	170,643	$38,056	$41,907	$46,380	$493	$1,095	$650-$1,000
Orange Avenue	12,872	63,533	134,245	$26,213	$35,869	$42,672	$498	$865	$900-$1,075
Ridgecrest	5,064	43,446	83,799	$30,351	$36,858	$36,708	$704	$2,636	$650-$950
Twin City	8,122	41,492	106,474	$48,949	$44,119	$43,447	$459	$770	$900-$1,050

(1)	Source: Appraisals, dated July and August of 2014.
(2)	Total monthly payments exclude maintenance and utilities.

Manufactured Housing Market Analysis:

The following table provides the Manufactured Housing market analysis for all the properties:

MHC Market Summary(1)

	Market Stats		Submarket Stats		Property Stats(2)
Property	Avg. Rent	Occ.	Avg. Rent	Occ.	Avg. Rent	Occ.
Normandy Estates	$387	80.0%	$373	84.0%	$407	81.8%
Hollywood	$435	90.0%	$430	85.0%	$395	89.5%
Friendship Village	$565	96.0%	$489	97.0%	$425	98.5%
Continental Village	$386	80.0%	$372	85.0%	$376	66.5%
Country Roads	$386	80.0%	$372	85.0%	$388	31.4%
Orange Avenue	$565	96.0%	$489	97.0%	$402	87.6%
Ridgecrest	$374	95.0%	$353	90.0%	$368	80.3%
Twin City	$435	90.0%	$430	85.0%	$367	90.4%

(1)	Source: Appraisals, dated July and August of 2014.
(2)	Based on January 1, 2015 rent roll.

Mortgage Loan No. 6 — PFC MHC Portfolio

Operating History and Underwritten Net Cash Flow

	2012(1)	2013(1)	TTM(2)	Underwritten	Per Pad	%(3)
Rents in Place	$4,853,017	$4,993,729	$5,073,640	$5,229,144	$3,456	66.2%
Vacant Income	$0	$0	$0	$1,996,932	$1,320	25.3%
Gross Potential Rent	$4,853,017	$4,993,729	$5,073,640	$7,226,076	$4,776	91.4%
Reimbursements	0	0	0	0	0	0.0%
Other Income	641,782	672,612	678,726	676,415	447	8.6%
Net Rental Income	$5,494,799	$5,666,341	$5,752,366	$7,902,491	$5,223	100.0%
(Vacancy/Credit Loss)(4)	$0	$0	($0)	($2,104,285)	($1,391)	(26.6%	)
Effective Gross Income	$5,494,799	$5,666,341	$5,752,366	$5,798,206	$3,832	73.4%
Total Expenses	$2,506,387	$2,549,999	$2,692,391	$2,592,741	$1,714	44.7%
Net Operating Income	$2,988,412	$3,116,342	$3,059,975	$3,205,465	$2,119	55.3%
Replacement Reserves	39,313	63,675	5,360	76,750	51	1.3%
Net Cash Flow	$2,949,099	$3,052,667	$3,054,615	$3,128,715	$2,068	54.0%

(1)	The numbers provided are based on a year-to-date period ending on December 31.
(2)	The TTM Column represents the trailing twelve month period ending July 31, 2014.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Historical (Vacancy/Credit Loss) are included in Rents in Place on net basis.

Property Management. The properties are managed by PFC Park Management, LLC, an affiliate of the sponsor.

Escrows and Reserves.

Tax and Insurance Escrows –The borrowers were required to pay to the lender:  on the origination date an initial deposit of $483,688 for taxes and $30,134 for insurance, and are required to pay to the lender on each payment date (i) one-twelfth (1/12th) of the taxes and other charges that the lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with the lender sufficient funds to pay all such taxes and other charges at least thirty (30) days prior to their respective due dates, currently equal to $40,307 and (ii) one-twelfth (1/12th) of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate with the lender sufficient funds to pay all such insurance premiums at least thirty (30) days prior to the expiration of the policies, currently equal to $15,067.

Replacement Reserves -The borrowers were required to pay to the lender on the origination date an initial deposit of $6,304 for replacement reserve, and are required to pay to the lender on each payment date one-twelfth (1/12) of $75,650, which is the amount (the “Replacement Reserve Monthly Deposit”) reasonably estimated by the lender in its sole discretion to be due for replacements and repairs required to be made to the properties during the calendar year to which such Replacement Reserve Monthly Deposits relate.

Repair Reserve – On the origination date, the borrowers paid to the lender an initial deposit of $9,094 (125% engineer’s estimate). The borrowers are required to cause each of the items described in that certain property condition report to be completed, performed and corrected to the satisfaction of the lender. Per the property condition report, the engineer estimated immediate & short term repair cost total to be $7,275.

WDO Reserve: On the origination date, the borrowers paid to the lender an initial deposit of $10,060 to complete certain wood destroying organisms remediation and related repair work recommended in the Wood-Destroying Organisms Inspection Report / Regular Site Inspection report.

Net Worth Guarantor Reserve- The borrowers have established at origination with the lender a reserve in the amount of $10,000,000 (the “Net Worth Guarantor Reserve”). Although the Net Worth Guarantor Reserve currently provides additional security for the loan, upon the satisfaction of certain limited conditions set forth in the mortgage loan documents, the guarantor may withdraw funds from the Net Worth Guarantor Reserve in connection with the purchase of unrelated mortgaged properties

Mortgage Loan No. 6 — PFC MHC Portfolio

that will not provide security for the mortgage loan. The Net Worth Guarantor Reserve is designated primarily to ensure that the sponsor/guarantor maintains assets, initially a cash sum equal to $10 million, provided, however, that the cash portion may be converted to real property assets. As a result, the sponsor/guarantor’s net worth is expected to vary significantly over time.

Lockbox / Cash Management. The loan is structured with a springing lockbox. Upon written notification from the lender that the first Cash Sweep Event, if any, has occurred, the borrowers will promptly establish and maintain a cash collateral account (the “Cash Management Account”) with the lockbox bank in trust for the benefit of the lender. The lender has a first priority security interest in the Cash Management Account. Upon the occurrence and during the continuance of a lockbox event, all funds deposited into the Cash Management Account will be applied by the lender to the payment of tax and insurance escrow fund, debt service, replacement reserve fund, any other amounts then due to the lender, monthly cash expenses and extraordinary expenses. Payment of any excess amounts after these items must be deposited into the excess cash flow reserve account.

“Cash Sweep Event” means: (i) an event of default, (ii) the maturity date or (iii) the debt service coverage ratio is less than 1.20x.

Mortgage Loan No. 7 — Aspen San Marcos

Mortgage Loan No. 7 — Aspen San Marcos

Mortgage Loan No. 7 — Aspen San Marcos

Mortgage Loan No. 7 — Aspen San Marcos

Mortgage Loan No. 7 — Aspen San Marcos

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,600,000	Title:	Fee
Cut-off Date Principal Balance:	$33,600,000	Property Type – Subtype:	Multifamily – Student Housing
% of Pool by IPB:	2.8%	Net Rentable Area (Beds):	748
Loan Purpose:	Refinance	Location:	San Marcos, TX
Borrower:	Breckenridge Group Aquarena Springs, LP	Year Built / Renovated:	2014 / N/A
Sponsors:	Breckenridge Development 2014, LLC; BRG Partners, LP	Occupancy:	98.4%
Interest Rate:	4.5600%	Occupancy Date:	11/11/2014
Note Date:	12/23/2014	Number of Tenants:	N/A
Maturity Date:	1/6/2025	2011 NOI(2):	N/A
Interest-only Period:	48 months	2012 NOI(2):	N/A
Original Term:	120 months	2013 NOI(2):	N/A
Original Amortization:	360 months	2014 NOI(3):	$2,919,539
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.3%
Call Protection:	L(26),Def(90),O(4)	UW Revenues:	$4,776,382
Lockbox(1):	Springing	UW Expenses:	$2,097,582
Additional Debt:	No	UW NOI:	$2,678,800
Additional Debt Balance:	N/A	UW NCF:	$2,604,000
Additional Debt Type:	N/A	Appraised Value / Per Bed:	$45,900,000 / $61,364
Additional Future Debt Permitted:	No	Appraisal Date:	11/18/2014

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed:	$44,920
Taxes:	$248,316	$62,079	N/A	Maturity Date Loan / Bed:	$40,282
Insurance:	$31,354	$7,840	N/A	Cut-off Date LTV:	73.2%
Replacement Reserves:	$0	$6,233	N/A	Maturity Date LTV:	65.6%
				UW NCF DSCR:	1.27x
				UW NOI Debt Yield:	8.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,600,000	100.0%	Payoff Existing Debt	$25,539,028	76.0%
			Return of Equity	5,774,981	17.2
			Closing Costs	2,006,320	6.0
			Upfront Reserves	279,671	0.8
Total Sources	$33,600,000	100.0%	Total Uses	$33,600,000	100.0%

(1)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.
(2)	The property was recently constructed in 2014. Therefore, 2011, 2012 and 2013 NOI are not available.
(3)	Represents trailing five months ending December 31, 2014, as an annualized figure.
(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

Mortgage Loan No. 7 — Aspen San Marcos

The Loan. The Aspen San Marcos loan has an outstanding principal balance of $33.6 million and is secured by a first mortgage lien on a newly constructed, Class A student housing property located in San Marcos, Texas. The loan has a 10-year term and, subsequent to a four-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the Aspen San Marcos loan is Breckenridge Group Aquarena Springs, LP, a bankruptcy remote, single-purpose Texas limited partnership. The borrower is 0.50% owned by its general partner, BGAS GP, LLC and 99.5% by the limited partner, BGAS, LLC. Both of these entities are wholly owned by Aspen Heights 2014, LP.

The Sponsors. The loan sponsors and non-recourse carve-out guarantors of the mortgage loan are BRG Partners, LP and Breckenridge Development 2014, LLC. Neither entity has a direct ownership interest in the property; however, both entities are managed by Greg Henry, who will have an indirect ownership interest in the borrower through his ownership interests in Aspen Heights Credit Enhancement 2014, LP; Aspen Heights Management Company 2014, LLC; and BRG Partners 2014, LP.BRG Partners 2014,LP (“BRG”) has an ownership interest in eight student housing communities developed by Aspen Heights 2014, LP, with a total of 6,243 beds in eight markets. As of October 1, 2014, the guarantors reported a combined liquidity and shareholder equity of $1.963 million and $26.3 million, respectively.

The Property. The property is a 240-unit / 748-bed, newly constructed Class A off-campus student-housing development located in San Marcos, Texas. Most of the residents are students at Texas State University, which is located approximately 2.0 miles from the property. The site is within a cluster of student housing multifamily developments. A university sponsored bus service, the Bobcat Shuttle, is third-party operated and connects the subject to campus.

The property is situated on 14.2 acres and features one 3-story and three 4-story residential buildings, and one one-story clubhouse building. The property was constructed in 2014, and opened for occupancy in July 2014. Property amenities include a clubhouse, fitness center, sports courts, swimming pool, computer lab, study lounge, tanning beds, elevators, interior courtyard areas, pet park, campus shuttle service and access gates. On-site parking consists of concrete or asphalt paved open parking lots with 826 surface spaces, or 1.1 spaces per bed.

Units are fully furnished and include typical furnishings for a student housing development, such as a bed, desk, dresser, coffee table, end table and couch. Units feature patios or balconies, secured entry, and private bathrooms for each bedroom, as well as kitchens with a standard appliance package including a refrigerator, oven/range, dishwasher and stainless steel sinks. Additionally, each unit has a washer and dryer.

Access to the neighborhood is provided by Aquarena Springs Drive and by IH-35 which is a major north/south freeway system providing direct access to San Antonio to the south and Dallas to the north. The San Marcos Municipal Airport is located just a short distance to the east. Significant retail development is located along IH-35 and also just a mile south of the property, at the intersection of IH-35 and Highway 80. This intersection is anchored with a Wal-Mart Supercenter and Hobby Lobby.

Mortgage Loan No. 7 — Aspen San Marcos

Multifamily Unit Mix(1)

Unit Type	# of Beds	% of Total	Occupied Beds	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
B1/2BR/2BA	120	16.0%	120	100.0%	408	$574	$1.41	$591	$1.45
B2/2BR/2BA	28	3.7%	26	92.9%	422	$585	$1.39	$590	$1.40
B2-A/2BR/2BA	4	0.5%	4	100.0%	422	$590	$1.40	$590	$1.40
C1/3BR/3BA	174	23.3%	171	98.3%	368	$537	$1.46	$541	$1.47
C1-A/3BR/3BA	6	0.8%	6	100.0%	368	$535	$1.45	$540	$1.47
D1/4BR/4BA	176	23.5%	173	98.3%	323	$507	$1.57	$521	$1.61
D1B/4BR/4BA	60	8.0%	56	93.3%	320	$506	$1.58	$519	$1.62
D1B-A/4BR/4BA	4	0.5%	4	100.0%	320	$499	$1.56	$519	$1.62
D2/4BR/4BA	176	23.5%	176	100.0%	332	$512	$1.54	$521	$1.57
Total/Wtd. Avg.	748	100.0%	736	98.4%	354	$529	$1.50	$540	$1.53

(1)	Based on the rent roll dated November 11, 2014. Administrative and model units have been underwritten as vacant.
(2)	Source: Appraisal.

The Market. The property is located on Aquarena Springs Drive at the southwest corner of Aquarena Springs Drive and River Road, approximately 2.0 miles northeast of Texas State University, which is the sixth largest university in the state with a 2014 enrollment of over 36,000 students and student enrollment growth of approximately 37.2% over the past 10 years. Enrollment has increased for 16 straight years. Shopping venues, restaurants and recreational amenities are easily accessible to the property. There is an H-E-B grocery store and a Wal-Mart Supercenter, both located approximately 3.0 miles from the property. There is ample retail along IH 35 including several big box retailers. San Marcos also has two outlet malls – San Marcos Premium Outlets and Tanger Outlets Center. Both are located on the east side of IH 35 approximately 6.0 miles southeast of the property. Retailers at the outlets include J. Crew, Calvin Klein, Coach, Prada, Salvatore Ferragamo, A|X Armani Exchange, Gucci, Kenneth Cole, Tourneau, Fossil, and Adidas.

On-Campus Supply: Texas State University offers 23 residence halls and two on-campus student apartments, which provide housing for approximately 7,200students. Freshmen with fewer than 30 credit hours are required to live on campus. There are no additional on-campus housing projects planned or under construction. For the 2014/2015 academic year, annual rent for on-campus housing for room only, excluding board, is $6,920/bed ($577/bed/month) for a double occupancy room with community bathrooms and from $5,110 to $6,740/bed ($426 to $562/bed/month) for double or triple occupancy rooms with a bath facility in each room. Single occupancy apartments are $8,970 per year ($748 per month). These apartments are only leased to students that are at least 19 years of age and have been out of high school for at least one year. On-campus housing accommodates about 20% of the students enrolled at Texas State University; therefore, private housing, generally in the form of apartments, comprises a majority of the student housing supply within the local market.

Mortgage Loan No. 7 — Aspen San Marcos

According to the appraisal, the trade area within a 5-mile radius contains approximately 61,203 people, with an average household income of $43,862, as of 2014. The properties in the appraisal’s competitive set are shown in the below table.

Competitive Set Summary(1)

Property	Year Built	No. of Beds	Avg. Unit Size (SF)	Avg. $/ Bed	Fall 2014 Occupancy	Distance from Texas State University
Lodge at Southwest	2000	770	1,058	$511	99%	2.5 miles
Villagio	2006	492	1,057	$517	92%	2.2 miles
University Heights	2001	816	1,042	$506	95%	3.2 miles
University Heights II	2005	672	956	$556	97%	3.0 miles
Vistas San Marcos	2013	551	958	$684	98%	0.5 miles
Sanctuary Lofts	2006	415	876	$742	97%	0.7 miles
Total/Wtd. Avg.		3,716	991	$586	96%
Aspen San Marcos	2014	748(2)	354(2)	$529(2)	98%(2)	2.0 miles

(1)	Source: Appraisal.
(2)	Based on rent roll dated November 11, 2014.

Cash Flow Summary

	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$4,748,030	$4,675,954	$6,251	93.3%
Vacant Income	0	76,238	102	1.5%
Gross Potential Rent	$4,748,030	$4,752,192	$6,353	94.8%
Other Income	170,616	261,800	350	5.2%
Reimbursements	0	0	0	0.0%
Net Rental Income	$4,918,646	$5,013,992	$6,703	100.0%
(Vacancy/Credit Loss)	(100,448)	(237,610)	(318)	(4.7%)
Effective Gross Income	$4,818,197	$4,776,382	$6,386	95.3%
Total Expenses	$1,898,658	$2,097,582	$2,804	43.9%
Net Operating Income	$2,919,539	$2,678,800	$3,581	56.1%
Replacement Reserves	0	74,800	100	1.6%
Net Cash Flow	$2,919,539	$2,604,000	$3,481	54.5%

(1)	Represents trailing five months ending December 31, 2014, as an annualized figure.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are based on the November 11, 2014 rent roll, with the appraiser’s market rents applied to vacant and administrative/model units.

Property Management. The property is managed by Aspen Heights 2014, LP through Breckenridge Property Management 2014, LLC, (“Breckenridge Management”), an affiliate of the borrower. Aspen Heights 2014, LP is headquartered in Austin, Texas and has over 100 employees. It currently has under management 15 student properties located in 13 different cities, with a total of approximately 10,600 beds.

Mortgage Loan No. 7 — Aspen San Marcos

Escrows and Reserves. At the time of closing, the borrower deposited into escrow an initial deposit of $248,316 for taxes and $31,354 for insurance.

Tax Escrow: On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, currently equal to $62,079.

Insurance Escrow: On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance payments, currently equal to $7,840.

Replacement Reserves: On a monthly basis, the borrower is required to escrow 1/12 of $74,800 ($6,233) for replacement reserves.

Lockbox / Cash Management. The loan is structured with a springing lockbox. The borrower and lockbox bank acknowledge and confirm that upon written notification from the lender that the first Cash Sweep Event, if any, has occurred, the borrower will promptly establish and maintain a segregated eligible account (the “Lockbox Account”) with the lockbox bank in trust for the benefit of the lender. The lender has a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Cash Sweep Event, all funds deposited into the cash management account will be applied by the lender to the payment of tax and insurance escrow fund, fees and expenses of the agent when due and payable pursuant to the cash management agreement, debt service, replacement reserve fund, any other amounts then due to the lender, monthly cash expenses and extraordinary expenses. Payment of any excess amounts after these items (the “Excess Cash Flow”) is  required to be deposited into the Excess Cash Flow reserve account.

A “Cash Sweep Event” means: (i) an event of default, (ii) any bankruptcy action of the borrower or manager, or (iii) the debt service coverage ratio is less than 1.05x for two consecutive calendar quarters.

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Mortgage Loan No. 8 — 777 East 10th Street

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Miracle

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Mortgage Loan No. 8 — 777 East 10th Street

Mortgage Loan No. 8 — 777 East 10th Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	MC-Five Mile	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$32,000,000	Title:	Fee
Cut-off Date Principal Balance:	$31,949,268	Property Type - Subtype:	Mixed Use – Retail/Office
% of Pool by IPB:	2.6%	Net Rentable Area (SF):	89,444
Loan Purpose:	Refinance	Location:	Los Angeles, CA
Borrowers:	One Tocker, LLC; One Towne Corners, LLC; One Towne & Crocker Investments, LLC	Year Built / Renovated:	2009 / N/A
Sponsors:	Saeed Farkhondehpour; Sion Neman; Eshagh M. Kermani	Occupancy:	99.2%
Interest Rate:	4.4000%	Occupancy Date:	1/6/2015
Note Date:	1/15/2015	Number of Tenants:	49
Maturity Date:	2/6/2025	2011 NOI:	$1,979,051
Interest-only Period:	0 months	2012 NOI:	$2,487,164
Original Term:	120 months	2013 NOI:	$2,937,395
Original Amortization:	360 months	2014NOI:	$3,243,621
Amortization Type:	Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$3,966,464
Lockbox(1):	Soft	UW Expenses:	$629,966
Additional Debt:	No	UW NOI:	$3,336,498
Additional Debt Balance:	N/A	UW NCF:	$3,230,145
Additional Debt Type:	N/A	Appraised Value / PSF:	$47,700,000 / $533
Additional Future Debt Permitted:	No	Appraisal Date:	8/8/2014

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$357
Taxes:	$137,642	$27,528	N/A	Maturity Date Loan / SF:	$288
Insurance:	$15,308	$2,187	N/A	Cut-off Date LTV:	67.0%
Replacement Reserves:	$0	$1,870	$112,200	Maturity Date LTV:	54.0%
TI/LC:	$0	$6,433	$385,972	UW NCF DSCR:	1.68x
				UW NOI Debt Yield:	10.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$32,000,000	100.0%	Payoff Existing Debt	$25,334,102	79.2%
			Return of Equity	6,123,105	19.1
			Closing Costs	389,843	1.2
			Upfront Reserves	152,950	0.5
Total Sources	$32,000,000	100.0%	Total Uses	$32,000,000	100.0%

(1)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.
(2)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

Mortgage Loan No. 8 — 777 East 10th Street

The Loan. The 777 East 10th Street loan is evidenced by a note in the original principal amount of $32,000,000 and is secured by a first mortgage lien encumbering the borrowers’ fee simple interest in a mixed-use retail and office building located in Los Angeles, California. The loan has a 10-year term, and will amortize on a 30-year schedule. The loan has an interest rate of 4.4000% per annum.  The proceeds of the loan were used to refinance existing debt on the property, to pay closing costs, to fund reserves and to return equity to the borrowers.

The Borrowers. The borrowers are One Tocker, LLC, One Towne Corners, LLC and One Towne & Crocker Investments, LLC, each of which is a single-purpose entity. Each of the borrowers is a single-member Delaware limited liability company and has an independent director. The borrowers own the property as tenants-in-common.

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Saeed Farkhondehpour, Sion Neman and Eshagh M. Kermani.

The Property. The property is a four-story, retail and office building located in the Fashion District of downtown Los Angeles, California.  The property has direct frontage on three heavily trafficked streets (East 10thStreet to the south, Crocker Street to the west, and Town Avenue to the east). The property was constructed in 2009 and contains net rentable area of 89,444 SF in addition to a two-level subterranean parking garage with 140 spaces.  As of January 6, 2015, the owned occupancy and total occupancy at the property was 99.2%.  The property is occupied by 49 distinct tenants, with no tenant occupying more than 6.5% of the net rentable area or representing more than 8.7% of the underwritten rental income.  The street-level tenants occupy space totaling 26,581 SF and in aggregate represent 69.2% of underwritten rental income. The upper floors are comprised of office, storage and wholesale showroom space that total 62,863 SF and in aggregate, represent approximately 30.8% of the underwritten rental income.  The two-level, 140 space underground parking garage contains 52,580 SF and contributes approximately 3.0% of effective gross income.

The Fashion District consists of approximately 100 blocks in downtown Los Angeles, averages $10 billion in annual business volume, and employs approximately 53,000 people.  The Fashion District also attracts more than 1.5 million annual visitors and has become a destination for retail shoppers.  The subject neighborhood represents the center for women’s fashion within the Fashion District.  The appraiser identified four competing properties with a weighted average occupancy rate of 98.0%.

The following table presents certain information relating to certain first floor lease comparables provided in the appraisal for the property:

First Floor Lease Comparables(1)

Property	Year Built	Net Rentable Area (SF)		Total Occupancy		Quoted Rental Rate PSF		Expense Basis
777 East 10th Street	2009	26,581	(2)	100.0%	(2)	$102.94	(2)(3)	Modified Gross
1001 Towne Avenue	2005	1,300		100.0%		$96.96	(4)	Not Available(5)
951 Crocker Street	2009	1,581		81.0%		$55.02	(4)	Triple Net
Stanford Wholesale Mart	2008	1,100		99.0%		$98.16	(4)	Triple Net
Newmark Wholesale Mart	2009	4,300		100.0%		$78.14	(4)	Triple Net

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll.
(3)	Amount represents weighted average of actual in place leases for the first floor of the property.
(4)	Quoted Rental Rate PSF represents a weighted average of the appraiser’s comparable leases.
(5)	Expense Basis for 1001 Towne Avenue not available.

Mortgage Loan No. 8 — 777 East 10th Street

The following table presents certain information relating to certain upper floor lease comparables provided in the appraisal for the property:

Upper Floor Lease Comparables(1)

Property	Year Built	Net Rentable Area (SF)		Total Occupancy		Quoted Rental Rate PSF		Expense Basis
777 East 10th Street	2009	62,863	(2)	98.8%	(2)	$19.48	(2)(3)	Modified Gross
1001 Towne Avenue	2005	750		100.0%		$19.20		Not Available(4)
Newmark Wholesale Mart	2009	650		100.0%		$27.72		Triple Net

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll.
(3)	Amount represents weighted average of actual in place leases for the second, third and fourth floor of the property.
(4)	Expense Basis for 1001 Towne Avenue not available.

The following table presents certain information relating to certain retail sales comparables provided in the appraisal for the property:

Retail Sales Comparables(1)

Property Name	City, State	Sale Date	Year Built	GLA (SF)	Sale Price	Sale Price PSF	Occupancy
Weller Court	Los Angeles, CA	May 2014	1981	69,405	$28,400,000	$409	90%
The Shops at the Mercury	Los Angeles, CA	January 2014	2007	23,328	$15,750,000	$675	100%
Market Lofts Retail Component	Los Angeles, CA	February 2013	2007	54,948	$18,950,000	$345	100%
Multi-Tenant Wholesale Building	Los Angeles, CA	December 2012	1924	115,541	$23,500,000	$203	100%
Weller Court	Los Angeles, CA	October 2011	1980	69,405	$20,400,000	$294	95%

(1)	Source: Appraisal.

The following table presents certain information relating to certain fashion district commercial condominium sales comparables provided in the appraisal for the property:

Fashion District Condominium Sales Comparables(1)

Property Name	City, State	Sale Date	Year Built	GLA (SF)	Sale Price	Sale Price PSF	Occupancy
730-734 E. 10th, #107	Los Angeles, CA	January 2014	2010	2,320	$2,300,000	$991	Not Available
730-734 E. 10th, #107	Los Angeles, CA	October 2013	2010	2,320	$2,270,000	$978	Not Available
730-734 E. 10th, #104	Los Angeles, CA	August 2013	2010	1,500	$3,000,000	$2,000	Not Available
Buyer’s Mart	Los Angeles, CA	February 2012	2009	11,579	$16,154,000	$1,395	Not Available
SPWM Annex #503	Los Angeles, CA	May 2011	2003	1,026	$800,000	$780	Not Available
Three-Tenant Fashion Showroom	Los Angeles, CA	May 2011	2005	4,880	$8,000,000	$1,639	Not Available
SPWM Annex #R17	Los Angeles, CA	May 2011	2003	629	$630,000	$1,002	Not Available
SPWM #C6	Los Angeles, CA	February 2011	1995	1,596	$2,900,000	$1,817	Not Available

(1)	Source: Appraisal.

Historical and Current Occupancy(1)

2011	2012	2013	Current(2)
90.0%	95.0%	95.0%	99.2%

(1)	Historical Occupancies reflect the average occupancy for the indicated year as provided by the borrowers.
(2)	Current Occupancy is as of January 6, 2015.

Mortgage Loan No. 8 — 777 East 10th Street

Tenant Summary(1)

Tenant(2)	Ratings Moody’s/Fitch/S&P	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Andrea & Paulo Corporations	NR / NR / NR	5,846	6.5%	$18.30	Various(3)
Vanilla Monkey	NR / NR / NR	5,096	5.7%	$21.72	10/31/2015
Miss Avenue Clothing	NR / NR / NR	5,056	5.7%	$69.01	12/31/2015
Art Box Jewel	NR / NR / NR	4,453	5.0%	$42.31	Various(4)
Fashionomics	NR / NR / NR	4,347	4.9%	$19.86	Various(5)
Tyche Donca	NR / NR / NR	4,019	4.5%	$42.72	Various(6)
Fashion Icon Inc.	NR / NR / NR	3,595	4.0%	$17.04	Various(7)
Miracle	NR / NR / NR	3,468	3.9%	$50.61	Various(8)
Natural Life	NR / NR / NR	2,669	3.0%	$60.13	Various(9)
A. Peach Clothing	NR / NR / NR	2,402	2.7%	$54.80	Various(10)

(1)	Based on the ten largest tenants by SF on underwritten rent roll.
(2)
Tenant names represent the business or brand name of the respective tenant. In the case of tenants that occupy more than one space at the property, the tenant may operate a different brand name in each space.

(3)
Andrea & Paulo Corporations is subject to three leases that expire on various dates.  Units 301 & 302 contain 2,917 SF and have a lease expiration of September 30, 2015. Unit 407 contains 2,149 SF and has a lease expiration of June 30, 2015. Unit 314 contains 780 SF and has a lease expiration of January 31, 2015.

(4)
Art Box Jewel is subject to three leases that expire on various dates.  Unit 115 contains 1,931 SF and has a lease expiration of November 30, 2016.  Unit 304 contains 1,261 SF and has an expiration date of September 30, 2015.  Unit 306 contains 1,261 SF and has an expiration date of March 31, 2015.

(5)
Fashionomics is subject to three leases that expire on various dates. Units 214 & 215 contain 1,840 and have a lease expiration of February 28, 2016. Unit 213 contains 1,278 and has a lease expiration of March 31, 2017.  Unit 222 contains 1,229 SF and has a lease expiration of March 31, 2015.

(6)
Tyche Donca is subject to four leases that expire on various dates.  Units 210 and 220 contain a total of 2,077 SF and are subject to leases that expire on April 30, 2015.  Unit 209 contains 1,274 SF and is subject to a lease that expires on November 30, 2015.  Unit 106 contains 668 SF and is subject to a lease that expires on October 31, 2015.

(7)
Fashion Icon Inc. is subject to two leases that expire on various dates. Unit 310 contains 1,905 SF and has a lease that expires on February 28, 2015.  Unit 309 contains 1,690 SF and has a lease that expires on April 30, 2015.

(8)
Miracle is subject to two leases that expire on various dates.  Unit 212 contains 1,892 SF and is currently subject to a month to month lease.  Unit 117 contains 1,576 SF and is subject to a lease that expires on February 28, 2016.

(9)
Natural Life is subject to two leases that expire on various dates.  Unit 114 contains 1,914 SF and is subject to a lease that expires on July 31, 2016.  Unit 405 contains 755 SF and is subject to a lease that expires on September 30, 2015.

(10)
A. Peach Clothing is subject to three leases that expire on various dates. Units 105 & 206 contain 1,703 SF and have leases that expire on December 31, 2015. Unit 201 contains 699 SF and has a lease that expires on December 31, 2016.

Mortgage Loan No. 8 — 777 East 10th Street

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring(2)
Vacant	NAP	754	0.8%	NAP	NAP	754	0.8%	NAP	NAP
MTM	6	7,955	8.9	$143,488	3.6%	8,709	9.7%	$143,488	3.6%
2015	40	53,749	60.1	1,916,175	47.7	62,458	69.8%	$2,059,663	51.3%
2016	20	23,633	26.4	1,885,985	46.9	86,091	96.3%	$3,945,648	98.2%
2017	3	3,353	3.7	71,606	1.8	89,444	100.0%	$4,017,254	100.0%
2018	0	0	0.0	0	0.0	89,444	100.0%	$4,017,254	100.0%
2019	0	0	0.0	0	0.0	89,444	100.0%	$4,017,254	100.0%
2020	0	0	0.0	0	0.0	89,444	100.0%	$4,017,254	100.0%
2021	0	0	0.0	0	0.0	89,444	100.0%	$4,017,254	100.0%
2022	0	0	0.0	0	0.0	89,444	100.0%	$4,017,254	100.0%
2023	0	0	0.0	0	0.0	89,444	100.0%	$4,017,254	100.0%
2024	0	0	0.0	0	0.0	89,444	100.0%	$4,017,254	100.0%
2025 & Beyond	0	0	0.0	0	0.0	89,444	100.0%	$4,017,254	100.0%
Total	69	89,444	100.0%	$4,017,254	100.0%

(1)	Based on the underwritten rent roll.
(2)	Includes rent steps through June 30, 2015.

Operating History and Underwritten Net Cash Flow(1)

	2012	2013	2014(2)	Underwritten	PSF	%(3)
Rents in Place(4)	$2,947,218	$3,443,118	$3,789,883	$4,017,254	$44.91	99.6%
Vacant Income	0	0	0	14,477	0.16	0.4%
Gross Potential Rent	$2,947,218	$3,443,118	$3,789,883	$4,031,730	$45.08	100.0%
Total Reimbursements	0	0	0	0	0.00	0.0%
Net Rental Income	$2,947,218	$3,443,118	$3,789,883	$4,031,730	$45.08	100.0%
(Vacancy/Credit Loss)	0	0	0	(201,587)	(2.25)	(5.0%)
Other Income(5)	96,000	102,000	125,536	136,320	1.52	3.4%
Effective Gross Income	$3,043,218	$3,545,118	$3,915,420	$3,966,464	$44.35	98.4%
Total Expenses	$556,054	$607,723	$671,799	$629,966	$7.04	15.9%
Net Operating Income	$2,487,164	$2,937,395	$3,243,621	$3,336,498	$37.30	84.1%
Total TI/LC, Capex/RR	0	0	0	106,353	1.19	2.7%
Net Cash Flow	$2,487,164	$2,937,395	$3,243,621	$3,230,145	$36.11	81.4%

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments, and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The 2014 figures do not include new leases and renewals signed after December 31, 2014 or rent steps through June 30, 2015.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Rents in Place are based on the January 6, 2015 rent roll with $71,165 of rent steps through June 30, 2015.
(5)	Other Income includes $120,000 from an in-place parking garage contract to a third party operator.

Mortgage Loan No. 8 — 777 East 10th Street

Property Management. The property is managed by 10 Crowne, LLC, an affiliate of the borrowers, pursuant to a management agreement. The lender has the right to require the borrowers to replace the property manager upon an event of default.

Escrows and Reserves. At origination, the borrowers funded aggregate reserves of $152,950 with respect to the loan, comprised of (i) $137,642 for real estate taxes and (ii) $15,308 for insurance premiums.

Tax Escrows –On a monthly basis, the borrowers are required to escrow a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the succeeding twelve-month period, currently equal to $27,528.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the succeeding twelve-month period, currently equal to $2,187.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow a replacement reserve in an amount equal to $1,870, subject to a cap of $112,200.

TI/LC Reserves –On a monthly basis, the borrowers are required to escrow a TI/LC reserve in an amount equal to $6,433, subject to a cap of $385,972.

Lockbox / Cash Management. The loan is structured with a soft lockbox and springing cash management.  The mortgage loan documents require the borrowers to set up a lockbox account for the sole and exclusive benefit of the lender into which the borrowers are required to deposit or cause to be deposited by the property manager all revenue generated by the property within three business days of receipt of such revenue.  Upon a Trigger Period (as defined below) the lender may require that all funds be transferred on each business day to the cash management account under the control of the lender.  On each due date during the continuance of a Trigger Period, the mortgage loan documents require that all amounts on deposit in the cash management account, after payment of debt service and funding of required monthly reserves and approved operating expenses shall be held as additional collateral for the loan.  During the continuance of an event of default under the loan, the lender may apply any funds in the cash management account to amounts payable under the loan and/or toward the payment of expenses of the property, in such order of priority as the lender may determine.

A “Trigger Period” means a period (a) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the loan, (ii) the debt service coverage ratio (as calculated under the mortgage loan documents) being less than 1.25x for two consecutive calendar quarters, and (iii) the debt yield (as calculated under the mortgage loan documents) being less than 8.25% for two consecutive calendar quarters, and (b) expiring, as applicable, upon (i) the cure of such event of default, (ii) the debt service coverage ratio being equal to or greater than 1.25x for four consecutive calendar quarters and (iii) the debt yield being equal to or greater than 8.25% for four consecutive calendar quarters.

Mortgage Loan No. 9 — The Boulevard at Tallahassee

Mortgage Loan No. 9 — The Boulevard at Tallahassee

Mortgage Loan No. 9 — The Boulevard at Tallahassee

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	MC-Five Mile	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,450,000	Title:	Fee
Cut-off Date Principal Balance:	$30,450,000	Property Type - Subtype:	Multifamily – Student Housing
% of Pool by IPB:	2.5%	Net Rentable Area (Beds):	924
Loan Purpose:	Refinance	Location:	Tallahassee, FL
Borrower:	CD/Park7 Tallahassee Owner LLC	Year Built / Renovated:	2003 / 2013-2014
Sponsors:	Ronald J. Gatehouse; Paul R. Levine; Beejan Savabi; Stephen Sidorick, Jr.; Philip Smith	Occupancy:	95.2%
Interest Rate:	4.4500%	Occupancy Date:	1/5/2015
Note Date:	11/18/2014	Number of Tenants:	N/A
Maturity Date:	12/6/2024	2011 NOI(2):	N/A
Interest-only Period:	60 months	2012 NOI(2):	N/A
Original Term:	120 months	2013 NOI(2):	N/A
Original Amortization:	360 months	TTM NOI as of (10/2014)(3):	$1,261,129
Amortization Type:	IO-Balloon	UW Economic Occupancy:	94.0%
Call Protection:	L(27),Def(89),O(4)	UW Revenues:	$5,163,727
Lockbox(1):	Springing	UW Expenses:	$2,759,014
Additional Debt:	No	UW NOI:	$2,404,713
Additional Debt Balance:	N/A	UW NCF:	$2,312,313
Additional Debt Type:	N/A	Appraised Value / Per Bed:	$40,975,000 / $44,345
Additional Future Debt Permitted:	No	Appraisal Date:	11/22/2014

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed:	$32,955
Taxes:	$47,620	$23,810	N/A	Maturity Date Loan / Bed:	$30,136
Insurance:	$48,859	$24,429	N/A	Cut-off Date LTV:	74.3%
Replacement Reserves:	$0	$7,700	N/A	Maturity Date LTV:	68.0%
				UW NCF DSCR:	1.26x
				UW NOI Debt Yield:	7.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,450,000	100.0%	Payoff Existing Debt	$15,026,519	49.3%
			Return of Equity	14,370,489	47.2
			Closing Costs	956,514	3.1
			Upfront Reserves	96,479	0.3
Total Sources	$30,450,000	100.0%	Total Uses	$30,450,000	100.0%

(1)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.
(2)	The property was acquired in 2013.
(3)	The TTM cash flow is as of October 31, 2014. Between the fall of 2013 and the fall of 2014, the majority of the units were down for renovation.
(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

Mortgage Loan No. 9 — The Boulevard at Tallahassee

The Loan. The Boulevard at Tallahassee loan is evidenced by a note in the original principal amount of $30,450,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 924-bed student housing complex located in Tallahassee, Florida.  The loan was originated by MC-Five Mile Commercial Mortgage Finance LLC on November 18, 2014.  The loan has an outstanding principal balance as of the cut-off date of $30,450,000 and accrues interest at a rate of 4.4500% per annum.  The proceeds of loan were used to refinance the existing debt, fund reserves and closing costs and to return equity to the borrower.

The loan had an initial term of 120 months and has a remaining term of 117 months as of the cut-off date. The loan requires payments of interest only for the initial 60 months and then payments of principal and interest based on a 30-year amortization schedule.  The scheduled maturity date of the loan is the due date in December 2024.  Voluntary prepayment of the loan without payment of any prepayment premium is permitted on or after the due date in September 2024.  Defeasance of the loan with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by, the full faith and credit of the United States of America or other obligations which are “government securities” permitted under the mortgage loan documents, is permitted at any time on or after the second anniversary of the securitization startup date.

The Borrower. The borrower is CD/Park7 Tallahassee Owner LLC, a Delaware limited liability company and single-purpose entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the loan.

The Sponsor. The loan sponsors and non-recourse carveout guarantors under the loan are Ronald J. Gatehouse, Paul R. Levine, Beejan Savabi, Stephen Sidorick, Jr. and Philip Smith.  Through various entities, the non-recourse carveout guarantors collectively own Park7 Group, an integrated real estate development, construction and management company, focusing exclusively on student housing.  Park7 Group currently manages a student housing portfolio of more than 3,900 beds in five properties.  Prior to forming Park7 Group, the non-recourse carveout guarantors managed a portfolio of student housing properties containing more than 16,000 beds.

The Property. The property is a student housing property located in Tallahassee, Florida.  The property consists of 264 units containing 924 beds and offers a variety of three and four bedroom configurations.  The property was originally constructed in 2003 and was substantially renovated at a cost of approximately $10,500,000 in 2013 and 2014.  The improvements are situated on an approximately 26.0-acre parcel and consists of 11 predominantly three-story buildings, which offer three and four bedroom floor plans ranging in size from 1,509 to 1,696 SF. The property offers amenities including two resort-style outdoor pools, a hot tub, basketball court, sand volleyball court and a newly renovated clubhouse containing a community room, computer lab, yoga studio, conference room and study center, game room with pool tables and stand-up tanning beds.  All units include a full appliance package, full-size washer and dryers and an optional full furniture package.

The property was purchased in 2013 and extensively renovated between 2013 and 2014.  Renovations included exterior finishes and improvements, interior finishes including new floors, kitchen cabinets, countertops, and appliances, as well as a new clubhouse.  Occupancy was 95.2% as of January 5, 2015.  As of February 23, 2015, the property was 83.9% pre-leased for the 2015/2016 academic year.  Leases at the property are generally for 12-month terms that correspond with the school year, and as of the January 5, 2015 rent roll, approximately 95% of tenants are on leases with terms of more than eleven months.  All leases are either signed with parental guarantees or by creditworthy tenants.

Mortgage Loan No. 9 — The Boulevard at Tallahassee

Multifamily Unit Mix(1)

Unit Type	Occupied Beds	Vacant Beds	Total Beds	% of Total Beds	Average SF per Bed	Market Rent/Bed per Month(2)	Actual Rent/Bed per Month	Underwritten Rent(3)
3BR/3BA – Non Renovated	25	5	30	3.2%	503	$400	$382	$114,600
4BR/4BA – Non Renovated	155	9	164	17.7%	424	$379	$376	$699,168
3BR/3BA – Standard	182	4	186	20.1%	503	$439	$420	$916,896
4BR/4BA – Standard	210	6	216	23.4%	424	$419	$399	$1,005,480
3BR/3BA – Deluxe	172	8	180	19.5%	503	$489	$468	$966,216
4BR/4BA – Deluxe	136	12	148	16.0%	424	$469	$449	$732,768
Total/Wtd. Avg.	880	44	924	100.0%	458	$437	$420	$4,435,128

(1)	As provided by the borrower per the January 5, 2015 rent roll.
(2)	Source: Appraisal.
(3)	Underwritten rent per unit type represents the in-place rent before adding furniture rent.

Historical and Current Occupancy(1)

2012	2013	2014	Current (2)
N/A	N/A	N/A	95.2%

(1)	Historical Occupancies are not available as the property was purchased in 2013 and substantially renovated between 2013 and 2014.
(2)	Current Occupancy is as of January 5, 2015.

The property is located approximately one mile west of Florida State University (“FSU”), two miles west of Florida Agriculture and Mechanical University (“FAMU”) and less than one mile east of Tallahassee Community College (“TCC”).  The property is located along a bus route that provides access to FSU and FAMU, with the bus stop located adjacent to the front gate of the property.  The student housing demand in Tallahassee, Florida is derived from approximately 64,000 students at FSU, FAMU and TCC.  FSU had an enrollment of 41,773 during the fall 2014 semester, FAMU had an enrollment of 10,229 during the fall 2014 semester and TCC had approximately 12,000 non-commuter students enrolled as of fall 2014.  The total student housing supply in the Tallahassee market consists of 35,147 beds, with on-campus housing consisting of 8,780 beds, with 6,392 on-campus beds at FSU and 2,388 on-campus beds at FAMU and 26,367 beds in privately-owned off-campus properties.  The remaining approximately 28,853 students live in privately owned traditional apartments and or single-family homes.  According to the appraiser, an additional 11 properties comprised of 2,592 beds are proposed, with 1,471 beds expected to be delivered in the fall of 2015, 458 beds expected to be delivered in the fall of 2016, and 663 beds for which delivery is uncertain.  On-campus housing at FSU and FAMU are 100% occupied with a waiting list and TCC does not offer any on-campus housing.  There are no new on-campus student housing properties planned at FSU, FAMU or TCC.

The appraiser’s competitive set is comprised of six student housing properties with similar amenities, located in Tallahassee, Florida. The competitive set includes 1,526 units and 4,054 beds with weighted average occupancy of 91.2%.  Average rents at the comparable properties range from $389 to $554 per bed per month.

Mortgage Loan No. 9 — The Boulevard at Tallahassee

Competitive Set(1)

Property	Location	Year Built	Occupancy	No. of Beds	Asking Rent(2)	Distance(3)
The Boulevard at Tallahassee	Tallahassee, FL	2003	95.2%(4)	924(4)	$420(4)	0.0 miles
Campus Park @ Tenn Street	Tallahassee, FL	2001	85.0%	624	$459	1.5 miles
University Trails	Tallahassee, FL	2004	84.0%	936	$482	2.8 miles
Villa Del Lago	Tallahassee, FL	1985	95.0%	700	$462	1.0 miles
Landing at Appleyard	Tallahassee, FL	2001	95.0%	184	$389	1.9 miles
The Commons	Tallahassee, FL	1998	94.0%	734	$420	3.5 miles
West 10	Tallahassee, FL	2006	97.0%	876	$554	2.5 miles

(1)	Source: Appraisal.
(2)	Represents the in place rent per-bed.
(3)	Distance from property.
(4)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow(1)

	TTM(2)	Underwritten	Per Bed	%(3)
Rents in Place(4)	$2,718,722	$4,435,128	$4,800	91.1%
Furniture Rental Income	123,220	204,240	221	4.2%
Vacant Income	0	229,632	249	4.7%
Gross Potential Rent	$2,841,942	$4,869,000	$5,269	100.0%
Total Reimbursements	0	0	0	0.0%
Net Rental Income	$2,841,942	$4,869,000	$5,269	100.0%
(Vacancy/Credit Loss)	0	(292,140)	(316)	(6.0)%
Other Income	511,145	586,867	635	12.1%
Effective Gross Income	$3,353,087	$5,163,727	$5,588	106.1%
Total Expenses	$2,091,958	$2,759,014	$2,986	53.4%
Net Operating Income	$1,261,129	$2,404,713	$2,603	46.6%
Total TI/LC, Capex/RR	0	92,400	100	1.8%
Net Cash Flow	$1,261,129	$2,312,313	$2,503	44.8%

(1)	Historical financials are not available as the property was purchased in 2013 and extensively renovated and leased up during 2013 and 2014.
(2)	TTM column represents the trailing twelve months ended October 31, 2014.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)
The increase in TTM Rents in Place to the Underwritten Rents in Place can be attributed to the fact that the majority of the units were down for renovation between the fall of 2013 and the fall of 2014 and are now up and rented.

Property Management. The property is currently managed by Park7 Management, LLC, an affiliate of the borrower, pursuant to a management agreement. Under the mortgage loan documents, the property is required to be managed by any management company reasonably approved by the lender.  During or upon any of (i) the continuance of an event of default under the loan, (ii) the debt service coverage ratio of the property for the immediately preceding two calendar quarters being less than 1.00x, (iii) the continuance of a material default by the property manager under the management agreement beyond any applicable notice and cure period, or (iv) the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager, the lender may require the borrower to terminate the management agreement and replace the property manager with a new property manager selected by the borrower, subject to the lender’s approval.

Mortgage Loan No. 9 — The Boulevard at Tallahassee

Escrows and Reserves. At origination, the borrower funded aggregate reserves of $96,479 with respect to the property, comprised of (i) $47,620 for real estate taxes and (ii) $48,859 for insurance premiums.

Tax Escrows - On a monthly basis, the borrower is required to escrow a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the succeeding twelve-month period, currently equal to $23,810.

Insurance Escrows - On a monthly basis, the borrower is required to escrow an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the succeeding twelve-month period, currently equal to $24,429.

Replacement Reserves - On a monthly basis, the borrower is required to escrow a replacement reserve in an amount equal to $7,700 (approximately $100 per bed per year or $350 per unit per year).

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management.  The mortgage loan documents require that, upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish and maintain a lockbox account for the sole and exclusive benefit of the lender into which the borrower is required to deposit or cause to be deposited all revenue generated by the property. During a Trigger Period, the lender may require transfers from the lockbox account to the cash management account daily.  On each due date during the continuance of a Trigger Period, the mortgage loan documents require that all amounts on deposit in the cash management account, after payment of debt service and funding of required monthly reserves and approved operating expenses and shall be held as additional collateral for the loan.  During the continuance of an event of default under the loan, the lender may apply any excess cash flow to amounts payable under the loan and/or toward the payment of expenses of the property, in such order of priority as the lender may determine.

A “Trigger Period” under the loan means a period commencing upon the occurrence and continuance of (a) an event of default under the mortgage loan documents, (b) the debt service coverage ratio as calculated under the mortgage loan documents being less than 1.15x for the two prior consecutive calendar quarters, or (c) the debt yield as calculated under the mortgage loan documents being less than 7.0% for the two prior consecutive calendar quarters, and expiring, as applicable, upon (i) the cure (if applicable) of such event of default, (ii) the debt service coverage ratio being equal to or greater than 1.15x for the four prior consecutive calendar quarters and (iii) the debt yield being equal to or greater than 7.0% for the four prior consecutive calendar quarters.

Mortgage Loan No. 10 — St. Louis Premium Outlets

Mortgage Loan No. 10 — St. Louis Premium Outlets

Mortgage Loan No. 10 — St. Louis Premium Outlets

Mortgage Loan No. 10 — St. Louis Premium Outlets

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$26,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$26,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.1%	Net Rentable Area (SF):	351,462
Loan Purpose:	Refinance	Location:	Chesterfield, MO
Borrower:	St. Louis Premium Outlets, LLC	Year Built / Renovated:	2013 / N/A
Sponsor:	Simon Property Group, L.P.	Occupancy:	100.0%
Interest Rate:	4.0610%	Occupancy Date:	9/5/2014
Note Date:	9/11/2014	Number of Tenants:	95
Maturity Date:	10/6/2024	2011 NOI(3):	N/A
Interest-only Period:	60 months	2012 NOI(3):	N/A
Original Term:	120 months	2013 NOI:	$7,221,324
Original Amortization:	360 months	TTM NOI (as of 6/2014) (4):	$8,919,605
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(29),Def(84),O(7)	UW Revenues:	$14,361,102
Lockbox(2):	Hard	UW Expenses:	$6,213,688
Additional Debt(1):	Yes	UW NOI:	$8,147,414
Additional Debt Balance(1):	$69,000,000	UW NCF:	$7,725,659
Additional Debt Type(1):	Pari Passu	Appraised Value / PSF:	$132,600,000 / $377
Additional Future Debt Permitted:	No	Appraisal Date:	8/18/2014

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$270
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$246
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	71.6%
Replacement Reserves:	$0	Springing	$210,877	Maturity Date LTV:	65.1%
TI/LC:	$0	Springing	$1,054,386	UW NCF DSCR:	1.41x
				UW NOI Debt Yield:	8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$95,000,000	100.0%	Return of Equity	$93,890,499	98.8%
			Closing Costs	1,109,501	1.2
Total Sources	$95,000,000	100.0%	Total Uses	$95,000,000	100.0%

(1)
The St. Louis Premium Outlets loan is part of a loan evidenced by three pari passu notes with an aggregate original principal balance of $95.0 million. The financial information presented in the chart above reflects the cut-off date balance of the $95.0 million St. Louis Premium Outlets Whole Loan.

(2)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.
(3)	The property was constructed in 2013. Therefore, 2011 and 2012 NOI are not available.
(4)	Represents trailing 10 months ending June 30, 2014, as an annualized figure.
(5)	For a more detailed description of Escrows and Reserves, please refer to “Escrow and Reserves” below.

Mortgage Loan No. 10 — St. Louis Premium Outlets

The Loan. The St. Louis Premium Outlets loan is secured by a first mortgage lien on a 351,462 SF one-story regional outlet shopping center that opened in 2013 and is located in Chesterfield, Missouri, approximately 21 miles west of St. Louis, Missouri. The whole loan has an outstanding principal balance of $95.0 million (the “St. Louis Premium Outlets Whole Loan”), which is comprised of three pari passu notes, Note A-1, Note A-2-A and Note A-2-B. Note A-2-A has an outstanding principal balance as of the cut-off date of $26.0 million and is being contributed to the CSAIL 2015-C1 Commercial Mortgage Trust. Note A-2-B has an outstanding principal balance as of the cut-off date of $21.5 million, is currently held by Column and is expected to be contributed to a future securitization trust. The holder $47.5 million of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2014-C26 Trust. The trustee of the JPMBB 2014-C26 Trust (or, prior to the occurrence and continuance of a control appraisal period under the JPMBB Commercial Mortgage Securities Trust 2014-C26 pooling and servicing agreement, the directing certificate holder under the JPMBB 2014-C26 pooling and servicing agreement) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to St. Louis Premium Outlets Whole Loan; however, the holders of Note A-2-A and A-2-B will be entitled, under certain circumstances, to consult with respect to certain major decisions. The loan has a 10-year term, and subsequent to a five-year interest-only period and, amortizes on a 30-year schedule.

The Borrower. The borrowing entity is St. Louis Premium Outlets, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor is Simon Property Group, L.P., a Delaware limited partnership. The property was developed as part of is a joint venture between Simon Property Group, L.P. and The Woodmont Company. Simon Property Group, L.P. (“Simon”) is a wholly owned subsidiary of Simon Property Group Inc., a publicly traded REIT (NYSE: SPG, S&P: A, Fitch: A, Moody’s: A3) that is focused on retail property ownership and management. The company is the largest publicly traded owner, operator and developer of retail assets. As of September 30, 2014, the company operated 208 income-producing properties located in 37 states and Puerto Rico.

The St. Louis Premium Outlets Whole Loan will be recourse to the sponsor pursuant to standard carve-outs; however, the guaranty provides that Simon’s liability may not exceed $19.0 million in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights thereunder.

The Property. The property is a one-story anchored retail center located in Chesterfield, Missouri. The improvements were constructed in 2013 and are located on a 31.7-acre site bounded by Monarch Chesterfield Levee Trail to the north and west, I-64 to the east, and Outlet Boulevard to the south in Chesterfield, Missouri, just west of St. Louis, in the St. Louis metropolitan statistical area. The total net rentable area of the property is 351,462 SF including a 3,300 SF, centralized, enclosed food court with five tenant spaces. The property contains a total of approximately 2,038 surface parking spaces (5.80 spaces per 1,000 SF). Access to the neighborhood is provided by Interstate 64/Highway 40, which is accessible near the property and provides a direct route to St. Louis, Missouri.

As of September 5, 2014, the property was 100.0% leased by 95 tenants. The property is anchored by Saks Fifth Avenue Off 5th, (27,996 SF, 8.0% of net rentable area) and Nike Factory Store (12,000 SF, 3.4% of net rentable area). In addition to its anchors, the property’s in-line tenants generally consist of national and international retailers such as Under Armour, Calvin Klein, Coach and Columbia Sportswear Company. Gross mall sales for all tenants that reported as of December 12, 2014 were approximately $115.4 million.

Mortgage Loan No. 10 — St. Louis Premium Outlets

The Market. The  property is located within the St. Louis retail market, MO-IL metropolitan statistical area, which is situated at the confluence of the Missouri and Mississippi rivers. According to the appraisal, the metro area contains 2.8 million residents and 28,453,000 SF of space. The property lies within the St. Louis Central submarket, the largest submarket of St. Louis, with 8,788,000 SF of retail space comprising 30.9% of the region’s total inventory. As of second quarter 2014, the overall vacancy rate for the market was 12.3% with the average asking rental rate for all types of space in the region at $14.95 PSF. For the same period, the St. Louis Central submarket had a vacancy rate of 13.5% and an average asking rent of $17.87 PSF. According to the appraisal, the primary trade area within a 10-mile radius contained approximately 331,501 residents with an average household income of approximately $106,450, which exceeds the average of the state and country. According to the appraisal, the secondary trade area within a 15-mile radius contained approximately 741,740 residents with an average household income of $93,831.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Sales PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
Taubman Prestige Outlets	2013 / N/A	450,000	N/A	70.0%	3.7	The Bedroom Store, Restoration Hardware, Abercrombie & Fitch
St. Louis Outlets	2003 / 2007	1,183,581	$205	67.0%	15.1	Cabela’s, Regal Cinemas, Burlington Coat Factory
St. Louis Galleria	1986 / 2011	1,179,486	$550	97.0%	16.9	Macy’s, Dillard’s, Nordstrom
West County Center	2002 / N/A	1,209,799	$350	99.0%	12.7	Nordstrom, JC Penney, Macy’s, Dicks Sporting Goods
Chesterfield Mall	1976 / 2006	1,301,776	$275	80.0%	5.3	Macy’s, Dillards, Sears, AMC Theaters
Plaza Frontenac	1974 / 2013	483,810	$540	97.0%	14.0	Neiman Marcus, Saks Fifth Avenue

(1)	Source: Appraisal.

Historical and Current Occupancy(1)

2011	2012	2013	Current(2)
N/A	N/A	N/A	100.0%

(1)	Historical Occupancies are as of December 31 of each respective year. The property was constructed in 2013.
(2)	Current Occupancy is as of September 5, 2014.

Sales and Occupancy Costs(1)

	2011	2012	2013	TTM(2)
Sales PSF	N/A	N/A	N/A	$375
Occupancy Costs	N/A	N/A	N/A	10.8%

(1)	Sales PSF and Occupancy Costs are for in-line tenants that occupy less than 10,000 SF.
(2)	TTM Sales PSF and Occupancy Costs are as of the trailing twelve months ending September 30, 2014.

Mortgage Loan No. 10 — St. Louis Premium Outlets

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Saks Fifth Avenue Off 5th	B1 / B+ / NA	27,996	8.0%	$14.00	$156.64	8.9%	8/31/2023
Nike Factory Store	A1 / AA- / NA	12,000	3.4%	$18.00	N/A	N/A	1/31/2019
Under Armour	NA / NA / NA	9,331	2.7%	$25.75	$792.96	6.6%	8/31/2023
Calvin Klein(4)	Ba1 / BB+ / NA	8,304	2.4%	N/A	$197.03	6.0%	4/30/2019
Coach(4)	NA / NA / NA	8,000	2.3%	N/A	$956.91	3.0%	1/31/2024
Columbia Sportswear Company	NA / NA / NA	7,597	2.2%	$22.66	$363.71	10.3%	1/31/2024
Tommy Hilfiger	Ba1 / BB+ / NA	7,452	2.1%	$20.60	$314.98	11.5%	8/31/2018
Gap Outlet	Baa3 / BBB- / BBB-	7,175	2.0%	$15.30	$535.51	7.1%	1/31/2019
Hanesbrands	Ba2 / BB / NA	7,000	2.0%	$20.60	$118.81	31.7%	8/31/2023
Hollister Co.	NA / NA / NA	6,500	1.8%	$25.63	$173.87	24.0%	11/30/2023

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs are for the trailing twelve months as of December 31, 2014. Nike Factory Store is a non-reporting tenant.
(4)	Calvin Klein and Coach pay percentage in lieu rent.

Currently, 71 tenants at the property have termination options based on certain levels of sales thresholds, which are generally exercisable between 2016 and 2020. In addition, two tenants, Saks Fifth Avenue Off 5th and Calvin Klein have on-going co-tenancy provisions that require at least 70.0% and 75.0%, respectively, of the floor space of the shopping center be leased and open for business, which if not met may result in a right to terminate their respective lease.

Percent-in-lieu Rent Schedule

Tenant	TTM(1) Total Sales	Sales PSF	PIL	2014 Estimated PIL Rent(1)	Underwritten Rent(2)
Calvin Klein	$1,636,137	$197	6%	$98,168	$130,479
Coach	7,655,280	$957	3%	$229,658	$360,043
J. Crew Factory Store	4,233,420	$706	5%	$211,671	$211,425
The Children’s Place	1,135,500	$189	6%	$68,130	$74,909
Giorgio Armani	682,783	$133	5%	$34,139	$44,268
Bath & Body Works	1,609,929	$596	8%	$128,794	$127,380
St. John	844,384	$336	6%	$50,663	$60,814
Total/Wtd. Avg.	$17,797,433	$461		$821,224	$1,009,318

(1)	Based on trailing twelve months ending December 31, 2014.
(2)	Based on estimates provided by the loan sponsors given their experience managing certain of these tenants and other similar tenants at outlet centers within the loan sponsors’ portfolio.

Mortgage Loan No. 10 — St. Louis Premium Outlets

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM	2	8,176	2.3	$0	0.0%	8,176	2.3%	$0	0.0%
2015	0	0	0.0	0	0.0	8,176	2.3%	$0	0.0%
2016	0	0	0.0	0	0.0	8,176	2.3%	$0	0.0%
2017	0	0	0.0	0	0.0	8,176	2.3%	$0	0.0%
2018	12	29,644	8.4	707,025	9.7	37,820	10.8%	$707,025	9.7%
2019	5	33,479	9.5	469,778	6.4	71,299	20.3%	$1,176,803	16.1%
2020	1	2,800	0.8	66,332	0.9	74,099	21.1%	$1,243,135	17.0%
2021	0	0	0.0	0	0.0	74,099	21.1%	$1,243,135	17.0%
2022	0	0	0.0	0	0.0	74,099	21.1%	$1,243,135	17.0%
2023	63	212,888	60.6	5,088,593	69.5	286,987	81.7%	$6,331,728	86.5%
2024	14	64,475	18.3	991,075	13.5	351,462	100.0%	$7,322,803	100.0%
2025 & Beyond	0	0	0.0	0	0.0	351,462	100.0%	$7,322,803	100.0%
Total	97	351,462	100.0%	$7,322,803	100.0%

(1)	Based on the underwritten rent roll dated September 5, 2014.
(2)	Excludes percentage rent from the Calvin Klein and Coach tenants.

Operating History and Underwritten Net Cash Flow – Discuss

	TTM(1)	Underwritten	PSF	%(2)
Rents in Place	$7,329,294	$7,225,380	$20.56	48.3%
Percentage & Other Rent(3)	2,322,503	2,973,031	8.46	19.8%
Vacant Income	0	0	0.00	0.0%
Gross Potential Rent	$9,651,797	$10,198,411	$29.02	68.1%
Total Reimbursements	5,611,757	4,773,594	13.58	31.9%
Net Rental Income	$15,263,554	$14,972,005	$42.60	100.0%
(Vacancy/Credit Loss)	0	(748,600)	(2.13)	(5.0)%
Other Income	253,190	137,698	0.39	0.9%
Effective Gross Income	$15,516,744	$14,361,102	$40.86	95.9%
Total Expenses	$6,597,139	$6,213,688	$17.68	43.3%
Net Operating Income	$8,919,605	$8,147,414	$23.18	56.7%
Total TI/LC, Capex/RR	0	421,754	1.20	2.9%
Net Cash Flow	$8,919,605	$7,725,659	$21.98	53.8%

(1)	Represents trailing ten months ending June 30, 2014 annualized.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Based on estimates of percentage, overage and certain other additional rent (including items such as cart, kiosk, ATM, etc.) provided by the loan sponsors given their experience managing other outlet centers within the loan sponsors’ portfolio.

Mortgage Loan No. 10 — St. Louis Premium Outlets

Property Management. The property is managed by Simon Management Associates II, LLC, an affiliate of the loan sponsor.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrow: The lender will not require an escrow for taxes provided that (i) taxes are actually paid prior to the assessment of any penalty for late payment and prior to the date that such taxes are considered delinquent, (ii) upon request, the borrower provides reasonably satisfactory evidence that taxes have been paid prior to the assessment of any penalty for late payment and prior to the date that such taxes are considered delinquent, (iii) no event of default has occurred and is continuing (iv) no DSCR Reserve Trigger Period (defined below) is continuing.

Insurance Escrow: The lender will not require an escrow for insurance provided that (i) no event of default has occurred and (ii) the borrower provides the lender with satisfactory evidence (as determined by lender) that the property is insured in accordance with the loan documents pursuant to a blanket insurance policy acceptable to lender.

Replacement Reserves, An escrow for replacement reserves equal to $5,858 (approximately $0.20 PSF annually) is required to be deposited with the lender on a monthly basis; provided, however, that the amount on deposit in such reserve will be capped at $210,877 (approximately $0.60 PSF); provided further, however, that such amounts are subject to increase based on a higher amount recommended by a property condition report. Notwithstanding the foregoing, the lender will not require an escrow for replacement reserves provided that (i) no event of default has occurred, and (ii) no DSCR Reserve Trigger Period is continuing.

Tenant Rollover Reserve: The borrower is required to deposit $29,289 (approximately $1.00 PSF annually) into such escrow on a monthly basis; provided, however, that the amount on deposit in such reserve will be capped at $1,054,386 ($3.00 PSF). Notwithstanding the foregoing, the lender will not require an escrow for tenant improvements and leasing commission costs provided that (i) no event of default has occurred, and (ii) no DSCR Reserve Trigger Period is continuing.

“DSCR Reserve Trigger Period” means the debt service coverage ratio (as defined in the loan documents) calculated on a trailing four quarter basis is less than (i) 1.75x for two consecutive quarters on an interest only basis prior to November 6, 2019 and (ii) 1.15x for two consecutive quarters on an amortizing basis beginning November 6, 2019.

Lockbox / Cash Management. The loan is structured with a hard lockbox. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept on each Wednesday (or more frequently if required by the borrower in accordance with the lockbox agreement) to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. If (i) a DSCR Reserve Trigger Period occurs, (ii) there is an event of default under the loan documents, or (iii) the borrower or the property manager becomes the subject of a bankruptcy, borrower shall have no rights to make withdrawals from the lockbox account.

Mortgage Loan No. 11 — Threshold Multifamily Portfolio – Pool 4

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Portfolio of Five Properties
Original Principal Balance:	$25,264,000	Title:	Fee
Cut-off Date Principal Balance:	$25,264,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	2.1%	Net Rentable Area (Units):	572
Loan Purpose:	Refinance	Location:	Various, NC
Borrowers:	BMA Lakewood Apartments, LLC; BMA Oxford Apartments, LLC; BMA Eden Apartments, LLC; BMA Stonewood Apartments, LLC; BMA Bringle Ferry Apartments, LLC	Year Built / Renovated:	Various / N/A
		Occupancy:	94.2%
		Occupancy Date:	12/18/2014
		Number of Tenants:	N/A
Sponsor:	Brian A. Martin	2011 NOI:	N/A
Interest Rate:	4.4110%	2012 NOI:	$1,811,695
Note Date:	10/10/2014	2013 NOI:	$1,827,620
Maturity Date:	11/6/2024	TTM NOI (as of 11/2014):	$2,040,109
Interest-only Period:	42 months	UW Economic Occupancy:	92.4%
Original Term:	120 months	UW Revenues:	$3,974,719
Original Amortization:	324 months	UW Expenses:	$1,823,126
Amortization Type:	IO-Balloon	UW NOI:	$2,151,593
Call Protection(1):	L(28),Def(85),O(7)	UW NCF:	$2,008,593
Lockbox:	Springing	Appraised Value / Per Unit(2):	$31,580,000 / $55,210
Additional Debt:	No	Appraisal Date:	Various
Additional Debt Balance:	N/A
Additional Debt Type:	N/A
Additional Future Debt Permitted:	No

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$44,168
Taxes:	$297,918	$27,083	N/A	Maturity Date Loan / Unit:	$37,969
Insurance:	$59,522	$6,614	N/A	Cut-off Date LTV(2):	80.0%
Replacement Reserves:	$0	$11,917	N/A	Maturity Date LTV(2):	68.8%
Immediate Repairs(3):	$84,563	N/A	N/A	UW NCF DSCR:	1.25x
				UW NOI Debt Yield:	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,264,000	100.0%	Payoff Existing Debt(4)	$24,012,545	95.0%
			Return of Equity	604,376	2.4
			Upfront Reserves	442,003	1.7
			Closing Costs	205,077	0.8
Total Sources	$25,264,000	100.0%	Total Uses	$25,264,000	100.0%

(1)	See “Release of Properties with Defeasance” below.
(2)
In addition to the individual property valuations, the appraiser also valued the portfolio in the amount of $32,843,770 ($57,419/unit), as of October 1, 2014. The above presented value is the sum of individual property values. The portfolio value results in a 76.9% LTV.

(3)	Initial Immediate Repairs reserve represents immediate repairs reserve (125% of engineer’s estimate of $67,650).
(4)	Uses of the loan proceeds include first mortgage payoff to Berkadia in the amount of $22,648,865 and first mortgage payoff to Arbor in the amount of $1,363,680.

Mortgage Loan No. 11 — Threshold Multifamily Portfolio – Pool 4

Portfolio Summary

Property Name	City/State	Property Type	# of Units	Year Built / Renovated	Allocated Loan Balance	Allocated Ratio	Appraisal Value	Value/ Unit	UW NCF
Lakewood I & II	Salisbury, NC	Multifamily	228	1987/N/A	$7,440,000	29.4%	$9,300,000	$40,789	$551,046
Autumn Park	Oxford, NC	Multifamily	128	2004/N/A	$7,200,000	28.5%	$9,000,000	$70,313	$590,211
Arbor Glen	Eden, NC	Multifamily	96	2003/N/A	$5,104,000	20.2%	$6,380,000	$66,458	$430,050
Stonewood	Mooresville, NC	Multifamily	68	1985/N/A	$3,040,000	12.0%	$3,800,000	$55,882	$223,596
Ashton Woods	Salisbury, NC	Multifamily	52	2003/N/A	$2,480,000	9.8%	$3,100,000	$59,615	$213,689
Total/Wtd. Avg.			572		$25,264,000	100.0%	$31,580,000	$55,210	$2,008,593

The Loan. The loan has an outstanding principal balance of $25,264,000 million and is secured by a first mortgage lien on five multifamily properties totaling 572 units. The five properties include: (i) Lakewood I & II, a 228-unit garden-style multifamily complex located in Salisbury, North Carolina; (ii) Autumn Park, a 128-unit garden-style multifamily complex located in Oxford, North Carolina; (iii) Arbor Glen, a 96-unit garden-style multifamily complex located in Eden, North Carolina; (iv) Stonewood, a 68-unit garden-style multifamily complex located in Mooresville, North Carolina; and (v) Ashton Woods, a 52-unit garden-style multifamily complex located in Salisbury, North Carolina. The loan has a 10-year term and, subsequent to a 42 month interest-only period, will amortize on a 27-year schedule.

The Borrowers. The borrowing entities are (i) BMA Lakewood Apartments, LLC; (ii) BMA Oxford Apartments, LLC; (iii) BMA Eden Apartments, LLC; (iv) BMA Stonewood Apartments, LLC and (v) BMA Bringle Ferry Apartments, LLC, all of which are bankruptcy remote, single-purpose limited liability companies. The borrowing entities are ultimately 100.0% owned by Brian A. Martin.

The Sponsor. Brian A. Martin is the sponsor and non-recourse carve-out guarantor. Mr. Martin has over 17 years of experience in the acquisition and transitioning of multifamily properties. During his career, Mr. Martin has been involved in acquisitions totaling over $1.5 billion, encompassing approximately 35,000 units and 140 transactions. Mr. Martin is currently the president and CEO of Threshold Capital, LLC (“Threshold Capital”) which he founded in 2004. Threshold Capital is a real estate investment firm specializing in the acquisition, renovation and operation of multifamily communities. The firm’s current portfolio includes 7,465 units within 39 properties in Texas, North Carolina, South Carolina, Louisiana and Georgia. The portfolio has a total estimated market value of over $377.0 million.

Mortgage Loan No. 11 — Threshold Multifamily Portfolio – Pool 4

The Properties.

Lakewood I & II: The property is a 228-unit garden-style multifamily development in Salisbury, North Carolina which was completed in 1987.  Amenities at the property include an on-site leasing office, clubhouse, laundry room, swimming pool, and tennis courts. The property consists of 18, two-story residential buildings and a single-story clubhouse. The apartments feature carpeting and vinyl tile flooring, standard kitchen appliances, washer/dryer connections (two bedroom units only), and patio/balcony. The studio units are leased fully furnished, with a murphy bed, sofa, chair, end table, two bar stools and a microwave. The property has 396 parking spaces, which results in a parking ratio of 1.7 spaces per unit.

Lakewood I & II Unit Mix(1)

Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)	Monthly Market Rental Rate(3)	Monthly Market Rental Rate PSF(3)
Studio	40	17.5%	32	80.0%	384	$522	$1.36	$520	$1.35
1.1 (1 Bed / 1 Bath)	91	39.9%	87	95.6%	512	$440	$0.86	$465	$0.91
2.1 (2 Bed / 1 Bath)	85	37.3%	77	90.6%	768	$542	$0.71	$575	$0.75
2.1.5 (2 Bed / 1.5 Bath)	12	5.3%	11	91.7%	768	$568	$0.74	$600	$0.78
Total/Wtd. Avg.	228	100.0%	207	90.8%	598	$497	$0.87	$523	$0.92

(1)	Based on the December 2014 borrower provided rent roll.
(2)	Average Monthly Rental Rate and PSF are determined by weighted average on occupied units.
(3)	Source: Appraisal.

Autumn Park: The  property is a 128-unit garden-style multifamily development in Oxford, North Carolina which was completed in 2004. Amenities at the property include an on-site leasing office, clubhouse, fitness center, laundry room, mail room, swimming pool, and playground. The property consists of 12, two-story residential buildings and a single-story clubhouse. The apartments feature carpeting and vinyl tile flooring, standard kitchen appliances, ceiling fans, washer/dryer connections (two bedroom units only), two inch blinds, and a patio/balcony. Parking is provided for 256 vehicles which results in parking ratio 2.0 parking spaces per unit.

Autumn Park Unit Mix(1)

Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)	Monthly Market Rental Rate(3)	Monthly Market Rental Rate PSF(3)
1.1 (1 Bed / 1 Bath)	42	32.8%	42	100.0%	575	$553	$0.96	$575	$1.00
2.2 (2 Bed / 2 Bath)	62	48.4%	61	98.4%	975	$689	$0.71	$703	$0.72
3.2 (3 Bed / 2 Bath)	24	18.8%	22	91.7%	1,110	$790	$0.71	$790	$0.71
Total/Wtd. Avg.	128	100.0%	125	97.7%	869	$661	$0.79	$677	$0.81

(1)	Based on the borrower provided rent roll.
(2)	Average Monthly Rental Rate and PSF are determined by weighted average on occupied units.
(3)	Source: Appraisal.

Mortgage Loan No. 11 — Threshold Multifamily Portfolio – Pool 4

Arbor Glen: The property is a 96-unit garden-style multifamily development in Eden, North Carolina which was completed in 2003. Amenities at the property include an on-site leasing office, clubhouse, fitness center, detached garages, covered parking, laundry room, swimming pool, and a playground. The property consists of 12, one, two, and three-story residential buildings and a single-story clubhouse. The apartments feature carpeting and vinyl tile flooring, standard kitchen appliances, ceiling fans, two inch blinds, washer/dryer connections (two and three bedroom units only), and a patio/balcony. Parking is provided for 231 vehicles which results in parking ratio 2.4 parking spaces per unit.

Arbor Glen Unit Mix(1)

Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)	Monthly Market Rental Rate(3)	Monthly Market Rental Rate PSF(3)
1.1 (1 Bed / 1 Bath)	24	25.0%	23	95.8%	620	$557	$0.90	$575	$0.93
2.2 (2 Bed / 2 Bath)	56	58.3%	55	98.2%	885	$657	$0.74	$675	$0.76
3.2 (3 Bed / 2 Bath)	16	16.7%	16	100.0%	1,177	$768	$0.65	$775	$0.66
Total/Wtd. Avg.	96	100.0%	94	97.9%	867	$652	$0.77	$667	$0.79

(1)	Based on the borrower provided rent roll.
(2)	Average Monthly Rental Rate and PSF are determined by weighted average on occupied units.
(3)	Source: Appraisal.

Stonewood: The property is a 68-unit garden-style multifamily development in Mooresville, North Carolina which was completed in 1985. Amenities at the property include an on-site leasing office, clubhouse, laundry room, and swimming pool. The property consists of seven, two-story residential buildings and a single-story clubhouse. The apartments feature carpeting and vinyl tile flooring, standard kitchen appliances, ceiling fans, washer/dryer connections (two bedroom units only), and a patio/balcony. Parking is provided for 119 vehicles which results in parking ratio 1.8 parking spaces per unit.

Stonewood Unit Mix(1)

Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)	Monthly Market Rental Rate(3)	Monthly Market Rental Rate PSF(3)
1.1 (1 Bed / 1 Bath)	32	47.1%	28	87.5%	520	$565	$1.09	$590	$1.13
2.2 (2 Bed / 2 Bath)	36	52.9%	34	94.4%	800	$663	$0.83	$690	$0.86
Total/Wtd. Avg.	68	100.0%	62	91.2%	668	$619	$0.93	$643	$0.99

(1)	Based on the borrower provided rent roll.
(2)	Average Monthly Rental Rate and PSF are determined by weighted average on occupied units.
(3)	Source: Appraisal.

Mortgage Loan No. 11 — Threshold Multifamily Portfolio – Pool 4

Ashton Woods: The property is a 52-unit garden-style multifamily development in Salisbury, North Carolina which was completed in 2003. Amenities at the property include an on-site leasing office, clubhouse, fitness center, laundry room, and playground. The property consists of five, two-story residential buildings and a single-story clubhouse. The apartments feature carpeting and vinyl tile flooring, standard kitchen appliances, ceiling fans, washer/dryer connections (two and three bedroom units only), and a patio/balcony. Parking is provided for 105 vehicles which results in parking ratio 2.0 parking spaces per unit.

Ashton Woods Unit Mix(1)

Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Square Feet)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)	Monthly Market Rental Rate(3)	Monthly Market Rental Rate PSF(3)
1.1 (1 Bed / 1 Bath)	15	28.8%	14	93.3%	560	$530	$0.95	$535	$0.96
2.1 (2 Bed / 1 Bath)	14	26.9%	14	100.0%	890	$597	$0.67	$605	$0.68
2.2 (2 Bed / 2 Bath)	15	28.8%	15	100.0%	890	$607	$0.68	$625	$0.70
3.2 (3 Bed / 2 Bath)	8	15.4%	8	100.0%	1,080	$693	$0.64	$755	$0.70
Total/Wtd. Avg.	52	100.0%	51	98.1%	824	$597	$0.75	$614	$0.77

(1)	Based on the borrower provided rent roll.
(2)	Average Monthly Rental Rate and PSF are determined by weighted average on occupied units.
(3)	Source: Appraisal.

The Market.

Lakewood I & II: The property is located within the town limits of Salisbury, North Carolina, 35 miles northeast of the city of Charlotte and southwest of Greensboro and Lexington, North Carolina. The region is home to manufacturing and service businesses. Daimler Trucks North America (“Daimler Trucks”) is located west of the subject, in Cleveland, North Carolina, where it operates the largest freightliner trucks manufacturing plant in the U.S. The appraiser identified a competitive set of five properties consisting of 612 units constructed between 1983 and 2002. Vacancy rates ranged from 2.0% to 10.0% with a weighted average vacancy of 4.8%. The competitive set exhibits rents ranging from $400 to $710 per unit.

Autumn Park: The property is located in Oxford, North Carolina which is north of Durham, NC along I-85. According to Reis, the property is located within the Raleigh-Durham Area apartment market. As of April 2014, the market’s vacancy rate was 4.3% and the average asking rent for the first four months of 2014 was $890 per month per unit. The appraiser identified a competitive set of four properties consisting of 454 units constructed between 1997 and 2004. Vacancy rates ranged from 2.0% to 4.0% with a weighted average vacancy of 3.0%. The competitive set exhibits rents ranging from $623 to $782 per unit.

Arbor Glen: The property is located in Eden, North Carolina. Major developments near the subject include a shopping center anchored by Walmart and also the Morehead Memorial Hospital, which has operated since 1960 and currently is a 229 bed facility. According to Reis, the property is located within the Greensboro/Winston-Salem Apartment market. As of the first quarter 2014, the market reported a vacancy rate of 5.5% and asking rents were in the range of $660 to $700 per month. The appraiser identified a competitive set of four properties consisting of 556 units constructed between 1970 and 2008. Vacancy rates ranged from 5.0% to 9.0% with a weighted average vacancy of 7.0%. The competitive set exhibits rents ranging from $497 to $740 per unit.

Stonewood: The property is located in Mooresville, North Carolina. Mooresville is located approximately 30 miles north of the city of Charlotte, North Carolina. The neighborhood has access to I-77 via Highway 21, which provides access to the Charlotte central business district to the south. Mooresville serves as the corporate headquarters for Lowe’s Companies, Inc., a Fortune 50 company. Lowes’ 135-acre campus employs over 4,000 people. Mooresville, known as Race City USA, is also home to more than 60 NASCAR teams and racing related businesses. Additionally, Lake Norman, a major state recreational area located just west of the subject, is another major demand generator in the Mooresville area. According to appraisal, the property is located in the Iredell county submarket. As of March 2014, the submarket reported a vacancy rate of 9.2% and asking rents were at $796 per month. The appraiser identified a competitive set of four properties consisting of 673 units constructed between 1987 and

Mortgage Loan No. 11 — Threshold Multifamily Portfolio – Pool 4

1997. Vacancy rates ranged from 3.0% to 10.0% with a weighted average vacancy of 5.5%. The competitive set exhibits rents ranged from $590 to $788 per unit (2 bedroom units).

Ashton Woods: The property is located in Salisbury, North Carolina, approximately 35 miles northeast of the city of Charlotte. See Lakewood I & II for additional neighborhood information. The appraiser identified a competitive set of five properties consisting of 704 units constructed between 1983 and 2006. Vacancy rates ranged from 2.0% to 10.0% with a weighted average vacancy of 5.5%. The competitive set exhibits rents ranged from $590 to $874 per unit (2 bedroom units).

Operating History and Underwritten Net Cash Flow

	2012	2013	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$3,830,659	$3,861,338	$3,934,082	$3,787,927	$6,622	88.1%
Vacant Income	0	0	0	222,787	389	5.2%
Other Income	292,712	289,869	286,392	289,336	506	6.7%
Gross Potential Rent	$4,123,371	$4,151,207	$4,220,474	$4,300,050	$7,518	100.0%
Reimbursements	0	0	0	0	0	0.0%
Net Rental Income	$4,123,371	$4,151,207	$4,220,474	$4,300,050	$7,518	100.0%
(Vacancy/Credit Loss/Concessions)(4)	(510,857)	(518,477)	(338,424)	(325,331)	(569)	(7.6%	)
Effective Gross Income	$3,612,514	$3,632,730	$3,882,050	$3,974,719	$6,949	92.4%
Total Expenses	$1,800,819	$1,805,110	$1,841,941	$1,823,126	$3,187	45.9%
Net Operating Income	$1,811,695	$1,827,620	$2,040,109	$2,151,593	$3,762	54.1%
Replacement Reserves	0	0	0	143,000	250	3.6%
Non-Recurring Items	59,118	63,906	57,655	0	0	0.0%
Net Cash Flow	$1,752,577	$1,763,714	$1,982,454	$2,008,593	$3,512	50.5%

(1)	The numbers provided are based on T12 period ending on November 30, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are based on the December 2014 rent roll annualized.
(4)	Vacancy/Credit Loss/Concessions in the 2012, 2013 and TTM period represent employee discount, courtesy officers, vacancy loss, loss from non-revenue units, concessions and uncollectible rents.

Historical and Current Occupancy(1)

Property Name	# of Units	2012	2013	Current(2)
Lakewood I & II	228	87.7%	88.6%	90.8%
Autumn Park	128	93.2%	92.4%	97.7%
Arbor Glen	96	91.1%	86.3%	97.9%
Stonewood	68	87.8%	90.3%	91.2%
Ashton Woods	52	85.4%	86.7%	98.1%
Total/Wtd. Avg.	572	89.3%	89.1%	94.2%

(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of December 18, 2014.

Mortgage Loan No. 11 — Threshold Multifamily Portfolio – Pool 4

Release of Properties with Defeasance: After the lockout period, the borrowers are permitted to obtain the release of any individual property but only in in connection with a third-party property sale and partial defeasance of the loan. The release is subject to the satisfaction of certain conditions, including, but not limited to the following: (i) defeasance collateral equal to the greater of (a) 100.0% of the net sales proceeds with respect to such property and (b) 125% of the aggregate of the allocated loan amount for such property, (ii) after giving effect to such sale and defeasance, the debt service coverage ratio must be no less than the greater of (a) the debt service coverage ratio immediately preceding such sale and (b) 1.20x, and (iii) after giving effect to such sale and defeasance, the loan to value ratio of the properties then remaining must be no more than the lesser of (a) the loan-to-value ratio immediately preceding such sale and (b) 80.0%. See “Description of the Mortgage Pool—Partial Releases and Substitutions” in the Prospectus Supplement.

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Mortgage Loan No. 12 — Threshold Multifamily Portfolio – Pool 1

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Portfolio of Four Properties
Original Principal Balance:	$25,160,000	Title:	Fee
Cut-off Date Principal Balance:	$25,160,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	2.1%	Net Rentable Area (Units):	520
Loan Purpose:	Refinance	Location:	Various, NC
Borrowers:	BMA Bellemeade Apartments, LLC; BMA McLain Heights Apartments, LLC; BMA Water’s Edge Apartments, LLC and BMA Heatherwood Kensington Apartments, LLC	Year Built / Renovated:	Various / Various
		Occupancy:	95.4%
		Occupancy Date:	12/18/2014
		Number of Tenants:	N/A
Sponsor:	Brian A. Martin	2011 NOI:	N/A
Interest Rate:	4.4110%	2012 NOI:	$1,640,846
Note Date:	10/10/2014	2013 NOI:	$1,773,502
Maturity Date:	11/6/2024	TTM NOI (as of 11/2014):	$1,990,553
Interest-only Period:	42 months	UW Economic Occupancy:	93.7%
Original Term:	120 months	UW Revenues:	$3,761,527
Original Amortization:	324 months	UW Expenses:	$1,669,643
Amortization Type:	IO-Balloon	UW NOI:	$2,091,884
Call Protection(1):	L(28),Def(85),O(7)	UW NCF:	$1,961,884
Lockbox:	Springing	Appraised Value / Per Unit(2):	$31,450,000 / $60,481
Additional Debt:	No	Appraisal Date:	Various
Additional Debt Balance:	N/A
Additional Debt Type:	N/A
Additional Future Debt Permitted:	No

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$48,385
Taxes:	$226,145	$20,559	N/A	Maturity Date Loan / Unit:	$41,594
Insurance:	$54,623	$6,069	N/A	Cut-off Date LTV(2):	80.0%
Replacement Reserve:	$0	$10,833	N/A	Maturity Date LTV(2):	68.8%
Engineering Reserve:	$43,363	N/A	N/A	UW NCF DSCR:	1.23x
				UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,160,000	100.0%	Payoff Existing Debt(3)	$20,576,033	81.8%
			Upfront Reserves	324,131	1.3
			Closing Costs	197,133	0.8
			Return of Equity	4,062,704	16.1
Total Sources	$25,160,000	100.0%	Total Uses	$25,160,000	100.0%

(1)	See “Release of Properties with Defeasance” below.
(2)
In addition to the individual property valuations, the appraiser also valued the portfolio at $32,706,470 ($62,897/unit), as of October 1, 2014. The above presented value is the sum of individual property values. The portfolio value results in a 76.9% LTV.

(3)	Uses of the loan proceeds include first mortgage payoff to Berkadia in the amount of $19,872,872 and first mortgage payoff to Arbor in the amount of $703,160.

Mortgage Loan No. 12 — Threshold Multifamily Portfolio – Pool 1

Portfolio Summary

Property Name	City / State	Property Type	# of Units	Year Built	Allocated Loan Amount	Allocated Ratio	Appraisal Value	Value / Unit	UW NCF
Crestview	Concord, NC	Multifamily	226	1984-1985	$10,080,000	40.1%	$12,600,000	$55,752	$856,013
Waters Edge	Concord, NC	Multifamily	144	1996	$7,440,000	29.6%	$9,300,000	$64,583	$595,303
Highland Ridge	High Point, NC	Multifamily	120	2004-2005	$6,088,000	24.2%	$7,610,000	$63,417	$386,398
McLain Heights	Kannapolis, NC	Multifamily	30	1996	$1,552,000	6.2%	$1,940,000	$64,667	$124,170
Total			520		$25,160,000	100.0%	$31,450,000	$60,481	$1,961,884

The Loan. The Threshold Multifamily Portfolio – Pool 1 loan has an outstanding principal balance of $25.16 million and is secured by a first mortgage lien on four multifamily properties totaling 520 units. The loan has a 10-year term and, subsequent to a 42 month interest-only period, will amortize on a 27-year schedule. The four properties include: (i) Crestview, a 226-unit garden-style multifamily complex located in Concord, North Carolina; (ii) Waters Edge, a 144-unit garden-style multifamily complex located in Concord, North Carolina; (iii) Highland Ridge, a 120-unit garden-style multifamily complex located in High Point, North Carolina and (iv) McLain Heights, a 30-unit garden-style multifamily complex located in Kannapolis, North Carolina.

The Borrowers. The borrowing entities are (i) BMA Heatherwood Kensington Apartments, LLC; (ii) BMA Water’s Edge Apartments, LLC; (iii) BMA Bellemeade Apartments, LLC and (iv) BMA McLain Heights Apartments, LLC, all of which are bankruptcy remote, single-purpose limited liability companies. The borrowers are ultimately 100.0% owned by Brian A. Martin.

The Sponsor. Brian A. Martin is the sponsor and will serve as the non-recourse carve-out guarantor for the loan. Brian A. Martin has over 17 years of experience in the acquisition and transitioning of multifamily properties, and has been involved in acquisitions totaling over $1.5 billion, encompassing approximately 35,000 units and 140 transactions. Mr. Martin is currently the president of Threshold Capital, a real estate investment firm specializing in the acquisition, renovation and operation of multifamily communities. The firm’s current portfolio includes 7,465 units within 39 properties in Texas, North Carolina, South Carolina, Louisiana and Georgia. The portfolio has a total estimated market value of over $377.0 million.

Mortgage Loan No. 12 — Threshold Multifamily Portfolio – Pool 1

The Properties.

Crestview: The property is a 226-unit garden-style multifamily development which was completed in 1984-1985. Amenities at the property include an on-site leasing office/clubhouse, laundry room, two swimming pools, playground, and basketball court. The property consists of 9, two-story residential buildings and a single-story clubhouse. The apartments feature carpeting and vinyl tile flooring, standard kitchen appliances, ceiling fans, washer/dryer connections, and a patio/balcony. The property has 350 parking spaces, which results in a parking ratio of 1.54 spaces per unit.

Crestview Unit Mix(1)

Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)	Monthly Market Rental Rate(3)	Monthly Market Rental Rate PSF(3)
1.1 (1 Bed / 1 Bath)	80	35.4%	77	96.3%	480	$481	$1.00	$500	$1.04
1.1 (1 Bed / 1 Bath)	22	9.7%	21	95.5%	480	$495	$1.03	$520	$1.08
2.2 (2 Bed / 2 Bath)	124	54.9%	122	98.4%	764	$586	$0.77	$605	$0.79
Total/Wtd. Avg.	226	100.0%	220	97.3%	636	$540	$0.87	$560	$0.91

(1)	Based on the borrower provided rent roll.
(2)	Average Monthly Rental Rate per unit and PSF are determined by weighted average on occupied units.
(3)	Market Rents are sourced from appraisal.

Waters Edge: The property is a 144-unit garden-style multifamily development which was completed in 1996. Amenities at the property include an on-site leasing office, clubhouse, laundry room, multi-purpose court, swimming pool, grilling area, and a fishing pond. The property consists of 10, three-story residential buildings and a clubhouse. The apartments feature carpeting and vinyl tile flooring, standard kitchen appliances, washer/dryer connections (two and three bedroom units only) ceiling fans, and a patio/balcony. The studio units are leased fully furnished, and parking is provided for 254 vehicles which results in parking ratio 1.76 parking spaces per unit.

Waters Edge Unit Mix(1)

Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)	Monthly Market Rental Rate(3)	Monthly Market Rental Rate PSF(3)
Studio	18	12.5%	18	100.0%	336	$503	$1.50	$520	$1.55
1.1 (1 Bed / 1 Bath)	42	29.2%	42	100.0%	512	$517	$1.01	$530	$1.04
2.2 (2 Bed / 2 Bath)	7	4.9%	6	85.7%	864	$642	$0.74	$660	$0.76
2.2 (2 Bed / 2 Bath)	53	36.8%	51	96.2%	864	$649	$0.75	$675	$0.78
3.2 (3 Bed / 2 Bath)	24	16.7%	21	87.5%	1,080	$767	$0.71	$810	$0.75
Total/Wtd. Avg.	144	100.0%	138	95.8%	731	$607	$0.92	$635	$0.95

(1)	Based on the borrower provided rent roll.
(2)	Average Monthly Rental Rate per unit and PSF are determined by weighted average on occupied units.
(3)	Market Rents are sourced from appraisal.

Highland Ridge: The property is a 120-unit garden-style multifamily development which was completed in 2004-2005. Amenities at the property include an on-site leasing office, clubhouse, fitness center, detached garages, covered parking, laundry room, swimming pool, and a playground. The property consists of 10, two-story residential buildings and a single-story clubhouse. The apartments feature carpeting and vinyl tile flooring, standard kitchen appliances, ceiling fans, two-inch blinds, washer/dryer connections, and a patio/balcony. Parking is provided for 165 vehicles which results in parking ratio 1.38 parking spaces per unit.

Mortgage Loan No. 12 — Threshold Multifamily Portfolio – Pool 1

Highland Ridge Unit Mix(1)

Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)	Monthly Market Rental Rate(3)	Monthly Market Rental Rate PSF(3)
1.1 (1 Bed / 1 Bath)	32	26.7%	29	90.6%	627	$512	$0.82	$550	$0.88
2.2 (2 Bed / 2 Bath)	72	60.0%	66	91.7%	889	$573	$0.64	$645	$0.73
3.2 (3 Bed / 2 Bath)	16	13.3%	15	93.8%	1,211	$686	$0.57	$780	$0.64
Total/Wtd. Avg.	120	100.0%	110	91.7%	862	$572	$0.68	$638	$0.76

(1)	Based on the borrower provided rent roll.
(2)	Average Monthly Rental Rate per unit and PSF are determined by weighted average on occupied units.
(3)	Market Rents are sourced from appraisal.

McLain Heights: The property is a 30-unit garden-style multifamily development which was completed in 1996. The property consists of two, three-story residential buildings. The apartments feature carpeting and vinyl tile flooring, standard kitchen appliances, ceiling fans, washer/dryer connections and a patio/balcony. Parking is provided for 58 vehicles which results in parking ratio 1.93 parking spaces per unit.

McLain Heights Unit Mix(1)

Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)	Monthly Market Rental Rate(3)	Monthly Market Rental Rate PSF(3)
2.2 (2 Bed / 2 Bath)	15	50.0%	14	93.3%	870	$598	$0.69	$615	$0.71
3.2 (3 Bed / 2 Bath)	15	50.0%	14	93.3%	1,080	$680	$0.63	$700	$0.65
Total/Wtd. Avg.	30	100.0%	28	93.3%	975	$639	$0.66	$658	$0.68

(1)	Based on the borrower provided rent roll.
(2)	Average Monthly Rental Rate per unit and PSF are determined by weighted average on occupied units.
(3)	Market Rents are sourced from appraisal.

The Market.

Crestview and Waters Edge: The properties are located in Concord, North Carolina approximately 20 miles northeast of Charlotte. Concord is the suburban community within the Charlotte-Gastonia-Concord metropolitan statistical area. The properties are located along Davidson Highway, that runs east to west through Concord. Concord is a close-in suburb of Charlotte. There are a variety of retail uses including big box retailers, freestanding retail, restaurants, and grocery-anchored centers. The Carolinas Medical Center-Northeast and the Carolina Mall (anchored by Belk, JC Penney, Sears and Staples) are within two miles of the properties along Concord Parkway North. To the west of the property along Davidson Highway near I-85 is the International Business Park at Concord, a 500-plus acre office/industrial park that is home to more than 30 companies, including five international firms and four Fortune 500 companies. Further southwest along I-85 (approximately nine miles) is Concord Mills, a 1.4-million SF outlet and value retail shopping mall owned by Simon Property Group. Concord Mills is North Carolina’s largest tourist attraction, attracting 17.6 million visitors in 2005. As of the second quarter 2014, the Concord submarket reported a total inventory of 4,484 units, which equates to 4.2% of the Charlotte apartment market according to REIS. As of the second quarter 2014, there were no new deliveries to the submarket during the past quarter and a total of 312 units delivered over the past year. Submarket occupancy was 94.1% as of the second quarter 2014. Occupancy increased compared to year-end 2013 (93.5%) but slightly decreased year over year (94.2%). There are 332 units projected to be delivered to the submarket by year-end 2014, which are projected to bring occupancy down to 91.4%. Monthly asking rent in the submarket continues to increase, averaging $769 as of the second quarter 2014, which represents a year over year increase of 4.8%.

Mortgage Loan No. 12 — Threshold Multifamily Portfolio – Pool 1

Highland Ridge: The property is located within the city limits of High Point, North Carolina approximately 20 miles southwest of Greensboro, and 20 miles southeast of Winston Salem. The property is approximately two miles south of I-74 and approximately three miles west of I-85. I-74 connects the neighborhood to Winston Salem to the northwest, and I-85 provides access to Greensboro to the northeast and Charlotte to the southwest. Just west of the subject is a Walmart anchored shopping center. The appraiser identified a competitive set of four properties consisting of 675 units. Vacancy rates average 9.0% with rents ranging from $615 to $651 per unit.

McLain Heights: The property is located within the city limits of Kannapolis, North Carolina, approximately 25 miles northeast of Charlotte. Kannapolis is situated immediately north of the City of Concord. The area immediately surrounding the property is developed predominantly with single-family residences. The majority of the commercial land uses are located along S. Cannon Blvd (Hwy 29), which becomes Concord Parkway to the south of I-85. The property is in the Concord apartment submarket along with the Crestview and Waters Edge properties.

Operating History and Underwritten Net Cash Flow

	2012	2013	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$3,369,244	$3,431,453	$3,512,447	$3,402,785	$6,544	84.8%
Vacant Income	0	0	0	180,240	347	4.5%
Other Income	365,785	392,066	417,795	430,945	829	10.7%
Gross Potential Rent	$3,735,029	$3,823,519	$3,930,242	$4,013,970	$7,719	100.0%
Reimbursements	0	0	0	0	0	0.0%
Net Rental Income	$3,735,029	$3,823,519	$3,930,242	$4,013,970	$7,719	100.0%
(Vacancy/Credit Loss/Concessions)(4)	(453,298)	(382,673)	(253,386)	(252,443)	(485)	(6.3%	)
Effective Gross Income	$3,281,731	$3,440,846	$3,676,856	$3,761,527	$7,234	93.7%
Total Expenses	$1,640,885	$1,667,344	$1,686,303	$1,669,643	$3,211	44.4%
Net Operating Income	$1,640,846	$1,773,502	$1,990,553	$2,091,884	$4,023	55.6%
Replacement Reserves	0	0	0	130,000	250	3.5%
Non-Recurring Item	75,727	83,197	82,885	0	0	0.0%
Net Cash Flow	$1,565,119	$1,690,305	$1,907,668	$1,961,884	$3,773	52.2%

(1)	The numbers provided are based on TTM ending on November 30, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are based on the December 2014 rent roll annualized.
(4)	Vacancy/Credit Loss/Concessions in the 2012, 2013 and TTM period represent employee discount, courtesy officers, vacancy loss, loss from non-revenue units, concessions and uncollectible rents.

Mortgage Loan No. 12 — Threshold Multifamily Portfolio – Pool 1

Historical and Current Occupancy

Property Name	# of Units	2012(1)	2013(1)	Current(2)
Crestview	226	89.6%	91.3%	97.3%
Waters Edge	144	94.8%	92.2%	95.8%
Highland Ridge	120	85.5%	93.7%	91.7%
McLain Heights	30	90.1%	92.0%	93.3%
Total/ Wtd. Avg.	520	90.1%	92.1%	95.4%

(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of December 18, 2014.

Release of Properties with Defeasance: After the lockout period, the borrowers are permitted to obtain the release of any individual property but only in in connection with a third-party property sale and partial defeasance of the loan. The release is subject to the satisfaction of certain conditions, including, but not limited to the following:  (i) defeasance collateral equal to the greater of (a) 100.0% of the net sales proceeds with respect to such property and (b) 125% of the aggregate of the allocated loan amount for such property, (ii) after giving effect to such sale and defeasance, the debt service coverage ratio must be no less than the greater of (a) the debt service coverage ratio immediately preceding such sale and (b) 1.20x, and (iii) after giving effect to such sale and defeasance, the loan-to-value ratio of the properties then remaining must be no more than the lesser of (a) the loan-to-value ratio immediately preceding such sale and (b) 80.0%. See “Description of the Mortgage Pool—Partial Releases and Substitutions” in the Prospectus Supplement.

Mortgage Loan No. 13 — Rancho Santa Margarita Town Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	The Bancorp Bank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,870,000	Title:	Fee
Cut-off Date Principal Balance:	$23,870,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.0%	Net Rentable Area (SF):	49,823
Loan Purpose:	Refinance	Location:	Rancho Santa Margarita, CA
Borrowers:	VR RSM ONE LLC;	Year Built / Renovated:	1996 / N/A
	VR RSM TWO LLC	Occupancy(1):	92.9%
Sponsor:	National Credit Tenant	Occupancy Date(1):	10/1/2014
	Investments, LLC	Number of Tenants(1):	18
Interest Rate:	4.2900%	2011 NOI:	$1,597,768
Note Date:	12/31/2014	2012 NOI:	$1,505,697
Maturity Date:	1/5/2025	2013 NOI:	$1,602,102
Interest-only Period:	60 months	TTM NOI (as of 9/2014):	$1,664,565
Original Term:	120 months	UW Economic Occupancy(1):	92.9%
Original Amortization:	360 months	UW Revenues(1):	$2,308,823
Amortization Type:	IO-Balloon	UW Expenses:	$515,527
Call Protection:	L(26),Def(90),O(4)	UW NOI:	$1,793,296
Lockbox:	Springing	UW NCF:	$1,731,515
Additional Debt:	No	Appraised Value / PSF:	$33,000,000 / $662
Additional Debt Balance:	N/A	Appraisal Date:	10/10/2014
Additional Debt Type:	N/A
Additional Future Debt Permitted:	Yes, Mezzanine

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$479
Taxes:	$180,055	$23,895	N/A	Maturity Date Loan / SF:	$437
Insurance:	$8,411	$1,682	N/A	Cut-off Date LTV:	72.3%
Replacement Reserves:	$0	$996	$35,873	Maturity Date LTV:	66.0%
TI/LC:	$89,289	$4,152	$150,000	UW NCF DSCR:	1.22x
Free Rent Reserve(2):	$116,305	N/A	N/A	UW NOI Debt Yield:	7.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,870,000	100.0%	Payoff Existing Debt	$9,496,022	39.8%
			Return of Equity	13,850,874	58.0
			Upfront Reserves	394,060	1.7
			Closing Costs	129,044	0.5
Total Sources	$23,870,000	100.0%	Total Uses	$23,870,000	100.0%

(1)	Includes one tenant, Double Infinity Investment LLC (“Lovely Lash”), who executed a lease in December 2014 and is expected to take occupancy in Spring 2015.
(2)
Includes reserves for (i) $65,280 for a tenant that was month-to-month at origination, but recently signed a three year lease extension, (ii) $51,025 with respect to the Lovely Lash lease, and (iii) $11,625 with respect  to the SKNB, LLC lease.

Mortgage Loan No. 13 — Rancho Santa Margarita Town Center

The Loan.  The Rancho Santa Margarita Town Center loan is secured by a first mortgage lien on a 49,823 SF grocery-anchored retail center located in Rancho Santa Margarita, Orange County, California. The loan has a 10-year term and amortizes on a 30-year schedule following 5 years of interest-only payments.

The Borrowers.  The borrowing entities for the Rancho Santa Margarita Town Center loan are VR RSM ONE LLC and VR RSM TWO LLC, each of which are Delaware limited liability companies and special purpose entities. The borrowers own the property as tenants-in-common.

The Sponsor.  The sponsor and the guarantor under the non-recourse carveouts is National Credit Tenant Investments, LLC (“NCTI”), an entity controlled by David Lee. David Lee has a 99.0% economic interest in the borrowers.  David Lee is the Founder and Chief Executive Officer of ValueRock Realty Partners.

The Property. The property consists of a 49,823 SF portion of the Rancho Santa Margarita Shopping Center (the “Shopping Center”), a larger 200,000+ SF, Class A, multi-tenant community shopping center located on the southeast corner of Santa Margarita Parkway and Avenida De Las Flores. The Shopping Center, which was originally constructed in 1996 and periodically updated, is situated on four separate parcels that total 7.10-acres.  As of the cut-off date, the property was 92.9% leased to 18 tenants with two shop spaces available. The property is anchored by Trader Joe’s, and has a mix of regional and national in-line tenants.  The Shopping Center’s primary anchors include Ross Dress for Less, Target, Walgreens, Petco and Big 5 Sporting Goods, all of which serve as shadow anchors for the property.

The Market. The property is located in Rancho Santa Margarita, Orange County, California, approximately 50 miles southeast of Los Angeles.  Rancho Santa Margarita is a 5,000-acre master planned community located in southeastern Orange County, between Mission Viejo and Coto de Caza, at the foothills of the Santa Ana Mountains. According to the appraisal, as of 2014, population and median household income were 172,912 and $100,119, respectively, within a 5-mile radius of the subject property.  Access to the property is provided by Foothill Transportation Corridor (Route 241) and Santa Margarita Parkway, both of which intersect just west of the property and have daily traffic counts of 43,354 and 40,879, respectively.

According to the appraisal, the property is situated in the South Orange County submarket of the Orange County retail market.  The South Orange County submarket contains 17.9 million SF of gross leasable retail area, and has an average vacancy rate of 3.6%. No new construction is expected within the submarket.  The greater Orange County retail market contains over 84.3 million SF of gross leasable retail area and has a vacancy rate of 4.7%.

Tenant Summary(1)

Tenant	Ratings Moody’s/S& P/Fitch(2)	Net Rentable Area (SF)	% of NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Trader Joe’s	NA / NA / NA	10,826	21.7%	$33.60	N/A	N/A	1/31/2017
Wells Fargo Bank	A2 / A+ / AA-	5,362	10.8%	$39.60	N/A	N/A	5/31/2018
Styles For Less	NA / NA / NA	3,250	6.5%	$33.85	N/A	N/A	10/31/2016
Lindora	NA / NA / NA	3,106	6.2%	$42.04	N/A	N/A	12/31/2019
Panera Bread	NA / NA / NA	3,100	6.2%	$48.00	N/A	N/A	4/22/2023
Tutto Fresco	NA / NA / NA	2,604	5.2%	$49.56	$795	7.5%	1/31/2016
Hand & Stone Massage	NA / NA / NA	2,450	4.9%	$36.00	N/A	N/A	6/30/2018
Wan Fu Chinese	NA / NA / NA	2,233	4.5%	$47.78	$199	29.8%	1/31/2016
Radio Shack	NA / NA / NA	1,903	3.8%	$33.60	$414	10.6%	1/31/2016
K60 Fitness	NA / NA / NA	1,500	3.0%	$26.50	N/A	N/A	8/31/2023

(1)	Top ten tenants based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the Tenant field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales of the first eight months of 2014, annualized.

Mortgage Loan No. 13 — Rancho Santa Margarita Town Center

Operating History and Underwritten Net Cash Flow

	2013	TTM(1)	Underwritten		PSF	% (2)
Rents in Place	$1,681,489	$1,736,583	$1,811,819	(3)	$36.37	72.9%
Contractual Rent Steps	0	0	40,682		0.82	1.6%
Vacant Income	0	0	176,131		3.54	7.1%
Gross Potential Rent	$1,681,489	$1,736,583	$2,028,632		$40.72	81.6%
Total Reimbursements	433,423	451,214	456,321		9.16	18.4%
Net Rental Income	$2,114,912	$2,187,797	$2,484,954		$49.88	100.0%
(Vacancy and Credit Loss)	(0)	(0)	(176,131)		(3.54)	(7.1)%
Other Income	3,834	3,878	0		0	0.0%
Effective Gross Income	$2,118,746	$2,191,675	$2,308,823		$46.34	92.9%
Total Expenses	$516,644	$527,110	$515,527		$10.35	22.3%
Net Operating Income	$1,602,102	$1,664,565	$1,793,296		$35.99	77.7%
Replacement Reserves	0	0	11,958		0.24	0.5%
TI/LC	0	0	49,823		1.00	2.2%
Net Cash Flow	$1,602,102	$1,664,565	$1,731,515		$34.75	75.0%

(1)	TTM column represents the trailing twelve-month period ending on September 30, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on underwritten rent roll.

Historical and Current Occupancy

	2011	2012	2013	Current(1)
Occupancy	91.7%	81.5%	89.3%	92.9%

(1)	Based on underwritten rent roll.

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Mortgage Loan No. 14 — Bayshore Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$23,500,000	Title:	Fee & Leasehold
Cut-off Date Principal Balance(1):	$23,500,000	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	1.9%	Net Rentable Area (SF)(2):	515,912
Loan Purpose:	Refinance	Location:	Eureka, CA
Borrower:	Bay Shore Mall, LP	Year Built / Renovated:	1987 / 2013
Sponsor:	Rouse Properties, LP	Occupancy(3):	88.9%
Interest Rate:	3.9620%	Occupancy Date:	1/31/2015
Note Date:	10/15/2014	Number of Tenants:	67
Maturity Date:	11/6/2024	2011 NOI:	N/A
Interest-only Period:	36 months	2012 NOI:	$2,638,339
Original Term:	120 months	2013 NOI:	$3,707,261
Original Amortization:	360 months	2014 NOI:	$4,614,818
Amortization Type:	IO-Balloon	UW Economic Occupancy:	82.2%
Call Protection:	L(28),Def(88),O(4)	UW Revenues:	$7,685,398
Lockbox:	Hard	UW Expenses:	$2,966,592
Additional Debt(1):	Yes	UW NOI:	$4,718,806
Additional Debt Balance(1):	$23,000,000	UW NCF:	$4,309,051
Additional Debt Type(1):	Pari Passu	Appraised Value / PSF:	$69,000,000 / $134
Additional Future Debt Permitted:	No	Appraisal Date:	9/2/2014

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$90
Taxes:	$43,588	$7,072	N/A	Maturity Date Loan / SF:	$78
Insurance(4):	$0	Springing	N/A	Cut-off Date LTV:	67.4%
Replacement Reserves:	$9,844	$9,844	$236,259	Maturity Date LTV:	58.2%
TI/LC:	$14,696	$14,696	$176,356	UW NCF DSCR:	1.62x
Holdback(5):	$2,472,461	$0	N/A	UW NOI Debt Yield:	10.1%
Deferred Maintenance:	$1,210	N/A	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$46,500,000	100.0%	Return of Equity	$43,251,531	93.0%
			Upfront Reserves	2,541,799	5.5
			Closing Costs	706,669	1.5
Total Sources	$46,500,000	100.0%	Total Uses	$46,500,000	100.0%

(1)
The Bayshore Mall loan is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $46.5 million. The financial information presented in the chart above reflects the cut-off date balance of the $46.5 million Bayshore Mall Whole Loan.

(2)	The owned collateral of 515,912 SF on 60.29 acres excludes Kohl’s (59,235 SF, LXD 12/2056, NYSE:KSS, BBB S&P, Baa1 Moody’s, BBB+ Fitch), which is owned by a third party.
(3)
The property is 88.9% leased by 67 tenants (82.4% leased excluding temporary tenants). Three new tenants representing 7.2% of the collateral (Staples 2.4%, Planet Fitness 3.9%, Salt Tree 1.0%) have executed leases but are not yet in occupancy.

(4)	Monthly insurance escrow is waived so long as (1) no event of default is continuing and (2) borrower provides evidence that blanket policies are in effect.
(5)	Holdback (Unfunded Obligations Reserve) – The borrower funded a reserve for tenant improvements, tenant allowances and leasing commissions of $2,472,461 for Planet Fitness.

Mortgage Loan No. 14 — Bayshore Mall

The Loan. Bayshore Mall is secured by a fee and leasehold interest in a 515,912 SF regional mall located on 65.8 acres in Eureka, California. The owned collateral of 515,912 SF on 60.29 acres excludes Kohl’s (59,235 SF, LXD 12/2056, NYSE:KSS, BBB S&P, Baa1 Moody’s, BBB+ Fitch). The whole loan has an outstanding principal balance of $46.5 million (the “Bayshore Mall Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the cut-off date of $23.5 million and is being contributed to the CSAIL 2015-C1 Commercial Mortgage Trust. Note A-2 has an outstanding principal balance as of the cut-off date of $23.0 million and is expected to be contributed to a future securitization trust. The holder of Note A-1 (the “Controlling Noteholder”) will be the trustee of the CSAIL 2015-C1 Commercial Mortgage Trust. The trustee of the CSAIL 2015-C1 Commercial Trust (or, prior to the occurrence and continuance of a control termination event, the controlling class representative) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Bayshore Mall Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The Bayshore Mall Whole Loan has a 10-year term and, subsequent to a 36 month interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity is Bay Shore Mall, LP, a bankruptcy remote special purpose entity formed for the sole purpose of owning and operating the subject property.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Rouse Properties, LP (“Rouse”). Rouse is a subsidiary of Rouse Properties, Inc. (NYSE:RSE), a public retail real estate investment trust based in New York, with a current market cap of approximately $950 million as of September 26, 2014. The current Rouse portfolio contains 36 malls in 22 states, totaling 25.5 million SF, of which 11.9 million SF are malls and free–standing assets. As of December 31, 2013, Rouse reported total assets of $2.02 billion and net equity of $455.3 million.

The Property. The property is a 515,912 SF (collateral only) enclosed regional mall located on 60.29 acres. The development contains four one-story buildings consisting of a main mall building with three attached anchor store tenant buildings occupied by Sears (87,939 SF), Wal-Mart (73,270 SF), and Kohl’s (59,235 SF, non-collateral). There is also a ground leased McDonald’s outparcel. The buildings were constructed in two phases in 1987 and 1989, and a $2.5 million renovation was completed in December 2013. The borrower ground leases the northernmost portion of the site from the City of Eureka for overflow parking, which commenced August 19, 1992 and expires August 18, 2047. The total ground rent is $520,140 for the entire term and has been fully paid. The number of parking spaces at the property is 2,680, resulting in a parking ratio of approximately 5.21 spaces per 1,000 SF of net rentable area.

As of January 31, 2015, the property was 88.9% leased by 67 tenants (82.4% leased excluding temporary tenants). Anchors at the property include Sears (87,939 SF), Wal-Mart (73,270 SF) and Kohl’s (59,235 SF, non-collateral). Junior anchors at the property include, Bed Bath & Beyond (25,759 SF), Ross Dress for Less (25,657 SF), T.J. Maxx (21,098 SF), Planet Fitness 3Q15 (20,000 SF), Petco (15,067 SF), Staples 4Q15 (12,406 SF) ULTA (11,735 SF), Pier 1 Imports (10,942 SF) and The Sports Authority (10,006 SF). Junior anchors are located along the front side of the mall. In addition to its anchors and junior anchors, the property’s in-line tenants include national tenants such as Victoria’s Secret, Foot Locker, Rue 21, Zumiez, Kay Jewelers, The Children’s Place, and others. Gross mall sales for all tenants that reported as of the trailing-twelve-month period ending on December, 2014 were approximately $147.21 million.

The Market. Bayshore Mall is located approximately 2 miles southwest of the central business district/Old Town in Eureka, California. Eureka, California is along the pacific coast in northern California. Primary access to the property is from Highway 101, the primary north/south commercial arterial for the northern California coast connecting with San Francisco to the south and Oregon to the north.  Secondary access is from Harris Street, the primary east/west arterial in central/southern Eureka. Neighborhood area land uses consist of a mix of retail, hospitality and commercial businesses along Highway 101 to the north and south, with mostly residential uses to the east. The property and surrounding retail development, comprise the primary retail hub for this portion of northern California, According to Co-Star, for the second quarter 2014, there were 44 retail centers totaling approximately 2.0 million SF within 20 miles of the property, mostly located along Highway 101. The average vacancy rate for these centers was 3.6%, down from 5.2% in 2013. The average asking rental rate is $10.52 PSF, a 4.1% increase from $10.11 PSF for 2013. Per the appraiser, there is no new competition either proposed or under construction in the subject area. The

Mortgage Loan No. 14 — Bayshore Mall

appraiser estimates that the property’s primary trade area extends to a 40 mile radius, and secondary trade area spans a 60-mile radius. In January 2014, approximately 53,100 households with an average household income of approximately $54,600 are located within the primary trade area.

Historical In-line Sales and Occupancy Costs(1)

	2012	2013	TTM(2)
In-line Sales PSF(3)	$317	$325	$337
Occupancy Costs	8.7%	11.1%	11.6%

(1)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 SF reporting at least 12 months of sales.
(2)
TTM In-line Sales PSF and Occupancy Costs represent the trailing twelve months ending on December 31, 2014. Historical In-line Sales PSF and Occupancy Costs are for comparable tenants as reported by the sponsor.

(3)	In-line Sales PSF excludes cell phone retailers, personal services, the tenant Avenue, Radio Shack and Wet Seal due to pending bankruptcy, and excludes temporary tenants that do not report sales.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)(4)	Lease Expiration Date
Sears	Caa1/CCC+ / CC	87,939	17.0%	$3.25	N/A	N/A	11/30/2019
Wal-Mart	Aa2 /AA / AA	73,270	14.2%	$4.00	N/A	N/A	6/3/2022
Bed Bath & Beyond	Baa1 / A- / NA	25,759	5.0%	$9.00	$192	5.5%	1/31/2019
Ross Dress for Less	A3 / A- / NA	25,657	5.0%	$10.61	$365	4.3%	1/31/2020
T.J. Maxx	A3 / A+ / NA	21,098	4.1%	$9.28	N/A	N/A	8/31/2023
Planet Fitness(5)	B1 / NA / NA	20,000	3.9%	$11.25	N/A	N/A	11/30/2024
Petco	B3 / B / NA	15,067	2.9%	$15.25	$270	6.8%	9/30/2024
Bounce- A-Palooza	NA / NA / NA	15,000	2.9%	$4.22	$21	20.5%	9/30/2015
Staples(6)	Baa2/BBB-/BBB-	12,406	2.4%	$16.00	N/A	N/A	11/30/2024
ULTA	NA / NA / NA	11,735	2.3%	$19.50	N/A	N/A	2/29/2024
Pier 1 Imports	B1 / B+ / NA	10,942	2.1%	$16.10	N/A	N/A	6/30/2016

(1)	Based on the underwritten rent roll dated January 31, 2015.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the trailing twelve-month period ending on December 31, 2014.
(4)	Occupancy Costs exclude utility charges.
(5)	Planet Fitness has a signed lease and is expected to open for business in Q3 2015.
(6)	Staples has signed a lease but will not take occupancy until Q4 2015.

Mortgage Loan No. 14 — Bayshore Mall

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	57,079	11.1%	NAP	NAP	57,079	11.1%	NAP	NAP
2015	3	17,222	3.3%	88,360	1.7%	74,301	14.4%	88,360	1.7%
2016	14	25,930	5.0%	623,213	11.7%	100,231	19.4%	711,573	13.4%
2017	16	45,330	8.8%	430,718	8.1%	145,561	28.2%	1,142,290	21.5%
2018	6	18,433	3.6%	465,448	8.8%	163,994	31.8%	1,607,738	30.2%
2019	8	136,084	26.4%	1,103,053	20.8%	300,078	58.2%	2,710,791	51.0%
2020	4	30,700	6.0%	461,587	8.7%	330,778	64.1%	3,172,379	59.7%
2021	2	7,611	1.5%	96,592	1.8%	338,389	65.6%	3,268,971	61.5%
2022	1	73,270	14.2%	293,080	5.5%	411,659	79.8%	3,562,051	67.0%
2023	7	33,039	6.4%	649,929	12.2%	444,698	86.2%	4,211,980	79.2%
2024	5	69,214	13.4%	1,037,193	19.5%	513,912	99.6%	5,249,173	98.8%
2025 & beyond	1	2,000	0.4%	66,400	1.2%	515,912	100.0%	5,315,573	100.0%
Total	67	515,912	100.0%	5,315,573	100.0%

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2012	2013	2014(1)	Underwritten	PSF	%(2)
Rents in Place(3)	$3,573,670	$3,874,808	$4,794,235	$5,315,573	$10.30	56.9%
Vacant Income	0	0	0	1,228,146	2.38	13.1%
Percentage Rent	73,266	218,713	117,863	146,356	0.28	1.6%
Gross Potential Rent	$3,646,936	$4,093,521	$4,912,098	$6,690,076	$12.97	71.6%
Total Reimbursements	1,115,343	1,455,546	1,750,310	1,935,158	3.75	20.7%
Other Income	722,507	693,696	704,089	723,452	1.40	7.7%
Net Rental Income	$5,484,786	$6,242,763	$7,366,497	$9,348,686	$18.12	100.0%
(Vacancy/Collection Loss)	(1,846)	(26,803)	(22,526)	(1,663,288)	(3.22)	(17.8%	)
Effective Gross Income	$5,482,940	$6,215,960	$7,343,971	$7,685,398	$14.90	82.2%
Total Expenses	$2,844,601	$2,508,699	$2,729,153	$2,966,592	$5.75	38.6%
Net Operating Income	$2,638,339	$3,707,261	$4,614,818	$4,718,806	$9.15	61.4%
Non-Recurring Item	411,598	232,628	0	0	0.00	0.0%
Total TI/LC, Capex/RR	0	0	0	409,755	0.79	5.3%
Net Cash Flow	$2,226,741	$3,474,633	$4,614,818	$4,309,051	$8.35	56.1%

(1)	The 2014 column represents the trailing twelve months ending on December 31, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	UW Rents in Place include rent bumps applied to tenant rents through December 31, 2015 amounting to $52,636.

Mortgage Loan No. 15 — 2000 Bering

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	MC-Five Mile	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,600,000	Title:	Fee
Cut-off Date Principal Balance:	$21,600,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	1.8%	Net Rentable Area (SF):	192,211
Loan Purpose:	Acquisition	Location:	Houston, TX
Borrower:	Bering Drive 2000, Ltd.	Year Built / Renovated:	1981 / N/A
Sponsor:	Gulf United Investments Corporation	Occupancy:	94.7%
		Occupancy Date:	1/1/2015
Interest Rate:	4.5000%	Number of Tenants:	25
Note Date:	11/17/2014	2011 NOI:	$1,278,210
Maturity Date:	12/6/2024	2012 NOI:	$1,383,516
Interest-only Period:	60 months	2013 NOI:	$1,630,170
Original Term:	120 months	TTM NOI (as of 8/2014):	$1,569,076
Original Amortization:	360 months	UW Economic Occupancy:	94.7%
Amortization Type:	IO-Balloon	UW Revenues:	$3,619,514
Call Protection:	L(27),YM1%(89),O(4)	UW Expenses:	$1,873,106
Lockbox:	Springing	UW NOI:	$1,746,408
Additional Debt:	No	UW NCF:	$1,575,581
Additional Debt Balance:	N/A	Appraised Value / PSF:	$33,300,000 / $173
Additional Debt Type:	N/A	Appraisal Date:	9/16/2014
Additional Future Debt Permitted:	No

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$112
Taxes:	$0	$41,732	N/A	Maturity Date Loan / SF:	$103
Insurance(1):	$0	Springing	N/A	Cut-off Date LTV:	64.9%
Replacement Reserves:	$0	$3,204	N/A	Maturity Date LTV:	59.4%
TI/LC:	$0	$25,000	$500,000	UW NCF DSCR:	1.20x
				UW NOI Debt Yield:	8.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,600,000	74.4%	Purchase Price	$28,750,000	99.0%
Sponsor Equity	7,445,468	25.6	Closing Costs	295,468	1.0
Total Sources	$29,045,468	100.0%	Total Uses	$29,045,468	100.0%

(1)	The monthly insurance reserve is waived by the lender, provided that the borrower has prompt evidence that the premium is paid within five days of the due date.

Mortgage Loan No. 15 — 2000 Bering

The Loan. The 2000 Bering loan has an outstanding principal balance of $21.6 million and is secured by a first mortgage lien on a 192,211 SF office property located in Houston, Texas.

The Borrower. The loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule. The borrowing entity for the loan is Bering Drive 2000, Ltd., a Texas limited partnership and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carveout guarantor is Gulf United Investments Corporation.

The Property. The property is a 10-story office building containing a total net rentable area of 192,211 SF in addition to a 579-space, six-level parking garage.  The property was built in 1981 and features a stone and glass facade, and is situated on a 2.0-acre site in the Galleria section of Houston, Texas. Property amenities include a two-story lobby, on-site property management office, on-site security with monitored key-card access, a freight loading dock, fiber optics, and a deli. The four largest tenants, Texas American Title Company, American Title Company of Houston, EMS USA Holdings, Inc., and Reasoning Mind, Inc., occupy a combined 92,250 SF, or 48.0% of the NRA, and use their leased space as their respective corporate headquarters. As of January 1, 2015, the property was 94.7% occupied. Historical occupancy since 2007 has averaged 96.0%.

Based on the current rent roll, the average length of tenancy at the property is 10 years.  Of the 25 tenants, 17 (72.6% NRA) have been in occupancy more than five years, 13 (48.0% NRA) have been in occupancy for 10 years or more, and five (7.7% NRA) have been in occupancy for more than 20 years.  Additionally, of the 25 tenants on the rent roll, 17 have renewed their respective leases at least once.

The Galleria is part of the Uptown District and is densely developed with upscale shopping and dining areas, entertainment venues as well as affluent single-family residential subdivisions.

The Market. The property is located in the Galleria/Uptown submarket of the City of Houston, approximately seven miles west of the downtown central business district. Primary access to the Galleria is provided by Interstate 10, Interstate 610 (West Loop South), US Highway 59 (Southwest Freeway), Westpark Tollway, and Beltway 8. The appraisal identified five comparable rental properties that range in size from 100,845 SF to 179,061 SF and have occupancies ranging from 95.0% to 98.0%. The appraiser concluded market rents PSF of $26.00.  The weighted average in-place rent of $18.96 PSF at the property is 27.1% below the appraiser’s concluded market rent.

Historical and Current Occupancy(1)

2011	2012	2013	Current(2)
91.0%	99.0%	97.0%	94.7%

(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of January 1, 2015.

Mortgage Loan No. 15 — 2000 Bering

Tenant Summary(1)

Tenant	Ratings Fitch/Moody’s /S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Lease Expiration Date
Texas American Title Company(4)	NR/NR/NR	32,142	16.7%	$19.19	Various
American Title Company of Houston	NR/NR/NR	20,071	10.4%	$19.34	3/13/2020
EMS USA Holdings, Inc.	NR/NR/NR	20,070	10.4%	$22.27	6/30/2018
Reasoning Mind, Inc.	NR/NR/NR	19,967	10.4%	$19.50	9/30/2019
The United States Of America (US Army Corps of Engineers)	AAA/Aaa/AA+	19,075	9.9%	$19.92	12/31/2015
Matthews, Lawson, Bowick &	NR/NR/NR	12,632	6.6%	$18.28	6/30/2016
Johnston, LLC	NR/NR/NR	9,953	5.2%	$19.00	11/30/2015
Labanowski & Associates	NR/NR/NR	7,439	3.9%	$17.28	8/31/2017
James Edward and Companies	NR/NR/NR	5,492	2.9%	$16.50	3/31/2015
Dawson Consulting Group	NR/NR/NR	5,211	2.7%	$16.50	MTM

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the leases.
(3)	Base Rent PSF includes rent steps through March 31, 2015.
(4)
The Texas American Title Company occupies three separate suites, of which, two sites comprise 19,838 and 10,193 SF, respectively, which have a lease term expiration of March 13, 2020 and rental rates of $16.00 PSF; one suite comprises 2,111 SF, which has a lease term expiration of March 13, 2015 and a rental rate of $17.00 PSF.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring(2)
Vacant	NAP	10,144	5.3%	NAP	NAP	10,144	5.3%	NAP	NAP
MTM	6	14,468	7.5	$219,352	6.4%	24,612	12.8%	$219,352	6.4%
2015	9	49,247	25.6	921,499	27.0	73,859	38.4%	$1,140,851	33.4%
2016	4	19,010	9.9	344,275	10.1	92,869	48.3%	$1,485,126	43.4%
2017	1	7,439	3.9	128,546	3.8	100,308	52.2%	$1,613,672	47.2%
2018	1	20,070	10.4	447,014	13.1	120,378	62.6%	$2,060,685	60.3%
2019	1	19,967	10.4	389,357	11.4	140,345	73.0%	$2,450,042	71.7%
2020	3	50,102	26.1	968,973	28.3	190,447	99.1%	$3,419,014	100.0%
2021	0	0	0.0	0	0.0	190,447	99.1%	$3,419,014	100.0%
2022	0	0	0.0	0	0.0	190,447	99.1%	$3,419,014	100.0%
2023	0	0	0.0	0	0.0	190,447	99.1%	$3,419,014	100.0%
2024	0	0	0.0	0	0.0	190,447	99.1%	$3,419,014	100.0%
2025 & Beyond(3)	2	1,764	0.9	0	0.0	192,211	100.0%	$3,419,014	100.0%
Total	27	192,211	100.0%	$3,419,014	100.0

(1)	Based on the underwritten rent roll.
(2)	Base rent includes rent steps through March 31, 2015.
(3)	Includes the building’s management and engineer’s offices.

Mortgage Loan No. 15 — 2000 Bering

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	TTM(1)	Underwritten	PSF	%(2)
Rents in Place	$2,924,100	$3,018,701	$3,288,135	$3,263,205	$3,419,014	$17.79	90.2%
Vacant Income	0	0	0	0	263,744	1.37	7.0%
Gross Potential Rent	$2,924,100	$3,018,701	$3,288,135	$3,263,205	$3,682,758	$19.16	97.2%
Total Reimbursements	19,471	24,930	101,401	74,447	106,716	0.56	2.8%
Net Rental Income	$2,943,571	$3,043,631	$3,389,536	$3,337,652	$3,789,474	$19.72	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(200,842)	(1.04)	(5.3)%
Other Income	27,996	24,100	30,122	30,882	30,882	0.16	0.8%
Effective Gross Income	$2,971,567	$3,067,731	$3,419,658	$3,368,534	$3,619,514	$18.83	95.5%
Total Expenses	$1,693,357	$1,684,215	$1,789,488	$1,799,458	$1,873,106	$9.75	51.8%
Net Operating Income	$1,278,210	$1,383,516	$1,630,170	$1,569,076	$1,746,408	$9.09	48.2%
Total TI/LC, Capex/RR	0	0	0	0	170,828	0.89	4.7%
Net Cash Flow	$1,278,210	$1,383,516	$1,630,170	$1,569,076	$1,575,581	$8.20	43.5%

(1)	The TTM column represents the trailing twelve months ending August 31, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

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ANNEX C

C-1

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Trust Cut-off Date Balances(1)
							Weighted Averages

					% of					Cut-off
			Number of	Aggregate	Initial		Stated		UW	Date	LTV Ratio
			Mortgage	Cut-off Date	Pool	Mortgage	Remaining	UW NCF	NOI	LTV	at
Range of Principal Balances			Loans	Balance	Balance	Rate	Term (Mos.)	DSCR(2)	DY	Ratio	Maturity(3)
$1,267,805	-	$4,999,999	25	$78,698,435	6.5%	4.5426%	113	1.72x	11.4%	61.9%	51.4%
$5,000,000	-	$9,999,999	24	$168,377,304	13.9%	4.5965%	113	1.62x	10.8%	67.2%	56.6%
$10,000,000	-	$19,999,999	16	$233,894,571	19.3%	4.6432%	113	1.46x	9.9%	71.2%	59.3%
$20,000,000	-	$24,999,999	5	$110,710,058	9.1%	4.2576%	106	1.37x	8.7%	66.2%	59.0%
$25,000,000	-	$49,999,999	8	$248,656,794	20.5%	4.3214%	117	1.56x	9.0%	70.7%	63.1%
$50,000,000	-	$110,000,000	4	$373,179,054	30.8%	3.9445%	116	2.55x	12.1%	51.4%	49.4%
Total / Wtd. Avg:			82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

Mortgage Rates(1)
							Weighted Averages

					% of					Cut-off
			Number of	Aggregate	Initial		Stated		UW	Date	LTV Ratio
			Mortgage	Cut-off Date	Pool	Mortgage	Remaining	UW NCF	NOI	LTV	at
Range of Mortgage Interest Rates			Loans	Balance	Balance	Rate	Term (Mos.)	DSCR(2)	DY	Ratio	Maturity(3)
3.5001%	-	4.0000%	7	$253,956,340	20.9%	3.7368%	118	2.81x	12.1%	48.3%	47.1%
4.0001%	-	4.2500%	4	$147,875,000	12.2%	4.0424%	116	2.08x	10.1%	60.6%	59.1%
4.2501%	-	4.5000%	36	$501,740,038	41.3%	4.3992%	113	1.49x	9.8%	68.2%	58.3%
4.5001%	-	4.7500%	15	$172,037,195	14.2%	4.5840%	117	1.53x	10.5%	68.6%	57.2%
4.7501%	-	5.0000%	15	$103,405,082	8.5%	4.9046%	113	1.56x	10.6%	68.7%	58.0%
5.0001%	-	5.7500%	5	$34,502,560	2.8%	5.3794%	85	1.35x	9.9%	74.1%	66.1%
Total / Wtd. Avg:			82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

Original Term to Maturity/ARD in Months(1)
							Weighted Averages

					% of					Cut-off
			Number of	Aggregate	Initial		Stated		UW	Date	LTV Ratio
Original Term to			Mortgage	Cut-off Date	Pool	Mortgage	Remaining	UW NCF	NOI	LTV	at
Maturity/ARD in Months			Loans	Balance	Balance	Rate	Term (Mos.)	DSCR(2)	DY	Ratio	Maturity(3)
	60		5	$54,098,698	4.5%	4.7753%	57	1.30x	8.6%	64.9%	61.7%
	120		77	$1,159,417,517	95.5%	4.2927%	117	1.87x	10.6%	63.3%	55.8%
Total / Wtd. Avg:			82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

Remaining Term to Maturity/ARD in Months(1)
							Weighted Averages

					% of					Cut-off
			Number of	Aggregate	Initial		Stated		UW	Date	LTV Ratio
			Mortgage	Cut-off Date	Pool	Mortgage	Remaining	UW NCF	NOI	LTV	at
Remaining Term			Loans	Balance	Balance	Rate	Term (Mos.)	DSCR(2)	DY	Ratio	Maturity(3)
55	-	60	5	$54,098,698	4.5%	4.7753%	57	1.30x	8.6%	64.9%	61.7%
61	-	120	77	$1,159,417,517	95.5%	4.2927%	117	1.87x	10.6%	63.3%	55.8%
Total / Wtd. Avg:			82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

Original Amortization Term in Months(1)
							Weighted Averages

					% of					Cut-off
			Number of	Aggregate	Initial		Stated		UW	Date	LTV Ratio
			Mortgage	Cut-off Date	Pool	Mortgage	Remaining	UW NCF	NOI	LTV	at
Original Amortization Term			Loans	Balance	Balance	Rate	Term (Mos.)	DSCR(2)	DY	Ratio	Maturity(3)
	Interest Only		5	$335,296,580	27.6%	3.8125%	117	2.72x	11.6%	50.5%	50.5%
	300		9	$72,157,864	5.9%	4.5124%	118	1.68x	12.5%	60.7%	44.8%
	324		2	$50,424,000	4.2%	4.4110%	116	1.24x	8.4%	80.0%	68.8%
	360		66	$755,637,771	62.3%	4.5115%	112	1.52x	10.0%	68.2%	58.8%
Total / Wtd. Avg:			82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

Remaining Amortization Term in Months(1)
							Weighted Averages

					% of					Cut-off
			Number of	Aggregate	Initial		Stated		UW	Date	LTV Ratio
			Mortgage	Cut-off Date	Pool	Mortgage	Remaining	UW NCF	NOI	LTV	at
Remaining Amortization Term			Loans	Balance	Balance	Rate	Term (Mos.)	DSCR(2)	DY	Ratio	Maturity(3)
	Interest Only		5	$335,296,580	27.6%	3.8125%	117	2.72x	11.6%	50.5%	50.5%
297	-	299	9	$72,157,864	5.9%	4.5124%	118	1.68x	12.5%	60.7%	44.8%
300	-	360	68	$806,061,771	66.4%	4.5052%	112	1.50x	9.9%	69.0%	59.5%
Total / Wtd. Avg:			82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

Amortization Types(1)
							Weighted Averages

					% of					Cut-off
			Number of	Aggregate	Initial		Stated		UW	Date	LTV Ratio
			Mortgage	Cut-off Date	Pool	Mortgage	Remaining	UW NCF	NOI	LTV	at
Amortization Types			Loans	Balance	Balance	Rate	Term (Mos.)	DSCR(2)	DY	Ratio	Maturity(3)
IO-Balloon			40	$575,336,500	47.4%	4.4555%	113	1.46x	9.6%	69.1%	60.6%
Interest Only			5	$335,296,580	27.6%	3.8125%	117	2.72x	11.6%	50.5%	50.5%
Balloon			37	$302,883,136	25.0%	4.6012%	114	1.62x	11.0%	66.7%	53.7%
Total / Wtd. Avg:			82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

Interest Only Periods(1)(4)
							Weighted Averages

					% of					Cut-off
			Number of	Aggregate	Initial		Stated		UW	Date	LTV Ratio
			Mortgage	Cut-off Date	Pool	Mortgage	Remaining	UW NCF	NOI	LTV	at
Interest Only Periods			Loans	Balance	Balance	Rate	Term (Mos.)	DSCR(2)	DY	Ratio	Maturity(3)
12	-	24	19	$222,544,000	24.4%	4.5869%	114	1.60x	11.0%	66.3%	56.4%
25	-	48	15	$235,272,500	25.8%	4.3913%	109	1.41x	9.0%	70.7%	62.4%
49	-	60	6	$117,520,000	12.9%	4.3354%	117	1.29x	8.1%	71.2%	65.1%
61	-	120	5	$335,296,580	36.8%	3.8125%	117	2.72x	11.6%	50.5%	50.5%
Total / Wtd. Avg:			45	$910,633,080	100.0%	4.2188%	114	1.92x	10.3%	62.3%	56.9%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)
							Weighted Averages

Underwritrwn					% of					Cut-off
Net Cash Flow			Number of	Aggregate	Initial		Stated		UW	Date	LTV Ratio
Debt Service			Mortgage	Cut-off Date	Pool	Mortgage	Remaining	UW NCF	NOI	LTV	at
Coverage Ratios			Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	DY	Ratio	Maturity(3)
1.20x	-	1.25x	6	$124,651,714	10.3%	4.3844%	107	1.23x	8.0%	71.8%	64.0%
1.26x	-	1.50x	32	$341,302,665	28.1%	4.6055%	112	1.36x	9.0%	71.6%	62.1%
1.51x	-	1.75x	24	$260,875,898	21.5%	4.4614%	117	1.61x	10.8%	67.5%	55.4%
1.76x	-	2.00x	6	$119,437,442	9.8%	4.4547%	114	1.84x	12.9%	61.2%	51.6%
2.01x	-	2.25x	6	$130,789,620	10.8%	4.1071%	116	2.22x	11.0%	57.8%	56.1%
2.26x	-	2.50x	5	$56,091,722	4.6%	3.8711%	120	2.42x	10.8%	54.8%	53.7%
2.51x	-	2.75x	1	$77,179,054	6.4%	3.8000%	120	2.73x	11.3%	58.1%	58.1%
2.76x	-	3.00x	1	$3,188,100	0.3%	4.8500%	117	2.77x	17.9%	50.6%	41.6%
3.01x	-	3.50x	1	$100,000,000	8.2%	3.5800%	115	3.37x	13.7%	33.3%	33.3%
Total / Wtd. Avg:			82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

Cut-off Date LTV Ratios(1)
							Weighted Averages

					% of					Cut-off
			Number of	Aggregate	Initial		Stated		UW	Date	LTV Ratio
Cut-off Date			Mortgage	Cut-off Date	Pool	Mortgage	Remaining	UW NCF	NOI	LTV	at
LTV Ratios			Loans	Balance	Balance	Rate	Term (Mos.)	DSCR(2)	DY	Ratio	Maturity(3)
30.1%	-	35.0%	3	$108,159,760	8.9%	3.6117%	115	3.29x	13.8%	33.3%	32.6%
35.1%	-	45.0%	1	$2,500,000	0.2%	4.0000%	118	2.40x	13.9%	43.5%	37.6%
45.1%	-	50.0%	2	$6,997,608	0.6%	4.1849%	119	2.36x	11.2%	49.5%	47.5%
50.1%	-	55.0%	3	$18,949,960	1.6%	4.4188%	87	1.66x	10.9%	51.2%	44.6%
55.1%	-	60.0%	9	$361,940,849	29.8%	4.0872%	113	2.18x	11.1%	58.2%	55.2%
60.1%	-	65.0%	10	$76,827,492	6.3%	4.6789%	117	1.52x	10.7%	63.4%	53.2%
65.1%	-	70.0%	21	$224,699,955	18.5%	4.5188%	117	1.58x	10.3%	67.6%	55.8%
70.1%	-	75.0%	29	$337,299,167	27.8%	4.4665%	117	1.41x	9.1%	73.3%	63.4%
75.1%	-	80.0%	4	$76,141,426	6.3%	4.7414%	102	1.28x	8.9%	79.4%	69.7%
Total / Wtd. Avg:			82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

LTV Ratio at Maturity/ARD(1)(3)
							Weighted Averages

					% of					Cut-off
			Number of	Aggregate	Initial		Stated		UW	Date	LTV Ratio
Range of Maturity Date			Mortgage	Cut-off Date	Pool	Mortgage	Remaining	UW NCF	NOI	LTV	at
LTVs			Loans	Balance	Balance	Rate	Term (Mos.)	DSCR(2)	DY	Ratio	Maturity
20.1%	-	25.0%	1	$3,976,589	0.3%	4.0000%	117	2.42x	15.6%	32.9%	23.8%
25.1%	-	30.0%	1	$4,183,171	0.3%	4.0000%	118	2.22x	14.4%	34.9%	25.2%
30.1%	-	35.0%	1	$100,000,000	8.2%	3.5800%	115	3.37x	13.7%	33.3%	33.3%
35.1%	-	40.0%	3	$9,964,468	0.8%	4.2921%	118	1.92x	12.7%	48.6%	37.6%
40.1%	-	45.0%	2	$16,537,951	1.4%	4.5755%	118	1.95x	14.1%	58.1%	43.6%
45.1%	-	50.0%	7	$129,406,240	10.7%	4.4315%	110	1.79x	12.5%	58.2%	48.8%
50.1%	-	55.0%	18	$164,053,818	13.5%	4.5991%	116	1.59x	10.5%	66.0%	53.5%
55.1%	-	60.0%	20	$392,261,487	32.3%	4.1207%	115	2.03x	10.1%	61.9%	57.9%
60.1%	-	65.0%	19	$188,384,795	15.5%	4.5700%	116	1.49x	9.8%	73.1%	62.7%
65.1%	-	70.0%	9	$187,240,272	15.4%	4.3953%	116	1.29x	8.3%	75.0%	67.0%
70.1%	-	75.0%	1	$17,507,426	1.4%	5.6000%	55	1.28x	9.5%	79.6%	74.4%
Total / Wtd. Avg:			82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

Type of Mortgaged Properties(1)(5)
					Weighted Averages

			% of				Cut-off
	Number of	Aggregate	Initial			UW	Date	LTV Ratio
	Mortgage	Cut-off Date	Pool		UW NCF	NOI	LTV	at
Property Type	Loans	Balance	Balance	Occupancy	DSCR(2)	DY	Ratio	Maturity(3)
Retail
Anchored	10	$240,315,699	19.8%	97.5%	2.01x	9.9%	63.3%	59.2%
Regional Mall	1	$23,500,000	1.9%	88.9%	1.62x	10.1%	67.4%	58.2%
Unanchored	5	$20,169,487	1.7%	95.9%	1.66x	11.0%	61.3%	51.7%
Shadow Anchored	2	$14,496,272	1.2%	98.2%	1.40x	9.0%	74.4%	68.1%
Single Tenant	2	$11,834,762	1.0%	100.0%	1.47x	9.9%	59.7%	46.4%
Subtotal	20	$310,316,221	25.6%	96.9%	1.91x	10.0%	63.9%	58.5%

Hotel
Full Service	3	$128,930,312	10.6%	84.0%	2.17x	10.9%	58.5%	56.1%
Select Service	1	$86,000,000	7.1%	91.2%	1.82x	12.9%	58.1%	49.4%
Limited Service	8	$57,656,899	4.8%	74.4%	1.68x	12.3%	67.9%	54.4%
Extended Stay	2	$17,208,258	1.4%	75.7%	1.72x	11.9%	70.9%	58.7%
Subtotal	14	$289,795,469	23.9%	83.7%	1.94x	11.8%	61.0%	53.9%

Multifamily
Garden	26	$200,461,415	16.5%	94.5%	1.40x	9.3%	73.9%	63.9%
Student Housing	5	$79,323,660	6.5%	97.0%	1.32x	8.4%	73.0%	65.0%
Subtotal	31	$279,785,076	23.1%	95.2%	1.38x	9.0%	73.6%	64.2%

Office
CBD	2	$121,600,000	10.0%	92.7%	2.98x	12.7%	38.9%	37.9%
Suburban	6	$26,733,256	2.2%	97.4%	1.36x	9.0%	67.0%	55.8%
Subtotal	8	$148,333,256	12.2%	93.6%	2.69x	12.0%	44.0%	41.2%

Manufactured Housing
Manufactured Housing	23	$88,769,765	7.3%	82.2%	1.70x	10.7%	68.7%	58.3%
Subtotal	23	$88,769,765	7.3%	82.2%	1.70x	10.7%	68.7%	58.3%

Mixed Use
Retail/Office	1	$31,949,268	2.6%	99.2%	1.68x	10.4%	67.0%	54.0%
Office/Retail/Residential	1	$4,400,000	0.4%	94.7%	1.32x	8.8%	71.5%	61.3%
Office/Retail	1	$1,134,158	0.1%	78.6%	1.32x	8.1%	51.6%	49.9%
Retail/Residential	1	$824,842	0.1%	100.0%	1.32x	8.1%	51.6%	49.9%
Subtotal	4	$38,308,268	3.2%	98.1%	1.62x	10.1%	66.7%	54.6%

Self Storage
Self Storage	9	$32,159,760	2.7%	78.7%	1.64x	10.5%	54.6%	45.4%
Subtotal	9	$32,159,760	2.7%	78.7%	1.64x	10.5%	54.6%	45.4%

Industrial
Warehouse	1	$13,698,402	1.1%	100.0%	1.28x	9.2%	73.3%	53.9%
Flex/Office	4	$12,350,000	1.0%	92.0%	1.42x	9.4%	70.8%	61.8%
Subtotal	5	$26,048,402	2.1%	96.2%	1.35x	9.3%	72.1%	57.6%

Total / Wtd. Avg:	114	$1,213,516,216	100.0%	91.4%	1.85x	10.5%	63.4%	56.1%

Mortgaged Properties by Location(1)(5)
					Weighted Averages

			% of				Cut-off
	Number of	Aggregate	Initial			UW	Date	LTV Ratio
	Mortgage	Cut-off Date	Pool		UW NCF	NOI	LTV	at
Location	Loans	Balance	Balance	Occupancy	DSCR(2)	DY	Ratio	Maturity(3)
New York	4	$296,000,000	24.4%	88.9%	2.50x	12.3%	49.6%	47.1%
California	23	$182,245,705	15.0%	93.6%	1.55x	9.9%	63.0%	54.3%
Texas	17	$158,551,748	13.1%	92.3%	1.34x	9.0%	71.0%	62.0%
Florida	18	$97,190,326	8.0%	90.3%	1.44x	9.3%	71.4%	62.7%
North Carolina	13	$81,076,591	6.7%	93.7%	1.31x	8.7%	77.6%	66.5%
Connectictut	1	$77,179,054	6.4%	98.0%	2.73x	11.3%	58.1%	58.1%
Maryland	2	$48,584,386	4.0%	96.6%	2.33x	10.3%	57.5%	55.8%
Misssouri	2	$38,000,000	3.1%	100.0%	1.39x	8.5%	72.7%	66.2%
Georgia	6	$35,211,161	2.9%	77.6%	1.85x	12.7%	65.8%	52.7%
Louisiana	3	$32,151,658	2.6%	94.8%	1.66x	10.7%	68.9%	58.9%
Michigan	3	$27,012,178	2.2%	79.8%	1.81x	12.0%	70.4%	59.3%
Virginia	5	$22,021,636	1.8%	95.6%	1.55x	9.7%	73.3%	59.2%
Delaware	1	$20,940,058	1.7%	99.0%	1.56x	10.1%	66.0%	53.1%
Indiana	3	$16,720,000	1.4%	77.0%	1.61x	11.8%	73.1%	63.2%
New Jersey	1	$13,698,402	1.1%	100.0%	1.28x	9.2%	73.3%	53.9%
Ohio	1	$13,349,850	1.1%	65.0%	1.75x	13.2%	59.9%	44.1%
Oregon	2	$11,253,104	0.9%	96.2%	1.47x	9.5%	67.2%	54.4%
Kentucky	1	$8,210,000	0.7%	88.0%	1.49x	10.6%	75.2%	64.9%
Washington	1	$7,957,714	0.7%	98.9%	1.23x	8.4%	70.1%	57.0%
Nebraska	1	$6,366,171	0.5%	72.2%	1.53x	11.7%	70.0%	52.0%
South Carolina	1	$6,250,000	0.5%	96.9%	1.68x	10.4%	62.9%	53.7%
Tennessee	1	$5,265,890	0.4%	100.0%	1.35x	9.8%	74.7%	60.3%
Illinois	2	$3,308,000	0.3%	86.2%	1.56x	9.6%	75.0%	62.0%
Nevada	1	$2,496,272	0.2%	89.5%	1.60x	11.6%	71.3%	65.8%
Arizona	1	$2,476,311	0.2%	70.9%	1.57x	10.4%	66.6%	55.1%

Total / Wtd. Avg:	114	$1,213,516,216	100.0%	91.4%	1.85x	10.5%	63.4%	56.1%

Loan Purpose(1)
					Weighted Averages

			% of					Cut-off
	Number of	Aggregate	Initial		Stated		UW	Date	LTV Ratio
	Mortgage	Cut-off Date	Pool	Mortgage	Remaining	UW NCF	NOI	LTV	at
Loan Purpose	Loans	Balance	Balance	Rate	Term (Mos.)	DSCR(2)	DY	Ratio	Maturity(3)
Refinance	63	$1,057,638,344	87.2%	4.2776%	114	1.90x	10.6%	62.4%	55.6%
Acquisition	18	$152,569,872	12.6%	4.5682%	116	1.50x	9.8%	69.5%	59.7%
Acquisition/Refinance	1	$3,308,000	0.3%	4.3000%	118	1.56x	9.6%	75.0%	62.0%
Total / Wtd. Avg:	82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

Prepayment Protection(1)
					Weighted Averages

			% of					Cut-off
	Number of	Aggregate	Initial		Stated		UW	Date	LTV Ratio
	Mortgage	Cut-off Date	Pool	Mortgage	Remaining	UW NCF	NOI	LTV	at
Prepayment Protection	Loans	Balance	Balance	Rate	Term (Mos.)	DSCR(2)	DY	Ratio	Maturity(3)
Defeasance	74	$1,049,821,387	86.5%	4.3656%	113	1.77x	10.4%	64.2%	56.1%
Defeasance or Yield Maintenance	2	$119,796,580	9.9%	3.8000%	120	2.62x	10.9%	58.2%	58.2%
Yield Maintenance	6	$43,898,249	3.6%	4.4879%	116	1.67x	11.0%	57.7%	50.0%
Total / Wtd. Avg:	82	$1,213,516,216	100.0%	4.3142%	114	1.85x	10.5%	63.4%	56.1%

FOOTNOTES TO ANNEX C

1
In the case of Loan Nos.1, 2, 4, 5, 10 and 14, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan.  In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan.

2
For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

3
In the case of Loan Nos. 22 and 40 the Maturity Date LTV are calculated based upon an “as-stabilized” appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for additional details.

4	Excluding 37 loans that have no interest only period for the entire term.

5
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

D-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CSAIL 2015-C1 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-C1	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

DISTRIBUTION DATE STATEMENT

	STATEMENT SECTIONS	PAGE(s)

	Certificate Distribution Detail	2
	Certificate Factor Detail	3
	Reconciliation Detail	4
	Other Required Information	5
	Cash Reconciliation Detail	6
	Current Mortgage Loan and Property Stratification Tables	7-9
	Mortgage Loan Detail	10
	NOI Detail	11
	Principal Prepayment Detail	12
	Historical Detail	13
	Delinquency Loan Detail	14
	Specially Serviced Loan Detail	15-16
	Advance Summary	17
	Modified Loan Detail	18
	Historical Liquidated Loan Detail	19
	Historical Bond / Collateral Loss Reconciliation	20
	Interest Shortfall Reconciliation Detail	21-22
	Defeased Loan Detail	23
	Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Operating Advisor

Credit Suisse First Boston Mortgage Securities Corp. Eleven Madison Avenue New York, NY 10010 Contact: General Information Number Phone Number: (212) 325-2000	KeyBank National Association 11501 Outlook Street Suite 300 Overland Park, KS 66211 Contact: Andy Lindenman Phone Number: (913) 317-4372	C-III Asset Management LLC 5221 N. O’Connor Blvd., Suite 600 Irving, TX 75039 Contact: CMBS SS Group Phone Number: (972) 868-5300	Park Bridge Lender Services LLC 560 Lexington Avenue, 17th Floor New York, NY 10022 Contact: David Rodgers Phone Number: (212) 310-9821

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices.  In addition, certificateholders may register online for email notification when special notices are posted.  For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CSAIL 2015-C1 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-C1	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Certificate Distribution Detail
Class (2)	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-NR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CSAIL 2015-C1 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-C1	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
NR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-NR		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CSAIL 2015-C1 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-C1	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Certificate Interest Reconciliation
Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-NR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CSAIL 2015-C1 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-C1	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
			Appraisal	Cumulative	Most Recent
		Loan	Reduction	ASER	App. Red.
		Number	Effected	Amount	Date

Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CSAIL 2015-C1 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-C1	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - KeyBank National Association	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Operating Advisor Fee - Park Bridge Lender Services	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Equity Payments Received	0.00		Borrower Option Extension Fees	0.00
Net Swap Counterparty Payments Received	0.00		Equity Payments Paid	0.00
Total Other Collected		0.00	Net Swap Counterparty Payments Paid	0.00
Total Funds Collected		0.00	Total Payments to Certificateholders & Others		0.00
			Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CSAIL 2015-C1 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-C1	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CSAIL 2015-C1 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-C1	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CSAIL 2015-C1 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-C1	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CSAIL 2015-C1 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-C1	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Mortgage Loan Detail
Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CSAIL 2015-C1 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-C1	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CSAIL 2015-C1 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-C1	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CSAIL 2015-C1 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-C1	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution Date	30-59 Days # Balance	60-89 Days # Balance	90 Days or More # Balance	Foreclosure # Balance	REO # Balance	Modifications # Balance	Curtailments # Balance	Payoff # Balance	Next Weighted Avg. Coupon Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CSAIL 2015-C1 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-C1	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

(1) Status of Mortgage Loan									(2) Resolution Strategy Code

A	-	Payment Not Received	0	-	Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	-	One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	-	Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	-	Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent							5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CSAIL 2015-C1 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-C1	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Specially Serviced Loan Detail - Part 1
Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code									(2) Property Type Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	-	Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	-	Note Sale			to Master Servicer	13	-	Other or TBD	WH MH	- -	Warehouse Mobile Home Park	OT	-	Other

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CSAIL 2015-C1 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-C1	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CSAIL 2015-C1 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-C1	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CSAIL 2015-C1 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-C1	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CSAIL 2015-C1 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-C1	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CSAIL 2015-C1 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-C1	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15
Historical Bond/Collateral Loss Reconciliation Detail
Distribution Date	Offering Document Cross- Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CSAIL 2015-C1 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-C1	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15
Interest Shortfall Reconciliation Detail - Part 1
Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees					Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out	ASER	(PPIS) Excess

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CSAIL 2015-C1 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-C1	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Interest Shortfall Reconciliation Detail - Part 2

Offering	Stated Principal	Current Ending	Reimb of Advances to the Servicer
Document	Balance at	Scheduled	Current Month	Left to Reimburse	Other (Shortfalls)/	Comments
Cross-Reference	Contribution	Balance		Master Servicer	Refunds

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CSAIL 2015-C1 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-C1	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	CSAIL 2015-C1 Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-C1	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	4/17/15
		Record Date:	3/31/15
		Determination Date:	4/13/15

Supplemental Reporting

ANNEX E-1

SPONSOR REPRESENTATIONS AND WARRANTIES

As of the Closing Date, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below as of the Cut-off Date, or such other date as set forth below.  The exceptions to the representations and warranties set forth below are identified on Annex E-2 to this prospectus supplement.  Capitalized terms used but not otherwise defined in this Annex E will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the relate Sponsor, on the one hand, and the Issuing Entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

1.      Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement.

2.      Whole Loan; Ownership of Mortgage Loans. Except with respect to each Serviced Mortgage Loan, each Mortgage Loan is a whole loan and not an interest in a mortgage loan. Each Mortgage Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan evidenced by a senior note. Immediately prior to the sale, transfer and assignment to depositor, no Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation (other than with respect to Serviced Mortgage Loans) or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller). The Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller).

3.      Loan Document Status. Each related Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such mortgage loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited

E-1-1

or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such mortgage loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Notes, Mortgages or other mortgage loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Note, Mortgage or other mortgage loan documents.

4.      Mortgage Provisions. The mortgage loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

5.      Hospitality Provisions. The mortgage loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Trust Fund against such franchisor, either directly or as an assignee of the related originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

6.      Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related mortgage loan documents (a) the material terms of such Mortgage, Note, Mortgage Loan guaranty, and related mortgage loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Note, Mortgage Loan guaranty, and related mortgage loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since February 20, 2015.

7.      Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases from the Seller constitutes a legal, valid and binding endorsement or assignment from the Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items

E-1-2

or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

At the time of the assignment of the Mortgage Loans to the Depositor, the Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller).

8.      Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the mortgage loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same crossed Mortgage Loan group, provides that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.      Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

10.    Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each

E-1-3

related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.    Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

12.    Condition of Property. The Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

13.    Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

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14.    Condemnation. As of the date of origination and to the Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

15.    Actions Concerning Mortgage Loan. As of the date of origination and to the Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the mortgage loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.    Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related mortgage loan documents are being conveyed by the Seller to depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related mortgage loan documents.

17.    No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund prior to the Cut-off Date.

18.    Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related mortgage loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related mortgage loan documents, by business interruption or rental loss insurance which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained during restoration.

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If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related mortgage loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the PML or the equivalent.

The mortgage loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Seller.

19.    Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more

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separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

20.    No Encroachments. To the Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

21.    No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Seller.

22.    REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.    Compliance. The terms of the mortgage loan documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

24.    Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do

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business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

25.    Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26.    Local Law Compliance. To the Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

27.    Licenses and Permits. Each Mortgagor covenants in the mortgage loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28.    Recourse Obligations. The mortgage loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the mortgage loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of

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(i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the mortgage loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

29.    Mortgage Releases. The terms of the related Mortgage or related mortgage loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in paragraph (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related mortgage loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to apply such an amount to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan.

In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

30.    Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for

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each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

31.    Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and as reauthorized and amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related mortgage loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

32.    Due-on-Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related mortgage loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the mortgage loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related mortgage loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related mortgage loan documents or a Person satisfying specific criteria identified in the related mortgage loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Annex E-1, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related mortgage loan documents, (ii) purchase money security interests, (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other mortgage loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.    Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the mortgage loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related mortgage loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and

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prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related mortgage loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related mortgage loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.    Defeasance. With respect to any Mortgage Loan that, pursuant to the mortgage loan documents, can be defeased (a “Defeasance”), (i) the mortgage loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the mortgage loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to deliver an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.    Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loan and situations where default interest is imposed.

36.    Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Seller, its successors and assigns, the Seller represents and warrants that:

(A)   The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

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(B)   The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(C)   The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)   The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E)   The ground lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(F)   The Seller has not received any written notice of default under or notice of termination of such ground lease. To the Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(G)   The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H)   A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(I)     The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(J)    Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related mortgage loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)   In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

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(L)    Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

37.    Servicing. The servicing and collection practices used by the Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Seller’s customary commercial mortgage servicing practices.

38.    ARD Loans. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related mortgage loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

39.    Rent Rolls; Operating Histories. The Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

40.    No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in Exhibit C to the MLPA. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the mortgage loan documents.

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41.    Bankruptcy. In respect of each Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

42.    Organization of Mortgagor. The Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 20% or greater direct ownership share (i.e., the “Major Sponsors”). The Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. ((1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.    Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party

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related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule I to the MLPA, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule I (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Seller, for the remediation of the problem, and/or (B) agreed in the mortgage loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

44.    Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the Seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.    Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.    Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the MLPA is true and correct in all material

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respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.    Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool.

48.    Advance of Funds by the Seller. No advance of funds has been made by the Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49.    Compliance with Anti-Money Laundering Laws. The Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

50.    Litigation. Whether or not a Mortgage Loan was originated by the Seller, to the Seller’s knowledge, with respect to each Mortgage Loan originated by the Seller and each Mortgage Loan originated by any Person other than the Seller, as of the date of origination of the related Mortgage Loan, and, to the Seller’s actual knowledge, with respect to each Mortgage Loan originated by the Seller and any prior holder of the Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Mortgagor under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Mortgagor or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Mortgagor and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and to the Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such Mortgagor.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Seller’s knowledge including but not limited to any written notices from or on behalf of the Mortgagor.

“Servicing File”. A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Seller, provided that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

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ANNEX E-2

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1 to this prospectus supplement and the Mortgage Loan name and number identified on Annex A to this prospectus supplement. Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

E-2-1

Column Financial, Inc.
Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A	Description of Exception
1	500 Fifth Avenue (Loan No. 2); St. Louis Premium Outlets (Loan No. 10)	(Complete Servicing File) – The subject Mortgage Loan is part of a Non-Serviced Whole Loan and, accordingly, certain original documents will not be delivered to the Master Servicer.
2	Soho-Tribeca Grand Hotel Portfolio (Loan No. 1)
(Whole Loan; Ownership of Mortgage Loans) - The subject Mortgage Loan is part of a Whole Loan (the “Soho-Tribeca Grand Hotel Portfolio Whole Loan”), which also includes a pari passu Companion Loan in the original principal amount of $115,000,000 and one subordinate Companion Loan in the amount of $25,000,000. The entire Soho-Tribeca Grand Hotel Portfolio Whole Loan is secured by the same Mortgage encumbering the related Mortgaged Property.

2	500 Fifth Avenue (Loan No. 2)
(Whole Loan; Ownership of Mortgage Loans) - The subject Mortgage Loan is part of a Whole Loan (the “500 Fifth Avenue Whole Loan”), which also includes a pari passu Companion Loan in the original principal amount of $100,000,000. The entire 500 Fifth Avenue Whole Loan is secured by the same Mortgage encumbering the related Mortgaged Property.

2	Westfield Trumbull (Loan No. 4)
(Whole Loan; Ownership of Mortgage Loans) - The subject Mortgage Loan is part of a Whole Loan (the “Westfield Trumbull Whole Loan”), which also includes two pari passu Companion Loans in the aggregate original principal amount of $75,120,946. The entire Westfield Trumbull Whole Loan is secured by the same Mortgage encumbering the related Mortgaged Property.

2	Westfield Wheaton (Loan No. 5)
(Whole Loan; Ownership of Mortgage Loans) - The subject Mortgage Loan is part of a Whole Loan (the “Westfield Wheaton Whole Loan”), which also includes two pari passu Companion Loans in the aggregate original principal amount of $192,000,000. The entire Westfield Wheaton Whole Loan is secured by the same Mortgage encumbering the related Mortgaged Property.

2	St. Louis Premium Outlets (Loan No. 10)
(Whole Loan; Ownership of Mortgage Loans) - The subject Mortgage Loan is part of a Whole Loan (the “St. Louis Premium Outlets Whole Loan”), which also includes two pari passu Companion Loans in the aggregate original principal amount of $69,000,000. The entire St. Louis Premium Outlets Whole Loan is secured by the same Mortgage encumbering the related Mortgaged Property.

2	Bayshore Mall (Loan No. 14)
(Whole Loan; Ownership of Mortgage Loans) - The subject Mortgage Loan is part of a Whole Loan (the “Bayshore Mall Whole Loan”), which also includes a pari passu Companion Loan in the original principal amount of $23,000,000. The entire Bayshore Whole Loan is secured by the same Mortgage encumbering the related Mortgaged Property.

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Column Financial, Inc.
Rep No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A	Description of Exception
5	Holiday Inn – La Mirada (Loan No. 20)
(Hospitality Provisions) - The related comfort letter provided at the closing of the subject mortgage loan is not enforceable by the securitization trust. Within 60 days of the securitization date (provided such securitization date occurs no later than six months from the date of the comfort letter) a replacement comfort letter in favor of the trust may be obtained upon written request of the franchisor.

5	Homewood Suites – Macon, GA (Loan No. 31)
(Hospitality Provisions) – A comfort letter was issued for the benefit of the lender which may be relied upon by the Trust provided that the lender gives written notice to the franchisor of the assignment of the related mortgage loan to the Trust within 30 days of such assignment.

5	Hilton Garden Inn Lithonia (Loan No. 38); Hampton Inn – Canton, GA (Loan No. 48)
(Hospitality Provisions) – A comfort letter was issued for the benefit of the lender which may be relied upon by the Trust provided that the lender transfers the Mortgage Loan directly to the Trust and gives notice within 30 days of such assignment, which notice provides the name and address of the new “lender”.

5	Candlewood Suites Louisville Airport (Loan No. 39); Candlewood Suites Indianapolis NE (Loan No. 42)
(Hospitality Provisions) - The related comfort letter(s) provided at the closing of the subject mortgage loan is not enforceable by the securitization trust. Such comfort letter contemplates that the assigning mortgage lender make a request to the related franchisor to issue a new comfort letter to the securitization trust on the franchisor’s then current form, which request must be made within a specified period following the closing of the loan and transfer thereof to the securitization trust; provided that the issuance of the new comfort letter will be subject to such conditions as may be set forth in the existing comfort letter.

5	Suburban Extended Stay Clarksville, IN (Loan No. 51); Suburban Extended Stay Indianapolis NE (Loan No. 71)
(Hospitality Provisions) – The related comfort letter provided at the closing of the subject Mortgage Loan is enforceable by the securitization trust only if (A) the securitization occurs within 120 days from the date such comfort letter is issued at the origination of such Mortgage Loan; provided that prompt notice is provided to the franchisor identifying the new “lender” its address, or (B) the comfort letter is assigned to the mortgage loan seller, if the transfer occurs within 30 days from the date of the comfort letter and the franchisor is provided with prompt notice of the full name and address of the mortgage loan seller.

7	All Mortgage Loans transferred by Column
(Lien; Valid Assignment) - The lien of real property taxes and assessments shall not be considered due and payable until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement is entitled to be taken by the related taxing authority.

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Column Financial, Inc.
Rep No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A	Description of Exception
7
Soho-Tribeca Grand Hotel Portfolio (Loan No. 1); 500 Fifth Avenue (Loan No. 2); Westfield Trumbull (Loan No. 4); Westfield Wheaton (Loan No. 5);St. Louis Premium Outlets (Loan No. 10) and Bayshore Mall (Loan No. 14)
(Lien; Valid Assignment) - With respect to each subject Mortgage Loan, the related Mortgage secures the entire Whole Loan.
8	All Mortgage Loans transferred by Column
(Permitted Liens; Title Insurance) - The lien of real property taxes and assessments shall not be considered due and payable until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement is entitled to be taken by the related taxing authority.

8
Soho-Tribeca Grand Hotel Portfolio (Loan No. 1); 500 Fifth Avenue (Loan No. 2); Westfield Trumbull (Loan No. 4); Westfield Wheaton (Loan No. 5);St. Louis Premium Outlets (Loan No. 10) and Bayshore Mall (Loan No. 14)
(Permitted Liens; Title Insurance) - With respect to each subject Mortgage Loan, the related Mortgage secures the entire Whole Loan.
8	PFC MHC Portfolio (Loan No. 6); Ashland & Iowa MHC Portfolio (Loan No. 79)
(Permitted Liens; Title Insurance) – Florida statute (F.S. 723.071) confers Right of First Refusal (ROFR) to MHC homeowners’ association. ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

8	Homewood Suites – Macon, GA (Loan No. 31)
(Permitted Liens; Title Insurance) – Should the Mortgagor cease to operate the Mortgaged Property as a hotel for 24 consecutive months, the prior owner of the Mortgaged Property has a purchase option to repurchase the Mortgaged Property; provided that the prepayment and defeasance lockout period with respect to the subject Mortgage Loan has expired. However, such purchase option is extinguished by foreclosure or deed-in-lieu thereof.

8	Walgreens - Beaverton (Loan No. 52)
(Permitted Liens; Title Insurance) - Tenant (Walgreen Co.) has Right of First Refusal (ROFR) to acquire Mortgaged Property if there is bona fide offer to purchase the premises; however, ROFR is extinguished by foreclosure or deed-in-lieu thereof, or by any other enforcement action taken under the Mortgage.

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Column Financial, Inc.
Rep No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A	Description of Exception
10
Soho-Tribeca Grand Hotel Portfolio (Loan No. 1); 500 Fifth Avenue (Loan No. 2); Westfield Trumbull (Loan No. 4); Westfield Wheaton (Loan No. 5); St. Louis Premium Outlets (Loan No. 10) and Bayshore Mall (Loan No.14)
(Assignment of Leases and Rents) - With respect to each subject Mortgage Loan, the related Mortgage and any related Assignment(s) of Leases secure the entire related Whole Loan.
12	Westfield Trumbull (Loan No. 4); Westfield Wheaton (Loan No. 5)
(Condition of Property) – In lieu of establishing a reserve to repair certain deferred maintenance items, the borrower agreed to complete the required repairs in a good and workmanlike manner by a date that is no later than the date that is twelve (12) months after the origination date, subject to force majeure and reasonable delays resulting from required consent or cooperation from tenants at the related Mortgaged Property.

15	Holiday Inn – La Mirada (Loan No. 20)
(Actions Concerning Mortgage Loans) – The borrower, CHA La Mirada LLC, has been named the defendant in a pending lawsuit arising out of the alleged breach of a reciprocal parking agreement. The plaintiff alleges that the borrower: (i) failed to maintain sufficient parking spaces to meet its own parking needs, (ii) failed to participate in a reasonable parking program, and (iii) erected a barrier to prohibit ingress and egress from the back of the borrower’s property, in violation of the easement agreement. The exception to Representation and Warranty No. 15 with respect to the subject Mortgage Loan is also an exception to Representation and Warranty No. 50.

15	Grand River Plaza (Loan No. 33)
(Actions Concerning Mortgage Loans) – The guarantor, Mr. Abe Brach, is the defendant in a lawsuit brought in 2011 by his partners in a joint venture. Once the joint venture ceased operations, the members initiated litigation against each. The cases have been consolidated in Kings County, NY.

Based upon settlement negotiations the guarantor does not believe the outcome of this litigation will materially affect his ability to continue meeting his financial obligations.

16	500 Fifth Avenue (Loan No. 2);St. Louis Premium Outlets (Loan No. 10)
(Escrow Deposits) – The subject Whole Loan is a Non-Serviced Whole Loan and, accordingly, any escrow deposits and payments are being held by or on behalf of the master servicer for the JPMBB 2014-C26 Securitization and will not be delivered to the Depositor or its servicer.

E-2-5

Column Financial, Inc.
Rep No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A	Description of Exception
16	Courtyard Midtown East (Loan No. 3)
(Escrow Deposits) –Marriott, the manager of the related Mortgaged Property, maintains an FF&E Reserve pursuant to a management agreement and, subject to the satisfaction of the conditions in the related Mortgage Loan documents, the related Mortgagor does not have to maintain an FF&E Reserve with the Mortgage Loan Seller. If the management agreement is terminated or no longer requires an FF&E Reserve to be maintained, or if Marriott no longer funds such reserve, the related Mortgagor is obligated to fund a FF&E Reserve on a monthly basis with the Mortgage Loan Seller.

18	Soho-Tribeca Grand Hotel Portfolio (Loan No. 1)
(Insurance) – Under the mortgage loan documents each of Ironshore Specialty Insurance Company and Starr Surplus Insurance Company are pre-approved as insurance providers; provided that (1) the rating of Ironshore Specialty Insurance Company and Starr Surplus Insurance Company is not withdrawn or downgraded below the rating in place at the origination of the mortgage loan and (2) at renewal of the current policy term, the Mortgagor must replace Ironshore Specialty Insurance Company and Starr Surplus Insurance Company with an insurance company meeting the rating requirements set forth in the loan agreement.

E-2-6

Column Financial, Inc.
Rep No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A	Description of Exception
18	500 Fifth Avenue (Loan No. 2)
(Insurance) - If the related Mortgagor elects to have its insurance coverage provided by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) and one hundred percent (100%) of the first layer of insurance coverage shall be provided by insurance companies having such ratings and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) shall be provided by insurance companies having a claims paying ability rating of “BBB+” or better by S&P and “Baa2” or better by Moody’s (if Moody’s is rating the securitization and is rating the insurance company).

The loan agreement requires the Mortgagor to obtain and maintain business income or rental loss insurance (A) containing an extended period of indemnity endorsement which provides that after the physical loss to the improvements and personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Mortgaged Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (B) in an amount equal to one hundred percent (100%) of the projected gross income from the Mortgaged Property for a period of eighteen (18) months from the date of such casualty (assuming such casualty had not occurred) and notwithstanding that the policy may expire at the end of such period. However, the loan agreement does not require such insurance to cover the actual loss sustained during restoration.

With respect to commercial liability insurance coverage, the related loan documents do not require “broad form” coverage.

The related loan agreement does not provide for application of insurance proceeds to accrued interest.

E-2-7

Column Financial, Inc.
Rep No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A	Description of Exception
18	Courtyard Midtown East (Loan No. 3)
(Insurance) - The mortgage loan documents permit insurance through a syndicate of insurers, provided that (A) if four (4) or less insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent by all other rating agencies), with no carrier below “BBB+” (and the equivalent by all other rating agencies) or (B) if five (5) or more insurance companies issue the policies, then at least sixty percent (60%) of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent by all other rating agencies), with no carrier below “BBB+” (and the equivalent by all other rating agencies).

The exception to Representation and Warranty No. 31 with respect to the subject Mortgage Loan is also an exception to Representation and Warranty No. 18.

E-2-8

Column Financial, Inc.
Rep No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A	Description of Exception
18	Westfield Trumbull (Loan No. 4); Westfield Wheaton (Loan No. 5)
(Insurance) – The related mortgage loan documents provide, with respect to insurance company ratings, that: (1) (A) if four or less insurance companies issue the insurance policies, then at least 75% of the insurance coverage represented by any one line of coverage must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no carrier below “BBB+” or (B) if five or more insurance companies issue the Insurance policies, then at least 60% of the insurance coverage represented by any one line of coverage (based solely on the amount needed to cover the improvements and business income value of the Mortgaged Property) must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P with no carrier below “BBB+”.

In addition, related mortgage loan documents also provide that, if the financial strength or claims paying ability rating of any the companies issuing the insurance policies delivered on the loan closing date (the “Original Insurance Companies”) is downgraded to a rating below the requirements as set forth in the related mortgage loan documents, then the related borrower is required to: (i) to the extent the lender and such borrower determine such coverage is available, either (A) replace such insurance policies with insurance policies issued by a company meeting the rating requirements as set forth herein for S&P or (B) obtain either a “credit wrap” or reinsurance with a “cut-through” endorsement that has the effect of raising the rating of such Original Insurance Company to a rating which meets the ratings requirements as set forth herein and (ii) upon the expiration of any such replacement insurance policies or insurance policies with respect to which a “cut-through” endorsement has been issued, replace such insurance policies with insurance policies reasonably acceptable in form and substance to the lender issued by an insurer reasonably acceptable to the lender.

The exception to Representation and Warranty No. 31 with respect to the subject Mortgage Loan is also an exception to Representation and Warranty No. 18.

18	PFC MHC Portfolio (Loan No. 6)
(Insurance) - Pursuant to the related loan agreement, business interruption insurance covers 100% of the projected gross income from the Mortgaged Property on an actual loss sustained basis for a period beginning on the date of casualty and continuing until (a) the restoration of the Mortgaged Property is completed, or (b) the expiration of twelve (12) months, whichever first occurs.

E-2-9

Column Financial, Inc.
Rep No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A	Description of Exception
18	St. Louis Premium Outlets (Loan No. 10)
(Insurance) - Pursuant to the related loan agreement, the required insurance policies are required to be issued by financially sound and responsible insurance companies having the following claims paying ability ratings: (1) (i) if there is only one insurance company issuing such policies, such insurance company shall have a claims paying rating of “A” or better; or (ii) if there is more than one but less than five insurance companies collectively issuing such policies, seventy-five percent (75%) or more of the insured amount and the first layer of such coverage shall have a claims paying ability rating of “A” or better, and the remaining 25% or less at least “BBB”; and (iii) if there are five or more insurance companies collectively issuing such policies, sixty percent (60%) or more of the insured amount and the first layer of such coverage shall have a claims paying ability rating of “A” or better and the remaining forty percent (40%) shall have a claims paying ability rating of “BBB” or better or (2) such other ratings approved by the lender from time to time.

The exception to Representation and Warranty No. 31 with respect to the subject Mortgage Loan is also an exception to Representation and Warranty No. 18.

18	Bayshore Mall (Loan No. 14)
(Insurance) - The mortgage loan documents permit insurance through a syndicate of insurers, provided that at least seventy-five percent (75%) of the insurance coverage (if there are four (4) or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five (5) or more members of the syndicate) is with insurers having a claims paying ability rating of “A” or better by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A:VIII” by AM Best) (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A:VIII” by AM Best)), and all such insurers must have ratings of not less than “BBB+” by S&P and “Baa2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A:VIII” by AM Best).

The exception to Representation and Warranty No. 31 with respect to the subject Mortgage Loan is also an exception to Representation and Warranty No. 18.

18	Franklin Management Portfolio (Loan No. 19)
(Insurance) - A portion of the Riverland MHC Mortgaged Property is located in a flood zone, but insurance could not be obtained under the National Flood Insurance Program due to lack of permanent structures on the property. The Mortgage Loan Documents provide a nonrecourse carveout for losses due to flood.

E-2-10

Column Financial, Inc.
Rep No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A	Description of Exception
18	Villa Sierra (Loan No. 24)
(Insurance) - The mortgage loan documents permit insurance through a syndicate of insurers, provided that if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) of fewer members) and 100% of the first layer of such insurance must be provided by insurance companies with a claims paying ability rating of A.M. Best “A:VIII” or better or “A-” or better by S&P and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) of fewer members) must be provided by insurance companies having a claims paying ability rating of A.M. Best “A:VIII” or better or “BBB” or better by S&P.

18	Walgreens - Beaverton (Loan No. 52)
(Insurance) – The sole tenant at the related Mortgaged Property is permitted to self-insure the Mortgaged Property, provided that: (i) the tenant’s (Walgreen’s) lease is in full force and effect and no event of default has occurred thereunder, (ii) Walgreens is in actual, physical possession of the entire leased premises and is open to the public for business during customary hours, (iii) Walgreens has satisfied all insurance requirements set forth in its lease, (iv) Walgreens has elected either to provide third-party insurance or to self-insurance in accordance with the terms of its lease and the lender has received notice of such election, (v) Walgreens’ lease provides that after the occurrence of any casualty affecting the Mortgaged Property and during the term of the Mortgage Loan (A) Walgreens has no right to abate rent or terminate its lease (regardless of the cause of such casualty) and (B) Walgreens is obligated to restore the Mortgaged Property regardless of the amount of insurance proceeds received from such casualty, and (vi) (A) the lender is named as a mortgagee and additional insured, as applicable, on each of the policies maintained by Walgreens (unless Walgreens has elected to provide self-insurance in accordance with the terms of its lease and the lender has received notice of such election) and (B) the Mortgagor is named as an additional insured on each of the policies maintained by Walgreens. If the foregoing criteria are not satisfied, then the Mortgagor is required to obtain, at its sole cost and expense, all insurance as required by the Mortgage Loan documents. In evaluating the sufficiency of all insurance provided with respect to the requirements under the Mortgage Loan documents, the lender (or its servicer) will have the discretion, but not the obligation, to allow the Mortgagor to maintain only “excess and contingent” insurance coverage over and above any other valid and collectible coverage then-in existence.

E-2-11

Column Financial, Inc.
Rep No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A	Description of Exception
19	Franklin Management Portfolio (Loan No. 19)
(Access; Utilities; Separate Tax Lots) - One portion of the Bullocks MHC Mortgaged Property obtains access to the public road through an adjacent parcel not owned by the Mortgagor, without an easement agreement. However, the part of the Bullocks MHC Mortgaged Property that is adjacent to the public right of way is vacant, has an existing curb cut, and direct access could be constructed for the entire Bullocks MHC Mortgaged Property without need for an easement or use of any other property not owned by the Mortgagor. Pursuant to the Mortgage Loan Documents, the Mortgagor has covenanted to, within 120 days of the closing date, either (1) obtain an acceptable easement from the adjacent parcel owner and add the easement as an insured parcel to the legal description or (2) construct a drive in a lien-free, workmanlike manner in accordance with all legal requirements. A carveout for losses has been added as a result of the Mortgagor losing existing access, and the Mortgage Loan is full recourse until either of the foregoing options is satisfied.

26	Best Self Storage Portfolio (Loan No. 22)
(Local Law Compliance) - The Aransas Pass Mortgaged Property is legally non-conforming as to use; such use is currently permitted by a conditional use permit. Upon a threshold casualty (i.e., 50% or more), the property can only be rebuilt as a self storage facility upon obtaining a new conditional use permit. To mitigate this risk, the loan agreement provides (i) that, as a condition to post-casualty restoration, the property must be able to be rebuilt as a self storage facility in compliance with all applicable legal requirements to substantially the same area, size and dimensions as exist as of the closing date (i.e., the same number of buildings with substantially the same footprint and density, substantially the same number of self storage units with substantially the same rentable square footage and substantially the same number of parking spaces), without the need for any additional parking spaces, (ii) in the event there is a failure of one of the restoration conditions, lender can apply the net proceeds to the payment of the debt allocable to the property in question and, to the extent such proceeds are insufficient to extinguish such portion of the debt, borrower has the right, absent an event of default, to pay such difference without the payment of a yield maintenance or other premium/fee, and (iii) for recourse for losses due to the inability of the Aransas Pass Mortgaged Property to be rebuilt as a self storage facility in compliance with all applicable legal requirements to substantially the same area, size and dimensions as exist as of the closing date (i.e., the same number of buildings with substantially the same footprint and density, substantially the same number of self storage units with substantially the same rentable square footage and substantially the same number of parking spaces), without the need for any additional parking spaces.

E-2-12

Column Financial, Inc.
Rep No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A	Description of Exception
27	500 Fifth Avenue (Loan No. 2)
(Licenses and Permits) - With respect to the Mortgaged Property securing the subject Mortgage Loan, (a) a permanent certificate of occupancy (the “Original CO”) was issued with respect to the entire Mortgaged Property, which Original CO is currently in effect, and (b) a temporary certificate of occupancy (the “TCO”) was issued on or on or about July 30, 2010 in connection with certain work being performed by Zara USA, Inc. (“Zara”), a tenant leasing space in the basement, and on the first, second and third floors of the Mortgaged Property. The TCO expired on or about August 7, 2013, due to a modification made by Zara to its space that was inconsistent with its original plans. Zara’s architect subsequently filed an amendment to its plan to reflect the change and receive a letter of completion for that work. Notwithstanding such amendment and letter of completion, the related borrower has not been able to obtain an approved certificate of occupancy because Zara began a major renovation of its space in or about August of 2014. Zara obtained permits for this proposed work, and has advised the borrower that it will be filing an amendment for change of use with respect to its space. According to the borrower’s architect, the Original CO is valid for all floors and spaces outside the area of the Zara construction. Upon completion of such construction and requisite amendment of the plans to show the new layout, Zara’s use of its space may be eligible for a new temporary certificate of occupancy, and ultimately under a new certificate of occupancy reflecting Zara’s changes in use. Under the related loan agreement, the related borrower is required to, among other things, (i) cause the Zara construction to be performed in accordance with all applicable legal requirements, (ii) not suffer or permit any portion of the Mortgaged Property leased to Zara to be used or occupied for any purpose other than those permitted under the Original CO unless and until a temporary or permanent certificate of occupancy for the Mortgaged Property shall have been issued permitting such use, and (iii) cause the temporary or permanent certificate of occupancy contemplated by clause (ii) above to be obtained, and if same is a temporary certificate of occupancy, thereafter, cause a new permanent certificate of occupancy to be obtained for the Mortgaged Property as soon as reasonably practicable.

27	Franklin Management Portfolio (Loan No. 19)
(Licenses and Permits) - The Mortgagor does not have the operator’s permit required by the City of Salem, Virginia for the Riverland MHC Mortgaged Property. The Mortgagor has applied for the permit and covenanted pursuant to the Mortgage Loan Documents to use commercially reasonable efforts to obtain the permit. A recourse carveout was added to the Mortgage Loan Documents for the Mortgagor’s failure to obtain the permit.

E-2-13

Column Financial, Inc.
Rep No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A	Description of Exception
28	All Mortgage Loans transferred by Column
(Recourse Obligations) - The related mortgage loan documents may provide for recourse against the related Mortgagor and guarantor in the event that such Mortgagor or guarantor “solicits or causes to be solicited petitioning creditors” to cause an involuntary bankruptcy filing with respect to such Mortgagor, rather than that such Mortgagor or guarantor “colluded with other creditors” to do so. In addition, the related loan documents may limit recourse for the related Mortgagor’s commission of material physical waste only to the extent that such waste was intentional.

28	Soho-Tribeca Grand Hotel Portfolio (Loan No. 1)
(Recourse Obligations) – Under the guaranty, any demand for payment must be made against Hartz Financial Corp. and Hartz Financial II Corp. (together, the “Primary Guarantors”) and no demand for payment may be sought from Hartz Mountain Industries-NJ, L.L.C. (the “Parent Guarantor”) unless the Primary Guarantor fails to pay within 5 days of demand. The Parent Guarantor liability is capped at $50,000,000.

28	Courtyard Midtown East (Loan No. 3)
(Recourse Obligations) – The mortgage loan documents do not provide for recourse against the Mortgagor or guarantor for losses and damages suffered as a result of the conversion of insurance proceeds or condemnation awards or of rents following an event of default.

28	Westfield Trumbull (Loan No. 4); Westfield Wheaton (Loan No. 5)
(Recourse Obligations) – As regards clause (b)(ii) of Representation and Warranty No. 28, the related loan agreement provides for loss recourse with respect to (i) fraud, willful misconduct or intentional material misrepresentation in connection with the Mortgage Loan.

As regards clause (b)(iii) of Representation and Warranty No. 28, the related loan agreement provides for loss recourse in the event that the borrower fails to obtain the lender’s prior consent to a voluntary sale or conveyance (but not encumbrance) of all of the Mortgaged Property or the borrower, if and to the extent such consent is required under the Mortgage Loan Documents (other than mechanics’ lien, tax liens and other similar liens).

As regards clause (b)(v) of Representation and Warranty No. 28, the related loan agreement, the related loan agreement provides for loss recourse with respect to any actual intentional physical waste to the Mortgaged Property by the borrower or any affiliate of the borrower.

E-2-14

Column Financial, Inc.
Rep No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A	Description of Exception
28	St. Louis Premium Outlets (Loan No. 10)
(Recourse Obligations) - As regards clause (b)(ii) of Representation and Warranty No. 28, the related loan agreement provides for loss recourse with respect to (i) fraud or intentional misrepresentation by the related Mortgagor or guarantor in connection with the closing of the Mortgage Loan; and (ii) fraud or intentional misrepresentation regarding matters stated in the financial statements or other information required to be delivered by the related Mortgagor or guarantor in connection with the Mortgage Loan or otherwise delivered to the lender by the related Mortgagor or guarantor and upon which the lender reasonably relied upon.

As regards clause (b)(iii) of Representation and Warranty No. 28, the related loan agreement provides for loss recourse with respect to gross negligence or willful misconduct of the related Mortgagor or guarantor regarding the operation of the Mortgaged Property.

As regards clause (b)(iv) of Representation and Warranty No. 28, the related loan agreement provides for loss recourse with respect to the breach of any representation, warranty or indemnification provision in the loan agreement or the Mortgage concerning environmental laws, hazardous materials and any indemnification of the lender with respect thereto in either document.

The related loan agreement does not cover losses for “the commission of material physical waste at the Mortgaged Property, which may, in certain instances, be limited to acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents”.

The related guarantor’s liability under the related guaranty is limited to $19 million, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in connection with the enforcement of the guaranty.

28	University Plaza (Loan No. 16)
(Recourse Obligations) - The Mortgage Loan does not become full recourse for failure to provide notice for a transfer that is otherwise permitted upon notice, provided that lender is provided evidence that the transfer satisfied the requirements of the Mortgage Loan Documents, so that lender’s consent thereto was not required, within five (5) business days of the Mortgagor’s receipt. The Mortgagor remains liable to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by lender (including attorneys’ fees and costs reasonably incurred) in connection with such transfer.

E-2-15

Column Financial, Inc.
Rep No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A	Description of Exception
29	All Mortgage Loans transferred by Column
(Mortgage Releases) - If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.

30	500 Fifth Avenue (Loan No. 2)
(Financial Reporting and Rent Rolls) - Pursuant to the related loan agreement, annual financial statements are required to be reviewed by, as opposed to audited by, an independent certificated public accountant.

30	St. Louis Premium Outlets (Loan No. 10)
(Financial Reporting and Rent Rolls) - Pursuant to the related loan agreement, annual financial statements are required to be accompanied by an officer’s certificate, as opposed to audited by an independent certificated public accountant.

30	Bayshore Mall (Loan No. 14)
(Financial Reporting and Rent Rolls) - The audited financial statements of the Mortgagor consolidate with the audited financial statements of Rouse Properties, Inc. (“Rouse”) and pursuant to the related loan agreement may be provided as part of the 10-K or 10-D reports of Rouse for so long as Rouse is publicly traded.

30	Franklin Management Portfolio (Loan No. 19)	(Financial Reporting and Rent Rolls) - The Mortgage Loan Documents require annual financial statements, but do not require the financial statements to be combined among the five Mortgagors.
31	Courtyard Midtown East (Loan No. 3)
(Acts of Terrorism Exclusion) - If TRIA is not in effect, the Mortgagor is not required to pay more for terrorism coverage than two (2) times the cost of the then-current annual insurance premium for all other insurance coverage required under the mortgage loan documents.

31	Westfield Trumbull (Loan No. 4); Westfield Wheaton (Loan No. 5)
(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Program Reauthorization Act of 2007 or any subsequent statute, extension, or reauthorization is no longer in effect is no longer in effect, then the related borrower will not be required to pay annual premiums for terrorism insurance coverage in excess of an amount equal to two times the then-current premium for a separate “special causes of loss” or similar policy insuring only the related Mortgaged Property on a stand-alone basis (provided that the related Borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such to the extent available).

E-2-16

Column Financial, Inc.
Rep No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A	Description of Exception
31	St. Louis Premium Outlets (Loan No. 10)
(Acts of Terrorism Exclusion) - If the Terrorism Risk Insurance Program Reauthorization Act of 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time) is not in effect and the required insurance policies contain an exclusion for acts of terrorism, the related borrower is required to obtain, to the extent available, a stand-alone policy that provides the same coverage as the required insurance policies would have provided if such exclusion did not exist; provided, however, that (A) in such event the related borrower is not required to pay annual premiums in excess of the Terrorism Cap (defined below) in order to obtain the terrorism coverage, and (B) such stand-alone policy may have a deductible that is reasonable for stand-alone policies with respect to properties similar to the related Mortgaged Property and reasonable for the geographic region where the Mortgaged Property is located, so long as in no event shall such deductible exceed $5,000,000. As used above, “Terrorism Cap” shall mean an amount equal to two (2) times the then-current annual insurance premiums payable by the related borrower for the insurance policies insuring only the Mortgaged Property (excluding the wind, earthquake and flood components of such insurance premiums) on a stand-alone basis.

31	Bayshore Mall (Loan No. 14)
(Acts of Terrorism Exclusion) - If TRIA or any successor is not in effect, the Mortgagor is not required to pay more than two (2) times the cost of the amount of the insurance premiums paid for the portion of the property and casualty insurance allocable to terrorism insurance for the last policy year in which coverage for terrorism was included as part of the insurance policies required under the loan agreement.

32	All Mortgage Loans transferred by Column
(Due-on-Sale or Encumbrance) - Any pledge of a direct or indirect equity interest in the related Mortgagor would be permitted if the transfer of such equity interest to the pledgee would be a permitted transfer under the terms of Representation and Warranty No. 32 or as contemplated by any other exception to Representation and Warranty No. 32 set forth herein.

E-2-17

Column Financial, Inc.
Rep No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A	Description of Exception
32	All Mortgage Loans transferred by Column
(Due-on-Sale or Encumbrance) - Transfers, sales and pledges (each, a “Transfer”) of stock listed on a nationally recognized stock exchange, as well as Transfers of stock and other equity interests that are publicly traded, are permitted. Mergers and other business combinations involving a publicly traded company are also permitted. In addition, for certain loans, Transfers of direct or indirect equity interests in the related Mortgagor may be permitted under one or more of the following circumstances: (a) such equity interests are limited partnership interests, non-managing member interests in a limited liability company or other passive equity interests; (b) the Transfer does not result in a change of control of the related Mortgagor or the Mortgagor continues to be controlled by a specified Person or a Person satisfying specific criteria identified in the related Mortgage Loan documents; and/or (c) the Transfer results in certain specified individuals or entities maintaining control of the related Mortgagor.

32	Soho-Tribeca Grand Hotel Portfolio (Loan No. 1)
(Due-on-Sale or Encumbrance) – An assumptions of the Mortgage Loan is permitted under the mortgage loan documents under certain conditions including (but not limited to) (i) payment of a $250,000 fee, (ii) delivery of an additional insolvency opinion, (iii) transferee’s compliance with representations and warranties relating to SPE status, (iv) PATRIOT act compliance, (v) compliance with ERISA matters, (vi) provision of an acceptable substitute guaranty and environmental indemnity from a substitute guarantor, (vii) delivery of organizational documents and opinions as reasonably required by the lender, (viii) provision of standard title policy endorsements, (ix) confirmation that the Mortgaged Property will continue to be managed by a “qualified manager” and (x) any other conditions reasonably required by lender in its best interests. However, the lender is not required to demonstrate any actual impairment of its security or any increased risk of default as a result of any assumption in order to declare the Mortgage Loan immediately due and payable upon a transfer without the lender’s consent.

32	St. Louis Premium Outlets (Loan No. 10)
(Due-on-Sale or Encumbrance) - The related mortgage loan documents permit the pledge of interest by a direct or indirect owner of the related Mortgagor to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.

E-2-18

Column Financial, Inc.
Rep No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A	Description of Exception
33	Holiday Inn – La Mirada (Loan No. 20)
(Single-Purpose Entity) – The Mortgagor disclosed that in the past it received one or more intercompany loans from its affiliates for payment of debts and liabilities; however, all such intercompany loans have been paid in full or discharged. From September 1, 2014 to present the gross income and expenses relating to the food and beverage facility at the Mortgaged Property, which is not part of the collateral for the Mortgage Loan, have been allocated to the Mortgagor rather than Cha La Mirada Beverage LLC. These issues were analyzed and addressed in the non-consolidation opinion delivered in connection with the origination of the Mortgage Loan.

36	Bayshore Mall (Loan No. 14)
(Ground Leases) – (B) The ground lease does not require the consent of the leasehold mortgagee prior to such ground lease being amended. Such ground lease covers excess parking which is not necessary for zoning compliance.

(E) Assignment to the holder of the Mortgage Loan and its successors and assigns requires the consent of the lessor and of the California State Coastal Conservancy.

(J) The ground lease is silent as to whether insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest must be applied either to the repair or to restoration of all or part of the related Mortgaged Property with, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest.

(K) The ground lease is silent as to whether, in the case of a total or substantial taking or loss, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest.

(L) The ground lease is silent as to whether the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

E-2-19

Column Financial, Inc.
Rep No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A	Description of Exception
42	Ontario Marketplace (Loan No. 54)
(Organization of Mortgagor) – Marizona, Inc. (a 78.5% member in the borrower) filed a Chapter 11 bankruptcy petition in Oregon on September 13, 2011, which petition was discharged on September 21, 2012.

The related sponsor, Mark S. Zimel, filed an chapter 11 bankruptcy petition in Oregon on October 7, 2011, which was consolidated with the Marizona, Inc. bankruptcy proceeding and was discharged on September 21, 2012.

On September 11, 2013 Mr. Zimel filed a motion to reopen the consolidated bankruptcy proceeding, which proceeding was discharged on October 18, 2013.

43	Westfield Trumbull (Loan No. 4)
(Environmental Conditions) – There is an environmental condition identified at the related Mortgaged Property that requires further investigation and, if necessary, remediation. A 1,000-gallon diesel underground storage tank must be removed, replaced, or brought into compliance with applicable regulations at an estimated cost of $10,000 to $30,000.

47
Soho-Tribeca Grand Hotel Portfolio (Loan No. 1); 500 Fifth Avenue (Loan No. 2); Westfield Trumbull (Loan No. 4); Westfield Wheaton (Loan No. 5); St. Louis Premium Outlets (Loan No. 10) and Bayshore Mall (Loan No. 14)
(Cross-Collateralization) - The subject Mortgage Loan is cross-collateralized and cross-defaulted with a related Companion Loan.

E-2-20

MC-Five Mile Commercial Mortgage Finance LLC
Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A	Description of Exception
15	Sunrise Bluffs Apartments(Loan No. 21); Trails of Windfern (Loan No. 44)
(Actions Concerning Mortgage Loan) - As of the date of origination, the guarantor was the subject of two (2) federal tax liens, filed on June 1, 2012, and July 24, 2012, in the amounts of $1,843,300.80 and $1,386,541.01, which were resolved prior to the Cut-Off Date. The guarantor is currently the subject of a pending lawsuit, which is ongoing, relates to guarantor, and is in connection with a dispute over alleged dilution of investment shares in an entity that is an indirect owner of the Sunrise Bluff Mortgaged Property.

16	2000 Bering (Loan No. 15)
(Escrow Deposits) – An escrow is being held at the title company in the amount of $383,146.00, which is the Mortgaged Property seller’s funds to be made available to Mortgagor upon request from specified tenants for reimbursement for allowances that are available within the next five years. If the tenants do not seek reimbursement, the funds remain those of the Mortgaged Property seller. To the extent that the reimbursement is requested, the funds are to be disbursed to Mortgagor. The lender has a security interest to the extent of Mortgagor’s interest in the escrowed funds. In addition, (i) lender is a third party beneficiary of the escrow agreement, (ii) no amendment may be made to the agreement without lender’s approval, (iii) upon notice to title company of an event of default under the Mortgage Loan Documents, all funds otherwise due Mortgagor shall be delivered to lender, and (iv) no disbursement may occur without notice to lender. In addition, a non-recourse carveout was added regarding a disbursement from the escrow account in violation of such requirements.

33	2000 Bering (Loan No. 15)	(Single-Purpose Entity) - A non-consolidation opinion was not provided at the origination of the Mortgage Loan.

E-2-21

The Bancorp Bank

None.

E-2-22

BSPCC Lender L.L.C.
Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A	Description of Exception
26	Lucky Horseshoe MHC Portfolio (Loan No. 69)
(Local Law Compliance) - The Mortgaged Properties are legal non-conforming as to use. The Mortgaged Properties may be rebuilt following a casualty but the property known as Gaslite has only six months to rebuild and commence operations. A non-recourse carve-out was added to the related loan agreement for loss sustained as a result of an inability to rebuild and law and ordinance insurance was obtained in the customary amount.

26	Riverside Apartments (Loan No. 81)
(Local Law Compliance) - In the event of a casualty to the extent of more than 50% of the replacement cost of the buildings, local zoning regulations only permit re-building of approximately half of the number of dwelling units on the site. The guarantor has indemnified the lender from and against any losses resulting therefrom and law and ordinance insurance was obtained in the customary amount.

27	Ford Plaza (Loan No. 68)
(Licenses and Permits) - Three of the certificates of occupancy at the Mortgaged Property have not yet been issued. The related guarantor has agreed to indemnify the lender from and against any losses resulting therefrom. The related borrower has covenanted to use commercially reasonable and best efforts to obtain the certificates of occupancy as soon as reasonably possible.

E-2-23

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ANNEX F
CLASS A-SB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution		Distribution
Date	Balance	Date	Balance
4/15/2015	$74,606,000.00	2/15/2020	$74,605,366.60
5/15/2015	$74,606,000.00	3/15/2020	$73,194,559.44
6/15/2015	$74,606,000.00	4/15/2020	$71,972,378.51
7/15/2015	$74,606,000.00	5/15/2020	$70,648,768.46
8/15/2015	$74,606,000.00	6/15/2020	$69,416,756.38
9/15/2015	$74,606,000.00	7/15/2020	$68,083,595.48
10/15/2015	$74,606,000.00	8/15/2020	$66,841,677.22
11/15/2015	$74,606,000.00	9/15/2020	$65,594,963.41
12/15/2015	$74,606,000.00	10/15/2020	$64,247,519.94
1/15/2016	$74,606,000.00	11/15/2020	$62,990,787.72
2/15/2016	$74,606,000.00	12/15/2020	$61,633,611.45
3/15/2016	$74,606,000.00	1/15/2021	$60,366,784.32
4/15/2016	$74,606,000.00	2/15/2021	$59,095,065.20
5/15/2016	$74,606,000.00	3/15/2021	$57,533,117.68
6/15/2016	$74,606,000.00	4/15/2021	$56,250,452.34
7/15/2016	$74,606,000.00	5/15/2021	$54,868,082.33
8/15/2016	$74,606,000.00	6/15/2021	$53,575,124.08
9/15/2016	$74,606,000.00	7/15/2021	$52,182,754.61
10/15/2016	$74,606,000.00	8/15/2021	$50,879,424.86
11/15/2016	$74,606,000.00	9/15/2021	$49,571,061.76
12/15/2016	$74,606,000.00	10/15/2021	$48,163,726.63
1/15/2017	$74,606,000.00	11/15/2021	$46,844,874.42
2/15/2017	$74,606,000.00	12/15/2021	$45,427,349.23
3/15/2017	$74,606,000.00	1/15/2022	$44,097,927.82
4/15/2017	$74,606,000.00	2/15/2022	$42,763,372.00
5/15/2017	$74,606,000.00	3/15/2022	$41,144,448.96
6/15/2017	$74,606,000.00	4/15/2022	$39,798,482.92
7/15/2017	$74,606,000.00	5/15/2022	$38,354,616.90
8/15/2017	$74,606,000.00	6/15/2022	$36,997,874.61
9/15/2017	$74,606,000.00	7/15/2022	$35,543,539.59
10/15/2017	$74,606,000.00	8/15/2022	$34,175,938.77
11/15/2017	$74,606,000.00	9/15/2022	$32,803,055.68
12/15/2017	$74,606,000.00	10/15/2022	$31,333,040.01
1/15/2018	$74,606,000.00	11/15/2022	$29,949,175.14
2/15/2018	$74,606,000.00	12/15/2022	$28,468,490.78
3/15/2018	$74,606,000.00	1/15/2023	$27,073,560.27
4/15/2018	$74,606,000.00	2/15/2023	$25,673,241.62
5/15/2018	$74,606,000.00	3/15/2023	$23,994,689.81
6/15/2018	$74,606,000.00	4/15/2023	$22,582,475.25
7/15/2018	$74,606,000.00	5/15/2023	$21,074,249.44
8/15/2018	$74,606,000.00	6/15/2023	$19,650,752.73
9/15/2018	$74,606,000.00	7/15/2023	$18,131,566.42
10/15/2018	$74,606,000.00	8/15/2023	$16,696,701.40
11/15/2018	$74,606,000.00	9/15/2023	$15,256,293.56
12/15/2018	$74,606,000.00	10/15/2023	$13,720,678.23
1/15/2019	$74,606,000.00	11/15/2023	$12,268,772.93
2/15/2019	$74,606,000.00	12/15/2023	$10,721,987.94
3/15/2019	$74,606,000.00	1/15/2024	$9,258,497.38
4/15/2019	$74,606,000.00	2/15/2024	$7,789,353.10
5/15/2019	$74,606,000.00	3/15/2024	$6,137,107.99
6/15/2019	$74,606,000.00	4/15/2024	$4,655,903.11
7/15/2019	$74,606,000.00	5/15/2024	$3,080,653.83
8/15/2019	$74,606,000.00	6/15/2024	$1,587,639.90
9/15/2019	$74,606,000.00	7/15/2024	$0.00
10/15/2019	$74,606,000.00	and
11/15/2019	$74,606,000.00	thereafter
12/15/2019	$74,606,000.00
1/15/2020	$74,606,000.00

F-1

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PROSPECTUS

Credit Suisse First Boston Mortgage Securities Corp.
Depositor
Commercial Mortgage Pass-Through
Certificates (Issuable in Series by Separate Issuing Entities)

Credit Suisse First Boston Mortgage Securities Corp. from time to time will offer Commercial Mortgage Pass-Through Certificates in separate series issued by one or more issuing entities that are a trust. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of one or more mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement. The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series are not obligations of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and the underlying mortgage loans will not be insured or guaranteed by any governmental agency or other person.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.

Investing in the offered certificates involves risks. See “Risk Factors” beginning on page 5 of this prospectus. For each series, see “Risk Factors” in the related prospectus supplement.

The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Plan of Distribution” on page 111 of this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended, which offerings will not be made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.

March 3, 2015

Important Notice About Information Presented in this
Prospectus and the Related Prospectus Supplement

We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

●	this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

●	the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering to sell the certificates in any state where the offer or sale is not permitted.

We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the related prospectus supplement list the pages on which these captions are located.

You can find the definitions of capitalized terms that are used in this prospectus on the pages indicated under the caption “Index of Defined Terms” beginning on page 115 of this prospectus.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to Credit Suisse First Boston Mortgage Securities Corp.

If you require additional information, the mailing address of our principal executive offices is Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010 and the telephone number is (212) 325-2000. For other means of acquiring additional information about us or a series of certificates, see “Incorporation of Certain Information By Reference” beginning on page 113 of this prospectus.

SUMMARY OF PROSPECTUS	4
RISK FACTORS	5
THE PROSPECTUS SUPPLEMENT	24
THE DEPOSITOR	26
THE SPONSORS	26
USE OF PROCEEDS	26
DESCRIPTION OF THE CERTIFICATES	27
THE MORTGAGE POOLS	36
SERVICING OF THE MORTGAGE LOANS	41
CREDIT ENHANCEMENT	48
SWAP AGREEMENT	51
YIELD CONSIDERATIONS	51
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	53
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	75
STATE AND LOCAL TAX CONSIDERATIONS	108
ERISA CONSIDERATIONS	108
LEGAL INVESTMENT	110
THE APPRAISAL REGULATIONS	111
PLAN OF DISTRIBUTION	111
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	113

LEGAL MATTERS	114
RATINGS	114
INDEX OF DEFINED TERMS	115

SUMMARY OF PROSPECTUS

This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the related prospectus supplement.

Title of Certificates	Commercial Mortgage Pass-Through Certificates, issuable in series.

Depositor	Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation. Our telephone number is (212) 325-2000.

Description of Certificates;
Ratings
The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes. The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund. Each trust fund will consist primarily of one or more mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement. Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations at the date of issuance.

The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

●
the name of the servicer and special servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to cover delinquent payments on the assets of the trust fund, taxes, assessments or insurance premiums;

●	the assets in the trust fund, including a description of the pool of mortgage loans or mortgage-backed securities;

●	the identity and attributes of each class within a series of certificates, including whether (and to what extent) any credit enhancement benefits any class of a series of certificates;

●	the tax status of certificates;

●
whether the certificates will be eligible to be purchased by investors subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA; and

●	whether a series of certiﬁcates includes one or more classes that are “exchangeable certificates” as described in “Description of the Certificates—Exchangeable Certificates”.

RISK FACTORS

An investment in the certificates of any series involves significant risks and are not suitable investments for all investors. Before making an investment decision, you should carefully review the following information and the information under the caption “Risk Factors” in the related prospectus supplement. Such risks give rise to the potential for significant loss over the life of the certificates and could result in the failure of investors in the certificates to fully recover their initial investments.

The Certificates May Not Be a Suitable Investment for You

For the reasons set forth in this section and in the “Risk Factors” section in the related prospectus supplement, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates, including as a result of variations in the performance of the mortgage loans in a trust or trust fund. As a result, investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. The repayment of a mortgage loan secured by a residential cooperative property typically depends upon the payments received by the cooperative corporation from its tenants/shareholders, including any special assessments against the mortgaged property. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics of the neighborhood where the property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	dependence upon a single tenant, a small number of tenants or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●
the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual net operating income of a mortgaged property. See “Risk Factors—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in the prospectus supplement.

It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.

Office Properties Have Special Risks

A large number of factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenant;

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

●
in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government sponsored insurers. Issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant decides to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self owned anchor; or

●
the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers to have co tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor stores of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans (or related whole loans) that identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in the related prospectus supplement or that the net operating income contributed by the mortgaged properties will remain at the level specified in the related prospectus supplement or past levels.

Borrowers and property managers of mortgaged properties may own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located. Property managers at the related mortgaged properties also may manage competing properties. None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Retail properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. See “Risk Factors—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” in the prospectus supplement. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail properties may have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Hospitality Properties Have Special Risks

Various factors may adversely affect the economic performance of a hospitality property, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	the quality of hospitality property management;

●	the presence or construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	The lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of the franchise;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow. Furthermore, the previous terrorist attacks in the United States and the potential for future terrorist attacks may have adversely affected the occupancy rates and, accordingly, the financial performance of hospitality properties.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The liquor licenses for hospitality properties are usually held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hospitality property that holds a liquor license, the trust or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full service hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises and/or hotel managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor and/or hotel managers. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure.

Multifamily Properties Have Special Risks

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

●	the quality of property management;

●	the location of the property, for example, a change in the neighborhood over time or increased crime in the neighborhood;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the presence of competing properties and residential developments in the local market;

●
the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;

●
in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●
adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

●
the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●
the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

●
that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

Industrial Properties Have Special Risks

A large number of factors may adversely affect the value of industrial properties, including:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Manufactured Housing Community Properties Have Special Risks

Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site built single family homes.

Other factors may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●
the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgaged loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);

●	the ability of management to provide adequate maintenance and insurance;

●	the type of services or amenities it provides;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Self Storage Properties Have Special Risks

Self storage properties are considered vulnerable to competition, because both acquisition costs and break even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

●	decreased demand;

●	competition;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	age of improvements; or

●	other factors;

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans included in a trust may have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant in common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants in common under the mortgage loans will be special purpose entities. Unless otherwise stated in the related prospectus supplement, each related tenant in common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant in common borrower or the guarantor if a tenant in common files for partition.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans included in a trust or trust fund, the related mortgaged property may consist of the borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association.

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers. Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests. We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Risks Related to Ground Leases and Other Leasehold Interests

For purposes of each prospectus supplement, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 Amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) (4) of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in a trust fund may not.

Except as noted in the related prospectus supplement, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan or 10 years past the stated maturity if the mortgage loan fully amortizes by the stated maturity (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans included in a trust, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in this prospectus.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of the Mortgage Loans—Leases and Rents” and “—Bankruptcy Issues” in this prospectus.

Modifications of the Mortgage Loans

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans serviced by it regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing. As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the related trust or trust fund, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the related trust or trust fund may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the related trust or trust fund, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan.

The ability to modify mortgage loans by the applicable servicer may be limited by several factors. First, if the servicer has to consider a large number of modifications, operational constraints may affect the ability of the servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the servicer in maximizing collections for the transaction and the impediments the servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction. The applicable servicing agreement will obligate the servicer not to consider the interests of individual classes of certificates. You should also note that in connection with considering a modification or other type of loss mitigation, the servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on the related certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The servicer for a series of securities may be eligible to become a debtor under the United States Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (the “FDIA”). If a servicer for any series of securities were to become a debtor under the United States Bankruptcy Code or enter into receivership under the FDIA, although the related servicing agreement provides that such an event would be an event of default entitling the trust or trust fund to terminate the servicer, the provision would most likely not be enforceable. However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the servicing agreement in a receivership under the FDIA would be treated as a breach of the servicing agreement and give the trust or trust fund a claim for damages and the ability to appoint a successor servicer. An assumption under the Bankruptcy Code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the servicer to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or the trust or that trust fund would be entitled to terminate servicer in a timely manner or at all.

If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s or trust fund’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Your Lack of Control Over the Trust Can Adversely Impact Your Investment

Investors in the securities do not have the direct right to make decisions with respect to the administration of the trust or trust fund. These decisions are generally made, subject to the express terms of the applicable servicing agreement, by a servicer, a securities administrator or the trustee. Any decision made by any of those parties in respect of the trust or trust fund in accordance with the terms of such servicing agreement, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests. In certain limited circumstances, the holders of certain classes of certificates have the right to vote on matters affecting the trust or trust fund.

Your Certificates Are Not Obligations of Any Other Person or Entity

Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the sponsor, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates. The offered certificates and the mortgage loans will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or any private mortgage or other insurer.

Limited Liquidity

There will have been no secondary market for any series of certificates prior to the related offering. We cannot assure you that a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates. The market value of the certificates will fluctuate with changes in prevailing rates of interest, a change in the ratings of the certificates or other credit related market changes. Consequently, the sale of the certificates in any market that may develop may be at a discount from the certificates’ par value or purchase price.

Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates

If a trust or trust fund issues certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates. Additionally, your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

Variability in Average Life of Offered Certificates

The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates. Prepayments on the mortgage loans will be influenced by:

●	the prepayment provisions of the related mortgage notes; and

●	a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for commercial mortgage loans.

In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period. See “Description of the Mortgage Pool” in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. The prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions—Prepayment Provisions” in this prospectus. We cannot assure you as to the effect of prepayment premiums or lockout periods on the rate of mortgage loan prepayment.

The extent to which the master servicer or special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates. If the master servicer or special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property at maturity. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in shortfalls.

Certain Legal Aspects of the Mortgage Loans

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. See

“Certain Legal Aspects of the Mortgage Loans” in this prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders.

Environmental Law Considerations

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a property on behalf of the trust or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for Testing and Materials (ASTM) guidelines, specifically E 1527-00. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.

Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances those costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for the costs of remedial action in certain circumstances as the “owner” or “operator” of the Mortgaged Property. See “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in this prospectus.

Risk of Early Termination

The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

THE PROSPECTUS SUPPLEMENT

The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:

●	any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

●	whether the trust will be treated for federal income tax purposes as one or more grantor trusts, or REMICs;

●	the identity of each class within a series;

●	the initial aggregate principal balance, the interest rate (or the method for determining the rate) and the authorized denominations of each class of offered certificates;

●
certain information concerning the mortgage loans relating to a series, including the principal balance, type and characteristics of the mortgage loans on the cut-off date, and, if applicable, the amount of any reserve fund;

●	the identity of the master servicer;

●	the identity of the special servicer, if any, and the characteristics of any specially serviced mortgage loans;

●	the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

●	the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

●	the final scheduled distribution date of each class of offered certificates;

●	the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

●	the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

●	the extent of subordination of any subordinate certificates;

●
for each class of offered certificates, the principal balance that would be outstanding on specified distribution dates if the mortgage loans relating to a series were prepaid at various assumed rates;

●	the distribution dates for each class of offered certificates;

●	the representations and warranties to be made by us or another entity relating to the mortgage loans;

●	information with respect to the terms of the subordinate certificates or residual certificates, if any;

●	whether a series of certiﬁcates includes one or more classes that are “exchangeable certificates” as described in “Description of the Certificates—Exchangeable Certificates”;

●
additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding the provider or counterparty;

●	additional information with respect to the plan of distribution;

●	whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust Company or another depository;

●
any significant obligors in accordance with Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time-to-time (“Regulation AB”), promulgated by the U.S. Securities and Exchange Commission (the “SEC”);

●
if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

●
if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on the mortgaged properties;

●
if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in that jurisdiction and the summary of general legal aspects of mortgage loans set forth under “Certain Legal Aspects of the Mortgage Loans” in this prospectus; and

●
whether any class of offered certificates qualifies as “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended, as described under “Legal Investment” in this prospectus.

THE DEPOSITOR

Credit Suisse First Boston Mortgage Securities Corp., (the “Depositor“), is a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), Inc., which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc. The Depositor was incorporated in the State of Delaware on December 31, 1985. The Depositor will create the issuing entity and transfer the underlying mortgage loans to it. The principal executive offices of the Depositor are located at Eleven Madison Avenue, New York, New York, 10010. Its telephone number is (212) 325-2000. The Depositor will not have any material assets.

Neither the Depositor, nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for the series will have no rights or remedies against the Depositor or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Depositor or an affiliate of the Depositor, if specifically disclosed in the related prospectus supplement.

The certificate of incorporation, as amended, of the Depositor provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability is not limited (a) for any breach of the director’s duty of loyalty to the Depositor, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of Delaware, or (d) for any transaction for which the director derived an improper personal benefit. In addition, the bylaws of the Depositor provide that the Depositor shall provide for the indemnification of directors, officers, employees and agents of the Depositor, and of persons who serve other enterprises at the request of the Depositor, against expenses, including attorney’s fees, and liabilities for actions they take in such capacities.

THE SPONSORS

The prospectus supplement for each series of securities will identify and provide information as to the sponsor or sponsors for the related series.

USE OF PROCEEDS

The Depositor intends to apply all or substantially all of the net proceeds from the sale of each series offered in this prospectus and by the related prospectus supplement to acquire the mortgage loans relating to the series, to establish any reserve funds for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Depositor for mortgage loans.

DESCRIPTION OF THE CERTIFICATES*

The certificates of each series will be issued pursuant to a pooling and servicing agreement (the “Agreement”) to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part or in such other form as may be described in the related prospectus supplement. The following summaries describe certain provisions expected to be common to each series and the Agreement with respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered in that prospectus supplement and any additional provisions of the related Agreement.

At the time of issuance, it is anticipated that the offered certificates of each series will be rated “investment grade”, typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization (“NRSRO”) within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at the request of the Depositor. Each of the NRSROs engaged by the Depositor to rate the offered certificates of the related series will be referred to as a “Rating Agency” in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. We cannot assure you as to whether any NRSRO not requested to rate the offered certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the offered certificates by an NRSRO that has not been requested by the Depositor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Depositor’s request, and may adversely impact the liquidity, market value and regulatory characteristics of those offered certificates. Further, the SEC may determine that a Rating Agency rating the offered certificates no longer qualifies as an NRSRO, or is no longer qualified to rate such offered certificates, which may also adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.

General

The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for the series. The assets in the trust (collectively, the “Trust Fund”) for each series will consist of the following, to the extent provided in the Agreement:

(i)    primarily, one or more mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties conveyed to the Trustee pursuant to the Agreement;

(ii)   all payments on or collections in respect of the mortgage loans due on or after the date specified in the related prospectus supplement; and

(iii)  all property acquired by foreclosure or deed in lieu of foreclosure with respect to the mortgage loans.

In addition, the Trust Fund for a series may include various forms of credit enhancement. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.

*      Whenever used in this prospectus the terms “certificates”, “trust fund” and “mortgage pool” will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

See “Credit Enhancement” in this prospectus. These other assets, if any, will be described more fully in the related prospectus supplement.

The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence. The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of the classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of the series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act“). Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.

The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

(i)    mortgage principal prepayment effects on the weighted average lives of the classes;

(ii)   the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

(iii)  the degree to which an investor’s yield is sensitive to principal prepayments.

The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.

If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the Depository or another depository identified in the prospectus supplement.

If the certificates of a class are transferable only on the books of The Depository Trust Company (the “Depository”), no person acquiring a certificate that is in book-entry form (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the certificate except in the limited circumstances described in the related prospectus supplement. Instead, the certificates will be registered in the name of a nominee of the Depository, and beneficial interests in the certificates will be held by investors through the book-entry facilities of the Depository, as described in this prospectus. The Depositor has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any certificates that are in book-entry form.

If the certificates of a class are transferable only on the books of the Depository, each beneficial owner’s ownership of the certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for this purpose. In turn, the Financial Intermediary’s ownership of the certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner’s Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of the Financial Intermediaries and

Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to the book-entry certificates, may be limited due to the lack of a physical certificate for the book-entry certificates.

The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

If the offered certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Depositor and the Trustee as the owner of the certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee or other applicable certificate registrar may establish a reasonable record date and give notice of the record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with the procedures in order to exercise their voting rights through the Depository.

Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of the payments to the accounts of the applicable Depository participants in accordance with the Depository’s normal procedures. Each Depository participant will be responsible for disbursing the payments to the beneficial owners for which it is holding book-entry certificates and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to the depository and its book-entry facilities in the prospectus supplement.

Distributions on Certificates

Distributions of principal and interest on the certificates of each series will be made to the registered holders of these certificates (“Certificateholders” or “Holders”) by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) on the day (the “Distribution Date”) specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register for the series maintained by the Trustee (or any other paying agent as may be identified in the related prospectus supplement), by wire transfer or by any other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the Certificateholders of the final distribution, or in any other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-off Date and determination date in respect of each series of certificates.

With respect to each series of certificates on each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on the Distribution Date. In general, the amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) after a date specified in the related prospectus supplement (the “Cut-off Date”) and prior to the day preceding each Distribution Date specified in the related prospectus supplement.

The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which the losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal balance of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.

Accounts

It is expected that the Agreement for each series of certificates will provide that the Trustee (or any other paying agent as may be identified in the related prospectus supplement) establish an account (the “Distribution Account”) into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account (the “Collection Account”) in the name of the Trustee for the benefit of Certificateholders. As more fully described in the related prospectus supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-off Date):

(1)      all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)      all payments on account of interest on the mortgage loans and all Prepayment Premiums;

(3)      all proceeds from any insurance policy relating to a mortgage loan (“Insurance Proceeds”) other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

(4)      all proceeds from the liquidation of a mortgage loan, including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (“REO Property”);

(5)      all proceeds received in connection with the taking of a Mortgaged Property by eminent domain other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

(6)      any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles;

(7)      any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established for those expenses); and

(8)      any amounts received from borrowers which represent recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for those expenses.

The Special Servicer, if any, will be required to remit, as specified in the related prospectus supplement, to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. “Prepayment Premium” means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. “Property Protection Expenses” comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related Agreement.

As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account or advance amounts to, among other things:

(i)    remit certain amounts for the related Distribution Date into the Distribution Account;

(ii)   to the extent specified in the related prospectus supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;

(iii)  pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and

(iv)  reimburse the Master Servicer, the Special Servicer, if any, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and the Depositor for certain expenses and provide indemnification to the Depositor, the Master Servicer, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and, if applicable, the Special Servicer, as described in the Agreement.

The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related prospectus supplement (the “Master Servicer Remittance Date”). The income from the investment of funds in the Collection Account in Permitted Investments either will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from the investments will be borne by the Master Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. The amount of any of those losses will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

It is expected that the Agreement for each series of certificates will provide that a special trust account (the “REO Account”) will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:

(i)    make remittances to the Collection Account as required by the Agreement;

(ii)   pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and any other specified Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and

(iii)   provide for the reimbursement of certain expenses in respect of the REO Properties and the other specified Mortgaged Properties.

The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which the amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from the investments will be borne by the Trust Fund or by the person described in the prospectus supplement.

“Permitted Investments” will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.

Amendment

The Agreement for each series may provide that it may be amended by the parties to the Agreement without the consent of any of the Certificateholders, to the extent specified in the related prospectus supplement:

(i)    to cure any ambiguity;

(ii)   to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;

(iii)  to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or

(iv)  for the other reasons specified in the related prospectus supplement.

To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties to the Agreement with the consent of the Holders of certificates representing an aggregate outstanding principal balance of not less than 66-2/3% (or any other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that this amendment may not, among other things:

●
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected Certificateholder; or

●
reduce the aforesaid percentage of certificates of any class the Holders of which are required to consent to any amendment, without the consent of the Holders of all certificates of that class then outstanding.

Further, the Agreement for each series may provide that the parties to the Agreement, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to the extent as shall be necessary to maintain the qualification of the Trust Fund as a “real estate mortgage investment conduit” (a “REMIC” ) or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that (unless otherwise disclosed in the related prospectus supplement) the action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain the qualification or to prevent the imposition of any taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

The Agreement relating to each series may provide that no amendment to the Agreement will be made unless there has been delivered in accordance with the Agreement an opinion of counsel to the effect that the amendment will not cause the series to fail to qualify as a REMIC or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the Trust Fund under the provisions of the Code.

The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.

Termination

As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:

(i)    the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

(ii)   the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Certificateholders of all funds due under the Agreement;

(iii)  the sale of the assets of the related Trust Fund after the principal balances of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or

(iv)  mutual consent of the parties and all Certificateholders.

With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.

Reports to Certificateholders

Concurrently with each distribution for each series, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will make available to each Certificateholder several monthly reports setting forth the information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:

(i)    information as to principal and interest distributions, principal balances, Advances and scheduled principal balances of the mortgage loans;

(ii)   updated information regarding the mortgage loans and a loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

(iii)  financial information relating to the underlying Mortgaged Properties;

(iv)  information with respect to delinquent mortgage loans;

(v)   information on mortgage loans which have been modified; and

(vi)  information with respect to REO Properties.

The Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will be required to mail or otherwise make available to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, the reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, the reports may be sent to beneficial owners identified to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement). The reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. We will file or cause to be filed with the SEC the periodic reports with respect to each Trust Fund as are required under the Exchange Act, and the rules and regulations of the SEC under the Exchange Act. Reports that we have filed with the SEC pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system and, therefore, should be available at the SEC’s site on the World Wide Web.

Exchangeable Certificates

If specified in the related prospectus supplement, a series of certificates may include one or more classes that are “exchangeable certificates” (“Exchangeable Certificates”). In any of these series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and payment to the certificate administrator or the trustee (or any other paying agent as may be identified in the related prospectus supplement) of an exchange fee, to exchange all or a portion of those classes of Exchangeable Certificates for proportionate interests in one or more other specified classes of related Exchangeable Certificates in such series.

If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the related prospectus supplement. The classes of certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of Exchangeable Certificates will be referred to as a “combination”. Each combination of Exchangeable Certificates will be issued by the related Trust Fund. At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

The descriptions in the related prospectus supplement of the certificates of a series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations, tax and investment legal considerations and considerations of ERISA also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of Exchangeable Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable Certificates.

Exchanges. If a holder of Exchangeable Certificates elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, then:

●
the aggregate principal balance of the related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable Certificates so exchanged (for purposes of an exchange, interest-only classes of Exchangeable Certificates will have a principal balance of zero);

●
the aggregate amount of interest distributable on each distribution date with respect to the related Exchangeable Certificates received in the exchange will equal the aggregate amount of interest distributable on each distribution date with respect to the Exchangeable Certificates so exchanged; and

●	the class or classes of Exchangeable Certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

Different Types of Combinations May Exist. Any individual series of certificates may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

●
A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of Exchangeable Certificates with a fixed interest rate. In such a combination, the classes of Exchangeable Certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of Exchangeable Certificates with a fixed interest rate. In addition, the aggregate principal balance of the two classes of Exchangeable Certificates with interest rates that vary with an index would equal the aggregate principal balance of the related class of Exchangeable Certificates with the fixed interest rate.

●
An interest-only class and a principal-only class of Exchangeable Certificates may be exchangeable, together, for a related class of Exchangeable Certificates that is entitled to both principal and interest distributions. In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of Exchangeable Certificates, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of Exchangeable Certificates.

●
Two classes of principal and interest classes of Exchangeable Certificates with different fixed interest rates may be exchangeable, together, for a single class of related Exchangeable Certificates that is entitled to both principal and interest distributions. In such a combination, the aggregate principal balance of the single class of related Exchangeable Certificates would be equal to the aggregate principal balance of the two classes of Exchangeable Certificates, and the single class of related Exchangeable Certificates would have a fixed interest rate that, when applied to the principal balance of the single class of Exchangeable Certificates, would generate interest equal to the aggregate annual interest amount of the two classes of Exchangeable Certificates.

In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other related Exchangeable Certificates that have different principal distribution characteristics. Some examples of combinations of Exchangeable Certificates that differ in the principal distribution characteristics include:

●
A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of Exchangeable Certificates, and a second class of Exchangeable Certificates that receives principal distributions from these accretions, may be exchangeable, together, for a single class of related Exchangeable Certificates that receives distributions of interest continuously from the first distribution date on which it receives interest until it is retired.

●
A class of Exchangeable Certificates that is a planned amortization class, and a class of Exchangeable Certificates that only receives principal distributions on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related Exchangeable Certificates that receives principal distributions without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of a holder of Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes of Exchangeable Certificates necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes of Exchangeable Certificates or does not own the necessary classes of Exchangeable Certificates in the proper proportions, the Certificateholder may not be able to obtain the desired classes of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable Certificates from the then current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable Certificates.

Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable Certificates. A Certificateholder will be required to provide notice to the certificate administrator or the trustee (or any other paying agent as may be identified in the related prospectus supplement) prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the Exchangeable Certificates to be exchanged and the related securities to be received, and the proposed exchange date. When the certificate administrator or the trustee (or any other paying agent as may be identified in the related prospectus supplement ) receives this notice, it will provide instructions to the Certificateholder regarding delivery of the Exchangeable Certificates and payment of the exchange fee. A Certificateholder’s notice to the certificate administrator or the trustee (or any other paying agent as may be identified in the related prospectus supplement) will become irrevocable on the second business day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to The Depository Trust Company’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Distributions on an Exchangeable Certificate received in an exchange will be made as described in the related prospectus supplement. Distributions will be made to the Certificateholder of record as of the applicable record date.

The Trustee

The Depositor will select a bank or trust company to act as trustee (the “Trustee”) under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

THE MORTGAGE POOLS

General

Each mortgage pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments (“Mortgages”) on fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each interest or property, as the case may be, a “Mortgaged Property”). Each mortgage loan in a mortgage pool is referred to as a mortgage loan in this prospectus.

Mortgage loans will be of one or more of the following types:

1.         mortgage loans with fixed interest rates;

2.         mortgage loans with adjustable interest rates;

3.         mortgage loans with principal balances that fully amortize over their remaining terms to maturity or anticipated maturity date;

4.         mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity or anticipated maturity date of the loan;

5.         mortgage loans that provide incentives (such as an increase in the applicable interest rate, among other things) for, but do not require, repayment in full on an anticipated repayment date prior to maturity;

6.         mortgage loans that provide for recourse against only the Mortgaged Properties; and

7.         mortgage loans that provide for recourse against the other assets of the related borrowers.

Certain mortgage loans may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived from the lease to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See “Certain Legal Aspects of the Mortgage Loans—Leases and Rents” in this prospectus.

Certain mortgage loans may provide for “equity participations” which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of the loans. In that event, the amount of the holdback may be deposited by the Depositor into an escrow account held by the Trustee as provided in the related prospectus supplement.

The mortgage loans will not be insured or guaranteed by the United States, any governmental agency or any private mortgage insurer.

The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-off Date, including, among other things:

(i)    the aggregate principal balance of the mortgage loans and the largest, smallest and average principal balance of the mortgage loans;

(ii)   the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;

(iii)  the interest rate or range of interest rates of the mortgage loans and the weighted average mortgage interest rate of the mortgage loans;

(iv)  the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;

(v)   the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;

(vi)   the current loan-to-value ratios of the mortgage loans;

(vii)  the geographic distribution of the Mortgaged Properties underlying the mortgage loans;

(viii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;

(ix)   the debt service coverage ratios relating to the mortgage loans;

(x)    information with respect to the prepayment provisions, if any, of the mortgage loans;

(xi)   information as to the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions; and

(xii)  payment delinquencies, if any, relating to the mortgage loans.

If specified in the related prospectus supplement, the Depositor may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In that case, the Depositor may disclose the above-specified information by mortgage loan group.

In the event detailed information regarding the mortgage loans is not provided in the prospectus supplement or the composition of the mortgage loans changes in any material respect from that described in the related prospectus supplement, the Depositor will file a current report on Form 8-K (the “Form 8-K”) with the SEC on or prior to the date of the filing of the related prospectus supplement, which will set forth information with respect to the mortgage loans included in the Trust Fund for a series as of the initial issuance of each series of certificates (each, a “Closing Date“) as specified in the related prospectus supplement. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

Underwriting and Interim Servicing Standards Applicable to the Mortgage Loans

The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of the mortgage loans and may or may not be affiliates of the Depositor. The origination standards and procedures applicable to the mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which the mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of the mortgage loans prior to their inclusion in the mortgage pool.

Assignment of Mortgage Loans

At the time of issuance of the certificates of each series, the Depositor will cause the mortgage loans to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to the mortgage loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date. The Trustee, concurrently with the assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the Agreement for the related series (the

“Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-off Date and the maturity date of each mortgage loan.

In addition, the Depositor will, as to each mortgage loan, deliver to the Trustee or other designated custodian, to the extent required by the Agreement:

(i)    the mortgage note, endorsed to the order of the Trustee or in blank without recourse;

(ii)   the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;

(iii)  any assumption, modification or substitution agreements relating to the mortgage loan;

(iv)  a lender’s title insurance policy, together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney’s opinion of title issued as of the date of origination of the mortgage loan;

(v)   if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee;

(vi)  a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and

(vii) any other documents as may be described in the Agreement (the documents, collectively, the “Mortgage Loan File”).

Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Depositor’s interest in the mortgage loan to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the Master Servicer will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

The Trustee or other designated custodian will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee or other designated custodian is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee or other designated custodian will promptly notify the Depositor, the originator of the related mortgage loan or any other party as is designated in the related Agreement (the “Responsible Party”) and the Master Servicer. To the extent described in the related prospectus supplement, if the Responsible Party cannot cure the defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee, within the time period specified in the prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to (unless otherwise specified in the related prospectus supplement) the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust Fund as a REMIC, at any other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage interest rate to the first day of the month following the repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or any other party as specified in the related Agreement) in respect of the mortgage loan (the “Repurchase Price”). This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.

Representations and Warranties

To the extent specified in the related prospectus supplement, the Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of the mortgage loan and the representations and warranties will have been assigned to the Trustee and/or the Depositor will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Certain of the representations and warranties will be set forth in an annex to the related prospectus supplement. Upon the discovery of the breach of any representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series, the Responsible Party or the Depositor, as the case may be, will be obligated either to cure the breach in all material respects within the time period specified in the prospectus supplement, to replace the affected mortgage loan (or a portion thereof) with a Substitute Mortgage Loan or Loans or to repurchase the mortgage loan (or a portion thereof) at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price. The Master Servicer, the Special Servicer or the Trustee will be required to enforce the obligation of the Responsible Party or the Depositor for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. Subject to the ability of the Responsible Party or the Depositor to cure the breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, the repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders of the series for a breach of a representation or warranty by the Responsible Party or the Depositor.

The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Depositor, as the case may be, may deliver to the Trustee mortgage loans (“Substitute Mortgage Loans”) in substitution for any one or more of the mortgage loans (“Defective Mortgage Loans”) initially included in the Trust Fund but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The required characteristics of any Substitute Mortgage Loan will generally include, among other things, that the Substitute Mortgage Loan on the date of substitution, will:

(i)    have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);

(ii)   have a mortgage interest rate not less than (and not more than 1% greater than) the mortgage interest rate of the Defective Mortgage Loan;

(iii)   have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and

(iv)  comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. The other entity will generally have the same obligations with respect to the representations and warranties as the Responsible Party or the Depositor as more fully described in the prospectus supplement.

A brief summary of certain representations and warranties that are applicable to a particular series will be described in the prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

General

The prospectus supplement related to a series will identify the master servicer (the “Master Servicer”) to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Depositor and its affiliates.

If so specified in the related prospectus supplement, the servicing of certain mortgage loans that are in default or otherwise require special servicing (the “Specially Serviced Mortgage Loans”) will be performed by a special servicer (the “Special Servicer”). Certain information concerning the Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in the prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will then be responsible for:

●
negotiating modifications, waivers, amendments and other forbearance arrangements with the borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under “—Modifications, Waivers and Amendments” below;

●	foreclosing on the Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related prospectus supplement; and

●	supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure.

The Special Servicer may have other business relationships with the Depositor and its affiliates.

If specified in the prospectus supplement for a series of certificates, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.

The Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. The sub-servicers may have other business relationships with the Depositor and its affiliates.

Servicing Standards

The Master Servicer and the Special Servicer, if any, will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Certificateholders (as if they were one lender), in accordance with the terms of the Agreement and the mortgage loans and, to the extent consistent with the terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers.

Operating Advisor

If so specified in the related prospectus supplement, an advisor (the “Operating Advisor”) may be selected to approve, direct or consult with, the special servicer as to recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii) the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor may be entitled to approve or consult regarding certain actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, and extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term) and (iv) the information, recommendations and reports to be provided to the Operating Advisor by the Special Servicer.

Collections and Other Servicing Procedures

The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related Agreement, follow the collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer or Special Servicer, if any, may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.

It is expected that the Agreement for each series will provide that the Master Servicer establish and maintain an escrow account in which the Master Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for those purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of the mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate the account. The Master Servicer, or any other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, the item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.

Insurance

The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing the mortgage loan or the outstanding principal balance owing on the mortgage loan. The related Agreement may require that if a Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.

The Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of the property. The cost of fire and hazard insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if the amounts are insufficient, from the Collection Account. The related Agreement may also require the Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.

The related Agreement may provide that the Master Servicer or the Special Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of the insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the Trust Fund. Alternatively, if permitted in the related Agreement, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited in the Collection Account but for the clause.

In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, the policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

The standard hazard insurance policies typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will typically provide that the insurer’s liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer, if any, may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special

Servicer, if any, in maintaining the insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of the cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. The costs may be recovered by the Master Servicer and the Special Servicer, if any, from the Collection Account, with interest on the costs, as provided by the Agreement.

Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.

Fidelity Bonds and Errors and Omissions Insurance

The Agreement for each series may require that the Master Servicer and the Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

Servicing Compensation and Payment of Expenses

The Master Servicer’s principal compensation for its activities under the Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a “Servicing Fee” (as defined in the related prospectus supplement). The exact amount or method of calculating the Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the Master Servicer’s servicing compensation will ordinarily decrease as the mortgage loans amortize.

In addition, the Agreement for a series may provide that the Master Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under “Description of the Certificates—Accounts” in this prospectus) and, except to the extent the income is required to be paid to the related borrowers, the escrow account.

If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.

The exact amount or method of calculating the servicing fee of the Special Servicer, if any, and the source from which the fee will be paid will be described in the prospectus supplement for the related series.

In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related prospectus supplement), may retain, or be entitled to the reimbursement of, any other amounts and expenses as are described in the related prospectus supplement.

Advances

The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances (“Advances”) with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make an Advance only to the extent that the Master Servicer has determined that the Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the Collection Account to the extent and in the manner described in the related prospectus supplement.

If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer’s Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.

The Master Servicer or other entity designated in the prospectus supplement as required to make advances may experience financial difficulties from time to time and be unable to advance or may, in light of increased delinquencies and foreclosures together with declining property values, make non-recoverability determinations with increasing frequency. Any change of the advancing policy or practices may alter or disrupt scheduled interest and principal payments advanced to the holders of certificates.

Modifications, Waivers and Amendments

If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without consent will be specified in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of the mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made any other determination described in the related prospectus supplement. Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer, if any, may give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.

The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of or consultation with an Operating Advisor.

Evidence of Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to us, the trustee or certificate administrator or any other party as may be identified in the related prospectus supplement, as applicable, on or before the date specified in the applicable Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Agreement in all material respects throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters With Respect to the Master Servicer, the Special Servicer and the Trustee

The Agreement for each series will provide unless otherwise specified in the related prospectus supplement that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. The Agreement will further provide unless otherwise specified in the related prospectus supplement that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from indemnification will reduce amounts distributable to Certificateholders and will be borne by Certificateholders in the manner described in the related prospectus supplement.

Neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties under the Agreement is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer’s obligations and duties under the Agreement. No resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer’s obligations and duties under the Agreement.

The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor or other party specified in the related prospectus supplement will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.

Servicer Termination Events

“Servicer Termination Events”) with respect to the Master Servicer and the Special Servicer, if any, under the Agreement for each series may include, among other things:

(i)    with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement (subject to any applicable grace period);

(ii)   with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required (subject to any applicable grace period) any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;

(iii)   with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related Agreement after written notice of the failure has been given to the applicable party;

(iv)  with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(v)   with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and

(vi)  with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

As long as a Servicer Termination Event remains unremedied, the Trustee may, and as long as a Servicer Termination Event remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement, at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, at which time the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee or as otherwise selected as described in the related prospectus supplement will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. “Voting Rights” means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.

CREDIT ENHANCEMENT

General

If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.

Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest on the certificates only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of (a) the amount payable under the credit enhancement, (b) any conditions to payment under the credit enhancement not otherwise described in this prospectus, (c) the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to the credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement. In addition, if the Certificateholders of the series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates (the “Subordinate Certificates”) to receive distributions of principal and interest on any Distribution Date will be subordinated to the rights of the Holders of senior certificates (the “Senior Certificates”) to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of the series. The right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of the series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.

The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable reserve fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.

Cross-Support Features

If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Letter of Credit

If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in the prospectus supplement (the “Letter of Credit Bank”). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-off Date or of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the Letter of Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Certificate Guarantee Insurance

If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. The certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a “voidable preference” payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Reserve Funds

If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Depositor may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on the reserve fund, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of the series by each Rating Agency. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.

Moneys deposited in any reserve fund will be invested in Permitted Investments at the direction of the Depositor or any other person specified in the related prospectus supplement. Any reinvestment income or other gain from the investments will be credited to the related reserve fund for the related series, and any loss resulting from the investments will be charged to the reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, the income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from the investment will be borne by the Master Servicer. The right of the Trustee to make draws on the reserve fund, if any, will be an asset of the Trust Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.

Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of mortgage loans in a Trust Fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the mortgage loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released. Instead, either the excess cash will (a) be paid to one or more senior classes of certificates as a principal payment, causing the aggregate principal balance of the mortgage loans to be greater than the aggregate principal balance of the certificates; the difference is overcollateralization or (b) available to offset principal losses and delinquencies after the principal balances of the classes of certificates specified in the related prospectus supplement have been paid in full. If so specified, the prospectus supplement will describes the periods during which, and the maximum amount up to which, such excess cash flow will be paid as principal.

SWAP AGREEMENT

If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to the series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement. In addition, if the Certificateholders of the series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB. A swap agreement may include one or more of the following types of arrangements.

Interest Rate Swap. In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal balance of the mortgage loans as it declines over time.

Interest Rate Caps. In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

Interest Rate Floors. In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

Interest Rate Collars. An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

Currency Swap. In a currency swap, the Trust Fund will exchange a stream of interest and principal payments on a class for the rate of interest on that class multiplied by the outstanding principal balance of the related class denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the related class.

YIELD CONSIDERATIONS

General

The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which the certificates are purchased, the amount and timing of any delinquencies and losses incurred by the class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly Balloon Payments) on the related mortgage loans (including delay in the payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in or as contemplated by the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, and delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in this prospectus for a description of certain provisions of the mortgage loans and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans.

Prepayment and Maturity Assumptions

The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers’ net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note or loan agreement. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities (“Balloon Payments”). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower’s equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in this prospectus.

If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of the series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to the classes.

The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on the investor’s yield to maturity. The effect of an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month (expressed as a rate per annum) relative to the then outstanding principal balance of a pool of new mortgage loans.

We cannot assure you that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the mortgage interest rates on the mortgage loans, the rate of prepayment can be expected to increase.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating to the prospectus supplement.

Mortgages and Deeds of Trust Generally

The mortgage loans for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by the lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest or in the mortgage to protect the mortgagee against termination of the interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.

Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although the priority may in some states be altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee’s or beneficiary’s knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic’s liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See “—Environmental Risks” below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

Rights of Mortgagees or Beneficiaries

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While this clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to these intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. The sales are made in accordance with procedures that vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained in the lease. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

The borrower, or any other person having a junior encumbrance on the real estate, may, after acceleration but not after a foreclosure sale has occurred, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee’s sale vary from state to state. In some states, prior to the trustee’s sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “—Rights of Redemption” below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the mortgaged property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee’s sale all known facts materially affecting the value of the property. This disclosure may have an adverse effect on the trustee’s ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute “fair consideration”. The reasoning and result of Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the “Bankruptcy Code”) was rejected, however, by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994). The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of the property and the outstanding principal balance of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of the debt, interest and expenses, the mortgagee’s debt will be extinguished. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s (including franchisor’s) perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See “—Environmental Risks” below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal balance of the mortgage loan, plus accrued interest.

In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower’s defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining the properties at foreclosure. These taxes could be substantial.

Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of the operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. Under Section 856(e)(3) of the Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding the property for the period is permissible under the applicable REMIC provisions.

Bankruptcy Issues

Automatic Stay

The Bankruptcy Code may affect the ability to enforce certain rights under a mortgage in the event that a borrower becomes the subject of a bankruptcy or reorganization proceeding under the Bankruptcy Code. Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor’s estate, which may delay the mortgagee’s exercise of such remedies, including foreclosure, in the event that such borrower becomes the subject of a proceeding under the Bankruptcy Code. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the recent bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a sponsor, the sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Modification of Lender’s Rights

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount, terms and priority of a mortgage securing a loan to a debtor may be modified under certain circumstances. The amount of the loan secured by the real property may be reduced to the then current value of the property pursuant to a confirmed plan of reorganization or lien avoidance proceeding, thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.

Leases and Rents

The legal proceedings necessary to resolve the above described bankruptcy issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Federal bankruptcy law may also interfere with or affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto clauses” could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases. In addition, under Section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. For example, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. Rents and leases may also escape an assignment of such rents and leases (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income. The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in post petition leases and rents. Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Lease Assumption or Rejection by Tenant

In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to (a) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the property, plus (b) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that the mortgaged properties (even a mortgaged property identified as a “shopping center” in this prospectus or in the prospectus supplement) would be considered shopping centers by a court considering the question.

Lease Rejection by Lessor – Tenant’s Rights

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing under the leases to the Master Servicer without offset. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Intercreditor Issues

Additionally, pursuant to subordination or intercreditor agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. We cannot assure you that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender. In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a mortgage loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud. It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee. Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the mortgage loan proceeds, in addition to the overall cross-collateralization. A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the Mortgaged Properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such Mortgaged Property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the certificates.

Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the Mortgaged Property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to the Mortgaged Property. However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the Mortgaged Property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Single Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the mortgage loans included in a Trust Fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the recent bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

State Law Limitations on Lenders

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See “—Rights of Redemption” below.

Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting the security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may then be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See “—Anti-Deficiency Legislation” below.

Installment Contracts

The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which are, have been the site of, or are located near other properties that have been the site of, manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing any mortgage loan or, (b) in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, and for natural resource damages, at such property, which liabilities could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Environmental reports are generally prepared for mortgaged properties that will be included in each mortgage pool. The environmental reports will generally be prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental assessment unless otherwise specified in the related prospectus supplement. In addition to the Phase I standards, many of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations will have been completed for some mortgaged properties to evaluate further certain environmental issues. Phase II investigation consists of sampling and/or testing.

Except as set forth below and in the related prospectus supplement, none of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those:

●	in which the adverse conditions were remediated or abated before the origination date of the related mortgage loan or date the related certificates are issued;

●	in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related mortgage loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental assessments;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

●
as to which the borrower or other responsible party will have obtained a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws;

●	involving radon; or

●	in which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

In certain cases, the identified condition was related to the presence of asbestos containing materials, lead based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”) may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition.

It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as a Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), a secured lender such as a Trust Fund may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA’s definition of “owner or operator”, however, is a person “who without participating in the management of a ... facility, holds indicia of ownership primarily to protect his security interest” (the “Secured-Creditor Exemption”). This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender’s activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Notwithstanding the Secured-Creditor Exemption, a lender may be held liable under CERCLA as an owner or operator, if the lender or its employees or agents participate in management of the property. The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) defines the term “participating in management” to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as “workout” steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

Amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the Secured-Creditor Exemption. In addition, under the amendments, a lender continues to be protected from CERCLA liability as an “owner or operator” after foreclosure as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Secured-Creditor Exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the Secured-Creditor Exemption.

The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for an exemption similar to the Secured-Creditor Exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise. Moreover, the liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “—Anti-Deficiency Legislation” below) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.

Rights of Redemption

In some states, after a foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of state specific provisions that may be material to investors for states where Mortgaged Properties securing a substantial principal balance of mortgage loans backing a particular series are located. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgagees

The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, and as a result, extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.

Anti-Deficiency Legislation

Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property which secures the related mortgage loan and not against the borrower’s other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower’s assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on the recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. Also, the enforcement of remedial actions in one state may adversely affect the enforcement of remedial actions in other states.

Statutory Liabilities

The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of mortgages. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Enforceability of Certain Provisions

Prepayment Provisions

Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal balance of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months’ interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

Due-on-Sale Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by Congress when it enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”). The legislation, subject to certain exceptions, provides for federal preemption of all state restrictions on the enforceability of due-on-sale clauses. Although the Garn-St Germain Act provides that due-on-sale clauses are enforceable, the Garn-St Germain Act states that a mortgagee is “encouraged” to permit an assumption of a loan at the existing mortgage rate of interest or at some other rate less than the average of the mortgage rates and the market rate. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

Unless otherwise specified in the related prospectus supplement, the Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-sale” clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

 Acceleration on Default

Some of the mortgage loans for a series will include a “debt acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting the defaulted payments.

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act“), a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by the borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code (“California Military Code”) provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan goes into default, there may be delays and losses occasioned as a result.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements“). Any of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. It is the policy of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the certificate administrator to comply with Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure. Failure to honor any request by the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, each of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act“) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its Mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the Mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion as part of a Trust Fund unless (i) the mortgage loan provides for the interest rate, discount points and charges as are permitted in the state or (ii) the mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the mortgagor’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of

Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken the action.

Leases and Rents

Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under the assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived from the lease to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Secondary Financing; Due-on-Encumbrance Provisions

Some of the mortgage loans for a series may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, the provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the related prospectus supplement, the Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms: (i) provides that the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the related Mortgaged Property, then for so long as the mortgage loan is included in a given Trust Fund, the Master Servicer or, if the mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicer (or the other party as indicated in the Agreement), on behalf of the Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the mortgage loan (x) to accelerate the payments on the mortgage loan, or (y) to withhold its consent to the creation of any lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal balance of the related mortgage loan.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

Americans With Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under the Act (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Terrorism Insurance Program

The Terrorism Risk Insurance Act of 2002 established the Terrorism Insurance Program. On December 26, 2007, the Terrorism Insurance Program was extended and amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 and was reauthorized and amended on January 12, 2105 until December 21, 2020 under the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA“).

The Terrorism Insurance Program is administered by the Secretary of the Treasury and provides some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government. The Terrorism Insurance Program does not cover nuclear, biological, chemical and radiological attacks.

In addition, no compensation is payable under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed a specified threshold, which is $100 million in 2015, subject to annual $20 million increases until the threshold is equal to $200 million. As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

Under the Terrorism Insurance Program, the federal share of compensation will be equal to 85% in 2015, subject to annual decreases of 1% until equal to 80%, of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by TRIPRA at 20% of an insurer’s direct earned premium for any program year). The federal share in the aggregate in any program year may not exceed $100 billion (with the insurers being liable for any amount that exceeds this cap).

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following represents the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, as to the matters discussed in this section. The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, where the related prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust Fund which does not include the retained interest payments. References to a “holder” or “Certificateholder” in this discussion generally mean the beneficial owner of a certificate.

This discussion addresses the federal income tax consequences of the treatment of the Trust Fund as a REMIC under “—Federal Income Tax Consequences for REMIC Certificates” below and as a grantor trust under “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below.

Federal Income Tax Consequences For REMIC Certificates

General

With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets in the Trust Fund as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion of a Trust Fund as to which a REMIC election will be made will be referred to as a “REMIC Pool“. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP has rendered its opinion that, assuming (i) the making of a timely election, (ii) compliance with all provisions of the applicable

Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. The Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to “REMIC” or “REMIC Pool” in this prospectus shall be deemed to refer to each REMIC Pool. If so specified in the related prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below. For purposes of this discussion, unless otherwise specified, the term “mortgage loans” will be used to refer to mortgage loans.

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care” (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code Section 7701(a)(19)(C), and otherwise will not qualify for this treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates that qualify for this treatment. Where multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will represent “qualified mortgages”, within the meaning of Code Section 860G(a)(3), for other REMICs. REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day”, which for purposes of this discussion is the date of issuance of the REMIC Certificates, and at all times after that date, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or participation interests in whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (a) the fair market value of the real property security, including its land, buildings and structural components, is at least 80% of the principal balance of the related mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan, and (ii) regular interests in another REMIC. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (a) of the preceding sentence as of the date of the last modification. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period after the Startup Day or (ii) in exchange for a “defective obligation” within a two-year period after the Startup Day. A “defective obligation” includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property, but only if the mortgage is disposed of within 90 days of discovery. A mortgage loan that is “defective” as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which the property is acquired with an extension that may be granted by the Internal Revenue Service (the “IRS”).

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for the following years. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that entity. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

If a series of certificates includes Exchangeable Certificates, each class of Exchangeable Certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of Exchangeable Certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The Exchangeable Certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of Exchangeable Certificates is discussed under “—Tax Treatment of Exchangeable Certificates” below.

Status of Regular Certificates

Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income on the Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust Fund would be so treated. For purposes of the foregoing tests, the REMIC Pools are treated as a single REMIC. If at all times 95% or more of the assets of the Trust Fund qualify for each of the foregoing treatments, the Regular Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on mortgage loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment. Certificates held by a domestic building and loan association will not be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Certificates

General

In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable to that Regular Certificate (other than accrued market discount not yet reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by the Regular Certificateholders.

Original Issue Discount

Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent the issues are not addressed in the OID Regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”)) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price”. The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder of such class for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude the amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below); provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on the Regular Certificates. Likewise, the Depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal balance (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in the prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of

Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to the classes and either an increase or decrease in the daily portions of original issue discount with respect to the classes.

In the case of a Random Lot Certificate, it is anticipated that the Trustee will determine the yield to maturity of the certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the certificate (or to the portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the class and by reducing the adjusted issue price of the class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of the class that was distributed. The Depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates”, (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate”, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that this class may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID Regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (i) is exceeded by the then-current principal balance of and non-qualified stated interest payments due on the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of the Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, the market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue discount as of the end of the period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest (including original issue discount) distributable on that Regular Certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or the following years, in which case the interest deferral rule will not apply. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the total stated redemption price at maturity of the Regular Certificate. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. A Regular Certificateholder that makes an election to amortize such premium will be deemed to have made an election to amortize bond premium on other debt instruments acquired by such holder with amortizable bond premium during that taxable year or thereafter. Final Treasury regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if a holder makes the election with respect to a premium bond, then the holder is deemed to make the election to amortize premium for all the premium bonds it holds at the beginning of the taxable year and all premium bonds it acquires thereafter. If a holder makes the election with respect to a market discount bond, then it is deemed to make the election to accrue market discount for all the market discount bonds it acquires at the beginning of the taxable year and all market discount bonds it acquires thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making this election.

Prepayment Premiums

Prepayment Premiums actually collected on the mortgage loans will be distributed to the Regular Certificates as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in the prospectus supplement. It is not entirely clear under the Code when the amount of prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums will be treated as giving rise to any income to the holder of such Classes of certificates prior to the Trustee’s actual receipt of a prepayment premium. Prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Regular Certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums.

Sale, Exchange or Retirement of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, or such Regular Certificate is redeemed or retired, such Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses on the Regular Certificate. Similarly, a holder who receives payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the Regular Certificate. A Regular Certificateholder who receives a final payment that is less than the Certificateholder’s adjusted basis in the Regular Certificate will generally recognize less.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of those taxpayers for property held for not more than one year, and long-term capital gains of those taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to the Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the Regular Certificateholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless. Under Code Section 166, except as provided below, it appears that the Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained (and not previously deducted) with respect to principal during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, the Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at the same time as the principal balance of any class or subclass of the Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect the losses only after all mortgage loans remaining in the Trust Fund have been liquidated or the class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the class. Although not free from doubt, a Regular Certificateholder with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Certificates are entitled to any deduction under Code Section 166 for bad debt loss. Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Tax Treatment of Exchangeable Certificates

Exchangeable Certificates Representing Proportionate Interests in Two or More REMIC Regular Interests. The related prospectus supplement for a series will specify whether an Exchangeable Certificate represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that Exchangeable Certificate. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC regular interest underlying that Exchangeable Certificate as if such REMIC regular interest were a Regular Certificate, as described under “—Taxation of Regular Certificates”. Consequently, a beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to original issue discount, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for original issue discount purposes. In addition, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated for original issue discount purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for the related underlying REMIC regular interests (or separate Exchangeable Certificates representing each underlying REMIC regular interest), (ii) sell one of those related REMIC regular interests (or Exchangeable Certificates representing such related REMIC regular interests) and (iii) retain one or more of the remaining related REMIC regular interests (or Exchangeable Certificates representing such related REMIC regular interests), the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests (or Exchangeable Certificates representing such related REMIC regular interests) sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and original issue discount with respect to the REMIC regular interests retained based on the beneficial owner’s basis in those REMIC regular interests.

As a result, when compared to treating each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument, aggregating the REMIC regular interests underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Trustee’s lack of information necessary to report computations that might be required by Code Section 1286, the Trustee will treat each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated, the timing of accruals of original issue discount applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the Exchangeable Certificates should be aggregated for original issue discount purposes.

Exchangeable Certificates Representing Disproportionate Interests in REMIC Regular Interests. The related prospectus supplement for a series will specify whether an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that Exchangeable Certificate. The tax consequences to a beneficial owner of an Exchangeable Certificate of this type will be determined under Code Section 1286, except as discussed below. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC regular interests. If an Exchangeable Certificate entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the Exchangeable Certificate should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the Exchangeable Certificate represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, the Trustee will treat each Exchangeable Certificate as a single debt instrument, regardless of whether the treatment described in the immediately preceding sentence could apply.

Under Code Section 1286, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and as having original issue discount equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to Regular Certificates under “—Taxation of Regular Certificates—Original Issue Discount”.

If the Exchangeable Certificate has original issue discount, the beneficial owner must include the original issue discount in its ordinary income for federal income tax purposes as the original issue discount accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue original issue discount using a method similar to that described with respect to the accrual of original issue discount on a Regular Certificate under “—Original Issue Discount”. A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating original issue discount would be one determined at the time the Exchangeable Certificate is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

In light of the application of Code Section 1286, a beneficial owner of an Exchangeable Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to an Exchangeable Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences should they fail to do so.

The rules of Code Section 1286 also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an Exchangeable Certificate, (ii) the beneficial owner sells some, but not all, of the Exchangeable Certificates, and (iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the Exchangeable Certificates sold and the part of the REMIC regular interests underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Code Section 1286 treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any original issue discount with respect to the retained Exchangeable Certificates as described above. Code Section 1286 does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related Exchangeable Certificates and retains all the Exchangeable Certificates, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Certificate (or portion of the cost of REMIC regular interests allocable to the Exchangeable Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Sale, Exchange or Retirement of Regular Certificates”.

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (that is not an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable Certificates that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Code Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

Treatment of Exchanges. If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

Taxation of Residual Certificates

Prospective investors in the Residual Certificates should carefully read the following discussion. Prospective investors are cautioned that the REMIC taxable income on the Residual Certificates and the tax liabilities on the Residual Certificates will exceed cash distributions to the holder of the Residual Certificates during some or all periods, in which event such holder must have sufficient sources of funds to pay such tax liabilities. Due to the special tax treatment of REMIC residual interests, the after-tax return on the Residual Certificates may be zero or negative. In the following discussion, the term “Residual Certificateholder” refers to the holder of the Residual Certificates. Unless otherwise noted below, the following discussion applies separately to the Residual Certificates’ residual interest in each REMIC in the issuing entity. A Residual Certificateholder must account separately for its interest in the REMIC Pool and cannot offset gains from one REMIC Pool with losses from another REMIC Pool.

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of Residual Certificateholders, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss of the Residual Certificateholder for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and

(iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC’s gross income less deductions. The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans (reduced by amortization of any premium on the mortgage loans), plus issue premium on Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of purchase premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that the classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal balance of the series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates. However to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to given mortgage loan will remain constant over time as a percentage of the outstanding principal balance of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income”. The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return. In addition, a Residual Certificateholder’s taxable income during certain periods may exceed the income reflected by the Residual Certificateholder for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

Basis and Losses

A REMIC Pool will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as such REMIC Pool’s taxable income. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom the loss was disallowed and may be used by the Residual Certificateholder only to offset any income generated by the same REMIC Pool. A cash distribution to a Residual Certificateholder that exceeds such holder’s adjusted basis will be treated as a gain from the sale or exchange of the Residual Certificate.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. The recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under “—Taxation of REMIC Income”, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic Residual Certificates. The regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income: (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a non-economic Residual Certificate sells or otherwise disposes of the non-economic Residual Certificate, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition. Residual Certificateholders should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the Trustee intends to compute REMIC income and expense in accordance with the Code and applicable Treasury regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Acquisition Premium. Generally, the REMIC Pool’s treatment of original issue discount and acquisition premium will be determined in the same manner as original issue discount income on, and acquisition premium for, Regular Certificates as described above under “—Taxation of

Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”, without regard to the de minimis rule described in those sections, and “—Taxation of Regular Certificates—Acquisition Premium” above.

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium”, a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant interest method. Amortizable bond premium, if any, will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to the mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

The Code provides that a portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the “excess inclusion”, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased (but not below zero) by any distributions made with respect to the Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of the Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and that portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to the Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they apply to the date of the transfer. This tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during such period the interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, (i) “Disqualified Organization” means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis; and (iii) an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless, among other things (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the affirmations made by the transferee pursuant to such affidavit are false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. For purposes of this discussion, “Disqualified Non-U.S. Person” means with respect to the Residual Certificates, (a) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Person; (b) any person other than a U.S. Person (a “Non-U.S. Person”) or its agent other than (i) a Non-U.S. Person that holds the Residual Certificates in connection with the conduct of a trade or business within the United States and has furnished the transferor and the certificate administrator with an effective IRS Form W-8ECI or (ii) a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificates to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes; or (c) a U.S. Person with respect to which income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing the information.

Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under “—Taxation of Certain Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations”. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person and (iv) the transfer satisfies one of the following two tests:

(A)   the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of the present value off: (1) any consideration given to the transferee to acquire the residual interest (the inducement payment), (2) future distributions on the residual interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the transferee, or

(B)   the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in (i) through (iii), but not (iv) above as part of the affidavit described above under “—Disqualified Organizations”. The transferor must have no actual knowledge or reason to know that any statements are false.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the related prospectus supplement a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).

In addition, under Treasury regulations, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Similar rules apply to excess inclusions allocable to Non-U.S. Persons through certain other pass-through entities. Accordingly, the Agreement with respect to each series of certificates will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Non-U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Basis and Losses”) of the Residual Certificateholder in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that Distribution Date. The income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in the Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if the Residual Certificateholder holds the Residual Certificate as a capital asset under Code Section 1221, then the Residual Certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark-to-Market Regulations

Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. Treasury regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as “foreclosure property” for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a Mortgaged Property to qualify as foreclosure property, any operation of the Mortgaged Property by the REMIC Pool generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the REMIC Pool would reduce amounts available for distribution to Certificateholders.

The Master Servicer or Special Servicer, if any, is required to determine generally whether the operation of foreclosure property in a manner that would subject the REMIC Pool to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the REMIC Pool to such tax.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the related prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, a REMIC Pool generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of the Residual Certificates will be the “tax matters person” of the REMIC Pool for purposes of representing Residual Certificateholders in connection with any IRS proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the related Agreement. Certain tax information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC Pool’s returns, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the Trustee, in a manner to be provided in the Treasury regulations, with the name and address of such person and other information.

Limitations on Deduction of Certain Expenses

An investor in the Residual Certificates that is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a specified statutory amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, the deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other non-interest expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. The investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. All the expenses will be allocable to the Residual Certificates or as otherwise indicated in the prospectus supplement.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to the Regular Certificateholders that are non resident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the REMIC (or possibly one or more borrowers) and (ii) provides the Trustee, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN or W-8BEN-E, if the Non-U.S. Person is an individual or an entity (such as a corporation), respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN, W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest”, subject to the conditions described in “—Regular Certificates” above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets in that Trust Fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion”. See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income” above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, the amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential” and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Unless otherwise stated in the related prospectus supplement, transfers of Residual Certificates to investors that (i) are Non-U.S. Persons, or (ii) are U.S. Persons and classified as partnerships under the Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) Non-U.S. Persons, will be prohibited under the related Agreement.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on or after July 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a rate of 28% on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Certificates, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability. Regular Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request the information from the nominee.

The IRS’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “—Limitations on Deduction of Certain Expenses” above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “—Status of REMIC Certificates”.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a manner different than the regular income tax. U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Federal Income Tax Consequences for Certificates
as to Which No REMIC Election Is Made

Standard Certificates

General

In the event that the applicable Agreement provides that no election is made to treat a Trust Fund (or a segregated pool of assets in that Trust Fund) with respect to a series of Certificates that are not designated as “Stripped Certificates”, as described below, as a REMIC (Certificates of this series shall be referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i).

Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each Standard Certificate (a “Standard Certificateholder”) in a series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “—Recharacterization of Servicing Fees”. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on the mortgage loans, original issue discount (if any), Prepayment Premiums, assumption fees, and late payment charges received by the Master Servicer, in accordance with Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all the administrative and other expenses of the Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, the investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the Standard Certificates with respect to interest at the pass-through rate on the Standard Certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Recharacterization of Servicing Fees” and “—Stripped Certificates”, respectively.

Tax Status

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.           A Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.           A Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on the assets will be considered “interest on obligations secured by mortgages on real property” to the extent within the meaning of Code Section 856(c)(3)(B).

3.           A Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of

Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or after acquisition.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium”.

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal balance of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal balance of the mortgage loans (i.e., points) will be includible by the holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount”, except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual.

Recharacterization of Servicing Fees

If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

Accordingly, if the IRS’s approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as “stripped coupons” and “stripped bonds”. Subject to the de minimis rule discussed below under “—Stripped Certificates”, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the Stripped Certificateholder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on the Standard Certificate. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss upon the sale or exchange of a Standard Certificate would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of the taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates”.

The certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard Certificates—Recharacterization of Servicing Fees” above) and (iii) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the Master Servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under “—Standard Certificates—Recharacterization of Servicing Fees” above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Certificates—General”, subject to the limitation described in that section.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under “—Taxation of Stripped Certificates—Possible Alternative Characterizations”, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount”, without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in the computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for this treatment. The application of the Code provisions to buy-down mortgage loans is uncertain. See “—Standard Certificates—Tax Status” above.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under “—General”, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “— Variable Rate Regular Certificates”. However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under “—General”, the issue price of a Stripped Certificate will be the purchase price paid by each Stripped Certificateholder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to the Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in the Stripped Certificate, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Sale, Exchange or Retirement of Regular

Certificates”. To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes the classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect to the Stripped Certificate. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during the year, the information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable the Certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates the reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the Trustee will also file the original issue discount information with the IRS. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.

The IRS has published final regulations establishing a reporting framework for interests in “widely held fixed investment trusts” and placing the responsibility for reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with the Trust Fund, the trustee will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Standard Certificates or Stripped Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the Agreement, the Trust Fund’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any Trust Fund assets were disposed of or the Standard Certificates or Stripped Certificates, as applicable, are sold in secondary market sales, the portion of the gross proceeds relating to the Trust Fund assets that are attributable to such Certificateholder. The same requirements would be imposed on middlemen holding such certificates on behalf of Certificateholders. Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before (a) the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request if any trust assets are interests in another widely-held fixed investment trust or REMIC regular interests, and otherwise (b) the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of the certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates”.

In addition, Standard Certificateholders or Stripped Certificateholders that are “foreign financial institutions” may be required to provide additional information under FATCA. See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Foreign Investors—FATCA”.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”. See “—Federal Income Tax Consequences for REMIC Certificates—3.8% Medicare Tax on “Net Investment Income”.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the Federal income tax consequences described in “Material Federal Income Tax Consequences” in this prospectus, potential investors should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the certificates. State, local and other tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state, local and other tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA“), and Section 4975 of the Code impose certain restrictions on certain retirement plans and other employee benefit plans or arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (collectively, “ERISA Plans”) and on persons who are “parties in interest” (as defined in Section 3(14) of ERISA) or “disqualified persons” (as defined in Section 4975(e)(2) of the Code) with respect to such ERISA Plans. Sections 401-414 of ERISA impose certain duties on persons who are fiduciaries (as defined in Section 3(21) of ERISA) of ERISA Plans. Section 406 of ERISA prohibits certain transactions between an ERISA Plan and fiduciaries and/or parties in interest with respect to such ERISA Plan and Section 4975 of the Code imposes a tax on certain prohibited transactions between an ERISA Plan and a disqualified person with respect to such ERISA Plan. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and, provided no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA or the Code. However, such plans (collectively, with ERISA Plans, “Plans”) may be subject to the provisions of applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA and the Code.

Investments by ERISA Plans and entities the assets of which are deemed to include ERISA Plan assets are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. The fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans from engaging in certain transactions involving the ERISA Plans and their assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in the prohibited transactions. The Depositor, the Master Servicer, the Special Servicer, the Trustee or certain affiliates of the Depositor, Master Servicer, Special Servicer or Trustee, might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan. If so, the acquisition or holding of certificates by or on behalf of the ERISA Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

Special caution should be exercised before the assets of an ERISA Plan are used to purchase a certificate if, with respect to the assets, the Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or an affiliate of the Depositor, Master Servicer, Special Servicer or Trustee, either: (a) has investment discretion with respect to the investment of the assets of the ERISA Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the ERISA Plan.

Further, if the assets included in a Trust Fund were deemed to constitute “plan assets”, of an ERISA Plan, it is possible that an ERISA Plan’s investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code.

The U.S. Department of Labor (the “Department”) has issued regulations (the “Plan Asset Regulations”) concerning whether or not an ERISA Plan’s assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the ERISA Plan acquires an “equity interest” (such as a certificate) in the entity. Section 3(42) of ERISA modifies the Plan Asset Regulations in certain respects.

Certain exceptions are provided in the Plan Asset Regulations, through which an investing ERISA Plan’s assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can we assure you whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors”, which are defined as ERISA Plans, and entities whose underlying assets include plan assets by reason of an ERISA Plan’s investment in any of those entities, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

Pursuant to the Plan Asset Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of an ERISA Plan’s investment in any certificates, the plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund. Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each ERISA Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by an ERISA Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an “Underwriter’s Exemption”). The Underwriter’s Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which the underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If the Underwriter’s Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to that possibility.

Unrelated Business Taxable Income — Residual Interests

The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including most varieties of ERISA Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Certificate on behalf of, a “Disqualified Organization“, which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates”.

Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisition and ownership of certificates. Individuals responsible for investment decisions for Plans not subject to ERISA or the Code should consult with their counsel regarding the applicability of, and restrictions imposed by, Similar Law with respect to the acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certificates that will qualify as “mortgage related securities” will be those that (1) are rated in one of two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the offered certificates, are subject to significant interpretive uncertainties. Except as may be specified in the prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of offered certificates by any NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

THE APPRAISAL REGULATIONS

Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”), the Federal Reserve Board, the OCC, the FDIC and the OTS have adopted regulations (the “Appraisal Regulations”) applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. §§ 225.61-225.67), national banks (12 C.F.R. §§ 34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a “FIRREA Appraisal”) in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the certificates offered in this prospectus, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

We cannot assure you that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, the information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of the regulations on their ability to invest in a particular series of certificates.

PLAN OF DISTRIBUTION

The certificates offered by this prospectus and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of certificates will describe the method of offering of that series of certificates, including the initial public offering or purchase price of each class of offered certificates or the method by which the price will be determined and the net proceeds to the Depositor of the sale.

The offered certificates will be offered through the following methods from time to time and offerings of different series may be made concurrently through more than one of these methods or an offering of a particular series of certificates may be made through a combination of two or more of these methods:

1.	By negotiated firm commitment underwriting and public reoffering by underwriters specified in the related prospectus supplement;

2.	By placements by the Depositor with investors through dealers; and

3.	By direct placements by the Depositor with investors.

As more fully described in the related prospectus supplement, if underwriters are used in a sale of any offered certificates, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Credit Suisse Securities (USA) LLC acting as sole underwriter or together with such other underwriters, if any, named in the prospectus supplement. The Depositor is an affiliate of Credit Suisse Securities (USA) LLC and, as such, Credit Suisse Securities (USA) LLC will have a conflict of interest in underwriting any offered certificates. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of offered certificates will be obligated to purchase all the certificates if any are purchased. The Depositor and, if specified in the prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect of these liabilities.

In the ordinary course of business, Credit Suisse Securities (USA) LLC, or its affiliates, and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor’s mortgage loans pending the sale of the mortgage loans or interests in those mortgage loans, including the certificates.

If specified in the prospectus supplement relating to a series of certificates, a holder of one or more classes of offered certificates that is required to deliver a prospectus in connection with the offer and sale of the offered certificates may offer and sell, pursuant to this prospectus and a related prospectus supplement, the classes directly, through one or more underwriters to be designated at the time of the offering of the offered certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any offer and sale of offered certificates by a selling certificateholder will be set forth on the cover of the prospectus supplement applicable to the certificates and the members of the underwriting syndicate, if any, will be named in the prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by the selling certificateholder to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in the offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in a selling Certificateholder’s offering of certificates may receive compensation in the form of underwriting discounts or commissions from the selling Certificateholder, and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the offered certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

If the offered certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and the purchasers of the offered certificates. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

The place and time of delivery for each series of certificates offered by means of this prospectus and the related prospectus supplement will be set forth in the prospectus supplement with respect to each series.

If specified in the prospectus supplement relating to certificates of a particular series offered by means of this prospectus, the Depositor, any affiliate of the Depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the offered certificates from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. The purchaser may from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the offered certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser’s offering of the offered certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the offered certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the offered certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

INCORPORATION OF CERTAIN INFORMATION
BY REFERENCE

The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the related prospectus supplement. Information that we file later with the SEC will automatically update the information in this prospectus and the related prospectus supplement. All documents (other than Annual Reports on Form 10-K) filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the office of the Secretary, 11 Madison Avenue, New York, New York 10010 (phone: 212/325-2000).

This prospectus and the related prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC, including annual reports on Form 10-K, distribution reports on Form 10-D, and current reports on Form 8-K, can be inspected, read and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E. Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Depositor has filed the registration statement (SEC File No. 333-199921), including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s website. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of the Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 200 West Street, New York, New York 10282 (phone: 1-866-471-2526), Attention: Prospectus Department.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates offered by this prospectus and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP or by other counsel identified in the related prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the registration statement pursuant to which the offering is being made, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the related prospectus supplement that at least one NRSRO shall have rated the certificates in one of the four highest rating categories.

Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets to which such securityholders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments. Furthermore, ratings on mortgage-backed securities do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. You should evaluate each security rating independently of any other security rating.

INDEX OF DEFINED TERMS

		FIRREA	111
1		FIRREA Appraisal	111
		Form 8-K	38
1986 Act	78
		G
A
		Garn-St Germain Act	69
ADA	74
Advances	44	H
Agreement	27
Appraisal Regulations	111	Holders	29
Assessment of Compliance	46
		I
B
		Insurance Proceeds	30
Balloon Payments	52	IRS	77
Bankruptcy Code	56
beneficial owner	28	L

C		Lender Liability Act	66
		Letter of Credit Bank	49
California Military Code	70
CERCLA	66	M
Certificateholders	29
Closing Date	38	Master Servicer	41
Code	75	Master Servicer Remittance Date	31
Collection Account	30	Mortgage Loan File	39
Cut-off Date	30	Mortgage Loan Schedule	39
		Mortgaged Property	36
D		Mortgages	36

Defective Mortgage Loans	40	N
Department	109
Depositor	26	Non-U.S. Person	93
Depository	28	NRSRO	27
Disqualified Non-U.S. Person	93
Disqualified Organization	110	O
Distribution Account	30
Distribution Date	29	OID Regulations	79
		Operating Advisor	42
E
		P
EDGAR	34, 114
Environmental Condition	66	Pass-Through Entity	92, 93
ERISA	108	Patriot Act	71
ERISA Plans	108	Permitted Investments	32
Exchange Act	27	Plan Asset Regulations	109
Exchangeable Certificates	34	Plans	108
		Prepayment Assumption	80
F		Prepayment Premium	31
		Property Protection Expenses	31
FATCA	99
FDIA	21
Financial Intermediary	28

R		Servicing Fee	44
		Similar Law	108
Random Lot Certificates	79	SMMEA	110
Rating Agency	27	Special Servicer	41
REA	7	Specially Serviced Mortgage Loans	41
Regular Certificateholder	78	Standard Certificateholder	101
Regular Certificates	75	Standard Certificates	100
Regulation AB	25	Startup Day	76
Relief Act	70	Stripped Certificateholder	105
REMIC	32	Stripped Certificates	100, 104
REMIC Certificates	75	Subordinate Certificates	48
REMIC Pool	75	Substitute Mortgage Loans	40
REMIC Regulations	75
REO Account	31	T
REO Property	30
Repurchase Price	40	Title V	72
Requirements	71	Title VIII	72
Residual Certificateholder	88	TRIPRA	74
Residual Certificates	75	Trust Fund	27
Responsible Party	39	Trustee	36

S		U

SEC	25	U.S. Person	94
Secured-Creditor Exemption	66	Underwriter’s Exemption	109
Securities Act	28
Senior Certificates	48	V
Servicer Termination Events	47
		Voting Rights	48

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and prospectus supplement is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and prospectus supplement is current only as of its date.

$1,054,241,000
(APPROXIMATE)

CSAIL 2015-C1 Commercial
Mortgage Trust
(as Issuing Entity)

Credit Suisse First Boston
Mortgage Securities Corp.
(as Depositor)

Commercial Mortgage
Pass-Through Certificates,
Series 2015-C1

Prospectus Supplement

Certificate Summary	S-13
Summary of Prospectus Supplement	S-15
Risk Factors	S-63
Description of the Mortgage Pool	S-129
Transaction Parties	S-214
Description of the Offered Certificates	S-278
Yield, Prepayment and Maturity Considerations	S-304
The Pooling and Servicing Agreement	S-316
Use of Proceeds	S-383
Material Federal Income Tax Consequences	S-383
State and Local Tax Considerations	S-386
ERISA Considerations	S-386
Legal Investment	S-389
Legal Matters	S-389
Certain Legal Aspects of the Mortgage Loans	S-389
Ratings	S-391
Plan of Distribution (Underwriter Conflicts of Interest)	S-393
Index of Significant Definitions	S-395
Annex A—Statistical Characteristics of the Mortgage
Loans	A-1	Class A-1	$43,251,000
Annex B—Structural and Collateral Term Sheet	B-1	Class A-2	$56,329,000
Annex C—Mortgage Pool Information	C-1	Class A-3	$270,000,000
Annex D—Form of Distribution Date Statement	D-1	Class A-4	$405,275,000
Annex E-1—Sponsor Representations and Warranties	E-1-1	Class A-SB	$74,606,000
Annex E-2—Exceptions to Sponsor Representations and		Class X-A	$934,407,000
Warranties	E-2-1	Class X-B	$66,743,000
Annex F—Class A-SB Scheduled Principal Balance		Class A-S	$84,946,000
Schedule	F-1	Class B	$66,743,000
		Class C	$53,091,000
Prospectus

Table of Contents	2
Summary of Prospectus	4
Risk Factors	5
The Prospectus Supplement	24
The Depositor	26	PROSPECTUS SUPPLEMENT
The Sponsors	26
Use of Proceeds	26
Description of the Certificates	27
The Mortgage Pools	36
Servicing of the Mortgage Loans	41	Credit Suisse Lead Manager and Sole Bookrunner Wells Fargo Securities Co-Manager March 10, 2015
Credit Enhancement	48
Swap Agreement	51
Yield Considerations	51
Certain Legal Aspects of the Mortgage Loans	53
Material Federal Income Tax Consequences	75
State and Local Tax Considerations	108
ERISA Considerations	108
Legal Investment	110
The Appraisal Regulations	111
Plan of Distribution	111
Incorporation of Certain Information by Reference	113
Legal Matters	114
Ratings	114
Index of Defined Terms	115

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.